    As filed with the Securities and Exchange Commission on September 6, 2002
                                                      Registration No. 333-85666
================================================================================
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            ------------------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-11
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             -----------------------

                      INLAND RETAIL REAL ESTATE TRUST, INC.
        (Exact name of registrant as specified in governing instruments)

                         ------------------------------

                              2901 BUTTERFIELD ROAD
                            OAK BROOK, ILLINOIS 60523
                                 (630) 218-8000
               (Address, including zip code, and telephone number,
              including, area code of Principal executive offices)

                             ----------------------

                              ROBERT H. BAUM, ESQ.
           VICE CHAIRMAN, EXECUTIVE VICE PRESIDENT AND GENERAL COUNSEL
                             THE INLAND GROUP, INC.
                              2901 BUTTERFIELD ROAD
                            OAK BROOK, ILLINOIS 60523
                                 (630) 218-8000
          (Name and address, including zip code, and telephone number, including area code of agent for service)

                           --------------------------

                                 WITH A COPY TO:
                             DAVID J. KAUFMAN, ESQ.
                                DUANE MORRIS LLC
                             227 WEST MONROE STREET
                                   SUITE 3400
                             CHICAGO, ILLINOIS 60606
                                 (312) 499-6700


--------------------------------------------------------------------------------
================================================================================

         This Post-Effective Amendment No. 1 consists of the following:

         1. Sticker Supplement No. 7 dated September 6, 2002 to the Registrant's Prospectus dated June 7, 2002, included herewith, which will be affixed to the bottom five inches of the cover page of the Registrant's Prospectus so that it will not in any way cover the bullet point risk factors on the cover page.

         2. Supplement No. 7 dated September 6, 2002 to the Registrant's Prospectus dated June 7, 2002, included herewith, which will be delivered as an unattached document along with the Prospectus dated June 7, 2002.

         3. The Registrant's final form of Prospectus dated June 7, 2002, previously filed pursuant to Rule 424(b)(1) on June 7, 2002 and refiled herewith.

         4. Part II, included herewith.

         5. Signatures, included herewith.

                      INLAND RETAIL REAL ESTATE TRUST, INC.
                               STICKER SUPPLEMENT

This Sticker Supplement No. 7 dated September 6, 2002 to our Prospectus dated June 7, 2002 summarizes Supplement No.7 which updates information in the "Real Property Investments," "Management," "Investment Objectives and Policies," "Principal Stockholders," "Management's Discussion and Analysis of our Financial Condition and Results of Operations," "Prior Performance of our Affiliates," "Description of Securities," "Distribution Reinvestment and Share Repurchase Programs," "Experts" and "Plan of Distribution" sections of our Prospectus. This Supplement No. 7 supplements, modifies or supersedes certain information contained in our Prospectus, Supplement No. 6 dated August 27, 2002, Supplement No. 5 dated August 16, 2002, Supplement No. 4 dated July 25, 2002, Supplement No. 3 dated July 17, 2002, Supplement No. 2 dated July 2, 2002 and Supplement No. 1 dated June 18, 2002, and must be read in conjunction with our Prospectus.

                                SUPPLEMENT NO. 7
                             DATED SEPTEMBER 6, 2002
                      TO THE PROSPECTUS DATED JUNE 7, 2002
                    OF INLAND RETAIL REAL ESTATE TRUST, INC.

We are providing this Supplement No. 7 to you in order to supplement our Prospectus. This Supplement updates information in the "Real Property Investments," "Management," "Investment Objectives and Policies," "Principal Stockholders," "Management's Discussion and Analysis of our Financial Condition and Results of Operations," "Prior Performance of Our Affiliates," "Description of Securities," "Distribution Reinvestment and Share Repurchase Programs," "Experts" and "Plan of Distribution" sections of our Prospectus. This Supplement No. 7 supplements, modifies or supersedes certain information contained in our Prospectus and prior supplements and must be read in conjunction with our Prospectus.

                                TABLE OF CONTENTS

                                                                                 Supplement No. 7   Prospectus
                                                                                     Page No.        Page No.
                                                                                 -----------------------------
Real Property Investments                                                                2              92
Management                                                                               7              53
Investment Objectives and Policies                                                       7              81
Principal Stockholders                                                                   8              76
Management's Discussion and Analysis of our Financial Condition and
  Results of Operations                                                                  9             116
Prior Performance of our Affiliates                                                     27              40
Description of Securities                                                               34             133
Distribution Reinvestment and Share Repurchase Programs                                 34             196
Experts                                                                                 34             202
Plan of Distribution                                                                    35             185

                            REAL PROPERTY INVESTMENTS

The discussion under this section, which starts on page 92 of our Prospectus is modified and supplemented by the following information regarding properties we acquired or propose to acquire.

                                                            APPROX.
                                                          ACQUISITION                              PHYSICAL
                                                             COSTS,                    GROSS     OCCUPANCY
                                                           INCLUDING                  LEASABLE     AS OF
                                      YEAR      DATE       EXPENSES     ENCUMBRANCE     AREA      6/30/02   NO. OF       MAJOR
         PROPERTY            TYPE    BUILT    ACQUIRED      ($)(1)          ($)       (SQ. FT.)     (%)     TENANTS    TENANTS(2)
------------------------------------------------------------------------------------------------------------------------------------
Shoppes at Lake Mary
  Collection                  NC      2001     08/29/02    12,500,000        --         69,875      100       18     Staples
Lake Mary Boulevard
  and Sun Drive
Lake Mary, FL

Eckerd Drug Stores            SU      2002     08/08/02     2,721,000        --         10,908      100        1     Eckerds
US 29 and Blackstock Rd
Spartanburg, SC

Forestdale Plaza              NC      2001     08/13/02     6,638,000        --         53,239      85         9     Food Lion
West Main Street and
  Ragsdale Road
Jamestown, NC


Wakefield Crossing            NC      2001     08/08/02   $10,750,000        --         75,929      85        16     Food Lion
Wakefield Pines Drive
  and New Falls of Neuse
  Road
Raleigh, NC

Sexton Commons                NC      2001     08/07/02    $8,000,000        --         44,840      92         4     Harris Teeter
  Phase I & II
US Highway 401 and
  Purfoy Road
Fuquay Varina, NC

Sycamore Commons              NC     2001/    07/22/02     39,146,000        --        247,521      97        22     Dicks Sporting
Highway 74 and                        2002                                                                           Goods
  Highway 51
Matthews, NC

Circuit City Center           NC      1999    07/11/02     11,413,000       6,275,000   78,625      97        15     Circuit City
Good Homes Road and                                                                                                  Staples
  West Colonial Drive
Orlando, FL

McFarland Plaza               NC      1999    07/11/02     15,325,000       8,425,000  222,019      97        16     Toys R Us
McFarland Boulevard                                                                                                  Office Max
  and Hargrove Road                                                                                                  Steinmart
Tuscaloosa, AL                                                                                                       Theater

Walk at Highwood              NC      2001    07/11/02     24,683,000      13,230,000  134,063      97        17     Michael's
Preserve Phase I                                                                                                     Linen N Things
Bruce B. Downs                                                                                                       Circuit City
  Boulevard
Tampa, FL

                                                            APPROX.
                                                          ACQUISITION                            PHYSICAL
                                                             COSTS,                    GROSS     OCCUPANCY
                                                           INCLUDING                  LEASABLE     AS OF
                                      YEAR      DATE       EXPENSES     ENCUMBRANCE     AREA      6/30/02   NO. OF       MAJOR
         PROPERTY            TYPE    BUILT    ACQUIRED      ($)(1)          ($)       (SQ. FT.)     (%)     TENANTS    TENANTS(2)
------------------------------------------------------------------------------------------------------------------------------------
Eckerd Drug Store              D     To be      Land        1,165,000        --             --      --        --     Eckerds
US 29 and SC 101                     built    Acquired
Woodruff, SC                                  7/01/02

Chesterfield Crossing         NC      2000    06/28/02     11,600,000       6,380,000   68,934      100       17     PETsMART
Hull Road and Warboro                                                                                                Fashion Bug
  Road                                                                                                               Ben Franklin
Richmond, VA                                                                                                         Crafts

Bass Pro Shops                SU      1999    06/27/02     18,200,000       9,100,000  165,000      100        1     Bass Pro Shops
200 Gulf Stream Way
Dania Beach, FL

Circuit City                  SU      2001    06/24/02      4,477,000       2,470,000   33,056      100        1     Circuit City
Highway 27 and Three
  Mile Road
Rome, GA

Circuit City                  SU      2001    06/24/02      5,647,000       3,120,000   33,243      100        1     Circuit City
6200 20th Street and
  Highway 60
Vero Beach, FL

Hillsboro Square              NC      1961    06/11/02     19,174,000      12,100,000  145,318       81       22     Publix (3)
Hillsboro Boulevard and
  Highway One
Deerfield Beach, FL

Stonebridge Square            NC      2001    06/12/02     19,484,000(4)   10,900,000  160,188       95       12     Kohl's
Crossville Road                                                                                                      Linens N Things
Roswell, GA

Ward's Crossing               NC      2001    06/14/02     11,100,000       6,090,000   80,980       92        8     Michael's
US 29 and Highway 460                                                                                                Pier I
Lynchburg, VA                                                                                                        Bed Bath and
                                                                                                                     Beyond

   (1) Our acquisition costs may increase by additional costs, which have not been finally determined. We expect any additional costs to be insignificant.

   (2) Major tenants include tenants leasing more that 10% of the gross leasable area of the individual property.

   (3) The existing Publix has been torn down and a new Publix will be built, reopening in about October 2002. Publix will pay a substantial portion of the costs to rebuild. We will pay the balance of the construction cost, approximately $2,500,000, on a monthly draw basis, pursuant to a contract with the developer of the new Publix.

   (4) This is the acquisition cost of the property before we received a credit for the $2,860,000 we originally invested in the joint venture with the developer of this property.

   NC    Neighborhood and Community Retail Shopping Center
   SU    Single User Retail Property
   D     Development Project

TENANTS

The following chart replaces information included in the chart on page 104 of our Prospectus and sets forth information regarding the ten individual tenants at our properties comprising the greatest gross leasable area and greatest 2002 annualized base rent based on the properties owned as of August 26, 2002.

                                                      Percent of total                    Percent of total
                           Total           Gross       gross leasable      Annualized      annualized base
                         number of     leasable area        area            base rent          rent
     Tenant               Stores         (Sq. Ft.)          (%)                ($)             (%)
----------------------------------------------------------------------------------------------------------
Publix                      17             756,430          7.8             6,309,169          6.1
Kmart                        4             392,189          4.1             2,438,268          2.4
Wal-Mart                     2             387,381          4.0             2,112,216          2.1
Kohls                        4             346,336          3.6             2,543,832          2.5
Lowes Home Center            3             307,974          3.2             2,167,344          2.1
Circuit City                 9             292,298          3.0             4,123,130          4.0
Goodys                       7             268,895          2.8             2,436,672          2.4
PETsMART                    11             263,296          2.7             3,067,764          3.0
Bealls                       7             245,124          2.5             1,497,216          1.4
Ross                         7             231,564          2.4             2,050,404          2.0

WESTSIDE CENTER, HUNTSVILLE, AL

On August 29, 2002, we purchased the $43,445,000 first mortgage loan on the newly constructed Westside Center from Columbus Bank and Trust. The loan requires monthly interest only payments at an annual interest rate of 9.25%. We intend to acquire this property on or before February 28, 2003, once the center is completed and additional space has been leased.

POTENTIAL PROPERTY ACQUISITIONS

We are currently considering acquiring the following properties. Our decision to acquire these properties will generally depend upon

     - no material adverse change occurring in the properties, the tenants or the local economic conditions;
     - our receipt of sufficient net proceeds from this offering to make these acquisitions or sufficient availability of credit; and
     - our receipt of satisfactory due diligence information including appraisals, environmental reports and lease information.

Other properties may be identified in the future that we may acquire before or instead of these properties. We cannot guarantee that we will complete these acquisitions.

In evaluating each property as a potential acquisition and determining the appropriate amount of consideration to be paid for the property, we considered a variety of factors including overall valuation of net rental income, location, demographics, tenant mix, quality of tenants, length of leases, price per square foot, occupancy and the fact that overall rental rates at the shopping center are comparable to market rates. We believe that the properties are well located, have acceptable roadway access, attract high-quality tenants, are well maintained and have been professionally managed. The properties will be subject to competition from similar shopping centers within their market area, and their economic performance could be affected by changes in local economic conditions. We did not consider any other factors materially relevant in our decision to acquire these properties.

We anticipate purchasing the following properties from unaffiliated third parties. We intend to purchase the following properties with our own funds, unless noted otherwise. We expect to finance the unencumbered properties at a later date.

                                                          ESTIMATED                    PHYSICAL
                                                         ACQUISITION         GROSS     OCCUPANCY
                                                       COSTS INCLUDING      LEASABLE     AS OF
                                             YEAR          EXPENSES           AREA      6/30/02     NO. OF
         PROPERTY               TYPE         BUILT          ($)(1)         (SQ. FT.)      (%)       TENANTS     MAJOR TENANTS(2)
------------------------------------------------------------------------------------------------------------------------------------
City Crossing                    NC                       18,313,133                                          Steinmart
  Phase I                                    2001                           160,009       97         13       Ross Dress for Less
  Phase II                                    (3)                             9,000       --         --       Michael's
  Phase III                                   (4)                            18,100       --         --       Old Navy
Watson Boulevard and                                                                                          Shoe Carnival
  Carl Vinson Parkway                                                                                         Pier 1
Warner Robins, GA

Cox Creek Centre                 NC          2001         19,200,000(5)     174,207       91         12       Linens `N Things
Cox Creek Parkway and                                                                                         Dick's Sporting Goods
  Mall Road                                                                                                   Best Buy
Florence, AL                                                                                                  Michael's

Shops on the Circle              NC          2000         15,016,000(6)     149,085       97         20       T J Maxx
Highway 210 and Ross                                                                                          Old Navy
  Clark Circle                                                                                                Office Max
Dothan, AL                                                                                                    PETsMART

Clayton Corners                  NC        1999/2001      15,000,000(7)     125,648       97         32       Lowe's Food
US Highway 70 at
  Shotwell Road
Raleigh, NC

Lowe's Food                      D        To be built     10,605,000         79,100       --         --       Lowe's Food
Gold Hill Road and State
  Highway 160
Tega Cay, SC

Circuit City                     SU          2000          5,645,000         27,891      100          1       Circuit City
1401 Piney Plains Road
Cary, NC

Hartsville Crossing              NC          2001          7,474,000         71,120       79         16       Goodys
  Shopping Center
Hartsville, SC

Morrisville - Food Lion          D        To be built     10,099,000         73,900       --         --       Food Lion
Morrisville, NC

Midway Plaza                     NC          1985         26,200,000        220,259       73         38       Publix
Commercial Boulevard                                                                                          Ross
  and University Drive
Tamarac, FL

Turkey Creek Pavilion            NC          2002         10,573,000         82,940      100          8       Ross
  Phase II
300 Village Green Circle
Knoxville, TN

Westside Center                  NC          2002         56,057,000        504,364       90         30       --
University Drive
Huntsville, AL

                                                          ESTIMATED                    PHYSICAL
                                                         ACQUISITION         GROSS     OCCUPANCY
                                                       COSTS INCLUDING      LEASABLE     AS OF
                                             YEAR          EXPENSES           AREA      6/30/02     NO. OF
         PROPERTY               TYPE         BUILT          ($)(1)         (SQ. FT.)      (%)       TENANTS     MAJOR TENANTS(2)
------------------------------------------------------------------------------------------------------------------------------------
Eckerd Drug Stores               SU       To be built      2,668,000         10,908      100          1       Eckerds
NC Hwy. 55 and Holly
  Springs Road
Holly Springs, NC

Eckerd Drug Stores               SU       To be built      2,856,000         10,908      100          1       Eckerds
US 401 and Perry Creek           D
  Road
Raleigh, NC

Southampton Village              NC          2002          9,820,000         77,890      66           1       Publix
Georgia Route 74
Tyrone, GA

River Walk                       NC          2001          7,598,000         69,083      87           9       Publix
Ridge Road and
  DeCubellis Road
River Ridge, FL

Southwood Plantation             D        To be built      7,633,000         62,771      N/A         --       --
Capital Circle and Blair
  Stone Road
Tallahassee, FL

Walk at Highwood                 NC       To be built      6,577,000         28,427      N/A         --       --
  Preserve Phase II
Bruce B. Downs
  Boulevard
Tampa, FL

Publix Center                    NC          Under        11,828,222        100,838      N/A         --       --
US Highway 123 and                          Constr.
  Brushy Creek Road
Easley, SC

   (1) Our acquisition costs may increase by additional costs, which have not yet been finally determined. We expect any additional costs to be insignificant.
   (2) Major tenants include tenants leasing more than 10% of the gross leasable area of the individual property.
   (3)   Phase II is to be completed in 2002.
   (4)   Phase III to be developed.
   (5) As part of the purchase of this property, we will assume the existing debt with a remaining balance of approximately $15,350,000. The loan requires principal and interest payment based on an annual rate of 7.09% and matures in 2012.
   (6) As part of the purchase of this property, we will assume the existing debt with a remaining balance of approximately $12,400,000. The loan requires principal and interest payment based on an annual rate of 7.92 and matures in 2010.
   (7) As part of the purchase of this property, we will assume the modified existing debt with a remaining balance of approximately $9,850,000. The loan requires principal and interest payment based on an annual rate of
         7.25 and matures in 2012.

   NC    Neighborhood and Community Retail Shopping Center

   SU    Single User Property

   D     Development project

                                   MANAGEMENT

EXECUTIVE COMPENSATION

The following replaces the information contained on page 61 under the heading "Executive Compensation".

Mr. Lazarus will receive an annual salary of $175,000 from us, and reimbursement for his out-of-pocket expenses incurred on our behalf.



                       INVESTMENT OBJECTIVES AND POLICIES

DISTRIBUTIONS

The discussion under this section, which starts on page 81 of our prospectus, is supplemented by the following.

On July 5, 2002, our Board of Directors approved an increase in the distribution payable to holders of our common stock from $.82 to $.83 per share per annum for the stockholders of record on August 1, 2002, beginning with the distribution payable on September 7, 2002.

                             PRINCIPAL STOCKHOLDERS

The following replaces the information contained on page 76 of the prospectus under the heading "Principal Stockholders".

The following table provides information as of September 1, 2002 regarding the number and percentage of shares beneficially owned by each director, each executive officer, all directors and executive officers as a group and any person known to us to be the beneficial owner of more than 5% of our outstanding shares. As of September 1, 2002, no stockholder beneficially owned more than 5% of our outstanding shares. As of September 1, 2002, we had approximately 20,000 stockholders of record and approximately 79,937,000 shares of common stock outstanding. Beneficial ownership includes outstanding shares and shares which are not outstanding that any person has the right to acquire within 60 days after the date of this table. However, any such shares which are not outstanding are not deemed to be outstanding for the purpose of computing the percentage of outstanding shares beneficially owned by any other person. Except as indicated, the persons named in the table have sole voting and investing power with respect to all shares beneficially owned by them.


                                       NUMBER OF SHARES          PERCENTAGE OF
      BENEFICIAL OWNER                BENEFICIALLY OWNED             CLASS

Robert D. Parks                           51,050.2900    (1)           *
Barry L. Lazarus                          11,049.7240                  *
Daniel K. Deighan                          5,728.7088    (2)           *
Kenneth E. Masick                          7,232.3495    (2)           *
Michael S. Rosenthal                       7,884.6805  (2)(3)          *
Roberta S. Matlin                                   -
Steven D. Sanders                                   -
Venton J. Carlston                                  -
Scott W. Wilton                                     -
All directors and executive
 officers as a group (9 persons)          82,945.7528    (1)           *

*Less than 1%
(1) Includes 20,000 shares owned by our advisor. Our advisor is a wholly-owned subsidiary of our sponsor, which is an affiliate of The Inland Group. Mr. Parks is a control person of The Inland Group and disclaims beneficial ownership of these shares owned by our advisor. Also includes shares owned by Mr. Parks' spouse.

(2) Includes 4,500 shares issuable upon exercise of options granted to each independent director under our independent director stock option plan, to the extent that such options are currently exercisable or will become exercisable within 60 days after the date of this table.

(3) Includes 489.0207 and 639.6097 shares held by Mr. Rosenthal as trustee under The Uniform Gifts to Minors Act for Gabrielle M. Rosenthal and Danielle N. Rosenthal, respectively.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF OUR FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis compares the six month period ended June 30, 2002 to the corresponding period ended June 30, 2001. You should read the following discussion and analysis along with our consolidated financial statements and the related notes included in this supplement and in our consolidated financial statements and the related notes. Certain statements in this "Management's Discussion and Analysis of Financial Condition and Results of Operations" and elsewhere in this supplement constitute "forward-looking statements" within the meaning of the Federal Private Securities Litigation Reform Act of 1995. See "Cautionary Note Regarding Forward-Looking Statements."

The terms capitalized in this section, but without definition, have the meaning set forth in the Notes to Consolidated Financial Statements contained in this supplement.

OVERVIEW

We were formed on September 3, 1998 to acquire and manage a diversified portfolio of real estate, primarily multi-tenant shopping centers. We have been operating and intend to continue operating as a real estate investment trust ("REIT") for federal and state income tax purposes. Through entities owned or controlled directly or indirectly by us, we have initially focused on acquiring properties in the southeastern states, primarily Florida, Georgia, North Carolina and South Carolina. We may also, through entities owned or controlled directly or indirectly by us, acquire single-user retail properties in locations throughout the United States, some of which may be sale and leaseback transactions, net leased to creditworthy tenants. Inland Retail Real Estate Advisory Services, Inc. (the "Advisor") has been retained to manage, for a fee, our day-to-day affairs, subject to the supervision of our Board of Directors.

The Southeast market in which our properties are located experienced an economic slowdown during 2001, in line with the nation's slowing economy. The terrorist attacks in New York and Washington on September 11, 2001 and the resulting nationwide slowdown in airline traffic and tourism had a further impact on the local economies where our properties are located. We have not observed any immediate effects on our operations as a result of these events. We believe that the effects of a continuing economic downturn should be mitigated by the fact that the tenants at our properties to a large extent consist of retailers: (1) who serve primary non-discretionary shopping needs, such as grocers and pharmacies; (2) discount chains that can compete well during an economic downturn; and (3) national tenants with strong credit ratings that can withstand a downturn. The length and severity of any economic downturn cannot be predicted. Our operations could be negatively affected to the extent that an economic downturn is prolonged or becomes more severe.

As of June 30, 2002, the Operating Partnership owned a portfolio of 63 properties and three parcels under development. The properties are located in Florida, Georgia, North Carolina, South Carolina, Virginia, Tennessee or Louisiana. At June 30, 2002, the portfolio consisted of 48 shopping centers, 14 free standing single-user retail buildings and one office complex containing an aggregate of approximately 8,896,000 square feet of gross leasable area ("GLA") and approximately 97% of the GLA was leased.

CRITICAL ACCOUNTING POLICIES
GENERAL.

The following disclosure pertains to critical accounting policies management believes are most "critical" to the portrayal of our financial condition and results of operations which require management's most difficult, subjective or complex judgments. These judgments often result from the need to make estimates about the effect of matters that are inherently uncertain. Critical accounting policies discussed in this section are not to be confused with accounting principles and methods disclosed in accordance with accounting principles generally accepted in the United States (GAAP). GAAP requires information in financial statements about accounting principles, methods used and disclosures pertaining to significant estimates. This discussion addresses judgments known to management pertaining to trends, events or uncertainties known which were taken into consideration upon the application of those policies and the likelihood that materially different amounts would be reported upon taking into consideration different conditions and assumptions.

Valuation of Investment Property. In order to ascertain the value of an investment property management takes into consideration many factors which require subjective or complex judgments to be made. These judgments require management to make assumptions when valuing each investment property. These assumptions include projecting vacancy rates, rental rates, property operating expenses, capital expenditures, and debt financing rates, among others. The capitalization rate is also a significant driving factor in determining the property valuation which requires management's judgment of factors such as market knowledge, historical experience, length of leases, tenant financial strength, economy, demographics, environment, property location, visibility, age, physical condition, and investor return requirements, among others. Furthermore, every property acquired is supported by an independent appraisal. All of the aforementioned factors are taken as a whole by management in determining the valuation. The valuation is sensitive to the actual results of any of these uncertain factors, either individually or taken as a whole. Should the actual results differ from management's judgment, the valuation could be negatively affected. The valuation and possible subsequent impairment of investment properties results in a significant estimate that can and does change based on management's continuous process of analyzing each property and on management's assumptions about uncertain inherent factors.

Master Leases. In conjunction with certain acquisitions, we receive payments under master lease agreements pertaining to some non-revenue producing spaces either at the time of, or subsequent to, the purchase. GAAP requires that upon receipt these payments are recorded as a reduction in the purchase price rather than as rental income. These master leases were established at the time of purchase in order to mitigate the potential negative effects of rent and occupancy assumptions utilized in the valuation of the investment property. Master lease payments are received through a draw of funds escrowed at the time of purchase and are for a period from one to three years. There are no assurances that upon the expiration of the master lease agreements that the valuation factors pertaining to rent and occupancy assumed by management will be met. Should the actual results differ from management's judgment, the property valuation could be negatively affected.

Valuation of accounts and rents receivable. Management takes into consideration certain factors that require judgments to be made as to the collectability of receivables. Collectability factors taken into consideration are the amounts outstanding, payment history, and financial strength of the tenant, which taken as a whole, determine the valuation.

LIQUIDITY AND CAPITAL RESOURCES
GENERAL.

Our principal demands for funds have been for property acquisitions, either directly or through investment interests, for the payment of operating expenses and dividends, and for the payment of interest on our outstanding indebtedness and other investments. Generally, cash needs for items other than property acquisitions have been met from operations, and property acquisitions have been funded by public offerings of our shares of common stock ("shares"). However, there may be a delay between the sale of the shares and our purchase of properties, which could result in a delay in the benefits to investors, if any, of returns generated from property operations. Our advisor evaluates potential additional property acquisitions and Inland Real Estate Acquisitions, Inc., one of the affiliates of our sponsor, engages in negotiations with sellers on our behalf. Investors should be aware, that after a purchase contract is executed which contains specific terms, the property will not be purchased until due diligence, which includes review of the title insurance commitment, an appraisal and an environmental analysis, is successfully completed. In some instances, the proposed acquisition still requires the negotiation of final binding agreements, which may include financing documents. During this period, we may decide to temporarily invest any unused proceeds from the offering in certain investments that could yield lower returns than other investments, such as the properties. These lower returns may affect our ability to make distributions.

Potential future sources of capital include proceeds from the public or private offering of our debt or equity securities, secured or unsecured financings from banks or other lenders, proceeds from the sale of properties, as well as undistributed funds from operations. Management anticipates that during the current year we will (i) acquire additional existing shopping centers, (ii) develop additional shopping center sites, and (iii) continue to pay distributions to our stockholders. The aforementioned capital demands are expected to be funded mainly from proceeds of our public offerings of shares, cash flows from operating activities, financings and other external capital resources available to us.

Our leases typically provide that the tenant bears responsibility for its proportionate share of property costs and expenses associated with the ongoing maintenance and operations including utilities, property taxes and insurance. In addition, in some instances our leases provide that the tenant is responsible for roof and structural repairs. Certain of our properties are subject to leases under which we retain the responsibility for certain costs and expenses associated with the property. Management anticipates that capital demands to meet our obligations related to property capital improvements, excluding development parcels, will be minimal for the foreseeable future and can be met with funds from our operations and working capital. If necessary, we may use financings or other sources of capital in the event of unforeseen significant capital expenditures.

Management believes that our current capital resources, including cash on hand, are sufficient to meet our liquidity needs for the foreseeable future.

LIQUIDITY

Offerings. On February 11, 1999, we commenced an initial public offering (the "Initial Offering") on a best efforts basis of up to (i) 50,000,000 shares to the public at a price of $10 per share, (ii) 4,000,000 shares to participants in our distribution reinvestment program ("DRP") at a price of $9.50 per share,
(iii) 2,000,000 soliciting dealer warrants ("Soliciting Dealer Warrants") issuable to Inland Securities Corporation, the managing dealer of the initial offering (the "Dealer Manager"), at the rate of one Soliciting Dealer Warrant (for a price of $.0008 per warrant) for each 25 shares sold during the Initial Offering, and (iv) 2,000,000 shares issuable upon the exercise of the Soliciting Dealer Warrants issued during the Initial Offering at a price of $12.00 per share. The Initial Offering terminated on January 31, 2001 and a total of 13,687,349 shares were sold to the public resulting in gross proceeds of $136,454,648. As of January 31, 2001, we had repurchased 60,475 shares for $547,301 pursuant to its Share Repurchase Program. In addition, the Advisor purchased 20,000 shares for $200,000 preceding the commencement of the Initial Offering.

On February 1, 2001, we commenced an additional public offering (the "Subsequent Offering") on a best efforts basis of up to (i) 50,000,000 additional shares at a price of $10 per share, (ii) 4,000,000 additional shares pursuant to the DRP at a price of $9.50 per share, (iii) 2,000,000 Soliciting Dealer Warrants, and
(iv) 2,000,000 shares issuable upon exercise of the Soliciting Dealer Warrants, all on substantially the same terms as in the Initial Offering. The Subsequent Offering expired on February 1, 2002, but was extended by us to a date no later than February 1, 2003.

Concurrent with the Subsequent Offering, we began a third offering on June 7, 2002 ("Follow-On Offering") on a best effort basis of up to (i) 150,000,000 additional shares at a price of $10 per share, (ii) 12,000,000 additional shares pursuant to the DRP at a price of $9.50 per share, (iii) 6,000,000 Soliciting Dealer Warrants, and (iv) 6,000,000 shares issuable upon exercise of the Soliciting Dealer Warrants, all on substantially the same terms as in the Initial Offering. The Initial Offering, Subsequent Offering and Follow-On Offering are collectively referred to as the "Offerings."

As of June 30, 2002 and December 31, 2001, subscriptions for a total of 63,655,645 and 35,294,860 shares, respectively, were received from the public, which include the 20,000 shares issued to the Advisor. In addition, we distributed 1,490,405 and 785,365 shares pursuant to our DRP as of June 30, 2002 and December 31, 2001, respectively. As of June 30, 2002 we repurchased 245,793 shares and issued Soliciting Dealer Warrants to acquire 2,544,119 shares. As a result of these sales and repurchases, we received a net total of $645,316,340 of gross offering proceeds as of June 30, 2002. Our advisor has guaranteed payment of all public offering expenses (excluding selling commissions and the marketing contribution and due diligence expense allowance) in excess of 5.5% of the gross offering proceeds from the Offerings or all organization and offering expenses (including selling commissions) which together exceed 15% of the gross offering proceeds. As of June 30, 2002 and December 31, 2001, organizational and offering costs totaling $67,750,584 and $39,335,560, respectively, did not exceed these limitations. These costs did not exceed such limitations upon completion of the Initial Offering and the Company anticipates that these costs will not exceed these limitations upon completion of the Subsequent and Follow-On Offerings. Any excess amounts at the completion of the Subsequent and Follow-On Offerings will be reimbursed by our advisor.

As of June 30, 2002, 2,544,119 Soliciting Dealer Warrants were sold to the Dealer Manager for a total of $2,035 and none of the Soliciting Dealer Warrants were exercised for shares.

Line of Credit. On December 20, 2001, we secured an acquisition line of credit in the amount of $14,000,000 with SouthTrust Bank. This line of credit has a maturity date of March 27, 2003 and carries interest at the rate of 1.75% over LIBOR per annum. Funds from this line of credit were used to purchase a property in December 2001. On April 3, 2002, this line of credit was paid down and no outstanding line of credit draws are maintained at June 30, 2002. This line of credit is secured by second mortgages on three properties owned by us which also have first mortgages with this bank.

Stockholder Liquidity. We provide the following programs to facilitate investment in the shares and to provide limited liquidity to stockholders until such time as a market for the shares develops:

The DRP allows stockholders who purchase shares pursuant to the Offerings to automatically reinvest distributions by purchasing additional shares from us. These purchases will not be subject to selling commissions or the marketing contribution and due diligence expense allowance and will be sold at a price of $9.50 per share. As of June 30, 2002, we distributed 1,490,405 shares pursuant to the DRP for an aggregate of $14,158,852.

Subject to certain restrictions, the Share Repurchase Program provides existing stockholders with limited, interim liquidity by enabling them to sell shares back to us at the following prices:

  $9.05 per share during the respective offering period;
  $9.25 per share during the 12 months following the end of the respective offering period;
  $9.50 per share during the next 12 months;
  $9.75 per share during the next 12 months; and Thereafter, at the greater of: (i) $10 per share; or (ii) a price equal to 10 times our "funds available for distribution" per weighted average share outstanding for the prior calendar year.

Shares purchased by us will not be available for resale. As of June 30, 2002, 245,793 shares were repurchased for an aggregate cost of $2,267,228.

CAPITAL RESOURCES

As of June 30, 2002, the Operating Partnership owned a portfolio of 63 properties and three parcels under development. The properties are located in Florida, Georgia, North Carolina, South Carolina, Virginia, Tennessee and Louisiana. At June 30, 2002, the portfolio consisted of 48 shopping centers, 14 free standing single-user retail buildings and one office complex containing an aggregate of approximately 8,896,000 square feet of gross leasable area ("GLA") and approximately 97% of the GLA was leased.

We expect to meet our short-term operating liquidity requirements generally through our net cash provided by property operations. For the six month period ending June 30, 2002, our properties generated sufficient cash flow to cover our operating expenses plus pay a monthly distribution on weighted average shares outstanding. Cash flows from operating activities are expected to increase as we add additional properties to our portfolio.

With the exception of one note, we paid-off all of the debt that matured during 2002. The maturing debt was repaid primarily from the new financings we obtained. The replacement financings obtained were for amounts which differed from the loans retired, either producing or requiring cash on a property by property basis.

Distributions are determined by our Board of Directors and are dependent on a number of factors, including the amount of funds available for distribution, our financial condition, any decision by our Board of Directors to reinvest funds rather than to distribute the funds, our capital expenditures, the annual distribution required to maintain REIT status under the Internal Revenue Code and other factors the Board of Directors may deem relevant.

CASH FLOWS FROM OPERATING ACTIVITIES

Net cash flows generated from operating activities were $29,994,138 and $8,567,696 for the six month period ended June 30, 2002 and 2001, respectively. The increase in net cash provided by operating activities for the six month period ended June 30, 2002 compared to that of the prior year is due primarily to additional rental revenue and income generated from the operations of 49 properties owned at the beginning of the period compared to 16 properties owned at the beginning of the previous period coupled by the fact that 14 properties were acquired in the second quarter 2002 compared to six acquired in the second quarter 2001.

CASH FLOWS FROM INVESTING ACTIVITIES

Cash flows used in investing activities were $251,980,827 and $102,669,482 for the six month period ended June 30, 2002 and 2001, respectively. The cash flows used in investing activities were primarily due to the acquisition of 14 and six properties for which approximately $239,793,000 and $99,982,000 cash proceeds were used to acquire the properties during the six month period ended June 30, 2002 and 2001.

Our investment in securities at June 30, 2002 and 2001 consists principally of equity investments in various real estate investment trusts and energy related trusts and are classified as available-for-sale securities and are recorded at fair value. We purchased investment securities for the six month period ended June 30, 2002 in the amount of approximately $965,000 and decreasing the margin account by approximately $42,061. We purchased investment securities of approximately $5,500,000 and increased the margin account by approximately $2,573,000 for the same period in 2001.

CASH FLOWS FROM FINANCING ACTIVITIES

Cash flows provided by financing activities were $278,981,523, and $87,298,292 for the six month period ended June 30, 2002 and 2001, respectively. We generated proceeds from the sale of shares, net of offering costs and the repurchase of shares, of approximately $260,159,000 and $64,762,000 for the six month period ended June 30, 2002 and 2001, respectively. We also generated approximately $213,199 and $29,100,000 from the issuance of new mortgages secured by 20 and seven of our properties for the six month period ended June 30, 2002 and 2001. The proceeds generated from the new mortgage financings were partially offset by debt payoffs amounting to $171,062,000 and $6,846,000 for the six month periods ending June 30, 2002 and 2001, respectively. We also paid approximately $17,863,768 and $5,950,000 in dividends to our stockholders for the six month period ended June 30, 2002 and 2001. The increase of the weighted average number of our shares outstanding resulted in the increases of dividends declared. The increase in the distribution rates to $.81 per share from $.80 per share for the six month period ended June 30, 2002 and 2001 also added to the increased dividends declared.

EFFECTS OF TRANSACTIONS WITH RELATED AND CERTAIN OTHER PARTIES

Services Provided by the Advisor and by Affiliates of the Advisor. Management and our advisor are responsible for oversight of services outsourced which includes, services provided by affiliates of our advisor for core business processes. Significant business processes provided by our affiliates consist of services pertaining to asset management, raising capital through offerings and financings, professional services including due diligence of prospective investment property acquisitions, general and administrative matters, loan servicing with respect to the monthly processing of debt payments and property management and leasing activities. Costs incurred by us for services provided by our affiliates consist of the following:

                                                                        Balance at          Balance at
                                                                         06/30/02            12/31/01
                                                                         --------            --------
        Organizational  and offering costs (required to be paid by
        us)                                                            $ 57,242,236        $ 30,981,962

                                                                        Six month           Six month
                                                                      Period ending       Period ending
                                                                         06/30/02            06/30/01
        Advisor asset management fee                                   $  1,847,000                  --
        Property management fee                                        $  1,944,328        $    664,994
        Affiliate general & administrative costs                       $    246,106        $    199,991
        Loan servicing                                                 $     64,365        $     26,527
        Loan fees capitalized pertaining to  mortgage financings       $    148,123        $     65,750

Related Party Transactions. Four individual Limited Liability Companies ("LLCs") formed by us each purchased a shopping center from an unaffiliated third party by paying cash and assuming the respective first mortgage financing for the properties known as Douglasville Pavilion, Southlake Pavilion, Fayetteville Pavilion and Sarasota Pavilion. We formed the LLCs with Inland Real Estate Investment Corporation ("IREIC,") an affiliate of our advisor, as an additional member in order to satisfy certain requirements of our lender. This requirement resulted in IREIC guaranteeing the loans and holding a majority interest in each LLC; however we retained all economic burdens and benefits of ownership of the respective properties throughout the guarantee period. As consideration for IREIC's guaranty of the loans, we paid IREIC an annual fee equal to 1/8% of the outstanding loan balance, calculated monthly. We incurred and paid $56,639 and no guaranty fees for the six month period ended June 30, 2002 and 2001, respectively. The Consolidated Financial Statements include the accounts of the joint venture LLCs with IREIC and no provisions for their minority interests have been reflected. In June 2002, the respective financing was repaid and the IREIC loan guarantee was extinguished.

RESULTS OF OPERATIONS
GENERAL

The following discussion is based primarily on our Consolidated Financial Statements at June 30, 2002 and December 31, 2001 and for the six month period ending June 30, 2002 and 2001. The schedule excludes the following development projects: Shoppes of Golden Acres, Eckerd Drug Store-Concord, Eckerd Drug Store-Tega Cay, Hillsboro Square-Publix, Citrus Hills-Blockbuster and Steeplechase Plaza-Blockbuster.

                                  Properties       Square
                                  Purchased         Feet
            Quarter Ended        per Quarter      Acquired   Purchase Price
            -------------        -----------      --------   --------------
          March 31, 1999              None           N/A            N/A
          June 30, 1999                 2          336,746   $  20,298,291
          September 30, 1999            5          803,169      80,426,866
          December 31, 1999             2          302,602      26,490,171
          March 31, 2000                1          117,723       8,547,758
          June 30, 2000                 1          282,137      34,332,135
          September 30, 2000            1          231,326      20,928,655
          December 31, 2000             0            N/A            N/A
          March 31, 2001                4          366,095      37,123,001
          June 30, 2001                 6          525,279      64,513,807
          September 30, 2001            3          379,569      33,864,561
          December 31, 2001            14        2,496,876     267,613,756
          March 31, 2002               10        1,239,771     136,394,927
          June 30, 2002                14        1,200,277     314,637,405
                                 -----------     ---------   -------------
          Total                        63        8,895,813   $ 678,425,268
                                 ===========     =========   =============


Rental Income. Rental income consists of basic monthly rent and percentage rental income due pursuant to tenant leases. Rental income increased to $36,332,102 for the six month period ending June 30, 2002 from $11,621,702 for the six month period ending June 30, 2001. This $24,710,400 increase is due primarily to 49 properties owned and operated throughout the six month period ending June 30, 2002 compared to 16 properties for the six month period ending June 30, 2001.

Additional Rental Income. Additional rental income consists of property operating expenses recovered from the tenants including real estate taxes, property management fees and insurance. Additional rental income increased to $7,730,771 for the six month period ending June 30, 2002 from $2,711,387 for the six month period ending June 30, 2001. This $5,019,384 increase is due primarily to 49 properties owned and operated throughout the six month period ending June 30, 2002 compared to 16 properties for the six month period ending June 30, 2001.

Interest and Dividend Income. Interest and dividend income consists of interest earned from short term investments and investments in securities that are held by us. Interest and dividend income increased to $925,860 for the six month period ending June 30, 2002 from $863,803 for the six month period ending June 30, 2001. This $62,057 increase is due primarily to increases in investment in securities offset by decreases in the interest rates of the short term instruments that we invest in. This increase was also offset by interest earned on a $1,100,000 second mortgage receivable outstanding throughout 2001, which was repaid on January 31, 2002.

Other Income. Other income increased to $509,532 for the six month period ending June 30, 2002 from $21,487 for the six month period ending June 30, 2001. This increase is due to the increase in income from our investment in a joint venture.

Professional Services. Professional services consist of fees to accountants and lawyers. Professional services expense increased to $225,977 for the six month period ending June 30, 2002 from $195,760 for the six month period ending June 30, 2001. This $30,217 increase results from additional professional services required as we move from a formation stage to an operational stage. Accounting fees comprise the majority of the increase in professional services expense.

General and Administrative Expenses to Affiliates. General and administrative expenses consist of salaries and computerized information services costs reimbursed to affiliates for maintaining our accounting and investor records. These expenses increased to $246,106 for the six month period ending June 30, 2002 from $199,991 for the six month period ending June 30, 2001. This $46,115 increase results from the additional work required as we move from a formation stage to an operational stage. Salaries reimbursed to affiliates for maintaining our accounting and investor records account for the majority of the increase.

Property Operating Expenses to Affiliates. Property operating expenses consist of property management fees and mortgage servicing fees. These expenses to affiliates increased to $2,010,694 for the six month period ending June 30, 2002 from $691,565 for the six month period ending June 30, 2001. This $1,319,129 increase is due to the additional properties owned and operated as well as additional servicing fees related to mortgages obtained during the six month periods ended June 30, 2002 as compared to June 30, 2001.

Property Operating Expenses to Non-Affiliates. Property operating expenses consist of the costs of owning and maintaining shopping centers in the Southeast and include real estate taxes, insurance, maintenance to the exterior of the buildings and the parking lots. These expenses to non-affiliates increased to $8,119,961 for the six month period ending June 30, 2002 from $3,005,638 for the six month period ending June 30, 2001. This $5,114,323 increase is primarily due to 49 properties owned and operated throughout the six month period ending June 30, 2002 as compared to 16 properties for the six month period ending June 30, 2001.

Mortgage Interest to Non-Affiliates. Mortgage interest to non-affiliates increased to $9,982,058 from $4,347,753 for the six month period ending June 30, 2002 and 2001, respectively. This $5,634,305 increase is due to the financing of additional properties owned and operated during the six month period ending June 30, 2002 as compared to the six month period ending June 30, 2001. The increase in interest expense was partially offset by lower interest rates on the new fixed rate mortgage loans and the floating rate mortgage loans.

Depreciation. Depreciation expense increased to $10,613,902 from $3,530,762 for the six month period ending June 30, 2002 and 2001, respectively. This $7,083,140 increase is due to forty-nine properties owned and operated throughout the six month period ending June 30, 2002 as compared to sixteen properties for the six month period ending June 30, 2001.

ADDITIONAL INFORMATION

Tenants in several of our properties have announced that they have filed for bankruptcy or commenced financial restructuring. Under bankruptcy laws, tenants have the right to affirm or reject their leases with us. If a tenant rejects a lease, the tenant will no longer be required to pay rent on the property. If a tenant affirms its lease, the tenant will be required to perform all obligations under the original lease. If a tenant does not reject or affirm its lease at the beginning of the bankruptcy process, there is no assurance that the leases will not be rejected in the future. In addition certain tenants may undergo restructuring and may close some unprofitable stores. Once a space is vacated by a bankrupt or restructured tenant, our policy is to actively attempt to re-lease the available space. Given this policy, and based on our experience, we believe that our reserves against the loss of the rent as a receivable are adequate.

The table below includes tenants that are currently in bankruptcy proceedings or are currently undergoing financial restructurings, and whose space has not been released.

                                                                                 Annual        Gross
                                                 Bankruptcy/          Square      Base      Receivable      Reserve     Occupancy
Property Name                Tenant Name        Restructuring          Foot       Rent      at 06/30/02     Balance*      Status
-------------                -----------        -------------        -------    --------    -----------    ---------   ------------
Lake Walden Square           Kmart                Bankruptcy          91,266     383,317         --          --         Occupied(1)

Lake Walden Square           Parrots Plus         Bankruptcy           2,800      30,800       26,549        26,549     Vacant

Boynton Commons              MVP Hair Salon       Bankruptcy (3)       1,500      42,207       77,433        77,433     Vacant

Casselberry                  Service
  Commons                      Merchandise        Bankruptcy (2,3)    13,822     127,029        3,137         2,321     Vacant

Casselberry
  Commons                    Shoe World           Bankruptcy           4,000      28,000        4,532         4,535     Vacant

                             Waccamaw's
Gateway Market Center          HomePlace          Bankruptcy (3)      35,000     344,919       54,562        54,562     Vacant

Kmart                        Kmart                Bankruptcy         102,098     907,349         --          --         Occupied (1)

Skyview Plaza                Kmart                Bankruptcy          95,810     271,979      140,882       140,882     Occupied (1)

Creekwood                    Kmart                Bankruptcy         103,015     875,628       46,495        46,495     Occupied (1)

Southlake Pavilion           Roadhouse Grill      Bankruptcy           8,000      85,000         --          --         Occupied (1)

Universal Plaza              Moes Gourmet Bagel   Bankruptcy           2,146      50,913       17,364        17,364     Occupied

* The amount shown represents the amount of reserves recorded by us against tenant receivables at June 30, 2002.
(1) The tenant has been paying rent on a consistent basis.
(2) At the time the property was purchased, a master lease was established with the seller of this property escrowing funds to assure rent and reimbursements for two years after the purchase.
(3) The tenant has rejected the remainder of its lease.

In certain instances, we purchased properties with environmental concerns for which no indemnity was provided by the seller. Substances found on the properties are considered contaminants under Federal environmental law. In each instance, we either have environmental insurance, the potential availability of state cleanup funds or other means of coverage; therefore, we believe the environmental risks are managed appropriately.

FUNDS FROM OPERATIONS

One of our objectives is to provide cash distributions to our stockholders from cash generated by our operations. Cash generated from operations is not equivalent to our net operating income as determined under GAAP. Due to certain unique operating characteristics of real estate companies, the National Association of Real Estate Investment Trusts ("NAREIT"), an industry trade group, has promulgated a standard known as "Funds from Operations" or "FFO" for short, which NAREIT believes more accurately reflects the operating performance of a REIT, such as us. As defined by NAREIT, FFO means net income computed in accordance with GAAP excluding gains (or losses) from debt restructuring and sales of properties plus depreciation on real property and amortization and after adjustments for unconsolidated partnerships and joint ventures in which the REIT holds an interest. We have adopted the NAREIT definition for computing FFO because management believes that, subject to the following limitations, FFO provides a basis for comparing our performance and operations to those of other REITs. The calculation of FFO may vary from entity to entity since capitalization and expense policies tend to vary from entity to entity. Items that are capitalized do not impact FFO, whereas items that are expensed reduce FFO. Consequently, the presentation of FFO by us may not be comparable to other similarly titled measures presented by other REITs. FFO is not intended to be an alternative to "Net Income" as an indicator of our performance nor to "Cash Flows from Operating Activities" as determined by GAAP as a measure of our capacity to pay distributions. FFO and funds available for distribution are calculated as follows:

                                          Six months ended June 30,
                                        ----------------------------
                                           2002             2001
                                        ------------    ------------

Net income                              $ 11,209,139    $  3,130,486
Depreciation                              10,613,902       3,530,762
                                        ------------    ------------

Funds from operations (1)                 21,823,041       6,661,248

Principal amortization of debt              (136,667)       (126,046)
Straight-line rent receivable (2)           (957,300)       (275,445)
Income received under master lease
  agreements and principal escrow (4)        503,629         168,508
Acquisition cost expenses (3)                164,428          75,977
                                        ------------    ------------

Funds available for distribution        $ 21,397,131    $  6,504,242
                                        ============    ============

   (1) FFO does not represent cash generated from operating activities calculated in accordance with GAAP and is not necessarily indicative of cash available to fund cash needs. FFO should not be considered as an alternative to net income as an indicator of our operating performance or as an alternative to cash flow as a measure of liquidity.

   (2) Certain tenant leases contain provisions providing for stepped up rent increases. GAAP requires us to record rental income for the period of occupancy using the effective monthly rent, which is the average monthly rent for the entire period of occupancy during the term of the lease.

   (3) Acquisition cost expenses include costs and expenses relating to the acquisition of properties. These costs were estimated to be up to .5% of the gross offering proceeds and were paid from the proceeds of the offering.

   (4) As part of certain purchases, we receive payments under master lease agreements pertaining to some of the spaces which were not producing rent at the time of the purchase for periods ranging from one to three years after the date of the purchase or until the spaces are leased. GAAP requires that upon receipt these payments are to be recorded as a reduction in the purchase price of the properties rather than as rental income. GAAP also requires these amounts to be recorded as a reduction in the purchase price of the properties rather than as rental income.

The following table lists the approximate physical occupancy levels for our investment properties as of June 30, 2002, December 31, 2001, 2000 and 1999. N/A indicates the property was not owned by us at the end of the period.


                                                                                 December
                                                           June 30,    ---------------------------
                                                            2002        2001     2000       1999
Properties:                                                  (%)        (%)       (%)        (%)
-----------                                                -------     -----     -----      -----
Lake Walden Square, Plant City, FL                            92          95        95         94
Merchants Square, Zephyrhills, FL                            100         100       100        100
Town Center Commons, Kennesaw, GA                             93          93        93        100
Boynton Commons, Boynton Beach, FL                            99         100*       96*        95*
Lake Olympia Square, Ocoee, FL                                95          93        95        100
Bridgewater Marketplace, Orlando, FL                          98          97*       98*        92*
Bartow Marketplace, Cartersville, GA                          99          99       100        100
Countryside, Naples, FL                                       85          85        97         98
Casselberry Commons, Casselberry, FL                          87          92*       95*        97*
Conway Plaza, Orlando, FL                                     97         100*       97*        N/A
Pleasant Hill, Duluth, GA                                     95          97*       94*        N/A
Gateway Market Center, St. Petersburg, FL                    100          83        98         N/A
Columbia Promenade, Kissimmee, FL                             90          98*      N/A         N/A
Kmart, Macon, GA                                             100         100       N/A         N/A
Lowe's Home Improvement Center, Warner Robins, GA            100         100       N/A         N/A
West Oaks, Ocoee, FL                                          95         100*      N/A         N/A
PETsMART - Fredericksburg, Fredericksburg, VA                100         100       N/A         N/A
PETsMART - Daytona Beach, Daytona Beach, FL                  100         100       N/A         N/A
PETsMART - Chattanooga, Chattanooga, TN                      100         100       N/A         N/A
Sand Lake Corners, Orlando, FL                                99*         97*      N/A         N/A
Woodstock Square, Atlanta, GA                                 99          99*      N/A         N/A
Jo-Ann Fabric, Alpharetta, GA                                100         100       N/A         N/A
Chickasaw Trails Shopping Center, Orlando, FL                100         100       N/A         N/A
Just for Feet - Daytona, Daytona Beach, FL                   100         100       N/A         N/A
Skyview Plaza, Orlando, FL                                   100         100       N/A         N/A

                                                                                    December
                                                                June 30,     ----------------------------
                                                                  2002         2001      2000       1999
Properties:                                                        (%)         (%)        (%)       (%)
-----------                                                      -------     -------   ---------  -------
Aberdeen Square, Boynton Beach, FL                                   93*         96*      N/A         N/A
Brandon Boulevard Shoppes, Brandon, FL                               93*         93*      N/A         N/A
Creekwood Crossing, Bradenton, FL                                   100          96       N/A         N/A
Eisenhower Crossing I & II, Macon, GA                                93*         91*      N/A         N/A
Anderson Central, Anderson, SC                                       99         100       N/A         N/A
Eckerd Drug Store - Greenville, Greenville, SC                      100         100       N/A         N/A
Eckerd Drug Store - Spartanburg, Spartanburg, SC                    100         100       N/A         N/A
Abernathy Square, Atlanta, GA                                        93          92       N/A         N/A
Steeplechase Plaza, Ocala, FL                                       100*        100*      N/A         N/A
Citrus Hills, Citrus Hills, FL                                       93*        100*      N/A         N/A
Douglasville Pavilion, Douglasville, GA                             100*        100*      N/A         N/A
Venture Pointe, Duluth, GA                                          100*        100*      N/A         N/A
Southlake Pavilion, Morrow, GA                                      100*        100*      N/A         N/A
Fayetteville Pavilion, Fayetteville, NC                             100*        100*      N/A         N/A
Loggerhead Junction, Sarasota, FL                                   100         N/A       N/A         N/A
Sarasota Pavilion, Sarasota, FL                                      98*        N/A       N/A         N/A
Turkey Creek Phase I, Knoxville, TN                                 100*        N/A       N/A         N/A
Newnan Pavilion, Newnan, GA                                          94*        N/A       N/A         N/A
Just For Feet - Augusta, Augusta, GA                                100         N/A       N/A         N/A
Just For Feet - Covington, Covington, LA                            100         N/A       N/A         N/A
Universal Plaza, Lauderhill, FL                                     100*        N/A       N/A         N/A
Acworth Avenue Retail Shopping Center, Acworth, GA                   53         N/A       N/A         N/A
Hairston Crossing, Decatur, GA                                      100*        N/A       N/A         N/A
Melbourne Shopping Center, Melbourne, FL                             97         N/A       N/A         N/A
Crystal Springs Shopping Center, Crystal River, FL                  100         N/A       N/A         N/A
Riverstone Plaza, Canton, GA                                        100         N/A       N/A         N/A
Sharon Greens Shopping Center, Atlanta, GA                           79*        N/A       N/A         N/A
Oleander Shopping Center, Wilmington, NC                            100         N/A       N/A         N/A
Target Center, Columbia, SC                                         100         N/A       N/A         N/A
Northpoint Shopping Center, Spartanburg, NC                         100*        N/A       N/A         N/A
Hampton Point, Taylors, NC                                          100         N/A       N/A         N/A
Stonebridge Square, Roswell, GA                                      99         N/A       N/A         N/A
Hillsboro Square, Deerfield Beach, FL                                81*        N/A       N/A         N/A
Ward's Crossing, Lynchburg, VA                                       92*        N/A       N/A         N/A
Circuit City-Rome, Rome, GA                                         100         N/A       N/A         N/A
Circuit City-Vero Beach, Vero Beach, FL                             100         N/A       N/A         N/A
Bass Pro Outdoor World, Dania Beach, FL                             100         N/A       N/A         N/A
Chesterfield Crossings, Richmond, VA                                100         N/A       N/A         N/A

Total


* As part of the purchase of these properties, during the respective period, we may be entitled to receive payments in accordance with the master lease agreements for space which was not producing revenue either at the time of, or subsequent to the purchase. The master lease agreements cover rental payments due for periods ranging from one to three years from the purchase date or until the spaces are leased. The percentages in the above table do not include non-revenue producing space covered by the master lease agreements. The master lease agreements combined with the physical occupancy results in an economic occupancy range from 87% to 100% at June 30, 2002.

SUBSEQUENT EVENTS

We paid distributions of $4,185,546 and $4,738,142 to our stockholders in July and August 2002, respectively.

We issued 9,603,881 Shares of Common Stock from June 30, 2002 through August 9, 2002, resulting in a total of 74,844,823 Shares of Common Stock outstanding.

As of August 9, 2002, subscriptions for a total of 73,259,526 shares were received resulting in total gross offering proceeds of $732,193,458 and an additional 1,873,496 shares were issued pursuant to the DRP for $17,798,208 of additional gross proceeds. We repurchased 288,199 shares through our Share Repurchase Program for $2,669,032.

On, July 5, 2002, a Unanimous Written Consent of the Board of Directors declared a monthly cash dividend of $0.83 per share of our common stock, an increase from $0.82 per share. The cash dividend will become effective for stockholders of record on or after the close of business on August 1, 2002 and will be payable on the 7th of each month beginning in September and thereafter.

On August 8, 2002, we acquired a newly constructed shopping center known as Wakefield Crossing from an unaffiliated third party for approximately $10,750,000. We purchased the property with our own funds and intend to place financing on the property at a later date. Wakefield Crossing is located in Raleigh, North Carolina and consists of approximately 75,900 gross leasable square feet. The center is anchored by Food Lion as well as other national and local tenants.

On August 8, 2002, we acquired a free-standing retail building leased as an Eckerd's Drug Store - Spartanburg/Blackstone. The property was acquired from an unaffiliated third party for approximately $2,271,000. We purchased the property with our own funds and intend to place financing on the property at a later date. Eckerd is located in Spartanburg, South Carolina and consists of approximately 10,908 gross leasable square feet.

On August 7, 2002, we acquired a newly constructed shopping center known as Sexton Commons from an unaffiliated third party for approximately $8,000,000. Phase I was completed in 2001 and a construction reserve was established at closing with respect to the development of Phase II which is anticipated to be completed by the end of 2002. We purchased the property with our own funds and intend to place financing on the property at a later date. Sexton Commons is located in Fuquay Varina, North Carolina and upon completion will consist of approximately 49,000 gross leasable square feet. Harris Teeter, a grocery store, is the anchor tenant.

On August 6, 2002, we obtained a $6,500,000 first mortgage note on the Sharon Green property. This seven year note maintains a fixed rate of 6.07% and requires monthly payments of interest only.

On July 25, 2002, we obtained a $9,100,000 first mortgage note on the Bass Pro Outdoor World property. This seven year note maintains a fixed rate of 5.925% and requires monthly payments of interest only.

On July 25, 2002, we paid off $5,212,500 with respect to one of the Gateway Market Center mortgages payable.

On July 22, 2002, we acquired a newly constructed shopping center known as Sycamore Commons from an unaffiliated third party for approximately $39,146,000. We purchased the property with our own funds and intend to place financing on the property at a later date. Sycamore Commons is located in Matthews, North Carolina and consists of approximately 247,500 gross leasable square feet. Anchor tenants include Dicks Sporting Goods, Circuit City, Old Navy, Bed, Bath & Beyond, Michaels, World Market, Pier One and Lane Bryant.

On July 18, 2002, we obtained $1,540,400 and $1,541,600 first mortgage notes which are cross collateralized by the Eckerd Drug Store - Greenville and the Eckerd Drug Store - Spartanburg properties, respectively. These seven year notes maintain a fixed rate of 6.3% and require monthly payments of interest only.

On July 17, 2002, we obtained a $4,192,000 first mortgage note on the Target Center property. This seven year note maintains a fixed rate of 6.015% and requires monthly payments of interest only.

On July 16, 2002, we obtained a $4,070,000 first mortgage note on the Crystal Springs property. This seven year note maintains a fixed rate of 6.15% and requires monthly payments of interest only.

On July 15, 2002, an application and rate lock agreement was completed for $82,700,000 debt financing collateralized by eleven properties in the portfolio. The rate was locked at a fixed rate of 5.5% for a term of seven years and requires payments of interest only. The lender has committed to fund this financing.

On July 11, 2002, we acquired a newly constructed shopping center known as Walk at Highwoods - I from an unaffiliated third party for approximately $24,026,000. We purchased the property with our own funds and intend to place financing on the property at a later date. Walk at Highwoods - I is located in Tampa, Florida and consists of approximately 134,000 gross leasable square feet. The center is anchored by Circuit City, Michaels, Linens N Things, Panera Bread and Dunkin Donuts as well as other national and local tenants.

On July 11, 2002, we acquired an existing shopping center known as Circuit City Plaza from an unaffiliated third party for approximately $11,413,000. We purchased the property with our own funds and intend to place financing on the property at a later date. Circuit City Plaza is located in Orlando, Florida and consists of approximately 78,600 gross leasable square feet. The center is 100% occupied by national and local tenants which include Circuit City and Staples.

On July 11, 2002, we acquired an existing shopping center known as McFarland Plaza from an unaffiliated third party for approximately $15,325,000. We purchased the property with our own funds and intend to place financing on the property at a later date. McFarland Plaza is located in Tuscaloosa, Alabama and consists of approximately 222,000 gross leasable square feet. The center is anchored by Circuit City, Toys R Us, Stein Mart and Old Navy.

On July 1, 2002, we acquired 2.3 acres of land and simultaneously contracted for the development of a free-standing retail building leased as an Eckerd's Drug Store. The parcel was acquired from an unaffiliated third party for approximately $1,165,000. We funded the purchase of the land and intend to fund the development costs; however, we expect to place financing on the properties at a later date. The total acquisition cost after development is expected to be approximately $3,053,000 for 13,800 gross leasable square feet. The parcel is located in Woodruff, South Carolina.

On our behalf, our advisor is currently exploring the purchase of additional shopping centers from unaffiliated third parties.

IMPACT OF ACCOUNTING PRINCIPLES

On April 30, 2002, the FASB issued Statement of Financial Accounting Standards No. 145 ("SFAS 145"), "Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13 and Technical Corrections." The rescission of SFAS No. 4, "Reporting Gains and Losses from Extinguishment of Debt," and SFAS No. 64, "Extinguishments of Debt Made to Satisfy Sinking-Fund Requirements," which amended SFAS No. 4, will affect income statement classification of gains and losses from extinguishment of debt. SFAS No. 4 requires that gains and losses from extinguishment of debt be classified as an extraordinary item, if material. Under SFAS No. 145, extinguishment of debt is now considered a risk management strategy by the reporting enterprise and the FASB does not believe it should be considered extraordinary under the criteria in APB Opinion No. 30, "Reporting the Results of Operations-Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions," unless the debt extinguishment meets the unusual in nature and infrequency of occurrence criteria in APB Opinion No. 30. SFAS 145 will be effective for fiscal years beginning after May 15, 2002. Upon adoption, extinguishments of debt shall be classified under the criteria in APB Opinion No. 30. The effects of the adoption of SFAS 145 are currently indeterminable by us.


INFLATION

For our multi-tenant shopping centers, inflation is likely to increase rental income from leases to new tenants and lease renewals, subject to market conditions. Our rental income and operating expenses for those properties owned or to be owned and operated under triple-net leases are not likely to be directly affected by future inflation, since rents are or will be fixed under the leases and property expenses are the responsibility of the tenants. The capital appreciation of triple-net leased properties is likely to be influenced by interest rate fluctuations. To the extent that inflation determines interest rates, future inflation may have an effect on the capital appreciation of triple-net leased properties. As of June 30, 2002, we owned fourteen single user triple-net leased properties.

Cautionary Note Regarding Forward-Looking Statements

This quarterly report includes forward-looking statements that reflect management's expectations and projections about our future results, performance, prospects and opportunities. We have attempted to identify these forward-looking statements by using words such as "may," "will," "expects," "anticipates," "believes," "intends," "expects," "estimates," "could" or similar expressions. These forward- looking statements are based on information currently available to us and are subject to a number of known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. These factors include, among other things:

     -  limitations on the geographical area in which we may acquire properties;

     -  risks associated with borrowings secured by our properties;

     -  competition for tenants and customers;

     -  federal, state or local regulations;

     -  adverse changes in general economic or local conditions;

     - competition for property acquisitions with third parties that have greater financial resources than us;

     -  inability of lessees to meet financial obligations;

     -  uninsured losses;

     -  risks of failure to qualify as a REIT;

     - potential conflicts of interest between us and our affiliates including the Advisor; and

     -  weakening economic conditions.

For further information about these and other risks, uncertainties and factors, please review the disclosure under "Risk Factors" in our Prospectus dated June 7, 2002 and amendments and supplements thereto.

You should not place undue reliance on any forward looking statements. Except as otherwise required by federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason after the date of this quarterly report.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

We are exposed to interest rate changes primarily as a result of its long-term debt used to maintain liquidity and fund capital expenditures and expansion of our real estate investment portfolio and operations. Our interest rate risk management objectives are to limit the impact of interest rate changes on earnings and cash flows and to lower its overall borrowing costs. To achieve its objectives, we borrow primarily at fixed rates or variable rates with the lowest margins available and in some cases, with the ability to convert variable rates to fixed rates. We may enter into derivative financial instruments such as interest rate swaps, caps and treasury locks in order to mitigate its interest rate risk on a related financial instrument. We do not enter into derivative or interest rate transactions for speculative purposes.

Our interest rate risk is monitored using a variety of techniques. The table below presents the principal amounts and weighted average interest rates by year of expected maturity to evaluate the expected cash flows and sensitivity to interest rate changes.


                                            2002           2003            2004          2005            2006          Thereafter
                                        ----------    -----------     -----------     -----------     -----------     ------------
Maturing debt:
  Fixed rate debt                         $142,796    $11,302,687        $327,618     $27,899,614     $52,436,846      $79,679,467
  Variable rate debt                    $5,212,500    $18,681,521        $  --         $5,000,000     $29,337,500     $199,581,900

Average interest rate on debt:
  Fixed rate debt                            7.97%          7.64%           7.97%           7.58%           7.01%            6.74%
  Variable rate debt                         3.74%          3.84%             N/A           3.49%           3.49%            3.41%

Approximately $257,413,431 or 61% of our mortgages payable at June 30, 2002, have variable interest rates averaging 3.46%. An increase in the variable interest rate on certain mortgages payable constitutes a market risk.

With the exception of one note, we paid-off all of the debt that matured during 2002. The maturing debt was repaid primarily from the new financings obtained. The replacement financings obtained were for amounts which differed from the loans retired, either producing or requiring cash on a property by property basis.

RECENT DEVELOPMENTS

Our Board of Directors approved a change to our Share Repurchase Program to enable stockholders to sell shares back to us at the following prices:

- During 2002 at $9.25 per share. This is a reduction of $0.75 from the $10 offering price;

-    During 2003 at $9.50 per share;

-    During 2004 at $9.75 per share;

-    During 2005 through 2007 at $10.00 per share.

                       PRIOR PERFORMANCE OF OUR AFFILIATES

The following headings under this section have been revised. Headings not included in this Post-Effective Amendment No. 1 remain unchanged from our prospectus.

PRIOR INVESTMENT PROGRAMS

During the 10-year period ending June 30, 2002, The Inland Group and its affiliates have sponsored one other REIT, one other public real estate equity program, one private real estate equity program and eight private placement mortgage and note programs, which altogether have raised more than $722,000,000 from over 22,000 investors. During that period, the public real estate equity programs raised over $32,000,000 from over 2,000 investors; the private real estate equity program raised $2,275,000 from 80 investors; and the private placement mortgage and note programs raised $22,231,000 from 500 investors. In addition, Inland Real Estate Corporation, the other REIT, has raised over $668,000,000 from over 19,000 investors. Inland Real Estate Corporation has investment objectives and policies similar to ours and has invested principally in shopping centers that provide sales of convenience goods and personal services to neighboring communities in the Oak Brook, Illinois area. However, Inland Real Estate Corporation is now a self-administered REIT and is no longer affiliated with The Inland Group. Our investment objectives and policies are similar to those of several of the other prior investment programs sponsored by our affiliates which have owned and operated retail properties. However, the vast majority of the other investment programs sponsored by our affiliates were dissimilar from our operation in that the prior programs owned apartment properties, pre-development land and whole or partial interests in mortgage loans.

The information in this section and in the Prior Performance Tables included in this supplement as Appendix A shows relevant summary information concerning real estate programs sponsored by our affiliates. The purpose is to provide information on the prior performance of these programs so that you may evaluate the experience of the affiliated companies in sponsoring similar programs. The following discussion is intended to briefly summarize the objectives and performance of the prior programs and to disclose any material adverse business developments sustained by them.

SUMMARY INFORMATION

The table below provides summarized information concerning prior programs sponsored by our affiliates for the 10-year period ending June 30, 2002, and is qualified in its entirety by reference to the introductory discussion above and the detailed information appearing in the Prior Performance Tables in Appendix A of the prospectus. You should not construe inclusion of the succeeding tables as implying in any manner that we will have results comparable to those reflected in the tables because the yield and cash available and other factors could be substantially different for our properties. You should note that by acquiring our shares, you will not be acquiring any interests in any prior programs.

                                                                                                          PRIOR PRIVATE
                                                                                                           REAL ESTATE
                                                                                 PRIOR PUBLIC               EQUITY AND
                                                                                 REAL ESTATE                 MORTGAGE
                                                          PRIOR REIT                EQUITY                   AND NOTE
                                                         PROGRAM AS OF          PROGRAMS AS OF            PROGRAMS AS OF
                                                           JUNE 30,                JUNE 30,                  JUNE 30,
                                                            2002(2)                  2002                      2002
                                                       -----------------      ------------------        -----------------
Number of programs sponsored                                           1                       1                        9
Aggregate amount raised from investors                 $     668,030,000          $   32,399,000             $ 24,506,000
Approximate aggregate number of investors                         19,000                   2,600                      580
Number of properties purchased                                       123                      18                        7
Aggregate cost of properties(1)                        $   1,022,863,000          $   25,945,000             $  1,951,930
Number of mortgages/notes                                              0                       0                      463
Principal amount of mortgages/notes                                    0          $            0             $ 22,231,000
Principal of properties (based on cost) that were:
Commercial--
  Retail                                                          85.60%                   0.00%                     0.00%
  Single-user retail net-lease                                    14.40%                   0.00%                     0.00%
  Nursing homes                                                    0.00%                   0.00%                     0.00%
  Offices                                                          0.00%                   0.00%                     0.00%
  Industrial                                                       0.00%                   0.00%                     0.00%
  Health clubs                                                     0.00%                   0.00%                     0.00%
  Mini-storage                                                     0.00%                   0.00%                     0.00%
    Total commercial                                             100.00%                   0.00%                     0.00%
  Multi-family residential                                         0.00%                   0.00%                     0.00%
  Land                                                             0.00%                 100.00%                   100.00%

Percentage of properties (based on cost) that were:
Newly constructed (within a year of acquisition)                  17.80%                   0.00%                     0.00%
  Existing                                                        82.20%                   0.00%                     0.00%
  Construction                                                     0.00%                   0.00%                     0.00%
Number of properties sold (3)                                          3                      12                        6


Number of properties exchanged                                         0                       0                        0
Number of mortgages/notes repaid                                       0                       0                      383


(1) Includes purchase price and acquisition fees and expenses.

(2) On July 1, 2000, the prior REIT program, Inland Real Estate Corporation, became a separate, self-managed entity.

(3) Number of properties sold in whole or in part.

Of the programs included in the above table, Inland Real Estate Corporation has investment objectives similar to ours. Inland Real Estate Corporation represents approximately 86% of the aggregate amount raised from investors, approximately 70% of the aggregate number of investors, approximately 70% of the properties purchased, and approximately 93% of the aggregate cost of the properties.

During the three years prior to December 31, 2001, Inland Real Estate Corporation purchased 35 commercial properties. Upon written request, you may obtain, without charge, a copy of Table VI filed with the Securities and Exchange Commission in Part II of our registration statement. The table provides more information about these acquisitions.

PUBLICLY REGISTERED REIT

    INLAND REAL ESTATE CORPORATION. On October 14, 1994, Inland Real Estate Corporation commenced an initial public offering of 5,000,000 shares of common stock at $10 per share. As of July 24, 1996, it had received subscriptions for a total of 5,000,000 shares, thereby completing the initial offering. On July 24, 1996, it commenced an offering of an additional 10,000,000 shares of common stock at $10 per share. As of July 10, 1997, it had received subscriptions for a total of 10,000,000 shares, thereby completing its second offering. On July 14, 1997, Inland Real Estate Corporation commenced a third offering of an additional 20,000,000 shares of common stock at $10 per share. As of March 19, 1998, Inland Real Estate Corporation had received subscriptions for a total of 20,000,000 shares, thereby completing the third offering. On April 7, 1998, Inland Real Estate Corporation commenced a fourth offering of an additional 25,000,000 shares at $11 per share. Inland Real Estate Corporation elected to terminate the fourth offering as of December 31, 1998, after receiving subscriptions for a total of 16,642,397 shares. In addition, as of June 30, 2002, Inland Real Estate Corporation issued 9,616,254 shares of common stock through its distribution reinvestment program. As of June 30, 2002, Inland Real Estate Corporation repurchased 3,501,227 shares of common stock through its share repurchase program for an aggregate amount of $32,317,891. As a result, Inland Real Estate Corporation's gross offering proceeds totaled approximately $668,030,000 for all of such offerings, as of June 30, 2002. Inland Real Estate Corporation's objective is to purchase shopping centers that provide convenience goods, personal services, wearing apparel and hardware and appliances located within an approximate 400-mile radius of its headquarters in Oak Brook, Illinois, and to provide, at a minimum, cash distributions on a quarterly basis and a hedge against inflation through capital appreciation. It may also acquire single-user retail properties throughout the United States. As of June 30, 2002, the properties owned by Inland Real Estate Corporation were generating sufficient cash flow to cover operating expenses plus pay an annual cash distribution of $0.94 per share paid monthly.

As of June 30, 2002, Inland Real Estate Corporation financed approximately $522,151,000 on 114 of its 120 properties. Inland Real Estate Corporation's 120 properties, a total investment of approximately $1,022,863,000 at June 30, 2002, were purchased with proceeds received from the above described offerings of shares of its common stock and financings. Through June 30, 2002, cash distributions have totaled approximately $242,807,000, of which approximately $242,433,000 were from operating cash flow and approximately $374,000 from capital gain distributions.

On July 1, 2000, Inland Real Estate Corporation became a self-administered REIT by completing its acquisition of Inland Real Estate Advisory Service, Inc., its advisor, and Inland Commercial Property Management, Inc., its property manager. The acquisition was accomplished by merging its advisor and its property manager into two wholly owned subsidiaries of Inland Real Estate Corporation. As a result of the merger, Inland Real Estate Corporation issued to our sponsor, the sole shareholder of the advisor, and The Inland Property Management Group, Inc., the sole shareholder of its property manager, an aggregate of 6,181,818 shares of Inland Real Estate Corporation's common stock at $11 per share, or approximately 9.008% of its common stock.

PUBLICLY REGISTERED LIMITED PARTNERSHIPS

    INLAND CAPITAL FUND, L.P. -- The offering period for this fund began December 13, 1991 and ended August 23, 1993. The objectives were to invest in pre-development land on an all-cash basis and realize appreciation of such land upon resale.

Inland Capital Fund raised $32,399,282 from 2,683 investors and purchased, with the net proceeds available for investment, 18 land parcels, one of which included a house and several outbuildings, for an aggregate purchase price of $25,945,989. As of June 30, 2002, this fund has had multiple sales transactions involving the house and portions of eleven parcels which generated approximately $19,822,000 in net sales proceeds, including notes receivable of approximately $1,587,000. Its cost basis in the land parcels sold was approximately $10,637,000 resulting in a gain, net of selling expenses and commissions, of approximately $9,185,000 for financial reporting purposes.

In the opinion of Inland Real Estate Investment Corporation, the partnership is currently meeting its investment objectives and has, through completed sales transactions, realized significant capital appreciation on the assets sold. Cash distributions to limited partners through June 30, 2002 totaled $14,708,504, all from the sale of land parcels.


PRIVATE PARTNERSHIPS

Since our inception and through June 30, 2002, including the programs described below under " -- Private Placement Real Estate Equity Program," and " - -- Private Placement Mortgage and Note Programs" in this section, our affiliates have sponsored 514 private placement limited partnerships which have raised more than $524,201,000 from approximately 17,000 investors and invested in properties for an aggregate price of more than $1 billion in cash and notes. Of the 522 properties purchased, 93% have been in Illinois. Approximately 90% of the funds were invested in apartment buildings, 6% in shopping centers, 2% in office buildings and 2% in other properties. Including sales to affiliates, 320 partnerships have sold their original property investments. Officers and employees of our sponsor and its affiliates invested more than $17,000,000 in these private placement limited partnerships.

From 1990 and through June 30, 2002, investors in The Inland Group private partnerships have received total distributions in excess of $327,725,000, consisting of cash flow from partnership operations, interest earnings, sales and refinancing proceeds and cash received during the course of property exchanges.

Following a proposal by the former corporate general partner, which was an affiliate of The Inland Group, investors in 301 private partnerships voted in 1990 to make our sponsor the corporate general partner for those partnerships.

Beginning in December 1993 and continuing into the first quarter of 1994, investors in 101 private limited partnerships for which our sponsor is the general partner received letters from it informing them of the possible opportunity to sell the 66 apartment properties owned by those partnerships to a to-be-formed REIT in which affiliates of our sponsor would receive stock and cash and the limited partners would receive cash. The underwriters of this apartment REIT subsequently advised our sponsor to sell to a third party its management and general partner's interests in those remaining limited partnerships not selling their apartment properties to the apartment REIT. Those not selling their apartment properties constituted approximately 30% of the Inland-sponsored limited partnerships owning apartment buildings. The prospective third-party buyers of our sponsor's interests in the remaining partnerships, however, would make no assurance to support those partnerships financially. As a result, in a March 1994 letter, our sponsor informed investors of its decision not to go forward with the formation of the apartment REIT.

Following this decision, two investors filed a complaint in April 1994 in the Circuit Court of Cook County, Illinois, Chancery Division, purportedly on behalf of a class of other unnamed investors, alleging that our sponsor had breached its fiduciary responsibility to those investors whose partnerships would have sold apartment properties to the apartment REIT. The complaint sought an accounting of information regarding the apartment REIT matter, an unspecified amount of damages and the removal of our sponsor as general partner of the partnerships that would have participated in the sale of properties. In August 1994, the court granted our sponsor's motion to dismiss, finding that the plaintiffs lacked standing to bring the case individually. The plaintiffs were granted leave to file an amended complaint. Thereafter, in August 1994, six investors filed an amended complaint, purportedly on behalf of a class of other investors, and derivatively on behalf of six limited partnerships of which our sponsor is the general partner. The derivative counts sought damages from our sponsor for alleged breach of fiduciary duty and breach of contract, and assert a right to an accounting. Our sponsor filed a motion to dismiss in response to the amended complaint. The suit was dismissed in March 1995 with prejudice. The plaintiffs filed an appeal in April 1996. After the parties briefed the issue, arguments were heard by the Appellate Court in February 1997. In September 1997, the Appellate Court affirmed the trial court decision in favor of our sponsor.


PRIVATE PLACEMENT REAL ESTATE EQUITY PROGRAM

    WISCONSIN CAPITAL LAND FUND, L.P., an Illinois limited partnership, was formed in October 1992. The objectives were to invest in pre-development land in the Madison, Wisconsin area on an all-cash basis and realize appreciation of the land upon resale. The offering period for units in this privately offered partnership began in October 1992 and ended on June 14, 1993 with the maximum amount, $2,275,000, raised. This fund bought seven parcels of land in the Madison, Wisconsin area with the proceeds of the offering.

On October 1, 1997, Parcel 6 located in Windsor, Wisconsin, was sold for $566,597 which is equal to 191% of the original parcel capital. Investors received a $375,000 distribution from this sale.

On March 19, 1998, the fund sold parcels 3 and 7 for a total of $2,150,000, of which $1,900,000 was distributed to investors.

On January 5, 1999, parcels 1 and 4 were sold for $1,325,000 and investors received a $1,137,500 distribution.

The fund has sold all 63 of the improved lots in Parcel 5 in the Village of Mt. Horeb for total gross sale proceeds of $2,361,750. Through June 30, 2002, $467,500 from lot sales has been distributed to investors.

Through June 30, 2002, investors have received $1,705 for every $1,000 invested or a total of $3,880,000 in distributions. The partnership has one remaining asset consisting of 60.876 acres in the Madison, Wisconsin area.

IMC NOTE ISSUE #2 1993, offering investments in promissory notes was sponsored by Inland Mortgage Corporation, an Illinois corporation and an affiliate of our sponsor, in July 1993. The offering period for this program began August 25, 1993 and closed on June 13, 1994 after raising $6,800,000. Inland Mortgage Corporation issued notes maturing December 31, 2003, providing for interest at the rate of 8% per annum with 100% return of principal guaranteed by our sponsor. Proceeds of the offering have been used to invest in a mortgage loan secured by an apartment property in Manchester, New Hampshire, owned by an affiliate of our sponsor. Investors may also receive additional income dependent on the future sale of the property. Inland Mortgage Corporation made an initial distribution to investors of escrow interest totaling $13,685 in November 1993. Cash distributions through June 30, 2002 totaled $4,604,699, of which $4,585,243 was interest earnings and $19,456 was subsidy income from our sponsor pursuant to the guarantee for that program.

SUMMARY TABLES

The following summary tables describe information concerning the prior programs discussed above through June 30, 2002.

Affiliates of The Inland Group formed Inland Capital Fund, L.P. and Wisconsin Capital Land Fund, L.P. as pure capital appreciation investments. No current return from rents or interest was contemplated or available because capital was invested in non-income producing vacant land parcels. Limited partners receive distributions on an irregular basis, only as a result of a sale of the vacant land parcels. These distributions consist of both the return of the invested capital amount allocated to the purchase of the parcel or parcels sold plus the profit on the involved parcels as measured by the sale price, net of costs of the sale, minus the fully loaded purchase price, or allocated capital. The method of measuring return on investment to date is on a sold parcel by parcel basis as follows:

                  NET SALES                FULLY LOADED                                                  AVERAGE ANNUAL RETURN ON
                  PRICES OF               PURCHASE PRICE          NET PROFITS       GROSS RETURN %       ALLOCATED CAPITAL (GROSS
                 PARCELS SOLD          (ALLOCATED CAPITAL OF       ON PARCELS        (NET PROFIT/       RETURN %/AVERAGE NUMBER OF
     FUND          TO DATE      LESS   PARCELS SOLD TO DATE)  =   SOLD TO DATE    ALLOCATED CAPITAL)    YEARS OF CAPITAL INVESTED)
---------------------------------------------------------------------------------------------------------------------------------
Inland Capital
Fund, L.P.        19,055,000               10,226,000              8,829,000              86%                     8.42%

Wisconsin Land
Fund, L.P.         4,137,818                2,016,614              2,121,204             105%                    11.69%


                  CUMULATIVE DISTRIBUTIONS TO LIMITED PARTNERS


                                                                                                        RETURN ON
                                         CAPITAL                        RETURN OF        RETURN ON      INVESTMENT
                                         RAISED       TOTAL      =     INVESTMENT    +  INVESTMENT       PER YEAR
----------------------------------------------------------------------------------------------------------------------

Triple Security Fund, L.P.             3,000,000     4,294,216         3,000,000         1,294,216       10.00%

Employee Appreciation Fund, L.P.*        400,000       502,198           400,000           102,198       10.00%
Inland Condominium Financing Fund,
L.P.                                   1,031,000     1,411,617         1,031,000           380,617       10.00%
10% Income Fund, L.P.                  2,000,000     2,878,335         2,000,000           878,335       10.00%
9% Income Junior Mortgage Fund, L.P.*  1,000,000     1,512,708         1,000,000           512,708        9.00%
9% Monthly Cash Fund, L.P.             4,000,000     6,291,146         4,000,000         2,291,146        9.00%
9% Monthly Cash Fund II, L.P.          4,000,000     6,417,653         4,000,000         2,417,653        9.00%
IMC Note Issue #2 1993                 6,800,000     4,604,699                 0         4,604,699        8.00%


*   Returns of Capital prior to Final Distribution.

                            DESCRIPTION OF SECURITIES

The following headings under this section have been revised. Headings not included in this Post-Effective Amendment No. 1 remain unchanged.

AUTHORIZED STOCK

The first paragraph of this heading "Authorized Stock" should read:

Our charter provides that we may issue up to 280,000,000 shares of common stock, $0.01 par value per share and 10,000,000 shared of preferred stock, $0.01 par value per share. As of August 26, 2002, we had approximately 79,934,000 shares of common stock outstanding and no preferred stock outstanding.

WARRANTS

The second sentence of the fifth paragraph of this heading "Warrants" should read:

As of August 26, 2002, we have issued 2,544,119 warrants to the managing dealer.


             DISTRIBUTION REINVESTMENT AND SHARE REPURCHASE PROGRAMS

THE FOLLOWING REPLACES INFORMATION CONTAINED ON PAGE 198 OF THE PROSPECTUS UNDER THE HEADING "SHARE REPURCHASE PROGRAM".

The prices at which shares may be sold back to us are as follows:

- During 2002 at $9.25 per share. This is a reduction of $0.75 from the $10 offering price;

-    During 2003 at $9.50 per share;

-    During 2004 at $9.75 per share;

-    During 2005 through 2007 at $10.00 per share.


                                     EXPERTS

The consolidated financial statements and schedule of Inland Retail Real Estate Trust, Inc. as of December 31, 2001 and 2000 and for each of the years in the three-year period ended December 31, 2001, the combined historical summary of gross income and direct operating expenses of The Thomas Properties Acquired in 2002 for the year ended December 31, 2001, the historical summary of gross income and direct operating expenses of Riverstone Plaza for the year ended December 31, 2001, the combined historical summary of gross income and direct operating expenses of The Properties Acquired from Centennial American Properties for the year ended December 31, 2001, the historical summary of gross income and direct operating expenses of Cox Creek Centre for the period from March 1, 2001 (commencement of operations) to December 31, 2001 and the historical summary of gross income and direct operating expenses of Sycamore Commons for the period from July 25, 2001 (commencement of operations) to December 31, 2001 have been included herein and in the Post-Effective Amendment No. 1 to the Registration Statement on Form S-11 in reliance upon the reports of KPMG LLP, independent accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

                              PLAN OF DISTRIBUTION

The following new subsection is inserted at the end of this section on page 187 of our prospectus.

UPDATE

As of January 31, 2001, we had sold 13,687,349 shares in our first offering resulting in gross proceeds of $136,454,948. In addition, we received $200,000 from our advisor for 20,000 shares. Inland Securities Corporation, an affiliate of our advisor, served as dealer manager of this offering and was entitled to receive selling commissions and certain other fees, as discussed further in our prospectus. As of January 31, 2001, we had incurred $11,588,024 of commissions and fees payable to Inland Securities Corporation, which results in our receipt of $125,066,924 of net proceeds from the sale of those 13,687,349 shares. As of January 31, 2001 the first offering terminated. Our second offering began February 1, 2001. As of August 29, 2002, we had sold 50,000,000 shares in our second offering resulting in gross proceeds of $497,842,917, thereby completing the second offering. Inland Securities Corporation also served as dealer manager of this offering and was entitled to receive selling commissions and certain other fees, as discussed further in our prospectus. As of August 29, 2002, we had incurred $42,631,670 of commissions and fees payable to Inland Securities Corporation, which results in our receipt of $455,011,247 of net proceeds from the sale of those 50,000,000 shares. Our third offering began June 7, 2002. As of August 29, 2002, we had sold 15,993,650 shares in our third offering, resulting in gross proceeds of $159,683,972. Inland Securities Corporation also serves as dealer manager of this offering and is entitled to receive selling commissions and certain other fees, as discussed further in our prospectus. As of August 29, 2002, we had incurred $14,475,690 of commissions and fees payable to Inland Securities Corporation, which results in our receipt of $145,208,282 of net proceeds from the sale of those 15,993,650 shares. An additional 1,873,356 shares have been sold pursuant to our Distribution Reinvestment Program as of August 29, 2002, for which we have received additional net proceeds of $17,796,886. As of August 29, 2002, we had repurchased 296,356 shares through our Share Repurchase Program resulting in disbursements totaling $2,745,874. As a result, our net offering proceeds from all offerings total approximately $740,337,165 as of August 29, 2002, including amounts raised through our Distribution Reinvestment Program, net of shares, repurchased through our Share Repurchase Program.

We also pay an affiliate of our advisor, which is owned principally by individuals who are affiliates of Inland, fees to manage and lease our properties. For the six months ended June 30, 2002, we have incurred and paid property management fees of $2,010,694. For the years ended December 31, 2001 and 2000, we have incurred and paid property management fees of $1,605,491 and $926,978, respectively. Our advisor was entitled to receive an annual asset management fee of not more than 1% of our average invested assets, to be paid quarterly until August 1, 2001. Thereafter, our advisor may receive an annual asset management fee of not more than 1% of our net asset value, to be paid quarterly. For the six months ended June 30, 2002, we had incurred and paid $1,847,000 of such fees. For the year ended December 31, 2001, no such fees were accrued or paid. For the year ended December 31, 2000, we had incurred and paid $120,000 of such fees. We may pay expenses associated with property acquisitions of up to .5% of the proceeds that we raise in this offering but in no event will we pay acquisition expenses on any individual property that exceeds 6% of its purchase price. Acquisition expenses totaling approximately $5,409,000 are included in the purchase prices we have paid for all our properties purchased through August 29, 2002. As of August 29, 2002, we had invested approximately $565,775,000 in properties that we purchased for an aggregate purchase price of approximately $1,042,000,000, and we had invested approximately $45,920,000 in two notes receivable from developers of two shopping centers. After expenditures for organization and offering expenses and acquisition expenses, establishing appropriate reserves and the acquisition of the properties described above, as of August 29, 2002, we had net offering proceeds of approximately $66,000,000 available for investment in additional properties. As of August 29, 2002, we have committed to the acquisition of an additional $243,000,000 in properties. We believe we will have sufficient resources available from offering proceeds and financing proceeds to acquire these properties.

                               Pro Forma (F-Pgs)


                                   [TO COME]

                          INDEX TO FINANCIAL STATEMENTS

INLAND RETAIL REAL ESTATE TRUST, INC.:                                      PAGE

Consolidated Financial Statements (unaudited) at June 30, 2002 and
December 31, 2001 and for the six months ended June 30, 2002 and 2001       F- 1

Notes to Consolidated Financial Statements (unaudited) at June 30, 2002
and December 31, 2001 and for the six months ended June 30, 2002 and 2001   F- 7

Pro Forma Consolidated Balance Sheet (unaudited) at June 30, 2002           F-31

Notes to Pro Forma Consolidated Balance Sheet (unaudited) at June 30, 2002  F-33

Pro Forma Consolidated Statement of Operations (unaudited) for the
six months ended June 30, 2002                                              F-37

Notes to Pro Forma Consolidated Statement of Operations (unaudited)
for the six months ended June 30, 2002                                      F-39

Pro Forma Consolidated Statement of Operations (unaudited) for the year
ended December 31, 2001                                                     F-45

Notes to Pro Forma Consolidated Statement of Operations (unaudited)
for the year ended December 31, 2001                                        F-47


COX CREEK:

Independent Auditors' Report                                                F-68

Historical Summary of Gross Income and Direct Operating Expenses for the period
from March 1, 2001 (commencement of operations) to December 31, 2001        F-69

Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the period from March 1, 2001 (commencement of operations) to December 31,
2001                                                                        F-70

SYCAMORE COMMONS:

Independent Auditors' Report                                                F-71

Historical Summary of Gross Income and Direct Operating Expenses for the period
from July 25, 2001 (commencement of operations) to December 31, 2001        F-72

Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the period from July 25, 2001 (commencement of operations) to December 31,
2001                                                                        F-73

PROPERTIES ACQUIRED FROM CENTENNIAL AMERICAN PROPERTIES:

Independent Auditors' Report                                                F-74

Combined Historical Summary of Gross Income and Direct Operating Expenses for
the year ended December 31, 2001                                            F-75

Notes to the Combined Historical Summary of Gross Income and Direct Operating
Expenses for the year ended December 31, 2001                               F-76

                      INLAND RETAIL REAL ESTATE TRUST, INC.
                            (A MARYLAND CORPORATION)

                           CONSOLIDATED BALANCE SHEETS

                       JUNE 30, 2002 AND DECEMBER 31, 2001

                                     Assets

                                                                      June 30, 2002       December 31,
                                                                       (Unaudited)           2001
                                                                     ---------------     ---------------
Investment properties:
  Land                                                               $   229,178,229     $   145,662,393
  Land held for development                                                5,983,062             959,257
  Construction in progress                                                 6,404,283           1,783,953
  Building and other improvements                                        678,273,455         447,333,253
                                                                     ---------------     ---------------

                                                                         919,839,029         595,738,856
  Less accumulated depreciation                                          (24,748,996)        (14,135,094)
                                                                     ---------------     ---------------

Net investment properties                                                895,090,033         581,603,762

Investment in joint venture                                                       --           2,876,869
Mortgage receivable                                                        2,475,000           1,100,000
Cash and cash equivalents                                                 81,529,190          24,534,356
Restricted cash                                                           12,239,386           6,711,746
Investment in securities                                                   6,518,730           6,704,775
Accounts and rents receivable, (net of allowance of $762,625 and $840,903 as of June 30, 2002 and
  December 31, 2001, respectively)                                         7,561,457           4,439,492
Real estate tax and insurance escrows                                      1,500,408             340,086
Loan fees (net of accumulated amortization of $1,210,592 and
  $420,597 as of June 30, 2002 and December 31, 2001, respectively)        4,749,227           2,570,640
Leasing fees (net of accumulated amortization of $75,510 and
  $45,106 as of June 30, 2002 and December 31, 2001, respectively)           255,187             187,886
Deferred acquisition costs                                                   363,283             458,363
Other assets                                                                 974,371              59,844
                                                                     ---------------     ---------------

Total assets                                                         $ 1,013,256,272     $   631,587,819
                                                                     ===============     ===============



          See accompanying notes to consolidated financial statements.

                      INLAND RETAIL REAL ESTATE TRUST, INC.
                            (A MARYLAND CORPORATION)

                           CONSOLIDATED BALANCE SHEETS
                                   (CONTINUED)

                       JUNE 30, 2002 AND DECEMBER 31, 2001

                      Liabilities and Stockholders' Equity

                                                                                June 30, 2002         December 31,
                                                                                 (Unaudited)             2001
                                                                             -----------------         ---------
Liabilities:
  Accounts payable                                                             $     4,512,348     $       531,904
  Accrued offering costs due to affiliates                                             570,534             773,191
  Accrued offering costs due to non-affiliates                                         189,145             274,800
  Accrued interest payable to non-affiliates                                           891,521             714,478
  Real estate tax payable                                                            4,369,336                  --
  Distributions payable                                                              4,185,546           2,376,125
  Security deposits                                                                  1,130,472             698,155
  Mortgages payable                                                                429,602,259         313,499,312
  Unearned income                                                                    1,105,831             594,592
  Note and margin payable                                                            3,119,422           6,260,483
  Other liabilities                                                                 10,223,937           4,764,042
  Due to affiliates                                                                  1,237,581             332,831
                                                                               ---------------     ---------------

    Total liabilities                                                              461,137,932         330,819,913
                                                                               ---------------     ---------------

  Minority interest in partnership                                                       2,000               2,000
Stockholders' Equity:
  Preferred stock, $.01 par value, 10,000,000 shares
    authorized, none outstanding                                                            --                  --
  Common stock, $.01 par value, 100,000,000 shares
    authorized, 64,900,258 and 35,891,718 issued and
    outstanding at June 30, 2002 and December 31, 2001,
     respectively                                                                      649,002             358,917
  Additional paid-in capital (net of Offering costs of
    $67,750,584 and $39,335,560 at June 30, 2002 and
     December 31, 2001, respectively, of which $57,242,236
     and $30,981,962 was paid or accrued to
      Affiliates, respectively)                                                    576,916,754         316,759,170
  Accumulated distributions in excess of net income                                (23,746,554)        (15,282,504)
  Accumulated other comprehensive loss                                              (1,702,862)         (1,069,677)
                                                                               ---------------     ---------------

    Total stockholders' equity                                                     552,116,340         300,765,906
                                                                               ---------------     ---------------

Commitments and contingencies (Notes 7, 8 and 13)

Total liabilities and stockholders' equity                                     $ 1,013,256,272     $   631,587,819
                                                                               ===============     ===============

          See accompanying notes to consolidated financial statements.

                      INLAND RETAIL REAL ESTATE TRUST, INC.
                            (A MARYLAND CORPORATION)

                      CONSOLIDATED STATEMENTS OF OPERATIONS
            FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2002 AND 2001
                                   (unaudited)

                                           Three months     Three months      Six months       Six months
                                              ended            ended            ended            ended
                                          June 30, 2002     June 30, 2001    June 30, 2002    June 30, 2001
                                          -------------     -------------    -------------    -------------
INCOME:
  Rental income                            $ 19,814,664     $  6,475,001     $ 36,332,102     $ 11,621,702
  Additional rental income                    3,933,951        1,306,466        7,730,771        2,711,387
  Interest and dividend income                  595,028          490,377          925,860          863,803
  Other income                                  375,812           18,300          509,532           21,487
  Gain on sale of investment securities             939          173,646           36,654          187,557
                                           ------------     ------------     ------------     ------------

                                             24,720,394        8,463,790       45,534,919       15,405,936
                                           ------------     ------------     ------------     ------------
EXPENSES:
  Professional services to
    non-affiliates                              143,591          142,949          225,977          195,760
  General and administrative
    expenses to affiliates                       98,624          100,566          246,106          199,991
  General and administrative
    expenses to non-affiliates                  192,148           32,036          288,407           95,550
  Advisor asset management fee                1,050,000               --        1,847,000               --
  Property operating expenses to
    affiliates                                1,059,022          361,491        2,010,694          691,565
  Property operating expenses to
    non-affiliates                            4,385,591        1,590,180        8,119,961        3,005,638
  Mortgage interest to non-affiliates         5,405,442        2,220,934        9,982,058        4,347,753
  Depreciation                                5,873,788        2,019,824       10,613,902        3,530,762
  Amortization                                  446,312           69,146          827,247          132,454
  Acquisition costs expenses to
    affiliates                                       --               --               --           22,989
  Acquisition costs expenses to
    non-affiliates                              137,857           38,397          164,428           52,988
                                           ------------     ------------     ------------     ------------
                                             18,792,375        6,575,523       34,325,780       12,275,450
                                           ------------     ------------     ------------     ------------
Net income                                 $  5,928,019     $  1,888,267     $ 11,209,139     $  3,130,486
                                           ------------     ------------     ------------     ------------
Other comprehensive income:

  Unrealized loss on investment
    securities                                 (912,634)        (823,447)        (633,185)        (307,116)
                                           ------------     ------------     ------------     ------------
Comprehensive income                       $  5,015,385     $  1,064,820     $ 10,575,954     $  2,823,370
                                           ============     ============     ============     ============
Net income per common share, basic
  and diluted                              $        .11     $        .10     $        .23     $        .19
                                           ============     ============     ============     ============
Weighted average number of common
  shares outstanding, basic and diluted      55,907,279       18,084,453       48,581,036       16,066,173
                                           ============     ============     ============     ============

          See accompanying notes to consolidated financial statements.

                      INLAND RETAIL REAL ESTATE TRUST, INC.
                            (A MARYLAND CORPORATION)

                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

                     FOR THE SIX MONTHS ENDED JUNE 30, 2002
                                   (UNAUDITED)

                                                                                  Accumulated
                                                                   Additional    Distributions  Accumulated Other
                                     Number of       Common         Paid-in        in excess      Comprehensive
                                       Shares        Stock          Capital      of Net Income        Loss            Total
                                     ---------    -------------   -------------  --------------  --------------- --------------
Balance at December 31, 2001         35,891,718   $     358,917   $ 316,759,170  $ (15,282,504)  $  (1,069,677)  $ 300,765,906

Net income                                   --              --              --     11,209,139              --      11,209,139
Unrealized gain on investment
securities                                   --              --              --             --        (633,185)       (633,185)
Distributions declared ($.40 per
 weighted average number
 of common shares outstanding)               --              --              --    (19,673,189)             --     (19,673,189)
Proceeds from Offering including
 DRP (net of Offerings costs
  of $28,415,024                     29,065,825         290,658     260,696,961             --              --     260,987,619
Retired stock                           (57,285)           (573)       (539,377)            --              --        (539,950)
                                  -------------   -------------  --------------  -------------   -------------   -------------
Balance at June 30, 2002             64,900,258   $     649,002   $ 576,916,754  $ (23,746,554)  $  (1,702,862)  $ 552,116,340
                                  =============   =============   =============  =============   =============   =============


          See accompanying notes to consolidated financial statements.

                      INLAND RETAIL REAL ESTATE TRUST, INC.
                            (A MARYLAND CORPORATION)

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                 FOR THE SIX MONTHS ENDED JUNE 30, 2002 AND 2001
                                   (UNAUDITED)

                                                                       June 30, 2002    June 30, 2001
                                                                      ---------------   -------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                                           $  11,209,139    $   3,130,486
  Adjustments to reconcile net income:
    Depreciation                                                          10,613,902        3,530,762
    Amortization                                                             827,247          132,454
    Gain on sale of investment securities                                    (36,654)        (187,557)
    Rental income under master lease                                         503,629          168,508
    Straight-line rental income                                             (957,300)        (275,445)
    Income from unconsolidated joint venture                                (190,405)              --
    Changes in assets and liabilities:
      Accounts and rents receivable, net of change in allowance of
        $(78,278) and $82,477 for 2002 and 2001, respectively             (2,164,665)         532,919
      Other assets                                                          (914,527)          65,278
      Real estate tax and insurance escrows                               (1,160,322)        (363,240)
      Deferred acquisition costs                                              95,080          168,443
      Accrued interest payable to non-affiliates                             177,043          (36,591)
      Real estate tax payable                                              4,369,336        1,425,729
      Accounts payable                                                       314,434          329,095
      Unearned income                                                        511,239         (157,277)
      Other liabilities                                                    5,459,895           83,299
      Security deposits                                                      432,317          106,822
      Due to affiliates                                                      904,750          (85,989)
                                                                       -------------    -------------
Net cash provided by operating activities                                 29,994,138        8,567,696
                                                                       -------------    -------------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Restricted cash                                                         (5,527,640)        (143,754)
  Purchase of investment securities, net of change in margin account
   of $(42,061) and $2,573,206 for 2002 and 2001, respectively              (964,614)      (3,134,645)
  Proceeds from sale of investment securities                                512,067        1,625,366
  Distributions from unconsolidated joint venture                            190,405               --
  Purchase of investment properties                                     (239,792,952)     (99,981,776)
  Additions to investment properties, net of accounts payable             (6,300,387)      (1,021,047)
  Leasing fees                                                               (97,706)         (13,626)
                                                                       -------------    -------------
Net cash used in investing activities                                   (251,980,827)    (102,669,482)
                                                                       -------------    -------------




          See accompanying notes to consolidated financial statements.

                      INLAND RETAIL REAL ESTATE TRUST, INC.
                            (A MARYLAND CORPORATION)

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (CONTINUED)

                 FOR THE SIX MONTHS ENDED JUNE 30, 2002 AND 2001
                                   (UNAUDITED)

                                                                      June 30, 2002     June 30, 2001
                                                                      -------------     -------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from offerings                                              $ 289,402,643    $  72,343,314
  Repurchase of shares                                                      (539,950)        (318,152)
  Payment of offering costs                                              (28,703,336)      (7,262,663)
  Proceeds from issuance of debt                                         213,198,631       36,000,000
  Funding of mortgage receivable                                          (2,475,000)              --
  Principal payments of debt                                            (171,062,268)      (6,846,046)
  Loan fees                                                               (2,975,429)        (669,661)
  Distributions paid                                                     (17,863,768)      (5,948,500)
                                                                       -------------    -------------
Net cash provided by financing activities                                278,981,523       87,298,292
                                                                       -------------    -------------

Net increase(decrease) in cash and cash equivalents                       56,994,834       (6,803,494)

Cash and cash equivalents at January 1                                    24,534,356       24,664,511
                                                                       -------------    -------------

Cash and cash equivalents at June 30                                   $  81,529,190    $  17,861,017
                                                                       =============    =============

Supplemental schedule of noncash investing and financing activities:

Purchase of investment properties                                      $(314,637,405)   $ (99,981,776)
Assumption of mortgage debt                                               70,867,584               --
Investment in joint venture converted to investment property               2,876,869               --
Proceeds from mortgage receivable payoff                                   1,100,000               --
                                                                       -------------    -------------

Funds used to purchase investment properties                            (239,792,952)     (99,981,776)
                                                                       =============    =============

Additions to investment properties, unpaid                             $   3,666,010    $          --
                                                                       =============    =============

Distributions payable                                                  $   4,185,546    $   1,279,484
                                                                       =============    =============

Cash paid for interest                                                 $   9,805,015    $   4,403,918
                                                                       =============    =============


          See accompanying notes to consolidated financial statements.

                      INLAND RETAIL REAL ESTATE TRUST, INC.
                            (A MARYLAND CORPORATION)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                  JUNE 30, 2002
                                   (UNAUDITED)


The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP") for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements. Readers of this Quarterly Report should refer to the audited financial statements of Inland Retail Real Estate Trust, Inc. (the "Company") for the fiscal year ended December 31, 2001, which are included in the Company's 2001 Annual Report, as certain footnote disclosures contained in such audited financial statements have been omitted from this Report. In the opinion of management, all adjustments (consisting of normal recurring accruals) necessary for a fair presentation have been included in this quarterly report.

(1)  ORGANIZATION AND BASIS OF ACCOUNTING

Inland Retail Real Estate Trust, Inc. (the "Company") was formed on September 3, 1998 to acquire and manage a diversified portfolio of real estate, primarily multi-tenant shopping centers. The Company has initially focused on acquiring properties in the southeastern states, primarily Florida, Georgia, North Carolina and South Carolina. The Company may also acquire single-user retail properties in locations throughout the United States, certain of which may be sale and leaseback transactions, net leased to creditworthy tenants. Inland Retail Real Estate Advisory Services, Inc. (the "Advisor"), an affiliate of the Company, is the advisor to the Company. On February 11, 1999, the Company commenced an initial public offering (the "Initial Offering"), on a best efforts basis of 50,000,000 shares of common stock ("Shares") at $10 per Share and 4,000,000 Shares at $9.50 per Share which may be distributed pursuant to the Company's Distribution Reinvestment Program ("DRP"). The Company terminated its Initial Offering on January 31, 2001. As of January 31, 2001, the Company had received subscriptions for a total of 13,687,349 Shares. The Company began an additional offering on February 1, 2001 (the "Subsequent Offering") on a best effort basis. As of June 30, 2002, the Company has received subscriptions for a total of 49,558,650 Shares in the Subsequent Offering. Concurrent with the Subsequent Offering, the Company began a third offering on June 7, 2002 ("Follow-On Offering") on a best effort basis of 150,000,000 Shares of common stock at $10 per Share and 12,000,000 Shares at $9.50 per Share which may be distributed pursuant to the DRP. As of June 30, 2002, the Company has received subscriptions for a total of 409,647 Shares in the Follow-On Offering. In addition, the Company has issued 1,490,405 Shares pursuant to the Company's DRP. The Initial Offering, the Subsequent Offering and Follow-On Offering are collectively referred to as the "Offerings". As of June 30, 2002, the Company has repurchased a total of 245,793 Shares through the Company's Share Repurchase Program for $2,267,228.

The Company is qualified and has elected to be taxed as a real estate investment trust ("REIT") under Sections 856 through 860 of the Internal Revenue Code of 1986. Since the Company qualifies for taxation as a REIT, the Company generally will not be subject to Federal income tax to the extent it distributes at least 90% of its REIT taxable income to its stockholders. If the Company fails to qualify as a REIT in any taxable year, the Company will be subject to Federal income tax on its taxable income at regular corporate tax rates. Even if the Company qualifies for taxation as a REIT, the Company may be subject to certain state and local taxes on its income and property and federal income and excise taxes on its undistributed income.

                      INLAND RETAIL REAL ESTATE TRUST, INC.
                            (A MARYLAND CORPORATION)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                  JUNE 30, 2002
                                   (UNAUDITED)

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America ("GAAP") requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

The Company capitalizes costs incurred during the development period, including direct and indirect costs incurred during the development period, such as construction, insurance, architectural costs, and legal fees, interest and other financing costs, and real estate taxes. The development period is considered to end once the property is considered substantially complete and available for occupancy. At such time those costs included in construction in progress are transferred to land and building and other improvements.

Certain reclassifications have been made to the 2001 financial statements in order to conform to the 2002 presentation.

The Company classifies its investment in securities in one of three categories: trading, available-for-sale, or held-to-maturity. Trading securities are bought and held principally for the purpose of selling them in the near term. Held-to-maturity securities are those securities in which the Company has the ability and intent to hold the security until maturity. All securities not included in trading or held-to-maturity are classified as available-for-sale. Investments in securities at June 30, 2002 and December 31, 2001 consist principally of preferred stock investments in various real estate investment trusts and are classified as available-for-sale securities and are recorded at fair value. Unrealized holding gains and losses on available-for-sale securities are excluded from earnings and reported as a separate component of comprehensive income until realized. Realized gains and losses from the sale of available-for-sale securities are determined on a specific identification basis. A decline in the market value of any available-for-sale security below cost that is deemed to be other than temporary results in a reduction in the carrying amount to fair value. The impairment is charged to earnings and a new cost basis for the security is established. Dividend income is recognized when earned. Additionally, the Company has purchased its securities through a margin account. As of June 30, 2002 and December 31, 2001, the Company has recorded a payable of $3,119,422 and $3,161,484, respectively, for securities purchased on margin. During the three month periods ended June 30, 2002 and 2001, the Company recognized $939 and $173,646 of gain on sale of investment securities, respectively. During the six months ended June 30, 2002 and 2001, the Company recognized $36,654 and $187,557 of gain on sale of investment securities, respectively. Of the investment securities held on June 30, 2002 and 2001, the Company had recognized comprehensive unrealized loss of approximately $633,000 and $307,000, respectively.

On October 10, 2001, the FASB issued Statement of Financial Accounting Standards No. 144 ("SFAS 144"), "Accounting for the Impairment or Disposal of Long-Lived Assets." SFAS 144 replaces and supersedes Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of." SFAS 144 also supersedes the accounting and reporting provisions of Accounting Principles Board Opinion No. 30, "Reporting Results of Operations - Reporting the Effects of Disposal of a Segment of a Business," for the disposal of segments of business. SFAS 144 establishes accounting and reporting standards for the impairment or disposal of long-lived assets by requiring those long-lived assets be measured at the lower of carrying costs or fair value less selling costs, whether reported on continuing operations or in discontinued operations. The provisions of SFAS 144 are effective for financial statements issued for fiscal years beginning after December 15, 2001. Effective January 1, 2002, the Company has adopted SFAS 144. The adoption did not have any material effect on the Company.

                      INLAND RETAIL REAL ESTATE TRUST, INC.
                            (A MARYLAND CORPORATION)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                  JUNE 30, 2002
                                   (UNAUDITED)

On April 30, 2002, the FASB issued Statement of Financial Accounting Standards No. 145 ("SFAS 145"), "Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13 and Technical Corrections." The rescission of SFAS No. 4, "Reporting Gains and Losses from Extinguishment of Debt," and SFAS No. 64, "Extinguishments of Debt Made to Satisfy Sinking-Fund Requirements," which amended SFAS No. 4, will affect income statement classification of gains and losses from extinguishment of debt. SFAS No. 4 requires that gains and losses from extinguishment of debt be classified as an extraordinary item, if material. Under SFAS No. 145, extinguishment of debt is now considered a risk management strategy by the reporting enterprise and the FASB does not believe it should be considered extraordinary under the criteria in APB Opinion No. 30, "Reporting the Results of Operations-Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions," unless the debt extinguishment meets the unusual in nature and infrequency of occurrence criteria in APB Opinion No. 30. SFAS 145 will be effective for fiscal years beginning after May 15, 2002. Upon adoption, extinguishments of debt shall be classified under the criteria in APB Opinion No. 30. The effects of the adoption of SFAS 145 are currently indeterminable by the Company.


The Company considers all highly liquid investments purchased with a maturity of three months or less to be cash equivalents and are carried at cost, which approximates market.

In conjunction with certain acquisitions, the Company receives payments under master lease agreements pertaining to certain, non-revenue producing spaces either at the time of, or subsequent to, the purchase of some of the Company's properties. GAAP requires that upon receipt of these payments, the receipts are to be recorded as a reduction in the purchase price of the related properties rather than as rental income. These master leases were established at the time of purchase in order to mitigate the potential negative effects of loss of rent and expense reimbursements. Master lease payments are received through a draw of funds escrowed at the time of purchase and may cover a period from one to three years. These funds may be released to either the Company or the seller when certain leasing conditions are met. Restricted cash includes funds received by third party escrow agents, from sellers, pertaining to master lease agreements. In addition, restricted cash includes construction escrows established at the time Hillsboro Square was acquired. These construction escrows were established in order to cover the cost of construction and potential cost overruns related to certain tenants. Similar to the master lease escrows, these funds may be released to either the Company or the seller when certain conditions are met.

Depreciation expense is computed using the straight-line method. Buildings and improvements are depreciated based upon an estimated useful life of 30 years for buildings and 15 years for site improvements. Furniture and equipment are depreciated over five years. Tenant improvements are amortized on a straight-line basis over the life of the related lease.

Leasing fees are amortized on a straight-line basis over the life of the related lease.

Loan fees are amortized on a straight-line basis over the life of the related loan.

Offering costs are offset against the stockholders' equity accounts and consist principally of printing, selling and registration costs.

                      INLAND RETAIL REAL ESTATE TRUST, INC.
                            (A MARYLAND CORPORATION)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                  JUNE 30, 2002
                                   (UNAUDITED)

Rental income is recognized on a straight-line basis over the term of each lease. The difference between rental income earned on a straight-line basis and the cash rent due under the provisions of the lease agreements is recorded as deferred rent receivable and is included as a component of accounts and rents receivable in the accompanying consolidated balance sheets.

At December 31, 2001, the Company believes that the interest rates associated with the mortgages payable approximate the market interest rates for these types of debt instruments, and as such, the carrying amount of the mortgages payable approximate their fair value.

The carrying amount of the Company's other financial instruments approximate fair value because of the relatively short maturity of these instruments.

On December 2, 1999, the Securities and Exchange Commission issued Staff Accounting Bulletin 101, "Revenue Recognition in Financial Statements" ("SAB 101"). The staff determined that a lessor should defer recognition of contingent rental income (i.e. percentage/excess rent) until the specified target (i.e. breakpoint) that triggers the contingent rental income is achieved. The Company records percentage rental revenue in accordance with the SAB 101.

(2)  BASIS OF PRESENTATION

The accompanying Consolidated Financial Statements include the accounts of the Company, as well as all wholly owned subsidiaries and the accounts of the operating partnership. Wholly owned subsidiaries generally consist of Limited Liability Companies, ("LLCs") for which separate financial records are maintained. The Company has approximately a 99% controlling general partner interest of the operating partnership and the Advisor owns the remaining limited partner common units for which it paid $2,000. The Advisor's limited partner common units represent approximately 1% of the operating partnership which is reflected as minority interest in the accompanying Consolidated Financial Statements. The effects of all significant intercompany transactions have been eliminated.

Four individual LLCs formed by the Company each purchased a shopping center from an unaffiliated third party by paying cash and assuming the respective first mortgage financing for the properties known as Douglasville Pavilion, Southlake Pavilion, Fayetteville Pavilion and Sarasota Pavilion. The Company formed the LLC with Inland Real Estate Investment Corporation ("IREIC"), an affiliate of the Advisor, as an additional member in order to satisfy certain requirements of the lender. This requirement resulted in IREIC guaranteeing the loans and holding a majority interest in each LLC; however the Company retained all economic burdens and benefits of ownership of the respective properties throughout the guarantee period. As consideration for IREIC's guaranty of the loans, the Company paid IREIC an annual fee equal to 1/8% of the outstanding loan balance, paid monthly. The Consolidated Financial Statements include the amount of the joint venture LLCs with IREIC and no provisions for their minority interests have been reflected. In June 2002, the respective financing was repaid and the IREIC loan guarantee was extinguished.

                      INLAND RETAIL REAL ESTATE TRUST, INC.
                            (A MARYLAND CORPORATION)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                  JUNE 30, 2002
                                   (UNAUDITED)

(3) TRANSACTIONS WITH AFFILIATES

As of June 30, 2002 and December 31, 2001, the Company had incurred $67,750,584 and $39,335,560 of offering costs respectively, of which $57,242,236 and $30,981,962 was paid to affiliates. Pursuant to the terms of the Offerings, the Advisor is required to pay organizational and offering expenses (excluding sales commissions and the marketing contribution and due diligence expense allowance) in excess of 5.5% of the gross proceeds of the Offerings ("Gross Offering Proceeds") or all organization and offering expenses (including selling commissions) which together exceed 15% of Gross Offering Proceeds. As of June 30, 2002 and December 31, 2001 offering costs did not exceed the 5.5% and 15% limitations and the Company anticipates that these costs will not exceed these limitations upon completion of the Subsequent and Follow-On Offerings. Any excess amounts at the completion of the Subsequent and Follow-On Offerings will be reimbursed by the Advisor.

The Advisor and its affiliates are entitled to reimbursement for salaries and expenses of employees of the Advisor and its affiliates relating to the Offerings. In addition, an affiliate of the Advisor is entitled to receive selling commissions, and the marketing contribution and due diligence expense allowance from the Company in connection with the Offerings. Such costs are offset against the stockholders' equity accounts. Such costs totaled $26,260,274 and $19,287,730 as of June 30, 2002 and December 31, 2001 respectively, of which $570,534 and $773,191 for the periods ended June 30, 2002 and December 31, 2001, respectively were unpaid.

The Advisor and its affiliates are entitled to reimbursement for salaries and expenses of employees of the Advisor and its affiliates relating to the administration of the Company. Such costs are included in general and administrative expenses to affiliates and acquisition costs expenses to affiliates. During the three month periods ended June 30, 2002 and 2001, the Company incurred $98,624 and $100,566 respectively of general and administrative expenses to the Advisor and its affiliates. Additionally, during the six month periods ended June 30, 2002 and 2001 the Company incurred $246,106 and $199,991, respectively, of these costs, of which $187,581 and $332,831 remained unpaid as of June 30, 2002 and December 31, 2001, respectively.

An affiliate of the Advisor provides loan servicing to the Company for an annual fee. Such costs are included in property operating expenses to affiliates. Such fees totaled $64,365 and $26,572 for the six month periods ended June 30, 2002 and 2001, respectively, and $34,191 and $17,872 for the three month periods ended June 30, 2002 and 2001, respectively. An agreement with the Company allows for annual fees totaling .05% of the first $100,000,000 mortgage balance outstanding and .03% of the remaining mortgage balance, payable monthly.

The Advisor has contributed $200,000 to the capital of the Company for which it received 20,000 Shares.

The Company used the services of an affiliate of the Advisor to facilitate mortgage financing that the Company obtained on some of the properties purchased. Such costs are capitalized as loan fees and amortized over the respective loan terms. During the six months ended June 30, 2002, $148,123 of loan fees were incurred and paid. During the twelve month period ended December 31, 2001, $177,436 of loan fees were incurred and paid.

                      INLAND RETAIL REAL ESTATE TRUST, INC.
                            (A MARYLAND CORPORATION)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                  JUNE 30, 2002
                                   (UNAUDITED)

The Company is obligated to pay an advisor asset management fee of not more than 1% of our net asset value. The Company's net asset value is defined as the total book value of our assets invested in equity interests and loans receivable secured by real estate, before depreciation, reserves for bad debts or other similar non-cash reserves; this amount is reduced by any mortgages payable on the respective assets. The Company computes its net asset value by taking the average of these values at the end of each month for which the Company is calculating the fee. The fee is payable quarterly for an amount equal to 1/4 of 1% of the net asset value as of the last day of the immediately preceding quarter. For any year in which the Company qualifies as a REIT, the Company's Advisor must reimburse the Company for the following amounts if any: (1) the amounts by which the Company's total operating expenses, the sum of the advisor asset management fee, plus other operating expenses paid during the previous fiscal year exceed the greater of: (i) 2% of the Company's average invested assets for that fiscal year (Average invested assets is the average of the total book value of our assets invested in equity interest and loans secured by real estate, before depreciation, reserves for bad debts or other similar non-cash reserves. The Company computes the average invested assets by taking the average of these values at the end of each month for which the Company is calculating the quarterly fee), or (ii) 25% of our net income, before any additions to or allowances for reserves, depreciation, amortization, bad debts or other similar non-cash reserves and before any gain from the sale of our assets, for that fiscal year; plus (2) an amount, which will not exceed the advisor asset management fee for that year, equal to any difference between the total amount of distributions to stockholders for that year and the 7% annual return on the net investment of stockholders. For the six months ended June 30, 2002, the Company incurred asset management fees of $1,847,000, of which $1,050,000 remains unpaid at June 30, 2002. The Company neither accrued nor paid such fees, for the year ended December 31, 2001 because the Advisor indicated that it would forego such fees.

The property management companies are entities owned principally by individuals who are affiliates of the Advisor. The managers are entitled to receive property management fees totaling 4.5% of gross operating income, for management and leasing services. Such costs are included in property operating expenses to affiliates. The Company incurred property management fees of $1,944,328 and $664,944 for the six months ended June 30, 2002 and 2001, respectively, and $1,022,830 and $343,570 for the three month periods ended June 30, 2002 and 2001, respectively. None remained unpaid as of June 30, 2002 and December 31, 2001, respectively.

In December 2001 and January 2002, an Affiliate of the Advisor guaranteed the mortgages payable pertaining to Douglasville Pavilion, Southlake Pavilion, Fayetteville Pavilion and Sarasota Pavilion, all of which mature in July 2002. The Company agreed to pay the Affiliate 1/8% per annum of the guaranteed amount for providing such guarantee. As of June 30, 2002, $56,639 of guarantee fees related to the LLCs has been incurred for the six month period ending June 30, 2002, and $28,319 for the three month period ended June 30, 2002, of which $0 remain unpaid at June 30, 2002. All of the respective mortgages payable were paid off in June 2002.

(4)  STOCK OPTION PLAN AND SOLICITING DEALER WARRANTS

The Company adopted an Independent Director Stock Option Plan which, subject to certain conditions, provides for the grant to each Independent Director of an option to acquire 3,000 Shares following their becoming a Director and for the grant of additional options to acquire 500 Shares on the date of each annual stockholders' meeting commencing with the annual meeting in 2000 if the Independent Director is a member of the board of directors on such date. The options for the initial 3,000 Shares are exercisable as follows: 1,000 Shares on the date of grant and 1,000 Shares on each of the first and second anniversaries of the date of grant. The subsequent options will be exercisable on the second anniversary of the date of grant. The initial options will be exercisable at $9.05 per Share. The subsequent options will be exercisable at the fair market value of a Share on the last business day preceding the annual meeting of stockholders. As of June 30, 2002 and December 31, 2001, options to acquire 12,000 Shares were outstanding.

                      INLAND RETAIL REAL ESTATE TRUST, INC.
                            (A MARYLAND CORPORATION)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                  JUNE 30, 2002
                                   (UNAUDITED)

In addition to sales commissions, the dealer manager of the Offerings (an affiliate of the Advisor) has the right to purchase one soliciting dealer warrant for $.0008 for each 25 Shares sold by such soliciting dealer during the Offerings, subject to state and federal securities laws and subject to the issuance of a maximum of 2,000,000 soliciting dealer warrants to purchase an equivalent number of Shares with respect to the Initial and Subsequent Offerings and the issuance of a maximum of 6,000,000 soliciting dealer warrants to purchase an equivalent number of Shares with respect to the Follow-On Offering. in each offering. The dealer manager intends to reallow such warrants to the soliciting dealers who sold such Shares. The holder of a soliciting dealer warrant will be entitled to purchase one Share from the Company at a price of $12 during the period commencing one year from the date of the first issuance of any of the soliciting dealer warrants and ending five years after the effective date of each offering. As of June 30, 2002 and December 31, 2001, 2,544,119 and 1,410,473 warrants have been issued. These warrants have nominal value and none had been exercised at June 30, 2002 and December 31, 2001.

                      INLAND RETAIL REAL ESTATE TRUST, INC.
                            (A MARYLAND CORPORATION)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                  JUNE 30, 2002
                                   (UNAUDITED)

 (5) INVESTMENT PROPERTIES

An affiliate of the Company initially purchased seven of the investment properties on behalf of the Company. The Company subsequently purchased each of those properties from this affiliate at their cost upon receipt of proceeds from the initial Offering.

                                                  Initial Costs (A)                   Gross amount at which Carried at June 30, 2002
                                            ---------------------------               ----------------------------------------------
                                                            Buildings      Adjustments                   Buildings
                                                               And             to                           And
                               Encumbrance      Land       Improvements     Basis (C)        Land       Improvements      Total
                               -----------  ------------   ------------   ------------    ----------   -------------   -----------
Multi-tenant Retail
-------------------
Lake Walden Square
  Plant City, FL                 9,763,851    3,006,662     11,549,586       222,953       3,006,662      11,772,539    14,779,201
Merchants Square
  Zephyrhills, FL                3,167,437      992,225      4,749,818        40,123         992,225       4,789,941     5,782,166
Town Center Commons
  Kennesaw, GA                   4,750,000    3,293,792      6,350,835       (31,665)      3,293,792       6,319,170     9,612,962
Boynton Commons
  Boynton Beach, FL             15,125,000    8,698,355     21,803,370       (21,131)      8,698,355      21,782,239    30,480,594
Lake Olympia Square (C)
  Ocoee, FL                      5,556,956    2,567,471      7,306,483       (20,238)      2,562,471       7,291,245     9,853,716
Bridgewater Marketplace
  Orlando, FL                    2,987,500      783,493      5,221,618       (62,782)        783,493       5,158,836     5,942,329
Bartow Marketplace
  Cartersville, GA              13,475,000    6,098,178     18,308,271        43,835       6,098,178      18,352,106    24,450,284
Countryside
  Naples, FL                     4,300,000    1,117,428      7,478,173         9,571       1,117,428       7,487,744     8,605,172
Casselberry Commons
  Casselberry, FL                8,703,000    6,702,658     11,191,912       (74,680)      6,702,658      11,117,232    17,819,890
Conway Plaza
  Orlando, FL                    5,000,000    2,215,324      6,332,434       272,386       2,215,324       6,604,820     8,820,144
Pleasant Hill
  Duluth, GA                    17,120,000    4,805,830     29,526,305      (290,481)      4,805,830      29,235,824    34,041,654
Gateway Market Center
  St. Petersburg, FL            15,637,500    6,351,847     14,576,808       114,644       6,351,847      14,691,452    21,043,299
Columbia Promenade
  Kissimmee, FL                  3,600,000    1,483,737      5,956,206        (4,006)      1,483,737       5,952,200     7,435,937


                                                    Date
                                Accumulated      Construct-     Date
                                Depreciation         ed       Acquired
                               -------------    -----------  -----------
Multi-tenant Retail
-------------------
Lake Walden Square
  Plant City, FL                  1,462,476          1992      05/99
Merchants Square
  Zephyrhills, FL                   584,582          1993      06/99
Town Center Commons
  Kennesaw, GA                      717,878          1998      07/99
Boynton Commons
  Boynton Beach, FL               2,251,071          1998      07/99
Lake Olympia Square (C)
  Ocoee, FL                         762,864          1995      09/99
Bridgewater Marketplace
  Orlando, FL                       498,538          1998      09/99
Bartow Marketplace
  Cartersville, GA                1,721,103          1995      09/99
Countryside
  Naples, FL                      2,571,770          1997      10/99
Casselberry Commons
  Casselberry, FL                 1,142,135     1973/1998      12/99
Conway Plaza
  Orlando, FL                       620,947     1985/1999      02/00
Pleasant Hill
  Duluth, GA                      2,220,503     1997/2000      05/00
Gateway Market Center
  St. Petersburg, FL                938,063     1999/2000      07/00
Columbia Promenade
  Kissimmee, FL                     328,959          2000      01/01

                      INLAND RETAIL REAL ESTATE TRUST, INC.
                            (A MARYLAND CORPORATION)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                  JUNE 30, 2002
                                   (UNAUDITED)


                                                  Initial Costs (A)                   Gross amount at which Carried at June 30, 2002
                                            ----------------------------              ----------------------------------------------
                                                             Buildings     Adjustments                  Buildings
                                                                And            to                          And
                               Encumbrance      Land        Improvements    Basis (C)       Land       Improvements      Total
                               -----------  ------------    ------------  ------------   ----------   -------------   -----------
West Oaks
  Ocoee, FL                      4,900,000     4,514,559      6,706,310       (66,396)     4,514,559      6,639,914    11,154,473
Sand Lake Corners
  Orlando, FL                   11,900,000     6,091,246     16,164,600       (90,933)     6,091,246     16,073,667    22,164,913
Woodstock Square
  Atlanta, GA                   14,000,000     5,516,733     22,079,359       (51,392)     5,516,733     22,027,967    27,544,700
Chickasaw Trails Shopping
  Center
  Orlando, FL                    4,400,000     1,723,260      6,907,737        14,145      1,723,260      6,921,882     8,645,142
Skyview Plaza
  Orlando, FL                   10,875,000     7,460,820     13,871,448       334,193      7,460,820     14,205,641    21,666,461
Aberdeen Square
  Boynton Beach, FL              3,670,000     1,948,473      4,768,166       (40,857)     1,948,473      4,727,309     6,675,782
Brandon Blvd. Shoppes
  Brandon, FL                    5,137,000     1,894,787      7,587,323       (79,242)     1,894,787      7,508,081     9,402,868
Creekwood Crossing
  Bradenton, FL                 11,750,000     6,376,185     17,239,607        95,625      6,376,185     17,335,232    23,711,417
Eisenhower Crossing I & II
  Macon, GA                     23,800,000     7,487,472     35,804,354      (231,699)     7,487,472     35,572,655    43,060,127
Anderson Central
  Anderson, SC                  11,000,000     2,219,839     13,642,727      (111,350)     2,219,839     13,531,377    15,751,216
Abernathy Square
  Atlanta, GA                   13,392,000     8,054,652     16,076,111       (43,208)     8,054,652     16,032,903    24,087,555
Citrus Hills
  Citrus Hills, FL               3,000,000       841,567      5,185,586      (120,847)       841,567      5,064,739     5,906,306
Steeplechase Plaza
  Ocala, FL                      4,651,350     1,554,810      7,092,510         8,993      1,554,810      7,101,503     8,656,313
Douglasville Pavilion
  Douglasville, GA              16,285,000     6,540,781     20,836,192      (156,263)     6,540,781     20,679,929    27,220,710
Venture Pointe
  Duluth, GA                    15,790,000    10,878,572     15,654,530      (149,313)    10,878,572     15,505,217    26,383,789
Southlake Pavilion
  Morrow, GA                    34,602,709     7,830,718     48,545,944       216,304      7,881,936     48,711,030    56,592,966



                                                    Date
                                Accumulated      Construct-     Date
                                Depreciation         ed       Acquired
                               -------------    -----------  -----------
West Oaks
  Ocoee, FL                        301,550             2000      03/01
Sand Lake Corners
  Orlando, FL                      732,466        1998/2000      05/01
Woodstock Square
  Atlanta, GA                      781,869             2001      06/01
Chickasaw Trails Shopping
  Center
  Orlando, FL                      203,277             1994      08/01
Skyview Plaza
  Orlando, FL                      370,239        1994/1998      09/01
Aberdeen Square
  Boynton Beach, FL                106,866             1990      10/01
Brandon Blvd. Shoppes
  Brandon, FL                      144,366             1994      11/01
Creekwood Crossing
  Bradenton, FL                    355,648             2001      11/01
Eisenhower Crossing I & II                                       03/02
  Macon, GA                        704,325        2001/2002      11/01
Anderson Central
  Anderson, SC                     281,861             1999      11/01
Abernathy Square
  Atlanta, GA                      318,928        1983/1994      12/01
Citrus Hills
  Citrus Hills, FL                  84,732             1994      12/01
Steeplechase Plaza
  Ocala, FL                        117,514             1993      12/01
Douglasville Pavilion
  Douglasville, GA                 269,713             1998      12/01
Venture Pointe
  Duluth, GA                       204,691             1996      12/01
Southlake Pavilion
  Morrow, GA                       639,435        1996/2001      12/01

                     INLAND RETAIL REAL ESTATE TRUST, INC.
                            (A MARYLAND CORPORATION)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                 JUNE 30, 2002
                                  (UNAUDITED)


                                                  Initial Costs (A)                   Gross amount at which Carried at June 30, 2002
                                            ----------------------------              ----------------------------------------------
                                                             Buildings     Adjustments                   Buildings
                                                                And            to                           And
                              Encumbrance       Land        Improvements    Basis (C)        Land       Improvements      Total
                              -----------   ------------    ------------  ------------    ----------   -------------   -----------
Fayetteville Pavilion
  Fayetteville, NC             17,390,000      7,114,584      19,783,655       30,208       7,114,584     19,813,863    26,928,447
Turkey Creek Phase I
  Knoxville, TN                13,220,000      3,973,419      17,788,597           --       3,973,419     17,788,597    21,762,016
Sarasota Pavilion
  Sarasota, FL                 29,850,000     17,273,845      24,826,101      118,864      17,273,845     24,944,965    42,218,810
Logger Head Junction
  Sarasota, FL                         --        344,321         320,738           --         344,321        320,738       665,059
Hairston Crossing
  Decatur, GA                   3,655,000      1,066,527       5,563,132           --       1,066,527      5,563,132     6,629,659
Newnan Pavilion
  Newnan, GA                   20,726,371      8,560,550      24,553,440           --       8,560,550     24,553,440    33,113,990
Acworth Avenue Retail
  Shopping Center
  Acworth, GA                          --        959,257       1,875,198           --         959,257      1,875,198     2,834,455
Universal Plaza
  Lauderhill, FL                4,970,000      3,571,566       6,300,870           --       3,571,566      6,300,870     9,872,436
Stonebridge Square
  Roswell, GA                  10,900,000      4,582,728      14,946,585           --       4,582,728     14,946,585    19,529,313
Target Center
  Columbia, SC                         --      1,994,642       5,677,919           --       1,994,642      5,677,919     7,672,561
Riverstone Plaza
  Canton, GA                           --      5,672,769      26,270,288           --       5,672,769     26,270,288    31,943,057
Melbourne Shopping Center
  Melbourne, FL                 5,948,584      2,382,330       7,459,634           --       2,382,330      7,459,634     9,841,964
Crystal Springs Shopping
  Center
  Crystal Springs, FL                  --      1,064,112       6,413,838           --       1,064,112      6,413,838     7,477,950
Sharon Greens
  Cumming, GA                          --      3,593,247       9,468,907           --       3,593,247      9,468,907    13,062,154
Oleander Shopping Center
  Wilmington, NC                3,000,000        794,912       4,425,726           --         794,912      4,425,726     5,220,638



                                                    Date
                                Accumulated      Construct-     Date
                                Depreciation         ed       Acquired
                               -------------    -----------  -----------
Fayetteville Pavilion
  Fayetteville, NC                 315,199        1998/2001      12/01
Turkey Creek Phase I
  Knoxville, TN                    317,817             2001      01/02
Sarasota Pavilion
  Sarasota, FL                     282,183             1999      01/02
Logger Head Junction
  Sarasota, FL                       4,700        1980/1984      02/02
Hairston Crossing
  Decatur, GA                       78,456        2001/2002      02/02
Newnan Pavilion
  Newnan, GA                       209,882        1998/2002      03/02
Acworth Avenue Retail
  Shopping Center
  Acworth, GA                       34,010             2001      12/00
Universal Plaza
  Lauderhill, FL                    91,402             2002      01/02
Stonebridge Square
  Roswell, GA                      163,948             2002      06/01
Target Center
  Columbia, SC                      52,446             2002      04/02
Riverstone Plaza
  Canton, GA                       149,931             1998      04/02
Melbourne Shopping Center
  Melbourne, FL                     46,570             1999      04/02
Crystal Springs Shopping
  Center
  Crystal Springs, FL               37,645             2001      04/02
Sharon Greens
  Cumming, GA                       47,650             2001      05/02
Oleander Shopping Center
  Wilmington, NC                    13,980             1989      05/02


                      INLAND RETAIL REAL ESTATE TRUST, INC.
                            (A MARYLAND CORPORATION)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                  JUNE 30, 2002
                                   (UNAUDITED)

                                                   Initial Costs (A)                  Gross amount at which Carried at June 30, 2002
                                             ----------------------------             ----------------------------------------------
                                                             Buildings     Adjustments                  Buildings
                                                                And            to                          And
                               Encumbrance       Land       Improvements    Basis (C)       Land       Improvements      Total
                               -----------   ------------   ------------  ------------   ----------   -------------   -----------
Hampton Point
  Taylors, SC                           --     1,072,903       3,453,395          --       1,072,903      3,453,395     4,526,298
Northpoint Marketplace
  Spartanburg, SC                       --       809,351       7,459,725          --         809,351      7,459,725     8,269,076
Hillsboro Square
  Deerfield Beach, FL                   --     6,157,134      12,828,066          --       6,157,134     12,828,066    18,985,200
Ward's Crossing
  Lynchburg, VA                         --     2,661,733       8,438,070          --       2,661,733      8,438,070    11,099,803
Chesterfield Crossings
  Richmond, VA                          --     2,791,620       8,190,130          --       2,791,620      8,190,130    10,981,750

Single-User Retail
Kmart
  Macon, GA                      4,655,000     1,172,127       7,858,708          --       1,172,127      7,858,708     9,030,835
Lowe's Home Improvement
  Center
  Warner Robbins, GA             4,845,000     2,430,841       7,000,513          --       2,430,841      7,000,513     9,431,354
PETsMART - Fredericksburg
  Fredericksburg, VA             1,435,000       852,498       2,557,493          --         852,498      2,557,493     3,409,991
PETsMART - Daytona Beach
  Daytona Beach, FL              1,361,200       809,449       2,428,349          --         809,449      2,428,349     3,237,798
PETsMART - Chattanooga
  Chattanooga, TN                1,303,800       775,738       2,327,215          --         775,738      2,327,215     3,102,953
Jo-Ann Fabrics
  Alpharetta, GA                 2,450,000     2,217,303       2,693,824          --       2,217,303      2,693,824     4,911,127
Just For Feet - Daytona
  Daytona Beach, FL              2,000,000     1,651,300       2,249,996       3,916       1,651,300      2,253,912     3,905,212
Eckerd Drug Store - Greenville
  Greenville, SC                        --     1,470,306       1,357,205     (15,003)      1,470,306      1,342,202     2,812,508
Eckerd Drug Store
- Spartanburg
  Spartanburg, SC                       --       757,850       2,049,000      13,023         757,850      2,062,023     2,819,873


                                                    Date
                                Accumulated      Construct-     Date
                                Depreciation         ed       Acquired
                               -------------    -----------  -----------
Hampton Point
  Taylors, SC                       9,258            1993        05/02
Northpoint Marketplace
  Spartanburg, SC                  20,500            2001        05/02
Hillsboro Square
  Deerfield Beach, FL              39,159            1978        06/02
Ward's Crossing
  Lynchburg, VA                    30,949            2001        06/02
Chesterfield Crossings
  Richmond, VA                         --            2000        06/02

Single-User Retail
Kmart
  Macon, GA                       430,565            2000        02/01
Lowe's Home Improvement
  Center
  Warner Robbins, GA              392,901            2000        02/01
PETsMART - Fredericksburg
  Fredericksburg, VA               88,802            1997        04/01
PETsMART - Daytona Beach
  Daytona Beach, FL                84,317            1996        04/01
PETsMART - Chattanooga
  Chattanooga, TN                  80,806            1995        04/01
Jo-Ann Fabrics
  Alpharetta, GA                   86,954            2000        06/01
Just For Feet - Daytona
  Daytona Beach, FL                60,514            1998        08/01
Eckerd Drug Store - Greenville
  Greenville, SC                   27,224            2001        11/01
Eckerd Drug Store
- Spartanburg
  Spartanburg, SC                  50,598            2001        12/01


                      INLAND RETAIL REAL ESTATE TRUST, INC.
                            (A MARYLAND CORPORATION)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                  JUNE 30, 2002
                                   (UNAUDITED)

                                                  Initial Costs (A)                   Gross amount at which Carried at June 30, 2002
                                             ---------------------------              ----------------------------------------------
                                                             Buildings     Adjustments                  Buildings
                                                                And            to                          And
                               Encumbrance       Land       Improvements    Basis (C)       Land       Improvements      Total
                               -----------   ------------   ------------  ------------   ----------   -------------   -----------
Just For Feet - Covington
  Covington, LA                  1,885,000     1,218,745       2,228,638          --      1,218,745       2,228,638     3,447,383
Just For Feet - Augusta
  Augusta, GA                    1,668,000       697,307       2,357,037       3,390        697,307       2,360,427     3,057,734
Circuit City - Rome
  Rome, GA                              --       662,211       3,813,902          --        662,211       3,813,902     4,476,113
Circuit City - Vero Beach
  Vero Beach, FL                        --     1,985,167       3,663,277          --      1,985,167       3,663,277     5,648,444
Bass Pro Outdoor World
  Dania Beach, FL                       --     6,938,145      11,281,774          --      6,938,145      11,281,774    18,219,919

Development Projects

Shoppes of Golden Acres
  Newport Richey, FL                    --     3,904,801       4,686,865          --      3,904,801       4,686,865     8,591,666
Eckerd Drug Store - Concord
  Concord, NC                           --       841,927         431,779          --        841,927         431,779     1,273,706
Eckerd Drug Store - Tega Cay
  Tega Cay, SC                          --     1,236,334         410,778          --      1,236,334         410,778     1,647,112
Hillsboro Square - Publix
  Deerfield Beach, FL                   --            --         758,744          --             --         758,744       758,744
Citrus Hills - Blockbuster
  Citrus Hills, FL                      --            --          12,682          --             --          12,682        12,682
Steeplechase Plaza-Blockbuster
  Ocala, FL                             --            --         103,435          --             --         103,435       103,435
                               -----------   -----------     ----------- ------------   -----------     -----------   -----------
Subtotal                       429,602,259   235,115,073     684,829,551    (119,313)   235,161,291     684,664,020   919,825,311
                               ===========   ===========     =========== ===========    ===========     ===========   ===========

Furniture and equipment                                                                                      13,718        13,718
                                                                                                        -----------  ------------
Total                                                                                                   684,677,738   919,839,029
                                                                                                        ===========  ============

                                                    Date
                                Accumulated      Construct-     Date
                                Depreciation         ed       Acquired
                               -------------    -----------  -----------
Just For Feet - Covington
  Covington, LA                     26,119           1999        02/02
Just For Feet - Augusta
  Augusta, GA                       27,795           1999        02/02
Circuit City - Rome
  Rome, GA                              --           2001        06/02
Circuit City - Vero Beach
  Vero Beach, FL                        --           2001        06/02
Bass Pro Outdoor World
  Dania Beach, FL                       --           1999        06/02

Development Projects

Shoppes of Golden Acres
  Newport Richey, FL                    --             --        02/02
Eckerd Drug Store - Concord
  Concord, NC                           --             --        04/02
Eckerd Drug Store - Tega Cay
  Tega Cay, SC                          --             --        04/02
Hillsboro Square - Publix
  Deerfield Beach, FL                   --             --        06/02
Citrus Hills - Blockbuster
  Citrus Hills, FL                      --             --        12/01
Steeplechase Plaza-Blockbuster
  Ocala, FL                             --             --        12/01
                                ----------
Subtotal                        24,740,649
                                ==========

Furniture and equipment              8,347
                                ----------
Total                           24,748,996
                                ==========



                            (See notes on next page)

                      INLAND RETAIL REAL ESTATE TRUST, INC.
                            (A MARYLAND CORPORATION)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                  JUNE 30, 2002
                                   (UNAUDITED)

Notes:

(A) The initial cost to the Company represents the original purchase price of the property, including amounts incurred subsequent to acquisition, which were contemplated at the time the property was acquired.

(B) The aggregate cost of real estate owned at December 31, 2001 for federal income tax purposes was approximately $488,785,799 (unaudited).

(C) Adjustments to basis include additions to investment properties net of payments received under master lease agreements. As part of several purchases, the Company will receive rent in accordance with master lease agreements pertaining to non-revenue producing spaces for periods ranging from one to three years or until the spaces are leased. GAAP requires that as these payments are received, they be recorded as a reduction in the purchase price of the properties rather than as rental income.

(D)  Reconciliation of real estate owned:

                                                        June 30,         December 31,
                                                          2002              2001
                                                       -----------       -----------


     Balance at beginning of year                   $  595,725,138       191,862,088
     Purchases of property                             314,637,405       403,080,750
     Additions                                           9,966,397         2,458,283
     Payments received under master leases
       and principal escrow                               (503,629)       (1,675,983)
                                                       -----------       -----------

     Balance at end of the period                   $  919,825,311       595,725,138
                                                       ===========       ===========

(E)  Reconciliation of accumulated depreciation:

     Balance at beginning of year                   $   14,128,116         5,806,832
     Depreciation expense                               10,612,533         8,321,284
                                                       -----------       -----------

     Balance at end of period                       $   24,740,649        14,128,116
                                                       ===========       ===========

                      INLAND RETAIL REAL ESTATE TRUST, INC.
                            (A MARYLAND CORPORATION)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                  JUNE 30, 2002
                                   (UNAUDITED)

(6) LEASES

Master Lease Agreements

In connection with certain acquisitions, the Company receives payments under master lease agreements pertaining to some non-revenue producing spaces at the time of the purchase, for periods ranging from one to three years after the date of the purchase or until the spaces are leased. GAAP requires that as these payments are received, they be recorded as a reduction in the purchase price of the respective property rather than as rental income. The cumulative amounts of such payments were $2,717,273 as of June 30, 2002 and $2,213,644 as of December 31, 2001, respectively.

Operating Leases

Minimum lease payments to be received in the future under operating leases, excluding rental income under master lease agreements and assuming no expiring leases are renewed, are as follows:

                                                Minimum Lease
                                                  Payments
                                                -------------

               2002                          $   107,693,839
               2003                              106,718,064
               2004                              100,782,506
               2005                               94,353,096
               2006                               87,705,841
               Thereafter                        627,445,065
                                               -------------

               Total                         $ 1,124,698,411
                                               =============

The remaining lease terms range from one year to 25 years. Pursuant to the lease agreements, tenants are required to reimburse the Company for some or all of their pro rata share of real estate taxes, operating expenses and management fees of the properties. Such amounts are included in additional rental income.

Certain tenant leases contain provisions providing for stepped rent increases and rent abatements. GAAP requires the Company to record rental income for the period of occupancy using the effective monthly rent, which is the average monthly rent for the entire period of occupancy during the term of the lease. As a direct result of recording the effective monthly rent, the accompanying Consolidated Financial Statements include a net increase in rental income of $577,083 and $139,917, for the three month periods ended June 30, 2002 and 2001, respectively. Additionally, the Consolidated Financial Statements include a net increase of $957,300 and $275,445, for the six months ended June 30, 2002 and 2001, respectively, of rental income for the period of occupancy for which stepped rent increases apply. The related accounts and rents receivable as of June 30, 2002 and December 31, 2001, were $2,332,525 and $1,375,225, respectively. The Company anticipates collecting these amounts over the terms of the related leases as scheduled rent payments are received.

                      INLAND RETAIL REAL ESTATE TRUST, INC.
                            (A MARYLAND CORPORATION)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                  JUNE 30, 2002
                                   (UNAUDITED)

(7) MORTGAGES PAYABLE

Mortgages payable consist of the following at June 30, 2002 and December 31, 2001:

                                        Interest                                            Balance at
                                         Rate at     Maturity      Monthly           June 30,        December 31,
Property as Collateral                  06/30/02       Date        Payment            2002              2001
----------------------                  --------       ----        -------            ----              ----
   Mortgages payable to non-affiliates:
Lake Walden Square                        7.63%       11/2007      $72,584 (a)      $9,763,852       $  9,825,487
Merchants Square                          7.25%       11/2008          (b)           3,167,437          3,167,437
Town Center Commons                       7.00%       04/2006          (b)           4,750,000          4,750,000
Boynton Commons                           3.54%       03/2008          (c)          15,125,000         15,125,000
Lake Olympia Square                       8.25%       04/2007       50,978 (a)       5,556,956          5,631,788
Bridgewater Marketplace                   3.59%       09/2006          (c)           2,987,500          2,987,500
Bartow Marketplace                        3.49%       09/2006          (c)          13,475,000         13,475,000
Countryside*                              6.54%       06/2006          (b)           4,300,000          4,300,000
Casselberry Commons                       7.64%       04/2006          (b)           8,703,000          8,703,000
Conway Plaza*                             3.49%       06/2005          (c)           5,000,000          5,000,000
Pleasant Hill                             7.35%       06/2005          (b)          17,120,000         17,120,000
Gateway Market Center*                    3.74%       08/2002          (c)           5,212,500          5,212,500
                                          7.94%       08/2005          (b)          10,425,000         10,425,000
Columbia Promenade*                        N/A        02/2002          (c)               -              1,800,000
                                          7.61%       02/2006          (b)           3,600,000          3,600,000
Kmart (d)                                 6.80%       06/2006          (b)           4,655,000          4,655,000
Lowe's Home Improvement Center (d)        6.80%       06/2006          (b)           4,845,000          4,845,000
West Oaks                                 6.80%       06/2006          (b)           4,900,000          4,900,000
Sand Lake Corners (e)                     6.80%       06/2006          (b)          11,900,000         11,900,000
Woodstock Square                          3.55%       08/2008          (c)          14,000,000         14,000,000
PETsMART-Fredericksburg (e)               7.37%       06/2008          (b)           1,435,000          1,435,000
PETsMART-Daytona Beach (e)                7.37%       06/2008          (b)           1,361,200          1,361,200
PETsMART-Chattanooga (e)                  7.37%       06/2008          (b)           1,303,800          1,303,800
Jo-Ann Fabrics*                           3.54%       08/2008          (c)           2,450,000          2,450,000
Chickasaw Trails Shopping Center          6.26%       11/2006          (b)           4,400,000          4,400,000

                      INLAND RETAIL REAL ESTATE TRUST, INC.
                            (A MARYLAND CORPORATION)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                  JUNE 30, 2002
                                   (UNAUDITED)

                                        Interest                                            Balance at
                                         Rate at     Maturity      Monthly           June 30,        December 31,
Property as Collateral                  06/30/02       Date        Payment            2002              2001
----------------------                  --------       ----        -------            ----              ----
Just for Feet - Daytona*                  3.59%       09/2006          (c)           2,000,000          2,000,000
Skyview Plaza                             3.44%       11/2006          (c)          10,875,000         10,875,000
Aberdeen Square                           6.25%       01/2007          (b)           3,670,000          3,670,000
Creekwood Crossing (f)                     N/A        03/2003          (c)                -            14,000,000
Creekwood Crossing (i)                    4.00%       04/2007          (c)          11,750,000               -
Eisenhower Crossing I                     6.09%       01/2007          (b)          16,375,000         16,375,000
Anderson Central                          7.63%       09/2003          (b)          11,000,000         11,000,000
Douglasville Pavilion (g)                  N/A        07/2002          (c)                -            20,000,000
Douglasville Pavilion (h)                 3.20%       07/2007          (c)          14,925,000               -
Douglasville Pavilion (h)                 3.20%       07/2003          (c)           1,360,000               -
Venture Pointe*                            N/A        07/2002          (c)                -            13,333,600
Venture Pointe (h)                        3.20%       07/2007          (c)          14,475,000               -
Venture Pointe (h)                        3.20%       07/2003          (c)           1,315,000               -
Southlake Pavilion (g)                     N/A        07/2002          (c)                -            31,240,000
Southlake Pavilion *                       N/A        07/2002          (c)                -             8,500,000
Southlake Pavilion (h)                    3.20%       07/2007          (c)          31,723,316               -
Southlake Pavilion (h)                    3.20%       07/2003          (c)           2,879,393               -
Fayetteville Pavilion (g)                  N/A        07/2002          (c)                -            20,133,000
Fayetteville Pavilion (h)                 3.20%       07/2007          (c)          15,940,000               -
Fayetteville Pavilion (h)                 3.20%       07/2003          (c)           1,450,000               -
Citrus Hills                              3.60%       02/2007          (c)           3,000,000               -
Brandon Blvd. Shoppes                     6.24%       03/2009          (b)           5,137,000               -
Sarasota Pavilion                         3.55%       07/2007          (c)          19,000,000               -
Sarasota Pavilion                         3.55%       07/2007          (c)           2,000,000               -
Sarasota Pavilion                         4.55%       07/2003          (c)           8,850,000               -
Just for Feet - Augusta*                  3.59%       03/2007          (c)           1,668,000               -
Turkey Creek (h)                          3.20%       07/2003          (c)           1,100,000               -
Turkey Creek (h)                          3.20%       07/2007          (c)          12,120,000               -
Just for Feet - Covington*                3.59%       03/2007          (c)           1,885,000               -
Eisenhower Crossing II                    6.12%       01/2007          (b)           7,425,000               -
Abernathy Square                          6.29%       03/2009          (b)          13,392,000               -
Newnan Pavilion (h)                       3.20%       07/2007          (c)          18,999,243               -
Newnan Pavilion (h)                       3.20%       07/2003          (c)           1,727,128               -
Melbourne                                 7.68%       03/2009          (a)           5,948,584               -
Steeplechase                              3.34%       04/2007          (c)           4,651,350               -

                      INLAND RETAIL REAL ESTATE TRUST, INC.
                            (A MARYLAND CORPORATION)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                  JUNE 30, 2002
                                   (UNAUDITED)


                                        Interest                                            Balance at
                                         Rate at     Maturity      Monthly           June 30,        December 31,
Property as Collateral                  06/30/02       Date        Payment            2002              2001
----------------------                  --------       ----        -------            ----              ----
Universal Plaza                           4.00%       04/2007          (c)(i)        4,970,000               -
Stonebridge                               3.59%       07/2007          (c)          10,900,000               -
Hairston Crossing                         5.99%       07/2009          (b)           3,655,000               -
Oleander Shopping Center                  7.80%       11/2011          (b)           3,000,000               -
                                                                                  ------------       ------------
                                                                                  $429,602,259       $313,499,312
                                                                                  ============       ============

(a) Payments include principal and interest at a fixed rate.

(b) Payments include interest only at a fixed rate.

(c) Payments include interest only. Payments on these mortgages adjust monthly and are calculated based on a floating rate over LIBOR, or bank prime.

(d) The Kmart and Lowe's properties together collateralize a single mortgage payable.

(e) The three PETsMART properties collateralize a single mortgage payable and are also cross-collateralized with the Sand Lake Corners property.

(f) The Company secured an acquisition line of credit in the amount of $14,000,000. The funds are available to be drawn through the maturity date of March 27, 2003 and maintain interest at the rate of 1.75% over LIBOR. No amounts were outstanding as of June 30, 2002. In December 2001, the Company received a $14,000,000 advance pertaining to the acquisition of Creekwood Crossing which was subsequently repaid on April 3, 2002, in part with new financing.

(g) In June 2002, the referenced financing for these properties was repaid with proceeds from new debt. This replacement financing was funded in amounts which differed from the loans retired, either producing or requiring cash on a property by property basis. Throughout the period the debt was outstanding, an affiliate of the Advisor guaranteed these loans. The Company paid the affiliate 1/8% per annum of the guaranteed amount for providing such guaranty.

(h) The notes identified were established as a cross-collateralized financing package. The financing terms include a cross-default provision, whereby a default under one note represents a default for the entire package. Each note contains a substitution clause which allows the underlying property to be substituted by a replacement property, as well as the opportunity to release each property through payment of a predetermined amount.

(i) Floating rate maintains a floor of 4%.

                      INLAND RETAIL REAL ESTATE TRUST, INC.
                            (A MARYLAND CORPORATION)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                  JUNE 30, 2002
                                   (UNAUDITED)


* These mortgages are either fully or partially guaranteed by the Company or are considered recourse obligations. Under certain conditions, the lender may pursue other assets of the Company to recover losses related to these loans.

All of the mortgages are serviced by an affiliate of the Advisor on behalf of the Company. The affiliate receives servicing fees at a market rate for such services.

The following table shows the debt maturing during the next five years and the weighted average interest rate as of June 30, 2002 related to that debt.

                                               2002             2003        2004            2005           2006       Thereafter
                                             --------         --------    --------        --------       --------     ----------
Maturing debt:
  Fixed rate debt                            $142,796      $11,302,687    $327,618     $27,899,614    $52,436,846      $79,679,467
  Variable rate debt                       $5,212,500      $18,681,521         $--      $5,000,000    $29,337,500     $199,581,900

Average interest rate on debt:
  Fixed rate debt                               7.97%            7.64%       7.97%           7.58%          7.01%            6.74%
  Variable rate debt                            3.74%            3.84%         N/A           3.49%          3.49%            3.41%

The principal balance of $257,413,431 or 61% of the Company's mortgages payable at June 30, 2002, have variable interest rates averaging 3.46%. An increase in the variable interest rate on certain mortgages payable constitutes a market risk.

With exception of one note, the Company paid off all of the debt that matured during 2002. The maturing debt was repaid primarily from the new financings obtained. The replacement financings obtained were for amounts which differed from the loans retired, either producing or requiring cash on a property by property basis.

(8) NOTE PAYABLE

On November 30, 2001, the Company issued a note payable related to the purchase of Eisenhower Crossing. The note is payable when the seller has met certain leasing conditions, which was repaid in May 2002.

(9) MORTGAGE RECEIVABLE

On December 21, 2000 the Company funded a $1,100,000 mortgage note receivable on a 49,749 square foot shopping center which was under construction, located in Lauderhill, Florida. The principal amount of $1,100,000 was secured by a second mortgage on the property and personal guaranties of the borrower. The interest rate of the note was 10% per annum and was due to mature August 31, 2002. On January 30, 2002, the Company exercised its option to purchase this property and this mortgage note receivable was fully repaid to the Company from the seller's proceeds at closing.

                      INLAND RETAIL REAL ESTATE TRUST, INC.
                            (A MARYLAND CORPORATION)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                  JUNE 30, 2002
                                   (UNAUDITED)

On April 29, 2002, the Company funded a $2,475,000 second mortgage note receivable which will be used by the borrower for the redevelopment of a shopping center known as Midway Plaza. The note maintains a stated interest rate of 10% per annum and matures the earlier of May 31, 2003 or the date upon which the property is sold, transferred or conveyed by the borrower. The note requires monthly payments of interest only and a final balloon payment due at maturity. Pursuant to the terms of the agreement, the monthly interest payments are to be drawn from a reserve the borrower was required to establish. This $268,125 reserve was retained by the Company as a reduction of the principal distributed to the borrower. The principal amount is secured by a second mortgage on the property and personal guaranties of the borrower. Midway Plaza is located in Tamarac, Florida and consists of approximately 232,300 gross leasable square feet. The Company, at its option, may elect to purchase the shopping center upon completion of the redevelopment.

(10) INVESTMENT IN JOINT VENTURES

On September 28, 2001, the Company acquired a 65% membership interest in Hendon Stonebridge, LLC for approximately $2,860,000. Hendon Stonebridge, LLC owns 100% of a fee simple interest in one retail property known as Stonebridge Square Shopping Center. The center is located in Roswell, Georgia and contains 160,188 gross leasable square feet. The Company also has an option, exercisable not sooner than April 1, 2002 and not later than May 15, 2002, to acquire the remaining 35% interest in Hendon Stonebridge, LLC for the remainder of the purchase price, not to exceed $21,260,659 in total. Until the Company exercises the option, or redeems the membership interest, the Company will receive a preferred cash return, paid monthly, at an annualized rate of 15% on our investment. Prior to June 12, 2002, the Company accounted in its investment in accordance with APB Opinion No.18, "The Equity Method of Accounting For Investments in Common Stock," the Company uses the equity method of accounting for its LLC investment in Stonebridge since the Company has significant influence over, but not control of, the major operating financial policies of the property. Under this method, the Company's share of income or loss incurred by the property is recognized as an increase or reduction of the carrying value of the investment but the loss recognized, if any, does not exceed the Company's investment basis. For the year ending December 31,2001, the Company received $111,658 of distributions all of which was recognized as income. On June 12, 2002, the Company elected to exercise its option and acquired the remaining 35% interest in Hendon Stonebridge, LLC, acquired Stonebridge Square Shopping Center and accordingly consolidated the investment.

(11) SEGMENT REPORTING

The Company owns and seeks to acquire multi-tenant shopping centers in the southeastern states, primarily Florida, Georgia, North Carolina and South Carolina. All of the Company's shopping centers are currently located in Florida, Georgia, North Carolina, South Carolina, Virginia, Tennessee and Louisiana. The Company's shopping centers are typically anchored by grocery and drugstores complemented with additional stores providing a wide range of other goods and services to shoppers.

                      INLAND RETAIL REAL ESTATE TRUST, INC.
                            (A MARYLAND CORPORATION)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                  JUNE 30, 2002
                                   (UNAUDITED)

The Company assesses and measures operating results on an individual property basis for each of its properties based on net property operations. Since all of the Company's properties exhibit highly similar economic characteristics, cater to the day-to-day living needs of their respective surrounding communities, and offer similar degrees of risk and opportunities for growth, the properties have been aggregated and reported as one operating segment.

The property revenues and net property operations are summarized in the following tables for the six months ended June 30, 2002 and 2001, along with reconciliation to net income. Property asset information is as of June 30, 2002 and December 31, 2001.

                                                     2002              2001
                                                 -------------     -----------

Property rental and additional rental income   $    44,062,873   $  14,333,089
Other property operating income                        319,127             --
Total property operating expenses                   10,130,655       3,697,203
Mortgage interest                                    9,982,058       4,347,753
                                                 -------------     -----------

Net property operations                             24,269,287       6,288,133
                                                 -------------     -----------

Interest and dividend income                           925,860         863,803
Other income                                           190,405          21,487
Gain on sale of investment securities                   36,654         187,557
Less non property expenses:
  Professional services                                225,977         195,760
  General and administrative                           534,513         295,541
  Acquisition costs expensed                           164,428          75,977
  Advisor asset management fee                       1,847,000            --
  Depreciation and amortization                     11,441,149       3,663,216
                                                 -------------     -----------

Net income                                     $    11,209,139   $   3,130,486
                                                 =============     ===========
Total assets
  Investment properties, net                   $   895,090,033   $ 581,603,762
  Non-segment assets                               118,166,239      49,984,057
                                                 -------------     -----------
                                               $ 1,013,256,272   $ 631,587,819
                                                 =============     ===========

                      INLAND RETAIL REAL ESTATE TRUST, INC.
                            (A MARYLAND CORPORATION)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                  JUNE 30, 2002
                                   (UNAUDITED)

(12) EARNINGS PER SHARE

Basic earnings per share ("EPS") are computed by dividing income available to common stockholders by the weighted average number of common shares outstanding for the period. Diluted EPS is computed by reflecting the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the Company.

As of June 30, 2002 and December 31, 2001, respectively, warrants to purchase 2,544,119 and 1,410,473 shares of common stock at a price of $12.00 per share were outstanding, but were not included in the computation of diluted EPS because the exercise price of such warrants were greater than the average market price of common shares. The weighted average number of common shares outstanding were 48,581,036 and 16,066,173 for the six months ended June 30, 2002 and 2001, respectively, and 55,907,279 and 18,084,453 for the three months ended June 30, 2002 and 2001, respectively.

(13) COMMITMENT AND CONTINGENCIES

On February 8, 2002, the Company entered into a development agreement with an unaffiliated third party to develop a shopping center on 27 acres of land located in Newport Richey, Florida. The center, known as the Shoppes at Golden Acres, will be developed in two phases. Phase I development has commenced and consists of approximately 76,370 square feet of leasable space. Phase I costs are expected to be approximately $119 per square foot of leasable space; these costs include the developer's profit and the cost of the land for Phase II. Total costs incurred through June 30, 2002, including land, amounted to $8,591,666, of which $1,821,698 remained unpaid at June 30, 2002. The total cost may be adjusted upward or downward based on the actual lease rates achieved. Phase II development is contingent upon the satisfaction of certain conditions including, but not limited to, a minimum percentage leased and the Company's approval of the Phase II construction budget. Phase II will consist of approximately 44,400 square feet of leasable space. The Company funded the purchase of the land and intends to fund the development costs; however, the Company expects to place financing on the property at a later date.

On April 15, 2002, the Company acquired two separate land parcels in order to construct two freestanding retail properties leased as Eckerd Drug Stores. The land parcels were acquired from an unaffiliated third party for $2,078,261. The Company funded the purchase of the land and intends to fund the development costs; however, the Company expects to place financing on the properties at a later date. The total acquisition cost after development is expected to be approximately $5,400,000 for approximately 24,700 gross leasable square feet. The parcels are located in Concord, North Carolina and Tega Cay, South Carolina. Total costs incurred through June 30, 2002, including land, amounted to approximately $2,920,818 of which $633,899 remained unpaid at June 30, 2002.

On July 12, 2002, the Company acquired Hillsboro Square and concurrently contracted for the development of the new Publix store. The Company funded the purchase of the existing shopping center and intends to fund the development costs; however, the Company expects to place financing on the property at a later date. The total development cost to be funded by the Company is expected to be approximately $4,127,000 of which the Company is expected to incur $2,538,812 and the remainder of the development costs represents the Publix contribution obligation. Total development costs incurred through June 30, 2002, amount to $758,744, of which $144,080 remained unpaid at June 30, 2002.

                      INLAND RETAIL REAL ESTATE TRUST, INC.
                            (A MARYLAND CORPORATION)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                  JUNE 30, 2002
                                   (UNAUDITED)


The Company is not subject to any material pending legal proceeding.

(14) SUBSEQUENT EVENTS

The Company paid distributions of $4,185,546 and $4,739,142 to its stockholders in July and August 2002, respectively.

The Company issued 9,603,881 Shares of Common Stock from June 30, 2002 through August 9, 2002, resulting in a total of 74,844,823 Shares of Common Stock outstanding.

As of August 9, 2002, subscriptions for a total of 73,259,526 Shares were received resulting in total gross offering proceeds of $732,193,458 and an additional 1,873,496 Shares were issued pursuant to the DRP for $17,798,208 of additional gross proceeds. The Company has repurchased 288,199 Shares through the Company's Share Repurchase Program for $2,669,032.

On, July 5, 2002, a Unanimous Written Consent of the Board of Directors declared a monthly cash dividend of $0.83 per share of common stock of the Company, an increase from $0.82 per share. The cash dividend will become effective for shareholders of record on or after the close of business on August 1, 2002 and will be payable on the 7th of each month beginning in September and thereafter.

On August 8, 2002, the Company acquired a free-standing retail building leased as an Eckerd's Drug Store - Spartanburg/Blackstone. The property was acquired from an unaffiliated third party for approximately $2,271,000. The Company purchased the property with its own funds and intends to place financing on the property at a later date. Eckerd is located in Spartanburg, South Carolina and consists of approximately 10,908 gross leasable square feet.

On August 8, 2002, the Company acquired a newly constructed shopping center known as Wakefield Crossing from an unaffiliated third party for approximately $10,750,000. The Company purchased the property with its own funds and intends to place financing on the property at a later date. Wakefield Crossing is located in Raleigh, North Carolina and consists of approximately 75,900 gross leasable square feet. The center is anchored by Food Lion as well as other national and local tenants.

On August 7, 2002, the Company acquired a newly constructed shopping center known as Sexton Commons from an unaffiliated third party for approximately $8,000,000. Phase I was completed in 2001 and a construction reserve was established at closing with respect to the development of Phase II which is anticipated to be completed by the end of 2002. The Company purchased the property with its own funds and intends to place financing on the property at a later date. Sexton Commons is located in Fuquay Varina, North Carolina and upon completion will consist of approximately 49,000 gross leasable square feet. Harris Teeter, a grocery store, is the anchor tenant.

On August 6, 2002, the Company obtained a $6,500,000 first mortgage note on the Sharon Green property. This seven year note maintains a fixed rate of 6.07% and requires monthly payments of interest only.

On July 25, 2002, the Company obtained a $9,100,000 first mortgage note on the Bass Pro Outdoor World property. This seven year note maintains a fixed rate of 5.925% and requires monthly payments of interest only.

                      INLAND RETAIL REAL ESTATE TRUST, INC.
                            (A MARYLAND CORPORATION)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                  JUNE 30, 2002
                                   (UNAUDITED)

On July 25, 2002, the Company paid off $5,212,500 with respect to one of the Gateway Market Center mortgages payable.

On July 22, 2002, the Company acquired a newly constructed shopping center known as Sycamore Commons from an unaffiliated third party for approximately $39,146,000. The Company purchased the property with its own funds and intends to place financing on the property at a later date. Sycamore Commons is located in Matthews, North Carolina and consists of approximately 247,500 gross leasable square feet. Anchor tenants include Dicks Sporting Goods, Circuit City, Old Navy, Bed, Bath & Beyond, Michaels, World Market, Pier One and Lane Bryant.

On July 18, 2002, the Company obtained $1,540,400 and $1,541,600 first mortgage notes which are cross collateralized by the Eckerd Drug Store - Greenville and the Eckerd Drug Store - Spartanburg properties, respectively. These seven year notes maintain a fixed rate of 6.3% and require monthly payments of interest only.

On July 17, 2002, the Company obtained a $4,192,000 first mortgage note on the Target Center property. This seven year note maintains a fixed rate of 6.015% and requires monthly payments of interest only.

On July 16, 2002, the Company obtained a $4,070,000 first mortgage note on the Crystal Springs property. This seven year note maintains a fixed rate of 6.15% and requires monthly payments of interest only.

On July 15, 2002, an application and rate lock agreement was completed for $82,700,000 debt financing collateralized by eleven properties in the portfolio. The rate was locked at a fixed rate of 5.5% for a term of seven years and requires payments of interest only. The lender has committed to fund this financing.

On July 11, 2002, the Company acquired a newly constructed shopping center known as Walk at Highwoods - I from an unaffiliated third party for approximately $24,026,000. The Company purchased the property with its own funds and intends to place financing on the property at a later date. Walk at Highwoods - I is located in Tampa, Florida and consists of approximately 134,000 gross leasable square feet. The center is anchored by Circuit City, Michaels, Linens N Things, Panera Bread and Dunkin Donuts as well as other national and local tenants.

On July 11, 2002, the Company acquired an existing shopping center known as Circuit City Plaza from an unaffiliated third party for approximately $11,413,000. The Company purchased the property with its own funds and intends to place financing on the property at a later date. Circuit City Plaza is located in Orlando, Florida and consists of approximately 78,600 gross leasable square feet. The center is 100% occupied by national and local tenants which include Circuit City and Staples.

On July 11, 2002, the Company acquired an existing shopping center known as McFarland Plaza from an unaffiliated third party for approximately $15,325,000. The Company purchased the property with its own funds and intends to place financing on the property at a later date. McFarland Plaza is located in Tuscaloosa, Alabama and consists of approximately 222,000 gross leasable square feet. The center is anchored by Circuit City, Toys R Us, Stein Mart and Old Navy.

                      INLAND RETAIL REAL ESTATE TRUST, INC.
                            (A MARYLAND CORPORATION)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                  JUNE 30, 2002
                                   (UNAUDITED)

On July 1, 2002, the Company acquired 2.3 acres of land and simultaneously contracted for the development of a free-standing retail building leased as an Eckerd's Drug Store. The parcel was acquired from an unaffiliated third party for approximately $1,165,000. The Company funded the purchase of the land and intends to fund the development costs; however, the Company expects to place financing on the properties at a later date. The total acquisition cost after development is expected to be approximately $3,053,000 for 13,800 gross leasable square feet. The parcel is located in Woodruff, South Carolina.

On behalf of the Company, the Advisor is currently exploring the purchase of additional shopping centers from unaffiliated third parties.

                      Inland Retail Real Estate Trust, Inc.
                      Pro Forma Consolidated Balance Sheet
                                  June 30, 2002
                                   (unaudited)

The following unaudited Pro Forma Consolidated Balance Sheet is presented as if the acquisitions of the properties indicated in Note B had occurred on June 30, 2002.

This unaudited Pro Forma Consolidated Balance Sheet is not necessarily indicative of what the actual financial position would have been at June 30, 2002, nor does it purport to represent our future financial position. No pro forma adjustments have been made for Southhampton Village, Turkey Creek Phase II, Westside Center, Walk at Highwoods Preserve Phase II, Southwood Plantation, Midway Plaza, Tega Cay Lowes, Morrisville Food Lion and Publix Center as the property construction had not been completed as of June 30, 2002, or the acquisition of the land to develop the Holly Springs Eckerds, Raleigh Eckerds and Woodruff Eckerds. Unless otherwise defined, capitalized terms used herein shall have the same meaning as in the Prospectus.

                      Inland Retail Real Estate Trust, Inc.
                      Pro Forma Consolidated Balance Sheet
                                  June 30, 2002
                                   (unaudited)


                                                                    Historical            Pro Forma
                                                                        (A)              Adjustments           Pro Forma
                                                                 -----------------------------------------------------------
Assets

Net investment properties (B)                                  $       895,090,033          218,972,133        1,114,062,166
Cash and cash equivalents (F)                                           81,529,190          (25,911,000)          55,618,190
Investment in securities                                                 6,518,730                -                6,518,730
Restricted cash                                                         12,239,386                -               12,239,386
Mortgage receivable                                                      2,475,000                -                2,475,000
Accounts and rents receivable                                            7,561,457                -                7,561,457
Real estate tax and insurance escrows                                    1,500,408                -                1,500,408
Loan fees, net                                                           4,749,227                -                4,749,227
Leasing fees, net                                                          225,187                -                  225,187
Deferred acquisition costs                                                 363,283                -                  363,283
Other assets                                                               974,371                -                  974,371
                                                                 -----------------------------------------------------------

Total assets                                                   $     1,013,256,272          193,061,133        1,206,317,405
                                                                 ===========================================================

Liabilities and Stockholders' Equity

Accounts payable                                                         4,512,348                -                4,512,348
Accrued offering costs                                                     759,679                -                  759,679
Accrued interest payable                                                   891,521                -                  891,521
Real estate taxes payable                                                4,369,336                -                4,369,336
Distribution payable                                                     4,185,546                -                4,185,546
Security deposits                                                        1,130,472                -                1,130,472
Mortgages payable                                                      429,602,259           37,600,000          467,202,259
Unearned income                                                          1,105,831                -                1,105,831
Note and margin payable                                                  3,119,422                -                3,119,422
Other liabilities                                                       10,223,937                -               10,223,937
Due to Affiliates                                                        1,237,581                -                1,237,581
                                                                 -----------------------------------------------------------

Total liabilities                                                      461,137,932           37,600,000          498,737,932

Minority interest in partnership (C)                                         2,000                -                    2,000

Common Stock (D)                                                           649,002              176,660              825,662
Additional paid-in capital (net of Offering costs) (D)                 576,916,754          155,284,473          732,201,227
Accumulated distributions in excess of net income (E)                  (23,746,554)               -              (23,746,554)
Accumulated other comprehensive income                                  (1,702,862)               -               (1,702,862)
                                                                 -----------------------------------------------------------

Total stockholders' equity                                             552,116,340          155,461,133          707,577,473
                                                                 -----------------------------------------------------------

Total liabilities and stockholders' equity                     $     1,013,256,272          193,061,133        1,206,317,405
                                                                 ===========================================================

         See accompanying notes to pro forma consolidated balance sheet.

                      Inland Retail Real Estate Trust, Inc.
                  Notes to Pro Forma Consolidated Balance Sheet
                                  June 30, 2002
                                   (unaudited)


(A) The historical column represents our Consolidated Balance Sheet as of June 30, 2002. As of June 30, 2002, the Company had sold 63,635,645 shares to the public and an additional 1,490,405 shares pursuant to the DRP. In addition, the Company has received the Advisor's capital contribution of $200,000 for which the Advisor was issued 20,000 shares. As of June 30, 2002, the Company has repurchased a total of 245,793 shares through the Company's Share Repurchase Program. As a result of such sales and repurchases, the Company has received a net total of $645,316,340 of Gross Offering Proceeds.

(B) The pro forma adjustments reflect the acquisition of the following properties:


                                                Walk at                 Circuit City   Sycamore      Forestdale      Sexton
                                               Highwoods    McFarland      Center       Commons         Plaza       Commons
                                              --------------------------------------------------------------------------------
Assets
Net investment in properties                $   24,683,000   15,325,000    11,413,000   39,146,000     6,638,000     8,000,000
Cash (F)                                             -            -             -            -             -             -
Restricted cash                                      -            -             -            -             -             -
Mortgage receivable                                  -            -             -            -             -             -
Loan fees, net                                       -            -             -            -             -             -
Other assets                                         -            -             -            -             -             -
                                              -------------------------------------------------------------------------------

Total assets                                $   24,683,000   15,325,000    11,413,000   39,146,000     6,638,000     8,000,000
                                              ================================================================================

Liabilities and Stockholders' Equity

Accrued real estate taxes                            -            -             -            -             -             -
Security deposits                                    -            -             -            -             -             -
Mortgages payable                                    -            -             -            -             -             -
Other liabilities                                    -            -             -            -             -             -
                                              --------------------------------------------------------------------------------

Total liabilities                                    -            -             -            -             -             -

Common Stock                                        28,049       17,415        12,969       44,484         7,543         9,091
Additional paid in capital (net of
  Offering costs)                               24,654,951   15,307,585    11,400,031   39,101,516     6,630,457     7,990,909
                                              --------------------------------------------------------------------------------

Total stockholders equity                       24,683,000   15,325,000    11,413,000   39,146,000     6,638,000     8,000,000
                                              --------------------------------------------------------------------------------

Total liabilities and stockholders'
  equity                                    $   24,683,000   15,325,000    11,413,000   39,146,000     6,638,000     8,000,000
                                              ================================================================================

                      Inland Retail Real Estate Trust, Inc.
                  Notes to Pro Forma Consolidated Balance Sheet
                                  June 30, 2002
                                   (unaudited)


(B) The pro forma adjustments reflect the acquisition of the following properties (continued):

                                                                                          Spartanburg/
                                                     Wakefield      City         Cox       Blackstock                 Hartsville
                                                     Crossing     Crossing      Creek        Eckerds    River Walk     Crossing
                                                 -------------------------------------------------------------------------------
Assets
Net investment in properties                     $  10,750,000   18,313,133    19,200,000   2,271,000    7,598,000     7,474,000
Cash (G)                                                 -             -            -           -             -            -
Restricted cash                                          -             -            -           -             -            -
Mortgage receivable                                      -             -            -           -             -            -
Loan fees, net                                           -             -            -           -             -            -
Other assets                                             -             -            -           -             -            -
                                                 -------------------------------------------------------------------------------

Total assets                                     $  10,750,000   18,313,133   19,200,000    2,271,000    7,598,000     7,474,000
                                                 ===============================================================================

Liabilities and Stockholders' Equity

Accrued real estate taxes                                -             -            -           -             -            -
Security deposits                                        -             -            -           -             -            -
Mortgages payable                                        -             -      15,350,000        -             -            -
Other liabilities                                        -             -            -           -             -            -
                                                 -------------------------------------------------------------------------------

Total liabilities                                        -             -      15,350,000        -             -            -

Common Stock                                            12,216       20,810        4,375        2,581        8,634         8,493
Additional paid in capital (net of
  Offering costs)                                   10,737,784   18,292,323    3,845,625    2,268,419    7,589,366     7,465,507
                                                 -------------------------------------------------------------------------------

Total stockholders equity                           10,750,000   18,313,133    3,850,000    2,271,000    7,598,000     7,474,000
                                                 -------------------------------------------------------------------------------

Total liabilities and stockholders' equity       $  10,750,000   18,313,133   19,200,000    2,271,000    7,598,000     7,474,000
                                                 ===============================================================================

                      Inland Retail Real Estate Trust, Inc.
                  Notes to Pro Forma Consolidated Balance Sheet
                                  June 30, 2002
                                   (unaudited)


(B) The pro forma adjustments reflect the acquisition of the following properties (continued):

                                                  Shops of          Shops on          Clayton           Carey
                                                  Lake Mary        the Circle         Corners        Circuit City         Total
                                               ---------------- ----------------- ---------------- ----------------- ---------------
Assets
Net investment in properties                $      12,500,000        15,016,000       15,000,000         5,645,000      218,972,133
Cash (G)                                          (12,500,000)       (2,616,000)      (5,150,000)       (5,645,000)     (25,911,000)
Restricted cash                                         -                 -                -                 -                -
Mortgage receivable                                     -                 -                -                 -                -
Loan fees, net                                          -                 -                -                 -                -
Other assets                                            -                 -                -                 -                -
                                               ---------------- ----------------- ---------------- ----------------- ---------------

Total assets                                $           -            12,400,000        9,850,000             -          193,061,133
                                               ================ ================= ================ ================= ===============

Liabilities and Stockholders' Equity

Accrued real estate taxes                               -                 -                -                 -                -
Security deposits                                       -                 -                -                 -                -
Mortgages payable                                       -            12,400,000        9,850,000             -           37,600,000
Other liabilities                                       -                 -                -                 -                -
                                               ---------------- ----------------- ---------------- ----------------- ---------------

Total liabilities                                       -                 -                -                 -           37,600,000

Common Stock                                            -                 -                -                 -              176,660
Additional paid in capital (net of
Offering costs)                                         -                 -                -                 -          155,284,473
                                               ---------------- ----------------- ---------------- ----------------- ---------------

Total stockholders equity                               -                 -                -                 -          155,461,133
                                               ---------------- ----------------- ---------------- ----------------- ---------------

Total liabilities and stockholders'
equity                                      $           -            12,400,000        9,850,000             -          193,061,133
                                               ================ ================= ================ ================= ===============

                      Inland Retail Real Estate Trust, Inc.
                  Notes to Pro Forma Consolidated Balance Sheet
                                  June 30, 2002
                                   (unaudited)



(C) The Pro Forma Consolidated Balance Sheet includes the accounts of the Operating Partnership in which the Company has an approximately 99% controlling general partner interest. The Advisor owns the remaining approximately 1% limited partnership common units in the Operating Partnership for which it paid $2,000 and which is reflected as a minority interest.

(D) Additional offering proceeds of $176,660,000, net of additional offering costs of $21,198,867 are reflected as received as of June 30, 2002, prior to the purchase of the properties and are limited to offering proceeds necessary to acquire the properties and actually received as of September 3, 2002. Offering costs consist principally of registration costs, printing and selling costs, including commissions.

(E) No pro forma assumptions have been made for the additional payment of distributions resulting from the additional proceeds raised.

(F) The Company utilized $25,911,000 of existing cash on hand to acquire certain properties described in (B).

                      Inland Retail Real Estate Trust, Inc.
                 Pro Forma Consolidated Statement of Operations
                     For the six months ended June 30, 2002
                                   (unaudited)

The following unaudited Pro Forma Consolidated Statement of Operations is presented to effect the acquisition of the properties indicated in Note B of the Notes to the Pro Forma Consolidated Statement of Operations as though they occurred on January 1, 2001.

This unaudited Pro Forma Consolidated Statement of Operations is not necessarily indicative of what the actual results of operations would have been for the six months ended June 30, 2002, nor does it purport to represent our future financial position. No pro forma adjustments were made for Golden Acres, Universal Plaza, Stonebridge Square, Eisenhower Crossing, West Oaks Phase II, Southhampton Village, Turkey Creek Phase II, Westside Center, Walk at Highwoods Preserve Phase II, Southwood Plantation, River Walk, Publix Center, Tega Cay Lowes, Morrisville Food Lion, Spartangurg/Blackstock Eckerds, Midway Plaza, Sexton Commons Phase II or the land to develop the Holly Springs Eckerds, Raleigh Eckerds, Woodruff Eckerds, Concord Eckerds and Tega Cay Eckerds as no significant operations had commenced as of June 30, 2002 or the date significant operations commenced. Unless otherwise defined, capitalized terms used herein shall have the same meaning as in the Prospectus.

                      Inland Retail Real Estate Trust, Inc.
                 Pro Forma Consolidated Statement of Operations
                     For the six months ended June 30, 2002
                                   (unaudited)



                                                                                       Pro Forma
                                                                     Historical       Adjustments
                                                                        (A)               (B)           Pro Forma
                                                                  ----------------- ---------------- -----------------
Rental income                                                  $       36,332,102        14,664,106       50,996,208
Percentage rental income                                                    -                23,451           23,451
Additional rental income                                                7,730,771         2,122,129        9,852,900
Interest and dividend income                                              925,860             -              925,860
Other income                                                              509,532             -              509,532
Gain on sale of investment stock                                           36,654             -               36,654
                                                                  ----------------------------------------------------

Total income                                                           45,534,919        16,809,686       62,344,605
                                                                  ----------------------------------------------------

Professional services                                                     225,977             -              225,977
General and administrative expenses                                       534,513             -              534,513
Advisor asset management fee (C)                                        1,847,000           650,863        2,497,863
Property operating expenses                                             8,119,961         2,840,229       10,960,190
Management fee (G)                                                      2,010,694           756,393        2,767,087
Interest expense (H)                                                    9,982,058         2,017,309       11,999,367
Acquisition costs expensed                                                164,428             -              164,428
Depreciation (D)                                                       10,613,902         4,430,729       15,044,631
Amortization                                                              827,247             -              827,247
                                                                  ----------------------------------------------------

Total expenses                                                         34,325,780        10,695,523       45,021,303
                                                                  ----------------------------------------------------

Net income                                                             11,209,139         6,114,163       17,323,302
Other comprehensive income (loss):
Unrealized holding loss on investment securities                         (633,185)            -             (633,185)
                                                                  ----------------------------------------------------

Comprehensive income (F)                                       $       10,575,954         6,114,163       16,690,117
                                                                  ====================================================

Weighted average number of shares of common stock
  outstanding, basic and diluted (E)                                   48,581,036                         66,247,036
                                                                  =================                  =================

Basic and diluted net income  per weighted average shares
   of common stock outstanding (E)                             $              .23                                .25
                                                                  =================                  =================





    See accompanying notes to pro forma consolidated statement of operations.

                      Inland Retail Real Estate Trust, Inc.
             Notes to Pro Forma Consolidated Statement of Operations
                     For the six months ended June 30, 2002
                                   (unaudited)

(A) Historical information represents the historical statement of operations of the Company for the period ended June 30, 2002 as filed with the SEC on Form 10-Q.

(B) Total pro forma adjustments for the 2002 acquisitions are as though they were acquired January 1, 2001.



                                                       Turkey                           Loggerhead
                                                       Creek           Sarasota          Junction           Newnan
                                               ---------------- ----------------- ---------------- -----------------
Rental income                                  $       62,000           213,961             6,775           553,973
Percentage rental income                                   --                --                --                --
Additional rental income                                8,400            36,670                --            66,497
Other income                                               --                --                --                --
                                               ---------------- ----------------- ---------------- -----------------

Total income                                           70,400           250,631             6,775           620,470
                                               ---------------- ----------------- ---------------- -----------------

Advisor asset management fee                               --                --                --                --
Property operating expenses                             8,400            44,180             2,166            84,314
Management fee                                          3,168            11,278               305            27,921
Interest expense                                       24,592           163,625                --           196,582
Depreciation                                           16,480            55,306               887           137,667
Amortization                                               --                --                --                --
                                               ---------------- ----------------- ---------------- -----------------

Total expenses                                         52,640           274,389             3,358           446,484
                                               ---------------- ----------------- ---------------- -----------------

Net income (loss)                              $       17,760           (23,758)            3,417           173,986
                                               ================ ================= ================ =================


                                                                       Augusta          Covington          Target
                                                     Hairston       Just for Feet     Just for Feet        Center
                                               ---------------- ----------------- ---------------- -----------------
Rental income                                  $       54,078             41,287           46,645           160,970
Percentage rental income                                   --                 --               --                --
Additional rental income                               12,800                 --               --            40,000
Other income                                               --                 --               --                --
                                               ---------------- ----------------- ---------------- -----------------

Total income                                           66,878             41,287           46,645           200,970
                                               ---------------- ----------------- ---------------- -----------------

Advisor asset management fee                               --                 --               --                --
Property operating expenses                            15,180                 --               --            40,000
Management fee                                          3,010              1,858            2,099             9,043
Interest expense (H)                                       --                 --               --                --
Depreciation                                           23,090             10,476            9,889            47,637
Amortization                                               --                 --               --                --
                                               ---------------- ----------------- ---------------- -----------------

Total expenses                                         41,280             12,334           11,988            96,680
                                               ---------------- ----------------- ---------------- -----------------

Net income (loss)                              $       25,598             28,953           34,657           104,290
                                               ================ ================= ================ =================

                      Inland Retail Real Estate Trust, Inc.
             Notes to Pro Forma Consolidated Statement of Operations
                     For the six months ended June 30, 2002
                                   (unaudited)

(B) Total pro forma adjustments for the 2002 acquisitions are as though they were acquired January 1, 2001 (continued).


                                                                        Crystal           Sharon
                                                     Riverstone         Springs           Greens           Oleander
                                               ---------------- ----------------- ---------------- -----------------
Rental income                                  $       804,696          164,796           275,356           219,342
Percentage rental income                                    --               --                --                --
Additional rental income                               164,196           55,621            56,305            30,320
Other income                                                --               --                --                --
                                               ---------------- ----------------- ---------------- -----------------

Total income                                           968,892          220,417           331,661           249,662
                                               ---------------- ----------------- ---------------- -----------------

Advisor asset management fee                                --               --                --                --
Property operating expenses                            210,508           55,621            75,073            31,304
Management fee                                          43,600            9,918            14,925            11,234
Interest expense                                            --               --                --            87,750
Depreciation                                           233,333           57,800           121,833            48,750
Amortization                                                --               --                --                --
                                               ---------------- ----------------- ---------------- -----------------

Total expenses                                         487,441          123,339           211,831           179,038
                                               ---------------- ----------------- ---------------- -----------------

Net income (loss)                              $       481,451           97,078           119,830            70,624
                                               ================ ================= ================ =================


                                                                       Hampton            North
                                                     Melbourne          Point             Point          Hillsboro
                                               ---------------- ----------------- ---------------- -----------------
Rental income                                  $       347,952           178,476          223,131           412,907
Percentage rental income                                    --                --               --                --
Additional rental income                                95,792            38,619           42,452           136,851
Other income                                                --                --               --                --
                                               ---------------- ----------------- ---------------- -----------------

Total income                                           443,744           217,095          265,583           549,758
                                               ---------------- ----------------- ---------------- -----------------

Advisor asset management fee                                --                --               --                --
Property operating expenses                             98,754            38,619           56,604           175,450
Management fee                                          19,968             9,769           11,951            24,739
Interest expense (H)                                   152,500                --               --                --
Depreciation                                            81,458            44,782           81,640           219,702
Amortization                                                --                --               --                --
                                               ---------------- ----------------- ---------------- -----------------

Total expenses                                         352,680            93,170          150,195           419,891
                                               ---------------- ----------------- ---------------- -----------------

Net income (loss)                              $        91,064           123,925          115,388           129,867
                                               ================ ================= ================ =================

                      Inland Retail Real Estate Trust, Inc.
             Notes to Pro Forma Consolidated Statement of Operations
                     For the six months ended June 30, 2002
                                   (unaudited)

(B) Total pro forma adjustments for the 2002 acquisitions are as though they were acquired January 1, 2001 (continued).


                                                        Wards         Circuit City     Circuit City        Bass Pro
                                                      Crossing            Rome          Vero Beach           Shop
                                               ---------------- ----------------- ---------------- -----------------
Rental income                                  $       262,315           202,000          255,000           800,250
Percentage rental income                                    --                --               --                --
Additional rental income                                25,004                --               --                --
Other income                                                --                --               --                --
                                               ---------------- ----------------- ---------------- -----------------

Total income                                           287,319           202,000          255,000           800,250
                                               ---------------- ----------------- ---------------- -----------------

Advisor asset management fee                                --                --               --                --
Property operating expenses                             31,255                --               --                --
Management fee                                          12,929             9,090           11,475            36,011
Interest expense                                            --                --               --                --
Depreciation                                           127,187            55,950           70,575           227,500
Amortization                                                --                --               --                --
                                               ---------------- ----------------- ---------------- -----------------

Total expenses                                         171,371            65,040           82,050           263,511
                                               ---------------- ----------------- ---------------- -----------------

Net income (loss)                              $       115,948           136,960          172,950           536,739
                                               ================ ================= ================ =================

                                                   Chesterfield                       Circuit City        Walk at
                                                     Crossing         McFarland          Center          Highwoods
                                               ---------------- ----------------- ---------------- -----------------
Rental income                                  $       562,835           726,500          516,074           907,062
Percentage rental income                                    --                --               --                --
Additional rental income                               105,734            70,440           97,126           209,602
Other income                                                --                --               --                --
                                               ---------------- ----------------- ---------------- -----------------

Total income                                           668,569           796,940          613,200         1,116,664
                                               ---------------- ----------------- ---------------- -----------------

Advisor asset management fee                                --            34,482           25,680            55,536
Property operating expenses                            102,164           132,906          111,640           322,464
Management fee                                          30,085            35,862           27,594            50,250
Interest expense (H)                                        --                --               --                --
Depreciation                                           145,000           191,562          142,662           308,538
Amortization                                                --                --               --                --
                                               ---------------- ----------------- ---------------- -----------------

Total expenses                                         277,249           394,812          307,576           736,788
                                               ---------------- ----------------- ---------------- -----------------

Net income (loss)                              $       391,320           402,128          305,624           379,876
                                               ================ ================= ================ =================

                      Inland Retail Real Estate Trust, Inc.
             Notes to Pro Forma Consolidated Statement of Operations
                     For the six months ended June 30, 2002
                                   (unaudited)

(B) Total pro forma adjustments for the 2002 acquisitions are as though they were acquired January 1, 2001 (continued).


                                                     Sycamore           Sexton            City              Cox
                                                      Commons          Commons          Crossing           Creek
                                               ---------------- ----------------- ---------------- -----------------
Rental income                                  $    1,714,892            310,508          509,051           923,420
Percentage rental income                                   --                 --           23,451                --
Additional rental income                              219,162             42,636           48,321           119,758
Other income                                               --                 --               --                --
                                               ---------------- ----------------- ---------------- -----------------

Total income                                        1,934,054            353,144          580,823         1,043,178
                                               ---------------- ----------------- ---------------- -----------------

Advisor asset management fee                          130,486             40,000           91,566            19,250
Property operating expenses                           381,305             65,594           64,428           115,665
Management fee                                         86,996             15,891           26,137            46,943
Interest expense                                           --                 --               --           544,157
Depreciation                                          489,325            100,000          228,914           240,000
Amortization                                               --                 --               --                --
                                               ---------------- ----------------- ---------------- -----------------

Total expenses                                      1,088,112            221,485          411,045           966,015
                                               ---------------- ----------------- ---------------- -----------------

Net income (loss)                           $         845,942            131,659          169,778            77,163
                                               ================ ================= ================ =================



                                                     Forestdale        Wakefield                           Shops of
                                                      Crossing          Crossing        Hartsville        Lake Mary
                                               ---------------- ----------------- ---------------- -----------------
Rental income                                  $       165,236           404,483          212,406           676,471
Percentage rental income                                    --                --               --                --
Additional rental income                                28,904            57,000           27,243            85,120
Other income                                                --                --               --                --
                                               ---------------- ----------------- ---------------- -----------------

Total income                                           194,140           461,483          239,649           761,591
                                               ---------------- ----------------- ---------------- -----------------

Advisor asset management fee                            33,188            53,750           37,370            62,500
Property operating expenses                             39,342            71,250           36,324           172,876
Management fee                                           8,736            20,766           10,784            34,272
Interest expense (H)                                        --                --               --                --
Depreciation                                            82,972           134,376           93,425           156,250
Amortization                                                --                --               --                --
                                               ---------------- ----------------- ---------------- -----------------

Total expenses                                         164,238           260,142          177,903           425,898
                                               ---------------- ----------------- ---------------- -----------------

Net income (loss)                              $        29,902           181,341           61,746           335,693
                                               ================ ================= ================ =================

                      Inland Retail Real Estate Trust, Inc.
             Notes to Pro Forma Consolidated Statement of Operations
                     For the six months ended June 30, 2002
                                   (unaudited)

(C) Total pro forma adjustments for the 2002 acquisitions are as though they were acquired January 1, 2001 (continued).


                                                      Clayton          Shops on           Carey            Total
                                                      Corners         The Circle      Circuit City       Pro Forma
                                               ---------------- ----------------- ---------------- -----------------
Rental income                                  $      685,126            800,882          263,250        14,664,106
Percentage rental income                                   --                 --               --            23,451
Additional rental income                              110,369             91,187               --         2,122,129
Other income                                               --                 --               --                --
                                               ---------------- ----------------- ---------------- -----------------

Total income                                          795,495            892,069          263,250        16,809,686
                                               ---------------- ----------------- ---------------- -----------------

Advisor asset management fee                           25,750             13,080           28,225           650,863
Property operating expenses                           162,836             94,007               --         2,840,229
Management fee                                         35,797             40,143           11,846           756,393
Interest expense                                      357,063            491,040               --         2,017,309
Depreciation                                          187,500            187,700           70,563         4,430,729
Amortization                                               --                 --               --                --
                                               ---------------- ----------------- ---------------- -----------------

Total expenses                                         768,946           825,970          110,634        10,695,523
                                               ---------------- ----------------- ---------------- -----------------

Net income (loss)                              $        26,549            66,099          152,616         6,114,163
                                               ================ ================= ================ =================


                      Inland Retail Real Estate Trust, Inc.
             Notes to Pro Forma Consolidated Statement of Operations
                     For the six months ended June 30, 2002
                                   (unaudited)

(C) The advisor asset management fee will be subordinated to the shareholders' receipt of a stated return. The advisor asset management fee has been calculated as 1% of the net average invested assets (as defined) for properties acquired subsequent to June 30, 2002. No additional advisor asset management fees were assessed for properties acquired at June 30, 2002 because the advisor has determined that no additional advisor asset management fees are due at June 30, 2002 based on the Company's projection of the amount to be subordinated.

(D) Depreciation expense is computed using the straight-line method, based upon an estimated useful life of thirty years for buildings and fifteen years for improvements. The allocation of land, buildings and improvements was based upon values stated in the related appraisal.

(E) The pro forma weighted average shares of common stock outstanding for the period ended June 30, 2002 was calculated using the additional shares sold to purchase each of the properties on a weighted average basis plus the 20,000 shares purchased by the Advisor in connection with our organization.

(F) The net income allocable to the minority interest is immaterial, and therefore, has been excluded.

(G) Management fees are calculated as 4.5% of gross revenues pursuant to the management agreement.

(H) The pro forma adjustments relating to interest expense were based on the following debt terms:

                                                                     Principal                 Interest              Maturity
Property                                                              Balance                    Rate                  Date
----------------------------------------------------------------------------------------------------------------------------------
Oleander                                                     $          3,000,000              7.80%                   12/11
Melbourne Shopping Center                                               5,948,800              7.68%                   03/09
Thomas Properties Acquired in 2002:
  Turkey Creek Pavilion Phase I                                        13,200,000          Prime + .250%               07/02
  Sarasota Pavilion                                                    28,875,000          LIBOR + 1.85%               08/02
  Newnan Pavilion                                                      23,589,800          Prime + .250%               07/02
           The Thomas property loans were refinanced prior to maturity at substantially the same terms.
Cox Creek                                                              15,350,000              7.09%                   2012
Shops on the Circle                                                    12,400,000              7.92%                   2010
Clayton Corners                                                         9,850,000              7.25%                   2012

                      Inland Retail Real Estate Trust, Inc.
                 Pro Forma Consolidated Statement of Operations
                      For the year ended December 31, 2001
                                   (unaudited)

The following unaudited Pro Forma Consolidated Statement of Operations is presented to effect the acquisition of the properties indicated in Notes B and C of the Notes to the Pro Forma Consolidated Statement of Operations as though they occurred on January 1, 2001 or the date significant operations commenced.

This unaudited Pro Forma Consolidated Statement of Operations is not necessarily indicative of what the actual results of operations would have been for the year ended December 31, 2001, nor does it purport to represent our future financial position. No pro forma adjustments were made for Target Center, Sharon Greens, Golden Acres, Hairston Crossing, Universal Plaza, the Spartanburg/Pine Eckerds, Stonebridge Square, Eisenhower Crossing, Acworth, Woodstock Square, West Oaks Phase II, Southhampton Village, Turkey Creek Phase II, Westside Center, Walk at Highwoods Preserve Phase II, Southwood Plantation, River Walk, Wakefield Crossing, Forestdale Plaza, Midway Plaza, Sexton Commons Phase II, Spartanburg/Blackstock Eckerds, Tega Cay Lowes, Morrisville Food Lion and Publix Center or the land to develop the Holly Springs Eckerds, Raleigh Eckerds, Woodruff Eckerds, Tega Cay Eckerds and Concord Eckerds as no significant operations had commenced as of December 31, 2001 or the date significant operations commenced. Unless otherwise defined, capitalized terms used herein shall have the same meaning as in the Prospectus.

                      Inland Retail Real Estate Trust, Inc.
                 Pro Forma Consolidated Statement of Operations
                      For the year ended December 31, 2001
                                   (unaudited)

                                                                                  Pro Forma        Pro Forma
                                                                                 Adjustments      Adjustments
                                                                                    2001              2002
                                                                Historical      Acquisitions      Acquisitions
                                                                   (A)               (B)              (C)            Pro Forma
                                                             ----------------- ---------------- ----------------- -----------------
Rental income                                                $    28,247,886       24,329,661         27,431,798       80,009,345
Percentage rental income                                                  --               --             52,257           52,257
Additional rental income                                           7,025,345        4,328,556          4,147,105       15,501,006
Interest and dividend income                                       2,103,810               --                 --        2,103,810
Other income                                                         250,183               --            136,550          386,733
Gain on sale of investment stock                                     127,539               --                 --          127,539
                                                             ----------------- ---------------- ----------------- -----------------

Total income                                                      37,754,763       28,658,217         31,767,710       98,180,690
                                                             ----------------- ---------------- ----------------- -----------------

Professional services                                                377,834               --                 --          377,834
General and administrative expenses                                  694,847               --                 --          694,847
Advisor asset management fee (D)                                          --               --          1,587,886        1,587,886
Property operating expenses                                        8,494,688        4,452,094          5,494,415       18,441,197
Management fee (H)                                                 1,664,961        1,326,388          1,406,969        4,398,318
Interest expense (I)                                               9,712,221        7,629,290          6,480,832       23,822,343
Acquisition costs expensed                                           164,788               --                 --          164,788
Depreciation (E)                                                   8,324,023        7,938,278          8,318,764       24,581,065
Amortization                                                         328,758               --                 --          328,758
                                                             ----------------- ---------------- ----------------- -----------------

Total expenses                                                    29,762,120       21,346,050         23,882,866       74,397,036
                                                             ----------------- ---------------- ----------------- -----------------

Net income                                                         7,992,643        7,312,167          8,478,844       23,783,654
Other comprehensive income:
Unrealized holding loss on investment securities                    (999,781)              --                 --         (999,781)
                                                             ----------------- ---------------- ----------------- -----------------

Comprehensive income (G)                                     $     6,992,862        7,312,167          8,478,844       22,783,873
                                                             ================= ================ ================= =================

Weighted average number of shares of common stock
outstanding, basic and diluted (F)                                21,682,783                                            54,358,248
                                                             =================                                    =================

Basic and diluted net income per weighted average shares
of common stock outstanding (F)                                          .37                                                   .42
                                                             =================                                    =================




    See accompanying notes to pro forma consolidated statement of operations.

                     Inland Retail Real Estate Trust, Inc.
            Notes to Pro Forma Consolidated Statement of Operations
                      For the year ended December 31, 2001
                                  (unaudited)

(A) Historical information represents the historical statement of operations of the Company for the period ended December 31, 2001 as filed with the SEC on Form 10-K.

(B) Total pro forma adjustments for the 2001 acquisitions are as though they were acquired January 1, 2001.


                                                     Columbia                                            West Oaks
                                                     Promenade          Lowe's           K Mart         Town Center
                                               ---------------- ----------------- ---------------- -----------------
Rental income                                  $        16,770          113,750           113,418           195,953
Percentage rental income                                    --               --                --                --
Additional rental income                                 4,462               --                --            44,631
                                               ---------------- ----------------- ---------------- -----------------

Total income                                            21,232          113,750           113,418           240,584
                                               ---------------- ----------------- ---------------- -----------------

Advisor asset management fee                                --               --                --                --
Property operating expenses                              6,467               --                --            57,347
Management fee                                             955            5,118             5,103            10,826
Interest expense                                            --               --                --                --
Depreciation                                                --           16,083            14,416            59,750
Amortization                                                --               --                --                --
                                               ---------------- ----------------- ---------------- -----------------

Total expenses                                           7,422           21,201            19,519           127,923
                                               ---------------- ----------------- ---------------- -----------------

Net income                                     $        13,810           92,549            93,899           112,661
                                               ================ ================= ================ =================

                                                                          The
                                                      Sand Lake         PETsMART           JoAnn           Just For
                                                       Corners         Properties         Fabrics            Feet
                                               ---------------- ----------------- ---------------- -----------------
Rental income                                  $      540,134            255,237          115,918          261,744
Percentage rental income                                   --                 --               --               --
Additional rental income                              101,130                 --               --               --
                                               ---------------- ----------------- ---------------- -----------------

Total income                                          641,264            255,237          115,918          261,744
                                               ---------------- ----------------- ---------------- -----------------

Advisor asset management fee                               --                 --               --               --
Property operating expenses                           108,743                 --               --               --
Management fee                                         28,857             11,485            5,216           11,778
Interest expense                                           --                 --               --               --
Depreciation                                          138,750             60,888           30,638           89,280
Amortization                                               --                 --               --               --
                                               ---------------- ----------------- ---------------- -----------------

Total expenses                                        276,350             72,373           35,865          101,058
                                               ---------------- ----------------- ---------------- -----------------

Net income                                     $      364,914            182,864           80,064          160,686
                                               ================ ================= ================ =================

                     Inland Retail Real Estate Trust, Inc.
            Notes to Pro Forma Consolidated Statement of Operations
                      For the year ended December 31, 2001
                                  (unaudited)


                                                 Skyview         Chickasaw        Greenville
                                                  Plaza            Trails           Eckerds        Citrus Hills     Steeplechase
                                           ---------------- ----------------- ---------------- ----------------- ----------------
Rental income                              $     1,642,392           430,359          318,900           582,519          827,685
Percentage rental income                                --                --               --                --               --
Additional rental income                           425,245           179,401               --           135,472          158,100
                                           ---------------- ----------------- ---------------- ----------------- ----------------

Total income                                     2,067,637           609,760          318,900           717,991          985,785
                                           ---------------- ----------------- ---------------- ----------------- ----------------

Advisor asset management fee                            --                --               --                --               --
Property operating expenses                        423,234           167,787               --           144,160          170,868
Management fee                                      89,713            26,359           14,350            32,309           44,360
Interest expense                                        --                --               --                --               --
Depreciation                                       414,464           146,041           76,489           206,916          282,480
Amortization                                            --                --               --                --               --
                                           ---------------- ----------------- ---------------- ----------------- ----------------

Total expenses                                     927,411           340,187           90,839           383,385          497,708
                                           ---------------- ----------------- ---------------- ----------------- ----------------

Net income                                 $     1,140,226           269,573          228,061           334,606          488,077
                                           ================ ================= ================ ================= ================

                                                 Aberdeen          Brandon                            Anderson
                                                  Square          Boulevard         Creekwood         Central          Abernathy
                                           ---------------- ----------------- ---------------- ----------------- ----------------
Rental income                              $       491,953           933,651        1,367,023         1,337,094        2,087,379
Percentage rental income                                --                --               --                --               --
Additional rental income                           256,567           231,285          191,908           124,400          596,155
                                           ---------------- ----------------- ---------------- ----------------- ----------------

Total income                                       748,520         1,164,936        1,558,931         1,461,494        2,683,534
                                           ---------------- ----------------- ---------------- ----------------- ----------------

Advisor asset management fee                            --                --               --                --               --
Property operating expenses                        225,982           251,466          118,496           165,888          546,108
Management fee                                      32,442            52,000           68,090            65,760          165,667
Interest expense                                   229,375                --               --           838,750               --
Depreciation                                       147,056           269,236          428,142           513,755          614,894
Amortization                                            --                --               --                --               --
                                           ---------------- ----------------- ---------------- ----------------- ----------------

Total expenses                                     634,855           572,702          614,728         1,584,153        1,326,669
                                           ---------------- ----------------- ---------------- -----------------  ---------------

Net income (loss)                          $       113,665           592,234          944,203          (122,659)       1,356,865
                                           ================ ================= ================ ================= ================

                      Inland Retail Real Estate Trust, Inc.
             Notes to Pro Forma Consolidated Statement of Operations
                      For the year ended December 31, 2001
                                   (unaudited)

                                                   Thomas
                                                 Properties
                                                (Acquired in           Total
                                                    2001)            Pro Forma
                                              ----------------------------------

Rental income                                 $    12,697,782        24,329,661
Percentage rental income                                  -                 -
Additional rental income                            1,879,800         4,328,556
                                              ----------------------------------

Total income                                       14,577,582        28,658,217
                                              ----------------------------------

Advisor asset management fee                              -                 -
Property operating expenses                         2,065,548         4,452,094
Management fee                                        656,000         1,326,338
Interest expense                                    6,561,165         7,629,290
Depreciation                                        4,429,000         7,938,278
Amortization                                              -                 -
                                              ----------------------------------

Total expenses                                     13,711,713        21,346,050
                                              ----------------------------------

Net income (loss)                             $       865,869         7,312,167
                                              ==================================

                      Inland Retail Real Estate Trust, Inc.
             Notes to Pro Forma Consolidated Statement of Operations
                      For the year ended December 31, 2001
                                   (unaudited)

(C) Total pro forma adjustments for the 2002 acquisitions are as though they were acquired January 1, 2001.

                                                    Thomas
                                                  Properties
                                                   Acquired            Loggerhead         Augusta        Covington
                                                    in 2002             Junction       Just for Feet   Just for Feet
                                               ---------------------------------------------------------------------
Rental income                                  $    7,667,714             83,310          309,655           349,840
Percentage rental income                                3,244                -                -                 -
Additional rental income                            1,635,898                -                -                 -
Other income                                           13,580                -                -                 -
                                               ---------------------------------------------------------------------

Total income                                        9,320,436             83,310          309,655           349,840
                                               ---------------------------------------------------------------------

Advisor asset management fee                          309,529              6,539           30,392            34,343
Property operating expenses                         1,827,126             30,841              -                 -
Management fee                                        406,080              3,749           13,934            15,742
Interest expense                                    3,186,831                -                -                 -
Depreciation                                        2,416,667             16,667           75,833            85,858
Amortization                                               -                 -                -                 -
                                               ---------------------------------------------------------------------

Total expenses                                      8,146,233             57,796          120,159           135,943
                                               ---------------------------------------------------------------------

Net income (loss)                              $    1,174,203             25,514          189,496           213,897
                                               =====================================================================

                                                                      Melbourne                           Oleander
                                                  Riverstone           Shopping          Crystal          Shopping
                                                     Plaza              Center           Springs           Center
                                               ---------------------------------------------------------------------
Rental income                                  $    2,759,183          1,022,667          128,296           583,792
Percentage rental income                                  -                  -                -                 -
Additional rental income                              445,076            284,483           32,983            78,033
Other income                                          102,425                -                -                 -
                                               ---------------------------------------------------------------------

Total income                                        3,306,684          1,307,150          161,279           661,825
                                               ---------------------------------------------------------------------

Advisor asset management fee                          144,000             38,180           18,500            22,000
Property operating expenses                           661,572            430,034           38,721            80,565
Management fee                                        144,428             57,316            7,030            29,782
Interest expense (I)                                      -              456,867              -             234,000
Depreciation                                          800,000            244,375           46,250           130,000
Amortization                                              -                  -                -                 -
                                               ---------------------------------------------------------------------

Total expenses                                      1,750,000          1,226,772          110,501           496,347
                                               ---------------------------------------------------------------------

Net income (loss)                              $    1,556,684             80,378           50,778           165,478
                                               =====================================================================

                      Inland Retail Real Estate Trust, Inc.
             Notes to Pro Forma Consolidated Statement of Operations
                      For the year ended December 31, 2001
                                   (unaudited)



                                                    Hampton                                                 Wards
                                                     Point             Northpoint        Hillsboro         Crossing
                                               ---------------------------------------------------------------------
Rental income                                  $       443,784           365,637          903,455           170,182
Percentage rental income                                   -                 -                -                 -
Additional rental income                                94,129            25,535           61,384             7,616
Other income                                               -                 -             20,545               -
                                               ---------------------------------------------------------------------

Total income                                           537,913           391,172          985,384           177,798
                                               ---------------------------------------------------------------------

Advisor asset management fee                            20,364            27,844           86,283            12,487
Property operating expenses                             94,129            34,047          283,416            26,572
Management fee                                          24,206            17,602           44,342             8,000
Interest expense (I)                                       -                 -                -                 -
Depreciation                                           113,135           154,687          479,350            69,375
Amortization                                               -                 -                -                 -
                                               ---------------------------------------------------------------------

Total expenses                                         251,834           234,180          893,391           116,434
                                               ---------------------------------------------------------------------

Net income (loss)                              $       286,079           156,992           91,993            61,364
                                               =====================================================================

                                                 Circuit City         Circuit City      Bass Pro        Chesterfield
                                                     Rome              Vero Beach         Shop            Crossing
                                               ---------------------------------------------------------------------
Rental income                                  $       420,000           530,000        1,600,500           845,901
Percentage rental income                                   -                 -                -                 -
Additional rental income                                   -                 -                -             182,000
Other income                                               -                 -                -                 -
                                               ---------------------------------------------------------------------

Total income                                           420,000           530,000        1,600,500         1,027,901
                                               ---------------------------------------------------------------------

Advisor asset management fee                            20,142            25,407          182,000            52,200
Property operating expenses                                -                 -                -             202,557
Management fee                                          18,900            23,850           72,022            43,130
Interest expense (I)                                       -                 -                -                 -
Depreciation                                           111,900           141,150          455,000           290,000
Amortization                                               -                 -                -                 -
                                               ---------------------------------------------------------------------

Total expenses                                         150,942           190,407          709,022           587,887
                                               ---------------------------------------------------------------------

Net income (loss)                              $       269,058           339,593          891,478           440,014
                                               =====================================================================

                      Inland Retail Real Estate Trust, Inc.
             Notes to Pro Forma Consolidated Statement of Operations
                      For the year ended December 31, 2001
                                   (unaudited)

                                                  Properties
                                                 Acquired from
                                                  Centennial
                                                   American            Sycamore           Sexton             City
                                                  Properties           Commons            Commons          Crossing
                                               ---------------------------------------------------------------------
Rental income                                  $     2,857,386          512,784           188,032           283,585
Percentage rental income                                   -             23,178               -              25,835
Additional rental income                               532,840          162,696            23,394               500
Other income                                               -                -                 -                 -
                                               ---------------------------------------------------------------------

Total income                                         3,390,226          698,658           211,426           309,920
                                               ---------------------------------------------------------------------

Advisor asset management fee                           148,982           97,865            33,333            45,783
Property operating expenses                            724,857          220,699            36,228            43,399
Management fee                                         152,560           31,440             9,514            13,946
Interest expense (I)                                       -                -                 -                 -
Depreciation                                           822,719          244,663            83,333           114,457
Amortization                                               -                -                 -                 -
                                               ---------------------------------------------------------------------

Total expenses                                       1,849,118          594,667           162,408           217,585
                                               ---------------------------------------------------------------------

Net income (loss)                              $     1,541,108          103,991            49,018            92,335
                                               =====================================================================

                                                     Cox                                 Shops of         Shops on
                                                    Creek              Hartsville        Lake Mary       The Circle
                                               ---------------------------------------------------------------------
Rental income                                  $    1,276,025             58,074          665,288         1,601,764
Percentage rental income                                  -                  -                -                 -
Additional rental income                              123,279              1,555           89,509           181,415
Other income                                              -                  -                -                 -
                                               ---------------------------------------------------------------------

Total income                                        1,400,260             59,629          754,797         1,783,179
                                               ---------------------------------------------------------------------

Advisor asset management fee                           28,875              6,228           62,500            26,160
Property operating expenses                           145,813             10,631          129,229           187,026
Management fee                                         63,011              2,683           33,965            80,243
Interest expense (I)                                  906,929                -                -             982,080
Depreciation                                          360,000             15,570          156,250           375,400
Amortization                                              -                  -                -                 -
                                               ---------------------------------------------------------------------

Total expenses                                      1,504,628             35,112          381,944         1,650,909
                                               ---------------------------------------------------------------------

Net income (loss)                              $     (104,368)            24,517          372,853           132,270
                                               =====================================================================

                      Inland Retail Real Estate Trust, Inc.
             Notes to Pro Forma Consolidated Statement of Operations
                      For the year ended December 31, 2001
                                   (unaudited)


                                                    Clayton             Carey             Total
                                                    Corners          Circuit City       Pro Forma
                                               ---------------------------------------------------
Rental income                                  $     1,277,488           526,500       27,431,798
Percentage rental income                                   -                 -             52,257
Additional rental income                               184,780               -          4,147,105
Other income                                               -                 -            136,550
                                               ---------------------------------------------------

Total income                                         1,462,268           526,500       31,767,710
                                               ---------------------------------------------------

Advisor asset management fee                            51,500            56,450        1,587,886
Property operating expenses                            286,953               -          5,494,415
Management fee                                          65,802            23,692        1,406,832
Interest expense (I)                                   714,125               -          6,480,832
Depreciation                                           375,000           141,125        8,318,764
Amortization                                               -                 -                -
                                               ---------------------------------------------------

Total expenses                                       1,493,380           221,267       23,288,866
                                               ---------------------------------------------------

Net income (loss)                              $       (31,112)          305,233        8,478,844
                                               ===================================================

                      Inland Retail Real Estate Trust, Inc.
             Notes to Pro Forma Consolidated Statement of Operations
                      For the year ended December 31, 2001
                                   (unaudited)

Acquisition of the Thomas Properties acquired in 2002

Reconciliation of Gross Income and Direct Operating Expenses for the year ended December 31, 2001 prepared in accordance with Rule 3.14 of Regulation S-X (*) to the Pro Forma Adjustments:

                                                               *As           Pro Forma
                                                            Reported        Adjustments       Total
                                                        ----------------------------------------------
       Rental income                                    $     7,667,714            -        7,667,714
       Percentage rent                                            3,244            -            3,244
       Additional rental income                               1,339,461        296,437      1,635,898
       Other income                                              13,580            -           13,580
       -----------------------------------------------------------------------------------------------

       Total income                                           9,023,999        296,437      9,320,436
       -----------------------------------------------------------------------------------------------

       Advisor asset management fee                                 -          309,529        309,529
       Property operating expenses                            1,827,126            -        1,827,126
       Management fees                                              -          406,080        406,080
       Interest expense                                       3,186,831            -        3,186,831
       Depreciation                                                 -        2,416,667      2,416,667
       -----------------------------------------------------------------------------------------------

       Total expenses                                         5,013,957      3,132,276      8,146,233
       -----------------------------------------------------------------------------------------------

       Net income (loss)                                $     4,010,042     (2,835,839)     1,174,203
       ===============================================================================================

Acquisition of Loggerhead Junction

This pro forma adjustment reflects the purchase of the property as if the Company had acquired the property as of January 1, 2001, and is based on information provided by the Seller.

                                                           Year ended         Pro Forma
                                                            12/31/01         Adjustments       Total
       -----------------------------------------------------------------------------------------------
       Rental income                                   $         83,310            -           83,310
       -----------------------------------------------------------------------------------------------

       Total income                                              83,310            -           83,310
       -----------------------------------------------------------------------------------------------

       Advisor asset management fee                                 -            6,539          6,539
       Property operating expenses                               30,841            -           30,841
       Management fees                                              -            3,749          3,749
       Depreciation                                                 -           16,667         16,667
       -----------------------------------------------------------------------------------------------

       Total expenses                                            30,841         26,955         57,796
       -----------------------------------------------------------------------------------------------

       Net income (loss)                               $         52,469        (26,955)        25,514
       ===============================================================================================

                      Inland Retail Real Estate Trust, Inc.
             Notes to Pro Forma Consolidated Statement of Operations
                      For the year ended December 31, 2001
                                   (unaudited)

Acquisition of Augusta Just for Feet

This pro forma adjustment reflects the purchase of the property as if the Company had acquired the property as of January 1, 2001, and is based on information provided by the Seller.

                                                          Year ended          Pro Forma
                                                           12/31/01          Adjustments       Total
       -----------------------------------------------------------------------------------------------
       Rental income                                   $        309,655            -          309,655
       -----------------------------------------------------------------------------------------------

       Total income                                             309,655            -          309,655
       -----------------------------------------------------------------------------------------------

       Advisor asset management fee                                 -           30,392         30,392
       Property operating expenses                                  -              -              -
       Management fees                                              -           13,934         13,934
       Depreciation                                                 -           75,833         75,833
       -----------------------------------------------------------------------------------------------

       Total expenses                                               -          120,159        120,159
       -----------------------------------------------------------------------------------------------

       Net income (loss)                               $        309,655       (120,159)       189,496
       ===============================================================================================

Acquisition of Covington Just for Feet

This pro forma adjustment reflects the purchase of the property as if the Company had acquired the property as of January 1, 2001, and is based on information provided by the Seller.

                                                           Year ended         Pro Forma
                                                            12/31/01         Adjustments       Total
       -----------------------------------------------------------------------------------------------
       Rental income                                   $        349,840            -          349,840
       -----------------------------------------------------------------------------------------------

       Total income                                             349,840            -          349,840
       -----------------------------------------------------------------------------------------------

       Advisor asset management fee                                 -           34,343         34,343
       Property operating expenses                                  -              -              -
       Management fees                                              -           15,742         15,742
       Depreciation                                                 -           85,858         85,858
       -----------------------------------------------------------------------------------------------

       Total expenses                                               -          135,943        135,943
       -----------------------------------------------------------------------------------------------

       Net income (loss)                               $        349,840       (135,943)       213,897
       ===============================================================================================

                      Inland Retail Real Estate Trust, Inc.
             Notes to Pro Forma Consolidated Statement of Operations
                      For the year ended December 31, 2001
                                   (unaudited)

Acquisition of Riverstone Plaza

Reconciliation of Gross Income and Direct Operating Expenses for the year ended December 31, 2001 prepared in accordance with Rule 3.14 of Regulation S-X (*) to the Pro Forma Adjustments:

                                                             *As              Pro Forma
                                                           Reported          Adjustments      Total
       -----------------------------------------------------------------------------------------------
       Rental income                                   $      2,759,183            -        2,759,183
       Additional rent                                          445,076            -          445,076
       Other income                                               5,260         97,165        102,425
       -----------------------------------------------------------------------------------------------

       Total income                                           3,209,519         97,165      3,306,684
       -----------------------------------------------------------------------------------------------

       Advisor asset management fee                                 -          144,000        144,000
       Property operating expenses                              661,572            -          661,572
       Management fees                                              -          144,428        144,428
       Depreciation                                                 -          800,000        800,000
       -----------------------------------------------------------------------------------------------

       Total expenses                                           661,572      1,088,428      1,750,000
       -----------------------------------------------------------------------------------------------

       Net income (loss)                               $      2,547,947       (991,263)     1,556,684
       ===============================================================================================

Acquisition of Melbourne Plaza

This pro forma adjustment reflects the purchase of the property as if the Company had acquired the property as of January 1, 2001, and is based on information provided by the Seller.

                                                           Year ended          Pro Forma
                                                            12/31/01          Adjustments     Total
       -----------------------------------------------------------------------------------------------
       Rental income                                   $      1,022,667             -       1,022,667
       Additional rent                                          251,026          33,457       284,483
       -----------------------------------------------------------------------------------------------

       Total income                                           1,273,693          33,457     1,307,150
       -----------------------------------------------------------------------------------------------

       Advisor asset management fee                                 -            38,180        38,180
       Property operating expenses                              430,034             -         430,034
       Management fees                                              -            57,316        57,316
       Interest expense                                             -           456,867       456,867
       Depreciation                                                 -           244,375       244,375
       -----------------------------------------------------------------------------------------------

       Total expenses                                           430,034         796,738     1,226,772
       -----------------------------------------------------------------------------------------------

       Net income (loss)                               $        843,659        (763,281)       80,378
       ===============================================================================================

                      Inland Retail Real Estate Trust, Inc.
             Notes to Pro Forma Consolidated Statement of Operations
                      For the year ended December 31, 2001
                                   (unaudited)

Acquisition of Crystal Springs

This pro forma adjustment reflects the purchase of the property as if the Company had acquired the property as of October 1, 2001, the date significant operations began, and is based on information provided by the Seller.

                                                           Year ended         Pro Forma
                                                            12/31/01         Adjustments       Total
       -----------------------------------------------------------------------------------------------
       Rental income                                   $        128,296            -          128,296
       Additional rent                                           27,915          5,068         32,983
       -----------------------------------------------------------------------------------------------

       Total income                                             156,211          5,068        161,279
       -----------------------------------------------------------------------------------------------

       Advisor asset management fee                                 -           18,500         18,500
       Property operating expenses                               38,721            -           38,721
       Management fees                                              -            7,030          7,030
       Interest expense                                             -              -              -
       Depreciation                                                 -           46,250         46,250
       -----------------------------------------------------------------------------------------------

       Total expenses                                            38,721         71,780        110,501
       -----------------------------------------------------------------------------------------------

       Net income (loss)                               $        117,490        (66,712)        50,778
       ===============================================================================================

Acquisition of Oleander Shopping Center

This pro forma adjustment reflects the purchase of the property as if the Company had acquired the property as of January 1, 2001, and is based on information provided by the Seller.

                                                           Year ended        Pro Forma
                                                            12/31/01        Adjustments       Total
       -----------------------------------------------------------------------------------------------
       Rental income                                   $        583,792            -          583,792
       Additional rent                                           78,033            -           78,033
       -----------------------------------------------------------------------------------------------

       Total income                                             661,825            -          661,825
       -----------------------------------------------------------------------------------------------

       Advisor asset management fee                                 -           22,000         22,000
       Property operating expenses                               80,565            -           80,565
       Management fees                                           18,791         10,991         29,782
       Interest expense                                             -          234,000        234,000
       Depreciation                                                 -          130,000        130,000
       -----------------------------------------------------------------------------------------------

       Total expenses                                            99,356        396,991        496,347
       -----------------------------------------------------------------------------------------------

       Net income (loss)                               $        562,469       (396,991)       165,478
       ===============================================================================================

                      Inland Retail Real Estate Trust, Inc.
             Notes to Pro Forma Consolidated Statement of Operations
                      For the year ended December 31, 2001
                                   (unaudited)

Acquisition of Hampton Point

This pro forma adjustment reflects the purchase of the property as if the Company had acquired the property as of January 1, 2001, and is based on information provided by the Seller.

                                                          Year ended         Pro Forma
                                                           12/31/01         Adjustments        Total
       -----------------------------------------------------------------------------------------------
       Rental income                                   $        443,784            -          443,784
       Additional rent                                           94,129            -           94,129
       -----------------------------------------------------------------------------------------------

       Total income                                             537,913            -          537,913
       -----------------------------------------------------------------------------------------------

       Advisor asset management fee                                 -           20,364         20,364
       Property operating expenses                               94,129            -           94,129
       Management fees                                              -           24,206         24,206
       Interest expense                                             -              -              -
       Depreciation                                                 -          113,135        113,135
       -----------------------------------------------------------------------------------------------

       Total expenses                                            94,129        157,705        251,834
       -----------------------------------------------------------------------------------------------

       Net income (loss)                               $        443,784       (157,705)       286,079
       ===============================================================================================

Acquisition of North Point

This pro forma adjustment reflects the purchase of the property as if the Company had acquired the property as of January 1, 2001, and is based on information provided by the Seller.

                                                           Year ended         Pro Forma
                                                            12/31/01         Adjustments       Total
       -----------------------------------------------------------------------------------------------
       Rental income                                   $        365,637            -          365,637
       Additional rent                                              -           25,535         25,535
       -----------------------------------------------------------------------------------------------

       Total income                                             365,637         25,535        391,172
       -----------------------------------------------------------------------------------------------

       Advisor asset management fee                                 -           27,844         27,844
       Property operating expenses                               34,047            -           34,047
       Management fees                                              -           17,602         17,602
       Interest expense                                             -              -              -
       Depreciation                                                 -          154,687        154,687
       -----------------------------------------------------------------------------------------------

       Total expenses                                            34,047        200,133        234,180
       -----------------------------------------------------------------------------------------------

       Net income (loss)                               $        331,590       (174,598)       156,992
       ===============================================================================================

                      Inland Retail Real Estate Trust, Inc.
             Notes to Pro Forma Consolidated Statement of Operations
                      For the year ended December 31, 2001
                                   (unaudited)

Acquisition of Hillsboro

This pro forma adjustment reflects the purchase of the property as if the Company had acquired the property as of January 1, 2001, and is based on information provided by the Seller.


                               Year ended         Pro Forma
                                12/31/01         Adjustments   Total
-----------------------------------------------------------------------

Rental income                  $903,455              --       903,455
Additional rent                  61,384              --        61,384
Other income                     20,545              --        20,545
-----------------------------------------------------------------------

Total income                    985,384              --       985,384
-----------------------------------------------------------------------

Advisor asset management fee       --              86,283      86,283
Property operating expenses     283,416              --       283,416
Management fees                    --              44,342      44,342
Depreciation                       --             479,350     479,350
-----------------------------------------------------------------------

Total expenses                  283,416           609,975     893,391
-----------------------------------------------------------------------

Net income (loss)              $701,968          (609,975)     91,993
=======================================================================

Acquisition of Wards Crossing

This pro forma adjustment reflects the purchase of the property as if the Company had acquired the property as of January 1, 2001, and is based on information provided by the Seller.

                             Year ended         Pro Forma
                              12/31/01         Adjustments   Total
---------------------------------------------------------------------

Rental income                  $170,182            --       170,182
Additional rent                   7,616            --         7,616
Other income                       --              --          --
---------------------------------------------------------------------

Total income                    177,798            --       177,798
---------------------------------------------------------------------

Advisor asset management fee       --            12,487      12,487
Property operating expenses      26,572            --        26,572
Management fees                    --             8,000       8,000
Depreciation                       --            69,375      69,375
---------------------------------------------------------------------

Total expenses                   26,572          89,862     116,434
---------------------------------------------------------------------

Net income (loss)              $151,226         (89,862)     61,364
=====================================================================

                      Inland Retail Real Estate Trust, Inc.
             Notes to Pro Forma Consolidated Statement of Operations
                      For the year ended December 31, 2001
                                   (unaudited)


Acquisition of Circuit City - Rome

This pro forma adjustment reflects the purchase of the property as if the Company had acquired the property as of January 1, 2001, and is based on information provided by the Seller.

                                Year ended      Pro Forma
                                 12/31/01      Adjustments       Total
--------------------------------------------------------------------------

Rental income                    $420,000           --           420,000
Additional rent                      --             --              --
Other income                         --             --              --
--------------------------------------------------------------------------

Total income                      420,000           --           420,000
--------------------------------------------------------------------------

Advisor asset management fee         --           20,142          20,142
Property operating expenses          --             --              --
Management fees                      --           18,900          18,900
Depreciation                         --          111,900         111,900
--------------------------------------------------------------------------

Total expenses                       --          150,942         150,942
--------------------------------------------------------------------------

Net income (loss)                $420,000       (150,942)        269,058
==========================================================================


Acquisition of Circuit City - Vero Beach

This pro forma adjustment reflects the purchase of the property as if the Company had acquired the property as of January 1, 2001, and is based on information provided by the Seller.


                              Year ended       Pro Forma
                               12/31/01       Adjustments     Total
----------------------------------------------------------------------

Rental income                  $530,000             --       530,000
Additional rent                    --               --          --
Other income                       --               --          --
----------------------------------------------------------------------

Total income                    530,000             --       530,000
----------------------------------------------------------------------

Advisor asset management fee       --             25,407      25,407
Property operating expenses        --               --          --
Management fees                    --             23,850      23,850
Depreciation                       --            141,150     141,150
----------------------------------------------------------------------

Total expenses                     --            190,407     190,407
----------------------------------------------------------------------
Net income (loss)              $530,000         (190,407)    339,593
======================================================================

                      Inland Retail Real Estate Trust, Inc.
             Notes to Pro Forma Consolidated Statement of Operations
                      For the year ended December 31, 2001
                                   (unaudited)

Acquisition of Bass Pro Shop

This pro forma adjustment reflects the purchase of the property as if the Company had acquired the property as of January 1, 2001, and is based on information provided by the Seller.


                               Year ended     Pro Forma
                                12/31/01      Adjustments    Total
----------------------------------------------------------------------

Rental income                  $1,600,500         --       1,600,500
Additional rent                      --           --            --
Other income                         --           --            --
----------------------------------------------------------------------

Total income                    1,600,500         --       1,600,500
----------------------------------------------------------------------

Advisor asset management fee         --        182,000       182,000
Property operating expenses          --           --            --
Management fees                      --         72,022        72,022
Depreciation                         --        455,000       455,000
----------------------------------------------------------------------

Total expenses                       --        709,022       709,022
----------------------------------------------------------------------

Net income (loss)              $1,600,500     (709,022)      891,478
======================================================================

Acquisition of Chesterfield Crossing

This pro forma adjustment reflects the purchase of the property as if the Company had acquired the property as of January 1, 2001, and is based on information provided by the Seller.


                               Year ended       Pro Forma
                                12/31/01       Adjustments     Total
-------------------------------------------------------------------------

Rental income                  $ 845,901             --        845,901
Additional rent                  112,550           69,450      182,000
Other income                        --               --           --
-------------------------------------------------------------------------

Total income                     958,450           69,450    1,027,901
-------------------------------------------------------------------------

Advisor asset management fee        --             52,200       52,200
Property operating expenses      202,557             --        202,557
Management fees                     --             43,130       43,130
Depreciation                        --            290,000      290,000
-------------------------------------------------------------------------

Total expenses                   202,557          385,330      587,887
-------------------------------------------------------------------------

Net income (loss)              $ 755,894         (315,880)     440,014
=========================================================================

                      Inland Retail Real Estate Trust, Inc.
             Notes to Pro Forma Consolidated Statement of Operations
                      For the year ended December 31, 2001
                                   (unaudited)

Acquisition of the Properties Acquired from Centennial American Properties

Reconciliation of Gross Income and Direct Operating Expenses for the year ended December 31, 2001 prepared in accordance with Rule 3.14 of Regulation S-X (*) to the Pro Forma Adjustments:


                                  *As             Pro Forma
                                Reported         Adjustments     Total
-------------------------------------------------------------------------
Rental income                  $2,857,386             --       2,857,386
Additional rent                   532,840             --         532,840
Other income                         --               --            --
-------------------------------------------------------------------------

Total income                    3,390,226             --       3,390,226
-------------------------------------------------------------------------

Advisor asset management fee         --            148,982       148,982
Property operating expenses       724,857             --         724,857
Management fees                      --            152,560       152,560
Depreciation                         --            822,719       822,719
-------------------------------------------------------------------------

Total expenses                    724,857        1,124,261     1,849,118
-------------------------------------------------------------------------

Net income (loss)              $2,665,369       (1,124,261)    1,541,108
=========================================================================

Acquisition of Sycamore Commons

Reconciliation of Gross Income and Direct Operating Expenses for the period from July 25, 2001 (commencement of operations) to December 31, 2001 prepared in accordance with Rule 3.14 of Regulation S-X (*) to the Pro Forma Adjustments:


                                 *As             Pro Forma
                               Reported         Adjustments   Total
---------------------------------------------------------------------
Rental income                  $512,784             --       512,784
Percentage rent                  23,178             --        23,178
Additional rent                 162,696             --       162,696
---------------------------------------------------------------------

Total income                    698,658             --       698,658
---------------------------------------------------------------------

Advisor asset management fee       --             97,865      97,865
Property operating expenses     220,699             --       220,699
Management fees                    --             31,440      31,440
Depreciation                       --            244,663     244,663
---------------------------------------------------------------------

Total expenses                  220,699          373,968     594,667
---------------------------------------------------------------------

Net income (loss)              $477,959         (373,968)    103,991
=====================================================================

                      Inland Retail Real Estate Trust, Inc.
             Notes to Pro Forma Consolidated Statement of Operations
                      For the year ended December 31, 2001
                                   (unaudited)


Acquisition of Sexton Commons

This pro forma adjustment reflects the purchase of the property as if the Company had acquired the property as of January 1, 2001, and is based on information provided by the Seller.


                              Year ended     Pro Forma
                               12/31/01     Adjustments     Total
--------------------------------------------------------------------

Rental income                  $188,032           --       188,032
Additional rent                  23,394           --        23,394
Other income                       --             --          --
--------------------------------------------------------------------

Total income                    211,426           --       211,426
--------------------------------------------------------------------

Advisor asset management fee       --           33,333      33,333
Property operating expenses      36,228           --        36,228
Management fees                    --            9,514       9,514
Depreciation                       --           83,333      83,333
--------------------------------------------------------------------

Total expenses                   36,228        126,180     162,408
--------------------------------------------------------------------

Net income (loss)              $175,198       (126,180)     49,018
====================================================================


Acquisition of City Crossing

This pro forma adjustment reflects the purchase of the property as if the Company had acquired the property as of January 1, 2001, and is based on information provided by the Seller.


                              Year ended       Pro Forma
                               12/31/01       Adjustments     Total
---------------------------------------------------------------------

Rental income                  $283,585             --       283,585
Percentage rent                  25,835             --        25,835
Additional rent                     500             --           500
Other income                       --               --          --
---------------------------------------------------------------------

Total income                    309,920             --       309,920
---------------------------------------------------------------------

Advisor asset management fee       --             45,783      45,783
Property operating expenses      43,399             --        43,399
Management fees                    --             13,946      13,946
Depreciation                       --            114,457     114,457
---------------------------------------------------------------------

Total expenses                   43,399          174,186     217,585
---------------------------------------------------------------------
Net income (loss)              $266,521         (174,186)     92,335
=====================================================================

                      Inland Retail Real Estate Trust, Inc.
             Notes to Pro Forma Consolidated Statement of Operations
                      For the year ended December 31, 2001
                                   (unaudited)

Acquisition of Cox Creek

Reconciliation of Gross Income and Direct Operating Expenses for the period from March 1, 2001 (commencement of operations) to December 31, 2001 prepared in accordance with Rule 3.14 of Regulation S-X (*) to the Pro Forma adjustments:


                                   *As         Pro Forma
                                Reported       Adjustments     Total
-----------------------------------------------------------------------

Rental income                  $1,276,981           --       1,276,981
Additional rent                   123,279           --         123,279
Other income                         --             --            --
-----------------------------------------------------------------------

Total income                    1,400,260           --       1,400,260
-----------------------------------------------------------------------

Advisor asset management fee         --           28,875        28,875
Property operating expenses       145,813           --         145,813
Management fees                      --           63,017        63,017
Interest expense                  906,929           --         906,929
Depreciation                         --          360,000       360,000
-----------------------------------------------------------------------

Total expenses                  1,052,742        451,886     1,504,628
-----------------------------------------------------------------------

Net income (loss)              $  347,518       (451,886)     (104,368)
=======================================================================

Acquisition of Hartsville

This pro forma adjustment reflects the purchase of the property as if the Company had acquired the property as of January 1, 2001, and is based on information provided by the Seller.


                             Year ended       Pro Forma
                              12/31/01       Adjustments     Total
---------------------------------------------------------------------

Rental income                  $58,074             --       58,074
Additional rent                  1,555             --        1,555
Other income                      --               --         --
---------------------------------------------------------------------

Total income                    59,629             --       59,629
---------------------------------------------------------------------

Advisor asset management fee      --              6,228      6,228
Property operating expenses     10,631             --       10,631
Management fees                   --              2,683      2,683
Interest expense                  --               --         --
Depreciation                      --             15,570     15,570
---------------------------------------------------------------------

Total expenses                  10,631           24,481     35,112
---------------------------------------------------------------------

Net income (loss)              $48,998          (24,481)    24,517
=====================================================================

                      Inland Retail Real Estate Trust, Inc.
             Notes to Pro Forma Consolidated Statement of Operations
                      For the year ended December 31, 2001
                                   (unaudited)


Acquisition of Shops of Lake Mary

This pro forma adjustment reflects the purchase of the property as if the Company had acquired the property as of January 1, 2001, and is based on information provided by the Seller.


                              Year ended      Pro Forma
                               12/31/01      Adjustments    Total
--------------------------------------------------------------------

Rental income                  $665,288           --       665,288
Additional rent                  89,509           --        89,509
Other income                       --             --          --
--------------------------------------------------------------------

Total income                    754,797           --       754,797
--------------------------------------------------------------------

Advisor asset management fee       --           62,500      62,500
Property operating expenses     129,229           --       129,229
Management fees                    --           33,965      33,965
Interest expense                   --             --          --
Depreciation                       --          156,250     156,250
--------------------------------------------------------------------

Total expenses                  129,229        252,715     381,944
--------------------------------------------------------------------

Net income (loss)              $625,568       (252,715)    372,853
====================================================================


Acquisition of Shops on the Circle

This pro forma adjustment reflects the purchase of the property as if the Company had acquired the property as of January 1, 2001, and is based on information provided by the Seller.


                               Year ended     Pro Forma
                                12/31/01     Adjustments      Total
----------------------------------------------------------------------

Rental income                  $1,601,764         --       1,601,764
Additional rent                   181,415         --         181,415
Other income                         --           --            --
----------------------------------------------------------------------

Total income                    1,783,179         --       1,783,179
----------------------------------------------------------------------

Advisor asset management fee         --         26,160        26,160
Property operating expenses       187,026         --         187,026
Management fees                      --         80,243        80,243
Interest expense                     --        982,080       982,080
Depreciation                         --        375,400       375,400
----------------------------------------------------------------------

Total expenses                    187,026    1,463,883     1,650,909
----------------------------------------------------------------------

Net income (loss)              $1,596,153   (1,463,883)      132,270
======================================================================

                      Inland Retail Real Estate Trust, Inc.
             Notes to Pro Forma Consolidated Statement of Operations
                      For the year ended December 31, 2001
                                   (unaudited)


Acquisition of Clayton Corners

This pro forma adjustment reflects the purchase of the property as if the Company had acquired the property as of January 1, 2001, and is based on information provided by the Seller.


                                Year ended    Pro Forma
                                 12/31/01    Adjustments       Total
------------------------------------------------------------------------

Rental income                  $1,277,488         --          1,277,488
Additional rent                   184,780         --            184,780
Other income                         --           --               --
------------------------------------------------------------------------

Total income                    1,462,268         --          1,462,268
------------------------------------------------------------------------

Advisor asset management fee         --         51,500           51,500
Property operating expenses       286,953         --            286,953
Management fees                      --         65,802           65,802
Interest expense                     --        714,125          714,125
Depreciation                         --        375,000          375,000
------------------------------------------------------------------------

Total expenses                    286,953    1,206,427        1,493,380
------------------------------------------------------------------------

Net income (loss)              $1,175,315   (1,206,427)         (31,112)
========================================================================


Acquisition of Carey-Circuit City

This pro forma adjustment reflects the purchase of the property as if the Company had acquired the property as of January 1, 2001, and is based on information provided by the Seller.


                              Year ended        Pro Forma
                               12/31/01        Adjustments       Total
-------------------------------------------------------------------------

Rental income                  $526,500             --          526,500
Additional rent                    --               --             --
Other income                       --               --             --
-------------------------------------------------------------------------

Total income                    526,500             --          526,500
-------------------------------------------------------------------------

Advisor asset management fee       --             56,450         56,450
Property operating expenses        --               --             --
Management fees                    --             23,692         23,692
Interest expense                   --               --             --
Depreciation                       --            141,125        141,125
-------------------------------------------------------------------------

Total expenses                     --            221,267        221,267
-------------------------------------------------------------------------

Net income (loss)              $526,500         (221,267)       305,233
=========================================================================

                      Inland Retail Real Estate Trust, Inc.
             Notes to Pro Forma Consolidated Statement of Operations
                      For the year ended December 31, 2001
                                   (unaudited)


(D) The advisor asset management fee will be subordinated to the shareholders' receipt of a stated return. The advisor asset management fee has been calculated as 1% of the net average invested assets (as defined) acquired subsequent to December 31, 2001. No additional advisor asset management fees were assessed for properties acquired at December 31, 2001 because the advisor has determined that no additional advisor asset management fees are due at December 31, 2001 based on the Company's projection of the amount to be subordinated.

(E) Depreciation expense is computed using the straight-line method, based upon an estimated useful life of thirty years for buildings and fifteen years for improvements. The allocation of land, buildings and improvements was based upon values stated in the related appraisal.

(F) The pro forma weighted average shares of common stock outstanding for the year ended December 31, 2001 was calculated using the additional shares sold to purchase each of the properties on a weighted average basis plus the 20,000 shares purchased by the Advisor in connection with our organization.

(G) The net income allocable to the minority interest is immaterial, and therefore, has been excluded.

(H) Management fees are calculated as 4.5% of gross revenues pursuant to the management agreement.

(I) The pro forma adjustments relating to interest expense were based on the following debt terms:

                                                   Principal     Interest          Maturity
Property                                            Balance        Rate             Date
---------------------------------------------------------------------------------------------
Oleander                                          $ 3,000,000       7.80%           12/11
Melbourne Shopping Center                           5,948,800       7.68%           03/09
Anderson Central                                   11,000,000       7.625%          08/03
Aberdeen Square                                     3,670,000       6.25%           02/07
Thomas Properties Acquired in 2002:
  Turkey Creek Pavilion Phase I                    13,200,000   Prime + .250%       07/02
  Sarasota Pavilion                                28,875,000   LIBOR + 1.85%       08/02
  Newnan Pavilion                                  23,589,800   Prime + .250%       07/02
Thomas Properties Acquired in 2001:
  Douglasville Pavilion                            20,000,000   LIBOR + 1.85%       06/02
  Venture Pointe                                   13,333,000   Prime + .250%       06/02
  Fayetteville Pavilion                            20,133,000   LIBOR + 1.85%       06/02
  Southlake Pavilion                                8,500,000   Prime + .250%       06/02
  Southlake Pavilion                               31,240,000   LIBOR + 1.85%       06/02
The Thomas property loans were refinanced prior
 to maturity at substantially the
same terms
Cox Creek                                          15,350,000        7.09%           2012
Shops on the Circle                                12,400,000        7.92%           2010
Clayton Corners                                     9,850,000        7.25%           2012

                          INDEPENDENT AUDITORS' REPORT


The Board of Directors
Inland Retail Real Estate Trust, Inc.

We have audited the accompanying Combined Historical Summary of Gross Income and Direct Operating Expenses ("Historical Summary") of Cox Creek Centre ("the Property") for the period from March 1, 2001 (commencement of operations) to December 31, 2001. This Historical Summary is the responsibility of the management of Inland Retail Real Estate Trust, Inc. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in the Registration Statement on Form S-11 of Inland Retail Real Estate Trust, Inc., as described in note 2. The presentation is not intended to be a complete presentation of the Property's revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of the property for the period from March 1, 2001 (commencement of operations) to December 31, 2001, in conformity with accounting principles generally accepted in the United States of America.


                                                                        KPMG LLP

Chicago, Illinois
August 20, 2002

                                COX CREEK CENTRE
        Historical Summary of Gross Income and Direct Operating Expenses
                       For the period from March 1, 2001
               (commencement of operations) to December 31, 2001



                                                          For the
                                                      six months ended      For the period
                                                       June 30, 2002       December 31, 2001
                                                      ----------------------------------------
                                                        (unaudited)
Gross income:
  Base rental income                                    $  923,420                1,276,025
  Operating expense and real estate tax recoveries         119,758                  123,279
                                                        -------------------------------------

Total gross income                                       1,043,178                1,400,260
                                                        -------------------------------------

Direct operating expenses:
  Operating expenses                                        48,401                   69,034
  Real estate taxes                                         50,418                   55,226
  Insurance                                                 16,846                   21,553
  Interest expense                                         544,157                  906,929
                                                        -------------------------------------

Total direct operating expenses                            659,822                1,052,742
                                                        -------------------------------------

Excess of gross income over direct operating expenses   $  383,356                  347,518
                                                        =====================================


See accompanying notes to historical summary of gross income and direct operating expense.

                                COX CREEK CENTRE
   Notes to Historical Summary of Gross Income and Direct Operating Expenses
                       For the period from March 1, 2001
               (commencement of operations) to December 31, 2001


(1) Business

Cox Creek Centre (the "Property") is located in Florence, Alabama. It consists of approximately 173,000 square feet of gross leasable area and was 94% leased and occupied at December 31, 2001. Approximately 65% of The Property is leased to 4 tenants, representing approximately 64% of total revenues. Inland Real Estate Acquisitions, on behalf of Inland Retail Real Estate Trust, Inc. (IRRETI), has signed a sale and purchase agreement for the purchase of the Property from an unaffiliated third-party ("Seller").

Cox Creek Centre was under construction during 2001 and was substantially completed on March 1, 2001.

(2) Basis of Presentation and Combination

The Historical Summary of Gross Income and Direct Operating Expenses ("Historical Summary") has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in Registration Statement on From S-11 of Inland Retail Real Estate Trust, Inc. and is not intended to be a complete presentation of the Property's revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of the Property to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

(3) Gross Income

The Property leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. The leases include provisions under which the Property is reimbursed for common area, real estate, and insurance costs. Certain leases contain renewal options at various periods at various rental rates.

Base rentals are reported as income over the lease term as they become receivable under the lease provisions. However, when rentals vary from a straight-line basis due to short-term rent abatements or escalating rents during the lease term, the income is recognized based on effective rental rates. Related adjustments increased base rental income by $28,397 for the period from March 1, 2001 (commencement of operations) to December 31, 2001.

Minimum rents to be received from tenants under operating leases in effect at December 31, 2001, are as follows:


             YEAR                          TOTAL
       ----------------------------------------------

                 2002                 $  1,802,112
                 2003                    1,802,112
                 2004                    1,802,112
                 2005                    1,802,112
                 2006                    1,594,753
           Thereafter                   10,844,946
                                      ------------

                Total                 $ 19,644,147
                                      ============


(4) Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Property. Costs such as depreciation, amortization, management fees, interest expense related to mortgage debt not assumed, and professional fees are excluded from the Historical Summary.

Inland Retail Real Estate Trust, Inc. will assume a mortgage debt of $15,350,000, secured by the Property. The mortgage debt has an interest rate of 7.09% and matures in 2012.

                          INDEPENDENT AUDITORS' REPORT


The Board of Directors
Inland Retail Real Estate Trust, Inc.

We have audited the accompanying Combined Historical Summary of Gross Income and Direct Operating Expenses ("Historical Summary") of Sycamore Commons ("the Property") for the period from July 25, 2001 (commencement of operations) to December 31, 2001. This Historical Summary is the responsibility of the management of Inland Retail Real Estate Trust, Inc. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in the Registration Statement on Form S-11 of Inland Retail Real Estate Trust, Inc., as described in note 2. The presentation is not intended to be a complete presentation of the Property's revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of the property for the period from July 25, 2001 (commencement of operations) to December 31, 2001, in conformity with accounting principles generally accepted in the United States of America.


                                                                        KPMG LLP

Chicago, Illinois
August 20, 2002

                                SYCAMORE COMMONS
        Historical Summary of Gross Income and Direct Operating Expenses
                       For the period from July 25, 2001
               (commencement of operations) to December 31, 2001



                                                                  For the             For the period July 25, 2001)
                                                              six months ended         (commencement of operations)
                                                                June 30, 2002                December 31, 2001
                                                              ------------------------------------------------------
                                                                 (unaudited)
Gross income:
  Base rental income                                              $1,714,892                          512,784
  Percentage rent                                                       --                             23,178
  Operating expense and real estate tax recoveries                   219,162                          162,696
                                                              --------------------------------------------------

Total gross income                                                 1,933,254                          698,658
                                                              -------------------------------------------------

Direct operating expenses:
  Operating expenses                                                 275,604                          168,359
  Real estate taxes                                                  105,701                           52,340
                                                              -------------------------------------------------

Total direct operating expenses                                      381,305                          220,699
                                                              -------------------------------------------------

Excess of gross income over direct operating expenses             $1,551,949                          477,959
                                                              =================================================



See accompanying notes to historical summary of gross income and direct operating expense.

                                SYCAMORE COMMONS
   Notes to Historical Summary of Gross Income and Direct Operating Expenses
                       For the period from July 25, 2001
               (commencement of operations) to December 31, 2001

(1) Business

Sycamore Commons (the "Property") is located in Matthews, North Carolina. It consists of approximately 248,000 square feet of gross leasable area and was 87% leased and 53% occupied at December 31, 2001. Approximately 69% of the Property is leased to six tenants, representing approximately 90% of total revenues in 2001 and approximately 75% of base rental revenue. Inland Real Estate Acquisitions, on behalf of Inland Retail Real Estate Trust, Inc. (IRRETI), has signed a sale and purchase agreement for the purchase of the Property from an unaffiliated third-party ("Seller").

Sycamore Commons was under construction during 2001 and was substantially completed on December 31, 2001.

(2) Basis of Presentation and Combination

The Historical Summary of Gross Income and Direct Operating Expenses ("Historical Summary") has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in Registration Statement on Form S-11 of Inland Retail Real Estate Trust, Inc. and is not intended to be a complete presentation of the Property's revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of the Property to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

(3) Gross Income

The Property leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. The leases include provisions under which the Property is reimbursed for common area, real estate, and insurance costs. Certain of the leases provide for payment of contingent rentals based on a percentage applied to the amount by which the tenants' sales exceed predetermined levels. Certain leases contain renewal to options at various periods at various rental rates.

Base rentals are reported as income over the lease term as they become receivable under the lease provisions. However, when rentals vary from a straight-line basis due to short-term rent abatements or escalating rents during the lease term, the income is recognized based on effective rental rates. Related adjustments increased base rental income by $42,000 for the period from July 25, 2001 (commencement of operations) to December 31, 2001.

Minimum rents to be received from tenants under operating leases in effect at December 31, 2001, are as follows:


                          YEAR                      TOTAL
                -----------------------------------------------

                              2002               $  2,781,610
                              2003                  3,271,461
                              2004                  3,277,058
                              2005                  3,233,656
                              2006                  3,183,081
                        Thereafter                 25,537,794
                                                 ------------

                             Total               $ 41,284,660
                                                 ============


(4) Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Property. Costs such as depreciation, amortization, management fees, interest expense related to mortgage debt not assumed, and professional fees are excluded from the Historical Summary.

                          INDEPENDENT AUDITORS' REPORT


The Board of Directors
Inland Retail Real Estate Trust, Inc.

We have audited the accompanying Combined Historical Summary of Gross Income and Direct Operating Expenses ("Historical Summary") of Properties Acquired from Centennial American Properties ("the Properties") for the year ended December 31, 2001. This Historical Summary is the responsibility of the management of Inland Retail Real Estate Trust, Inc. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in the Registration Statement on Form S-11 of Inland Retail Real Estate Trust, Inc., as described in note 2. The presentation is not intended to be a complete presentation of the Properties' revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of the Properties Acquired from Centennial American Properties for the year ended December 31, 2001, in conformity with accounting principles generally accepted in the United States of America.

Our audit was made for the purpose of forming an opinion on the Historical Summary. The supplementary information included in Schedule 1 is presented for the purposes of additional analysis and is not a required part of the Historical Summary. Such information has been subjected to the auditing procedures applied in the audit of the Historical Summary and, in our opinion, is fairly stated in all material respects in relation to the Historical Summary taken as a whole.


                                                                        KPMG LLP

Chicago, Illinois
July 17, 2002

           THE PROPERTIES ACQUIRED FROM CENTENNIAL AMERICAN PROPERTIES Combined Historical Summary of Gross Income and Direct Operating Expenses




                                                      For the three
                                                      months ended       For the year ended
                                                      March 31, 2002      December 31, 2001
                                                      -------------------------------------
                                                       (unaudited)
Gross income:
  Base rental income                                    $1,050,699            2,857,386
  Operating expense and real estate tax recoveries         185,359              532,840
                                                        ---------------------------------

Total gross income                                       1,236,058            3,390,226
                                                        ---------------------------------

Direct operating expenses:
  Operating expenses                                       155,313              236,363
  Real estate taxes                                        106,910              427,641
  Insurance                                                 21,282               60,853
                                                        ---------------------------------

Total direct operating expenses                            283,505              724,857
                                                        ---------------------------------

Excess of gross income over direct operating expenses   $  952,553            2,665,369
                                                        =================================



See accompanying notes to historical summary of gross income and direct operating expenses.

           THE PROPERTIES ACQUIRED FROM CENTENNIAL AMERICAN PROPERTIES
                     Notes to Combined Historical Summary of
                   Gross Income and Direct Operating Expenses
                      For the year ended December 31, 2001

(5) Business

The Properties Acquired from Centennial American Properties (the "Properties") consist of the following:


                                          GROSS
                                         LEASABLE                              OCCUPANCY AT
                                          AREA                               DECEMBER 31, 2001
NAME                                   (UNAUDITED)      LOCATION                (UNAUDITED)
----------------------------------------------------------------------------------------------
Circuit City Center                       78,625     Orlando, Florida             91%

McFarland Plaza                          221,831     Tuscaloosa, Alabama          91%

Walk at Highwoods Preserve (a)           140,637     Tampa, Florida               67%


(a) A portion of Walk at Highwoods Preserve was under construction during 2001 and was substantially completed in December, 2001.

Two tenants lease approximately 45% of base rental income of the Properties.

Inland Retail Real Estate Trust, Inc. (IRRETI) has signed a sale and purchase agreement for the purchase of the Properties from Centennial American Properties (the "Properties"), an unaffiliated party.

           THE PROPERTIES ACQUIRED FROM CENTENNIAL AMERICAN PROPERTIES
                     Notes to Combined Historical Summary of
                   Gross Income and Direct Operating Expenses
                      For the year ended December 31, 2001


(6) Basis of Presentation and Combination

The Combined Historical Summary has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in Registration Statement on Form S-11 of Inland Retail Real Estate Trust, Inc. and is not intended to be a complete presentation of the Properties' revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of the Properties to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

The Historical Summary represents the combination of the properties described in note 1 since the Properties were all owned by Centennial American Properties and have been acquired by IRRETI.

(7) Gross Income

The Properties lease retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. The leases include provisions under which the Properties are reimbursed for common area, real estate, and insurance costs. Certain of the leases provide for payment of contingent rentals based on a percentage applied to the amount by which the tenants' sales exceed predetermined levels. Certain leases contain renewal options at various periods at various rental rates.

Base rentals are reported as income over the lease term as they become receivable under the lease provisions. However, when rentals vary from a straight-line basis due to short-term rent abatements or escalating rents during the lease term, the income is recognized based on effective rental rates. Related adjustments increased base rental income by approximately $187,000 for the year ended December 31, 2001.

Minimum rents to be received from tenants under operating leases in effect at December 31, 2001, are as follows:


          YEAR                          TOTAL
      ---------------------------------------------

                 2002                $  4,520,730
                 2003                   4,648,567
                 2004                   4,491,001
                 2005                   4,166,346
                 2006                   3,797,946
           Thereafter                  32,024,686
                                     ------------

                Total                $ 53,649,276
                                     ============


(8) Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Properties. Costs such as depreciation, amortization, management fees, interest expense related to mortgage debt not assumed, and professional fees are excluded from the Historical Summary.

               THE CENTENNIAL AMERICAN PROPERTIES ACQUIRED IN 2002
    Combined Historical Summary of Gross Income and Direct Operating Expenses
                      For the year ended December 31, 2001


                                                                                     Walk at
                                                        Circuit City   McFarland    Highwoods    Combined
                                                           Center        Plaza      Preserve      Total
                                                        ----------------------------------------------------
Gross income:
  Base rental income                                    $1,064,283    1,310,935      482,168    2,857,386
  Operating expense and real estate tax recoveries         185,679      159,815      187,346      532,840
                                                        ----------------------------------------------------

Total gross income                                       1,249,962    1,470,750      669,514    3,390,226
                                                        ----------------------------------------------------

Direct operating expenses:
  Operating expenses                                        73,724       89,538       73,101      236,363
  Real estate taxes                                        130,748       93,297      203,596      427,641
  Insurance                                                  8,092       32,133       20,628       60,853
                                                        ----------------------------------------------------

Total direct operating expenses                            212,564      214,968      297,325      724,857
                                                        ----------------------------------------------------

Excess of gross income over direct operating expenses   $1,037,398    1,225,782      372,189    2,665,369
                                                        ====================================================




See accompanying independent auditors' report.

                                   PROSPECTUS

                       168,000,000 SHARES OF COMMON STOCK

                      INLAND RETAIL REAL ESTATE TRUST, INC.

$10.00 PER SHARE                           MINIMUM INITIAL PURCHASE - 300 SHARES
                                           (100 SHARES FOR TAX-EXEMPT ENTITIES)

      We are a Maryland corporation that is operating as a real estate investment trust, or REIT. We primarily acquire and manage properties related to retail centers located mainly in states east of the Mississippi River.

      We are offering:

      - 150,000,000 shares of common stock to investors who meet our suitability standards;

      - up to 12,000,000 shares of common stock to participants in our reinvestment plan;*

      - up to 6,000,000 warrants that may be issued to our managing dealer as part of its compensation for selling our common stock to the public; and

      - up to 6,000,000 shares issuable upon the exercise of the warrants that may be issued to our managing dealer.

No public market currently exists for our shares of common stock and our shares cannot be readily sold.

      The managing dealer of the offering, Inland Securities Corporation, is our affiliate. The managing dealer is not required to sell any specific number or dollar amount of shares but will use its best efforts to sell 150,000,000 of our shares. Your subscription payments will be placed in an escrow account held by the escrow agent, LaSalle Bank National Association, and will be held in trust for your benefit, pending release to us. Subscription proceeds are expected to be released to us as subscriptions are accepted. This offering will end no later than June 7, 2003, unless we elect to extend it to a date no later than June 7, 2004 in states that permit us to make this extension.

      INVESTING IN US INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 6 FOR A DISCUSSION OF THE RISKS WHICH SHOULD BE CONSIDERED IN CONNECTION WITH YOUR INVESTMENT IN OUR COMMON STOCK.

      THE USE OF FORECASTS IN CONNECTION WITH THIS OFFERING IS PROHIBITED. ANY REPRESENTATIONS TO THE CONTRARY AND, ANY PREDICTIONS, WRITTEN OR ORAL, AS TO THE AMOUNT OR CERTAINTY OF ANY PRESENT OR FUTURE CASH BENEFIT OR TAX CONSEQUENCES WHICH MAY FLOW FROM AN INVESTMENT IN US IS NOT PERMITTED.

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                            PER SHARE           Total
                                           -----------   ------------------
Public offering price...............        $   10.00*    $  1,614,000,000
Selling commissions.................        $    0.95     $    142,500,000
Proceeds, before expenses, to us....        $    9.05     $  1,471,500,000

                          INLAND SECURITIES CORPORATION
                  THE DATE OF THIS PROSPECTUS IS JUNE 7, 2002.

* Offering price per share of common stock issuable pursuant to distribution reinvestment program is $9.50.

                                TABLE OF CONTENTS

PROSPECTUS SUMMARY..............................................................................................   1
         Inland Retail Real Estate Trust, Inc...................................................................   1
         The types of real estate that we acquire and manage....................................................   1
         Our sponsor, advisor, managing dealer, property managers and The Inland Group..........................   1
         Risk factors...........................................................................................   2
         Conflicts of interest..................................................................................   2
         Compensation to be paid to our advisor and affiliates..................................................   3
         Primary business objective and strategies..............................................................   3
         Terms of the offering..................................................................................   4
         Suitability Standards..................................................................................   4
         Shares to be sold upon completion of the offering......................................................   4
         Is an investment in us appropriate for you?............................................................   5

RISK FACTORS....................................................................................................   6
         Risks Related to the Offering..........................................................................   6
         Risks Related to our Organization and Structure........................................................  13
         Risks of Real Estate Ownership.........................................................................  15
         Tax Risks..............................................................................................  22
         Employee Benefit Plan Risks............................................................................  23

HOW WE OPERATE..................................................................................................  25

CONFLICTS OF INTEREST...........................................................................................  27

COMPENSATION TABLE..............................................................................................  30
         Nonsubordinated Payments...............................................................................  30
         Subordinated Payments..................................................................................  35
         Compensation to Officers and Directors.................................................................  37

ESTIMATED USE OF PROCEEDS.......................................................................................  39

PRIOR PERFORMANCE OF OUR AFFILIATES.............................................................................  40
         Prior Investment Programs..............................................................................  40
         Summary Information....................................................................................  40
         Publicly Registered REIT...............................................................................  42
         Publicly Registered Limited Partnerships...............................................................  43
         Private Partnerships...................................................................................  43
         Private Placement Real Estate Equity Program...........................................................  44
         Private Placement Mortgage and Note Programs...........................................................  45
         Loan Modifications and Work-Outs.......................................................................  47
         Effects of Property Exchanges on Investors.............................................................  50
         Additional Information.................................................................................  51
         Summary Tables.........................................................................................  51

MANAGEMENT......................................................................................................  53
         Inland Affiliated Companies............................................................................  53
         Our General Management.................................................................................  57
         Our Directors and Executive Officers...................................................................  57
         Committees of Our Board of Directors...................................................................  60
         Compensation of Directors and Officers.................................................................  61
         Executive Compensation.................................................................................  61

         Independent Director Stock Option Plan.................................................................   61
         Our Advisor............................................................................................   63
         Our Advisory Agreement.................................................................................   64
         The Property Managers and the Management Agreements....................................................   67
         Inland Securities Corporation..........................................................................   70

LIMITATION OF LIABILITY AND INDEMNIFICATION OF
         DIRECTORS, OFFICERS AND OUR ADVISOR....................................................................   74

PRINCIPAL STOCKHOLDERS..........................................................................................   76

OUR STRUCTURE AND FORMATION.....................................................................................   77
         Structure..............................................................................................   77
         Benefits of the UPREIT Structure.......................................................................   79

SELECTED FINANCIAL DATA.........................................................................................   80

INVESTMENT OBJECTIVES AND POLICIES..............................................................................   81
         General  ..............................................................................................   81
         Distributions..........................................................................................   81
         Types of Investments...................................................................................   82
         Property Acquisition Standards.........................................................................   83
         Description of Leases..................................................................................   84
         Property Acquisition...................................................................................   85
         Borrowing..............................................................................................   85
         Sale or Disposition of Properties......................................................................   86
         Change in Investment Objectives and Policies...........................................................   87
         Investment Limitations.................................................................................   87
         Other Investments......................................................................................   88
         Appraisals.............................................................................................   88
         Return of Uninvested Proceeds..........................................................................   88
         Additional Offerings and Exchange Listing..............................................................   88
         Joint Ventures.........................................................................................   89
         Construction and Development Activities................................................................   89
         Other Policies.........................................................................................   90

REAL PROPERTY INVESTMENTS.......................................................................................   92
         General  ..............................................................................................   92
         Insurance Coverage on Properties.......................................................................   93
         Properties.............................................................................................   94
         Tenants  ..............................................................................................  103
         Tenant Lease Expiration................................................................................  106
         The Largest Property in Our Portfolio..................................................................  107
                  Southlake Pavilion, Morrow, Georgia...........................................................  107
         Potential Property Acquisitions........................................................................  111

CAPITALIZATION..................................................................................................  115

MANAGEMENT'S DISCUSSION AND ANALYSIS OF OUR FINANCIAL CONDITION AND
         RESULTS OF OPERATION...................................................................................  116
         Overview ..............................................................................................  116
         Critical Accounting Policies...........................................................................  117
                  General  .....................................................................................  117

         Liquidity and Capital Resources........................................................................  118
                  General  .....................................................................................  118
                  Liquidity.....................................................................................  118
                  Capital Resources.............................................................................  120
                  Cash Flows From Operating Activities..........................................................  121
                  Cash Flows From Investing Activities..........................................................  121
                  Cash Flows From Financing Activities..........................................................  121
         Effects of Transactions with Related and Certain Other Parties.........................................  121
         Results of Operations..................................................................................  122
                  General  .....................................................................................  122
                  Additional Information........................................................................  124
         Funds from Operations .................................................................................  126
         Subsequent Events......................................................................................  128
                  Impact of Accounting Principles...............................................................  130
                  Inflation.....................................................................................  130
         Cautionary Note Regarding Forward-Looking Statements...................................................  131
         Quantitative and Qualitative Disclosures About Market Risk.............................................  131

DESCRIPTION OF SECURITIES.......................................................................................  133
         Authorized Stock.......................................................................................  133
         Common Stock...........................................................................................  133
         Preferred Stock........................................................................................  134
         Warrants ..............................................................................................  134
         Issuance of Additional Securities and Debt Instruments.................................................  136
         Restrictions on Issuance of Securities.................................................................  136
         Restrictions on Ownership and Transfer.................................................................  136
         Provisions of Maryland Law and of our Charter and Bylaws...............................................  139

SHARES ELIGIBLE FOR FUTURE SALE.................................................................................  141
         Shares to be Outstanding or Issuable upon Exercise or Conversion of Other Outstanding Securities.......  141
         Securities Act Restrictions............................................................................  142
         Independent Director Stock Option Plan.................................................................  142
         Warrants ..............................................................................................  142
         Effect of Availability of Shares on Market Price of Shares.............................................  143
         Conversion and Redemption Rights.......................................................................  143
         Registration Rights....................................................................................  143

SUMMARY OF OUR ORGANIZATIONAL DOCUMENTS.........................................................................  144
         Charter and Bylaw Provisions...........................................................................  144
         Stockholders' Meetings.................................................................................  144
         Board of Directors.....................................................................................  145
         Stockholder Voting Rights..............................................................................  145
         Rights of Objecting Stockholders.......................................................................  146
         Stockholder Lists; Inspection of Books and Records.....................................................  146
         Amendment of the Organizational Documents..............................................................  147
         Dissolution or Termination.............................................................................  147
         Advance Notice of Director Nominations and New Business................................................  147
         Restrictions on Conversion Transactions and Roll-Ups...................................................  148
         Limitation on Total Operating Expenses.................................................................  150
         Transactions with Affiliates...........................................................................  151
         Restrictions on Borrowing..............................................................................  152
         Restrictions on Investments............................................................................  152

OPERATING PARTNERSHIP AGREEMENT.................................................................................  155
         Description of Partnership Units.......................................................................  155
         Management of the Operating Partnership................................................................  156
         Indemnification........................................................................................  157
         Transferability of Interests...........................................................................  157
         Extraordinary Transactions.............................................................................  157
         Issuance of Additional Units...........................................................................  158
         Capital Contributions..................................................................................  159
         Distributions..........................................................................................  159
         Operations.............................................................................................  159
         Limited Partner Conversion Rights......................................................................  160
         Limited Partner Redemption Rights......................................................................  161
         Tax Matters............................................................................................  162
         Duties and Conflicts...................................................................................  162
         Term     ..............................................................................................  163

FEDERAL INCOME TAX CONSIDERATIONS...............................................................................  164
         Taxation ..............................................................................................  164
         Tax Aspects of Investments in Partnerships  ...........................................................  171
         Federal Income Taxation of Stockholders ...............................................................  176
         Other Tax Considerations ..............................................................................  180

ERISA CONSIDERATIONS............................................................................................  181

PLAN OF DISTRIBUTION............................................................................................  185
         General  ..............................................................................................  185
         Subscription Process...................................................................................  185
         Representations and Warranties in the Subscription Agreement...........................................  186
         Determination of Your Suitability as an Investor.......................................................  186
         Compensation We Will Pay for the Sale of our Shares....................................................  187
         Volume Discounts.......................................................................................  188
         Deferred Commission Option.............................................................................  189
         Indemnification........................................................................................  192

WHO MAY INVEST..................................................................................................  193
         Suitability Standards..................................................................................  193
         Minimum Purchase.......................................................................................  194

HOW TO SUBSCRIBE................................................................................................  195

SALES LITERATURE................................................................................................  196

DISTRIBUTION REINVESTMENT AND SHARE REPURCHASE PROGRAMS.........................................................  196
         Distribution Reinvestment Program......................................................................  196
         Share Repurchase Program...............................................................................  198

REPORTS TO STOCKHOLDERS.........................................................................................  199

PRIVACY POLICY NOTICE...........................................................................................  201

LITIGATION......................................................................................................  201

RELATIONSHIPS AND RELATED TRANSACTIONS..........................................................................   201

LEGAL MATTERS...................................................................................................   202

EXPERTS  .......................................................................................................   202

WHERE YOU CAN FIND MORE INFORMATION.............................................................................   202

INDEX TO FINANCIAL STATEMENTS...................................................................................   F-i

Appendix A

         Prior Performance of Affiliates........................................................................   A-1

Appendix B

         Distribution Reinvestment Plan.........................................................................   B-1

Appendix C

         Subscription Agreement.................................................................................   C-1

Appendix D

         Transfer on Death Designation..........................................................................   D-1

Appendix E1

         Letter of Direction....................................................................................  E1-1

Appendix E2

         Notice of Revocation...................................................................................  E2-1

Appendix F

         Privacy Policy Notice..................................................................................   F-1

                               PROSPECTUS SUMMARY

      THIS SUMMARY HIGHLIGHTS SOME OF THE INFORMATION IN THIS PROSPECTUS. BECAUSE THIS IS A SUMMARY, IT DOES NOT CONTAIN ALL THE INFORMATION THAT MAY BE IMPORTANT TO YOU. YOU SHOULD READ THIS ENTIRE PROSPECTUS AND ITS APPENDICES CAREFULLY BEFORE YOU DECIDE TO INVEST IN OUR SHARES OF COMMON STOCK.

Inland Retail Real Estate Trust, Inc.

      We are a Maryland corporation incorporated in September 1998. We have been operating and intend to continue operating as a real estate investment trust, or a REIT, for federal and state income tax purposes. We operate our business using what is commonly known as an UPREIT structure. This means that we have formed a partnership, called the operating partnership, to own all of our assets, either directly or indirectly. We are the general partner of the operating partnership. We conduct substantially all of our business and hold most of our property interests through the operating partnership.

      Our principal executive offices are located at 2901 Butterfield Road, Oak Brook, Illinois 60523 and our telephone number is (630) 218-8000.

The types of real estate that we acquire and manage

      We acquire and manage retail centers located primarily in states east of the Mississippi River. We have focused our acquisition of these neighborhood and community centers in the southeastern states, primarily Florida, Georgia, North Carolina and South Carolina. We may also acquire retail properties located anywhere throughout the United States if we lease them on a triple-net-lease basis to a single tenant. A triple-net-lease means that the tenant is required by its lease to pay the base rent as well as all costs and expenses related to ownership and operation of the leased property, including taxes, insurance, repairs and maintenance. We may acquire and manage any of our properties through entities that we own directly or indirectly.

Our sponsor, advisor, managing dealer, property managers and The Inland Group

      Our sponsor is Inland Real Estate Investment Corporation, which is owned by The Inland Group, Inc. The Inland Group, together with its subsidiaries and affiliates, is a fully-integrated real estate company providing property management, leasing, marketing, acquisition, disposition, development, redevelopment, syndication, renovation, construction, finance and other related services. Inland Retail Real Estate Advisory Services, Inc. is a wholly owned subsidiary of our sponsor and is our advisor. Inland Securities Corporation, another affiliate of The Inland Group, is the managing dealer of this offering. Each of our property managers is an entity owned principally by individuals who are affiliates of The Inland Group. The principal executive offices of The Inland Group, our sponsor and our advisor, are located at 2901 Butterfield Road, Oak Brook, Illinois 60523 and their telephone number is (630) 218-8000. Our property managers, Inland Southeast Property Management Corp. and Inland Southern Management LLC, conduct their activities from satellite offices at 1455 Semoran Boulevard, #149, Casselberry, Florida 32707 and 3651 Canton Highway, Marietta, Georgia 30066, respectively, with supervision and monitoring being performed from their principal executive office at 2901 Butterfield Road in Oak Brook, Illinois.

Risk factors

      Investment in the shares of our common stock involves various risks which are described in more detail in the "Risk Factors" and "Conflicts of Interest" sections of the prospectus, which begin on pages 6 and 27, respectively. If we are unable to effectively manage the impact of these risks, we may not meet our investment objectives and, therefore, you may lose some or all of your investment. The following is a summary of the risks which we believe are most relevant to an investment in the shares. These risks are not listed in any order of priority.

      - limitations on the geographical area in which we may acquire properties;

      -     risks associated with borrowings secured by our properties;

      -     competition for tenants and customers;

      -     federal, state or local regulations;

      -     adverse changes in general economic or local conditions;

      - competition for property acquisitions with third parties that have greater financial resources than we do;

      -     inability of lessees to meet financial obligations;

      -     uninsured losses;

      -     risks of failure to qualify as a REIT;

      - potential conflicts of interest between us and our affiliates, including our advisor; and

      -     weakening economic conditions.

Conflicts of interest

      Conflicts of interest exist between us and some of our affiliates, including our advisor. Some of these conflicts include:

      - competition for the time and services of personnel that work for us and our affiliates;

      - substantial compensation payable by us to our advisor and affiliates for their various services which may not be on market terms and is payable, in most cases, whether or not our stockholders receive distributions;

      -     acquisition of properties from our affiliates; and

      - the possibility that we may do business with entities that have pre-existing relationships with our affiliates which may result in a conflict between our business and the ongoing business relationships our affiliates have with each other.

Conflicts of interest may also arise in connection with the potential sale or refinancing of our properties or the enforcement of agreements.

      We have an option to acquire or consolidate into us the business conducted by the advisor and/or each of the property managers for shares of our common stock.

      See "Conflicts of Interest" for more details of these and other conflicts of interest.

Compensation to be paid to our advisor and affiliates

      We pay our advisor and affiliates substantial fees for managing our business.

      We will also pay the advisor and other affiliates of our sponsor a number of other fees for services or expense reimbursements during our offering, operational and liquidation stage. See generally "Compensation Table," and "Plan of Distribution -- Compensation We Will Pay for the Sale of Our Shares" for details of these and other fees and reimbursements paid to our advisor and other affiliates.

Primary business objective and strategies

      Our primary business objective is to enhance the performance and value of our properties through active management. Key elements of our strategy are:

      ACQUISITIONS:

      - To selectively acquire real properties that are diversified types and well-located.

      - To selectively acquire properties on an all-cash basis if we deem it advantageous to provide us a competitive advantage over potential purchasers who must secure financing. We may, however, acquire properties subject to existing indebtedness and we may place indebtedness on a property if we believe this is in our best interest. We have previously acquired properties subject to existing first mortgage debt. We may acquire properties free and clear of permanent mortgage debt by paying the entire purchase price of each property in cash or for shares, limited partnership common units, interests in entities that own one or more of our properties or a combination of these. However, as of the date of this prospectus, we had not paid the purchase price of any properties using shares, limited partnership common units, or interest in entities that own our properties.

      - To diversify geographically by acquiring properties primarily located in major metropolitan areas to minimize the potential adverse impact of economic downturns in local markets.

      - To use our UPREIT structure to acquire properties in a way that allows sellers of properties to defer some or all of the seller's potential taxable gain. This enhances our ability to consummate transactions and to structure more competitive acquisitions than competitors that may lack the UPREIT structure.

      OPERATIONS:

      - To continue to actively manage costs and minimize operating expenses by centralizing all management, leasing, marketing, financing, accounting, renovation and data processing activities.

      - To continue to improve rental income and cash flow by aggressively marketing rentable space.

      - To continue to emphasize regular maintenance and periodic renovation to meet the needs of tenants and to maximize long-term returns.

      - To continue to maintain a diversified tenant base at our retail centers, consisting primarily of retail tenants providing consumer goods and services.

      -     To actively monitor and analyze our securities portfolio.

Terms of the offering

      We are offering up to 168,000,000 shares of our common stock and up to 6,000,000 warrants in this offering. We are offering up to 150,000,000 shares on a best efforts basis through the managing dealer at $10.00 per share, subject to discounts in some cases. An offering on a best efforts basis is one in which the securities dealers participating in the offering are under no obligation to purchase any of the securities being offered and, therefore, no specified number of securities are guaranteed to be sold and no specified amount of money is guaranteed to be raised from the offering.

      We are also offering up to 12,000,000 shares of our common stock at a purchase price of $9.50 per share to stockholders who elect to participate in our distribution reinvestment program. We will offer to sell to the managing dealer one warrant, at a price of $0.0008 per warrant for each 25 shares of common stock sold during this offering, up to a maximum of 6,000,000 warrants and we may issue up to 6,000,000 shares which are issuable upon the exercise of these warrants.

      See the "Plan of Distribution" for a description of the terms of the offering.

Suitability Standards

      In order to purchase shares, you must meet the financial suitability standards we have established for this offering. In general you must have either $45,000 in annual gross income and net worth or $150,000 minimum net worth. Residents of Iowa, Kansas, Maine, Massachusetts, Michigan, Missouri, Ohio, Oregon, Pennsylvania and Tennessee must meet higher financial standards, however. Employee benefit plans covered by ERISA must consider additional factors before investing.

Shares to be sold upon completion of the offering

      As of May 29, 2002, there are 58,131,576.0061 shares of our common stock outstanding. The number of shares of our common stock outstanding prior to this date does not include shares issuable:

      -     upon exercise of any outstanding warrants;

      - upon exercise of options granted and which may be granted under our independent director stock option plan;

      - upon the conversion of the 200 limited partnership common units issued by the operating partnership to the advisor; and

      - upon conversion of any limited partnership common units (other than the 200 limited partnership common units issued to the advisor) of the operating partnership which might be issued for equity interests in properties.

Is an investment in us appropriate for you?

      An investment in us might be appropriate as part of your investment portfolio if:

      - YOU ARE LOOKING FOR REGULAR DISTRIBUTIONS. We have been paying regular monthly distributions to our stockholders. The maximum time that you should have to wait to receive the first distribution is 30 days following the end of the month in which we accept your subscription.

      - YOU ARE LOOKING FOR A HEDGE AGAINST INFLATION. We hedge against inflation by entering into leases with tenants which provide for scheduled rent escalations or participation in the growth of tenant sales. This is designed to provide increased distributions and capital appreciation.

      - YOU ARE LOOKING FOR CAPITAL PRESERVATION AND APPRECIATION. We acquire a portfolio of diverse properties that are well located. After acquiring these properties, we may finance them, but we anticipate that aggregate borrowings secured by our properties will not exceed 55% of their combined fair market value.

We cannot guarantee that we will achieve these objectives.

            [THE BALANCE OF THIS PAGE WAS INTENTIONALLY LEFT BLANK.]

                                  RISK FACTORS

      An investment in our shares involves significant risks and therefore is suitable only for persons who understand those risks and their consequences and who are able to bear the risk of loss of their investment. You should consider the following risks in addition to other information set forth elsewhere in this prospectus before making your investment decisions.

      We also caution you that this prospectus contains forward-looking terminology such as "may," "intend," "will," "expect," "anticipate," "estimate," "continue," or other similar words. Although we believe that our expectations reflected in the forward-looking statements are based on reasonable assumptions, these expectations may not prove to be correct. Important factors that could cause our actual results to differ materially from the expectations reflected in these forward-looking statements include those set forth below, as well as general economic, business and market conditions, changes in federal and local laws and regulations and increased competitive pressures.

RISKS RELATED TO THE OFFERING

      The price of our common stock is subjective and may not bear any relationship to what a stockholder could receive if it was sold. Our board of directors determined the offering price of our shares of common stock based on the following factors:

      - the offering price of our common stock in our initial public offering in February 1999 and our follow-on offering in February 2001;

      -     the offering price of the earlier REIT organized by our sponsor;

      - the range of offering prices of other REITs that do not have a public trading market; and

      - the recommendation of the managing dealer based on its consultations with likely soliciting dealers.

However, the offering price of our shares of common stock may not be the same as the price at which the shares may trade if they were listed on an exchange or actively traded by brokers, nor the proceeds that a stockholder may receive if we were liquidated or dissolved.

      Our common stock is not currently listed on an exchange or trading market and cannot be readily sold. There is currently no public trading market for the shares and we cannot assure you that one will develop in the near term. We may never list the shares for trading on a national stock exchange or include the shares for quotation on a national market system. The absence of an active public market for our shares could impair your ability to sell our stock at a profit or at all. By February 11, 2004, our board of directors will determine whether it is in our best interests to apply to have the shares listed on a national stock exchange or included for quotation on a national market system if we meet the applicable listing requirements at that time.

      You do not know what real properties and other assets we may acquire in the future, and must rely on our advisor, our board of directors and officers to select them. We have acquired 57 retail properties, one office center, and three projects under development. You can read the section of the prospectus entitled "Real Property Investments" for a description of them. However, no information is available as to the identification, location, operating histories, lease terms or other relevant economic and financial data of any real properties, securities or other assets we may purchase in the future. As a result, you must rely on us to locate and acquire suitable investment properties and assets. In addition, our board of directors may approve future equity offerings or obtain financing, the proceeds of which may be invested in additional properties; therefore, you will not have an opportunity to evaluate all of the properties that will be in our portfolio. You can read the section "Investment Objectives and Policies" if you want information about the types of properties in which we plan to invest and our criteria for evaluating properties. Nonetheless, you will be unable to evaluate the manner in which we invest the proceeds of this offering or the economic merit of particular properties prior to their acquisition. This prospectus only describes the parameters we will use to acquire additional real properties and other assets.

      Competition with third parties in acquiring properties may reduce our profitability and the return on your investment. We compete with many other entities engaged in real estate investment activities, many of which have greater resources than we do. Larger REITs may enjoy significant competitive advantages that result from, among other things, a lower cost of capital and enhanced operating efficiencies. In addition, the number of entities and the amount of funds competing for suitable investment properties may increase. This will result in increased demand for these assets and therefore increased prices paid for them. If we pay higher prices for properties, our profitability is reduced and you will experience a lower return on your investment.

      We will compete with real estate investment programs sponsored by companies affiliated with us for the acquisition of properties and for the time and services of personnel. Affiliated companies have previously sponsored another REIT, private real estate equity programs and private placement mortgage and note programs, and affiliated companies in the future may sponsor other real estate investment programs. We will compete with these existing and future real estate investment programs for the acquisition of properties of a type suitable for our investment, for the time and services of personnel of our advisor and affiliates of our advisor in connection with our operation and the management of our assets, and for obtaining and retaining investors for our common stock.

      We plan to incur mortgage indebtedness and other borrowings, which may increase our business risks. We may, in some instances, use either existing financing or borrow new funds to acquire properties. We intend to incur or increase our mortgage debt by obtaining loans secured by selected or all of the real properties to obtain funds to acquire additional real properties. We may also borrow funds if necessary to satisfy the requirement that we distribute to stockholders as dividends at least 90% of our annual REIT taxable income, or otherwise as is necessary or advisable to assure that we maintain our qualification as a REIT for federal income tax purposes.

      We may incur mortgage debt on a particular real property if we believe the property's projected cash flow is sufficient to service the mortgage debt. However, if there is a shortfall in cash flow, then the amount available for distributions to stockholders may be affected. In addition, incurring mortgage debt increases the risk of loss since defaults on indebtedness secured by properties may result in foreclosure actions initiated by lenders and our loss of the property securing the loan which is in default. For tax purposes, a foreclosure of any of our properties would be treated as a sale of the property for a purchase price equal to the outstanding balance of the debt secured by the mortgage. If the outstanding balance of the debt secured by the mortgage exceeds our tax basis in the property, we would recognize taxable income on foreclosure, but would not receive any cash proceeds. We have in the past given and may continue in the future to give full or partial guarantees to lenders of mortgage debt to the entities that own our properties. In such cases, we will be responsible to the lender for satisfaction of the debt if it is not paid by such entity. If any mortgages contain cross-collateralization or cross-default provisions, there is a risk that more than one real property may be affected by a default.

      If mortgage debt is unavailable at reasonable rates, we will not be able to place financing on the properties, which could reduce the number of properties we can acquire and the amount of distributions per share. If we place mortgage debt on the properties, we run the risk of being unable to refinance the properties when the loans come due, or of being unable to refinance on favorable terms. If interest rates are higher when the properties are refinanced, our income could be reduced, which would reduce cash available for distribution to stockholders and may prevent us from raising capital by issuing more stock and may prevent us from borrowing more money.

      If we have insufficient working capital reserves, we will have to obtain financing from other sources. We have established working capital reserves which we believe are adequate to cover our cash needs. However, if these reserves are insufficient to meet our cash needs, we may have to obtain financing from either affiliated or unaffiliated sources to fund our cash requirements. We cannot assure you that sufficient financing will be available or, if available, will be available on economically feasible terms or on terms acceptable to us. Additional borrowing for working capital purposes will increase our interest expense, and therefore our financial condition and our ability to pay distributions may be adversely affected.

      The types of properties which we intend to acquire and the area in which we may acquire retail centers is limited. We primarily acquire and manage retail centers. Our acquisition of retail centers is limited primarily to states east of the Mississippi River and is focused in the southeastern states, primarily Florida, Georgia, North Carolina and South Carolina. Adverse economic conditions affecting that area could adversely affect our profitability to a greater degree than if we had diversified our investments to include other types of real estate over a larger geographic region.

      The aggregate amount we may borrow is limited under our charter. Our charter limits the aggregate amount we may borrow, absent a satisfactory showing that a higher level is appropriate, to 300% of our net assets. That limitation could have adverse business consequences such as:

      -     freezing our ability to purchase additional properties;

      - causing us to lose our REIT status if additional borrowing was necessary to pay the required minimum amount of cash distributions to our stockholders to maintain our status as a REIT;

      - causing operational problems if there are cash flow shortfalls for working capital purposes; and

      - resulting in the loss of a property if, for example, financing was necessary to repay a default on a mortgage.

In order to change this limitation, we must obtain stockholder approval. There will be a delay before approval can be obtained, if it can be obtained at all. It is possible that even if the approval is obtained, it may not be obtained in sufficient time to avoid the adverse consequences of not having the additional funding when it is needed.

      Because of the way we are organized, we would be a difficult takeover target. This could depress the price of our stock and inhibit a management change. Provisions which may have an anti-takeover effect and inhibit a change in our management include:

      - THERE ARE OWNERSHIP LIMITS AND RESTRICTIONS ON TRANSFERABILITY AND OWNERSHIP IN OUR CHARTER. In order for us to qualify as a REIT, no more than 50% of the outstanding shares of our stock may be beneficially owned, directly or indirectly, by five or fewer individuals at any time during the last half of each taxable year. To make sure that we will not fail to qualify as a REIT under this test, our charter provides that, subject to some exceptions, no person may beneficially own more than 9.8% in number of shares or value of our common stock.

            This restriction may:

            - have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all or our assets) that might provide a premium price for holders of our common stock; or

            - compel a stockholder who had acquired more than 9.8% of our stock to dispose of the additional shares and, as a result, to forfeit the benefits of owning the additional shares.

      - OUR CHARTER PERMITS OUR BOARD OF DIRECTORS TO ISSUE PREFERRED STOCK WITH TERMS THAT MAY DISCOURAGE A THIRD PARTY FROM ACQUIRING US. Our charter permits our board of directors to issue up to 10 million shares of preferred stock. Our board of directors may classify or reclassify any unissued common stock or preferred stock and establish the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, or terms or conditions of redemption of any preferred stock. Thus, our board of directors could authorize the issuance of preferred stock with terms and conditions which could have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all or our assets) that might provide a premium price for holders of our common stock.

      - THE OPERATING PARTNERSHIP AGREEMENT CONTAINS PROVISIONS THAT MAY DISCOURAGE A THIRD PARTY FROM ACQUIRING US. A limited partner in Inland Retail Real Estate Limited Partnership, an Illinois limited partnership and our operating partnership, has the option to convert his or her limited partnership common units into shares of our common stock, subject to our right to deliver cash instead of common stock under circumstances described in the operating partnership agreement. Those conversion rights are generally not exercisable until the limited partner has held those limited partnership units for more than one year. However, if we or the operating partnership propose to engage in any merger, consolidation or other combination with or into another person or a sale of all or substantially all of our assets, or a liquidation, or any reclassification, recapitalization or change of common and preferred stock into which a limited partnership common unit may be converted, each holder of a limited partnership unit will have the right to convert the partnership unit into common stock prior to the stockholder vote on the transaction. As a result, limited partnership unit holders who timely convert their units prior to the record date for the stockholder vote on any transaction will be entitled to vote their shares of common stock with respect to the transaction. The additional shares that might be outstanding as a result of these conversions of limited partnership common units may deter an acquisition proposal. See "Operating Partnership Agreement-- Extraordinary Transactions" for a description of these rights.

      - MARYLAND LAW MAY DISCOURAGE A THIRD PARTY FROM ACQUIRING US. Maryland law restricts mergers and other business combinations between us and an interested stockholder. An interested stockholder is defined as any person who is the beneficial owner of 10% or more of the voting power of our common stock and also includes any of our affiliates or associates which, at any time within the two-year period prior to the date of a proposed merger or other business combination, was the beneficial owner of 10% or more of our voting power. A person is not an interested stockholder if, prior to the most recent time at which the person would otherwise have become an interested stockholder, the board of directors approved the transaction which otherwise would have resulted in the person becoming an interested stockholder. Our board of directors may provide that its approval is subject to compliance with any terms and conditions determined by the board. For a period of five years after the most recent acquisition of stock by an interested stockholder, we may not engage in any merger or other business combination with such interested stockholder or any affiliate of such interested stockholder. After the five-year period, any merger or other business combination must be approved by our board of directors and by at least 80% of all the votes entitled to be cast by holders of outstanding shares of our voting stock and two-thirds of all the votes entitled to be cast by holders of outstanding shares of our voting stock other than the interested stockholder with whom or with whose affiliate the merger or other business combination is to be effected or any affiliate or associate of the interested stockholder unless, among other things, the interested stockholder receives a minimum price for its common stock and the consideration is received in cash or in the same form as previously paid by the interested stockholder for its common stock. However, our charter provides that the business combination provisions of Maryland law do not apply to any business combination involving us and our affiliates. As a result, the five-year prohibition and the super-majority stockholder vote requirements will not apply to any business combinations between us and our affiliates. In addition, these provisions of the business combination statute do not apply to business combinations that are approved or exempted by the board of directors prior to the time that the interested stockholder becomes an interested stockholder. However, the business combination statute could have the effect of discouraging offers from third parties to acquire us and increasing the difficulty of successfully completing this type of offer. See "Description of Securities -- Provisions of Maryland Law and of our Charter and Bylaws -- Business Combinations."

      - MARYLAND LAW ALSO LIMITS THE ABILITY OF A THIRD PARTY TO BUY A MORE THAN 10% STAKE IN US AND EXERCISE VOTING POWER IN ELECTING DIRECTORS. Maryland law provides that "control shares" of a Maryland corporation acquired in a "control share acquisition" have no voting rights except to the extent approved by a vote of a two-thirds of the votes entitled to be cast on the matter, excluding shares of stock owned by the acquiror, by officers or by directors who are employees of the corporation. "Control shares" are voting shares of stock which, if aggregated with all other such shares of stock previously acquired by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power: (i) one-tenth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority or more of all voting power. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A "control share acquisition" means the acquisition of control shares, subject to some exceptions. The control share acquisition statute does not apply (i) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (ii) to acquisitions approved or exempted by the charter or bylaws of the corporation. Our Bylaws exempt our affiliates from the control share acquisition statute. This statute could have the effect of discouraging offers from third parties to acquire us and increasing the difficulty of successfully completing this type of offer by anyone other than our affiliates or any of their affiliates. See "Description of Securities-- Provisions of Maryland Law and of our Charter and Bylaws-- Control Share Acquisition."

      Your investment return may be reduced if we are required to register as an investment company under the Investment Company Act. We are not registered as an investment company under the Investment Company Act of 1940. If we were obligated to register as an investment company, we would have to comply with a variety of substantive requirements under the Investment Company Act. These requirements include:

      -     limitations on capital structure;

      -     restrictions on specified investments;

      -     prohibitions on transactions with affiliates; and

      - compliance with reporting, record keeping, voting, proxy disclosure and other rules and regulations that would significantly change our operations.

      In order to maintain our exemption from regulation under the Investment Company Act, we must engage primarily in the business of buying real estate, and these investments must be made within a year after the offering ends. If we are unable to invest a significant portion of the proceeds of this offering in properties within one year of the termination of the offering, we may avoid being required to register as an investment company by temporarily investing any unused proceeds in government securities with low returns. This would reduce the cash available for distribution to investors and possibly lower your returns.

      To maintain compliance with the Investment Company Act exemption, we may be unable to sell assets we would otherwise want to sell and may need to sell assets we would otherwise wish to retain. In addition, we may have to acquire additional income or loss generating assets that we might not otherwise have acquired or may have to forgo opportunities to acquire interests in companies that we would otherwise want to acquire and would be important to our strategy.

      If we were required to register as an investment company but failed to do so, we would be prohibited from engaging in our business, and criminal and civil actions could be brought against us. In addition, our contracts would be unenforceable unless a court were to require enforcement, and a court could appoint a receiver to take control of us and liquidate our business.

      There are many factors which can affect distributions to stockholders. Distributions will be based principally on cash available from our properties, real estate securities, and other investments. The amount of cash available for distributions will be affected by many factors, such as our ability to buy properties as offering proceeds become available, the yields on securities of other REITs which we invest in, and our operating expense levels, as well as many other variables. Actual cash available for distributions may vary substantially from estimates. We can give no assurance that we will be able to pay or maintain distributions or that distributions will increase over time. Nor can we give any assurance that rents from the properties will increase, that the securities we buy will increase in value or provide constant or increased dividends over time, or that future acquisitions of real properties or our investments in securities will increase our cash available for distributions to stockholders. Our actual results may differ from the assumptions used by our board of directors in establishing the distribution rate to stockholders. Some of these factors are beyond our control, and a change in any one factor could adversely affect our ability to pay future distributions:

      - If one or more tenants defaults or terminates their lease, there could be a decrease or cessation of rental payments which would mean less cash available for distributions.

      - Cash available for distributions may be reduced if we are required to spend money to correct defects or to make improvements to properties.

      - Cash available to make distributions may decrease if the assets we acquire have lower yields than expected.

      - There may be a delay between the sale of the common stock and our purchase of real properties. During that time, we may invest in lower yielding short term instruments, which could result in a lower yield on your investment.

      - Federal income tax laws require REITs to distribute at least 90% of their taxable income to stockholders. This limits the earnings which we may retain for corporate growth, such as property acquisition, development or expansion and makes us more dependent upon additional debt or equity financing than corporations which are not REITs. If we borrow more funds in the future, more of our operating cash will be needed to make debt payments and cash available for distributions may therefore decrease.

      - In connection with future property acquisitions, we may issue additional shares of common stock, operating partnership units or interests in other entities that own our properties. We cannot predict the number of shares of common stock, units or interests which we may issue, or the effect that these additional shares might have on cash available for distributions to you. If we issue additional shares, they could reduce the cash available for distributions to you.

      - We make distributions to our stockholders to comply with the distribution requirements of the Internal Revenue Code and to eliminate, or at least minimize, exposure to federal income taxes and the nondeductible REIT excise tax. Differences in timing between the receipt of income and the payment of expenses, and the effect of required debt payments, could require us to borrow funds on a short-term basis to meet the distribution requirements that are necessary to achieve the tax benefits associated with qualifying as a REIT.

      We could issue more shares in the future, which could reduce the price of outstanding shares. We have the power to issue more shares of common stock in the future. We cannot predict the effect on the market price of our outstanding common stock, if any, of future sales of shares of our common stock, or the availability of shares for future sales through the exercise of options granted to independent directors under the independent director stock option plan or through the exercise of outstanding warrants. The issuance of these additional shares, or the perception that these shares could be issued, may adversely affect the prevailing market prices, if any, for our common stock.

      Stockholders have limited control over changes in our policies. Our board of directors determines our major policies, including our investment objectives, financing, growth, debt capitalization, REIT qualification and distributions. Our board of directors may amend or revise these and other policies without a vote of the stockholders. This means that stockholders will have limited control over changes in our policies.

      If we invest in joint ventures, the objectives of our partners may conflict with our objectives. We may make investments in joint ventures or other partnership arrangements between us and affiliates of our sponsor or with unaffiliated third parties. Investments in joint ventures which own real properties may involve risks otherwise not present when we purchase real properties directly. For example, our co-venturer may file for bankruptcy protection, may have economic or business interests or goals which are inconsistent with our interests or goals, or may take actions contrary to our instructions, requests, policies or objectives. Among other things, actions by a co-venturer might subject real properties owned by the joint venture to liabilities greater than those contemplated by the terms of the joint venture or other adverse consequences.

      If we sell properties by providing financing to purchasers, we will bear the risk of default by the purchaser. If we decide to sell any of our properties, we will use our best efforts to sell for cash. However, we may sell our properties by providing financing to purchasers. When we provide financing to purchasers, we will bear the risk of default by the purchaser and will be subject to remedies provided by law. There are no limitations or restrictions on our ability to take purchase money obligations. We may therefore take a purchase money obligation secured by a mortgage as part payment for the purchase price. The terms of payment to us will be affected by custom in the area where the property being sold is located and the then-prevailing economic conditions. If we receive promissory notes or other property in lieu of cash from property sales, the distribution of the proceeds of sales to our stockholders, or their reinvestment in other properties, will be delayed until the promissory notes or other property are actually paid, sold, refinanced or otherwise disposed of. In some cases, we may receive initial down payments in cash and other property in the year of sale in an amount less than the selling price and subsequent payments will be spread over a number of years.

RISKS RELATED TO OUR ORGANIZATION AND STRUCTURE

      We depend on our board of directors and advisor and losing those relationships could negatively affect our operations. Our board of directors has supervisory control over all aspects of our operations. Our ability to achieve our investment objectives will depend to a large extent on the board's ability to oversee, and the quality of, the management provided by the advisor, the property managers, their affiliates and employees for day-to-day operations. Therefore, we depend heavily on the ability of the advisor and its affiliates to retain the services of each of its executive officers and key employees. However, none of these individuals has an employment agreement with the advisor or its affiliates. The loss of any of these individuals could have a material adverse effect on us.

      Our advisor must reimburse us for operational stage expenses as described in "Compensation Table -- Subordinated Payments -- Operational Stage." In the event our advisor's net worth or cash flow is not sufficient to cover these expenses, we will not be reimbursed.

      There are conflicts of interest between us and our affiliates. Our operation and management may be influenced or affected by conflicts of interest arising out of our relationship with our affiliates. Our advisor and its affiliates are or will be engaged in other activities that will result in potential conflicts of interest with the services that the advisor and affiliates will provide to us. Those officers could take actions that are more favorable to other entities than to us. The resolution of conflicts in favor of other entities could have a negative impact on our financial performance. See "Conflicts of Interests" for a discussion of various conflicts of interests.

      The managing dealer has not made an independent review of us or the prospectus. The managing dealer, Inland Securities Corporation, is one of our affiliates and will not make an independent review of us or the offering. Accordingly, you do not have the benefit of an independent review of the terms of this offering. Further, the due diligence investigation of us by the managing dealer, also an affiliate, cannot be considered to be an independent review and, therefore, may not be as meaningful as a review conducted by an unaffiliated broker-dealer or investment banker. In addition, a substantial portion of the proceeds of the offering will be paid to the managing dealer for managing the offering, including cash selling commissions, a marketing contribution and a due diligence expense allowance as described under "Plan of Distribution."

      Our rights and the rights of our stockholders to take action against the directors and the advisor are limited. Maryland law provides that a director has no liability in that capacity if he performs his duties in good faith, in a manner he reasonably believes to be in our best interests and with the care that an ordinary prudent person in a like position would use under similar circumstances. Our charter, in the case of our directors, officers, employees and agents, and the advisory agreement, in the case of the advisor, require us to indemnify our directors, officers, employees and agents and the advisor for actions taken by them in good faith and without negligence or misconduct. Additionally, our charter limits the liability of our directors and officers for monetary damages to the maximum extent permitted under Maryland law. As a result, we and the stockholders may have more limited rights against our directors, officers, employees and agents, and the advisor than might otherwise exist under common law. In addition, we may be obligated to fund the defense costs incurred by our directors, officers, employees and agents or the advisor in some cases. See "Limitation of Liability and Indemnification of Directors, Officers and Our Advisor."

      Your percentage of ownership may become diluted if we issue new shares of stock. Stockholders have no rights to buy additional shares of stock in the event we issue new shares of stock, known as preemptive rights. We may issue common stock, convertible debt or preferred stock pursuant to a subsequent public offering or a private placement, upon exercise of warrants or options, or to sellers of properties we directly or indirectly acquire instead of, or in addition to, cash consideration. Investors purchasing common stock in this offering who do not participate in any future stock issues will experience dilution in the percentage of the issued and outstanding stock they own. Your investment will not be diluted as a result of any future stock issues if we sell any subsequently issued common stock for cash or property having a value of not less than $10 per share. Warrants to be issued to the managing dealer in connection with this offering, options to purchase common stock to be issued to independent directors under our independent director stock option plan, and/or convertible securities, if any, likely will be exercised or converted at a time when we seek to obtain needed capital through a new offering of our securities and on terms more favorable than those provided by the offered securities. As long as options on convertible securities remain unexercised or unconverted, the terms on which we could raise additional capital may be adversely affected, increasing the likelihood of your ownership percentage being diluted.

RISKS OF REAL ESTATE OWNERSHIP

      There are inherent risks with real estate investments. All real property investments are subject to some degree of risk. Equity real estate investments cannot be quickly converted to cash. This limits our ability to promptly vary our portfolio in response to changing economic, financial and investment conditions. Real property investments are also subject to adverse changes in general economic conditions or local conditions which reduce the demand for apartments and other rental space. Other factors also affect real estate values, including:

      - possible federal, state or local regulations and controls affecting rents, prices of goods, fuel and energy consumption and prices, water and environmental restrictions;

      -     increasing labor and material costs; and

      -     the attractiveness of the property to tenants in the neighborhood.

      The yields available from equity investments in real estate depend in large part on the amount of rental income earned, as well as property operating expenses and other costs we incur. If our properties do not generate revenues sufficient to meet operating expenses, we may have to borrow amounts to cover fixed costs, and our cash available for distributions may be adversely affected.

      Prior investment programs of our sponsor experienced mortgage defaults and restructuring of debt. The principal real estate related adverse effects experienced by prior investment programs sponsored by The Inland Group and its affiliates were mortgage defaults and restructuring of debt. For a more detailed discussion of these adverse events, see "Prior Performance of Our Affiliates -- Loan Modifications and Work-Outs," "-- Effects of Property Exchanges on Investors" and "-- Additional Information."

      Adverse economic conditions in our primary geographic region and in the market for retail space could reduce our income and distributions to you. Our properties will be located mainly in states east of the Mississippi River in the United States, and have been initially focused in the southeastern states, primarily Florida, Georgia, North Carolina and South Carolina. Our properties are primarily retail centers. The economic performance of our properties could be affected by changes in local economic conditions. Our performance is therefore linked to economic conditions in this region and in the market for retail space generally. Therefore, to the extent that there are adverse economic conditions in this region and in the market for retail space generally that impact the market rents for retail space, such conditions could result in a reduction of our income and cash available for distributions and thus affect the amount of distributions we can make to you.

      In addition, we intend to predominantly own and operate retail shopping centers catering to retail tenants. To the extent that the investing public has a negative perception of the retail sector, the value of our common stock may be negatively impacted, thereby resulting in the shares trading at a discount below the inherent value of our assets as a whole.

      The Southeast markets in which our properties are located experienced an economic slowdown during 2001, in line with the nation's slowing economy. The terrorist attacks in New York and Washington, D.C. on September 11, 2001 and the resulting nationwide slowdown in airline traffic and tourism, had a further impact on the local economies where our properties are located. We have not observed any immediate effects on our operations as a result of these events. The length and severity of any economic downturn cannot be predicted. Our operations could be negatively affected to the extent that an economic downturn is prolonged or becomes more severe.

      Rising expenses could reduce cash flow and funds available for future acquisitions. Our properties and any properties we buy in the future are and will be subject to operating risks common to real estate in general, any or all of which may negatively affect us. If any property is not fully occupied or if rents are being paid in an amount that is insufficient to cover operating expenses, then we could be required to expend funds for that property's operating expenses. The properties will be subject to increases in tax rates, utility costs, operating expenses, insurance costs, repairs and maintenance and administrative expenses.

      While some of our properties may be leased on a triple-net-lease basis or require the tenants to pay a portion of the expenses, renewals of leases or future leases may not be negotiated on that basis, in which event we will have to pay those costs. If we are unable to lease properties on a triple-net-lease basis or on a basis requiring the tenants to pay all or some of the expenses, or if tenants fail to pay required tax, utility and other impositions, we could be required to pay those costs which could adversely affect funds available for future acquisitions or cash available for distributions.

      If our tenants are unable to make rental payments, if their rental payments are reduced, or if they terminate a lease, our financial condition and ability to pay distributions will be adversely affected. We are subject to the risk that tenants, as well as lease guarantors, if any, may be unable to make their lease payments or may decline to extend a lease upon its expiration. A default by a tenant, the failure of a guarantor to fulfill its obligations or other premature termination of a lease, or a tenant's election not to extend a lease upon its expiration, could have an adverse effect on our financial condition and our ability to pay distributions. See "Prior Performance of our Affiliates -- Loan Modifications and Work-Outs."

      Our financial condition and ability to make distributions may be adversely affected by the bankruptcy or insolvency, a downturn in the business, or a lease termination of a tenant that occupies a large area of the retail center or an anchor tenant. Generally, any tenant occupying a large portion of the gross leasable area of a retail center, a tenant of any of the triple-net single-user retail properties outside the primary geographical area of investment, commonly referred to as an anchor tenant, or a tenant that is our anchor tenant at more than one retail center, may become insolvent, may suffer a downturn in business, or may decide not to renew its lease. Any of these events would result in a reduction or cessation in rental payments to us and would adversely affect our financial condition. A lease termination by an anchor tenant could result in lease terminations or reductions in rent by other tenants whose leases permit cancellation or rent reduction if another tenant's lease is terminated. We own a number of centers where the tenants may have rights to terminate their leases if certain other tenants are no longer open for business. These "co-tenancy" provisions may also exist in some leases where we own a portion of a shopping center and one or more of the anchor tenants leases space in that portion of the center not owned or controlled by us. If such tenants were to vacate their space, tenants with co-tenancy provisions would have the right to terminate their leases with us or seek a rent reduction from us. In such event, we may be unable to re-lease the vacated space. Similarly, the leases of some anchor tenants may permit the anchor tenant to transfer its lease to another retailer. The transfer to a new anchor tenant could cause customer traffic in the retail center to decrease and thereby reduce the income generated by that retail center. A lease transfer to a new anchor tenant could also allow other tenants to make reduced rental payments or to terminate their leases at the retail center. In the event that we are unable to re-lease the vacated space to a new anchor tenant, we may incur additional expenses in order to re-model the space to be able to re-lease the space to more than one tenant.

      If a tenant claims bankruptcy, we may be unable to collect balances due under relevant leases. Any or all of the tenants, or a guarantor of a tenant's lease obligations, could be subject to a bankruptcy proceeding pursuant to Title 11 of the bankruptcy laws of the United States. Such a bankruptcy filing would bar all efforts by us to collect pre-bankruptcy debts from these entities or their properties, unless we receive an enabling order from the bankruptcy court. Post-bankruptcy debts would be paid currently. If a lease is assumed, all pre-bankruptcy balances owing under it must be paid in full. If a lease is rejected by a tenant in bankruptcy, we would have a general unsecured claim for damages. If a lease is rejected, it is unlikely we would receive any payments from the tenant because our claim is capped at the rent reserved under the lease, without acceleration, for the greater of one year or 15% of the remaining term of the lease, but not greater than three years, plus rent already due but unpaid. This claim could be paid only in the event funds were available, and then only in the same percentage as that realized on other unsecured claims. Currently, 27 tenants, including Kmart, Service Merchandise, Waccamaw's HomePlace, Promedco of S.W. Florida, FPA Medical Management, First Mango Management and Hit or Miss, have filed for protection under Chapter 11 of the federal bankruptcy laws in order to reorganize their business. With the exception of Kmart and seven other tenants, the aforementioned tenants have rejected our lease; at this time we do not know whether the other tenants will reject our leases with them.

See "Real Property Investments -- Tenants" and "Management's Discussion and Analysis of Our Financial Condition and Results of Operation -- Additional Information."

      A tenant or lease guarantor bankruptcy could delay efforts to collect past due balances under the relevant leases, and could ultimately preclude full collection of these sums. Such an event could cause a decrease or cessation of rental payments which would mean a reduction in our cash flow and the amount available for distributions to you. In the event of a bankruptcy, we cannot assure you that the tenant or its trustee will assume our lease. If a given lease, or guaranty of a lease, is not assumed, our cash flow and the amounts available for distributions to you may be adversely affected.

      We may incur additional costs in acquiring or re-leasing single user retail properties. Some of the properties we own or will acquire may be designed or built primarily for a particular tenant or a specific type of use. If that tenant fails to renew its lease or defaults on its lease obligations, we may not be able to readily market the property to a new tenant without substantial capital improvements or remodeling, which may adversely affect our results of operation and financial condition.

      Our properties will be subject to competition for tenants and customers. Our properties are and will generally be located in developed areas. Therefore, there are and will undoubtedly be numerous other retail properties within the market area of each of our properties which will compete with our properties and which will compete with us for tenants. The number of competitive properties could have a material effect on our ability to rent space at our properties and the amount of rents charged. We could be adversely affected if additional competitive properties are built in locations competitive with our properties, causing increased competition for customer traffic and creditworthy tenants. This could result in decreased cash flow from tenants and may require us to make capital improvements to properties which we would not have otherwise made, thus affecting cash available for distributions to you.

      Our properties will face competition which may affect tenants' ability to pay rent and the amount of rent paid to us and in turn affect the cash available for distributions and the amount of distributions. Each of our properties is subject to competition from similar retail centers within their respective market areas. Other retail centers within the market area of our properties will compete with our properties for customers affecting their tenants' cash flows and thus affecting their ability to pay rent. In addition, some of our tenants' rent payments may be based on the amount of sales revenue generated by them. If these tenants experience competition, the amount of their rent may decrease and our cash flow will decrease.

      We may be restricted from re-leasing space. In many cases, tenant leases contain provisions giving the tenant the exclusive right to sell particular types of merchandise or provide specific types of services within the particular retail center, or limit the ability of other tenants to sell such merchandise or provide such services. When re-leasing space after a vacancy is required, these provisions may limit the number and types of prospective tenants for the vacant space. The failure to re-lease or to re-lease on satisfactory terms could result in a reduction of our income, funds from operations and cash available for distributions and thus affect the amount of distributions to you.

      We may be unable to sell a property if or when we decide to do so. The real estate market is affected by many factors, such as general economic conditions, availability of financing, interest rates and other factors, including supply and demand, that are beyond our control. We cannot predict whether we will be able to sell any property for the price or on the terms set by us, or whether any price or other terms offered by a prospective purchaser would be acceptable to us. We cannot predict the length of time needed to find a willing purchaser and to close the sale of a property.

      We may be required to expend funds to correct defects or to make improvements before a property can be sold. We cannot assure you that we will have funds available to correct such defects or to make such improvements.

      In acquiring a property, we may agree to restrictions that prohibit the sale of that property for a period of time or impose other restrictions, such as a limitation on the amount of debt that can be placed or repaid on that property. These provisions would restrict our ability to sell a property.

      If we suffer losses that are not covered by insurance or that are in excess of insurance coverage, we could lose invested capital and anticipated profits. Each tenant is responsible for insuring its goods and premises and, in some circumstances, may be required to reimburse us for a share of the cost of acquiring comprehensive insurance for the property, including casualty, liability, fire and extended coverage customarily obtained for similar properties in amounts which our advisor determines are sufficient to cover reasonably foreseeable losses. Tenants of single-user properties leased on a triple-net-lease basis typically are required to pay all insurance costs associated with those properties. Material losses may occur in excess of insurance proceeds with respect to any property as insurance proceeds may not provide sufficient resources to fund the losses. However, there are types of losses, generally of a catastrophic nature, such as losses due to wars, acts of terrorism, earthquakes, floods, hurricanes, pollution or environmental matters, which are either uninsurable or not economically insurable, or may be insured subject to limitations, such as large deductibles or copayments. Insurance risks associated with potential terrorism acts could sharply increase the premiums we pay for coverage against property and casualty claims. Additionally, mortgage lenders in some cases have begun to insist that specific coverage against terrorism be purchased by commercial property owners as a condition for providing mortgage loans. It is uncertain whether such insurance policies will be available, or available at reasonable cost, which could inhibit our ability to finance or refinance our properties. In such instances, we may be required to provide other financial support, either through financial assurances or self-insurance, to cover potential losses. We cannot assure you that we will have adequate coverage for such losses. Congress has considered but so far has not passed legislation to provide federal insurance for property losses due to terrorism. We cannot be certain if Congress will pass any legislation, what form such legislation may take or what additional costs to us, if any, could result. If such an event occurred to, or caused the destruction of, one or more of our properties, we could lose both our invested capital and anticipated profits from such property. See "Investment Objectives and Policies -- Description of Leases" and "Real Property Investments -- Insurance Coverage on Properties."

      Real estate related taxes may increase and if these increases are not passed on to tenants, our income will be reduced. Some local real property tax assessors may seek to reassess some of our properties as a result of our acquisition of the property. Generally, from time to time our property taxes increase as property values or assessment rates change or for other reasons deemed relevant by the assessors. An increase in the assessed valuation of a property for real estate tax purposes will result in an increase in the related real estate taxes on that property. Although some tenant leases may permit us to pass through such tax increases to the tenants for payment, there is no assurance that renewal leases or future leases will be negotiated on the same basis. Increases not passed through to tenants will adversely affect our income, cash available for distributions, and the amount of distributions to you.

      Revenue from our properties depends on the amount of our tenants' retail revenue, making us vulnerable to general economic downturns and other conditions affecting the retail industry. Some of our leases provide for base rent plus contractual base rent increases. A number of our leases also include a percentage rent clause for additional rent above the base amount based upon a specified percentage of the sales our tenants generate. As of December 31, 2001, nine of our over 600 tenants paid percentage rent totaling an aggregate of approximately $70,000, or less than 1% of our rental income for the year ended December 31, 2001.

      Under those leases which contain percentage rent clauses, our revenue from tenants may increase as the sales of our tenants increase. Generally, retailers face declining revenues during downturns in the economy. As a result, the portion of our revenue which we derive from percentage rent leases could decline upon a general economic downturn. Currently, there has been no appreciable change in the amount of percentage rental income received in the past year.

      The costs of compliance with environmental laws and other governmental laws and regulations may adversely affect our income and the cash available for any distributions. All real property and the operations conducted on real property are subject to federal, state and local laws and regulations relating to environmental protection and human health and safety. These laws and regulations generally govern wastewater discharges, air emissions, the operation and removal of underground and above-ground storage tanks, the use, storage, treatment, transportation and disposal of solid and hazardous materials, and the remediation of contamination associated with disposals. Some of these laws and regulations may impose joint and several liability on tenants, owners or operators for the costs of investigation or remediation of contaminated properties, regardless of fault or the legality of the original disposal. Under various federal, state and local laws, ordinances and regulations, a current or previous owner, developer or operator of real estate may be liable for the costs of removal or remediation of hazardous or toxic substances at, on, under or in its property. The costs of removal or remediation could be substantial. In addition, the presence of these substances, or the failure to properly remediate these substances, may adversely affect our ability to sell or rent such property or to use the property as collateral for future borrowing.

      Some of these laws and regulations have been amended so as to require compliance with new or more stringent standards as of future dates. Compliance with new or more stringent laws or regulations, stricter interpretation of existing laws or the future discovery of environmental contamination may require material expenditures by us. We cannot assure you that future laws, ordinances or regulations will not impose any material environmental liability, or that the current environmental condition of our properties will not be affected by the operations of the tenants, by the existing condition of the land, by operations in the vicinity of the properties, such as the presence of underground storage tanks, or by the activities of unrelated third parties.

      These laws typically allow liens to be placed on the affected property. In addition, there are various local, state and federal fire, health, life-safety and similar regulations which we may be required to comply with, and which may subject us to liability in the form of fines or damages for noncompliance.

      In 2000, we purchased two properties in Florida with environmental concerns. Substances found on the properties are considered contaminants under Federal environmental law. Although no indemnity has been provided by the seller, based on research conducted by us, the potential availability of state funds for cleanup purposes and the private insurance coverage we purchased at the time of acquisition, we believe we are adequately protected against losses related to these matters.

      Our costs associated with complying with the Americans with Disabilities Act may affect cash available for distributions. Our properties are subject to the Americans with Disabilities Act of 1990. Under the Disabilities Act, all places of public accommodation are required to comply with federal requirements related to access and use by disabled persons. The Disabilities Act has separate compliance requirements for "public accommodations" and "commercial facilities" that generally require that buildings and services, including restaurants and retail stores, be made accessible and available to people with disabilities. The Disabilities Act's requirements could require removal of access barriers and could result in the imposition of injunctive relief, monetary penalties or, in some cases, an award of damages. We will attempt to acquire properties which comply with the Disabilities Act or place the burden on the seller or other third party, such as a tenant, to ensure compliance with the Disabilities Act. However, we cannot assure you that we will be able to acquire properties or allocate responsibilities in this manner. If we cannot, our funds used for Disabilities Act compliance may affect cash available for distributions and the amount of distributions to you.

      If a sale and leaseback transaction is recharacterized, our financial condition could be adversely affected. We may enter into sale and leaseback transactions, where we would purchase a property and then lease the same property back to the person from whom we purchased it. In the event of the bankruptcy of a tenant, a transaction structured as a sale and leaseback may be recharacterized as either a financing or a joint venture, either of which outcomes could adversely affect our business.

      If the sale and leaseback were recharacterized as a financing, we might not be considered the owner of the property, and as a result would have the status of a creditor in relation to the tenant. In that event, we would no longer have the right to sell or encumber our ownership interest in the property. Instead, we would have a claim against the tenant for the amounts owed under the lease, with the claim arguably secured by the property. The tenant/debtor might have the ability to propose a plan restructuring the term, interest rate and amortization schedule of its outstanding balance. If confirmed by the bankruptcy court, we could be bound by the new terms, and prevented from foreclosing our lien on the property. These outcomes could adversely affect our cash flow and the amount available for distributions to you.

      If the sale and leaseback were recharacterized as a joint venture, we and our lessee could be treated as co-venturers with regard to the property. As a result, we could be held liable, under some circumstances, for debts incurred by the lessee relating to the property. The imposition of liability on us could adversely affect our cash flow and the amount available for distributions to our stockholders.

      We may incur additional costs in acquiring newly constructed properties which may adversely affect cash available for distributions to you. We primarily acquire existing or newly constructed properties. We are also currently purchasing, and may continue to purchase, properties that are subject to completion of construction and development. Although we primarily acquire newly constructed buildings for operation and occupancy, the builder's failure to perform may necessitate legal action by us to rescind our purchase of a property, to compel performance or to sue for damages. Any such legal action may result in increased costs to us.

      Our investments in unimproved real property may result in additional cost to us to comply with re-zoning restrictions or environmental regulations. We may invest up to 10% of our assets in properties other than retail centers, which may include unimproved real property. Investments in unimproved properties are subject to the risks of real estate investments in general. They are also subject to risks and uncertainties associated with re-zoning the land for a higher use or development and environmental concerns of governmental entities and/or community groups. We do not intend to invest in any unimproved property which is not intended to be developed.

      Construction and development activities will expose us to risks such as cost overruns, carrying costs of projects under construction or development, availability and costs of materials and labor, weather conditions and government regulation. Should we elect to engage in construction and development activities, in accordance with current pronouncements of the Internal Revenue Service, we intend to have our employees only perform oversight and review functions. These functions may include selecting sites, reviewing construction and tenant improvement design proposals, negotiating and contracting for feasibility studies, supervising compliance with local, state or federal laws and regulations, negotiating contracts, oversight of construction, accounting and obtaining financing. We will retain an independent general contractor to perform the actual physical construction work on tenant improvements or the installation of heating ventilation and air conditioning systems.

      We may acquire properties with financing which includes lock-out provisions which may prohibit us from selling a property, or may require us to maintain specified debt levels for a period of years on some properties. Lock-out provisions could materially restrict us from selling or otherwise disposing of or refinancing properties. These provisions would affect our ability to turn our investments into cash and thus affect cash available for distributions to you. Lock-out provisions may prohibit us from reducing the outstanding indebtedness with respect to any properties, refinancing such indebtedness on a nonrecourse basis at maturity, or increasing the amount of indebtedness with respect to such properties.

      Lock-out provisions could impair our ability to take actions during the lock-out period that would otherwise be in the best interests of our stockholders and, therefore, may have an adverse impact on the value of the shares, relative to the value that would result if the lock-out provisions did not exist. In particular, lock-out provisions could preclude us from participating in major transactions that could result in a disposition of our assets or a change in control even though that disposition or change in control might be in the best interests of our stockholders.

TAX RISKS

      Your investment has various federal income tax risks. Although the provisions of the Internal Revenue Code relevant to your investment are generally described in the section of the prospectus titled "Federal Income Tax Considerations," we strongly urge you to consult your own tax advisor concerning the effects of federal, state and local income tax law on an investment and on your individual tax situation.

      If we fail to qualify as a REIT or to maintain our REIT status, our dividends will not be deductible to us, and our income will be subject to taxation. We intend to continue to qualify as a REIT under the Internal Revenue Code, which will afford us significant tax advantages. The requirements for this qualification, however, are complex. If we fail to meet these requirements, our dividends will not be deductible to us and we will have to pay a corporate level tax on our income. This would substantially reduce our cash available to pay distributions and your yield on your investment. In addition, tax liability might cause us to borrow funds, liquidate some of our investments or take other steps which could negatively affect our operating results. Moreover, if our REIT status is terminated because of our failure to meet a technical REIT test or if we voluntarily revoke our election, we would be disqualified from electing treatment as a REIT for the four taxable years following the year in which REIT status is lost. This could materially and negatively affect your investment by causing a loss of common stock value.

      You may have tax liability on distributions you elect to reinvest in common stock. If you participate in our distribution reinvestment program, you will be deemed to have received, and for income tax purposes will be taxed on, the amount reinvested in common stock. As a result, unless you are a tax- exempt entity, you may have to use funds from other sources to pay your tax liability on the value of the common stock received.

      The opinion of Katten Muchin Zavis Rosenman regarding our status as a REIT does not guarantee our ability to remain a REIT. Our legal counsel, Katten Muchin Zavis Rosenman, has rendered its opinion that we will qualify as a REIT, based upon our representations as to the manner in which we are and will be owned, invest in assets and operate, among other things. Our qualification as a REIT depends upon our ability to meet, through investments, actual operating results, distributions and satisfaction of specific stockholder rules, the various tests imposed by the Internal Revenue Code. Katten Muchin Zavis Rosenman will not review these operating results or compliance with the qualification standards. This means that we cannot assure you that we will satisfy the REIT requirements in the future. Also, this opinion represents Katten Muchin Zavis Rosenman's legal judgment based on the law in effect as of the date of this prospectus and is not binding on the Internal Revenue Service or the courts, and could be subject to modification or withdrawal based on future legislative, judicial or administrative changes to the federal income tax laws, any of which could be applied retroactively.

      If the operating partnership fails to maintain its status as a partnership, its income may be subject to taxation. We intend to maintain the status of the operating partnership as a partnership for federal income tax purposes. However, if the Internal Revenue Service were to successfully challenge the status of the operating partnership as a partnership, it would be taxable as a corporation. In such event, this would reduce the amount of distributions that the operating partnership could make to us. This would also result in our losing REIT status, and becoming subject to a corporate level tax on our own income. This would substantially reduce our cash available to pay distributions and the yield on your investment. In addition, if any of the partnerships or limited liability companies through which the operating partnership owns its properties, in whole or in part, loses its characterization as a partnership for federal income tax purposes, it would be subject to taxation as a corporation, thereby reducing distributions to the operating partnership. Such a recharacterization of an underlying property owner could also threaten our ability to maintain REIT status. See "Federal Income Tax Considerations -- Tax Aspects of Investments in Partnerships."

      Even REITs are subject to federal and state income taxes. Even if we qualify and maintain our status as a REIT, we may become subject to federal income taxes and related state taxes. For example, if we have net income from a "prohibited transaction," such income will be subject to a 100% tax. We may not be able to make sufficient distributions to avoid excise taxes applicable to REITs. We may also decide to retain income we earn from the sale or other disposition of our property and pay income tax directly on such income. In that event, our stockholders would be treated as if they earned that income and paid the tax on it directly. However, stockholders that are tax-exempt, such as charities or qualified pension plans, would have no benefit from their deemed payment of such tax liability. We may also be subject to state and local taxes on our income or property, either directly or at the level of the operating partnership or at the level of the other companies through which we indirectly own our assets.

      We cannot assure you that we will be able to continue to satisfy the REIT requirements, or that it will be in our best interests to continue to do so.

      IN VIEW OF THE COMPLEXITY OF THE TAX ASPECTS OF THE OFFERING, PARTICULARLY IN LIGHT OF THE FACT THAT SOME OF THE TAX ASPECTS OF THE OFFERING WILL NOT BE THE SAME FOR ALL INVESTORS, PROSPECTIVE INVESTORS ARE STRONGLY ADVISED TO CONSULT THEIR TAX ADVISORS WITH SPECIFIC REFERENCE TO THEIR OWN TAX SITUATION PRIOR TO AN INVESTMENT IN SHARES OF OUR COMMON STOCK.

EMPLOYEE BENEFIT PLAN RISKS

      An investment in our common stock may not be suitable for every employee benefit plan. When considering an investment in our common stock, an individual with investment discretion over assets of any pension plan, profit-sharing plan, retirement plan, IRA or other employee benefit plan covered by ERISA should consider whether the investment satisfies the requirements of Section 404 of ERISA or other applicable laws. In particular, attention should be paid to the diversification requirements of Section 404(a)(3) of ERISA in light of all the facts and circumstances, including the portion of the plan's portfolio of which the investment will be a part. All plan investors should also consider whether the investment is prudent and meets plan liquidity requirements as there may be only a limited market in which to sell or otherwise dispose of our common stock, and whether the investment is permissible under the plan's governing instrument. We have not, and will not, evaluate whether an investment in our common stock is suitable for any particular plan. Rather, we will accept entities as stockholders if an entity otherwise meets the suitability standards. See "ERISA Considerations."

      The annual statement of value that we will be sending to stockholders subject to ERISA and to other plan stockholders is only an estimate and may not reflect the actual value of our shares. The annual statement of value will report the value of each share of common stock as of the close of our fiscal year. The value will be based upon an estimated amount we determine would be received if our properties and other assets were sold as of the close of our fiscal year and if such proceeds, together with our other funds, were distributed pursuant to a liquidation. However, the net asset value of each share of common stock will be deemed to be $10 during this offering. Because this is only an estimate, we may subsequently revise any annual valuation that is provided. We cannot assure that:

      - a value included in the annual statement could actually be realized by us or by our stockholders upon liquidation;

      - stockholders could realize that value if they were to attempt to sell their common stock; or

      - an annual statement of value would comply with any reporting and disclosure or annual valuation requirements under ERISA or other applicable law. Additionally, if an employee benefit plan's fiscal year is different from our fiscal year, such employee benefit plan stockholder may not be able to obtain valuation information on its shares as of the last day of the employee benefit plan's fiscal year as is required to be reported on the employee benefit plan's Form 5500 (Annual Report/Return). We will stop providing annual statements of value if the common stock becomes listed for trading on a national stock exchange or included for quotation on a national market system.

            [THE BALANCE OF THIS PAGE WAS INTENTIONALLY LEFT BLANK.]

                                 HOW WE OPERATE

      We have been operating and intend to continue operating as a REIT for federal and state income tax purposes. Our sponsor is Inland Real Estate Investment Corporation. Our sponsor was instrumental in our organization.

      We contract with Inland Retail Real Estate Advisory Services, Inc. for its services as our advisor. Our advisor has the responsibility for our day-to-day operations and the management of our assets.

      In addition to the services of our advisor, we contract with Inland Southeast Property Management Corp. and Inland Southern Management LLC for their services as our property managers. Inland Southeast Property Management Corp. provides the day-to-day property management services for all of our properties located in the State of Florida and Inland Southern Management LLC provides the day-to- day property management services for our properties located in all other states.

      Our sponsor, Inland Real Estate Investment Corporation, is owned by The Inland Group, Inc. Our advisor, Inland Retail Real Estate Advisory Services, Inc., is owned by our sponsor, and thus is indirectly controlled by The Inland Group. In addition, each of our property managers, Inland Southeast Property Management Corp. and Inland Southern Management LLC, are owned principally by individuals who are affiliates of The Inland Group.

      The Inland Group, together with its subsidiaries and affiliates, is a fully-integrated real estate company providing the following and other related services:

            property management            leasing
            marketing                      acquisition
            disposition                    development
            redevelopment                  syndication
            renovation                     construction
            finance

      We operate our business using what is commonly known as an UPREIT structure. This means that we have formed a partnership, called the operating partnership, to own all of our assets, either directly or indirectly. We are the general partner of the operating partnership. We conduct substantially all of our business and hold most of our property interests through the operating partnership.

      The following organizational chart depicts the services that affiliates or our sponsor will render to us and our organizational structure.

    [Graphic displaying the organizational chart of The Inland Group, Inc.]

                              CONFLICTS OF INTEREST

      We are subject to conflicts of interest arising out of our relationship with our sponsor, our advisor and their affiliates. All of our agreements and arrangements with our advisor and its affiliates, including those relating to compensation, are not the result of arm's-length negotiations. Some of the conflicts inherent in our transactions with our advisor and its affiliates, and the limitations on our advisor adopted to address these conflicts, are described below. Our advisor and its affiliates will try to balance our interests with their own. However, to the extent that our advisor or its affiliates take actions that are more favorable to other entities than to us, these actions could have a negative impact on our financial performance and, consequently, on distributions to you and the value of our stock. In addition, our directors, officers and security holders may engage for their own account in business activities of the types conducted or to be conducted by us and our subsidiaries.

      There may be conflicting investment opportunities among affiliates of our advisor and The Inland Group. Affiliates of our advisor and The Inland Group have sponsored multiple previous investment programs. Our sponsor may also sponsor other programs which may have investment objectives similar to ours. Therefore, our sponsor, our advisor and their affiliates could face conflicts of interest in determining which investment programs will acquire real properties and other assets as they become available. We, however, will have the first opportunity to acquire any assets that become available to the advisor, the property managers and their affiliates.

      Factors which may be considered in connection with evaluating the suitability of the prospective property or other asset for investment by a particular investment program include:

      - the effect of the acquisition on the diversification of each program's portfolio;

      -     the amount of funds available for investment;

      -     cash flow; and

      - the estimated income tax effects of the purchase and its subsequent disposition.

All actions that occur between us and our advisor or its affiliates which present potential conflicts with us must be approved by a majority of our independent directors.

      We acquired some of our properties from our affiliates and may acquire other properties from them. The prices we pay to affiliates of our sponsor for these properties will be equal to the prices paid by them, plus the costs incurred by them relating to the acquisition and financing of the properties. These prices were not the subject of arm's-length negotiations, which could mean that the acquisitions may be on terms less favorable to us than those negotiated in an arm's-length transaction. However, our charter provides that the purchase price of any property acquired from an affiliate may not exceed its fair market value as determined by a competent independent appraiser. In addition, the price must be approved by a majority of our directors who have no financial interest in the transaction. If the price to us exceeds the cost paid by our affiliate, there must be substantial justification for the excess cost.

      We may purchase real properties from persons with whom affiliates of our advisor have prior business relationships. We may purchase properties from third parties who have sold properties in the past, or who may sell properties in the future, to our advisor or its affiliates. If we purchase properties from these third parties, our advisor will experience a conflict between our current interests and its interest in preserving any ongoing business relationship with these sellers. Nevertheless, our advisor has a fiduciary obligation to us.

      Property management services are being provided by companies owned principally by affiliates of The Inland Group. Our property managers, which are owned principally by individuals who are our affiliates, provide property management services to us pursuant to management services agreements which we can terminate only in the event of gross negligence or willful misconduct on the part of the property manager. However, our property management services agreements provide that we pay our property managers a monthly management fee of no greater than 90% of the fee which would be payable to an unrelated third party providing such services. In addition, the advisor and each of the property managers believe that each property manager has sufficient personnel and other required resources to discharge all responsibilities to us.

      Our advisor and its affiliates receive commissions, fees and other compensation based upon our investments. We believe that the compensation we pay to our advisor and its affiliates is no more than what we would pay for similar services performed by independent firms. Some compensation is payable whether or not there is cash available to make distributions to our stockholders. To the extent this occurs, our advisor and its affiliates benefit from us retaining ownership of our assets and leveraging our assets, while our stockholders may be better served by sale or disposition or not leveraging the assets. In addition, the advisor's ability to receive fees and reimbursements depends on our continued investment in properties and in other assets which generate fees. Therefore, the interest of the advisor and its affiliates in receiving fees may conflict with the interest of our stockholders in earning income on their investment in our common stock. Our advisor and its affiliates recognize that they have a fiduciary duty to us and our stockholders, and have represented to us that their actions and decisions will be made in the manner most favorable to us and our stockholders.

      While we will not make loans to our advisor or its affiliates, we may borrow money from them for various purposes, including funding working capital requirements. If we do, the terms, such as the interest rate, security, fees and other charges, will be at least as favorable to us as those which would be charged by unaffiliated lending institutions in the same locality on comparable loans. Any money borrowed from an affiliate of The Inland Group is expected to be repaid within 180 days.

      Our advisor and its affiliates may do business with others who also do business with us, although presently there are no instances of this. However, our advisor or its affiliates may not receive rebates or participate in any reciprocal business arrangements which would have the effect of circumventing our agreement with our advisor.

      Our advisor may have conflicting fiduciary obligations if we acquire properties with its affiliates. Our advisor may cause us to acquire an interest in a property through a joint venture with its affiliates. In these circumstances, our advisor will have a fiduciary duty to both us and its affiliates participating in the joint venture. In order to minimize the conflict between these fiduciary duties, the advisory agreement provides guidelines for investments in joint ventures with affiliates. In addition, our charter requires a majority of our disinterested directors to determine that the transaction is fair and reasonable to us and is on terms and conditions no less favorable than from unaffiliated third parties entering into the venture.

      There is competition for the time and services of our advisor. We rely on our advisor and its affiliates for our daily operation and the management of our assets. Personnel of our advisor and its affiliates have conflicts in allocating their management time, services and functions among the real estate investment programs they currently service and any future real estate investment programs or other business ventures which they may organize or serve. Our advisor and its affiliates believe they have enough staff to perform their responsibilities in connection with all of the real estate programs and other business ventures in which they are involved.

      Inland Securities Corporation is participating as managing dealer in the sale of the shares. Inland Securities Corporation is the managing dealer of the offering and is affiliated with The Inland Group. The managing dealer is entitled to selling commissions, reimbursement for marketing and due diligence expenses, and the receipt of warrants. The managing dealer may be subject to a conflict of interest arising out of its participation in this offering and its affiliation with The Inland Group in performing its "due diligence" obligations which arise under the Securities Act of 1933. However, the managing dealer believes it has and will continue to properly perform these "due diligence" activities.

      We may acquire the business of our advisor and our property managers without further action by our stockholders. During the term of our agreements with our advisor and each of our property managers, we have the option to acquire or consolidate the business conducted by them without any consent of our stockholders, our advisor or our property managers. Our decision to exercise this right will be determined by a vote of a majority of our disinterested directors. Our advisor and our property managers and their stockholders or members, as the case may be, will receive shares of our common stock in the acquisition. The transaction will occur, if at all, only if our board of directors obtains a fairness opinion from a financial valuation service provider to the effect that the consideration to be paid is fair, from a financial point of view, to our stockholders. We will be obligated to pay any fees accrued under any contractual arrangements we have with the advisor and/or the property managers for services rendered through the closing of such acquisitions.

      We do not have arm's-length agreements with our advisor. As we have noted, our agreements and arrangements with our advisor or any of its affiliates, including those relating to compensation, are not the result of arm's-length negotiations. However, we believe these agreements and arrangements approximate the terms of arm's-length transactions.

      We have the same legal counsel as our advisor. Katten Muchin Zavis Rosenman serves as our general legal counsel, as well as counsel to our advisor. The interests of our advisor may become adverse to ours in the future. Under the legal ethics rules, Katten Muchin Zavis Rosenman may be precluded from representing us due to any conflict of interest between us and our advisor. If any situation arises in which our interests appear to be in conflict with those of our advisor or its affiliates, additional counsel may be retained to assure adequate protection of our interests.

            [THE BALANCE OF THIS PAGE WAS INTENTIONALLY LEFT BLANK.]

                               COMPENSATION TABLE

      The compensation arrangements between us and our advisor, The Inland Group and its affiliates were not determined by arm's-length negotiations. See "Conflicts of Interest." The following table discloses the compensation which we may pay our advisor and its affiliates. In those instances in which there are maximum amounts or ceilings on the compensation which may be received, our advisor and its affiliates may not recover any excess amounts for those services by reclassifying them under a different compensation or fee category.

      We define net income as total revenues less expenses other than additions to reserves for depreciation or bad debts or other similar non-cash reserves. When we use the term "net income" for purposes of calculating some expenses and fees, it excludes the gain from the sale of our assets. This definition of net income is prescribed by the Statement of Policy Regarding REITs adopted by the North American Securities Administrators Association, Inc., or NASAA; but it is not in accordance with generally accepted accounting principles in the United States, because depreciation and other non-cash reserves are not deducted in determining net income under the NASAA REIT Statement.

NONSUBORDINATED PAYMENTS

      The following aggregate amounts of compensation, allowances and fees we may pay to our advisor and its affiliates are not subordinated to the returns on net investments that we are required to pay to our stockholders.

   TYPE OF COMPENSATION AND RECIPIENT                METHOD OF COMPENSATION                ESTIMATED MAXIMUM DOLLAR AMOUNT
------------------------------------------   ----------------------------------------   -------------------------------------
                                                         OFFERING STAGE

Selling commissions payable to the           We will pay a selling commission of        Through March 31, 2002, we have
managing dealer and dealers                  7% of the sale price for each share,       incurred $30,203,993 in selling
designated by the managing dealer            subject to reduction for special           commissions in connection with our
referred to as soliciting dealers.           sales under the circumstances as           initial and follow-on public
                                             described in the "Plan of                  offering, of which $405,897 remains
                                             Distribution."                             unpaid. The managing dealer has
                                                                                        reallowed all of these selling
                                             We will permit the managing dealer         commissions to the soliciting
                                             and its respective officers and            dealers. The actual amount of
                                             employees and certain of its               selling commissions in connection
                                             affiliates to purchase shares net of       with this offering will depend upon
                                             sales commissions and the marketing        the amount of shares sold. A total
                                             contribution and due diligence             of $105,000,000 in selling
                                             expense allowance or for $9.05 per         commissions in connection with this
                                             share.                                     offering will be paid if the maximum
                                                                                        offering is sold and there are no
                                             Also, soliciting dealers and their         special sales.
                                             respective officers and employees
                                             and certain of their respective
                                             affiliates who request and are
                                             entitled to purchase shares net of
                                             selling commissions may make an
                                             initial purchase of shares net of
                                             sales commissions or for $9.30 per
                                             share; however, any subsequent
                                             purchases of shares by any such
                                             persons are

   TYPE OF COMPENSATION AND RECIPIENT                METHOD OF COMPENSATION                ESTIMATED MAXIMUM DOLLAR AMOUNT
------------------------------------------   ----------------------------------------   -------------------------------------
                                             limited to a maximum discount of 5%.

                                             For each 25 shares sold in this
                                             offering, we will offer to the managing
                                             dealer one warrant for $.0008, though we
                                             will not issue more than 6,000,000 of
                                             them. Each warrant grants its holder a
                                             right to purchase one share of common
                                             stock at $12.00 per share during the
                                             period beginning one year after the date
                                             on which that warrant is issued and
                                             ending five years from the effective
                                             date of this offering. The managing
                                             dealer may give the warrants to
                                             soliciting dealers for each share they
                                             sell, subject to applicable federal and
                                             state securities laws.

Marketing contribution and due               We will pay an amount equal to 2% of       Through March 31, 2002, we have
diligence expense allowance paid to          the gross offering proceeds to the         incurred $9,675,610 in marketing
the managing dealer and soliciting           managing dealer, all or a portion of       contributions and due diligence
dealers.                                     which may be passed on to soliciting       expense allowance in connection with
                                             dealers, in lieu of reimbursement of       our initial public offering and our
                                             specific expenses associated with          follow-on offering, of which
                                             marketing. We may pay an additional        $244,418 remained unpaid and
                                             0.5% of the gross offering proceeds        $4,827,307 has been reallowed by the
                                             to the managing dealer, which may be       managing dealer to the soliciting
                                             passed on to the soliciting dealers,       dealers. The actual amount of
                                             for due diligence expenses. We will        marketing contribution and due
                                             not pay the marketing contribution         diligence expense allowance in
                                             and due diligence expense allowance        connection with this offering will
                                             in connection with any special             depend on the number of shares sold.
                                             sales, except those receiving volume       If there are no special sales and we
                                             discounts and those described in           sell the maximum number of shares
                                             "Plan of Distribution."                    offered, approximately $37,500,000
                                                                                        will be paid for the marketing
                                                                                        contribution and the due diligence
                                                                                        expense allowance.


Reimbursable expenses payable to our         We will reimburse our sponsor for          Through March 31, 2002, we have
advisor, our sponsor and its                 actual costs incurred in connection        incurred $1,658,928 of reimbursable
affiliates for offering expenses.            with the offering on our behalf.           expenses to our advisor in connection
                                             However, if the aggregate of all           with our previous offerings, of which
                                             offering expenses, including selling       $313,888 remained unpaid. In addition,
                                             commissions, the marketing contribution    in connection with our
                                             and due diligence

   TYPE OF COMPENSATION AND RECIPIENT                METHOD OF COMPENSATION                ESTIMATED MAXIMUM DOLLAR AMOUNT
------------------------------------------   ----------------------------------------   -------------------------------------
                                             expense allowance, exceeds 15% of          initial public offering, as of
                                             the gross offering proceeds, or if         December 31, 2001, our sponsor had
                                             the aggregate of all offering              advanced an aggregate of
                                             expenses, excluding the selling            approximately $2,000,000 for the
                                             expenses, exceeds 5.5% of the gross        payment of offering expenses to
                                             offering proceeds, our advisor or          non-affiliated third parties, all of
                                             its affiliates will promptly pay the       which has been repaid.
                                             excess and we will have no liability
                                             for these expenses at any time             Our sponsor has not advanced any
                                             afterward.                                 reimbursable expenses in connection
                                                                                        with this offering. We may reimburse
                                                                                        up to $82,500,000 for offering
                                                                                        expenses advanced if we sell the
                                                                                        maximum number of shares offered.

                                                                                        If the offering is not successful,
                                                                                        then our sponsor will be solely
                                                                                        responsible for the offering
                                                                                        expenses to the extent it has not
                                                                                        been reimbursed.

Other expenses of issuance and              We expect to incur the following            All amounts other than the
distribution                                expenses in connection with this            Securities and Exchange Commission
                                            offering:                                   registration fee and the NASD filing
                                                                                        fee are estimates. The actual
                                            Securities and Exchange                     amounts of these expenses cannot be
                                            Commission  Registration                    determined at the present time. We
                                               Fee...................  $ 155,112.45     estimate the total amount of the
                                            NASD Filing Fee..........  $     30,500     issuance and distribution expenses
                                            Printing and Mailing                        to be $14,535,612.45.
                                               Expenses..............  $  2,500,000
                                            Blue Sky Fees and
                                               Expenses..............  $    500,000
                                            Legal Fees and Expenses..  $    200,000
                                            Accounting Fees and
                                               Expenses..............  $    150,000
                                            Advertising and Sales
                                             Literature..............  $  4,000,000
                                            Due Diligence............  $  2,000,000
                                            Miscellaneous............  $  5,000,000

   TYPE OF COMPENSATION AND RECIPIENT                METHOD OF COMPENSATION                ESTIMATED MAXIMUM DOLLAR AMOUNT
------------------------------------------   ----------------------------------------   -------------------------------------
Acquisition expenses paid to our             We will pay an amount, estimated to        We may pay up to $8,430,000 for the
advisor and its affiliates.                  be up to 0.5% of the total of (1)          reimbursement of acquisition
                                             the gross offering proceeds from the       expenses if we sell the maximum
                                             sale of 150,000,000 shares, (2) the        number of shares offered, all of the
                                             gross proceeds from the sale of up         12,000,000 shares are sold pursuant
                                             to 12,000,000 shares pursuant to the       to the distribution reinvestment
                                             distribution reinvestment programs,        program, and all of the 6,000,000
                                             and (3) the gross proceeds from the        soliciting dealer warrants are
                                             issuance and exercise of the               issued and exercised.
                                             6,000,000 warrants of the managing
                                             dealer. The acquisition expenses for       However, the actual amounts cannot
                                             any particular property will not           be determined at the present time.
                                             exceed 6% of the gross purchase
                                             price of the property.

                                             However, if we request additional
                                             services, the compensation will be
                                             provided on separate agreed-upon
                                             terms and the rate will be approved
                                             by a majority of disinterested
                                             directors, including a majority of
                                             the disinterested independent
                                             directors, as fair and reasonable
                                             for us.

   TYPE OF COMPENSATION AND RECIPIENT                METHOD OF COMPENSATION                ESTIMATED MAXIMUM DOLLAR AMOUNT
------------------------------------------   ----------------------------------------   -------------------------------------
                                                       OPERATIONAL STAGE

Property management fee paid to our          We pay a monthly fee of 4.5% of the        The actual amounts are dependent
property managers, Inland Southeast          gross income from the properties. We       upon results of operations and,
Property Management Corp. and Inland         also pay a monthly fee for any extra       therefore, cannot be determined at
Southern Management LLC. We will pay         services equal to no more than 90%         the present time. For the year ended
the fee for services in connection           of that which would be payable to an       December 31, 2001, and the three
with the rental, leasing, operation          unrelated party providing the              months ended March 31, 2002, we have
and management of the properties.            services. Each property manager may        incurred and paid property
                                             subcontract its duties for a fee           management fees of $1,605,492 and
                                             that may be less than the fee              $921,498, respectively, of which
                                             provided for in the management             $1,605,492 and $921,498 were
                                             services agreements.                       retained by Inland Southeast
                                                                                        Property Management Corp. or Inland
                                                                                        Southern Management, LLC. If we
                                                                                        acquire the businesses of our
                                                                                        advisor, the property management
                                                                                        fees will cease and if we acquire
                                                                                        the business of either of our
                                                                                        property

   TYPE OF COMPENSATION AND RECIPIENT                METHOD OF COMPENSATION                ESTIMATED MAXIMUM DOLLAR AMOUNT
------------------------------------------   ----------------------------------------   -------------------------------------
                                                                                        managers, our property manager fees
                                                                                        to that property manager will cease.

Compensation for other                       An affiliate of the advisor provides       The actual amounts are dependent
property-level services.                     loan servicing to us for a monthly         upon the amount of loans serviced
                                             fee. The fee for each full year is         and, therefore, cannot be determined
                                             equal to no more than .05% of the          at the present time.
                                             total principal amount of the loans
                                             it is servicing for us during that
                                             year up to the first $100 million in
                                             total principal loan balances. After
                                             that, the fee will be a lesser
                                             percentage on a sliding scale basis.
                                             In addition, we may pay our
                                             affiliates for providing other
                                             property-level services to us as
                                             described in "Management."

Reimbursable expenses to our advisor         We will reimburse some expenses of         The actual amounts of reimbursable
and its affiliates. These may                the advisor. The compensation and          expenses in connection with this
include costs of goods and services,         reimbursements to our advisor and          offering are dependent upon results
administrative services and                  its affiliates will be approved by a       of operations and, therefore, cannot
non-supervisory services performed           majority of our directors and a            be determined at the present time.
directly for us by independent               majority of our independent
parties.                                     directors as fair and reasonable for us.

   TYPE OF COMPENSATION AND RECIPIENT                METHOD OF COMPENSATION                ESTIMATED MAXIMUM DOLLAR AMOUNT
------------------------------------------   ----------------------------------------   -------------------------------------
                                                       Liquidation Stage

Property disposition fee payable to          If we sell any of our real property,       The actual amounts to be received
our advisor and its affiliates.              we may pay a property disposition          depend upon the sale price of our
                                             fee to our advisor and its                 properties and, therefore, cannot be
                                             affiliates in an amount equal to the       determined at the present time. If
                                             lesser of:                                 we acquire the advisor, the property
                                                                                        disposition fee will cease.
                                             (1)  3% of the contract sales price
                                                  of the property; or

                                             (2)  50% of the customary
                                                  commission which would be paid
                                                  to a third party broker for
                                                  the sale of a comparable
                                                  property.

                                             The amount paid, when added to the sums
                                             paid to unaffiliated parties, will not
                                             exceed either the customary commission
                                             or an amount equal to 6% of the
                                             contracted for sales price. Payment of
                                             such fees will be made only if the
                                             advisor provides a substantial service
                                             in connection with the sale of the
                                             property. See

   TYPE OF COMPENSATION AND RECIPIENT                METHOD OF COMPENSATION                ESTIMATED MAXIMUM DOLLAR AMOUNT
------------------------------------------   ----------------------------------------   -------------------------------------
                                             "Management-- Our Advisory
                                             Agreement."

SUBORDINATED PAYMENTS

      We may pay the following additional fees to our advisor after returns on net investment have been paid to the stockholders:

   TYPE OF COMPENSATION AND RECIPIENT                METHOD OF COMPENSATION                ESTIMATED MAXIMUM DOLLAR AMOUNT
------------------------------------------   ----------------------------------------   -------------------------------------
Advisor asset management fee payable                   Operational Stage                Through March 31, 2002, we have
to our advisor.                                                                         incurred and paid $917,000 in
                                               We pay an annual advisor asset           advisor asset management fees. If we
                                               management fee of not more than 1%       acquire the advisor, the asset
                                               of our net asset value. Our net          management fee will cease. The
                                               asset value means the total book         amount of the fee depends on the net
                                               value of our assets invested in          asset value at the time the fee is
                                               equity interests and loans secured       payable and, therefore, cannot be
                                               by real estate, before reserves for      determined now.
                                               depreciation or bad debts or other
                                               similar non-cash reserves, less any
                                               mortgages payable on such assets. We
                                               compute our net asset value by
                                               taking the average of these values
                                               at the end of each month during the
                                               quarter for which we are calculating
                                               the fee. The fee is payable
                                               quarterly in an amount equal to 1/4 of
                                               1% of net asset value as of the last
                                               day of the immediately preceding
                                               quarter. For any year in which we
                                               qualify as a REIT, our advisor must
                                               reimburse us for the following
                                               amounts if any:

                                              (1)  the amounts by which our total
                                                   operating expenses, the sum of
                                                   the advisor asset management
                                                   fee plus other operating
                                                   expenses, paid during the
                                                   previous fiscal year exceed the
                                                   greater of:

   TYPE OF COMPENSATION AND RECIPIENT                METHOD OF COMPENSATION                ESTIMATED MAXIMUM DOLLAR AMOUNT
------------------------------------------   ----------------------------------------   -------------------------------------
                                                  - 2% of our average invested
                                                    assets for that fiscal year
                                                    (Average invested assets means
                                                    the average of the total book
                                                    value of our assets invested in
                                                    equity interest and loans secured
                                                    by real estate, before reserves
                                                    for depreciation or bad debts or
                                                    other similar non-cash reserves.
                                                    We will compute the average
                                                    invested assets by taking the
                                                    average of these values at the
                                                    end of each month during the
                                                    quarter for which we are
                                                    calculating the fee), or

                                                  - 25% of our net income before any
                                                    additions to or allowances for
                                                    reserves for depreciation,
                                                    amortization or bad debts or
                                                    other similar non-cash reserves
                                                    and before any gain from the sale
                                                    of our assets, for that fiscal
                                                    year; plus

                                             (2)  an amount, which will not exceed
                                                  the advisor asset management fee
                                                  for that year, equal to any
                                                  difference between the total amount
                                                  of distributions to stockholders
                                                  for that year and the 7% annual
                                                  return on the net investment of
                                                  stockholders.

                                             Items such as organization and offering
                                             expenses, property expenses, interest
                                             payments, taxes, non-cash expenditures,
                                             the incentive advisory fee and
                                             acquisition expenses are excluded from
                                             the definition of total operating
                                             expenses.

                                             See "Management -- Our Advisory
                                             Agreement" for an explanation of
                                             circumstances where the excess
                                             amount specified in clause (1) may
                                             not need to be reimbursed.

   TYPE OF COMPENSATION AND RECIPIENT                METHOD OF COMPENSATION                ESTIMATED MAXIMUM DOLLAR AMOUNT
------------------------------------------   ----------------------------------------   -------------------------------------
Incentive advisory fee payable to our                 Liquidation Stage                  The actual amounts to be received
advisor.                                     We will pay to the advisor an amount        depend upon the sale price of our
                                             equal to 15% of the net proceeds            properties and, therefore, cannot be
                                             from the sale of a property after           determined at the present time. If
                                             the stockholders have first                 we acquire or consolidate with the
                                             received:                                   business conducted by our advisor,
                                                                                         the incentive advisory fee will
                                             (1)  a cumulative non-compounded            terminate.
                                                  return equal to 10% a year on
                                                  their net investment; and

                                             (2)  their net investment.

COMPENSATION TO OFFICERS AND DIRECTORS

      We expect to pay the following to our officers and directors:

   TYPE OF COMPENSATION AND RECIPIENT                METHOD OF COMPENSATION                ESTIMATED MAXIMUM DOLLAR AMOUNT
------------------------------------------   ----------------------------------------   -------------------------------------
Salaries                                     Only one officer receives compensation      We pay an annual salary of $100,000.
                                             for services as an officer, and
                                             reimbursement for his out-of-pocket
                                             expenses incurred on our behalf.

Director fees                                Independent directors receive an           We pay the three independent
                                             annual fee of $5,000, a fee of $500        directors $15,000 in the aggregate,
                                             for in person attendance at board or       plus fees for attending meetings.
                                             committee meetings, a fee of $250          Our three independent directors were
                                             for telephonic attendance at board         each paid fees of $10,500 in 2001
                                             or committee meetings, and                 for their services as independent
                                             reimbursement of their out-of-pocket       directors. The actual amounts to be
                                             expenses incurred. Our officers who        received for meetings depends upon
                                             are also our directors do not              the number of meetings and their
                                             receive director fees.                     attendance and, therefore, cannot be
                                                                                        determined at the present time.

   TYPE OF COMPENSATION AND RECIPIENT                METHOD OF COMPENSATION                ESTIMATED MAXIMUM DOLLAR AMOUNT
------------------------------------------   ----------------------------------------   -------------------------------------
Stock options to independent directors       Each independent director receives         This form of compensation is not
                                                                                        paid in cash.

                                             -  an initial option to purchase
                                                3,000 shares of common stock at
                                                a price of $9.05 per share, when
                                                they become an independent
                                                director, subject to some
                                                conditions; and

                                             -  each year on the date of the
                                                stockholders' annual meeting, an
                                                additional option to purchase 500
                                                shares of common stock at an exercise
                                                price equal to the then fair market
                                                value per share. For additional
                                                information on this option plan, see
                                                "Management-- Independent Director
                                                Stock Option Plan."

            [THE BALANCE OF THIS PAGE WAS INTENTIONALLY LEFT BLANK.]

                              ESTIMATED USE OF PROCEEDS

      The amounts listed in the table below represent our current estimates concerning the use of the offering proceeds. Since these are estimates, they may not accurately reflect the actual receipt or application of the offering proceeds. The scenario assumes:

      - we sell the maximum of 150,000,000 shares in this offering at $10 per share; and

      - we sell the maximum of 12,000,000 shares in our distribution reinvestment program at $9.50 per share.

      Under this scenario we have not given effect to the following:

      - any special sales or volume discounts which could reduce selling commissions; or

      - the sale and exercise of any warrants issued to the managing dealer, which would increase our proceeds by a maximum of $72,004,800 if we sold all 6,000,000 warrants and they were exercised at a price of $12 per share.

                                                       MAXIMUM OFFERING (INCLUDING SHARES
                                                           SOLD UNDER THE DISTRIBUTION
                                                              REINVESTMENT PROGRAM)
                                                     ---------------------------------------
                                                          AMOUNT                 PERCENT
                                                     ------------------       --------------
Gross offering proceeds                              $    1,614,000,000               100.00%
                                                     ------------------       --------------
Less expenses:
     Selling commission                                     105,000,000                 6.51%
     Marketing contribution and due diligence
       expense allowance                                     37,500,000                 2.32%
     Organization and offering expenses                      42,000,000                 2.60%
                                                     ------------------       --------------
     Total public offering expenses                         184,500,000                11.43%
Gross amount available for investment                     1,429,500,000                88.57%
                                                     ------------------       --------------
     Less:  acquisition expenses                              8,070,000                 0.50%
     Less:  working capital reserve                          16,140,000                 1.00%
                                                     ------------------       --------------
Net cash portion of gross offering proceeds
     available for the purchase of properties
     and the paying down of debt                     $   1,405,290,000                87.07%
                                                     ==================       ==============

      We estimate that total public offering expenses will aggregate approximately 11.43% of the gross offering proceeds if the maximum offering is sold. However, if the aggregate of all offering expenses, including selling commissions, the marketing contribution and due diligence expense allowance, exceeds 15% of the gross offering proceeds, or if the aggregate of all offering expenses, excluding the selling expenses, exceeds 5.5% of the gross offering proceeds, our advisor or its affiliates will promptly pay the excess and we will have no liability for these expenses at any time afterward.

                       PRIOR PERFORMANCE OF OUR AFFILIATES

PRIOR INVESTMENT PROGRAMS

      During the 10-year period ending March 31, 2002, The Inland Group and its affiliates have sponsored one other REIT, one other public real estate equity program, one private real estate equity program and eight private placement mortgage and note programs, which altogether have raised more than $722,000,000 from over 22,000 investors. During that period, the public real estate equity programs raised $32,000,000 from over 2,000 investors; the private real estate equity program raised $2,275,000 from 80 investors; and the private placement mortgage and note programs raised $22,231,000 from 500 investors. In addition, Inland Real Estate Corporation, the other REIT, has raised $665,000,000 from over 19,000 investors. Inland Real Estate Corporation has investment objectives and policies similar to ours and has invested principally in shopping centers that provide sales of convenience goods and personal services to neighboring communities in the Oak Brook, Illinois area. However, Inland Real Estate Corporation is now a self-administered REIT and is no longer affiliated with The Inland Group. Our investment objectives and policies are similar to those of several of the other prior investment programs sponsored by our affiliates which have owned and operated retail properties. However, the vast majority of the other investment programs sponsored by our affiliates were dissimilar from our operation in that the prior programs owned apartment properties, pre-development land and whole or partial interests in mortgage loans.

      The information in this section and in the Prior Performance Tables included in this prospectus as Appendix A shows relevant summary information concerning real estate programs sponsored by our affiliates. The purpose is to provide information on the prior performance of these programs so that you may evaluate the experience of the affiliated companies in sponsoring similar programs. The following discussion is intended to briefly summarize the objectives and performance of the prior programs and to disclose any material adverse business developments sustained by them.

SUMMARY INFORMATION

      The table below provides summarized information concerning prior programs sponsored by our affiliates for the 10-year period ending March 31, 2002, and is qualified in its entirety by reference to the introductory discussion above and the detailed information appearing in the Prior Performance Tables in Appendix A of this prospectus. You should not construe inclusion of the succeeding tables as implying in any manner that we will have results comparable to those reflected in the tables because the yield and cash available and other factors could be substantially different for our properties. You should note that by acquiring our shares, you will not be acquiring any interests in any prior programs.

                                                                                                         PRIOR PRIVATE
                                                                                                          REAL ESTATE
                                                                               PRIOR PUBLIC               EQUITY AND
                                                                               REAL ESTATE                 MORTGAGE
                                                       PRIOR REIT                 EQUITY                   AND NOTE
                                                     PROGRAM AS OF            PROGRAMS AS OF            PROGRAMS AS OF
                                                   MARCH 31, 2002(2)          MARCH 31, 2002            MARCH 31, 2002
                                                  --------------------     --------------------      ---------------------
Number of programs sponsored                      $                  1                        1                          9
Aggregate amount raised from investors            $        665,331,000     $         32,399,000      $          24,506,000
Approximate aggregate number of investors         $             19,000                    2,600                        580
Number of properties purchased                    $                120                       18                          7
Aggregate cost of properties(1)                   $      1,004,556,000     $         25,945,000      $           1,951,930
Number of mortgages/notes                         $                  0                        0                        463
Principal amount of mortgages/notes               $                  0                        0                 22,231,000
Principal of properties (based on cost) that
  were:
Commercial--
  Retail                                                        85.60%                    0.00%                      0.00%
  Single-user retail net-lease                                  14.40%                    0.00%                      0.00%
  Nursing homes                                                  0.00%                    0.00%                      0.00%
  Offices                                                        0.00%                    0.00%                      0.00%
  Industrial                                                     0.00%                    0.00%                      0.00%
  Health clubs                                                   0.00%                    0.00%                      0.00%
  Mini-storage                                                   0.00%                    0.00%                      0.00%
    Total commercial                                           100.00%                    0.00%                      0.00%
  Multi-family residential                                       0.00%                    0.00%                      0.00%
  Land                                                           0.00%                  100.00%                    100.00%

Percentage of properties (based on cost) that
were:
Newly constructed (within a year of
  acquisition)                                                  17.80%                    0.00%                      0.00%
  Existing                                                      82.20%                    0.00%                      0.00%
  Construction                                                   0.00%                    0.00%                      0.00%
Number of properties sold (3)                                        2                       12                          6


Number of properties exchanged                                       0                        0                          0
Number of mortgages/notes repaid                                     0                        0                        383

      (1)   Includes purchase price and acquisition fees and expenses.

      (2) On July 1, 2000, the prior REIT program, Inland Real Estate Corporation, became a separate, self-managed entity.

      (3)   Number of properties sold in whole or in part.


      Of the programs included in the above table, Inland Real Estate Corporation has investment objectives similar to ours. This program represents approximately 86% of the aggregate amount raised from investors, approximately 70% of the aggregate number of investors, approximately 70% of the properties purchased, and approximately 93% of the aggregate cost of the properties.

      During the three years prior to December 31, 2001, Inland Real Estate Corporation purchased 35 commercial properties. Upon written request, you may obtain, without charge, a copy of Table VI filed with the Securities and Exchange Commission in Part II of our registration statement. The table provides more information about these acquisitions.

PUBLICLY REGISTERED REIT

      INLAND REAL ESTATE CORPORATION. On October 14, 1994, Inland Real Estate Corporation commenced an initial public offering of 5,000,000 shares of common stock at $10 per share. As of July 24, 1996, it had received subscriptions for a total of 5,000,000 shares, thereby completing the initial offering. On July 24, 1996, it commenced an offering of an additional 10,000,000 shares of common stock at $10 per share. As of July 10, 1997, it had received subscriptions for a total of 10,000,000 shares, thereby completing its second offering. On July 14, 1997, Inland Real Estate Corporation commenced a third offering of an additional 20,000,000 shares of common stock at $10 per share. As of March 19, 1998, Inland Real Estate Corporation had received subscriptions for a total of 20,000,000 shares, thereby completing the third offering. On April 7, 1998, Inland Real Estate Corporation commenced a fourth offering of an additional 25,000,000 shares at $11 per share. Inland Real Estate Corporation elected to terminate the fourth offering as of December 31, 1998, after receiving subscriptions for a total of 16,642,397 shares. In addition, as of March 31, 2002, Inland Real Estate Corporation had issued 9,094,781 shares of common stock through its distribution reinvestment program. As of March 31, 2002, it had repurchased 3,206,456 shares of common stock through its share repurchase program for an aggregate amount of $29,517,518. As a result, Inland Real Estate Corporation's gross offering proceeds totaled approximately $665,331,000 for all of such offerings, as of March 31, 2002. Inland Real Estate Corporation's objective is to purchase shopping centers that provide convenience goods, personal services, wearing apparel and hardware and appliances located within an approximate 400-mile radius of its headquarters in Oak Brook, Illinois, and to provide, at a minimum, cash distributions on a quarterly basis and a hedge against inflation through capital appreciation. It may also acquire single-user retail properties throughout the United States. As of March 31, 2002, the properties owned by Inland Real Estate Corporation were generating sufficient cash flow to cover operating expenses plus pay an annual cash distribution of $0.94 per share paid monthly.

      As of March 31, 2002, Inland Real Estate Corporation has placed financing totaling approximately $500,185,000 on 115 of its 119 properties. Its 119 properties, a total investment of approximately $1,004,566,000 at March 31, 2001, were purchased with proceeds received from the above described offerings of shares of its common stock and financings. Through March 31, 2002, cash distributions have totaled approximately $227,837,000, of which approximately $227,463,000 were from operating cash flow and approximately $374,000 from capital gain distributions.

      On July 1, 2000, Inland Real Estate Corporation became a self-administered REIT by completing its acquisition of Inland Real Estate Advisory Service, Inc., its advisor, and Inland Commercial Property Management, Inc., its property manager. The acquisition was accomplished by merging its advisor and its property manager into two wholly owned subsidiaries of Inland Real Estate Corporation. As a result of the merger, Inland Real Estate Corporation issued to our sponsor, the sole shareholder of the advisor, and The Inland Property Management Group, Inc., the sole shareholder of its property manager, an aggregate of 6,181,818 shares of Inland Real Estate Corporation's common stock at $11 per share, or approximately 9.008% of its common stock.

PUBLICLY REGISTERED LIMITED PARTNERSHIPS

      INLAND CAPITAL FUND, L.P. - The offering period for this fund began December 13, 1991 and ended August 23, 1993. The objectives were to invest in pre-development land on an all-cash basis and realize appreciation of such land upon resale.

      Inland Capital Fund raised $32,399,282 from 2,683 investors and purchased, with the net proceeds available for investment, 18 land parcels, one of which included a house and several outbuildings, for an aggregate purchase price of $25,945,989. As of March 31, 2002, this fund has had multiple sales transactions involving the house and portions of 11 parcels which generated approximately $19,055,000 in net sales proceeds, including notes receivable of $1,652,000. Its cost basis in the land parcels sold was approximately $10,226,000 resulting in a gain, net of selling expenses and commissions, of approximately $8,829,000 for financial reporting purposes.

      In the opinion of Inland Real Estate Investment Corporation, the partnership is currently meeting its investment objectives and has, through completed sales transactions, realized significant capital appreciation on the assets sold. Cash distributions to limited partners through March 31, 2002 totaled $14,708,504, all from the sale of land parcels.

PRIVATE PARTNERSHIPS

      Since our inception and through March 31, 2002, including the programs described below under "-- Private Placement Real Estate Equity Program," and "-- Private Placement Mortgage and Note Programs" in this section, our affiliates have sponsored 514 private placement limited partnerships which have raised more than $524,201,000 from approximately 17,000 investors and invested in properties for an aggregate price of more than $1 billion in cash and notes. Of the 522 properties purchased, 93% have been in Illinois. Approximately 90% of the funds were invested in apartment buildings, 6% in shopping centers, 2% in office buildings and 2% in other properties. Including sales to affiliates, 320 partnerships have sold their original property investments. Officers and employees of our sponsor and its affiliates invested more than $17,000,000 in these private placement limited partnerships.

      From 1990 and through March 31, 2002, investors in The Inland Group private partnerships have received total distributions in excess of $319,700,000, consisting of cash flow from partnership operations, interest earnings, sales and refinancing proceeds and cash received during the course of property exchanges.

      Following a proposal by the former corporate general partner, which was an affiliate of The Inland Group, investors in 301 private partnerships voted in 1990 to make our sponsor the corporate general partner for those partnerships.

      Beginning in December 1993 and continuing into the first quarter of 1994, investors in 101 private limited partnerships for which our sponsor is the general partner received letters from it informing them of the possible opportunity to sell the 66 apartment properties owned by those partnerships to a to-be-formed REIT in which affiliates of our sponsor would receive stock and cash and the limited partners would receive cash. The underwriters of this apartment REIT subsequently advised our sponsor to sell to a third party its management and general partner's interests in those remaining limited partnerships not selling their apartment properties to the apartment REIT. Those not selling their apartment properties constituted approximately 30% of the Inland-sponsored limited partnerships owning apartment buildings. The prospective third-party buyers of our sponsor's interests in the remaining partnerships, however, would make no assurance to support those partnerships financially. As a result, in a March 1994 letter, our sponsor informed investors of its decision not to go forward with the formation of the apartment REIT.

      Following this decision, two investors filed a complaint in April 1994 in the Circuit Court of Cook County, Illinois, Chancery Division, purportedly on behalf of a class of other unnamed investors, alleging that our sponsor had breached its fiduciary responsibility to those investors whose partnerships would have sold apartment properties to the apartment REIT. The complaint sought an accounting of information regarding the apartment REIT matter, an unspecified amount of damages and the removal of our sponsor as general partner of the partnerships that would have participated in the sale of properties. In August 1994, the court granted our sponsor's motion to dismiss, finding that the plaintiffs lacked standing to bring the case individually. The plaintiffs were granted leave to file an amended complaint. Thereafter, in August 1994, six investors filed an amended complaint, purportedly on behalf of a class of other investors, and derivatively on behalf of six limited partnerships of which our sponsor is the general partner. The derivative counts sought damages from our sponsor for alleged breach of fiduciary duty and breach of contract, and assert a right to an accounting. Our sponsor filed a motion to dismiss in response to the amended complaint. The suit was dismissed in March 1995 with prejudice. The plaintiffs filed an appeal in April 1996. After the parties briefed the issue, arguments were heard by the Appellate Court in February 1997. In September 1997, the Appellate Court affirmed the trial court decision in favor of our sponsor.

PRIVATE PLACEMENT REAL ESTATE EQUITY PROGRAM

      WISCONSIN CAPITAL LAND FUND, L.P., an Illinois limited partnership, was formed in October 1992. The objectives were to invest in pre-development land in the Madison, Wisconsin area on an all-cash basis and realize appreciation of the land upon resale. The offering period for units in this privately offered partnership began in October 1992 and ended on June 14, 1993 with the maximum amount, $2,275,000, raised. This fund bought seven parcels of land in the Madison, Wisconsin area with the proceeds of the offering.

      On October 1, 1997, Parcel 6 located in Windsor, Wisconsin, was sold for $566,597 which is equal to 191% of the original parcel capital. Investors received a $375,000 distribution from this sale.

      On March 19, 1998, the fund sold parcels 3 and 7 for a total of $2,150,000, of which $1,900,000 was distributed to investors.

      On January 5, 1999, parcels 1 and 4 were sold for $1,325,000 and investors received a $1,137,500 distribution.

      The fund has sold all 63 of the improved lots in Parcel 5 in the Village of Mt. Horeb for total gross sale proceeds of $2,361,750. Through December 31, 2001, $467,500 from lot sales has been distributed to investors.

      Through March 31, 2002, investors have received $1,705 for every $1,000 invested or a total of $3,880,000 in distributions. The partnership has one remaining asset consisting of 60.876 acres in the Madison, Wisconsin area.

PRIVATE PLACEMENT MORTGAGE AND NOTE PROGRAMS

      During 1992 and in 1993, Inland Real Estate Investment Corporation or its affiliates sponsored eight private placement securities offerings, including seven mortgage and note programs. These are described below.

      TRIPLE SECURITY FUND, L.P., an Illinois limited partnership, was formed in May 1992. The principal investment objectives of the partnership were to invest in participations in third-party mortgage loans owned by an affiliate of our sponsor and return investors' capital within five years. In addition, the partnership aimed to provide a 10% annual return on invested capital during the life of the partnership. The return of capital and the 10% annual return were guaranteed by our sponsor. The offering period for interests in this privately offered partnership began in May 1992 and ended in June 1992 with the maximum amount of $3,000,000 raised. All of the offering proceeds were used to invest in participations in 14 wraparound mortgage loans and first mortgage loans, secured by condominium, multi-family residential and commercial properties located in the Chicago metropolitan area. Limited partners received their first monthly cash distribution in July 1992. Cash distributions to limited partners through September 30, 1996 totaled $4,294,216, of which $1,226,419 was from operations, $67,797 was subsidy income from Inland Real Estate Investment Corporation, pursuant to the guarantee for that program, and $3,000,000 was a return of capital resulting from a payoff by the affiliate. This partnership was completed in 1996.

      10% INCOME FUND, L.P., an Illinois limited partnership offering investments in promissory notes, was formed in May 1992. The offering period for the purchase of notes began in May 1992 and ended in June 1992 with the maximum amount of $2,000,000 raised. Notes with a term of five years and providing a 10% annual return for the first four years and 10.5% in the fifth year were issued by the partnership. The return of capital to noteholders and the specified annual returns were guaranteed by our sponsor. This fund invested in loans made to an affiliate of our sponsor, which were secured by collateral assignments of third-party mortgage loans owned by the affiliate. Noteholders received their first monthly interest distribution in July 1992. Cash distributions to noteholders through November 30, 1996 totaled $2,878,335, of which $861,051 was interest earnings, $17,284 was from working capital reserves, and $2,000,000 was a return of capital resulting from a payoff by the affiliate. This partnership was completed in 1996.

      9% INCOME JUNIOR MORTGAGE FUND, L.P., an Illinois limited partnership, was formed in July 1992. The principal investment objectives of the partnership were to invest in third-party junior mortgage loans owned by an affiliate of Inland and thereby return investors' capital within six years, and to provide a 9% annual return on invested capital during the life of the partnership. The return of capital and the 9% annual return were guaranteed by our sponsor. The offering period for interests in this privately offered partnership began in July 1992 and ended in September 1992 with the maximum amount of $1,000,000 raised. All of the offering proceeds were invested in third-party junior mortgage loans owned by the affiliate, secured by condominium, multi-family residential and commercial properties located in the Chicago metropolitan area. Limited partners received their first monthly cash distribution in September 1992. Cash distributions through October 30, 1998 totaled $1,512,765, of which $512,765 was interest earnings and $1,000,000 was a return of capital. This partnership was completed in 1998.

      INLAND EMPLOYEE APPRECIATION FUND, L.P., an Illinois limited partnership offering investments in promissory notes, was formed in December 1992. The offering period for the purchase of notes began in December 1992 and ended in February 1993 with the maximum amount of $400,000 raised. This fund only offered notes to Illinois residents who were employees of our sponsor and its affiliates. The partnership issued notes with a term of four years and providing 10% annual interest. Our sponsor guaranteed the return of capital to noteholders and the specified annual return. This fund invested in a loan made to an affiliate of our sponsor which was secured by collateral assignments of third-party investor loans owned by the affiliate. Noteholders received their first monthly interest distribution in March 1993. Cash distributions through May 31, 1996 totaled $502,198, of which $99,769 was interest earnings and $2,429 was subsidy income from our sponsor, pursuant to the guarantee for that program. The balance of $400,000 was a return of capital. This partnership was completed in 1996.

      9% MONTHLY CASH FUND, L.P., an Illinois limited partnership offering investments in promissory notes to accredited investors, was sponsored by our sponsor in February 1993. The offering period for this program began February 1, 1993 and ended on May 17, 1993, when the maximum amount of $4,000,000 was raised. The partnership issued notes maturing August 1, 1999 and providing a 9% annual return. This fund invested in loans made to an affiliate of our sponsor secured by collateral assignments of third party mortgage loans owned by the affiliate. Our sponsor guarantees the return of capital to noteholders and the 9% annual return. Cash distributions through September 30, 1999 totaled $6,291,146, of which $2,291,146 was interest earnings and $4,000,000 was a return of capital. This partnership was completed in August 1999.

      9% MONTHLY CASH FUND II, L.P., was an Illinois limited partnership offering investments in promissory notes to accredited investors, with investment objectives identical to those of 9% Monthly Cash Fund, L.P. Our sponsor sponsored it in April 1993. The offering period for this program began April 5, 1993 and ended July 23, 1993, with the maximum amount of $4,000,000 raised. The partnership issued notes maturing February 1, 2000 that provided a 9% annual return. The partnership invested in a loan made to an affiliate of our sponsor secured by collateral assignments of third-party mortgage loans owned by the affiliate. Our sponsor guarantees the return of capital to noteholders and the 9% annual return. Cash distributions through March 31, 2000 totaled $6,417,653, of which $2,417,653 was interest earnings and $4,000,000 was a return of capital. This partnership was completed in February 2000.

      IMC NOTE ISSUE #2 1993, offering investments in promissory notes was sponsored by Inland Mortgage Corporation, an Illinois corporation and an affiliate of our sponsor, in July 1993. The offering period for this program began August 25, 1993 and closed on June 13, 1994 after raising $6,800,000. Inland Mortgage Corporation issued notes maturing December 31, 2003, providing for interest at the rate of 8% per annum with 100% return of principal guaranteed by our sponsor. Proceeds of the offering have been used to invest in a mortgage loan secured by an apartment property in Manchester, New Hampshire, owned by an affiliate of our sponsor. Investors may also receive additional income dependent on the future sale of the property. Inland Mortgage Corporation made an initial distribution to investors of escrow interest totaling $13,685 in November 1993. Cash distributions through March 31, 2002 totaled $4,467,581, of which $4,448,125 was interest earnings and $19,456 was subsidy income from our sponsor pursuant to the guarantee for that program.

      INLAND CONDOMINIUM FINANCING FUND, L.P., an Illinois limited partnership offering investment in promissory notes, was sponsored by our sponsor in December 1993. The offering period for this program began December 15, 1993 and closed on June 30, 1994. This partnership offered notes in the principal amount of $1,031,000 maturing July 1, 2001, with interest at the rate of 10% per annum and 100% return of principal guaranteed by our sponsor. The proceeds of the offering were used to make unsecured loans to limited partnerships which are affiliates of our sponsor, for the purposes of paying expenses relating to the conversion of apartment properties owned by those partnerships to condominiums, and conducting condominium unit sales and other partnership expenses. Cash distributions began in March 1994. Distributions through November 17, 1997 totaled $1,411,617, of which $380,617 was interest earnings and $1,031,000 was a return of capital. This partnership was completed in 1997.

LOAN MODIFICATIONS AND WORK-OUTS

      Between 1990 and December 31, 1997, 37 Inland-sponsored partnerships owning 24 properties ceased making debt service payments to unaffiliated lenders which held the underlying financing on the properties. The objective was to reduce or restructure the debt to levels commensurate with the levels of performance of the operating properties. Six of these partnerships, namely 14 W. Elm Limited Partnership, 1445 North State Parkway Limited Partnership, 5600 Sheridan Limited Partnership, 5630 Sheridan Limited Partnership, 6030 Sheridan Limited Partnership and Oak Brook Commons Limited Partnership, transferred their original asset to a new partnership which was 100% owned by the old partnership. Our sponsor believed that the new partnerships were better positioned to accomplish a work-out with the lender. In connection with the transfers of three of these properties to the new partnerships discussed above, the lender holding the first mortgages on these properties filed a separate proceeding against the general partner and its affiliates, claiming contractual interference and other allegations. The lender withdrew the complaint as part of a final settlement reached in February 1993.

      Each of these new partnerships, and 1036 N. Dearborn Limited Partnership, filed for financial reorganization in federal court. These filings were extensions of negotiations with the lenders, with the objective of reducing or restructuring the debt on the properties owned by the partnerships. In the case of the filings by each of the new partnerships owned by 1445 North State Parkway Limited Partnership, 5600 Sheridan Limited Partnership and 5630 Sheridan Limited Partnership, the reorganization proceedings were dismissed after each lender approved a tax-deferred exchange transaction between the new partnership and an unaffiliated third party. The general partner of the 1036 North Dearborn Limited Partnership was able to purchase the debt encumbering that property at a discount from the lender and the filing for reorganization of that partnership was dismissed. The 1036 North Dearborn property was subsequently refinanced with a third-party lender and then sold to a third party.

      The new partnerships owned by the 14 W. Elm, 6030 Sheridan and Oak Brook Commons Limited Partnerships participated with the general partner, its affiliates and 16 other affiliated limited partnerships, all of whose properties were subject to first-mortgage loans from the same third-party lender, in a settlement agreement with that lender. Under the terms of the settlement agreement, the 16 other affiliated limited partnerships, none of which were in default on their mortgage loans, provided additional security to the lender with respect to each of their loans by transferring administration of property tax escrow accounts to the lender. The transfer of the escrow accounts had no financial impact on the 16 partnerships. Five of the 16 other partnerships also obtained favorable loan modifications from the lender.

      The lender for the new partnership owned by the 14 W. Elm Limited Partnership cooperated in a tax-deferred exchange of the partnership's real estate asset. That partnership assigned its interest in its property, subject to the existing indebtedness, to an unaffiliated third party in exchange for an assignment of the unaffiliated third party's interest in another property, subject to indebtedness in a principal amount similar to the amount of debt on the 14 W. Elm property. The goal of this transaction was to avoid the creation of any current income tax liability to the partnership or its limited partners. As a result of this tax-deferred exchange, the 14 W. Elm Limited Partnership owns a net-lease commercial property secured by a long-term lease with a creditworthy tenant. The debt service on the indebtedness used to acquire the exchange property is in the form of fully amortizing payments over the term of the store lease, with the net-lease payments received from the tenant equal to the required debt service payments. Therefore, there is no possibility of cash flow distributions to the limited partners. However, the partnership expects equity accumulation through the amortization of the loan and, therefore, a distribution to the limited partners upon the disposition of the exchange property. Our sponsor believes that the limited partners of the 14
W. Elm Limited Partnership are in a better position to realize a return of their capital investment through the ultimate disposition of the exchange property.

      The lender for the new partnership owned by the Oak Brook Commons Limited Partnership acquired the property through foreclosure. The general partner has supplied the Oak Brook Commons Limited Partnership with a new property, an ownership interest in a retail store in Marshall, Minnesota, leased on a triple-net-lease basis by Wal-Mart Stores, Inc.

      The lender of the new partnership owned by the 6030 Sheridan Limited Partnership agreed to permit a tax-deferred exchange of the partnership's property, similar to that completed by the 14 W. Elm Limited Partnership. Subsequently the lender sold its mortgage to an unaffiliated party who then acquired the property. The new partnership acquired a replacement property similar to that acquired by the 14 W. Elm Limited Partnership, and the property was conveyed to the 6030 Sheridan Limited Partnership.

      Of the original partnerships discussed above, Mr. Daniel L. Goodwin, a director and chairman and president of The Inland Group, and a director of our sponsor, served as individual general partner of all but the Oak Brook Commons Limited Partnership. Mr. G. Joseph Cosenza, a director and a vice chairman of The Inland Group, served as individual general partner for Oak Brook Commons Limited Partnership. Prior to the filing for reorganization, and as part of the reorganization strategy, Mr. Cosenza left his position as individual general partner of the Oak Brook Commons Limited Partnership. Mr. Goodwin did the same for all the others except the 1036 N. Dearborn Limited Partnership, for which he continues to serve as individual general partner. Counsel recommended these actions to reduce delay in the reorganization efforts. The corporate general partner of each partnership has continued the business of each of the partnerships which the individual general partners left.

      Four of the 37 Inland-sponsored partnerships described in the first paragraph of this section owned four adjacent office buildings in Park Ridge, Illinois. These four operating partnerships were, in turn, owned by 21 other Inland-sponsored partnerships. These had sold their original real estate assets and reinvested a portion of the proceeds from those sales in ownership units in the four operating partnerships. In 1991, the lenders which held the first mortgages encumbering the four office buildings acquired the deeds to the properties in lieu of foreclosure. The four operating partnerships were subsequently liquidated. The general partner of the 21 partnerships which had owned the four operating partnerships arranged to transfer to each of the 21 partnerships ownership interests in five net-lease commercial properties that had long-term leases with creditworthy tenants. The debt service on the indebtedness used to acquire the commercial properties consists of principal and interest payments which fully amortize the indebtedness over the term of the store leases, with the net-lease payments received from the tenants equal to the required debt service payments. Therefore, there is no possibility of cash flow distributions to the limited partners in the 21 partnerships. However, the expectation exists for equity accumulation through the amortization of the loan and, therefore, a future distribution to the limited partners upon the disposition of the commercial properties. The 21 partnerships experienced minimal adverse tax consequences from the liquidation of the four operating partnerships and their receipt of the ownership interests in the commercial properties. Our sponsor believes that the limited partners of the 21 partnerships are now positioned to realize a return of their capital investment through the ultimate disposition of the commercial properties.

      Tax-deferred exchanges of the partnerships' properties were accomplished as described above for the 900 DeWitt and the Hoffman Ridge Limited Partnerships, two of the 37 limited partnerships mentioned in the first paragraph of this section. The partnerships acquired net-lease commercial properties.

Subsequent to the exchanges, the 900 DeWitt and Hoffman Ridge properties were acquired by the first-mortgage lenders whose loans were secured by those properties.

      The Park Colony Limited Partnership, one of the 37 limited partnerships mentioned in the first paragraph of this section, defaulted on a loan secured by a second mortgage against the Park Colony property. The lender which owned the second-mortgage loan purchased the position of the lender which had funded the first mortgage loan secured by the property. The lender then sold the debt, at a substantial discount, to an affiliate of the general partner of Park Colony Limited Partnership, and all legal actions associated with the loan default were dismissed. The partnership then refinanced the debt at the lower principal amount, retiring the debt owned by the affiliate. Our sponsor believes that this debt reduction is a significant benefit to the partnership, which is now better positioned to realize its investment objectives.

      In 1990, the Inland New England Limited Partnership, acting as nominee for 14 Florida limited partnerships which own the Sunset Ridge Apartments in Manchester, New Hampshire, ceased making payments on the bond financing for that property, which bonds were issued by the New Hampshire Housing Finance Authority. In August 1993, an affiliate of the general partner for those partnerships purchased at a substantial discount the bonds and the interests of two savings and loan associations which had acted as bond credit-enhancers. The partnerships which own the property obtained refinancing funds to pay off the bonds and the amounts due to the affiliate under the credit-enhancement instruments for approximately the discounted price paid by the affiliate.

      In April 1993, the West Haven Limited Partnership ceased making payments on the first mortgage loan for that partnership's property. The general partner attempted to negotiate with the lender to modify the terms of the loan to a level commensurate with the operating performance of the West Haven property, but they could not reach an agreement. The lender and the general partner completed a tax-deferred exchange and the partnership acquired an interest in a net-lease commercial property. The West Haven property was subsequently acquired by the lender whose loan was secured by a first mortgage against the property.

      In the case of the other partnerships referred to in the first paragraph of this section, subsequent to the acquisition of net-leased commercial properties via tax-deferred exchanges, the Townsgate, Riverdale, Northwoods and Bridgeview properties were acquired by the first-mortgage lenders whose loans were secured by the properties. The first mortgage lender acquired the Covington Associates and Westbrooke Limited Partnerships' tax-deferred exchange property, Townsgate II. The two partnerships acquired net-lease commercial properties via second tax-deferred exchanges. In the case of the Bensenville Industrial Limited Partnership, after the acquisition of a replacement net-lease commercial property, the first mortgage lender whose loan was secured by the property acquired the Bensenville property.

      In addition, the corporate general partner of the Walton Place Limited Partnership and the Barrington Lakes Limited Partnership settled litigation with the lenders for those properties which resulted in the transfer of the properties and an agreement by the partnerships to make cash settlements to the lenders. In each case, the litigation resulted after the partnership ceased making debt service payments in an effort to bring about a renegotiation of the terms of the financing. The lenders agreed to permit a tax-deferred exchange of the partnerships' respective properties.

      In January 1995, the Timberlake Limited Partnership stopped making payments on the first mortgage loan for that partnership's property. Our sponsor attempted to negotiate with the lender to modify the terms of the loan to a level appropriate to the operating performance of the Timberlake property, but they could not reach an agreement. In August 1996, Inland Real Estate Investment Corporation initiated a tax-deferred exchange whereby first the partnership acquired an interest in a net-lease commercial property and then the lender, whose loan is secured by a first mortgage against the commercial property, acquired the Timberlake property.

      In October 1996, two limited partnerships owning contiguous apartment buildings in south suburban Chicago stopped making payments on their respective Housing and Urban Development-insured first mortgage loans. The Chateaux Versailles and Marseilles Limited Partnerships, through their general partner, were trying to negotiate with Housing and Urban Development, as mortgagee, to modify the terms of the loans to levels appropriate to the operating performance of the properties. As of June 30, 1999, an agreement had been reached and the partnerships have started making mortgage payments again.

EFFECTS OF PROPERTY EXCHANGES ON INVESTORS

      The Inland Group and its affiliates have used a strategy of tax-deferred property exchanges to mitigate the adverse effects of 1986 tax law changes and the weakening of apartment markets in the late 1980s on Inland's tax-shelter private partnerships as well as the investors in those partnerships. Otherwise, the loss of deficit-producing properties to foreclosure would have resulted in the loss of investors' capital, in addition to substantial income tax liability for those investors. Through the exchange program, deficit-producing apartment properties have been disposed of, net-leased retail properties have been acquired, and most tax liability continues to be deferred. Gradually, by means of the amortization of debt secured by the new, net-leased properties owned by these partnerships, the partnerships and their investors are rebuilding equity which may be realized upon the future sale or refinancing of these properties. The Inland Group and its affiliates continue to defer tax liability, one of the primary investment objectives of these tax-shelter partnerships. However, the investors in these partnerships are not receiving any cash flow. In addition, the tax-deferred exchanges have lengthened the expected term of these partnerships. If and when the net-leased properties are sold or refinanced, there is no assurance that investors will realize any profit or a complete return of capital. Because the duration of these partnerships has been extended, when the net-leased properties are sold or refinanced, the annual rate of appreciation realized by investors, if any, will be less than if the tax law had not been changed and apartment markets had not declined in the late 1980s.

ADDITIONAL INFORMATION

      Except for re-acquisitions of previously owned properties upon default by the purchaser, the transfer of a defaulted loan, the tax-deferred property exchange and the disputes with lenders described herein, there have been no further major adverse business developments or conditions experienced by these prior partnerships which would be material to investors in our shares.

      Upon written request, you may obtain, without charge, the most recent annual report on Form 10-K filed with the Securities and Exchange Commission by any public program sponsored by any affiliate of The Inland Group which has reported to the Securities and Exchange Commission within the last 24 months. Copies of any exhibits to such annual reports will be provided, upon request, for a reasonable fee.

SUMMARY TABLES

      The following summary tables describe information concerning the prior programs discussed above through March 31, 2002.

      Affiliates of The Inland Group formed Inland Capital Fund, L.P. and Wisconsin Capital Land Fund, L.P. as pure capital appreciation investments. No current return from rents or interest was contemplated or available because capital was invested in non-income producing vacant land parcels. Limited partners receive distributions on an irregular basis, only as a result of a sale of the vacant land parcels. These distributions consist of both the return of the invested capital amount allocated to the purchase of the parcel or parcels sold plus the profit on the involved parcels as measured by the sale price, net of costs of the sale, minus the fully loaded purchase price, or allocated capital. The method of measuring return on investment to date is on a sold parcel by parcel basis as follows:

                                                                                                                 AVERAGE ANNUAL
                                                                                                                    RETURN ON
                                                                                                                ALLOCATED CAPITAL
                    NET SALES                  FULLY LOADED                                  GROSS RETURN %       (GROSS RETURN
                    PRICES OF                 PURCHASE PRICE             NET PROFITS ON           (NET          %/AVERAGE NUMBER
                   PARCELS SOLD            (ALLOCATED CAPITAL OF         PARCELS SOLD TO    PROFIT/ALLOCATED   OF YEARS OF CAPITAL
        FUND         TO DATE       LESS    PARCELS SOLD TO DATE)    =         DATE              CAPITAL)            INVESTED)
----------------------------------------------------------------------------------------------------------------------------------
Inland Capital
Fund, L.P.         19,055,000                   10,226,000                  8,829,000            86%                    8.42%

Wisconsin Land      4,137,818                    2,016,614                  2,121,204            105.00%               11.69%
Fund, L.P.

                  CUMULATIVE DISTRIBUTIONS TO LIMITED PARTNERS

                                                                                                           RETURN ON
                                         CAPITAL                    =    RETURN OF     =    RETURN ON     INVESTMENT
                                         RAISED          TOTAL           INVESTMENT         INVESTMENT     PER YEAR
---------------------------------------------------------------------------------------------------------------------
Triple Security Fund, L.P.              3,000,000      4,294,216          3,000,000          1,294,216       10.00%

Employee Appreciation Fund, L.P.*         400,000        502,198            400,000            102,198       10.00%
Inland Condominium Financing Fund,
L.P.                                    1,031,000      1,411,617          1,031,000            380,617       10.00%
10% Income Fund, L.P.                   2,000,000      2,878,335          2,000,000            878,335       10.00%
9% Income Junior Mortgage Fund,
L.P.*                                   1,000,000      1,512,708          1,000,000            512,708        9.00%
9% Monthly Cash Fund, L.P.              4,000,000      6,291,146          4,000,000          2,291,146        9.00%
9% Monthly Cash Fund II, L.P.           4,000,000      6,417,653          4,000,000          2,417,653        9.00%
IMC Note Issue #2 1993                  6,800,000      4,467,581                  0          4,467,581        8.00%

*     Returns of Capital prior to Final Distribution.


            [THE BALANCE OF THIS PAGE WAS INTENTIONALLY LEFT BLANK.]

                                   MANAGEMENT

INLAND AFFILIATED COMPANIES

      The Inland Group companies make up a fully-integrated real estate and financial organization, providing property management, leasing, marketing, acquisition, disposition, development, redevelopment, syndication, renovation, construction, finance and other related services. The Inland Group was started by a group of Chicago school teachers in 1967, and incorporated the following year. The founders of The Inland Group all remain actively involved in overseeing these companies. The businesses of The Inland Group and its affiliates are still centered in the Chicago metropolitan area. Over the past 35 years, The Inland Group and its affiliates have experienced significant growth. Inland in the aggregate was ranked by Crain's Chicago Business as the 43rd largest privately held business group headquartered in the Chicago area in April 2002. Among the affiliates of The Inland Group is the largest property management firm in Illinois and one of the largest commercial real estate and mortgage banking firms in the Midwest.

      The Inland Group and its affiliates have over 800 employees. The senior management includes executives of The Inland Group and its affiliates. Our management personnel have substantial experience in a full range of real estate services. Our top seven senior executives have an average of over 25 years experience in the real estate industry.

      Our advisor and managing dealer are affiliates of The Inland Group. The relevant skills and experience of each of The Inland Group affiliated companies, developed over the course of over 35 years in business, primarily in the Chicago metropolitan area, is available to us in the conduct of our business.

      As of December 31, 2001, our sponsor, Inland Real Estate Investment Corporation, is the general partner of limited partnerships which own in excess of 6,335 acres of pre-development land in the Chicago area, as well as 8,860,531 square feet of retail property in Chicago and nationwide.

      The Inland Group affiliated companies developed expertise in real estate financing as they bought and sold properties over the years. Since its incorporation in 1977, Inland Mortgage Corporation has originated more than $3.5 billion in financing, including loans to third parties and affiliated entities.

      Inland Mortgage Investment Corporation and Inland Mortgage Servicing Corporation were incorporated in 1990, delineating the functions and duties associated with financing. As of December 31, 2001, Inland Mortgage Investment Corporation owned a $73,997,147 loan portfolio, and Inland Mortgage Servicing Corporation serviced a loan portfolio of 419 loans exceeding $1,308,000,000.

      As of December 31, 2001, The Inland Property Management Group, Inc. and its affiliates manage approximately 13,000 multi-family units, principally located in the Chicago metropolitan area. Inland Property Management Group believes this is more than any other firm in that market. In December 2001, they were ranked by Crain's Chicago Business as the 23rd largest commercial property management firm in the six-county Chicago area based on its 9.5 million square feet of commercial properties managed at the end of 2001. The management agent was incorporated in 1998 to segregate responsibility for management of our properties from Inland Property Management Group's growing management portfolio of retail properties. The management agent will be responsible for collecting rent, leasing and maintaining the retail properties it manages. These properties are primarily intended to be our properties in our primary geographical area of investment. The management agent is owned primarily by individuals who are affiliates of The Inland Group.

      Currently, Southeast Property Management Company manages approximately
3.5 million square feet of retail property, of which approximately 3.3 million square feet are our properties and .2 million square feet are properties belonging to affiliates. Inland Southern Management LLC currently manages approximately 5.1 million square feet, all of which belongs to us.


      Inland Property Management Group and its affiliates are responsible for collecting rent and leasing and maintaining the retail properties which they manage. As of December 31, 2001, a substantial portion of the portfolio of Inland Property Management Group and its affiliates, approximately 8,208,253 square feet, consists of properties leased on a triple-net lease basis to creditworthy tenants. This means that the tenant operates and maintains the property and pays rent which is net of property taxes, insurance and operating expenses.

      Inland Real Estate Acquisitions, Inc., another company affiliated with The Inland Group, has extensive experience in acquiring real estate for investment. Over the years, it and its affiliates have acquired over 1,025 properties.

      See also "Prior Performance of our Affiliates" and Appendix A -- "Prior Performance Tables" for information concerning over $722,000,000 raised from over 22,000 investors in connection with one other REIT, one other public real estate equity program, one private real estate equity program and eight private placement mortgage and note programs sponsored by The Inland Group affiliated companies during the 10-year period ending March 31, 2002, and the prior performance of those programs.

      The following sets forth information with respect to the directors and principal executive officers of The Inland Group:

NAME                                     Age*        Position and office with The Inland Group
--------------                          ------   -------------------------------------------------
Daniel L. Goodwin...................      58     Chairman, president and director
Robert H. Baum......................      58     Vice chairman, executive vice president-general
                                                 counsel and director
G. Joseph Cosenza...................      58     Vice chairman and director
Robert D. Parks.....................      58     Director

----------
* As of January 1, 2002

Messrs. Goodwin, Baum, Cosenza and Parks were the founders of Inland.

      DANIEL L. GOODWIN is a director, chairman of the board and president of Inland. He has been with The Inland Group and its affiliates since 1968 and is one of our original principals.

      Mr. Goodwin has served as director of the Avenue Bank of Oak Park, as director of the Continental Bank of Oak Brook Terrace and as chairman of the Bank Holding Company of American National Bank of DuPage. Currently, he is the chairman of the board of Inland Mortgage Investment Corporation, one of The Inland Group's affiliated companies.

      Housing. Mr. Goodwin has been in the housing industry for more than 28 years and has demonstrated a lifelong interest in housing-related issues. He is a licensed real estate broker and a member of the National Association of Realtors. Mr. Goodwin has developed thousands of housing units in the Midwest, New England, Florida and the Southwest. He is also the author of a nationally recognized real estate reference book for the management of residential properties.

      Mr. Goodwin has served on the board of the Illinois State Affordable Housing Trust Fund for the past six years and was recently appointed to serve once again by Governor George Ryan. He is an advisor for the Office of Housing Coordination Services of the State of Illinois, and a member of the Seniors Housing Committee of the National Multi-Housing Counsel. He was appointed chairman of the Housing Production Committee for the Illinois State Affordable Housing Conference by former Governor Jim Edgar. He also served as a member of the Cook County Commissioner's Economic Housing Development Committee, and he was the chairman of the DuPage County Affordable Housing Task Force. The 1992 Catholic Charities Award was presented to Mr. Goodwin for his work in addressing affordable housing needs. The City of Hope designated him as the Man of the Year in 1980 for the Illinois construction industry. In 1989, the Chicago Metropolitan Coalition on Aging presented Mr. Goodwin with an award in recognition of his efforts in making housing more affordable to Chicago's senior citizens. In 1995, PADS, Inc. (Public Action to Deliver Shelter) presented Mr. Goodwin with the affordable housing award, recognizing Inland as the leading corporate provider of transitional housing for the homeless people of DuPage County. Mr. Goodwin also serves as chairman of New Directions Housing Corporation, a leading provider of affordable housing in northern Illinois.

      Education. Mr. Goodwin is a product of Chicago-area schools and obtained his Bachelor's and Master's Degrees from Illinois Universities. Following graduation, he taught for five years in the Chicago Public Schools. His commitment to education has continued through his work with the BBF Family Services' Pilot Elementary School in Chicago and the development of the Inland Vocational Training Center for the Handicapped located at Little City in Palatine, Illinois. He personally established an endowment which funds a perpetual scholarship program for inner-city disadvantaged youth. In 1990, he received the Northeastern Illinois University President's Meritorious Service Award. Mr. Goodwin holds a Master's Degree in Education from Northern Illinois University, and in 1986, he was awarded an Honorary Doctorate from Northeastern Illinois University College of Education. More than 12 years ago, under Mr. Goodwin's direction, Inland instituted a program to educate the disabled about the workplace. Most of those original students are still employed at Inland today, and Inland continues as one of the largest employers of the disabled in DuPage County. Mr. Goodwin has served as a member of the Board of Governors of Illinois State Colleges and Universities, and he is currently vice-chairman of the board of trustees of Benedictine University. He was elected chairman of the Northeastern Illinois University Board of Trustees in January 1996.

      Acknowledgments. In 1988, he received the Outstanding Business Leader Award from the Oak Brook Jaycees and has been the general chairman of the National Football League Players Association Mackey Awards for the benefit of inner-city youth. He served as the recent chairman of the Speakers Club of the Illinois House of Representatives. In March 1994, he won the Excellence in Business Award from the DuPage Area Association of Business and Industry. Additionally, he was honored by Little Friends in 1995 for rescuing their Parent-Handicapped Infant Program when they lost their lease. He was the recipient of the 1995 March of Dimes Life Achievement Award and was recognized as the 1997 Corporate Leader of the Year by the Oak Brook Area Association of Commerce and Industry. The Ray Graham Associates for People with Disabilities honored Mr. Goodwin as the 1999 Employer of the Year. Also in 1999, the YWCA DuPage District bestowed the Corporate Recognition Award for Inland's policies and practices that demonstrated a commitment to the advancement of women in the workplace.

      ROBERT H. BAUM has been with The Inland Group and its affiliates since 1968 and is one of the four original principals. Mr. Baum is vice chairman and executive vice president-general counsel of The Inland Group. In his capacity as general counsel, Mr. Baum is responsible for the supervision of the legal activities of The Inland Group affiliated companies. This responsibility includes the supervision of The Inland Group Law Department and serving as liaison with outside counsel. Mr. Baum has served as a member of the North American Securities Administrators Association Real Estate Advisory Committee and as a member of the Securities Advisory Committee to the Secretary of State of Illinois. He is a member of the American Corporation Counsel Association and has also been a guest lecturer for the Illinois State Bar Association. Mr. Baum has been admitted to practice before the Supreme Court of the United States, as well as the bars of several federal courts of appeals and federal district courts and the State of Illinois. He is also an Illinois licensed real estate broker. He has served as a director of American National Bank of DuPage and currently serves as a director of Westbank. Mr. Baum also is a member of the Governing Council of Wellness House, a charitable organization that provides emotional support for cancer patients and their families.

      G. JOSEPH COSENZA has been with The Inland Group and its affiliates since 1968 and is one of the four original principals. Mr. Cosenza is a director and vice chairman of The Inland Group and oversees, coordinates and directs The Inland Group organization's many enterprises. In addition, Mr. Cosenza immediately supervises a staff of nine persons who engage in property acquisitions. Mr. Cosenza has been a consultant to other real estate entities and lending institutions on property appraisal methods.

      Mr. Cosenza received his B.A. Degree from Northeastern Illinois University and his M.S. Degree from Northern Illinois University. From 1967 to 1968, he taught in the LaGrange Illinois School District and, from 1968 to 1972, he served as assistant principal and taught in the Wheeling, Illinois School District. Mr. Cosenza has been a licensed real estate broker since 1968 and an active member of various national and local real estate associations, including the National Association of Realtors and the Urban Land Institute.

      Mr. Cosenza has also been chairman of the board of American National Bank of DuPage and has served on the board of directors of Continental Bank of Oak Brook Terrace. He is presently a director of Westbank in Westchester, Hillside and Lombard, Illinois.

      ROBERT D. PARKS has been with The Inland Group and its affiliates since 1968 and is one of the four original principals. He has been our chairman, chief executive officer, and an affiliated director since our formation in 1998. He is a director of The Inland Group as well as chairman of our sponsor. Mr. Parks is president, chief executive officer and a director of Inland Real Estate Corporation. He is a director of Inland Real Estate Advisory Services, Inc., Inland Investment Advisors, Inc., Partnership Ownership Corp., Inland Southern Acquisitions, Inc. and Inland Southeast Investment Corp. He is a director of our advisor, a director of Inland Securities Corporation and a trustee of Inland Mutual Fund Trust.

      Mr. Parks is responsible for the ongoing administration of existing investment programs, corporate budgeting and administration for our sponsor. He oversees and coordinates the marketing of all investments and investor relations.

      Prior to joining Inland, Mr. Parks was a school teacher in Chicago's public schools. He received his B.A. Degree from Northeastern Illinois University and his M.A. Degree from the University of Chicago. He is a registered Direct Participation Program Limited Principal with the National Association of Securities Dealers, Inc. He is also a member of the Real Estate Investment Association, the Financial Planning Association, the Foundation for Financial Planning, as well as a member of the National Association of Real Estate Investment Trusts, Inc.

OUR GENERAL MANAGEMENT

      We operate under the direction of our board of directors. Our board is responsible for the overall management and control of our affairs.

OUR DIRECTORS AND EXECUTIVE OFFICERS

      The following table sets forth information with respect to our directors and executive officers. The biography of Mr. Parks, who has been our chairman, chief executive officer and an affiliated director since our formation, is set forth above under "--Inland Affiliated Companies" in this section:

NAME                           AGE*              POSITION AND OFFICE WITH US
-----------                   ------  -----------------------------------------------
Robert D. Parks.............    58    Chairman, chief executive officer and
                                      affiliated director
Barry L. Lazarus............    55    President, chief operating officer, affiliated
                                      director, treasurer and chief financial officer
Roberta S. Matlin...........    57    Vice president-- administration
Steven D. Sanders...........    52    Vice president-- acquisitions
Venton J. Carlston..........    44    Vice president-- controller
Scott W. Wilton.............    41    Secretary
Daniel K. Deighan...........    61    Independent director
Michael S. Rosenthal........    44    Independent director
Kenneth E. Masick...........    56    Independent director

----------
* As of January 1, 2002

      BARRY L. LAZARUS has been our president, chief operating officer and an affiliated director since our formation. He has been our treasurer and chief financial officer since June 1999. After a brief career in public accounting, Mr. Lazarus joined The Inland Group in 1973 as its original controller and was later promoted to treasurer. From 1973 to 1979, he supervised all corporate and partnership accounting and tax matters and managed corporate financial affairs. In 1979, Mr. Lazarus relocated to Phoenix, Arizona and formed The Butterfield Company, a development and contracting firm, while also serving as a consultant to investors in several commercial ventures. Between 1979 and 1987, The Butterfield Company successfully completed several projects in conjunction with national real estate firms, including The Inland Group. From 1988 until October 1990, Mr. Lazarus was vice president of finance for UDC Homes, Inc., then a New York Stock Exchange Company and the 20th largest home builder in the United States. His duties included obtaining financing for numerous development and construction projects in the southeastern and southwestern United States, as well as maintaining investor relations.

      Mr. Lazarus rejoined Inland in October 1990 and became president of Intervest Midwest Real Estate Corporation, then an affiliate of The Inland Group. He solely owns Wisconsin and Southern Land Company, Inc., of which he has been president and director since December 1993. Wisconsin and Southern Land Company, Inc., which has its office in Orlando, Florida, is a holding company that acquired Intervest from The Inland Group in 1994. Intervest, pursuant to a service agreement, previously provided property zoning, development and disposition services to Wisconsin Capital Land Fund, L.P., a private placement real estate equity program sponsored by our sponsor.

      Mr. Lazarus is president of Inland Shelter Group, LLC, Orlando, Florida, which was engaged in the development of apartment buildings in the state of Georgia through 1998. He received his B.B.A. degree from the University of Wisconsin, is a certified public accountant and holds real estate broker licenses in the states of Florida and Georgia.

      ROBERTA S. MATLIN has been our vice president of administration since our formation in 1998. Ms. Matlin joined Inland in 1984 as director of investor administration and currently serves as senior vice president of administration of our sponsor, directing its day-to-day internal operations. She was also vice president of administration of Inland Real Estate Corporation from March 1995 to July 2000. Ms. Matlin is a director of our sponsor and of our managing dealer. She is president and director of Inland Investment Advisors, Inc. and Intervest Southern Real Estate Corporation. She is a director of Partnership Ownership Corporation and a trustee of Inland Mutual Fund Trust. Until December 31, 2001, she was a director of Inland Apartment Acquisitions, Inc. Prior to joining Inland, she spent 11 years with the Chicago Region of the Social Security Administration of the United States Department of Health and Human Services. Ms. Matlin received her B.A. degree from the University of Illinois. She is registered with the National Association of Securities Dealers, Inc. as a general securities principal and investment advisor.

      STEVEN D. SANDERS has been our vice president of acquisitions since our formation. Mr. Sanders has been an officer of Inland Real Estate Acquisition, Inc., one of our affiliates, since 1993 and its senior vice president since 1997. He was president of Inland Southeast Property Management Corp. between May of 1998 and March of 2000. He has been involved in the real estate industry, continuously, since 1970. His real estate career began with Carlsberg Financial Corporation, in Los Angeles, California, a sponsor of national real estate limited partnerships that acquired office, industrial, multi-family, manufactured home parks and retail properties throughout the United States. As regional director of acquisitions, Mr. Sanders' responsibilities included identification, analysis, negotiations and closings of properties in the eastern United States, on behalf of Carlsberg Financial Corporation sponsored partnerships.

      In 1979 and 1980, Mr. Sanders worked for R&B Development, Los Angeles, California, as director of acquisitions for multi-family properties acquired for ultimate conversions to condominiums. In 1981, he formed Irvine Properties, Inc. which offered real estate consultation, brokerage and management services to local and national investors. In 1984, Mr. Sanders joined Univest Real Estate Corporation, Tampa, Florida, an affiliate of Inland, and spearheaded the acquisition of multi-family properties throughout the state of Florida.

      In 1988, he formed Florida Country Clubs, Inc., which acquired and operated three golf and country clubs located in Orlando, Florida. In 1991, Mr. Sanders acquired interests in additional golf and country clubs on the east and west coasts of Florida. In 1993, he rejoined Inland at its Oak Brook, Illinois headquarters with the primary responsibility of acquiring shopping centers for Inland Real Estate Corporation.

      VENTON J. CARLSTON has been our controller since June 2000 and was promoted to vice president--controller in January 2002. Mr. Carlston joined Inland Real Estate Investment Corporation in February 1986. In 1994, Mr. Carlston became controller of Inland Securities Corporation and assistant controller of Inland Real Estate Investment Corporation. He received his B.S. degree in accounting from Southern Illinois University. Mr. Carlston is a Certified Public Accountant and a member of the Illinois CPA Society.

      SCOTT W. WILTON has been our secretary since August 2000. Mr. Wilton joined The Inland Group in January 1995. He is assistant vice president of The Inland Real Estate Group, Inc. and assistant counsel with The Inland Real Estate Group law department. Mr. Wilton is involved in all aspects of our business, including real estate acquisitions and financing, securities law and corporate governance matters, leasing and tenant matters, and litigation management. He received B.S. degrees in economics and history from the University of Illinois at Champaign in 1982 and his law degree from Loyola University of Chicago, Illinois in 1985. Prior to joining The Inland Group, Mr. Wilton worked for the Chicago law firm of Williams, Rutstein, Goldfarb, Sibrava and Midura, Ltd., specializing in real estate and corporate transactions and litigation.

      DANIEL K. DEIGHAN has been one of our independent directors since September, 1998. He is an appraiser, who holds the MAI designation from the American Institute of Real Estate Appraisers (the predecessor to the Appraisal Institute), and has over 25 years of appraisal experience. He has testified as an expert witness in numerous counties throughout Florida, and in some courts in New York in eminent domain and other appraisal matters. Mr. Deighan is president of Florida Property Consultants Group, which has its office in Port St. Lucie, Florida. That firm is successor to Deighan Appraisal Associates, Inc. and its predecessors, which Mr. Deighan formed in 1971. Its business is the providing of expert appraisal, consulting and eminent domain services throughout Florida.

      Since February 1996, he has been vice-president of Southern Property Consultants, Inc., a firm which specializes in real estate tax appeals.

      Deighan Appraisal Associates, Inc. was honored as the "Business of the Year" in 1990 by the Port St. Lucie Chamber of Commerce. Mr. Deighan is past vice chairman of the Martin County Industrial Development Agency and a past president of the Tri-County Tec Foundation and the Economic Council of Martin County, Florida. He received his B.A. degree from Sienna College, Albany, New York.

      MICHAEL S. ROSENTHAL has been one of our independent directors since October, 1998. He is an attorney who has been in private practice since 1984. He has been a shareholder of the Atlanta, Georgia law firm of Wagner, Johnston & Rosenthal, P.C. since September 1996. From January 1991 through August 1996, Mr. Rosenthal was president and a shareholder of the Atlanta, Georgia law firm of Weinstein, Rosenthal & Tobin, P.C. That law firm's predecessor conducted business as a partnership under the name of Weinstein, Rosenthal & Tobin from 1986 through December 1990, and Mr. Rosenthal served as its managing partner. He represents primarily service industry clients, providing day-to-day business counseling and advice, and services in the areas of mergers and acquisitions, real estate acquisitions and financings, as well as litigation when necessary. Mr. Rosenthal received both his B.A. degree and his law degree from the University of Florida.

      KENNETH E. MASICK has been one of our independent directors since December, 1998. He has been a partner of Wolf & Company LLP, certified public accountants, since its formation in 1978. That firm, one of the largest in the Chicagoland area, specializes in audit, tax and consulting services to privately owned businesses. Mr. Masick currently is partner-in-charge of the firm's audit and accounting department and is responsible for the firm's quality control. His accounting experience also includes forecasts and projections, feasibility studies and due diligence activities on acquisitions.

      Mr. Masick has been in public accounting since his graduation from Southern Illinois University in 1967. He is also licensed as a General Securities Representative. Mr. Masick is a member of the American Institute of Certified Public Accountants and the Illinois CPA Society.

      He also serves as treasurer and director of Oak Brook Financial Group, Inc., a securities broker dealer firm. All of the mentioned entities with which Mr. Masick is affiliated have their offices in Oak Brook, Illinois.

COMMITTEES OF OUR BOARD OF DIRECTORS

      Audit Committee. Our bylaws provide that our board may designate an audit committee consisting of one or more directors, the majority of whom must be independent directors. Our board has designated the three current independent directors as the members of the audit committee. This committee met five times during 2001. The audit committee makes recommendations concerning the engagement of independent public accountants, reviews the plans and results of the audit engagement with the independent public accountants, approves professional services provided by, and the independence of, the independent public accountants, considers the range of audit and non-audit fees and consults with the independent public accountants regarding the adequacy of our internal accounting controls.

      Executive Committee. Our board may establish an executive committee consisting of one or more directors, the majority of whom must be independent directors. The executive committee would likely exercise all powers of the directors except for those which require actions by all of the directors or the independent directors under our charter or bylaws or under applicable law.

      Executive Compensation Committee. Our board may establish an executive compensation committee consisting of one or more directors, the majority of whom must be independent directors, to establish compensation policies and programs for our executive officers. The executive compensation committee will exercise all powers of our board in connection with establishing and implementing compensation matters, including incentive compensation and benefit plans.

      Development Committee. In connection with our desire to engage in the development of properties, we have formed a development committee. This committee consists of our principal executive officers and an independent director, as well as officers of other companies which are affiliates of our advisor. The development committee will examine and discuss the development of various properties.

      The Development Committee consists of the following:

            Barry L. Lazarus           Our president, chief operating officer, chief financial
                                       officer and affiliated director

            G. Joseph Cosenza          Vice chairman and director of The Inland Group, Inc.

            Daniel K. Deighan          One of our independent directors

            Robert D. Parks            Our chairman, chief executive officer and affiliated
                                       director

            Brenda Gujral              President, chief operating officer and director of
                                       Inland Securities Corporation and president, chief
                                       operating officer and director of Inland Real Estate
                                       Investment Corporation

            Steve Sanders              Vice president of acquisitions

COMPENSATION OF DIRECTORS AND OFFICERS

      We pay our independent directors an annual fee of $5,000 plus $500 for each meeting of the board or a committee of the board attended in person, a fee of $250 for each meeting of the board or a committee of the board attended by telephone, and reimbursement of their out-of-pocket expenses incurred. Our three independent directors, Daniel K. Deighan, Kenneth E. Masick and Michael S. Rosenthal, were each paid fees of $10,500 in 2001 for their services as independent directors. Our two other directors, Robert D. Parks and Barry L. Lazarus, do not receive any fees or other remuneration for serving as directors.

EXECUTIVE COMPENSATION

      With the exception of Barry L. Lazarus, our executive officers will not receive any compensation from us for their services as such officers. Other than Mr. Lazarus, our executive officers are officers of one or more of our affiliates and are compensated by those entities, in part, for their services rendered to us.

      Mr. Lazarus will receive an annual salary of $100,000 from us, and reimbursement for his out-of- pocket expenses incurred on our behalf. His "at will" employment is based on an oral agreement. Mr. Lazarus will devote most of his time to our business. Mr. Lazarus was paid $100,000 in 2001 for his services as our president, chief operating officer, treasurer and chief financial officer. Robert D. Parks, one of our officers, participated in deliberations with our board of directors regarding the compensation of Mr. Lazarus.

      The following table sets forth information regarding the annual compensation we paid to Mr. Lazarus during 1999, 2000 and 2001. No information is presented for years prior to 1999 because we did not pay Mr. Lazarus a salary until 1999.

     NAME AND POSITION            Year               Salary
------------------------     ---------------   ------------------
  Barry L. Lazarus,               2001             $ 100,000
    President, COO,               2000             $  35,000
    Treasurer, CFO                1999             $  26,250

INDEPENDENT DIRECTOR STOCK OPTION PLAN

      We have an independent director stock option plan under which non-employee directors, as defined under Rule 16b-3 of the Securities Exchange Act of 1934, are eligible to participate.

      We have authorized and reserved a total of 75,000 shares of our common stock for issuance under our independent director stock option plan. The number and type of shares which could be issued under the plan may be adjusted if we are the surviving entity after a reorganization or merger or if our stock splits, is consolidated or we are recapitalized. If this occurs, the exercise price of the options will be correspondingly adjusted.

      The independent director stock option plan provides for the grant of non-qualified stock options to purchase 3,000 shares to each independent director upon his or her appointment if they meet the conditions in the plan. The plan also provides for subsequent grants of options to purchase 500 shares on the date of each annual stockholder's meeting to each independent director then in office. However, options may not be granted at any time when the grant, along with the grants to be made at the same time to other independent directors, would exceed 10% of our issued and outstanding shares. We have granted options to purchase 4,500 shares at $9.05 per share to each of our three independent directors. The option price for subsequent options will be equal to the fair market value of a share on the last business day preceding the annual meeting of stockholders. The current option price is $9.05.

      One-third of the options granted following an individual initially becoming an independent director are exercisable beginning on the date of their grant, one-third will first become exercisable on the first anniversary of the date of their grant, and the remaining one-third will first become exercisable on the second anniversary of the date of their grant. All other options granted under the independent director stock option plan will become fully exercisable on the second anniversary of their date of grant.

      Options granted under the independent director stock option plan are exercisable until the first to occur of:

      -     the tenth anniversary of the date of grant;

      - the removal for cause of the independent director as an independent director; or

      - three months following the date the independent director ceases to be an independent director for any other reason except death or disability.

      The options may be exercised by payment of cash or through the delivery of common stock. They are generally exercisable in the case of death or disability for a period of one year after death or the disabling event, provided that the death or disabling event occurs while the person is an independent director. However, if the option is exercised within the first six months after it becomes exercisable, any shares issued pursuant to such exercise may not be sold until the six month anniversary of the date of the grant of the option. Notwithstanding any other provisions of the independent director stock option plan to the contrary, no option issued pursuant thereto may be exercised if such exercise would jeopardize our status as a REIT under the Internal Revenue Code.

      No option may be sold, pledged, assigned or transferred by an independent director in any manner otherwise than by will or by the laws of descent or distribution.

      Upon our dissolution, liquidation, reorganization, merger or consolidation as a result of which we are not the surviving corporation, or upon sale of all or substantially all of our property, the independent director stock option plan will terminate, and any outstanding unexercised options will terminate and be forfeited. However, holders of options may exercise any options that are otherwise exercisable immediately prior to the dissolution, liquidation, consolidation or merger. Additionally, our board may provide for any or all of the following alternatives:

      - for the assumption by the successor corporation of the options previously granted or the substitution by the corporation for the options covering the stock of the successor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and exercise prices;

      - for the continuance of the independent director stock option plan by such successor corporation in which event the independent director stock option plan and the options will continue in the manner and under the terms so provided; or

      - for the payment in cash or common stock in lieu of and in complete satisfaction of the options.

OUR ADVISOR

      Our advisor is an Illinois corporation and a wholly owned subsidiary of our sponsor. The following table sets forth information regarding the executive officers and directors of our advisor. The biographies of Messrs. Parks, Cosenza and Goodwin are set forth above under "-- Inland Affiliated Companies" and the biography of Mr. Wilton is set forth under "-- Our Directors and Executive Officers."

NAME                                Age*          Position and office with our advisor
----------                       ----------   --------------------------------------------
Robert D. Parks................      58       Director and president
G. Joseph Cosenza..............      58       Director
Daniel L. Goodwin..............      58       Director
Patricia A. Del Rosso..........      48       Vice president-- asset management
Ariella A. Middlebrook.........      38       Vice president-- controller
Catherine L. Lynch.............      42       Treasurer
Scott W. Wilton................      41       Secretary

----------
* As of January 1, 2002

      PATRICIA A. DEL ROSSO joined The Inland Group in 1985. Ms. Del Rosso is currently a senior vice president of our sponsor in charge of the asset management department, where she is responsible for developing operating and disposition strategies for properties owned by entities related to our sponsor. She has also been assistant secretary of Inland Real Estate Corporation since March 1995. Ms. Del Rosso received her B.S. degree from George Washington University and her master's degree from Virginia Tech University. She was selected and served from 1980 to 1984 as a presidential management intern, where she was part of a special government-wide task force to eliminate waste, fraud and abuse in government contracting, and also served as senior contract specialist responsible for capital improvements in 109 governmental properties. Ms. Del Rosso is a licensed real estate broker and National Association of Securities Dealers, Inc. registered securities sales representative and is a member of the Urban Land Institute.

      ARIELLA A. MIDDLEBROOK joined the Inland organization in February 2002 as vice president-controller of Inland Retail Real Estate Advisory Services, Inc. Prior to joining the Inland organization, from 1997 to 2001, Ms. Middlebrook was an officer of ILona Financial Group, the U.S. subsidiary of Irish Life & Permanent plc, the largest mortgage lending and life assurance institution in Ireland, where she served as vice president risk management and chief internal auditor. Ms. Middlebrook also worked ten years in the field of public accounting for KPMG LLP in their financial services assurance practice. She received her B.S. in accountancy from DePaul University. Ms. Middlebrook is a certified public accountant and a member of the American Institute of Certified Public Accountants and the Illinois CPA Society.

      CATHERINE L. LYNCH joined the Inland organization in 1989 and is the treasurer of our sponsor and our managing dealer. Ms. Lynch is responsible for managing the corporate accounting department of our sponsor. Prior to joining the Inland organization, Ms. Lynch worked in the field of public accounting for KPMG LLP since 1980. She is also treasurer of Inland Real Estate Investment Corporation, our sponsor, and director and treasurer of Inland Securities Corporation. She received her B.S. degree in accounting from Illinois State University. Ms. Lynch is a certified public accountant and a member of the American Institute of Certified Public Accountants and the Illinois CPA Society. She is registered with the National Association of Securities Dealers, Inc. as a financial operations principal.

OUR ADVISORY AGREEMENT

      Duties of our Advisor. Under the terms of our advisory agreement, our advisor generally has responsibility for our day-to-day operations. This includes the following:

      -     administering our bookkeeping and accounting functions;

      - serving as our consultant in connection with policy decisions to be made by our board, managing our properties or causing them to be managed by another party; and

      -     rendering other services as our board deems appropriate.

Our advisor is subject to the supervision of its board and has only such functions as are delegated to it by its board.

      Term of the advisory agreement. The advisory agreement has an initial term of one year and is renewable for successive one-year terms upon the mutual consent of the parties. It may be terminated by either party, by mutual consent of the parties or by a majority of the independent directors or the advisor, as the case may be, upon 60 days' written notice. If the advisory agreement is terminated, the advisor must cooperate with us and take all reasonable steps requested by our board to assist it in making an orderly transition of the advisory function.

      Compensation to advisor. The advisory agreement provides for the advisor to be paid:

      -     a property disposition fee; and

      - after the stockholders have first received a 10% cumulative return and a return of their net investment:

            -     an advisor asset management fee; and

            - an incentive advisory fee from the net proceeds of a sale of a property.

      If the advisor or its affiliates perform services that are outside of the scope of the advisory agreement, we will compensate them at rates and in amounts agreed upon by the advisor and the independent directors.

      The advisor bears the expenses it incurs in connection with performing its duties under the advisory agreement. These include:

      -     employee expenses;

      -     travel and other expenses of its directors, officers and employees;

      -     rent;

      -     telephone;

      - equipment expenses to the extent they relate to the office maintained by both us and the advisor; and

      - miscellaneous administrative expenses incurred in supervising, monitoring and inspecting real property or our other investments or relating to its performance under the advisory agreement. The advisor is reimbursed for the cost to it and its affiliates of goods and services used for and by us and obtained from unaffiliated parties. It is also reimbursed for related administrative services. We bear our own expenses for functions the advisor is not required to perform under the advisory agreement. These generally include capital raising and financing activities, corporate governance matters and other activities not directly related to our properties.

      Reimbursement by advisor. For any year in which we qualify as a REIT, our advisor must reimburse us for the amounts, if any:

      - by which our total operating expenses paid during the previous fiscal year exceed the greater of

            -     2% of our average invested assets for that fiscal year or

            - 25% of our net income, before any additions to or allowances for reserves for depreciation, amortization or bad debts or other similar non-cash reserves and before any gain from the sale of our assets, for that fiscal year;

      - plus an amount, so long as it does not exceed the amount of the advisor asset management fee for that year, equal to any deficit between the total amount of distributions to stockholders for such fiscal year and the current return. Current return refers to a cumulative, non-compounded return, equal to 7% per annum on net investments.

      The advisor is also obligated to pay organization and offering expenses in excess of specified levels. See "Compensation Table" for a description of the fees and reimbursements to which the advisor is entitled. Provided however, only so much of the excess specified in the first bullet point above will be required to be reimbursed as the board, including a majority of the independent directors, determines should justifiably be reimbursed in light of such unanticipated, unusual or non-recurring factors which may have occurred within 60 days after the end of the quarter for which the excess occurred. In this event, the stockholders will be sent a written disclosure and explanation of the factors the independent directors considered in arriving at the conclusion that the higher total operating expenses were justified.

      Inland Real Estate Corporation is not currently offering any of its securities and had fully invested all of its anticipated funds available for investment from its last offering of securities, which terminated as of December 31, 1998. In addition, Inland Real Estate Corporation is now a self-administered REIT as a consequence of its acquisition of its advisor and property manager. Accordingly, material conflicting investment opportunities between them and us are not currently expected.

      Business combination between us and the advisor. Many REITs that are listed on a national stock exchange or included for quotation on a national market system are considered self-administered, because their employees perform all significant management functions. In contrast, those that are not self-administered, like us, typically engage a third-party, such as our advisor, to perform management functions on its behalf. If for any reason the independent directors determine that we should become self- administered, the advisory agreement permits the business conducted by the advisor, including all of its assets, to be acquired by or consolidated into us. A similar provision is included in each management agreement permitting acquisition of the business conducted by the respective property manager, including all of its assets.

      If the businesses conducted by the advisor and/or either property manager are acquired by or consolidated into us, the advisor and/or the respective property manager and/or their respective stockholders or members will receive a number of shares in exchange for terminating the agreements and the release and waiver of all fees payable under them. We will be obligated to pay any fees accrued under such contractual arrangements for services rendered through the closing of the acquisitions.

      The number of shares we will issue to the advisor and/or the property managers, as the case may be, will be determined as follows:

      - We will first send an election notice to the advisor and/or the respective property manager, as the case may be, of its election to proceed with such a transaction.

      - Next, the net income of the advisor and/or the respective property manager, as the case may be, for the six month period immediately preceding the month in which the election notice is delivered, as determined by an independent audit conducted in accordance with generally accepted auditing standards, will be annualized. The advisor or the respective property manager will bear the cost of the audit.

      - The annualized net income will then be multiplied by 90% and divided by our funds from operations per weighted average share. Funds from operations per weighted average share will be equal to our annualized funds from operations per weighted average share for the quarter, all based upon our quarterly report delivered to stockholders.

      Funds from operations means generally net income in accordance with generally accepted accounting principles, excluding gains or losses from debt restructuring and sales of properties, plus depreciation of real property and amortization, and after adjustments for unconsolidated partnerships and joint ventures.

      The resulting quotient will constitute the number of shares to be issued by us to the advisor or the respective property manager, or their respective shareholders or members, as the case may be. Delivery of the shares and the closing of the transaction must occur within 90 days of delivery of the election notice.

      Under some circumstances, this kind of transaction can be entered into and consummated without seeking specific stockholder approval. See "Conflicts of Interest." Any transaction like this will occur, if at all, only if our board obtains a fairness opinion from a recognized financial advisor or institution providing valuation services to the effect that the consideration to be paid is fair to the stockholders from a financial point of view. If the advisory agreement is terminated for any reason other than our acquisition of the business conducted by the advisor, then all obligations of the advisor and its affiliates to offer properties to us will also terminate.

      Liability and indemnification of advisor. Under the advisory agreement, we are also required to indemnify the advisor and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding with respect to the advisor's acts or omissions. For details of circumstances under which we are required to indemnify the advisor and to advance expenses to the advisor, see "Limitation of Liability and Indemnification of Directors, Officers and Our Advisor."

THE PROPERTY MANAGERS AND THE MANAGEMENT AGREEMENTS

      Our property managers, Inland Southeast Property Management Corp. and Inland Southern Management LLC, provide property management services to us under the terms of their respective management agreements. The property managers provide services in connection with the rental, leasing, operation and management of our properties. Inland Southeast Property Management Corp. provides the day-to-day property management services for all of our properties located in the State of Florida and Inland Southern Management LLC provides the day-to-day property management services for our properties located in all other states. Inland Southeast Property Management Corp. is a Delaware corporation and Inland Southern Management LLC is a Delaware limited liability company and each is owned principally by individuals who are affiliates of The Inland Group. Inland Southeast Property Management Corp. was incorporated in 1998 to segregate responsibility for management of our properties from Inland Property Management Group's growing management portfolio of retail properties. Inland Southern Management LLC was formed in 2002 to enable the more efficient management of our properties located outside the State of Florida. We have agreed to pay each property manager a monthly management fee in an amount no greater than 90% of the fee which would be payable to an unrelated party providing such services, which fee will initially be 4.5% of gross income, as defined in each management agreement from the properties managed for the month for which the payment is made. In addition, we have agreed to compensate each property manager if it provides us with services other than those specified in the respective management agreement. There will be a separate management agreement for each property for an initial term ending as of December 31 in the year in which the property is acquired, and each management agreement will be subject to three successive three-year renewals, unless either party notifies the other in writing of its intent to terminate between 60 and 90 days prior to the expiration of the initial or renewal term. We may terminate with 30 days prior written notice in the event of gross negligence or malfeasance by the property manager. Each property manager may subcontract the required property management services for less than the management fee provided in the management agreement. See "Compensation Table -- Nonsubordinated Payments -- Operational Stage."

      Our property managers, Inland Southeast Property Management Corp. and Inland Southern Management LLC, conduct their activities from satellite offices at 1455 Semoran Boulevard, #149, Casselberry, Florida 32707 and 3651 Canton Highway, Marietta, Georgia 30066, respectively, with supervision and monitoring being performed from their principal executive office at 2901 Butterfield Road in Oak Brook, Illinois.

      See "-- The Advisory Agreement" above in this section and "Conflicts of Interest" for a discussion of our option to acquire or consolidate with the business conducted by the property managers.

      The following sets forth information with respect to the executive officers and directors of Inland Southeast Property Management Corp. The biography of Mr. Sanders is set forth above under "-- Our Directors and Executive Officers" in this section:

                                                  Position and office with
                                                  Inland Southeast Property
   NAME                          Age*                 Management Corp.
-----------                     ------   -------------------------------------------
Thomas P. McGuinness..........    45     Chairman, director and CEO
James Neubauer................    60     President and director
Alan F. Kremin................    54     Secretary, treasurer and director
Steven D. Sanders.............    52     Director
Christine A. Alexander........    36     Vice president
Jane Hope.....................    53     Assistant vice president
Amanda Mrozek.................    28     Assistant vice president

----------
* As of January 1, 2002

      THOMAS P. MCGUINNESS joined Inland Property Management in 1982 and became president of Mid-America Management Corporation in July of 1990 and chairman in 2001. He is also president of Inland Property Management, Inc. as well as a director of Inland Commercial Property Management. He is a director of Inland Southeast Property Management as well as president and chairman of Inland Southern Management. Mr. McGuinness is a licensed real estate broker; and is past president of the Chicagoland Apartment Association, and past regional vice president of the National Apartment Association. He is currently on the board of directors of the Apartment Building Owners and Managers Association, and is a trustee with the Service Employees' Local No. 1 Health and Welfare Fund, as well as the Pension Fund.

      JAMES NEUBAUER joined Inland Property Management in 1978 as an on-site manager. In 1981, he was promoted to the position of director of purchasing. Subsequently, in 1983, he became an on-site property manager and, in 1984, he became the president of InlandWestern Property Management. From 1985 to 1996, Mr. Neubauer was president and senior vice president of Mid-America Management where he was responsible for all rental property operations outside the Chicagoland metropolitan area, which included New Hampshire, Arizona, Indiana, Wisconsin and Peoria, Moline and Danville, Illinois. He left The Inland Group in 1996 to pursue other opportunities and rejoined The Inland Group in 1999 as senior vice president of Inland Southeast Property Management Corp. and in March 2002 was promoted to President. He is a licensed real estate broker in Florida and holds a B.A. degree from the University of Maryland, a M.A. degree from Ball State University and a M.B.A. degree from Benedictine College.

      ALAN F. KREMIN joined The Inland Group in 1982. Mr. Kremin was promoted to treasurer of The Inland Group, Inland Commercial Property Management, Inc., and various other subsidiaries of The Inland Group in March 1991. In his current capacity as the chief financial officer of The Inland Group, a position he has held since 1991, his responsibilities include preparation of consolidated federal and state corporate tax returns, cash budgeting for the consolidated group and serving as a director for various subsidiaries of The Inland Group, for which he also serves as treasurer. He is a director of Inland Southeast Property Management Corp., and in March 2002 he became a director, secretary and treasurer of Inland Southern Management LLC. Prior to his current position, Mr. Kremin was treasurer of Inland Real Estate Investment Corporation from 1986 to 1990, when he supervised the daily operations of its accounting department. That department encompasses corporate accounting for the general partner of the limited partnership investment programs sponsored by Inland Real Estate Investment Corporation. Prior to joining The Inland Group, Mr. Kremin served for one year as a controller of CMC Realty and for three years as assistant controller of JMB Realty Corporation. Prior to his real estate experience, Mr. Kremin worked for eight years in public accounting, including four years at Arthur Young & Company. He received his B.S. degree in accounting from Loyola University. Mr. Kremin is a certified public accountant, holds securities and insurance licenses and is a licensed real estate broker.

      CHRISTINE A. ALEXANDER joined Inland Property Management in July 1984. Ms. Alexander started as a leasing consultant and in 1994 was promoted to regional property manager. In July 1995, Ms. Alexander became an assistant vice president of Mid-America Management Corporation. Ms. Alexander is currently continuing her 18-year tenure with the property manager and in March 2002 was promoted to vice president.

      JANE HOPE joined Inland Southeast Property Management Corporation in October 2001 as director of marketing and leasing, bringing with her an extensive background in commercial real estate leasing, sales, development and asset management. She was subsequently promoted to assistant vice president and currently oversees the marketing and leasing activities for the portfolio of retail properties managed and leased by Inland Southeast and Inland Southern, working out of the Orlando, Florida office. Ms. Hope holds a Florida real estate broker's license, is a CCIM designee and a member of the International Council of Shopping Centers as well as other various professional organizations. She holds a B.A. degree from Converse College and an M.A. degree from Emory University.

      AMANDA MROZEK joined Inland Commercial Property Management in 1999 as a leasing agent in the Leasing and Marketing Department. She was promoted to assistant vice president of this property manager in 2001. Previously, Ms. Mrozek was a paralegal at Dowd, Dowd and Mertes, Inc. in Chicago and worked in the corporate real estate offices of Sears Roebuck and Co. She has a business degree from

University of California-Davis, a paralegal certificate from American Institute of Paralegal Studies-San Francisco and is a licensed salesperson in the state of Florida.

      The following provides information regarding the managing members of Inland Southern Management LLC. The biographies of Messrs. McGuinness and Kremin are set forth above in this section with the biographies of the executive officers and directors of Inland Southeast Property Management Corp.

                                               Position and office with
     NAME                      Age*         Inland Southern Management LLC
--------------                ------   ----------------------------------------
Thomas P. McGuinness........    45     Chairman, manager, CEO
Alan F. Kremin..............    54     Manager
Frances C. Panico...........    51     Manager
Robert M. Barg..............    46     Vice president, secretary, treasurer
Terry German................    42     Vice president
JoAnn Armenta...............    27     Assistant vice president

----------
* As of January 1, 2002

      FRANCES C. PANICO joined The Inland Group in 1972 and is president of Inland Mortgage Servicing Corporation and senior vice president of Inland Mortgage Corporation and Inland Mortgage Investment Corporation. Ms. Panico oversees the operation of loan services, which has a loan portfolio in excess of $1,100,000,000. She previously supervised the origination, processing and underwriting of single-family mortgages, and she packaged and sold mortgages to secondary markets. Ms. Panico's other primary duties for The Inland Group have included coordinating collection procedures and overseeing the default analysis and resolution process. Ms. Panico received her B.A. degree in business and communication from Northern Illinois University.

      ROBERT M. BARG was the secretary and treasurer of Inland Southeast Property Management Corp. since its formation in 1988 until April 2001. Mr. Barg joined the Inland organization in January 1986 and is currently treasurer of Inland Property Management Group, Inc. He is a vice president, secretary and treasurer of our property manager. He is a director, vice president and treasurer of Mid-America Management Corp., a company that is owned principally by individuals who are our affiliates. Prior to joining the Inland organization, Mr. Barg was an accounting manager for the Charles H. Shaw Co. He received his B.S. degree in business administration from the University of Illinois at Chicago and a master's degrees from Western Illinois University. Mr. Barg is a certified public accountant and is a member of the Illinois CPA Society. He holds a real estate brokers license.

      TERRY GERMAN joined Inland Southeast Property Management in April of 2000 with nine years property management experience in a multi-property environment managing retail, office, and office/industrial buildings. Ms. German started as a property manager managing three retail centers totaling over 700,000 square feet in the Atlanta area. She was first promoted to a regional property manager after the acquisition of six additional properties that brought the Atlanta portfolio to over one million square feet and in March 2002 was promoted to vice president of Inland Southern Management and oversees three regional managers. She is currently responsible for managing over 3.9 million square feet of retail centers in Georgia, Tennessee, South Carolina, North Carolina, Virginia, and Louisiana.

      JOANN ARMENTA first joined Mid-America Management Corp. in 1992. Originally in a leasing position, she was quickly promoted to a manager. During her time as a manager, she was promoted several times, each promotion increasing the amount of responsibilities and the size of her portfolio. In 2000 Ms. Armenta was promoted to a regional manager for Inland Commercial Property Management with a portfolio of four million square feet, or approximately 40 buildings, in northern Illinois. In 2002 she became assistant vice president of Inland Southern Management LLC and is responsible for all new acquisitions, including the review of all leases, performing and analyzing projections, and all other aspects of the acquisition process. In addition, she currently is overseeing approximately 1.5 million square feet of commercial property in the Chicagoland area for Mid-America Management Corp.

INLAND SECURITIES CORPORATION

      Inland Securities Corporation, our managing dealer, was formed in 1984. It is registered under the applicable federal and state securities laws and is qualified to do business as a securities broker-dealer throughout the United States. Since its formation, the managing dealer has provided the marketing function for distribution of the investment products sponsored by our sponsor. It does not render these services to anyone other than affiliates of The Inland Group, and it does not focus its efforts on the retail sale side of the securities business. It is a member firm of the National Association of Securities Dealers, Inc.

      The following table sets forth information with respect to the directors, officers and principal employees of Inland Securities Corporation involved in national sales and marketing activities of Inland Securities Corporation. The biography of Mr. Parks is set forth above under "--Inland Affiliated Companies" in this section and the biography of Ms. Matlin is set forth above under "--Our Directors and Executive Officers" in this section. The biography of Ms. Lynch is also set forth above under "--Our Advisor."

                                                    Position and office with
   NAME                       Age*                     our managing dealer
-----------                  ------   -------------------------------------------------------
Brenda G. Gujral...........    59     President, chief operating officer and director
Roberta S. Matlin..........    57     Vice president and director
Catherine L. Lynch.........    42     Treasurer, secretary and director
Robert D. Parks............    58     Director
Brian Conlon...............    43     Executive vice president
R. Martel Day..............    52     Executive vice president - national sales and marketing
Fred C. Fisher.............    57     Senior vice president
David Bassitt..............    59     Senior vice president
John Cunningham............    43     Senior vice president
Tomas Giardino.............    27     Vice president
Curtis Shoch...............    29     Vice president
Shawn Vaughan..............    30     Vice president
Mark Lavery................    26     Vice president

----------
* As of January 1, 2002

      BRENDA G. GUJRAL is president, chief operating officer and a director of Inland Real Estate Investment Corporation, the parent company of our advisor. She is also president, chief operating officer and a director of Inland Securities Corporation. Mrs. Gujral is also a director of Inland Investment Advisors, Inc, an investment advisor.

      Mrs. Gujral has overall responsibility for the operations of Inland Real Estate Investment Corporation, including the distribution of checks to over 50,000 investors, the review of periodic communications to those investors, the filing of quarterly and annual reports for Inland Real Estate Investment Corporation-sponsored publicly registered investment programs with the Securities and

Exchange Commission, compliance with other Securities and Exchange Commission and National Association of Securities Dealers securities regulations both for Inland Real Estate Investment Corporation and Inland Securities Corporation, review of asset management activities and marketing and communications with the independent broker-dealer firms selling current and prior Inland Real Estate Investment Corporation-sponsored investment programs. She works with internal and outside legal counsel in structuring Inland Real Estate Investment Corporation's investment programs and in connection with the preparation of its offering documents and registering the related securities with the Securities and Exchange Commission and state securities commissions.

      Mrs. Gujral has been with the Inland organization for 20 years, becoming an officer in 1982. Prior to joining the Inland organization, she worked for the Land Use Planning Commission establishing an office in Portland, Oregon, to implement land use legislation for that state.

      She is a graduate of California State University. She holds Series 7, 22, 39 and 63 licenses from the National Association of Securities Dealers and is a member of The National Association of Real Estate Investment Trusts.

      BRIAN M. CONLON joined Inland Securities Corporation as executive vice president in September 1999. Prior to joining Inland, Mr. Conlon was executive vice president and chief operating officer of Wells Real Estate Funds, where he was responsible for overseeing day to day operations of the firm's real estate investment and capital raising initiatives. Mr. Conlon is a General Securities Principal, is licensed as a real estate broker in Georgia, and has earned the Certified Financial Planner and Certified Commercial Investment Member designations. Mr. Conlon holds Series 7, 24 and 63 licenses with the National Association of Securities Dealers, Inc.

      R. MARTEL DAY is senior vice president--national sales and marketing for Inland Securities Corporation. He joined Inland Securities Corporation in 1984 as a regional representative in the southeast. Since then, he has served as regional vice president, senior vice president, and national marketing director. Mr. Day is currently responsible for expanding Inland Securities Corporation's selling group and working closely with broker-dealers in the selling group to maximize sales.

      Mr. Day has developed and presented numerous motivational and sales training workshops over the past 20 years. He graduated with an engineering degree from the Georgia Institute of Technology. Mr. Day holds General Securities and Registered Investment Advisor licenses from the National Association of Securities Dealers, and is an associate member of The National Association of Real Estate Investment Trusts. He is a director of Inland Investment Advisors, Inc., an Inland affiliated company.

      FRED C. FISHER is a senior vice president of Inland Securities Corporation, which he joined in 1984. Mr. Fisher began his career with Inland Securities Corporation as regional vice president for the midwest region. In 1994, he was promoted to senior vice president. Mr. Fisher received his bachelor's degree from John Carroll University. Before joining Inland Securities Corporation, he spent nine years as a regional sales manager for the S.S. Pierce Company. Mr. Fisher holds Series 7, 22 and 63 licenses with the National Association of Securities Dealers.

      DAVID BASSITT joined Inland Securities Corporation as a senior vice president in March 2001. Prior to joining Inland, Mr. Bassitt was director of financial services with AEI Fund Management, Inc. and was responsible for wholesaling public and private net lease real estate investments and 1031 property exchanges to financial planners. Mr. Bassitt holds Series 6, 7, 22 and 63 licenses with the National Association of Securities Dealers, Inc.

      JOHN CUNNINGHAM is a senior vice president of Inland Securities Corporation. He joined an affiliate of The Inland Group in January 1995 as a commercial real estate broker. In March 1997, Mr. Cunningham was hired by Inland Securities Corporation as a regional representative for the western region, and he was promoted to a vice president in 1999. He graduated from Governors State University with a B.S. degree in business administration, concentrating in marketing. Before joining the Inland organization, Mr. Cunningham owned and operated his own business and developed real estate. He holds Series 7 and Series 63 licenses with the National Association of Securities Dealers.

      TOMAS GIARDINO joined Inland Securities Corporation as vice president in September 2000. Prior to joining Inland, Mr. Giardino was the director of mutual fund sales at SunAmerica Securities, where he was responsible for increasing the market share of nine focus firms at the broker dealer. Mr. Giardino entered the securities industry in January 1999. Prior to entering the securities industry, Mr. Giardino was in the advertising field for four years. Mr. Giardino received his B.A. in political science from Arizona State University in May 1998. He holds a Series 7 license with the NASD.

      CURTIS SHOCH joined Inland Securities Corporation as vice president in January 2000. Prior to joining Inland, Mr. Shoch was assistant vice president at Wells Real Estate Funds, where he was responsible for launching new real estate investment alternatives in the southeastern United States. Mr. Shoch began his career in 1994 with Keogler Investment Advisory Services. Mr. Shoch graduated from Lynchburg College in Lynchburg, Virginia in 1994 with a major in marketing and an emphasis in finance. He is a Registered Representative as well as a Registered Investment Advisor. Mr. Shoch holds Series 7, 63 and 65 licenses with the National Association of Securities Dealers, Inc.

      SHAWN VAUGHAN joined Inland Securities Corporation as vice president in August 2000. Prior to joining Inland, Mr. Vaughan was assistant vice president at Wells Real Estate Funds, where he was responsible for marketing real estate investments in the mid-Atlantic region. Mr. Vaughan started his career in financial services in 1994 on the retail side of the business with a highly successful financial planning firm. During this time, he was responsible for handling every aspect of the financial planning process. Mr. Vaughan holds Series 7 and 63 licenses with the National Association of Securities Dealers, Inc.

      MARK LAVERY joined Inland Securities Corporation as a vice president in April 2001. Prior to joining Inland, Mr. Lavery was with Charles Schwab, where he was on an active trade team. Mr. Lavery began his career with Investment Planners. Mr. Lavery graduated from Milliken University in 1997 with a B.S. in finance. Mr. Lavery holds Series 7 and 66 licenses with the National Association of Securities Dealers, Inc.

            [THE BALANCE OF THIS PAGE WAS INTENTIONALLY LEFT BLANK.]

                 LIMITATION OF LIABILITY AND INDEMNIFICATION OF
                       DIRECTORS, OFFICERS AND OUR ADVISOR

         Our charter provides that our advisor and directors are deemed to be in a fiduciary relationship to us and our stockholders and that our directors have a fiduciary duty to the stockholders to supervise our relationship with the advisor.

         The liability of our directors, officers, employees, and agents and our advisor and its affiliates is limited to the fullest extent permitted by Maryland law. As a result, our directors, officers, employees and agents and our advisor and its affiliates will not be liable for monetary damages unless:

         - the person actually received an improper benefit or profit in money, property or services; and

         - the person is adjudged to be liable based on a finding that the person's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding.

         Except as described below, our charter authorizes and directs us to indemnify and to pay or reimburse reasonable expenses to any director, officer, employee or agent we employ, and the advisor and its affiliates, to the fullest extent permitted by Maryland law. As long as we qualify as a REIT we will not indemnify any director, officer, employee, agent or the advisor or its affiliates unless:

         - the person seeking indemnification has determined, in good faith, that the course of conduct which caused the loss or liability was in our best interests;

         - the person seeking indemnification was acting on our behalf or performing services for us;

         - the liability or loss was not the result of negligence or misconduct on the part of the person seeking indemnification, except that if the person seeking indemnification is or was an independent director, the liability or loss will not have been the result of gross negligence or willful misconduct; and

         - the indemnification or agreement to be held harmless is recoverable only out of our assets and not from the assets of the stockholders.

         As long as we qualify as a REIT, we will not indemnify any director, officer, employee, agent or the advisor or its affiliates for losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless one or more of the following conditions are met:

         - there has been a successful adjudication on the merits of each count involving alleged securities law violations;

         - the claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

         - a court of competent jurisdiction approves a settlement of the claims and finds that indemnification of the settlement and related costs should be made, and the court considering the request has been advised of the position of the Securities and Exchange Commission and the published position of any state securities regulatory authority in which our securities were offered and sold as to indemnification for securities law violations.

         We will advance amounts to a person entitled to indemnification for legal and other expenses and costs incurred as a result of any legal action for which indemnification is being sought only in accordance with Maryland law and, as long as we are subject to the NASAA REIT Statement, only if all of the following conditions are satisfied:

         - the legal action relates to acts or omissions relating to the performance of duties or services for us or on our behalf by the person seeking indemnification;

         - the legal action is initiated by a third party who is not a stockholder or the legal action is initiated by a stockholder acting in his or her capacity as such and a court of competent jurisdiction specifically approves advancement; and

         - the person seeking indemnification undertakes in writing to repay us the advanced funds, together with interest at the applicable legal rate of interest, if the person seeking indemnification is found not to be entitled to indemnification.

         We may purchase and maintain insurance or provide similar protection on behalf of any director, officer, employee, agent or the advisor or its affiliates against any liability asserted which was incurred in any such capacity with us or arising out of such status; provided, however, that we may not incur the costs of any liability insurance which insures any person against liability for which he, she or it could not be indemnified under our charter. We may enter into any contract for indemnity and advancement of expenses with any officer, employee or agent who is not a director as may be determined by our board of directors and as permitted by law. As of the date of this prospectus, we have not purchased any insurance on behalf of, nor entered into any contract of indemnity with, any person.

         We have entered into separate indemnification agreements with each of our directors and some of our executive officers. The indemnification agreements require that we indemnify our directors and officers to the fullest extent permitted by law. We also may indemnify and advance expenses incurred by directors and officers seeking to enforce their rights under the indemnification agreements and cover directors and officers under our directors' and officers' liability insurance, if any. Although the form of indemnification agreement offers substantially the same scope of coverage afforded by provisions in our charter and bylaws, it provides greater assurance to directors and officers that indemnification will be available, because as a contract, it cannot be unilaterally modified by our board of directors or by the stockholders to eliminate the rights it provides.

         We have been advised that, in the opinion of the Securities and Exchange Commission, any indemnification that applies to liabilities arising under the Securities Act is contrary to public policy and, therefore, unenforceable.

            [THE BALANCE OF THIS PAGE WAS INTENTIONALLY LEFT BLANK.]

                             PRINCIPAL STOCKHOLDERS

         The following table provides information as of May 29, 2002 regarding the number and percentage of shares of common stock beneficially owned by each director, each executive officer, all directors and executive officers as a group and any person known to us to be the beneficial owner of more than 5% of our outstanding shares. As of May 29, 2002, no stockholder beneficially owned more than 5% of our outstanding shares of common stock. As of May 29, 2002, we had approximately 14,900 stockholders of record and 58,131,576.0061 shares of common stock outstanding. Beneficial ownership includes outstanding shares and shares which are not outstanding that any person has the right to acquire within 60 days after the date of this table. However any such shares which are not outstanding are not deemed to be outstanding for the purpose of computing the percentage of outstanding shares beneficially owned by any other person. Except as indicated, the persons named in the table have sole voting and investing power with respect to all shares of common stock beneficially owned by them.

                                                   NUMBER OF SHARES
                                                   OF COMMON STOCK
          BENEFICIAL OWNER                        BENEFICIALLY OWNED          PERCENT OF CLASS
          ----------------                        ------------------          ----------------
Robert D. Parks                                     50,804.5898(1)                    *
Barry L. Lazarus                                    11,049.7240                       *
Daniel K. Deighan                                    5,702.3594(2)                    *
Kenneth E. Masick                                    7,173.7558(2)                    *
Michael S. Rosenthal                                 6,759.7648(2)(3)                 *
Roberta S. Matlin                                             -                       *
Steven D. Sanders                                             -                       *
Venton J. Carlston                                            -                       *
Scott W. Wilton                                               -                       *
All directors and executive officers as a           81,490.1938                       *
   group (9 persons)

----------
*Less than 1%

(1) Includes 20,000 shares owned by our advisor. Our advisor is a wholly-owned subsidiary of our sponsor, which is an affiliate of The Inland Group. Mr. Parks is a control person of The Inland Group and disclaims beneficial ownership of these shares owned by our advisor. Also includes 5,803.4967 shares owned by Mr. Parks' spouse, Catherine
         N. Parks.

(2) Includes 4,500 shares issuable upon exercise of options granted to each independent director under our Independent Director Stock Option Plan, to the extent that such options are currently exercisable or will become exercisable within 60 days after the date of this table.

(3) Includes 625.8938 shares held by Mr. Rosenthal as trustee under The Uniform Gifts to Minors Act for Danielle N. Rosenthal and 478.5334 shares held by Mr. Rosenthal as Trustee under The Uniform Gifts to Minors Act for Gabrielle M. Rosenthal.

            [THE BALANCE OF THIS PAGE WAS INTENTIONALLY LEFT BLANK.]

                           OUR STRUCTURE AND FORMATION

         We were formed in September 1998 as a Maryland corporation. The operating partnership was formed in September 1998 as an Illinois limited partnership.

STRUCTURE

         We operate our business using what is commonly known as an UPREIT structure. This means that we have formed the operating partnership to own all of our assets, either directly or indirectly. Our advisor contributed $200,000 to us for 20,000 shares of our common stock to form us. We have contributed the $200,000 of proceeds we received from the advisor in exchange for 20,000 general partnership common units in the operating partnership. As a result, we are the general partner of the operating partnership. We have also contributed approximately $305,600,000 of proceeds from our public offerings in exchange for approximately 30,560,000 additional general partnership common units. We will contribute the net proceeds of this offering to the operating partnership. We are and will continue to be the only holder of general partnership common units in the operating partnership. The advisor holds 200 limited partnership common units valued at $2,000 for its $2,000 capital contribution. As a result, the advisor is a limited partner in the operating partnership. We conduct substantially all of our business, and hold most of our interests in the properties, directly or indirectly, through the operating partnership. A REIT may conduct some of its business and hold some of its interests in properties in "qualified REIT subsidiaries," which must be owned 100% by the REIT or through "taxable REIT subsidiaries" which may be wholly or partially owned. Although we currently do not intend to have any qualified REIT subsidiaries or taxable REIT subsidiaries, we may in the future decide to conduct some business or hold some of our interests in properties in such subsidiaries. As the general partner of the operating partnership, we will have the exclusive power to manage and conduct the business of the operating partnership, subject to exceptions set forth in the operating partnership agreement. See "Operating Partnership Agreement."

         See "Prospectus Summary -- Organizational Chart" for a diagram depicting the services to be rendered by our affiliates to us, as well as our organizational structure and the organizational structure of the operating partnership. The following diagram depicts our ownership structure and the organizational structure of the operating partnership. Because we do not currently have any qualified REIT subsidiaries, none are shown on the following ownership chart.

                                 OWNERSHIP CHART

               ---------------------------------------------------
                      INLAND RETAIL REAL ESTATE TRUST, INC.
         We are principally owned by public investors. Ownership will be represented by our shares of common stock.
               ---------------------------------------------------

          --------------------------------------------------------------

                  INLAND RETAIL REAL ESTATE LIMITED PARTNERSHIP

    We are the general partner of the operating partnership and owner of the general partnership common units of the operating partnership. Our advisor,
 Inland Retail Real Estate Advisory Services, Inc., is a limited partner of the operating partnership and owner of limited partnership common units.
--------------------------------------------------------------------------------

               ---------------------------------------------------

                             LIMITED PARTNERSHIPS OR
                           LIMITED LIABILITY COMPANIES
                             THAT OWN OUR PROPERTIES

          --------------------------------------------------------------

               ---------------------------------------------------
                   SOLID LINES INDICATE 100% OWNERSHIP, EXCEPT
                     FOR THE OPERATING PARTNERSHIP WHERE IT
                               INDICATES CONTROL.
               ---------------------------------------------------

         If 162,000,000 of the shares offered by this prospectus are sold, the advisor's 20,000 shares will then represent only .01% of the issued and outstanding shares.

         Prior to this offering, our 30,560,000 general partnership common units represent 99.9993%, and the advisor's 200 limited partnership common units represent .0007%, of the outstanding units of the operating partnership. If 162,000,000 of the shares offered by this prospectus are sold for gross offering proceeds of $1,614,000,000 as set forth on the cover page of this prospectus, we will receive 161,400,000 general partnership common units for contributing such proceeds to the operating partnership. Assuming no other units are issued, our 191,960,000 general partnership common units will then represent 99.9999%, and the advisor's 200 limited partnership common units will then represent only ..0001%, of the outstanding units.

         We have formed entities to acquire each of the properties currently owned by us. We may form entities to acquire additional properties. They will be owned or controlled directly or indirectly by the operating partnership. In the case of the properties currently owned by us, the entities that own our properties are all directly or indirectly owned by the operating partnership. In other instances, there likely will be other investors in the entities that own our properties, in addition to the operating partnership. These investors would be the former owners of properties that we acquired from them in exchange for interests in such entities.

                        BENEFITS OF THE UPREIT STRUCTURE

         The benefits of our REIT status and UPREIT structure include the following:

         - ACCESS TO CAPITAL. We believe our structure will provide us with access to capital for refinancing and growth. Sources of capital include the common stock sold in this offering and possible future issuances of debt or equity through public offerings or private placements. Our anticipated financial strength should enable us to obtain financing at advantageous rates and on acceptable terms;

         - GROWTH. Our structure will allow stockholders through their ownership of common stock and the limited partners through their ownership of limited partnership units, an opportunity to participate in the growth of the real estate market through an ongoing business enterprise. In addition to the portfolio of initial real properties, we give stockholders an interest in all future investments in additional properties; and

         - TAX DEFERRAL. The UPREIT structure will provide property owners who transfer their real properties to us in exchange for limited partnership units the opportunity to defer the tax consequences that would arise from a sale of their real properties and other assets to us or to a third party. This will allow us to acquire assets without using as much of our cash and may allow us to acquire assets that the owner would otherwise be unwilling to sell because of tax considerations.

            [THE BALANCE OF THIS PAGE WAS INTENTIONALLY LEFT BLANK.]

                             SELECTED FINANCIAL DATA

         The following table sets forth selected financial information about us, and should be read in conjunction with the "Management's Discussion and Analysis of Our Financial Condition and Results of Operation" and the financial statements and related notes included elsewhere in this prospectus.

         The following net income and distributions per share are based upon the weighted average number of shares outstanding. The weighted average distribution of $.81 per share for the year ended December 31, 2001, represented 107% of our funds from operations and 102% of funds available for distribution for that period. The weighted average distribution of $.77 per share for the year end December 31, 2000, represented 99.6% of our funds from operations and 102.1% of funds available for distribution for that period. The weighted average distribution of $.72 per share for the year ended December 31, 1999, represented 99.97% of our funds from operations and 96.39% of funds available for distribution for that period. For the year ended December 31, 2001, $6,952,808 (or 39.75% of the $17,491,342 distributions declared for 2001) represented a return of capital. For the year ended December 31, 2000, $3,002,877 (or 45.4% of the $6,615,454 distributions declared for 2000) represented a return of capital. For the year ended December 31, 1999, $1,078,377 (or 77.2% of the $1,396,861
distributions declared for 1999) represented a return of capital. The balance of the distributions for these periods constitute ordinary income.


                                                                        FOR THE YEAR         FOR THE YEAR      FOR THE YEAR
                                       FOR THE THREE     FOR THE THREE      ENDED                ENDED             ENDED
                                        MONTHS ENDED      MONTHS ENDED   DECEMBER 31,         DECEMBER 31,      DECEMBER 31,
                                       MARCH 31, 2002    MARCH 31, 2001     2001                 2000              1999
                                       --------------    --------------     ----                 ----              ----
Total assets                           $ 831,342,083       246,240,551   631,587,819          218,187,913       143,988,136

Mortgages payable                      $ 406,057,756       113,737,513   313,499,312          108,399,911        93,099,852

Total income                           $  20,814,525         6,942,146    37,754,763           22,123,913         6,030,093

Net income                             $   5,281,120         1,758,550     7,992,643            2,060,514           167,996

Net income per common                  $        0.13               .09          0.37                 0.24              0.07
share, basic and diluted

Distributions declared                 $   8,238,221         2,771,261    17,491,342            6,615,454         1,396,861

Distributions per common               $        0.20              0.20          0.81                 0.77              0.72
share

Funds from operations                  $  10,021,234         2,753,157    16,316,666            6,642,262         1,397,319

Funds available for                    $   9,694,146         2,683,672    17,153,309            6,478,653         1,449,161
distribution

Cash flows provided by                 $  15,226,052         4,602,276    21,274,109            5,603,580         2,647,680
operating activities

Cash flows used in investing           $ (78,589,038)      (36,973,549) (307,133,043)         (67,307,169)      (34,426,975)
activities

Cash flows provided by                 $ 126,189,933        23,315,024   285,728,779           71,498,936        46,446,459
financing activities

Weighted average number of             $  41,254,793        14,047,894    21,682,783              859,025         2,522,628
common shares outstanding,
basic and diluted

                       INVESTMENT OBJECTIVES AND POLICIES

GENERAL

         Our investment objectives are to:

         - make regular distributions to the stockholders, which may be in amounts which may exceed our taxable income due to the non-cash nature of depreciation expense and, to such extent, will constitute a tax-deferred return of capital, but in no event less than 90% of our taxable income;

         - provide a hedge against inflation by entering into leases which contain clauses for scheduled rent escalations or participation in the growth of tenant sales, permitting us to increase distributions and realize capital appreciation; and

         -        preserve stockholders' capital.

         Some of our leases provide for scheduled rent escalations. It is our policy to acquire properties primarily for income as distinguished from primarily for possible capital gain.

DISTRIBUTIONS

         Federal income tax law requires that a REIT distribute annually at least 90% of its REIT taxable income. See "Federal Income Tax Considerations-- Taxation-- Annual Distribution Requirements." In order to qualify for REIT status we may be required to make distributions in excess of cash available. For a discussion of the tax treatment of distributions to you, see "Federal Income Tax Considerations."

         We pay distributions on a monthly basis. Distributions were paid at the level of $.70 per share per annum through June 1999.

         The distribution level was increased to:

         - $.73 per share per annum, effective July 1, 1999, beginning with the distribution paid on August 7, 1999;

         - $.75 per share per annum, effective November 1, 1999, beginning with the distribution paid on December 7, 1999;

         - $.76 per share per annum, effective April 1, 2000, beginning with the distribution paid on May 7, 2000;

         - $.77 per share per annum, effective August 1, 2000, beginning with the distribution paid on September 7, 2000;

         - $.78 per share per annum, effective October 1, 2000, beginning with the distribution paid on November 7, 2000;

         - $.80 per share per annum, effective December 1, 2000, beginning with the distribution paid on January 7, 2001;

         - $.81 per share per annum, effective September 1, 2001, beginning with the distribution paid on October 7, 2001; and

         - $.82 per share per annum, effective April 1, 2002, beginning with the distribution paid on May 7, 2002.

         Distributions will be at the discretion of our board of directors. Our ability to pay distributions and the size of these distributions will depend upon a variety of factors. We cannot assure that distributions will continue to be made or that any particular level of distributions established in the future, if any, will be maintained by us.

                              TYPES OF INVESTMENTS

         We were formed to acquire and manage a portfolio of real estate which is diversified by geographical location and by type of retail centers. Our properties consist of real estate primarily improved for use as retail establishments, principally multi-tenant shopping centers, or improved with other commercial facilities which provide goods or services. Our real estate will be located mainly in the states east of the Mississippi River in the United States but has been focused in the southeastern states, primarily Florida, Georgia, North Carolina and South Carolina. We will endeavor to acquire multiple properties within the same markets to facilitate efficient property management operations. See "Real Property Investments-- General."

         Most of these properties will be subject to "net" leases. "Net" leases typically require tenants to pay a share, either pro rata or fixed, of all or a majority of the operating expenses. Operating expenses include real estate taxes, special assessments, utilities, insurance, common area maintenance and building repairs related to the property, as well as base rent payments.

         We may also acquire single-user retail properties located anywhere throughout the United States if they are leased on a triple-net-lease basis by creditworthy tenants. Triple-net-leases are long-term leases with a typical term of 15 to 25 years, but generally not less than 10 years. Triple-net-leases also require the tenant to pay a base minimum annual rent with periodic increases. A creditworthy tenant is a tenant with a minimum net worth of $10 million or ten times one year's rental payments required under the lease. Alternatively, a creditworthy tenant is also a tenant for whom payments under the lease are guaranteed by an affiliate of the tenant having a minimum net worth of $10 million. We may enter into sale and leaseback transactions in which we will purchase a property and lease the property to the seller of the property.

         To provide us with a competitive advantage over potential purchasers of properties who must secure financing, we may acquire properties free and clear of permanent mortgage debt. We will do this by paying the entire purchase price of property in cash, shares, limited partnership units of the operating partnership, interest in entities that own our properties or a combination of any of these. We may incur debt of a property to acquire properties where our board of directors determines that incurring such debt is in our best interest. In addition, from time to time, we intend to acquire some properties without financing and later incur mortgage debt secured by selected or all such properties if favorable financing terms are available. We will use the proceeds from such loans to acquire additional properties. See "Borrowing" under this section for a more detailed explanation of our borrowing intentions and limitations.

         We may purchase properties subject to completion of construction in accordance with terms and conditions we specify. In these cases, we will be obligated to purchase the property at the completion of construction, if construction conforms to definitive plans, specifications and costs approved by us and embodied in the construction contract, as well as, in most instances, satisfaction that agreed upon percentages of the property are leased. We will receive a certificate of an architect, engineer or other appropriate party, stating that the property complies with all plans and specifications. We may construct or develop properties, and render services in connection with the development or construction, subject to compliance with applicable requirements under federal income tax laws. Construction and development activities will expose us to risks such as cost overruns, carrying costs of projects under construction and development, availability and costs of materials and labor, weather conditions, and government regulation.

         In connection with our desire to engage in the development of properties, we have employed a person to oversee the developments. Additionally, we have formed a development committee to examine and discuss the progress of the various development properties.

         See "Investment Limitations" under this section and "Summary of the Organizational Documents -- Restrictions on Investments" for investment limitations.

                         PROPERTY ACQUISITION STANDARDS

         We have signed a property acquisition service agreement with Inland Real Estate Acquisitions, Inc. Under that agreement, Inland Real Estate Acquisitions has agreed to seek properties for us and to perform due diligence on the properties and negotiate the terms of the purchase. Through its experience with the acquisition of over 1,025 real properties by our affiliates, the advisor believes Inland Real Estate Acquisitions has the ability to identify quality real properties capable of meeting our investment objectives. When evaluating property, Inland Real Estate Acquisitions will consider a number of factors, including a real property's:

         -        geographic location and type;

         -        construction quality and condition;

         -        current and projected cash flow;

         -        potential for capital appreciation;

         -        lease rent roll, including the potential for rent increases;

         - potential for economic growth in the tax and regulatory environment of the community in which the property is located;

         - potential for expanding the physical layout of the property and/or the number of sites;

         - occupancy and demand by tenants for properties of a similar type in the same geographic vicinity;

         - prospects for liquidity through sale, financing or refinancing of the property;

         - competition from existing properties and the potential for the construction of new properties in the area; and

         - treatment under applicable federal, state and local tax and other laws and regulations.

         Inland Real Estate Acquisitions generally looks for properties in the same general geographic area as our current properties. Inland Real Estate Acquisitions also requires the seller of a property to provide a current Phase I environmental report and, if necessary, a Phase II environmental report.

         Before purchasing a property, Inland Real Estate Acquisitions examines and evaluates the potential value of the site, the financial condition and business history of the property, the demographics of the area in which the property is located or to be located, the proposed purchase price, geographic and market diversification and potential sales. In a sale-leaseback situation, since the seller of the property generally is assuming the operating risk, the price paid for the property by us may be greater than if it was not leased back to the seller. All acquisitions from our affiliates must be approved by a majority of our directors, including a majority of the independent directors.

                              DESCRIPTION OF LEASES

         When spaces become vacant or existing leases expire, we anticipate entering into "net" leases. Net leases require tenants to pay a share, either pro rata or fixed, of all or a majority of the operating expenses, including real estate taxes, special assessments, insurance, utilities, common area maintenance and building repairs related to the properties, as well as base rent payments. We intend to include provisions which increase the amount of base rent payable at various points during the lease term and/or provide for the payment of additional rent calculated as a percentage of a tenant's gross sales above predetermined thresholds in most leases. The leases with most anchor tenants generally have initial terms of 10 to 25 years, with one or more renewal options available to the tenant. By contrast, smaller tenant leases typically have three- to five-year terms.

         Triple net leases generally have a term of 15 to 25 years and are typically not less than 10 years. In addition, the tenant of a triple-net-lease is responsible for the base rent in addition to the costs and expenses related to property taxes, insurance, repairs and maintenance applicable to the leased space.

         Each net lease tenant is required to pay its share of the cost of the liability insurance covering the property in which it is a tenant. The third-party liability coverage insures, among others, us, our advisor and our property managers. Typically, each tenant is required to obtain, at its own expense, property insurance naming us as the insured party for fire and other casualty losses in an amount equal to the full value of its premises and the contents of the premises. All property insurance must be approved by the respective property manager. In general, the net lease may be assigned or subleased with our prior written consent, but the original tenant must remain liable under the lease unless the assignee meets income and net worth tests.

         In connection with sale and leaseback transactions, the tenant is responsible for paying a predetermined minimum annual rent generally based upon our cost of purchasing the land and building. In addition to the base rent, these tenants are generally responsible for the costs and expenses related to property taxes, insurance, repairs and maintenance applicable to the leased space.

                              PROPERTY ACQUISITION

         We anticipate acquiring fee interests in properties, although other methods of acquiring a property may be used if we deem it to be advantageous. For example, we may acquire properties through a joint venture or the acquisition of substantially all of the interests of an entity which in turn owns the real property. We may also use separate entities to acquire a property. Such entities will be formed solely for the purpose of acquiring a property or properties. See "-- Joint Ventures" in this section and "Federal Income Tax Considerations-- Taxation-- Ownership of a Partnership Interest" and "-- Ownership of a Qualified REIT Subsidiary."

         Our advisor and its affiliates may purchase properties in their own name, assume loans in connection with the purchase or loan and temporarily hold title to the properties for the purpose of facilitating acquisition or financing by us, the completion of construction of the property or any other purpose related to our business.

         We have acquired 57 retail centers, one office center, and three projects under development. We have acquired some of these retail centers from our affiliates who purchased the properties from unaffiliated third parties on our behalf. The prices for these properties were not the subject of arm's-length negotiations.

         Under our charter, we are prohibited from purchasing a property from an affiliate unless a majority of the directors not interested in the transaction and a majority of our independent directors approve the purchase as fair and reasonable to us and at a cost to us no greater than the cost of the asset to our affiliate. However, the cost to us may be greater than the cost to our affiliate if a substantial justification for the excess exists and such excess is reasonable. Our policy currently provides that in no event may the cost to us of the asset exceed its appraised value at the time we acquire the property. A majority of our directors, including a majority of our independent directors, approved the purchases of the properties we have purchased as being fair and reasonable to us. The properties were purchased at a cost to us that was not greater than the cost of acquisition to our affiliate. We cannot guarantee that the prices paid to our affiliates for the properties we have acquired or for future acquisitions of properties from our affiliates, if any, did not or would not exceed the price which would be paid by an unaffiliated buyer.

         If remodeling is required prior to the purchase of a property, we will pay a negotiated maximum amount either upon completion or in installments commencing prior to completion. The price will be based on the estimated cost of remodeling. In such instances, we will also have the right to review the tenant's books during and following completion of the remodeling to verify actual costs. If substantial disparity exists between estimated and actual costs, an adjustment in the purchase price may be negotiated. If remodeling is required after the purchase of a property, an affiliate of our advisor may serve as construction manager for a fee no greater than 90% of the fee a third party would charge for such services.

BORROWING

         We may acquire properties free and clear of permanent mortgage debt by paying the entire purchase price in cash or for shares, limited partnership units in the operating partnership, interests in our subsidiaries that own our properties or a combination of any of these. However, we may incur indebtedness to acquire properties where our board of directors determines that it is in our best interest. On properties purchased without financing, we may later incur mortgage debt by obtaining loans secured by selected properties, if favorable financing terms are available. We will use the proceeds from such loans to acquire additional properties. We may also incur debt to finance improvements to our properties. Aggregate borrowings secured by all of our properties will not exceed 55% of their combined fair market value. Our charter provides that the aggregate amount of borrowing in relation to the net assets, in the absence of a satisfactory showing that a higher level is appropriate may not exceed 300% of net assets. Net assets means our total assets, other than intangibles, at cost before deducting depreciation or other non-cash reserves less our total liabilities, calculated at least quarterly on a basis consistently applied. Any excess in borrowing over such 300% of net assets level must be approved by a majority of our independent directors, disclosed to our stockholders in our next quarterly report to stockholders, along with justification for such excess, and approved by the stockholders.

         We have incurred debt secured by our properties, a majority of which is on a non-recourse basis. This means that a lender's rights on default will generally be limited to foreclosing on the property. We may secure recourse financing or provide a guarantee to lenders if we believe this may result in more favorable terms. When we give a guaranty for a property, we will be responsible to the lender for the satisfaction of the indebtedness if it is not paid by the property. We do not borrow funds from a program sponsored by our advisor or its affiliates which makes or invests in mortgage loans. We seek to obtain financing which will result in the most favorable overall economic benefit while balancing various risk factors associated with the debt. At certain times the majority of debt may require level payments and at others the majority may be based on variable rates. We have determined that it is in our best interest to make use of mortgages the majority of which provide for a balloon payment. There are no prescribed limits on the number or amount of mortgages which may be placed on any one property. Any mortgages secured by a property will comply with the restrictions set forth by the Commissioner of Corporations of the State of California.

         We have purchased four properties (Douglasville Pavilion, Fayetteville Pavilion, Southlake Pavilion, and Sarasota Pavilion) with proceeds of assumed loans from South Trust Bank which are secured by first mortgages on the respective properties purchased. In each such case, we formed a limited liability company with Inland Real Estate Investment Corporation, our sponsor, as an additional member in order to satisfy requirements of the lender. This requirement resulted in our sponsor holding a majority interest in each of these properties, however we control each of the limited liability companies that own the properties and we retain all economic burdens and benefits of ownership of these properties. Our sponsor has guaranteed each of these loans. As consideration for our sponsor's guaranty of each loan, we will pay our sponsor an annual fee equal to .125% of the respective outstanding loan balance, to be paid monthly. This structure provided us with the ability to close each transaction quickly and provided us with a lower cost of capital than we might have otherwise obtained for each of the transactions.

SALE OR DISPOSITION OF PROPERTIES

         Our board of directors will determine whether a particular property should be sold or otherwise disposed of after considering the relevant factors, including performance or projected performance of the property and market conditions, with a view toward achieving our principal investment objectives.

         We intend to hold our properties for a minimum of four years prior to selling them. See "Federal Income Tax Considerations-- Taxation-- Prohibited Transactions." We also intend to reinvest the proceeds from the sale, financing, refinancing or other disposition of our properties into additional properties. Alternatively, we may use these proceeds to fund maintenance or repair of existing properties or to increase reserves for such purposes. The objective of reinvesting the sale, financing and refinancing proceeds in new properties is to increase our real estate assets, and our net income, which our board of directors believes will enhance our chances of having our shares traded in a public trading market. Notwithstanding this policy, our board of directors, in its discretion, may distribute all or part of the proceeds from the sale, financing, refinancing or other disposition of all or any of our properties to our stockholders. In determining whether to distribute these proceeds to stockholders, our board of directors will consider, among other factors, the desirability of properties available for purchase, real estate market conditions, the likelihood of the listing of our shares on a national stock exchange or including the shares for quotation on a national market system and compliance with the applicable requirements under federal income tax laws. Because we may reinvest the proceeds from the sale, financing or refinancing of our properties, we could hold stockholders' capital indefinitely. However, upon the affirmative vote of a majority of the shares of common stock, we will be forced to liquidate our assets and dissolve.

         When we sell a property, we intend to obtain an all-cash sale price. However, we may take a purchase money obligation secured by a mortgage on the property as partial payment, and there are no limitations or restrictions on our ability to take such purchase money obligations. The terms of payment to us will be affected by custom in the area in which the property being sold is located and the then prevailing economic conditions. If we receive notes and other property instead of cash from sales, these proceeds, other than any interest payable on these proceeds, will not be available for distributions until and to the extent the notes or other property are actually paid, sold, refinanced or otherwise disposed. Therefore, the distribution of the proceeds of a sale to the stockholders may be delayed until that time. In these cases, we will receive payments in cash and other property in the year of sale in an amount less than the selling price and subsequent payments will be spread over a number of years. See "Federal Income Tax Considerations."


CHANGE IN INVESTMENT OBJECTIVES AND POLICIES

         Our stockholders have no voting rights to implement our investment objectives and policies. Our board of directors has the responsibility for our investment objectives and policies. Our board of directors may not, however, make any material changes regarding the restrictions on investments set forth in our charter without amending the charter. Any such amendment to our charter requires the affirmative vote of a majority of the then-outstanding voting shares of stock. See "Summary of the Organizational Documents-- Restrictions on Investments."

INVESTMENT LIMITATIONS

         We will not:

         - invest more than 10% of our total assets in unimproved real property (and will only invest in unimproved real property intended to be developed) or in mortgage loans on unimproved real property;

         -        invest in commodities or commodity future contracts;

         -        issue redeemable shares of common stock;

         - issue shares on a deferred payment basis or other similar arrangement; and

         - operate in such a manner as to be classified as an "investment company" for purposes of the Investment Company Act. See "Summary of the Organizational Documents-- Restrictions on Investments" for additional investment limitations.

         We do not engage in hedging or similar activities for speculative purposes.

         We have no plans to invest any proceeds from this offering, or other funds, in the securities of other issuers for the purpose of exercising control over such other issuers.

OTHER INVESTMENTS

         Consistent with our investment limitations, we have invested, and may from time to time invest, limited amounts of money in the securities of other companies that may not be REITs or companies related to real estate to seek superior returns on those investments. In addition, we may make loans to third parties from time to time in connection with retail centers we intend to purchase.

APPRAISALS

         All real property acquisitions made and to be made by us have been or will be supported by an appraisal prepared by a competent, independent appraiser who is a member-in-good-standing of the Appraisal Institute prior to the purchase of the property. Our policy currently provides that the purchase price of each property will not exceed its appraised value at the time of our acquisition of the property. Appraisals are, however, estimates of value and should not be relied on as measures of true worth or realizable value. We will maintain the appraisal in our records for at least five years, and copies of each appraisal will be available for review by stockholders upon their request.

RETURN OF UNINVESTED PROCEEDS

         Any of the proceeds of this offering allocable to investments in real property which have not been invested in real property or committed for investment within the later of 24 months from the original effective date of this prospectus or 12 months from the termination of the offering, will be distributed to the stockholders. We may use these funds to:

         - fund expenses incurred to operate the properties which have been acquired;

         - reimburse the advisor for our expenses, to the extent allowable under the advisory agreement;

         -        pay the advisor its compensation under the advisory agreement;
                  and

         - pay the property managers their respective property management fees under the management agreements.

         See "Estimated Use of Proceeds." We will not segregate funds separate from our other funds pending investment, and interest will be payable to the stockholders if uninvested funds are returned to them.

ADDITIONAL OFFERINGS AND EXCHANGE LISTING

         We anticipate that by February 11, 2004, our board of directors will determine when, and if, to apply to have our shares of common stock listed for trading on a national stock exchange or included for quotation on a national market system, if we meet the then applicable listing requirements; and/or whether to commence subsequent offerings after completion of this offering. We believe that an exchange listing or inclusion of our shares in a national market system may allow us to increase our size, portfolio diversity, stockholder liquidity and access to capital and stability, and to decrease our operating costs through economies of scale. However, we cannot assure that such listing or inclusion will ever occur. If it is not feasible to list shares or include them in a national market system by February 11, 2004, our board of directors may decide to sell our assets individually, list our shares at a future date, or liquidate us within ten years of such date. The sale of all or substantially all of our assets as well as our liquidation would also require the affirmative vote of a majority of the then-outstanding voting shares of stock.

JOINT VENTURES

         We may invest in joint venture arrangements with other public real estate programs formed by our advisor or any of its affiliates if a majority of our directors not otherwise interested in the transaction and a majority of our independent directors approve the transaction as being fair and reasonable. In addition, the investment by each joint venture partner must be substantially on the same terms and conditions as those received by other joint venturers.

         We may also invest in general partnerships or joint venture arrangements with our affiliates as co- owners of a property. The general partnership or joint venture agreement for these investments will provide that we will be able to increase our equity participation in such entity as we receive additional proceeds of the offering. As a result, we will ultimately have 100% equity ownership of the property and the affiliated general or joint venture partner will not be entitled to any profit or other benefit on the sale of its equity participation to us. Once we own, directly or indirectly, 100% of the ownership interests in the general partnership or joint venture entity, we will determine whether the continued existence of that entity is necessary. For example, we may determine to continue the existence of the entity to minimize expenses, facilitate state tax reporting or meet lender requirements.

         In addition, we may enter into joint venture or partnership arrangements with unaffiliated third parties. Therefore, we may enter into acquisitions with sellers who are desirous of transactions in tax advantaged structures such as arrangements typically referred to as "Down REITs." A Down REIT is an organizational structure in which, in addition to owning indirect interests in real estate properties through the ownership of an interest in a lower-tier operating partnership (as in an UPREIT), a REIT also owns real estate properties directly at the REIT level. In a Down REIT structure, because the REIT owns real estate properties directly, the value of the REIT shares do not bear a direct relationship with the value of an interest in the lower-tier Down REIT operating partnership. You should consider the potential risk that our non-affiliated joint venture partner may be unable to agree with us on a matter material to the joint venture. See "Risk Factors-- Investment Risks."

         We are unable to estimate the proportion of our assets that may be invested in joint venture interests.

CONSTRUCTION AND DEVELOPMENT ACTIVITIES

         From time to time, we may attempt to enhance investment opportunities by undertaking construction and development activities and rendering services in connection with them. Our advisor has advised us that, in its view, we may be able to reduce overall purchase costs if we were to undertake construction and development rather than merely being limited to purchasing properties subject to completion of construction by a third party. The construction and development activities would expose us to such risks as cost overruns, carrying costs of projects under construction or development, availability and costs of materials and labor, weather conditions and government regulation. We nevertheless have concluded that our investment prospects would be enhanced by permitting us to engage in construction and development activities so long as such activities did not cause us to lose our status as a REIT. To comply with the applicable requirements under federal income tax law, and until the Internal Revenue Service changes its pronouncements with regard to these requirements, we intend to limit our construction and development activities to the performance of oversight and review functions, including reviewing the construction and tenant improvement design proposals, negotiating and contracting for feasibility studies, supervising compliance with local, state or federal laws and regulations, negotiating contracts, oversight of construction, accounting and obtaining financing. We will retain an independent general contractor to perform the actual physical construction work on tenant improvements or the installation of heating, ventilation and air conditioning systems. See "Real Property Investments - General" for a detailed description of the types of properties we may invest in.

         In addition to using independent contractors to provide services in connection with the operation of our properties, we may also use "taxable REIT subsidiaries" to carry out these functions. See "Federal Income Tax Considerations - Asset Test - 25% Asset Test" for a discussion of a "taxable REIT subsidiary."

OTHER POLICIES

         Before we purchase a particular property, we may obtain an option to purchase the property. The amount paid for the option, if any, usually would be surrendered if the property was not purchased and normally would be credited against the purchase price if the property was purchased. See "Real Property Investments - General" for a detailed description of the types of properties we may invest in.

         We hold all funds, pending investment in properties, in assets which will allow us to continue to qualify as a REIT. These investments are highly liquid and provide for appropriate safety of principal and may include, but are not limited to, investments such as bonds issued by the Government National Mortgage Association, or GNMA, and real estate mortgage investment conduits also known as REMICs. See "Federal Income Tax Considerations-- Taxation-- REIT Qualification Tests."

         We will not make distributions-in-kind, except for:

         -        distributions of readily marketable securities;

         - distributions of beneficial interests in a liquidating trust established for our dissolution and the liquidation of our assets in accordance with the terms of our charter; or

         - distributions of in-kind property which meet all of the following conditions:

                  - our board of directors advises each stockholder of the risks associated with direct ownership of the in-kind property;

                  - our board of directors offers each stockholder the election of receiving in-kind property distributions; and

                  - the directors distribute in-kind property only to those stockholders who accept our offer.

         Although our charter and bylaws do not prohibit the following, we have no current plans to

         -        underwrite the securities of other issuers;

         -        invest in real estate mortgages; or

         - invest the proceeds of the offering, other than on a temporary basis, in non-real estate related investments.

We may change our current plans, without stockholder approval, if our board of directors determines that it would be in the best interests of our stockholders to engage in any such transactions.

         Our board of directors has determined that it would be in our best interest to invest approximately $7 million in publicly traded cumulative preferred stocks of other REITs and other companies with a market value in excess of $5 million. As permitted by the board's authorization, we intend to leverage such investments by purchasing the cumulative preferred stocks on margin of no greater than 40%. Our board of directors will consider investments in such equity securities on a case by case basis and we will only make such investments if a majority of disinterested directors, including a majority of disinterested independent directors, approves the transaction as being fair, competitive and commercially reasonable. As of March 31, 2002, we held approximately $8,148,000 in preferred stocks.

         Although we are authorized to issue senior securities, we have no current plans to do so. See "Description of Securities-- Preferred Stock," "-- Issuance of Additional Securities and Debt Instruments," and "-- Restrictions on Issuance of Securities."

            [THE BALANCE OF THIS PAGE WAS INTENTIONALLY LEFT BLANK.]

                            REAL PROPERTY INVESTMENTS

GENERAL

         We acquire and manage a diversified (by geographical location and by types of retail centers) portfolio of real estate primarily:

         - improved for use as retail establishments, principally multi-tenant shopping centers that are:

                  - leased primarily to one or more retail tenants providing for the sale of convenience goods and personal services for the day-to-day living needs of the immediate neighborhood, with gross leasable area ranging from 10,000 to 100,000 square feet, sometimes referred to as a neighborhood center; or

                  - leased primarily to retail tenants providing for the sale of wearing apparel and hardware and appliances, in addition to convenience goods and personal services, with gross leasable area ranging from 100,000 to 300,000 or more square feet, sometimes referred to as a community center, but also including single-user retail facilities; or

         - improved with other commercial facilities which provide goods or services.

         We believe that the definition of community and neighborhood shopping centers is broad and somewhat indistinct. As such, the definition can encompass elements of a number of different types of retail shopping centers. However, regional malls and off-price outlet malls are not included in this definition.

         The retail centers are located mainly in states east of the Mississippi River in the United States. We have focused our acquisition of properties in the southeastern states, primarily Florida, Georgia, North Carolina and South Carolina. We will endeavor to acquire multiple properties within the same markets where the acquisitions result in efficient property management operations. We may also acquire, among other real estate, single-user retail properties located anywhere throughout the United States if they are triple-net-leased properties, including such properties acquired in sale and leaseback transactions. A triple- net-leased property is one which is leased on a basis pursuant to which a creditworthy tenant is responsible for the base rent and all costs and expenses in connection with and related to property taxes, insurance, repairs and maintenance applicable to the leased space. Although we primarily invest in retail properties ranging from 100,000 to 300,000 square feet in size, as of May 31, 2002, we have also purchased larger shopping centers, and properties in larger centers. We may also purchase these larger shopping centers, and properties in larger centers, in the future if such purchases are approved by our board of directors, including a majority of the independent directors.

         We do not intend to invest in any primarily:

         -        single-family or multi-family residential properties;

         -        industrial properties;

         -        hotels or motels;

         -        leisure home sites;

         -        farms;

         -        ranches;

         -        timberlands;

         -        unimproved properties not intended to be developed;

         -        mining properties;

         -        office properties; or

         -        shopping centers that:

                  - provide for extensive variety in general merchandise, apparel, furniture and home furnishings, as well as a variety of services and recreational facilities which;

                           - are built around three or more full-line department stores of generally not less than 100,000 square feet each; and

                           - have gross leasable areas ranging from 600,000 to more than 1,500,000 square feet.

We may, however, invest in an office property or a residential property if it has a significant retail or commercial use component as its primary purpose. The aggregate purchase price of real property investments that are not retail centers or triple-net-leased properties, will not exceed 10% of the aggregate purchase price of all of the retail centers or triple-net-leased properties that we acquire or anticipate to acquire. If we sell 162,000,000 shares in this offering, we do not intend to invest more than approximately 20% of the anticipated proceeds from this offering in any one property.

         Subject to compliance with the applicable requirement under the federal income tax laws, we may also undertake construction and development activities and render services in connection with such activities.

         See "Investment Objectives and Policies" generally pertaining to our policies relating to the maintenance, operation and disposition of our properties.

INSURANCE COVERAGE ON PROPERTIES

         We carry comprehensive general liability coverage and umbrella liability coverage on all of our properties with limits of liability which we deem adequate to insure against liability claims and provide for the costs of defense. Similarly, we are insured against the risk of direct physical damage in amounts we estimate to be adequate to reimburse us on a replacement cost basis for costs incurred to repair or rebuild each property, including loss of rental income during the reconstruction period. In addition, we intend to insure our properties against loss caused by earthquake and flood if deemed necessary and economically justified. The form of management agreement for each property specifically provides for us to procure and carry public liability, fire and extended coverage, burglary and theft, rental interruption, flood, if appropriate, and boiler, if appropriate, insurance. The cost of such insurance is passed through to tenants whenever possible. Insurance risks associated with potential terrorism acts could sharply increase the premiums we pay for coverage against property and casualty claims. Additionally, mortgage lenders in some cases have begun to insist that specific coverage against terrorism be purchased by commercial property owners as a condition for providing mortgage loans. It is uncertain whether such insurance policies will be available, or available at reasonable cost, which could inhibit our ability to finance or refinance our properties. In such instances, we may be required to provide other financial support, either through financial assurances or self-insurance, to cover potential losses. We cannot assure you that we will have adequate coverage for such losses. Congress has considered but so far has not passed legislation to provide federal insurance for property losses due to terrorism. We cannot be certain if Congress will pass any legislation, what form such legislation may take or what additional costs to us, if any, could result.

PROPERTIES

         REAL ESTATE PORTFOLIO

         As of May 31, 2002, our real estate portfolio was comprised of approximately 8,356,000 square feet of gross leasable area in 58 properties, consisting of 46 neighborhood and community shopping center properties, 11 single-user retail facilities and one office center, and three projects under development, located in seven states.

         In evaluating each of our properties as a potential acquisition and determining the appropriate amount of consideration to be paid for the property, we considered a variety of factors including overall valuation of net rental income, location, demographics, tenant mix, quality of tenants, length of leases, price per square foot, occupancy and the fact that overall rental rates at each property are comparable to market rates. We believe that each property is located within a vibrant economic area. We believe that each of the properties is well-located, has acceptable roadway access, attracts high quality tenants, is well- maintained and has been professionally managed. Nonetheless, each property will be subject to competition from similar shopping centers within its market area, and its economic performance could be affected by changes in local economic conditions. We did not consider any other factors materially relevant to the decision to acquire each of the properties.

         We do not anticipate making any significant repairs and improvements to any of our properties over the next few years except Conway Plaza, Loggerhead Junction, Skyview Plaza, Abernathy Square and Melbourne Shopping Center. We anticipate expending not more than $350,000 for roof repairs and parking lot and landscaping improvements over the next one to two years per each aforementioned property except for Melbourne Shopping Center, which is anticipating expending not more than $820,000 over the next year.

         When we calculate depreciation expense for tax purposes, we use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

         A substantial portion of our income consists of rent received under long-term leases. In general, each tenant pays its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

         A lease termination by an anchor tenant could result in lease terminations or reductions in rent by other tenants whose leases permit cancellation or rent reduction if another tenant's lease is terminated. We own a number of centers where the tenants may have rights to terminate their leases if certain other tenants are no longer open for business. These "co-tenancy" provisions may also exist in some leases where we own a portion of a shopping center and one or more of the anchor tenants leases space in that portion of the center not owned or controlled by us. If such tenants were to vacate their space, tenants with co-tenancy provisions would have the right to terminate their leases with us, or seek a rent reduction from us.

         A number of our leases also contain provisions requiring the payment of additional rent calculated as a percentage of tenants' gross sales above predetermined thresholds. As of December 31, 2001, nine of over 600 tenants paid percentage rent and accounted for less than 1% of our revenues from rental property for the year ended December 31, 2001.

         Minimum base rental revenues and operating expense reimbursements accounted for approximately 93.4% of our total revenues for the year ended December 31, 2001.

         We seek to reduce our operating and leasing risks through geographic and tenant diversity. No single tenant accounted for more than 9.2% of our total shopping center gross leasable area or more than 7% of total annualized base rental revenues as of December 31, 2001. Our five largest tenants include Publix, PETsMART, Kmart, Wal-Mart, and Goody's, which represent approximately 7%, 3.7%, 3.5%, 3.0% and 2.5%, respectively, of annualized base rental revenues at December 31, 2001.

         We received an appraisal for each of our properties which states that it was prepared in conformity with the Code of Professional Ethics Standards of Professional Appraisal Practice of the Appraisal Institute and the Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation by an independent appraiser who is a member of the Appraisal Institute. Appraisals are estimates of value and should not be relied on as a measure of true worth or realizable value.

         In cases where we have purchased properties from our affiliates, our directors, including the independent directors, have approved the acquisitions of the properties from our affiliates as being fair and reasonable.

         NEIGHBORHOOD AND COMMUNITY SHOPPING CENTERS

         Neighborhood and community shopping centers comprise the primary focus of our current portfolio. As of May 31, 2002, approximately 96% of our shopping center space was leased, and the average annualized base rent per leased square foot of the shopping center portfolio was $9.97.

         Our shopping center properties, generally owned and operated through subsidiaries, had an average size of approximately 184,000 square feet as of May 31, 2002. Although we primarily invest in retail properties ranging from 100,000 to 300,000 square feet in size, as of May 31, 2002, we have also purchased larger shopping centers, and properties in larger centers. We may also purchase these larger shopping centers, and properties in larger centers, in the future if such purchases are approved by our board of directors, including a majority of the independent directors.

         Our neighborhood and community shopping centers are usually "anchored" or "shadow-anchored" by a national or regional discount department store, supermarket or drugstore. A "shadow-anchor" is an anchor tenant that has leased space in that portion of the center not owned or controlled by us. National and regional companies that are tenants in our shopping center properties include Publix, Kmart, Wal-Mart, PETsMART, Kohl's and Lowe's Home Center.

         SINGLE-USER RETAIL PROPERTIES

         In addition to neighborhood and community shopping centers, we may acquire single-user retail properties located anywhere throughout the United States if they are triple-net-leased properties, including such properties acquired in sale and leaseback transactions. Single-user retail properties, represent approximately 5% of our total shopping center gross leasable area. As of May 31, 2002, the average annualized base rent per leased square foot of the single-user retail property portfolio was $11.18.

         National and regional companies that are tenants in our single-user retail properties include PETsMART, Eckerd Drug Stores, Kmart, Lowe's Home Center, JoAnn Fabrics and Just For Feet.

         OFFICE CENTER

         Although we do not intend to invest in any primarily office properties, we may invest in an office property or a residential property if it has a significant retail or commercial use component as its primary purpose. On February 5, 2002, we purchased an office center known as Loggerhead Junction Offices for $644,000. We funded the purchase of the property. The office center is located in Holmes Beach, Florida and contains approximately 4,712 gross leasable square feet. The property consists of three single-story freestanding multi-tenant office buildings. A portion of the space in this office complex will serve as a regional office for us. Loggerhead Junction Offices represents approximately 0.1% of our total shopping center gross leasable area. As of May 31, 2002, 100% of the office center was leased.

         PROJECTS UNDER DEVELOPMENT/UNDEVELOPED LAND

         We have acquired three projects under development, the Shoppes of Golden Acres, Eckerd Drug Store-Concord and Eckerd Drug Store-Tega Cay.

On February 8, 2002, we purchased 27 acres of land in Newport Richey, Florida to develop a shopping center to be built in two phases known as the Shoppes at Golden Acres. We purchased the land for both phases from A.G. Armstrong Development LLC and A.G. Interests, Inc., unaffiliated third parties, for approximately $3,941,000. We funded the purchase of the land. The shopping center currently under development will be anchored by a Publix and will consist of approximately 76,371 square feet in Phase I. Phase II will be constructed when certain occupancy conditions are met and will consist of 44,400 square feet. We entered into a development agreement with A.G. Armstrong Development LLC for the construction and lease-up of the center and committed to fund all costs related to its development. Through May 31, 2002, we have incurred approximately $5,705,000 of costs for the development of the project; this amount includes the land cost for both phases. The total cost to develop Phase I will be approximately $117 per square foot of leasable space. The property will be a single story, multi-tenant retail building with two parcels.

On April 12, 2002, we purchased the land from unaffiliated third parties for the construction of two freestanding retail properties known as Eckerd Drug Stores. A 0.9 acre lot in Concord, North Carolina was purchased from Waterville Equities II, LLC for approximately $725,000, and a 1.8 acre lot in Tega Cay, South Carolina was purchased from Berkshire-Hudson Capital IV, LLC for approximately $1,175,000. We funded the purchase of the land and intend to fund the development of these properties. The total acquisition cost after development is expected to be approximately $2,334,000 for the 10,908 square foot Concord property, and approximately $3,227,000 for the 13,824 square foot Tega Cay property. Upon completion of the construction, one tenant, Eckerd Drug Stores, will lease 100% of the total gross leasable area of each property. These properties are expected to be on a triple net lease and the tenant will be responsible for all repairs.

THE FOLLOWING TABLES DESCRIBE OUR PROPERTIES AND TENANTS AT ALL OF OUR
PROPERTIES.

         As of May 31, 2002, we, through separate limited partnerships or limited liability companies, have acquired fee ownership of 57 shopping centers and one office center comprising an aggregate of approximately 8,356,000 gross leasable square feet located in Florida, Georgia, Louisiana, North Carolina, South Carolina, Tennessee and Virginia, and three projects under development located in Newport Richey, Florida, Concord, North Carolina and Tega Cay, South Carolina.

                                                                                                                  %
                                                                                                     GROSS    OF TOTAL
                                                 YEAR                  BOOK VALUE    ENCUMBRANCE   LEASABLE     GROSS      PHYSICAL
                                                BUILT/       DATE          AT            AT          AREA     LEASABLE    OCCUPANCY
            PROPERTY                 TYPE     RENOVATED    ACQUIRED    5/31/02 ($)   5/31/02 ($)   (SQ. FT.)    AREA          %
            --------                 ----     ---------    --------    -----------   -----------   ---------  --------    ---------

Plant City  -                         NC         1992       May-99       14,748,076      9,774,287    256,155   3.1%         92%
   Lake Walden Square


Zephyrhills -                         NC         1993       Jun-99        5,782,166      3,167,437     74,849   0.9%        100%
   Merchants Square

Boynton Beach -                       NC         1998       Jul-99       30,480,594     15,125,000    210,772   2.5%         99%
   Boynton Commons



Ocoee -                               NC         1995       Sep-99        9,853,716      5,569,643     87,776   1.1%         94%
   Lake Olympia Square

Orlando -                             NC         1998       Sep-99        5,942,329      2,987,500     58,050   0.7%         97%
   Bridgewater Marketplace

Naples -                              NC         1997       Oct-99        8,605,172      4,300,000     73,965   0.9%         85%
   Countryside Shopping Center

Casselberry  -                        NC        1973/       Dec-99       17,804,561      8,703,000    227,664   2.7%         92%
   Casselberry Commons                           1998

Orlando -                             NC        1985/       Feb-00        8,818,693      5,000,000    119,106   1.4%        100%
   Conway Plaza                                  1999




                                         NO. OF                    MAJOR
            PROPERTY                    TENANTS                   TENANTS*
            --------                    -------                   --------


Plant City  -                              34          Kash N' Karry Foods
   Lake Walden Square                                  Kmart
                                                       Carmike Cinemas

Zephyrhills -                              12          Kash N' Karry Foods
   Merchants Square                                    Fashion Bug

Boynton Beach -                            19          Sports Authority
   Boynton Commons                                     Bed, Bath & Beyond
                                                       Barnes & Noble
                                                       PETsMART

Ocoee -                                    19          Winn-Dixie
   Lake Olympia Square                                 Tutor Time Child Care Systems

Orlando -                                  12          Winn-Dixie
   Bridgewater Marketplace

Naples -                                   8           Winn-Dixie
   Countryside Shopping Center

Casselberry  -                             39          Ross Stores
   Casselberry Commons                                 Publix

Orlando -                                  24          Bealls
   Conway Plaza                                        Publix

                                                                                                               %
                                                                                                   GROSS    OF TOTAL
                                               YEAR                  BOOK VALUE    ENCUMBRANCE   LEASABLE     GROSS     PHYSICAL
                                              BUILT/      DATE           AT            AT          AREA     LEASABLE    OCCUPANCY
            PROPERTY                 TYPE   RENOVATED   ACQUIRED     5/31/02 ($)   5/31/02 ($)   (SQ. FT.)    AREA          %
            --------                 ----   ---------   --------     -----------   -----------   ---------    ----      ---------
St. Petersburg -                      NC      1999/      Jul-00      20,998,299     15,637,500    231,449     2.8%        100%
   Gateway Market Center                       2000



Kissimmee -                           NC       2000      Jan-01       7,435,937      3,600,000     65,870     0.8%         98%
   Columbia Promenade
Ocoee -                               NC       2000      Mar-01      11,154,473      4,900,000     66,539     0.8%         92%
   West Oaks
Orlando -                             NC      1998/      May-01      22,111,432     11,900,000    189,741     2.3%         99%
   Sand Lake Corners                           2000


Orlando -                             NC       1994      Aug-01       8,639,773      4,400,000     75,492     0.9%        100%
   Chickasaw Trails Shopping Center
Orlando -                             NC      1994/      Sep-01      21,594,077     10,875,000    281,247     3.4%        100%
   Skyview Plaza                               1998


Boynton Beach -                       NC       1990      Oct-01       6,691,240      3,670,000     70,555     0.8%         93%
   Aberdeen Square
Brandon -                             NC       1994      Nov-01       9,429,381      5,137,000     85,377     1.0%         93%
   Brandon Boulevard Shoppes
Bradenton -                           NC       2001      Nov-01      23,689,677     11,750,000    227,052     2.7%        100%
   Creekwood Crossing
Ocala -                               NC       1993      Dec-01       8,652,083      4,651,350     87,380     1.0%        100%
   Steeplechase Plaza


Citrus Hills -                        NC       1994      Dec-01       6,024,871      3,000,000     68,927     0.8%         93%
   Citrus Hills
Daytona Beach -                       SU       1996      Apr-01       3,237,798      1,361,200     26,194     0.3%        100%
   PETsMART-Daytona Beach
Daytona Beach -                       SU       1998      Aug-01       3,905,212      2,000,000     22,255     0.3%        100%
   Just For Feet
Sarasota -                            NC       1999      Jan-02      42,161,628     28,875,000    324,140     3.9%         98%
   Sarasota Pavilion





                                                NO. OF            MAJOR
            PROPERTY                           TENANTS           TENANTS*
            --------                           -------           --------
St. Petersburg -                                  16          Bealls
   Gateway Market Center                                      Publix
                                                              TJ Maxx
                                                              Office Depot

Kissimmee -                                       16          Publix
   Columbia Promenade
Ocoee -                                           10          Michaels
   West Oaks                                                  PETsMART
Orlando -                                         40          Bealls
   Sand Lake Corners                                          Staples
                                                              PETsMART

Orlando -                                         17          Publix
   Chickasaw Trails Shopping Center
Orlando -                                         34          Publix
   Skyview Plaza                                              Kmart
                                                              Circuit City

Boynton Beach -                                   19          Publix
   Aberdeen Square
Brandon -                                         13          Publix
   Brandon Boulevard Shoppes
Bradenton -                                       21          Kmart
   Creekwood Crossing                                         Bealls
Ocala -                                           17          Publix
   Steeplechase Plaza                                         Walgreens
                                                              Bealls

Citrus Hills -                                    11          Publix
   Citrus Hills
Daytona Beach -                                   1           PETsMART
   PETsMART-Daytona Beach
Daytona Beach -                                   1           Just For Feet
   Just For Feet
Sarasota -                                        29          Publix
   Sarasota Pavilion                                          Stein Mart
                                                              Bed, Bath & Beyond

                                                                                                                 %
                                                                                                    GROSS     OF TOTAL
                                                YEAR                  BOOK VALUE    ENCUMBRANCE   LEASABLE     GROSS       PHYSICAL
                                               BUILT/      DATE           AT            AT          AREA      LEASABLE    OCCUPANCY
            PROPERTY                  TYPE   RENOVATED   ACQUIRED     5/31/02 ($)   5/31/02 ($)   (SQ. FT.)     AREA          %
            --------                  ----   ---------   --------     -----------   -----------   ---------   --------    ---------
Lauderhill-                            NC       2001      Jan-02       9,769,054     4,970,000      49,749      0.6%        100%
   Universal Plaza

Holmes Beach -                         CP      1980/      Feb-02         663,701        --           4,712      0.1%        100%
   Loggerhead Junction Offices                  1984

Newport Richey -                       D        N/A       Feb-02       4,639,919        --             N/A       --          N/A
   Shoppes at Golden Acres

Melbourne -                            NC      1960/      Apr-02       9,775,000     5,948,800     209,217      2.5%         97%
   Melbourne Shopping Center                    1999

Crystal River -                        NC       2001      Apr-02       7,400,000         __         67,021      0.8%        100%
   Crystal Springs Shopping Center

   FLORIDA TOTAL                                                     330,008,862    177,302,717  3,261,254      39.0%

GEORGIA

Kennesaw -                             NC       1998      Jul-99       9,612,962      4,750,000     72,108      0.9%         93%
   Town Center Commons

Cartersville -                         NC       1995      Sep-99      24,450,284     13,475,000    375,067      4.5%         99%
   Bartow Marketplace

Duluth -                               NC      1997/      May-00      34,125,342     17,120,000    282,137      3.4%         97%
   Pleasant Hill Square                         2000

Atlanta-                               NC       2001      Jun-01      27,527,523     14,000,000    218,819      2.6%         99%
   Woodstock Square

Roswell -                              NC       2001      Sep-01        --              --         160,188      1.9%         --
   Stonebridge Square (JV)

Macon -                                NC       2001      Nov-01      29,975,708     16,375,000    300,006      3.6%         97%
   Eisenhower Crossing

Atlanta -                              NC      1983/      Dec-01      24,082,261     13,392,000    131,649      1.6%         93%
   Abernathy Square                             1994




                                          NO. OF                MAJOR
            PROPERTY                     TENANTS               TENANTS*
            --------                     -------               --------
Lauderhill-                                 23        Eckerd Drugs
   Universal Plaza                                    Ruby Tuesday

Holmes Beach -                              8         Cornerstone Const.
   Loggerhead Junction Offices                        Manatee - Pinellas Title
                                                      Pro Medical Center

Newport Richey -                           --
   Shoppes at Golden Acres

Melbourne -                                 28        Publix
   Melbourne Shopping Center                          Big Lots

Crystal River -                             13        Publix
   Crystal Springs Shopping Center

   FLORIDA TOTAL

GEORGIA

Kennesaw -                                  13        JC Penney Home Store
   Town Center Commons                                Baptist Book Store

Cartersville -                              18        Wal-Mart
   Bartow Marketplace                                 Lowe's Home Center

Duluth -                                    21        JC Penney
   Pleasant Hill Square                               Toys R Us
                                                      JoAnn Fabrics

Atlanta-                                    24        Kohl's
   Woodstock Square                                   OfficeMax
                                                      Old Navy

Roswell -                                  --         Kohl's
   Stonebridge Square (JV)                            Linens N Things

Macon -                                     17        Dick's Sporting Goods
   Eisenhower Crossing                                Marshalls
                                                      Goody's
                                                      Ross Dress

Atlanta -                                   46        Publix
   Abernathy Square

                                                                                                                         %
                                                                                                          GROSS      OF TOTAL
                                                       YEAR                  BOOK VALUE    ENCUMBRANCE   LEASABLE      GROSS
                                                      BUILT/      DATE           AT            AT          AREA      LEASABLE
            PROPERTY                        TYPE    RENOVATED   ACQUIRED     5/31/02 ($)   5/31/02 ($)   (SQ. FT.)     AREA
            --------                        ----    ---------   --------     -----------   -----------   ---------   --------
Douglasville -                               RC       1998       Dec-01      27,209,364     20,000,000    267,764      3.2%
   Douglasville Pavilion



Duluth -                                     RC       1996       Dec-01      26,369,440     13,333,600    334,620      4.0%
   Venture Pointe I




Morrow -                                     RC      1996/       Dec-01      56,185,856     39,740,000    525,162      6.3%
   Southlake Pavilion Phase III, IV & V               2001



Macon -                                      SU       2000       Feb-01       9,030,835      4,655,000    102,098      1.2%
   Kmart

Warner Robbins -                             SU       2000       Feb-01       9,431,354      4,845,000    131,575      1.6%
   Lowe's Center

Alpharetta -                                 SU       2000       Jun-01       4,911,127      2,450,000     44,418      0.5%
   Jo-Ann Fabrics

Acworth -                                    NC       2001       Dec-00       2,834,455        --          16,130      0.2%
   Acworth Avenue Retail Center

Newnan -                                     RC       2002       Mar-02      33,073,814     19,824,000    481,004      5.8%
   Newnan Pavilion

Augusta -                                    SU       1999       Feb-02       3,054,344      1,668,000     22,115      0.3%
   Just For Feet

Atlanta -                                    NC      2001/       Feb-02       6,607,972        --          57,884      0.7%
   Hariston Crossing                                  2002

Macon -                                      NC       2002       Mar-02      13,200,000     7,425,000     103,007      1.2%
   Eisenhower Crossing Phase I

Canton -                                     RC       1998       Apr-02      32,000,000         __        302,024      3.6%
   Riverstone Plaza

Atlanta -                                    NC       2001       May-02      13,000,000         __         98,317      1.2%
   Sharon Greens Shopping Center

   GEORGIA TOTAL                                                            386,682,641    193,052,600  4,026,092      48.2%



                                               PHYSICAL
                                               OCCUPANCY        NO. OF                MAJOR
            PROPERTY                               %           TENANTS               TENANTS*
            --------                           ---------       -------               --------
Douglasville -                                   100%             22         Goody's
   Douglasville Pavilion                                                     OfficeMax
                                                                             Marshalls
                                                                             Media Play

Duluth -                                         100%             12         Kohl's
   Venture Pointe I                                                          Hobby Lobby
                                                                             Ashleys
                                                                             Goody's Family Clothing
                                                                             Babies R Us

Morrow -                                          99%             36         Ashley's
   Southlake Pavilion Phase III, IV & V



Macon -                                          100%             1          Kmart
   Kmart

Warner Robbins -                                 100%             1          Lowe's
   Lowe's Center

Alpharetta -                                     100%             1          Jo-Ann Fabrics
   Jo-Ann Fabrics

Acworth -                                         63%             5          Buffalo's Cafe
   Acworth Avenue Retail Center

Newnan -                                          99%             23         Home Depot
   Newnan Pavilion                                                           Kohl's

Augusta -                                        100%             1          Just For Feet
   Just For Feet

Atlanta -                                        100%             11         Publix
   Hariston Crossing

Macon -                                           86%             14         Kroger
   Eisenhower Crossing Phase I

Canton -                                          97%             48         Publix
   Riverstone Plaza                                                          Belks

Atlanta -                                         83%             17         Kroger
   Sharon Greens Shopping Center

   GEORGIA TOTAL

                                                                                                                   %
                                                                                                     GROSS      OF TOTAL
                                                 YEAR                  BOOK VALUE    ENCUMBRANCE   LEASABLE       GROSS
                                                BUILT/      DATE           AT            AT          AREA       LEASABLE
            PROPERTY                   TYPE   RENOVATED   ACQUIRED     5/31/02 ($)   5/31/02 ($)   (SQ. FT.)      AREA
            --------                   ----   ---------   --------     -----------   -----------   ---------    --------
LOUISIANA

Covington -                              SU       1999      Feb-02       3,443,756      1,885,000     20,116     0.2%
   Just For Feet

   LOUISIANA TOTAL                                                       3,443,756      1,885,000     20,116     0.2%

NORTH CAROLINA

Concord -                                D                  Apr-02         861,341             __       N/A
   Eckerd Drug Store

Fayetteville -                           NC      1998/      Dec-01      26,914,989     20,133,000    272,385     3.3%
   Fayetteville Pavilion Phase I & II             2001



Wilmington -                             NC       1989      May-02       5,200,000             __     51,847     0.6%
   Oleander Shopping Center

   NORTH CAROLINA TOTAL                                                 32,976,330     20,133,000    324,232     3.9%

SOUTH CAROLINA

Anderson -                               NC       1999      Nov-01      15,748,418     11,000,000    223,211     2.7%
   Anderson Central

Columbia -                               NC       2002      Apr-02       7,622,000             __     79,253     0.9%
   Target Center

Greenville -                             SU       2001      Nov-01       2,811,930             --     10,908     0.1%
   Eckerd Drug Store

Spartanburg -                            NC       2002      May-02       8,250,000             --    101,800     1.2%
   Northpoint Shopping Center

Spartanburg -                            SU       2001      Dec-01       2,812,207             --     10,908     0.1%
   Eckerd Drug Store

Tega Cay -                               D                  Apr-02       1,282,874             __        N/A
   Eckerd Drug Store

Taylors -                                NC       1993      May-02       4,525,000             __     58,316     0.7%
   Hampton Point

   SOUTH CAROLINA TOTAL                                                 43,052,429     11,000,000    484,396     5.8%


                                             PHYSICAL
                                             OCCUPANCY     NO. OF            MAJOR
            PROPERTY                             %        TENANTS           TENANTS*
            --------                         ---------    -------           --------
LOUISIANA

Covington -                                     100%          1       Just for Feet
   Just For Feet

   LOUISIANA TOTAL

NORTH CAROLINA

Concord -                                        N/A
   Eckerd Drug Store

Fayetteville -                                   97%          20      Food Lion
   Fayetteville Pavilion Phase I & II                                 Marshalls
                                                                      Linens N Things
                                                                      Dick's Sporting Goods

Wilmington -                                    100%          3       Lowe's Foods
   Oleander Shopping Center

   NORTH CAROLINA TOTAL

SOUTH CAROLINA

Anderson -                                       98%          17      Wal-Mart
   Anderson Central

Columbia -                                      100%          3       Office Max
   Target Center                                                      Linen N Things

Greenville -                                    100%          1       Eckerd Drug Store
   Eckerd Drug Store

Spartanburg -                                    97%          10      Ingles Market
   Northpoint Shopping Center

Spartanburg -                                   100%          1       Eckerd Drug Store
   Eckerd Drug Store

Tega Cay -                                       N/A
   Eckerd Drug Store

Taylors -                                       100%          5       Bi-Lo Grocery Store
   Hampton Point

   SOUTH CAROLINA TOTAL

                                                                                                                     %
                                                                                                       GROSS      OF TOTAL
                                                   YEAR                  BOOK VALUE    ENCUMBRANCE   LEASABLE       GROSS
                                                  BUILT/      DATE           AT            AT          AREA       LEASABLE
            PROPERTY                     TYPE   RENOVATED   ACQUIRED     5/31/02 ($)   5/31/02 ($)   (SQ. FT.)      AREA
            --------                     ----   ---------   --------     -----------   -----------   ---------    --------
TENNESSEE

Chattanooga -                             SU       1995      Apr-01       3,102,953      1,303,800     26,040       0.3%
   PETsMART-Chattanooga

Knoxville -                               NC       2001      Jan-02      21,771,805     13,220,000    187,760       2.3%
   Turkey Creek Pavilion - Phase I




   TENNESSEE TOTAL                                                       24,874,758     14,523,800    213,800       2.6%

VIRGINIA

Fredericksburg -                          SU       1997      Apr-01       3,409,991      1,435,000     26,067       0.3%
   PETsMART - Fredericksburg

   VIRGINIA TOTAL                                                         3,409,991      1,435,000     26,067       0.3%

PORTFOLIO TOTAL                                                         824,448,767    419,332,117  8,355,957       100%
---------------

                                             PHYSICAL
                                             OCCUPANCY     NO. OF            MAJOR
            PROPERTY                             %        TENANTS           TENANTS*
            --------                         ---------    -------           --------
TENNESSEE

Chattanooga -                                   100%          1         PETsMART
   PETsMART-Chattanooga
Knoxville -                                     100%          20        Goody's
   Turkey Creek Pavilion - Phase I                                      Linens N Things
                                                                        Old Navy
                                                                        Lifeway
                                                                        Office Max

   TENNESSEE TOTAL

VIRGINIA

Fredericksburg -                                100%          1         PETsMART
   PETsMART - Fredericksburg
   VIRGINIA TOTAL

PORTFOLIO TOTAL
---------------


* Major tenants include tenants leasing more than 10% of the gross leasable area of the individual property.

NC       Neighborhood and Community Retail Shopping Center

SU       Single User Retail Property

RC       Retail Shopping Center

D        Development Project

JV Joint Venture. We acquired a 65% membership interest in Hendon Stonebridge, LLC, which owns a 100% fee simple interest in the property.

CP Commercial Property. Three single-story multi-tenant office buildings for which a portion of the space will serve as our regional office.

         The following table provides a summary of the properties in our investment portfolio by type of investment and by state at May 31, 2002. The following table does not include our three projects under development because these projects were not generating revenue at May 31, 2002.


                                                                     % OF TOTAL                         % OF
                                                         GROSS          GROSS       ANNUALIZED        ANNUALIZED
                                     TOTAL           LEASABLE AREA    LEASABLE      BASE RENTAL      BASE RENTAL
              DESCRIPTION            NUMBER            (SQ. FT.)        AREA          INCOME           INCOME
--------------------------------    -------          -------------  ------------    -------------    ----------
Portfolio Allocation by Type
           Neighborhood and            41              5,997,977         71.8%        $56,874,070      70.5%
             Community
           Single User                 11                442,694         5.3%           4,951,172      6.1%
           Other                       6               1,915,286         22.9%         18,857,359      23.4%
                                      ---              ---------         -----        -----------      -----
           TOTAL                       58              8,355,957         100%          80,682,601      100%
Portfolio Allocation by State
           Florida                     26              3,261,254         39.0%         31,362,353      38.9%
           Georgia                     20              4,026,092         48.2%         38,372,629      47.6%
           Louisiana                   1                  20,116         0.2%             349,840      0.4%
           North Carolina              2                 324,232         3.9%           3,419,406      4.2%
           South Carolina              6                 484,396         5.8%           4,252,241      5.3%
           Tennessee                   2                 213,800         2.6%           2,569,080      3.2%
           Virginia                    1                  26,067         0.3%             357,052      0.4%
                                      ---             ----------         ----        ------------      ----
           TOTAL                       58              8,355,957         100%          80,682,601      100%

TENANTS

The following table sets forth information regarding the tenants in our portfolio of properties and includes any tenant business leasing more than 5% of the total gross leasable area of our properties or any tenant business whose annualized base rent represents 5% or more of our 2002 annualized base rent based on the properties owned as of May 31, 2002. The table also sets forth the ten individual tenants comprising the greatest gross leasable area and greatest 2002 annualized base rent of the portfolio as of May 31, 2002.

                                                        GROSS            % OF TOTAL                                 % OF
                                                       LEASABLE            GROSS           ANNUALIZED           ANNUALIZED
                                             TOTAL        AREA             LEASABLE        BASE RENTAL         BASE RENTAL
DESCRIPTION                                 NUMBER    (SQ. FT.)             AREA           INCOME ($)             INCOME
----------------------------------          ------   ------------        -----------      ------------         ----------
Diversification of Tenant Business
(mgt.Criteria over 5% GLA or
base rent)
    Clothing                                              429,666             5.1%             4,107,516             5.1%
    Department                                          1,633,852            19.6%            10,587,924            13.1%
    Grocery                                             1,126,377            13.5%             8,658,744            10.7%
    Other                                               5,166,062            61.8%            57,328,417            71.1%
                                                        ---------            -----            ----------            -----
    TOTAL                                               8,355,957             100%            80,682,601             100%


Individual Tenant Concentrations
(mgt. criteria top 10 of GLA and
base rent)
    Publix                                    16          702,051             8.4%             5,602,620             6.9%
    Kmart                                      4          392,189             4.7%             2,438,268             3.0%
    Wal-Mart                                   2          387,381             4.6%             2,112,216             2.6%
    Lowe's                                     3          307,974             3.7%             2,167,356             2.7%
    Kohl's                                     3          259,752             3.1%             1,617,384             2.0%
    PETsMart                                  10          243,796             2.9%             2,832,996             3.5%
    Goody's                                    7          268,895             3.2%             2,436,672             3.0%
    Bealls                                     7          245,124             2.9%             1,497,216             1.9%
    Ross Dress For Less                        7          231,564             2.8%             2,050,404             2.5%
    Old Navy                                   7          160,771             1.9%             1,670,844             2.1%


         Tenants in several of our properties have announced that they have filed for bankruptcy or commenced financial restructuring. Under bankruptcy laws, tenants have the right to affirm or reject their leases with us. If a tenant rejects a lease, the tenant will no longer be required to pay rent on the property. If a tenant affirms its lease, the tenant will be required to perform all obligations under the original lease. If a tenant does not reject or affirm its lease at the beginning of the bankruptcy process, there is no assurance that the lease will not be rejected in the future. In addition, certain tenants may undergo restructuring and may close some unprofitable stores. Once a space is vacated by a bankrupt or restructured tenant, our policy is to actively attempt to re-lease the available space.

         The table below includes tenants that are currently in bankruptcy proceeding or are currently undergoing financial restructuring and whose space has not been released as of May 22, 2002.

                                                           BANKRUPTCY/                  SQUARE         ANNUAL        OCCUPANCY
PROPERTY NAME              TENANT NAME                     RESTRUCTURING                 FOOT         BASE RENT       STATUS
-------------------        ----------------------        ----------------               ------        ---------      ----------
Countryside                John Rogers                    Bankruptcy (3)                  1,179      $   24,311       Vacant

Countryside                Promedco                       Bankruptcy (3)                 10,725         214,740       Partially
                                                                                                                      Released
Lake Walden                Edy's Ice Cream                Bankruptcy (3)                  1,244          17,416       Vacant

Lake Walden                FPA Medical                    Bankruptcy (3)                  5,016          72,832       Occupied
                           Management

Lake Walden                Kmart                          Bankruptcy                     91,266         383,317       Occupied

Lake Walden                First Mango Mgt.               Bankruptcy (3)                  5,570          52,217       Vacant

Lake Walden                Carol Ammerman -               Bankruptcy                      2,800          30,800       Under
                           Parrots Plus                                                                               Eviction

Boynton                    MVP Hair Salon                 Bankruptcy (3)                  1,500          42,207       Vacant
Commons

Town Center                Bicycle Exchange               Bankruptcy                      4,800          91,200       Vacant
  Commons

Casselberry                Alan David Design              Bankruptcy (3)                  3,000          40,500       Vacant
Commons

Casselberry                Service Merchandise            Bankruptcy (3)                 13,822         127,029       Vacant (2)
  Commons

Casselberry                Shoe World                     Bankruptcy                      4,000          28,000       Vacant
  Commons

Casselberry                Big Mail Boxes                 Bankruptcy (3)                  1,800          28,050       Vacant
  Commons

Pleasant Hill              Busy Body, Inc.                Bankruptcy                      4,000          64,000       Occupied

Pleasant Hill              Hit or Miss                    Bankruptcy (3)                  8,000         149,196       Vacant

Gateway                    Waccamaw's                     Bankruptcy (3)                 35,000         344,919       Vacant
  Marketplace              HomePlace

Columbia                   John Diaz                      Bankruptcy (3)                    800          13,600       Vacant
Promenade

Columbia                   Hung's Dry Cleaning            Bankruptcy                      1,400          23,800       Occupied (1)
Promenade

Columbia                   Richard Walker                 Bankruptcy (3)                  8,000         149,196       Vacant
Promenade

Skyview                    Edison Bros.                   Bankruptcy                      3,533          63,594       Occupied (1)

Skyview                    Kmart                          Bankruptcy                     95,810         271,979       Occupied (1)

Creekwood                  Kmart                          Bankruptcy                    103,015         875,628       Occupied (1)

Kmart                      Kmart                          Bankruptcy                    102,098         907,349       Occupied (1)


South Lake                 Roadhouse Grill                Bankruptcy                      8,000          85,000       Vacant

Conway Plaza               Greeting Card Depot            Bankruptcy                      1,500          17,548       Occupied

Conway Plaza               Men's Quarterly                Bankruptcy                      1,400          25,200       Occupied
                           Barber Lounge

Sand Lake                  Nature's Health Food           Bankruptcy                      2,200          26,400       Vacant
Corners


(1)        The tenant has been paying rent on a consistent basis.

(2) At the time the property was purchased, a master lease was established with the seller of this property escrowing funds to assure rent and reimbursements for two years after the purchase.

(3)        The tenant has rejected the remainder of its lease.

TENANT LEASE EXPIRATION

           The following table sets forth lease expirations for the next ten years at our properties, assuming that no renewal options are exercised. For purposes of the table, the "total annual base rental income" column represents annualized base rent of each tenant as of January 1 of each year. Therefore, as each lease expires, no amount is included in this column for any subsequent year for that lease. In view of the assumption made with regard to total annual base rent, the percent of annual base rent represented by expiring leases may not be reflective of the expected actual percentages.

                                                                                                                        AVERAGE
                                                      % TOTAL OF                                                          BASE
                                     APPROX.          PORTFOLIO                      % OF TOTAL                          RENTAL
                                      GROSS             GROSS           TOTAL        ANNUAL BASE                         INCOME
                                     LEASABLE          LEASABLE         ANNUAL          RENTAL                            PER
                                      AREA              AREA            BASE           INCOME               TOTAL       SQUARE
                     NUMBER           OF            REPRESENT          RENTAL        REPRESENTED             ANNUAL       FOOT
        YEAR           OF           EXPIRING           ED BY           INCOME OF         BY                BASE        UNDER
       ENDING        LEASES          LEASES           EXPIRING         EXPIRING        EXPIRING             RENTAL       EXPIRING
      DECEMBER 31   EXPIRING       (SQ. FT.)           LEASES         LEASES ($)        LEASES             INCOME ($)    LEASES ($)
-----------------  ---------      -----------      ------------       ----------     -------------       ----------      ---------
Consolidated
2002                   40          106,336               1.3%         1,145,140            1.4%          80,682,601         10.77
2003                  101          303,064               3.6%         4,026,999            5.1%          79,378,675         13.29
2004                  137          470,956               5.6%         5,016,164            6.6%          75,954,802         10.65
2005                  108          273,997               3.3%         4,035,582            5.7%          71,307,840         14.73
2006                  125          364,924               4.4%         5,675,900            8.4%          67,739,209         15.55
2007                   80          361,714               4.3%         5,210,691            8.3%          62,892,983         14.41
2008                   38          487,723               5.8%         5,606,538            9.7%          58,070,622         11.50
2009                   22          230,892               2.8%         2,649,347            5.0%          52,690,740         11.47
2010                   21          216,275               2.6%         2,725,810            5.4%          50,216,041         12.60
2011                   38          436,579               5.2%         5,326,218           11.2%          47,723,678         12.20

THE LARGEST PROPERTY IN OUR PORTFOLIO

         Properties that are materially important to our real estate portfolio are properties which account for ten percent or more of the total consolidated assets at December 31, 2001 or ten percent or more of consolidated gross revenue for the year ended December 31, 2001. Although, as of December 31, 2001 none of the properties in our portfolio met these criteria we are providing the following additional information for the largest property in our portfolio, Southlake Pavilion. This property was purchased on December 28, 2001. The investment in Southlake Pavilion at December 31, 2001 represented 8.9% of the total consolidated assets and 8.6% of the pro forma consolidated gross revenue.

         SOUTHLAKE PAVILION, MORROW, GEORGIA

         We have entered into a purchase agreement to acquire eight properties from Thomas Enterprises, Inc., an unaffiliated third party. In accordance with the purchase agreement, these properties must be acquired in a specified order and within a specified time frame. As of May 31, 2002, we have acquired seven of the eight properties identified. At any time, we may terminate the agreement before the last of the eight properties is acquired. Each of the properties we are buying from Thomas Enterprises individually meets our acquisition criteria. The purchase of each property is contingent upon our receipt of satisfactory appraisal, environmental, engineering and other due diligence information.

         In addition, with respect to seven of the properties acquired and the remaining property to be acquired from Thomas Enterprises, the seller established a $6,000,000 escrow that we can draw against in the event any tenant stops paying rent for any reason. This escrow will remain in place for a period of three years.

         On December 31, 2001, two limited liability companies we formed purchased an existing shopping center known as Southlake Pavilion located on approximately 51 acres and containing 525,162 gross leasable square feet. The center is located at 1900 Mt. Zion Road, Morrow, Georgia.

         We purchased Southlake Pavilion Shopping Center (Phases III, IV and V) from Thomas Enterprises, Inc., an unaffiliated third party. Our current acquisition cost, including expenses, was approximately $56,377,000. The purchase price was adjusted at the time of closing for unoccupied spaces with the tenant not yet paying full rent. We will pay the balance of the purchase price of approximately $9,535,000 as tenants begin paying rent. The seller has eighteen months from the date of closing to lease the vacant space and receive the balance of the purchase price. This amount may also increase by additional costs, which have not yet been finally determined. We expect any additional costs to be insignificant. Our total acquisition cost is expected to be approximately $126 per square foot of leasable space.

         We purchased this property with our own funds and the proceeds from two assumed loans. One limited liability company obtained a $9,840,000 loan from Columbus Bank and Trust secured by a first mortgage on Southlake III. The loan requires interest only payments at an annual rate of prime plus 1/4 points. The loan matures June 30, 2002. We intend to refinance the loan with more permanent financing before the maturity date. Because of the purchase price adjustment, the loan was not fully funded at the time of closing. At closing, we borrowed $8,500,000 of the total available loan. The balance of the loan may be borrowed as we pay the balance of the purchase price. We formed the second limited liability company with our sponsor as an additional member in order to satisfy certain requirements of our lender. This requirement resulted in our sponsor holding a majority interest, however we control the limited liability company and retain all economic burdens and benefits of ownership of the property. The second limited liability company obtained a loan from South Trust Bank. This loan is secured by a first mortgage on Southlake IV and V and is in the principal amount of $36,780,000. The loan requires interest only payments at a rate of 185 points over LIBOR. Our sponsor guarantees the loan. As consideration for our sponsor's guaranty of the loan, we will pay our sponsor an annual fee equal to ..125% of the outstanding loan balance, to be paid monthly. The loan matures on June 30, 2002. The loan may be extended for an additional six months at a rate of 175 points over LIBOR. We intend to refinance the loan with more permanent financing before the initial maturity date. Because of the purchase price adjustment, this loan was not fully funded at the time of closing. At closing we borrowed $31,240,000 of the total available loan. The balance of the loan may be borrowed as we pay the balance of the purchase price. This structure provided us with the ability to close the transaction quickly and provided us with a lower cost of capital than we might have otherwise obtained for the transaction.

         In evaluating this property as a potential acquisition and determining the appropriate amount of consideration to be paid for the property, we considered a variety of factors including overall valuation of net rental income, location, demographics, tenant mix, quality of tenants, length of leases, price per square foot, occupancy and the fact that overall rental rates at the shopping center are comparable to market rates. We believe that this property is well located, has acceptable roadway access, attracts high-quality tenants, is well maintained and has been professionally managed. This property will be subject to competition from similar shopping centers within its market area, and its economic performance could be affected by changes in local economic conditions. We did not consider any other factors materially relevant to the decision to acquire this property.

         We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

         Southlake Pavilion Shopping Center was built in phases. Phase III was completed in 1998. Phases IV and V were completed in 1997 and expanded beginning in 2001 and will be completed in 2002. The property consists of five multi-tenant, single story buildings and seven single tenant, single story buildings. As of May 31, 2002, this property was approximately 99% leased with an average annualized base rent of $12.62 per occupied square foot.

         One tenant, Ashley's, leases more than 10% of the total gross leasable area of the property. The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:


                             APPROXIMATE
                            GROSS LEASABLE     % OF TOTAL       BASE RENT PER
                             AREA LEASED          GROSS        SQUARE FOOT PER              LEASE TERM
LESSEE                        (SQ. FT.)       LEASABLE AREA       ANNUM ($)          BEGINNING               TO
----------------------------------------------------------------------------------------------------------------
Ashley's                    53,159               11%                   8.50             12/01              02/12
  Option 1                                                             9.50             03/12              02/17
  Option 2                                                            10.00             03/17              02/22
  Option 3                                                            10.50             03/22              02/27

         For federal income tax purposes, the depreciable basis in this property will be approximately $48,546,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively. Real estate taxes for 2001 were $458,084 for a tax rate of 22.21 per $1,000 assessed value.

         As of May 31, 2002, a total of 520,842 square feet was leased to 36 tenants at this property. The following table sets forth certain information with respect to those leases:

                                    APPROXIMATE
                                   GROSS LEASABLE                                                CURRENT             BASE RENT PER
                                    AREA LEASED                                RENEWAL           ANNUAL               SQUARE FOOT
LESSEE                               (SQ. FT.)              LEASE ENDS         OPTIONS           RENT ($)             PER ANNUM ($)
-------------------------          --------------          -----------        --------          -------------         ------------
     PHASE III
Baptist Book Store                        6,000               07/07            2/5 yr.                91,500                15.25
Petco*                                   15,000               05/11               -                  225,000                15.00
Ross Stores                              32,175               01/12            4/5 yr.               289,575                 9.00
Ashley's                                 53,159               02/12            3/5 yr.               451,852                 8.50
Circuit City                             44,714               01/17            4/5 yr.               491,854                11.00
    PHASE IV, V
Funco Land                                2,400               10/02             2/3 yr                39,000                16.25
Gateway 2000                              8,000               01/03               -                  186,800                23.35
Touch of an Angel                         1,200               01/03               -                   25,200                21.00
Planet Smoothie                           1,200               05/03            1/5 yr.                23,400                19.50
First Computer                            1,873               06/03               -                   34,650                18.50
Great Clips                               1,200               07/03            1/5 yr.                23,400                19.50
Play It Again Sports                      2,320               02/04            2/5 yr.                45,240                19.50
Bell South                                5,775               08/05            2/5 yr.               112,612                19.50
Old Navy                                 22,800               11/06            3/5 yr.               228,000                10.00
Catherines                                4,500               11/06               -                   67,500                15.00
Excell Temp                               1,600               12/06               -                   28,000                17.50
Bailey's*                                12,000               12/06               -                  211,290                17.66
Hollywood Video                           7,488               12/06            4/5 yr.               138,528                18.50
Atlanta Bread                             3,600               08/07            2/5 yr.                71,460                19.85
Road House Grill                          8,000               02/08            4/5 yr.                85,000                11.83
Mattress Firm                             4,400               02/08            2/5 yr.                72,600                16.50
TGIF                                      4,600               03/08            4/5 yr.                75,000                17.05
David's Bridal                            8,800               06/08            3/5 yr.               118,800                13.50
Famous Footwear                          10,500               11/11             2/5 yr               157,500                15.00
Factory 2U*                              12,000               12/11               -                  120,000                10.00
Kindred*                                 20,000               12/11               -                  250,000                12.50
Comp USA                                 26,815               10/12               -                  335,188                12.50
O.B.'s BBQ*                               4,200               12/12               -                   84,882                20.21
Barnes & Noble                           23,000               01/13            3/5 yr.               345,000                15.00
Just 4 Feet                              16,881               01/13            2/5 yr.               373,914                22.15
Taco Bell                                 2,200               03/13            4/5 yr.                42,247                19.20
Staples                                  23,942               07/15            3/5 yr.               269,348                11.25
Goody's                                  45,000               05/16            3/5 yr.               405,000                 9.00
LA Fitness                               41,000               01/17            3/5 yr.               533,000                13.00
Linen's N Things                         35,000               01/17            3/5 yr.               401,450                11.47
Joe's Crab Shack                          7,500               09/17            3/5 yr.                92,500                12.33
Vacant*                                   4,320

*When this space is occupied and the tenant has begun paying rent, we will pay the balance of the purchase price relating to the space.

         In general, each tenant pays its proportionate share of real estate taxes, insurance and common area maintenance costs; although the leases with some tenants provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

         The following table sets forth lease expirations for this property for the next ten years, assuming that no renewal options are exercised:

                                                                                                    PERCENT OF
                                                                                                     TOTAL
                                                                                     AVERAGE         BUILDING
                              APPROXIMATE                                           BASE RENT         GROSS
                                GROSS               ANNUAL                            PER           LEASABLE          PERCENT OF
                              LEASABLE              BASE                             SQUARE           AREA            ANNUAL BASE
                   NUMBER       AREA OF           RENT OF             TOTAL            FOOT         REPRESENTED           RENT
                     OF        EXPIRING            EXPIRING           ANNUAL          UNDER            BY              REPRESENTED
YEAR ENDING        LEASES       LEASES              LEASES            BASE           EXPIRING        EXPIRING          BY EXPIRING
DECEMBER 31,      EXPIRING    (SQ. FT.)             ($)              RENT ($)        LEASES ($)      LEASES (%)         LEASES (%)
----------------------------------------------------------------------------------------------------------------------------------
        2002          1             2,400               39,000     6,562,663         16.25            0.46               0.59
        2003          5            13,473              322,324     6,624,388         23.92            2.57               4.87
        2004          1             2,320               45,240     6,337,499         19.50            0.44               0.71
        2005          1             5,775              112,613     6,292,259         19.50            1.10               1.79
        2006          5            48,388              688,025     6,191,617         14.22            9.21              11.11
        2007          2             9,600              177,528     5,579,642         18.49            1.83               3.18
        2008          4            25,800              382,578     5,510,850         14.83            4.91               6.94
        2009         --                --                   --     5,149,817           --              --                  --
        2010         --                --                   --     5,149,817           --              --                  --
        2011          4            57,500              763,000     5,161,787          13.27           10.95              14.78


         For purposes of the above table, the "total annual base rent" column represents annualized base rent. For purposes of this column, we made no assumptions regarding the re-leasing of expiring leases. Therefore, as each lease expires, no amount is included in this column for any subsequent year for that lease. In view of the assumption made with regard to total annual base rent, the percent of annual base rent represented by expiring leases may not be reflective of the expected actual percentages. This is not indicative of or a prediction of future actual results. It is the opinion of our management that the space for expiring leases will re-leased at market rates existing at the time of the expiration of those leases.

POTENTIAL PROPERTY ACQUISITIONS

         We are currently considering acquiring the following properties. Our decision to acquire these properties will generally depend upon:

         - no material adverse change occurring in the properties, the tenants or the local economic conditions;

         - our receipt of sufficient net proceeds from this offering to make these acquisitions or sufficient availability of credit; and

         - our receipt of satisfactory due diligence information including appraisals, environmental reports and lease information.

         Other properties may be identified in the future that we may acquire before or instead of these properties. We cannot guarantee that we will complete these acquisitions.

         In evaluating these properties as potential acquisitions and determining the appropriate amount of consideration to be paid for each property, we considered a variety of factors including overall valuation of net rental income, location, demographics, tenant mix, quality of tenants, length of leases, price per square foot, occupancy and the fact that overall rental rates at each shopping center are comparable to market rates. We believe that each of the following properties is well located, has acceptable roadway access, attracts high-quality tenants, is well maintained and has been professionally managed. Each of the following properties will be subject to competition from similar shopping centers within its market area, and its economic performance could be affected by changes in local economic conditions. We did not consider any other factors materially relevant to the decision to acquire each property.

         We anticipate purchasing each of the following properties from unaffiliated third parties. We intend to purchase each of the following properties with our own funds. Initially, we funded a $2,500,000 loan to the seller of Midway Plaza, which he will use along with proceeds from a first mortgage to rehab the property and lease the current vacant spaces. Once the rehab is complete, we intend to purchase Midway Plaza with our own funds. We expect to place financing on any or all of the following properties at a later date.

                                                  Estimated                        Physical
                                                  Acquisition        Gross         Occupancy
                                                  Costs              Leasable      as of
                                       Year       including          Area (Sq.     5/31/02          No. of
PROPERTY                    Type       Built      expenses *         Ft.)            (%)            Tenants     Major Tenants
-------------------------------------------------------------------------------------------------------------------------------
Sycamore Commons,           NC        2002        $48,500,000       395,289         97               22         Costco
Highway 74 and                                                      includes a                                  Dicks Sporting Goods
Highway 51,                                                         148,663
Matthews, North                                                     square
Carolina                                                            foot
                                                                    ground
                                                                    lease
Hillsboro Square            NC        1961        $22,000,000       145,318         96               25         Publix**
Hillsboro Boulevard
and Highway One,
Deerfield Beach,
Florida

Midway Plaza                NC        1985        $26,200,000       220,259         73               38         Publix
Commercial                                                                                                      Ross
Boulevard and
University Drive,
Tamarac, Florida

Turkey Creek                NC        2002        $10,573,000       82,940          100              8          Ross
Pavilion Phase II
300 Village Green
Circle
Knoxville, Tennessee

Westside Center             NC        2002        $56,057,000       504,364         90               30         _
University Drive
Huntsville, Alabama

Eckerd Drug Stores          SU        2001        $2,917,000        10,908          100              1          Eckerds
NC Hwy. 66 and Main
St.
Walkerton, North
Carolina

Eckerd Drug Stores          SU        To be       $2,721,000        10,908          100              1          Eckerds
US 29 and Blackstock                  built
Rd.
Spartanburg, South
Carolina

Eckerd Drug Stores          SU        To be       $2,668,000        10,908          100              1          Eckerds
NC Hwy. 55 and Holly                  Built
Springs Road
Holly Springs, North
Carolina

Eckerd Drug Stores          SU        To be       $2,856,000        10,908          100              1          Eckerds
US 401 and Perry            D         built
Creek Road.
Raleigh, North
Carolina

Southampton Village         NC        2002        $9,820,000        77,890          66               1          Publix
Georgia Route 74
Tyrone, Georgia

                                                  Estimated                        Physical
                                                  Acquisition        Gross         Occupancy
                                                  Costs              Leasable      as of
                                       Year       including          Area (Sq.     5/31/02          No. of
PROPERTY                    Type       Built      expenses *         Ft.)            (%)            Tenants     Major Tenants
-------------------------------------------------------------------------------------------------------------------------------
                                                                                    Physical
Circuit City                SU        2001        $4,477,000        33,056                100        1          Circuit City
Highway 27 and
Three Mile Road,
Rome, Georgia
Circuit City                SU        2001        $5,647,000        33,243                100        1          Circuit City
6200 20th Street and
Highway 60,
Vero Beach, Florida
River Walk                  NC        2001        $7,598,000        69,083                 87        9          Publix
Ridge Road and
DeCubellis Road,
River Ridge, Florida

Ward's Crossing             NC        2001        $11,100,000       80,980                 94        9          Michael's
US 29 and Highway 460,                                                                                          Bed Bath and Beyond
Lynchburg, Virginia                                                                                             Pier 1
Eckerd Drug Store            D        To be       $3,058,000        10,908                N/A        -          -
US 221 and SC 101,                    built
Woodruff, South
Carolina
Southwood Plantation         D        To be       $7,633,000        62,771                N/A        -          -
Capital Circle and                    built
Blair Stone Road,
Tallahassee, Florida


         We anticipate purchasing the following five properties from an unaffiliated third party. Pursuant to a signed agreement, these properties must be acquired on an all or none basis. We intend to purchase the following properties with our own funds. However, we expect to place financing on the properties at a later date.

                                                  Estimated                        Physical
                                                  Acquisition        Gross         Occupancy
                                                  Costs              Leasable      as of
                                       Year       including          Area (Sq.     5/31/02          No. of
PROPERTY                    Type       Built      expenses *         Ft.)            (%)            Tenants     Major Tenants
-------------------------------------------------------------------------------------------------------------------------------
Circuit City Center          NC         1999       $11,413,000         78,625       97               15          Circuit City
Good Homes Road and                                                                                               Staples
West Colonial Drive,
Orlando, Florida

McFarland Plaza              NC         1999       $15,325,000        222,019       97               16          Toys R Us
McFarland                                                                                                        Office Max
Boulevard and                                                                                                    Steinmart
Hargrove Road,                                                                                                   Theater
Tuscaloosa, Alabama

Walk at Highwood             NC         2001       $24,683,000        134,063       97               17           Michael's
Preserve Phase I                                                                                                  Linen N Things
Bruce B. Downs Boulevard,                                                                                         Circuit City
Tampa, Florida

                                                  Estimated                        Physical
                                                  Acquisition        Gross         Occupancy
                                                  Costs              Leasable      as of
                                       Year       including          Area (Sq.     5/31/02          No. of
PROPERTY                    Type       Built      expenses *         Ft.)            (%)            Tenants     Major Tenants
-------------------------------------------------------------------------------------------------------------------------------

Walk at Highwood             NC         To be      $ 6,577,000       28,427          N/A             --              --
Preserve Phase II                       built
Bruce B. Downs Boulevard,
Tampa, Florida

Publix Center                NC         Under      $11,828,000      100,858          N/A             --              --
US Highway 123 and                      Constr.
Brushy Creek Road,
Easley, South
Carolina

NC         Neighborhood and Community Retail Shopping Center

SC         Single User Retail Property

D          Development Project


* Our acquisition costs may increase by additional costs, which have not yet been finally determined. We expect any additional costs to be insignificant.


** The existing Publix will be torn down and a new Publix will be built, reopening in about October 2002. Publix will pay a substantial portion of the costs to rebuild. Our cost relating to the Publix is expected to be approximately $800,000.

In general, each tenant pays its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

                                 CAPITALIZATION

         The following table sets forth our historical capitalization as of March 31, 2002 and our pro forma capitalization as of that date as adjusted to give effect to the sale of 162,000,000 shares of common stock and the application of the estimated net proceeds therefrom as described in "Estimated Use of Proceeds," the actual shares sold through May 29, 2002 under our current follow-on offering and $8,857,000 of debt assumed in connection with the acquisition of two properties. We were originally capitalized in September 1998 through the cash contribution of $200,000 by the advisor, for which the advisor received 20,000 shares. As of March 31, 2002, we have sold a total of 46,425,401 shares of common stock in our public offerings resulting in gross proceeds of $461,806,167 . An additional 1,065,790 shares of common stock have been sold pursuant to our distribution reinvestment program as of March 31, 2002, for which we have received additional net proceeds of $10,125,005. As of March 31, 2002, we had repurchased 201,705 shares of common stock through our share repurchase program resulting in disbursements totaling $1,849,680. Additionally, the advisor made a cash contribution of $2,000 to the operating partnership, for which the advisor received 200 limited partnership common units. The table does not include the 200 shares of common stock reserved for issuance on conversion of the advisor's 200 limited partnership common units. We sold an additional 10,850,037 shares of common stock resulting in net offering proceeds of $95,256,974 during the period from April 1, 2002 through May 29, 2002. Additionally, the table does not include shares of common stock issuable upon the exercise of options which may be, but have not been, granted under our independent director stock option plan or shares issuable upon the exercise of warrants. The information set forth in the following table should be read in conjunction with our historical financial statements included elsewhere in this prospectus and the discussion set forth in "Management's Discussion and Analysis of Our Financial Condition -- Liquidity and -- Capital Resources."

                                                                            MARCH 31, 2002
                                                           --------------------------------------------------
                                                                  HISTORICAL                  PRO FORMA
                                                           ----------------------      ----------------------
Debt:
           Mortgage notes payable                                    $406,057,756              $  414,914,756
           Minority interest in partnership                                 2,000                       2,000
Stockholders' equity:
           Preferred Stock, $.01 par value, 10,000,000                          0                           0
           authorized, none outstanding
           Common Stock, $.01 par value, 100,000,000
           authorized, 47,309,486 shares issued and
           outstanding historical; 280,000,000
           authorized, 220,159,523 shares issued and
           outstanding pro forma                                          473,095                   2,201,595
           Paid in Capital                                            418,808,359               1,941,836,833
           Accumulated distributions in excess of net
           income                                                    (18,239,605)                (18,239,605)
           Accumulated other comprehensive income                       (790,228)                   (790,228)
Total stockholders' equity                                           $400,251,621              $1,925,008,595
                                                           ----------------------      ----------------------
Total capitalization                                                 $806,311,377              $2,339,925,351
                                                           ======================      ======================


                   MANAGEMENT'S DISCUSSION AND ANALYSIS OF OUR
                  FINANCIAL CONDITION AND RESULTS OF OPERATION

         The following discussion and analysis compares the three month period ended March 31, 2002 to the corresponding period ended March 31, 2001 for the Company. You should read the following discussion and analysis along with the Company's consolidated financial statements and the related notes included in this prospectus. Certain statements in this "Management's Discussion and Analysis of Financial Condition and Results of Operations" and elsewhere in this prospectus constitute "forward- looking statements" within the meaning of the Federal Private Securities Litigation Reform Act of 1995. See "Cautionary Note Regarding Forward-Looking Statements."

         The terms capitalized in this section, but without definition, have the meaning set forth in the Notes to Consolidated Financial Statements contained in the Registration Statement on Form S-11 of which this prospectus is a part.

OVERVIEW

         The Company was formed on September 3, 1998 to acquire and manage a diversified portfolio of real estate, primarily multi-tenant shopping centers. The Company has been operating and intends to continue operating as a real estate investment trust ("REIT") for federal and state income tax purposes. The Company, through entities owned or controlled directly or indirectly by it, has initially focused on acquiring properties in the southeastern states, primarily Florida, Georgia, North Carolina and South Carolina. The Company may also, through entities owned or controlled directly or indirectly by it, acquire single-user retail properties in locations throughout the United States, some of which may be sale and leaseback transactions, net leased to creditworthy tenants. Inland Retail Real Estate Advisory Services, Inc. (the "Advisor") has been retained to manage, for a fee, the Company's day-to-day affairs, subject to the supervision of the Company's Board of Directors.

         The Southeast market in which the Company's properties are located experienced an economic slowdown during 2001 and first quarter 2002, in line with the nation's slowing economy. The terrorist attacks in New York and Washington D. C. on September 11, 2001 and the resulting nationwide slowdown in airline traffic and tourism had a further impact on the local economies where the Company's properties are located. The Company has not observed any material effects on its operations as a result of these events. The Company believes that the effects of a continuing economic downturn should be mitigated by the fact that the tenants at the Company's properties to a large extent consist of: (1) retailers who serve primary non-discretionary shopping needs, such as grocers and pharmacies; (2) discount chains that can compete well during an economic downturn; and (3) national tenants with strong credit ratings that can withstand a downturn. The length and severity of any economic downturn cannot be predicted. The Company's operations could be negatively affected to the extent that an economic downturn is prolonged or becomes more severe.

         As of March 31, 2002, the Operating Partnership owned a portfolio of 49 properties and a land parcel under development. The properties are located in Florida, Georgia, North Carolina, South Carolina, Virginia, Tennessee or Louisiana. At March 31, 2002, the portfolio consisted of 37 shopping centers, 11 free standing single-user retail buildings and one office complex containing an aggregate of approximately 7,081,293 square feet of gross leasable area ("GLA") and approximately 95.4% of the GLA was leased.

CRITICAL ACCOUNTING POLICIES

         GENERAL

         The following disclosure pertains to critical accounting policies management believes are most "critical" to the portrayal of the Company's financial condition and results of operations which require management's most difficult, subjective or complex judgments. These judgments often result from the need to make estimates about the effect of matters that are inherently uncertain. Critical accounting policies discussed in this section are not to be confused with accounting principles and methods disclosed in accordance with accounting principles generally accepted in the United States (GAAP). GAAP requires information in financial statements about accounting principles, methods used and disclosures pertaining to significant estimates. This discussion addresses judgments known to management pertaining to trends, events or uncertainties known which were taken into consideration upon the application of those policies and the likelihood that materially different amounts would be reported upon taking into consideration different conditions and assumptions.

         Valuation of Investment Property. In order to ascertain the value of an investment property management takes into consideration many factors which require difficult, subjective or complex judgments to be made. These judgments require management to make assumptions when valuing each investment property. Such assumptions include projecting vacancy rates, rental rates, property operating expenses, capital expenditures, and debt financing rates, among others. The capitalization rate is also a significant driving factor in determining the property valuation which requires management's judgment of factors such as market knowledge, historical experience, length of leases, tenant financial strength, economy, demographics, environment, property location, visibility, age, and physical condition, and investor return requirements, among others. Furthermore, every property acquired is supported by an independent appraisal. All of the aforementioned factors are taken as a whole by management in determining the valuation. The valuation is sensitive to the actual results of any these uncertain factors, either individually or taken as a whole. Should the actual results, differ from management's judgment, the valuation could be negatively effected. The valuation and possible subsequent impairment of investment properties results in a significant estimate that can and does change based on management's continuous process of analyzing each property and on management's assumptions about uncertain inherent factors.

         Master Leases. In conjunction with certain acquisitions, the Company receives payments under master lease agreements pertaining to some non-revenue producing spaces either at the time or subsequent to the purchase. GAAP requires that upon receipt these payments are recorded as a reduction in the purchase price rather than as rental income. These master leases were established at the time of purchase in order to mitigate the potential negative effects of rent and occupancy assumptions utilized in the valuation of the investment property. Master lease payments are received through a draw of funds escrowed at the time of purchase and are for a period from one to three years. There are no assurances that upon the expiration of the master lease agreements that the valuation factors pertaining to rent and occupancy assumed by management will be met. Should the actual results, differ from management's judgment, the property valuation could be negatively effected.

         Valuation of accounts and rents receivable. Management takes into consideration certain factors that require judgments to be made as to the collectability of receivables. Collectability factors taken into consideration are the amounts outstanding, payment history, and financial strength of the tenant, which taken as a whole, determines the valuation.

LIQUIDITY AND CAPITAL RESOURCES

         GENERAL

         The Company's principal demands for funds have been for property acquisitions, either directly or through investment interests, for the payment of operating expenses and dividends, and for the payment of interest on its outstanding indebtedness and other investments. Generally, cash needs for items other than property acquisitions have been met from operations, and property acquisitions have been funded by public offerings of the Company's shares of common stock ("Shares"). However, there may be a delay between the sale of the Shares and the Company's purchase of properties, which could result in a delay in the benefits to investors, if any, of returns generated from property operations. The Advisor evaluates potential additional property acquisitions and Inland Real Estate Acquisitions, Inc., one of the affiliates of our sponsor, engages in negotiations with sellers on behalf of the Company. Investors should be aware, that after a purchase contract is executed which contains specific terms, the property will not be purchased until due diligence, which includes review of the title insurance commitment, an appraisal and an environmental analysis, is successfully completed. In some instances, the proposed acquisition still requires the negotiation of final binding agreements, which may include financing documents. During this period, the Company may decide to temporarily invest any unused proceeds from the offering in certain investments that could yield lower returns than other investments, such as the properties. Such lower returns may affect the Company's ability to make distributions.

         Potential future sources of capital include proceeds from the public or private offering of the Company's debt or equity securities, secured or unsecured financings from banks or other lenders, proceeds from the sale of properties, as well as undistributed funds from operations. Management anticipates that during the current year the Company will (i) acquire additional existing shopping centers, (ii) develop additional shopping center sites, and
(iii) continue to pay distributions to stockholders. The aforementioned capital demands are expected to be funded mainly from proceeds of the Company's public Offerings of Shares, cash flows from operating activities, financings and other external capital resources available to the Company.

         The Company's leases typically provide that the tenant bears responsibility for substantially all property costs and expenses associated with the ongoing maintenance and operation including utilities, property taxes and insurance. In addition, in some instances the Company's leases provide that the tenant is responsible for roof and structural repairs. Certain of the Company's properties are subject to leases under which the Company retains the responsibility for certain costs and expenses associated with the property. Management anticipates that capital demands to meet obligations related to property capital improvements will be minimal for the foreseeable future and can be met with funds from operations and working capital. If necessary, the Company may use financings or other sources of capital in the event of unforeseen significant capital expenditures.

         Management believes that the Company's current capital resources, including cash on hand, are sufficient to meet its liquidity needs for the foreseeable future.

         LIQUIDITY

         Offerings. On February 11, 1999, the Company commenced an initial public offering (the "Initial Offering") on a best efforts basis of up to (i) 50,000,000 Shares to the public at a price of $10 per Share, (ii) 4,000,000 Shares to participants in the Company's distribution reinvestment program ("DRP") at a price of $9.50 per Share, (iii) 2,000,000 soliciting dealer warrants ("Soliciting Dealer Warrants") issuable to Inland Securities Corporation, the managing dealer of the Initial Offering (the "Dealer Manager"), at the rate of one Soliciting Dealer Warrant (for a price of $.0008 per Warrant) for each 25 Shares sold during the Initial Offering, and (iv) 2,000,000 Shares issuable upon the exercise of the Soliciting Dealer Warrants issued during the Initial Offering at a price of $12.00 per Share. The Initial Offering terminated on January 31, 2001 and a total of 13,687,349 Shares were sold to the public resulting in gross proceeds of $136,454,648. As of January 31, 2001, the Company had repurchased 60,475 Shares for $ 547,301 pursuant to its Share Repurchase Program. In addition, the Advisor purchased 20,000 Shares for $200,000 preceding the commencement of the Initial Offering.

         On February 1, 2001, the Company commenced a follow-on public offering (the "Subsequent Offering") on a best efforts basis of up to (i) 50,000,000 additional Shares at a price of $10 per Share, (ii) 4,000,000 additional Shares pursuant to the DRP at a price of $9.50 per Share, (iii) 2,000,000 Soliciting Dealer Warrants, and (iv) 2,000,000 Shares issuable upon exercise of the Soliciting Dealer Warrants, all on substantially the same terms as in the Initial Offering. The Subsequent Offering expired on February 1, 2002, but was extended by the Company to a date no later than February 1, 2003. The Initial Offering and the Subsequent Offering are collectively referred to as the "Offerings."

         As of March 31, 2002 and December 31, 2001, subscriptions for a total of 46,445,401 and 35,294,860 Shares, respectively, had been received from the public, which include the 20,000 Shares issued to the Advisor. In addition, the Company distributed 1,065,790 and 785,365 Shares pursuant to the Company's DRP as of March 31, 2002 and December 31, 2001, respectively. As of March 31, 2002 the Company has repurchased 201,705 Shares and has issued Soliciting Dealer Warrants to acquire 1,856,201 Shares. As a result of such sales and repurchases, the Company has received a net total of $368,281,416 of Gross Offering Proceeds as of March 31, 2002. The Advisor has guaranteed payment of all public offering expenses (excluding selling commissions and the marketing contribution and due diligence expense allowance) in excess of 5.5% of the Gross Offering Proceeds from the Initial Offering and the Subsequent Offering or all organization and offering expenses (including selling commissions) which together exceeds 15% of the Gross Offering Proceeds. As of March 31, 2002 and December 31, 2001, organizational and offering costs totaling $51,000,038 and $39,335,560, respectively, did not exceed these limitations. These costs did not exceed such limitations upon completion of the Initial Offering and the Company anticipates that these costs will not exceed these limitations upon completion of the Subsequent Offering. Any excess amounts at the completion of the Subsequent Offering will be reimbursed by the Advisor.

         As of March 31, 2002, 1,856,201 Soliciting Dealer Warrants were sold to the Dealer Manager for a total of $1,485 and none of the Soliciting Dealer Warrants had been exercised for Shares.

         Line of Credit. On December 20, 2001, the Company secured an acquisition line of credit in the amount of $14,000,000 with SouthTrust Bank. This line of credit had a maturity date of March 27, 2002 and carried interest at the rate of 1.75% over LIBOR per annum. Funds from this line of credit were used to purchase a property in December 2001. This line of credit is secured by second mortgages on three properties owned by the Company which also have first mortgages with this bank. This line of credit has been extended to March 27, 2003.

         Stockholder Liquidity. The Company provides the following programs to facilitate investment in the Shares and to provide limited liquidity to stockholders until such time as a market for the Shares develops:

         The DRP allows stockholders who purchase Shares pursuant to the Offerings to automatically reinvest distributions by purchasing additional Shares from the Company. Such purchases will not be subject to selling commissions or the marketing contribution and due diligence expense allowance and will be sold at a price of $9.50 per Share. As of March 31, 2002, the Company distributed 1,065,790 Shares pursuant to the DRP for an aggregate of $10,125,007.

           Subject to certain restrictions, the Share Repurchase Program provides existing stockholders with limited, interim liquidity by enabling them to sell Shares back to the Company at the following prices:

           $9.05 per Share during the respective offering period;
           $9.25 per Share during the 12 months following the end of the respective offering period;
           $9.50 per Share during the next 12 months;
           $9.75 per Share during the next 12 months; and

         Thereafter, at the greater of: (i) $10 per Share; or (ii) a price equal to 10 times the Company's "funds available for distribution" per weighted average Share outstanding for the prior calendar year.

         Shares purchased by the Company will not be available for resale. As of March 31, 2002, 201,705 Shares have been repurchased for an aggregate cost of $1,849,680.

         CAPITAL RESOURCES

         As of March 31, 2002, the Operating Partnership owned a portfolio of 49 properties and a land parcel under development. The properties are located in Florida, Georgia, North Carolina, South Carolina, Virginia, Tennessee and Louisiana. At March 31, 2002, the portfolio consisted of 37 shopping centers, 11 free standing single-user retail buildings and one office complex containing an aggregate of approximately 7,081,293 square feet of gross leasable area ("GLA") and approximately 95.4% of the GLA was leased.

         The Company expects to meet its short-term operating liquidity requirements generally through its net cash provided by property operations. For the three month period ending March 31, 2002 and 2001, the properties owned by the Company were generating sufficient cash flow to cover the Company's operating expenses plus pay a monthly distribution on weighted average Shares outstanding. Operating cash flows are expected to increase as additional properties are added to the Company's portfolio.

         The Company is currently working with lenders to obtain new financing to pay off the loans that mature in 2002. The Company also expects to use proceeds from the offering to payoff a portion of the loans maturing in 2002. As part of its financing strategy, the Company prepares packages which are forwarded to prospective lenders. Each package contains specific details regarding each property and is designed to familiarize prospective lenders with the properties sufficient to allow them to provide interest rate quotes to the Company. The Company believes that this method of receiving competitive bids from lenders is the most effective means of obtaining favorable financing. The company is confident it will obtain new long term financing to achieve the strategy objective.

         Distributions are determined by the Company's Board of Directors and are dependent on a number of factors, including the amount of funds available for distribution, the Company's financial condition, any decision by the Company's Board of Directors to reinvest funds rather than to distribute the funds, the Company's capital expenditures, the annual distribution required to maintain REIT status under the Internal Revenue Code and other factors the Board of Directors may deem relevant.

         CASH FLOWS FROM OPERATING ACTIVITIES

         Net cash flows generated from operating activities were $15,226,052 and $4,602,276 for the three month period ended March 31, 2002 and 2001, respectively. The increase in net cash provided by operating activities for the three month period ended March 31, 2002 compared to that of the prior year is due primarily to additional rental revenue and income generated from the operations of thirty-nine properties owned at the beginning of the period compared to twelve properties owned at the beginning of the previous period coupled by the fact that ten properties were acquired in the first quarter 2002 compared to one acquired in the first quarter 2001.

         CASH FLOWS FROM INVESTING ACTIVITIES

         Cash flows used in investing activities were $78,589,038 and $36,973,549 for the three month period ended March 31, 2002 and 2001, respectively. The cash flows used in investing activities were primarily due to the acquisition of ten and one properties for which approximately $75,542,000 and $35,442,000 cash proceeds were used to acquire the properties during the three month period ended March 31, 2002 and 2001.

         The Company's investment in securities at March 31, 2002 and 2001 consists principally of equity investments in various real estate investment trusts and energy related trusts and are classified as available- for-sale securities and are recorded at fair value. The Company purchased investment securities for the three month period ended March 31, 2002 in the amount of approximately $836,000, increasing its margin account by approximately $359,000. The Company purchased investment securities of approximately $3,173,000 and increased its margin account by approximately $1,628,000 for the same period in 2001.

         CASH FLOWS FROM FINANCING ACTIVITIES

         Cash flows provided by financing activities were $126,189,933, and $23,315,024 for the three month period ended March 31, 2002 and 2001, respectively. The Company generated proceeds from the sale of Shares, net of offering costs and the repurchase of Shares, of approximately $102,729,000 and $21,002,000 for the three month period ended March 31, 2002 and 2001, respectively. The Company also generated approximately $32,507,000 and $5,400,000 from the issuance of new mortgages secured by six and one of its properties for the three month period ended March 31, 2002 and 2001. The Company also paid approximately $7,503,000 and $2,613,000 in dividends to its stockholders for the three month period ended March 31, 2002 and 2001. The increase of the weighted average number of common shares outstanding resulted in the increases of dividends declared. The increase in the distribution rates to $.81 per Share from $.80 per Share for the three month period ended March 31, 2002 and 2001 also added to the increased dividends declared. The Company also used approximately $1,800,000 to pay off one mortgage secured by one of its properties for the three month period ended March 31, 2002. No mortgage pay offs occurred during the three months ended March 2001.

EFFECTS OF TRANSACTIONS WITH RELATED AND CERTAIN OTHER PARTIES

         Services Provided by Affiliates of the Advisor. Management of the Company is responsible for oversight of services outsourced which includes services provided by affiliates of the Advisor for core business processes. Significant business processes provided by affiliates consist of services pertaining to asset management of the Company, raising capital through offerings and financings, professional services including due diligence of prospective investment property acquisitions, general and administrative matters, loan servicing with respect to the monthly processing of debt payments and property management and leasing activities. Costs incurred by the Company for services provided by affiliates for the three month period ending March 31, 2002 and 2001 consist of offering costs of $10,556,569 and $2,087,440, general and administrative expenses of $147,482 and $99,425, loan servicing fees of $30,174 and $8,700, mortgage financing fees of $53,823 and none, advisor asset management fees of $757,000, and none, professional services and property management and leasing fees of $921,498 and $321,374, respectively.

         Related Party Transactions. Four individual Limited Liability Companies ("LLCs") formed by the Company each purchased a shopping center from an unaffiliated third party by paying cash and assuming the respective first mortgage financing for the properties known as Douglasville Pavilion, Southlake Pavilion, Fayetteville Pavilion and Sarasota Pavilion. The Company formed the LLCs with Inland Real Estate Investment Corporation ("IREIC,") an affiliate of the Advisor, as an additional member in order to satisfy certain requirements of the lender. This requirement resulted in IREIC guaranteeing the loans and holding a majority interest in each LLC; however the Company retains all economic burdens and benefits of ownership of the respective properties. As consideration for IREIC's guaranty of the loans, the Company pays IREIC an annual fee equal to 1/8% of the outstanding loan balance, calculated monthly. The Company has incurred and accrued $28,320 of guaranty fees. The Consolidated Financial Statements include the accounts of the joint venture LLCs with IREIC and no provisions for their minority interests have been reflected.

RESULTS OF OPERATIONS

         GENERAL

         The following discussion is based primarily on the Consolidated Financial Statements of the Company at March 31, 2002 and December 31, 2001 and for the three month period ending March 31, 2002 and 2001. The schedule excludes Shoppes of Golden Acres, the development parcel and Stonebridge Square, the joint venture investment.


                          PROPERTIES      SQUARE
                           PURCHASED       FEET             PURCHASE
QUARTER ENDED             PER QUARTER    ACQUIRED            PRICE
-----------------------------------------------------------------------
March 31, 1999              None              N/A                   N/A
June 30, 1999                2            336,746          $ 20,298,291
September 30, 1999           5            803,169            80,426,866
December 31, 1999            2            302,602            26,490,171
March 31, 2000               1            117,723             8,547,758
June 30, 2000                1            282,137            34,332,135
September 30, 2000           1            231,326            20,928,655
December 31, 2000            0                N/A                   N/A
March 31, 2001               4            366,095            37,123,001
June 30, 2001                6            525,279            64,513,807
September 30, 2001           3            379,569            33,864,561
December 31, 2001           14          2,496,876           267,613,756
March 31, 2002              10          1,239,771           136,394,927
                            --          ---------          ------------
Total                       49          7,081,293          $730,533,928

         Rental Income. Rental income consists of basic monthly rent and percentage rental income due pursuant to tenant leases. Rental income increased by $11,370,737 for the three month period ending March 31, 2002 when compared to the same three month period of the prior year. This increase is due primarily to thirty-nine properties owned and operated throughout the three month period ending March 31, 2002 compared to twelve properties for the three month period ending March 31, 2001.

         Additional Rental Income. Additional rental income consists of property operating expenses recovered from the tenants including real estate taxes, property management fees and insurance.

Additional rental income increased by $2,391,899 for the three month period ending March 31, 2002 when compared to the same three month period of the prior year. This increase is due primarily to thirty-nine properties owned and operated throughout the three month period ending March 31, 2002 compared to twelve properties for the three month period ending March 31, 2001.

         Interest and Dividend Income. Interest and dividend income consists of interest earned from short term investments and investments in securities that are held by the Company. Interest and dividend income decreased by $42,594 for the three month period ending March 31, 2002 when compared to the same three month period ending of the previous year. This decrease is due primarily to decreases in the interest rates of the short term instruments that the Company invests in. This decrease was offset by the additional funds held in interest bearing instruments during the three month period ended March 31, 2002. Also included is interest earned on a $1,100,000 second mortgage receivable outstanding throughout 2001, but was repaid on January 31, 2002.

         Other Income. Other income increased by $130,533 for the three month period ending March 31, 2002 when compared to the same three month period ending of the previous year. This increase is due to the income from the Company's investment in a joint venture.

         Professional Services. Professional services consist of fees to accountants and lawyers. Professional services expense increased to $82,386 for the three month period ending March 31, 2002 from $52,811 for the three month period ending March 31, 2001. This $29,575 increase results from additional professional services required as the Company moves from a formation stage to an operational stage. Accounting fees account for the majority of the increase in professional services expense.

         General and Administrative Expenses to Affiliates. General and administrative expenses consist of salaries and computerized information services costs reimbursed to affiliates for maintaining the accounting and investor records of the Company. These expenses increased to $147,482 for the three month period ending March 31, 2002 from $99,425 for the three month period ending March 31, 2001. This $48,057 increase results from the additional work required as the Company moves from a formation stage to an operational stage. Salaries reimbursed to affiliates for maintaining the accounting and investor records of the Company account for the majority of the increase.

         Property Operating Expenses to Affiliates. Property operating expenses consists of property management fees and mortgage servicing fees. These expenses to affiliates increased to $951,672 for the three month period ending March 31, 2002 from $330,074 for the three month period ending March 31, 2001. This $621,598 increase is due to the additional properties owned and operated as well as additional servicing fees related to mortgages obtained during the three month periods ended March 31, 2002 as compared to March 31, 2001.

         Property Operating Expenses to Non-Affiliates. Property operating expenses consist of the costs of owning and maintaining shopping centers in the Southeast and include real estate taxes, insurance, maintenance to the exterior of the buildings and the parking lots. These expenses to non-affiliates increased to $3,734,370 for the three month period ending March 31, 2002 from $1,415,458 for the three month period ending March 31, 2001. This $2,318,912 increase is primarily due to thirty-nine properties owned and operated throughout the three month period ending March 31, 2002 as compared to twelve properties for the three month period ending March 31, 2001.

         Mortgage Interest to Non-Affiliates. Mortgage interest to non-affiliates increased to $4,576,616 from $2,126,819 for the three month period ending March 31, 2002 and 2001, respectively. This $2,449,797 increase is due to the financing of additional properties owned and operated during the three month period ending March 31, 2002 as compared to the three month period ending March 31, 2001. The $2,449,797 increase in interest expense was partially offset by lower interest rates on the new fixed rate mortgage loans and the floating rate mortgage loans.

         Depreciation. Depreciation expense increased to $4,740,114 from $1,510,938 for the three month period ending March 31, 2002 and 2001, respectively. This $3,229,176 increase is due to thirty-nine properties owned and operated throughout the three month period ending March 31, 2002 as compared to twelve properties for the three month period ending March 31, 2001.

         ADDITIONAL INFORMATION

         Tenants in several of the Company's properties have announced that they have filed for bankruptcy or commenced financial restructuring. Under bankruptcy laws, tenants have the right to affirm or reject their leases with the Company. If a tenant rejects a lease, the tenant will no longer be required to pay rent on the property. If a tenant affirms its lease, the tenant will be required to perform all obligations under the original lease. If a tenant does not reject or affirm their lease at the beginning of the bankruptcy process, there is no assurance that the leases will not be rejected in the future. In addition certain tenants may undergo restructuring and may close some unprofitable stores. Once a space is vacated by a bankrupt or restructured tenant, the Company's policy is to actively attempt to re-lease the available space. Given this policy, and based on our experience, the Company believes that its reserves against the loss of the rent as a receivable are adequate.

         The table below includes tenants that are currently in bankruptcy proceedings or are currently undergoing financial restructurings, and whose space has not been released.


                                           BANKRUPTCY/             SQUARE          ANNUAL        RESERVE        OCCUPANCY
PROPERTY NAME      TENANT NAME            RESTRUCTURING             FOOT          BASE RENT      BALANCE*       STATUS
----------------------------------------------------------------------------------------------------------------------------
Countryside        John Rogers            Bankruptcy (3)            1,179        $ 24,311        $77,942        Vacant

Countryside        Promedco               Bankruptcy (3)           10,725         214,740         41,818        Partially
                                                                                                                Released

Lake Walden        Edy's Ice Cream        Bankruptcy (3)            1,244          17,416             __        Vacant
Square

Lake Walden        Kmart                  Bankruptcy               91,266         383,317             --        Occupied (1)
Square

Lake Walden        First Mango            Bankruptcy (3)            5,570          52,217         59,436        Occupied
Square             Management

Lake Walden        Parrots Plus           Bankruptcy                2,800          30,800         22,733        Vacant
Square

Boynton            MVP Hair Salon         Bankruptcy (3)            1,500          42,207         69,597        Vacant
Commons

Casselberry        Alan David             Bankruptcy (3)            3,000          40,500             --        Vacant
Commons            Design

Casselberry        Service                Bankruptcy (2,3)         13,822         127,029         42,221        Vacant
Commons            Merchandise

Casselberry        Shoe World             Bankruptcy                4,000          28,000          4,535        Vacant
Commons

Casselberry        Big Mail Boxes         Bankruptcy (3)            1,800          28,050            408        Vacant
Commons

Pleasant Hill      Hit or Miss            Bankruptcy (3)            8,000         149,196             --        Vacant

Gateway Market     Waccamaw's             Bankruptcy (3)           35,000         344,919         54,562        Vacant
Center             HomePlace

Kmart              Kmart                  Bankruptcy              102,098         907,349             --        Occupied (1)

Skyview Plaza      Edison Bros.           Bankruptcy                3,533          63,594             --        Occupied (1)

Skyview Plaza      Kmart                  Bankruptcy               95,810         271,979             --        Occupied (1)

Creekwood          Kmart                  Bankruptcy              103,015         875,628             --        Occupied (1)

Southlake          Roadhouse Grill        Bankruptcy                8,000          85,000             --        Occupied (1)
Pavilion


----------------------

* The amount shown represents the amount of reserves recorded by the Company against tenant receivables at March 31, 2002.

(1)      The tenant has been paying rent on a consistent basis.

(2) At the time the property was purchased, a master lease was established with the seller of this property escrowing funds to assure rent and reimbursements for two years after the purchase.

(3)      The tenant has rejected the remainder of its lease.

         In 2000, the Company purchased two properties in Florida with environmental concerns. Substances found on the properties are considered contaminants under Federal environmental law. Although no indemnity has been provided by the seller, based on research conducted by the Company, the potential availability of state funds for cleanup purposes and the private insurance coverage purchased by the Company at the time of acquisition, the Company believes it is adequately protected against losses related to these matters.

FUNDS FROM OPERATIONS

         One of the Company's objectives is to provide cash distributions to its stockholders from cash generated by the Company's operations. Cash generated from operations is not equivalent to the Company's net operating income as determined under GAAP. Due to certain unique operating characteristics of real estate companies, the National Association of Real Estate Investment Trusts ("NAREIT"), an industry trade group, has promulgated a standard known as "Funds from Operations" or "FFO" for short, which it believes more accurately reflects the operating performance of a REIT such as the Company. As defined by NAREIT, FFO means net income computed in accordance with GAAP excluding gains (or losses) from debt restructuring and sales of properties plus depreciation on real property and amortization and after adjustments for unconsolidated partnerships and joint ventures in which the REIT holds an interest. The Company has adopted the NAREIT definition for computing FFO because management believes that, subject to the following limitations, FFO provides a basis for comparing the performance and operations of the Company to those of other REITs. The calculation of FFO may vary from entity to entity since capitalization and expense policies tend to vary from entity to entity. Items that are capitalized do not impact FFO, whereas items that are expensed reduce FFO. Consequently, the presentation of FFO by the Company may not be comparable to other similarly titled measures presented by other REITs. FFO is not intended to be an alternative to "Net Income" as an indicator of the Company's performance nor to "Cash Flows from Operating Activities" as determined by GAAP as a measure of the Company's capacity to pay distributions. FFO and funds available for distribution are calculated as follows:

                                                         THREE MONTHS ENDED MARCH 31,
                                                        2002                  2001
                                                     ---------------------------------
Net income                                           $  5,281,120         $ 1,242,219
Depreciation                                            4,740,114           1,510,938

Funds from operations (1)                              10,021,234           2,753,157
Principal amortization of debt                            (67,556)            (62,398)
Straight-line rent receivable (2)                        (380,217)           (135,528)
Income received under master lease agreements
  and principal escrow (4)                                 94,114              90,861
Acquisition cost expenses (3)                              26,571              37,580

Funds available for distribution                     $  9,694,146         $ 2,683,672
                                                     ============         ===========

(1) FFO does not represent cash generated from operating activities calculated in accordance with GAAP and is not necessarily indicative of cash available to fund cash needs. FFO should not be considered as an alternative to net income as an indicator of the Company's operating performance or as an alternative to cash flow as a measure of liquidity.

(2) Certain tenant leases contain provisions providing for stepped up rent increases. GAAP requires the Company to record rental income for the period of occupancy using the effective monthly rent, which is the average monthly rent for the entire period of occupancy during the term of the lease.

(3) Acquisition cost expenses include costs and expenses relating to the acquisition of properties. These costs were estimated to be up to .5% of the Gross Offering Proceeds and were paid from the proceeds of the Offering.

(4) As part of certain purchases, the Company receives payments under master lease agreements pertaining to some of the spaces which were not producing rent at the time of the purchase for periods ranging from one to three years after the date of the purchase or until the spaces are leased. GAAP requires that upon receipt these payments are to be recorded as a reduction in the purchase price of the properties rather than as rental income. GAAP also requires these amounts to be recorded as a reduction in the purchase price of the properties rather than as rental income.

         The following table lists the approximate physical occupancy levels for the Company's investment properties as of March 31, 2002, December 31, 2001, 2000 and 1999. N/A indicates the property was not owned by the Company at the end of the period.

                                                              MARCH 31,                     DECEMBER
                                                               2002            2001           2000          1999
PROPERTIES                                                     (%)             (%)             (%)           (%)
-----------------------------------------------------------------------------------------------------------------
Lake Walden Square, Plant City, FL                              94              95              95             94
Merchants Square, Zephyhills, FL                               100             100             100            100
Town Center Commons, Kennesaw, GA                               93              93              93            100
Boynton Commons, Boynton Beach, FL                             100             100*             96*            95*
Lake Olympia Square, Ocoee, FL                                  94              93              95            100
Bridgewater Marketplace, Orlando, FL                            97              97*             98*            92*
Bartow Marketplace, Cartersville, GA                            99              99             100            100
Countryside, Naples, FL                                         85              85              97             98
Casselberry Commons, Casselberry, FL                            92*             92*             95*            97*
Conway Plaza, Orlando, FL                                      100             100*             97*           N/A
Pleasant Hill, Duluth, GA                                       97*             97*             94*           N/A
Gateway Market Center, St. Petersburg, FL                       83              83              98            N/A
Columbia Promenade, Kissimmee, FL                               98              98*            N/A            N/A
Kmart, Macon, GA                                               100             100             N/A            N/A
Lowe's Home Improvement Center, Warner Robins, GA              100             100             N/A            N/A
West Oaks, Ocoee, FL                                            91*            100*            N/A            N/A
PETsMART - Frederickburg, Frederickburg, VA                    100             100             N/A            N/A
PETsMART - Daytona Beach, Daytona Beach, FL                    100             100             N/A            N/A
PETsMART - Chattanooga, Chattanooga, TN                        100             100             N/A            N/A
Sand Lake Corners,Orlando, FL                                   97*             97*            N/A            N/A
Woodstock Square, Atlanta, GA                                  100*             99*            N/A            N/A
Jo-Ann Fabric, Alpharetta, GA                                  100             100             N/A            N/A
Chickasaw Trails Shopping Center, Orlando, FL                  100             100             N/A            N/A
Just for Feet - Daytona, Daytona Beach, FL                     100             100             N/A            N/A
Skyview Plaza, Orlando, FL                                     100             100             N/A            N/A
Aberdeen Square, Boynton Beach, FL                              96*             96*            N/A            N/A
Brandon Boulevard Shoppes, Brandon, FL                          93*             93*            N/A            N/A
Creekwood Crossing, Bradenton, FL                               96              96             N/A            N/A
Eisenhower Crossing I & II, Macon, GA                           91*             91*            N/A            N/A
Anderson Central, Anderson, SC                                  98             100             N/A            N/A
Eckerd Drug Store - Greenville, Greenville, SC                 100             100             N/A            N/A

                                                              MARCH 31,                     DECEMBER
                                                               2002            2001           2000          1999
PROPERTIES                                                     (%)             (%)             (%)           (%)
-----------------------------------------------------------------------------------------------------------------
Eckerd Drug Store - Spartanburg, Spartanburg, SC               100             100             N/A            N/A
Abernathy Square, Atlanta, GA                                   88              92             N/A            N/A
Steeplechase Plaza, Ocala, FL                                  100*            100*            N/A            N/A
Citrus Hills, Citrus Hills, FL                                 100*            100*            N/A            N/A
Douglasville Pavilion, Douglasville, GA                        100*            100*            N/A            N/A
Venture Pointe, Duluth,GA                                      100*            100*            N/A            N/A
Southlake Pavilion, Morrow, GA                                 100*            100*            N/A            N/A
Fayetteville Pavilion, Fayetteville, NC                        100*            100*            N/A            N/A
Loggerhead Junction, Sarasota, FL                              100             N/A             N/A            N/A
Sarasota Pavilion, Sarasota, FL                                 99*            N/A             N/A            N/A
Turkey Creek Phase I, Knoxville, TN                             99*            N/A             N/A            N/A
Newnan Pavilion, Newnan, GA                                     99*            N/A             N/A            N/A
Just For Feet - Augusta, Augusta, Augusta, GA                  100             N/A             N/A            N/A
Just For Feet - Covington, Covington, Covington, LA            100             N/A             N/A            N/A
Universal Plaza, Lauderhill, FL                                100*            N/A             N/A            N/A
Acworth Avenue Retail Shopping Center, Acworth, GA              54             N/A             N/A            N/A
Hairston Crossing, Decatur, GA                                  98*            N/A             N/A            N/A

* As part of the purchase of these properties, during the respective period, the Company may be entitled to receive payments in accordance with the master lease agreements for space which was not producing revenue either at the time of, or subsequent to the purchase. The master lease agreements cover rental payments due for periods ranging from one to three years from the purchase date or until the spaces are leased. The percentages in the above table do not include non-revenue producing space covered by the master lease agreements. The master lease agreements combined with the physical occupancy results in an economic occupancy range from 83% to 100% at March 31, 2002.

SUBSEQUENT EVENTS

         The Company paid distributions of $3,111,662 and $3,371,211 to its stockholders in April and May 2002, respectively.

         The Company issued 6,876,529 Shares of Common Stock from March 31, 2002 through May 9, 2002, resulting in a total of 54,186,015 Shares of Common Stock outstanding.

         As of May 9, 2002, subscriptions for a total of 53,066,499 Shares were received resulting in total gross offering proceeds of $528,166,483 and an additional 1,327,235 Shares were issued pursuant to the DRP for $12,608,728 of additional gross proceeds. The Company has repurchased 207,718 Shares through the Company's Share Repurchase Program for $1,906,822.

         On April 18, 2002, the Company purchased a shopping center known as Riverstone Plaza from an unaffiliated third party for approximately $32,000,000. The Company funded the purchase of this property, but expects to place financing on the property at a later date. Riverstone Plaza is located in Canton, Georgia and contains approximately 302,000 gross leasable square feet. Belk's, Publix, Ross Stores, Goody's and Michaels are amongst the tenants that occupy the property.

         On April 15, 2002, the Company acquired two separate land parcels in order to construct two freestanding retail properties leased as Eckerd Drug Stores. The land parcels were acquired from an unaffiliated third party for approximately $2,140,000. The Company funded the purchase of the land and intends to fund the development costs; however, the Company expects to place financing on the properties at a later date. The total acquisition cost after development is expected to be approximately $5,617,000 for approximately 24,700 gross leasable square feet. The parcels are located in Concord, North Carolina and Tega Cay, South Carolina.

         On April 10, 2002, the Company purchased a newly constructed shopping center known as Target Center from an unaffiliated third party for approximately $7,622,000. The Company funded the purchase of this property, but expects to place financing on the property at a later date. Target Center is located in Columbia, South Carolina and contains approximately 79,250 gross leasable square feet. Three tenants, OfficeMax, Linen N Things and Michaels, comprise 100% of the gross leasable area.

         On April 23, 2002, the Company acquired a newly constructed shopping center known as Crystal Springs Shopping Center from an unaffiliated third party for approximately $7,400,000. The Company funded the purchase of this property, but expects to place financing on the property at a later date. Crystal Springs Shopping Center is located in Crystal River, Florida and contains approximately 67,000 gross leasable square feet. Publix, Blockbuster, and Rosemary's Hallmark are amongst the tenants that occupy the property.

         On April 22, 2002, the Company acquired an existing shopping center known as Melbourne Shopping Center from an unaffiliated third party for approximately $9,775,000. The Company purchased the property with its own funds and assumed the existing debt with a principal balance remaining of approximately $5,948,800. The loan matures on March 10, 2009 and allows for interest only payment at a fixed rate of 7.68% per annum plus $1,200 annual principal reduction for the first four years. Beginning on May 10, 2006 the payment increases to a monthly amount which represents a thirteen year amortizing debt at 7.68% interest for the remaining term. The lender required the company to establish an initial escrow for approximately $820,000 in order to pay for roof and parking lot repairs and improvements to this property over the next few years. The lender also required the company to fund a reserve account to cover the cost of future capital expenditures. The reserve amount required is $54,000 per annum commencing May, 2003 for a three year period and $24,000 per annum thereafter. Melbourne Shopping Center is located in Melbourne, Florida and contains approximately 209,200 gross leasable square feet. Big Lots, Publix, Value Thrift, Bealls' Outlet, Burke's Outlet, Dollar Tree and Sheri's Hallmark are amongst the tenants that occupy the property.

         In December 2001, the Company received a $14,000,000 line of credit advance pertaining to the acquisition of Creekwood Crossing. This advance was repaid on April 3, 2002.

         On April 3, 2002, the Company obtained an $11,750,000 first mortgage note on the Creekwood Crossing property. This five year note payable requires monthly payments of interest only. The interest rate is based on a 30-day LIBOR plus 1.80% per annum.

         On April 18, 2002, the Company obtained a $4,651,350 first mortgage note on the Steeplechase Plaza property. This five year note payable requires monthly payments of interest only. The interest rate is based on a 30-day LIBOR plus 1.50% per annum.

         On April 22, 2002, the Company obtained a $4,970,000 first mortgage note on the Universal Plaza property. This five year note payable requires monthly payments of interest only. The interest rate is based on a 30-day LIBOR plus 1.80% per annum with a floor of 4%.

        On April 29, 2002, the Company funded a $2,475,000 second mortgage note receivable which will be used by the borrower for the redevelopment of a shopping center known as Midway Plaza. The note maintains a stated interest rate of 10% per annum and matures the earlier of May 31, 2003 or the date upon which the property is sold, transferred or conveyed by the borrower. The note requires monthly payments of interest only and a final balloon payment due at maturity. Pursuant to the terms of the agreement, the monthly interest payments are to be drawn from a reserve the borrower was required to establish. This $268,125 reserve was retained by the Company which reduced the principal distributed to the borrower. GAAP requires that $2,206,875, the actual amount distributed, represents the mortgage note receivable. Given $2,475,000 is due at maturity, the effective interest rate to be realized on this note receivable will be 11.215% if held to May 31, 2003. The principal amount is secured by a second mortgage on the property and personal guarantees of the borrower. Midway Plaza is located in Tamarac, Florida and consists of approximately 232,300 gross leasable square feet. The Company, at its option, may elect to purchase the shopping center upon completion of the redevelopment.

         On behalf of the Company, the Advisor is currently exploring the purchase of additional shopping centers from unaffiliated third parties.

         IMPACT OF ACCOUNTING PRINCIPLES

         On October 10, 2001, the FASB issued Statement of Financial Accounting Standards No. 144 ("SFAS 144"), "Accounting for the Impairment or Disposal of Long-Lived Assets." SFAS 144 replaces and supersedes Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of." SFAS 144 also supersedes the accounting and reporting provisions of Accounting Principles Board Opinion No. 30, "Reporting Results of Operations - Reporting the Effects of Disposal of a Segment of a Business," for the disposal of segments of business. SFAS 144 establishes accounting and reporting standards for the impairment or disposal of long-lived assets by requiring those long-lived assets be measured at the lower of carrying costs or fair value less selling costs, whether reported on continuing operations or in discontinued operations. The provisions of SFAS 144 are effective for financial statements issued for fiscal years beginning after December 15, 2001. Effective January 1, 2002, the Company has adopted SFAS 144. The adoption did not have any material affect on the Company.

         INFLATION

         For the Company's multi-tenant shopping centers, inflation is likely to increase rental income from leases to new tenants and lease renewals, subject to market conditions. The Company's rental income and operating expenses for those properties owned or to be owned and operated under triple-net leases are not likely to be directly affected by future inflation, since rents are or will be fixed under the leases and property expenses are the responsibility of the tenants. The capital appreciation of triple-net leased properties is likely to be influenced by interest rate fluctuations. To the extent that inflation determines interest rates, future inflation may have an effect on the capital appreciation of triple-net leased properties. As of March 31, 2002, the Company owned eleven single user triple-net leased properties.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

         This prospectus includes forward-looking statements that reflect management's expectations and projections about the Company's future results, performance, prospects and opportunities. The Company has attempted to identify these forward-looking statements by using words such as "may," "will," "expects," "anticipates," "believes," "intends," "expects," "estimates," "could" or similar expressions. These forward-looking statements are based on information currently available to the Company and are subject to a number of known and unknown risks, uncertainties and other factors which may cause the Company's actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. These factors include, among other things:

         - limitations on the geographical area in which the Company may acquire properties;

         - risks associated with borrowings secured by the Company's properties;

         -        competition for tenants and customers;

         -        federal, state or local regulations;

         -        adverse changes in general economic or local conditions;

         - competition for property acquisitions with third parties that have greater financial resources than the Company;

         -        inability of lessees to meet financial obligations;

         -        uninsured losses;

         -        risks of failure to qualify as a REIT;

         - potential conflicts of interest between the Company and its affiliates including the Advisor; and

         -        weakening economic conditions.

         For further information about these and other risks, uncertainties and factors, please review the disclosure under "Risk Factors."

         You should not place undue reliance on any forward looking statements. Except as otherwise required by federal securities laws, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason after the date of this prospectus.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

         The Company is exposed to interest rate changes primarily as a result of its long-term debt used to maintain liquidity and fund capital expenditures and expansion of the Company's real estate investment portfolio and operations. The Company's interest rate risk management objectives are to limit the impact of interest rate changes on earnings and cash flows and to lower its overall borrowing costs. To achieve its objectives, the Company borrows primarily at fixed rates or variable rates with the lowest margins available and in some cases, with the ability to convert variable rates to fixed rates. The Company may enter into derivative financial instruments such as interest rate swaps, caps and treasury locks in order to mitigate its interest rate risk on a related financial instrument. The Company does not enter into derivative or interest rate transactions for speculative purposes.

         The Company's interest rate risk is monitored using a variety of techniques. The table below presents the principal amounts and weighted average interest rates by year of expected maturity to evaluate the expected cash flows and sensitivity to interest rate changes.

                                       2002              2003          2004           2005           2006          THEREAFTER
                                   ------------      -----------    -----------   -----------     -----------      -----------
Maturing debt:
Fixed rate debt                    $    210,907      $11,301,488     $326,418     $27,898,414     $ 52,435,646     $67,081,283
Variable rate debt                  160,338,100       14,000,000           __       5,000,000       29,337,500      38,128,000

Average interest rate on debt:
Fixed rate debt                            7.85%            7.63%        7.58%           7.56%            6.99%           6.74%
Variable rate debt                         4.14%            3.66%         N/A            3.52%            3.52%           3.65%

         Approximately $246,803,600 or 61% of the Company's mortgages payable at March 31, 2002, have variable interest rates averaging 3.96%. An increase in the variable interest rate on certain mortgages payable constitutes a market risk.

         The Company is currently working with lenders to obtain new financing to pay off approximately $160,000,000 of the loans that mature in 2002. The Company also expects to use proceeds from the offering to payoff a portion of the loans maturing in 2002. As part of its financing strategy, the Company prepares packages which are forwarded to prospective lenders. Each package contains specific details regarding each property and is designed to familiarize prospective lenders with the properties sufficient to allow them to provide interest rate quotes to the Company. The Company believes that this method of receiving competitive bids from lenders is the most effective means of obtaining favorable financing. The packages covering the majority of properties whose debt matures in 2002 have been prepared and are currently being disseminated to lenders. The Company is confident it will obtain new long term financing to achieve the strategy objective. For the period ending March 31, 2002, the Company possessed $1,800,000 of debt which matured and was paid off; additionally, the Company obtained $94,426,000 of new debt financings.


            [THE BALANCE OF THIS PAGE WAS INTENTIONALLY LEFT BLANK.]

                            DESCRIPTION OF SECURITIES

         We were incorporated under the laws of the State of Maryland. Your rights are governed by Maryland law, our charter and our bylaws. The following summary of the terms of our stock is only a summary and you should refer to our charter and bylaws for a full description. Copies of our charter and bylaws are filed as part of the registration statement of which this prospectus is a part.

AUTHORIZED STOCK

         Our charter provides that we may issue up to 280,000,000 shares of common stock, $0.01 par value per share, and 10,000,000 shares of preferred stock, $0.01 par value per share. As of May 29, 2002, we had 58,131,576.0061 shares of common stock outstanding and no preferred stock outstanding.

         As permitted by Maryland law, our charter provides that our board of directors, without any action by our stockholders, may amend our charter from time to time to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that we have authority to issue. Our charter also contains a provision permitting our board of directors, without any action by the stockholders, to classify or reclassify any unissued common stock or preferred stock into one or more classes or series by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of such stock.

         We believe that the power of our board of directors to issue additional authorized but unissued shares of common stock or preferred stock and to classify or reclassify unissued shares of common stock or preferred stock and thereafter to cause us to issue such classified or reclassified shares of stock will provide us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs which might arise. The additional common stock or preferred stock will generally be available for issuance without further action by our stockholders.

COMMON STOCK

         All of the common stock we are offering will be duly authorized, validly issued, fully paid and nonassessable. Subject to the preferential rights of any other class or series of stock and to the provisions of our charter regarding the restriction on the ownership and transfer of shares of our stock, holders of our common stock will be entitled to receive distributions if authorized by our board of directors and to share ratably in our assets available for distribution to the stockholders in the event of a liquidation, dissolution or winding-up.

         Each outstanding share of our common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors. There is no cumulative voting in the election of directors, which means that the holders of a majority of the outstanding common stock can elect all of the directors then standing for election, and the holders of the remaining common stock will not be able to elect any directors.

         Holders of our common stock have no conversion, sinking fund, redemption or exchange rights, and have no preemptive rights to subscribe for any of our securities. Our charter provides that holders of our common stock are not entitled to exercise any rights of an objecting stockholder provided for under Maryland law. Shares of our common stock have equal dividend, distribution, liquidation and other rights.

         Under Maryland law and our charter, we cannot make some material changes to our business form or operations without the approval of stockholders holding at least a majority of the shares of stock entitled to vote on the matter. The following events, however, do not require stockholder approval:

         -        share exchanges in which we are the acquiror;

         -        mergers with or into a 90 percent or more owned subsidiary;

         -        mergers in which we do not:

                  (1) reclassify or change the terms of any of our stock that is outstanding immediately before the effective time of the merger;

                  (2)      amend our charter; and

                  (3) issue in the merger more than 20 percent of the number of shares of any class or series of stock outstanding immediately before the merger; and

         - transfers of less than substantially all of our assets (as defined in our charter).

Our charter provides that the election of directors requires a majority of all the votes present in person or by proxy at a meeting of our stockholders at which a quorum is present. Our charter also provides that the affirmative vote of the holders of a majority of our outstanding common stock may remove any director with or without cause.

         We will act as our own registrar and transfer agent for our common stock.

PREFERRED STOCK

         Shares of preferred stock may be issued in the future in one or more series as authorized by our board of directors. Prior to the issuance of shares of any series, our board of directors is required by Maryland law and our charter to fix the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each series. Because our board of directors has the power to establish the preferences, powers and rights of each series of preferred stock, it may provide the holders of any series of preferred stock with preferences, powers and rights, voting or otherwise, senior to the rights of holders of our common stock. The issuance of preferred stock could have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price for holders of our common stock. Our board of directors has no present plans to issue any preferred stock.

WARRANTS

         We have agreed to offer the managing dealer one warrant to purchase one share of our common stock for every 25 shares of common stock sold by the managing dealer in this offering. Our offer is subject to the issuance of a maximum of 6,000,000 warrants. The managing dealer has agreed to pay us $0.0008 for each warrant or an aggregate of $4,800 if all 6,000,000 warrants are issued. We will issue these warrants on a quarterly basis commencing 60 days after the date on which the common stock is first sold pursuant to this offering.

         The managing dealer may retain the warrants or transfer them to the soliciting dealers who sold the common stock, except where prohibited by either federal or state securities laws.

         The holder of a warrant will be entitled to purchase one share of our common stock from us at a price of $12 during the time period beginning one year after the date on which that warrant is issued and ending five years from the effective date of this offering. We set the exercise price of the warrants at 120% of the offering price per share because that is the minimum exercise price at which some states permit us to issue warrants in connection with the sale of shares to residents of those states. If the offering price of the shares pursuant to this prospectus is increased at any time prior to the exercise of any warrant, then the exercise price of each unexercised warrant issued in connection with this offering will be adjusted to be equal to 120% of the then current offering price per share of the shares offered or sold pursuant to this prospectus. We do not presently anticipate an increase in the offering price of the shares. Subject to some limitations, the warrants may not be transferred, assigned, pledged or hypothecated for a period of one year following the effective date of this offering. In addition, no warrant will be exercisable until one year from the date it is issued.

         A warrant may not be exercised unless the shares to be issued upon its exercise have been registered or are exempt from registration in the state of residence of the holder of the warrant or a prospectus required under the laws of the state cannot be delivered to the buyer on our behalf. In addition, holders of warrants may not exercise them to the extent the exercise would jeopardize our status as a REIT under the Internal Revenue Code.

         We have issued, and may continue to issue, similar warrants to the managing dealer in connection with our initial public offering of common stock and our follow-on offering of common stock. As of March 31, 2001, we have issued 1,856,201 warrants to the managing dealer in connection with our public offerings.

         The terms of all of the warrants, including the exercise price and the number and type of securities issuable upon their exercise, may be adjusted in the event of stock dividends, subdivisions, combinations and reclassification of our common stock or the issuance to our stockholders of rights, options or warrants entitling them to purchase our common stock or securities convertible into our common stock. The terms of the warrants also may be adjusted if we engage in merger or consolidation transactions or if all or substantially all of our assets are sold. The warrants are not transferable or assignable except in limited circumstances. Exercise of these warrants will be under the terms and conditions detailed in this prospectus and in the warrant purchase agreement, which is an exhibit to our registration statement for this offering.

         Holders of the warrants do not have the rights of stockholders, do not have voting rights and are not entitled to receive distributions.

         At nominal cost, holders of the warrants have the opportunity to profit from a rise in the price of our common stock without assuming the risk of ownership. Depending upon the fair market value of the warrants, exercise of these warrants could dilute the percentage ownership interest of our other stockholders. Moreover, the holders of the warrants might exercise them at a time when we would be able to obtain needed capital by a new offering of our securities on terms more favorable than those provided by the warrants.

ISSUANCE OF ADDITIONAL SECURITIES AND DEBT INSTRUMENTS

         Our directors are authorized to issue additional stock or other convertible securities for cash, property or other consideration on such terms as they may deem advisable. Our directors are also authorized to classify or reclassify any unissued shares of our stock without approval of the holders of our outstanding securities. Subject to some restrictions, our directors may cause us to issue debt obligations, including debt with conversion privileges on more than one class of our stock. Our directors may issue debt obligations on such terms and conditions as they may determine, including debt with the right to convert into stock. Subject to some restrictions, our directors may also cause us to issue warrants, options and rights to buy our common stock on such terms as they deem advisable to our stockholders, as part of a financing arrangement, or pursuant to stock option plans. Our directors may cause us to issue warrants, options and rights to buy our common stock even though their exercise could result in dilution in the value of our outstanding common stock.

RESTRICTIONS ON ISSUANCE OF SECURITIES

         Our charter provides that we will not issue:

         -        common stock which is redeemable at the option of the holder;

         - debt securities unless the historical debt service coverage in the most recently completed fiscal year is sufficient to properly service the higher level of debt;

         - options or warrants to purchase stock to our advisor, sponsor, director(s) or any affiliates of our advisor, sponsor or directors except on the same terms as sold to the general public and in an amount not to exceed 10% of our outstanding common or preferred stock on the date of grant of any options or warrants; or

         -        stock on a deferred payment basis or similar arrangement.

         The charter also provides that we will not issue non-voting or assessable common stock or warrants, options or similar evidences of a right to buy stock unless they are issued to all holders of stock ratably, as part of a financing arrangement or as part of a stock option plan to our directors, officers or employees.

RESTRICTIONS ON OWNERSHIP AND TRANSFER

         In order for us to continue to qualify as a REIT under the Internal Revenue Code, shares of our stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of twelve months (other than the first year for which an election to be a REIT has been made) or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of our outstanding shares of stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Internal Revenue Code to include some entities such as qualified pension plans) during the last half of a taxable year (other than the first year for which an election to be a REIT has been made).

         Our charter, subject to some exceptions, contains restrictions on the number of shares of our stock that a person may own. Our charter prohibits any person from acquiring or holding, directly or indirectly, shares of stock in excess of 9.8% in value of the aggregate of our outstanding shares of stock. In addition, our charter prohibits any person from acquiring or holding, directly or indirectly, shares of common stock in excess of 9.8% of the aggregate of our outstanding shares of common stock. The 9.8% common stock ownership limit must be measured in terms of the more restrictive of value or number of shares.

         Our board of directors, in its sole discretion, may exempt a person from the 9.8% limit and the common stock ownership limit. However, the board may not grant such an exemption to any person whose ownership, direct or indirect, of in excess of 9.8% of the value of our outstanding shares of stock would result in us being "closely held" within the meaning of Section 856(h) of the Internal Revenue Code or otherwise would result in us failing to qualify as a REIT. In order to be considered as an excepted holder, a person also must not own, directly or indirectly, an interest in any of our tenants (or in a tenant of any entity owned or controlled by us) that would cause us to own, directly or indirectly, more than a 9.9% interest in such a tenant. The person seeking an exemption must represent to our board's satisfaction that it will not violate these two restrictions. The person also must agree that any violation or attempted violation of any of these restrictions will result in the automatic transfer of the shares of stock causing the violation to a trust as explained below. Our board of directors may require a ruling from the Internal Revenue Service or an opinion of counsel, in either case in form and substance satisfactory to our board of directors in its sole discretion, in order to determine or ensure our status as a REIT.

         In addition, our charter prohibits any person from beneficially or constructively owning shares of our common or preferred stock that would result in us being "closely held" within the meaning of Section 856(h) of the Internal Revenue Code. Our charter further provides that any transfer of our common stock or preferred stock that would result in our common stock and preferred stock being beneficially owned by fewer than 100 persons will be void. Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of our common or preferred stock that will or may violate any of the foregoing restrictions on transferability and ownership, or any person who would have owned shares of our common or preferred stock that resulted in a transfer of shares to the trust, is required to give us notice immediately and to provide us with such other information as we may request in order to determine the effect of such transfer on our status as a REIT. The foregoing restrictions on transferability and ownership will not apply if our board of directors determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT.

         If any transfer of shares of our stock occurs which, if effective, would result in any person beneficially or constructively owning shares of our stock in excess or in violation of the above transfer or ownership limitations, then the number of shares of our stock the beneficial or constructive ownership of which would cause the person to violate the limitations will be automatically transferred under the provisions of our charter to a trust for the exclusive benefit of one or more charitable beneficiaries within the meaning of 501(c)(3) of the Internal Revenue Code. The proposed transferee that exceeds the ownership limitations will not acquire any rights in these shares. The automatic transfer is deemed effective as of the close of business on the business day, as defined in our charter, prior to the date of the violative transfer. Shares of stock held in the trust will continue as issued and outstanding common stock or preferred stock. The proposed transferee will not benefit economically from ownership of any shares of stock held in the trust, will have no rights to dividends and will not possess any rights to vote or other rights attributable to the shares of stock held in the trust. The trustee of the trust will have all voting rights and rights to dividends or other distributions with respect to shares of stock held in the trust. The voting rights and rights to dividends will be exercised for the exclusive benefit of the charitable beneficiary. Any dividend or other distribution paid prior to our discovery that shares of stock have been transferred to the trustee will be paid by the recipient of the dividend or distribution to the trustee upon demand, and any dividend or other distributions authorized but unpaid will be paid when due to the trustee. Any dividend or distribution paid to the trustee will be held in trust for the charitable beneficiary. The proposed transferee will have no voting rights with respect to shares of stock held in the trust. Subject to Maryland law, effective as of the date that such shares of stock have been transferred to the trust, the trustee will have the authority at his sole discretion (i) to rescind as void any vote cast by the proposed transferee prior to our discovery that such shares have been transferred to the trust and (ii) to recast such vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary. However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast the vote.

         Within twenty days of receiving notice from us that shares have been transferred to the trust, the trustee shall sell the shares to a person, designated by the trustee, whose ownership of the shares will not violate the ownership limitations set forth in the charter. Upon the sale, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee and to the charitable beneficiary as follows. The proposed transferee will receive the lesser of (i) the price paid by him for the shares or, if the proposed transferee did not give value for the shares in connection with the event causing the shares to be held in the trust (e.g., a gift, devise or other such transaction), the market price, as defined in our charter, of the shares on the day of the event causing the shares to be held in the trust and (ii) the price per share received by the trustee from the sale or other disposition of the shares held in the trust. Any net sale proceeds in excess of the amount payable to the proposed transferee will be paid immediately to the charitable beneficiary. If, prior to our discovery that shares of stock have been transferred to the trust, such shares are sold by the proposed transferee, then
(i) shares will be deemed to have been sold on behalf of the trust and (ii) to the extent that the proposed transferee received an amount for such shares that exceeds the amount that the proposed transferee was entitled to receive, the excess will be paid to the trustee upon demand.

         In addition, shares of our stock held in the trust will be deemed to have been offered for sale to us or our designees, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in the transfer to the trust, or, in the case of a devise or gift, the market price at the time of the devise or gift, and (ii) the market price on the date we, or our designatee, accept such offer. We can accept this offer until the trustee has sold the shares held in the trust. Upon a sale to us, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee.

         Our charter requires all persons who own more than 5%, or any lower percentages as required pursuant to the Internal Revenue Code or the regulations under the Internal Revenue Code, of our outstanding common and preferred stock, within 30 days after the end of each taxable year, to provide to us written notice stating their name and address, the number of shares of common and preferred stock they beneficially own directly or indirectly, and a description of how the shares are held. In addition, each beneficial owner must provide to us any additional information as we may request in order to determine the effect, if any, of their beneficial ownership on our status as a REIT and to ensure compliance with the 9.8% ownership limit. In addition, each stockholder will, upon demand, be required to provide us any information as we may request, in good faith, in order to determine our status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

         All certificates representing any shares of our common or preferred stock will bear a legend referring to the restrictions described above.

         These ownership limits could have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price for holders of our common stock.

PROVISIONS OF MARYLAND LAW AND OF OUR CHARTER AND BYLAWS

         The following paragraphs summarize material provisions of Maryland law and of our charter and bylaws. The following summary does not purport to be complete and is subject to and qualified in its entirety by reference to Maryland law and our charter and bylaws, copies of which are exhibits to the registration statement of which this prospectus is part.

         BUSINESS COMBINATIONS. Under Maryland law, some business combinations (including a merger, consolidation, share exchange or an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and any person who beneficially owns ten percent or more of the voting power of the corporation's shares or an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of ten percent or more of the voting power of the then-outstanding voting stock of the corporation (an interested stockholder) or an affiliate of such an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. A person is not an interested stockholder if, prior to the most recent time at which the person would otherwise have become an interested stockholder, the board of directors of the corporation approved the transaction which otherwise would have resulted in the person becoming an interested stockholder. The board of directors may provide that its approval is subject to compliance with any terms and conditions determined by the board. Thereafter, any such business combination must be recommended by the board of directors of such corporation and approved by the affirmative vote of at least:

         - 80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

         - two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom (or with whose affiliate) the business combination is to be effected or held by an affiliate or associate of the interested stockholder, unless, among other conditions, the corporation's common stockholders receive a minimum price (as defined in the Maryland business combination statute) for their shares and the consideration is received in cash or in the same form as previously paid by the interested stockholder for its shares.

         These provisions of Maryland law do not apply, however, to business combinations that are approved or exempted by our board of directors prior to the time that the interested stockholder becomes an interested stockholder. As permitted under Maryland law, our charter exempts any business combinations involving us and The Inland Group or any of its affiliates. As a result, the five-year prohibition and the super-majority vote requirement will not apply to any business combinations between The Inland Group or any affiliate of The Inland Group and us. As a result, The Inland Group or any affiliate of The Inland Group may be able to enter into business combinations with us, which may or may not be in the best interests of the stockholders.

         CONTROL SHARE ACQUISITION. With some exceptions, Maryland law provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares (1) owned by the acquiring person, (2) owned by officers, and (3) owned by employees who are also directors. Control shares mean voting shares which, if aggregated with all other voting shares owned by an acquiring person or which the acquiring person can exercise or direct the exercise of voting power, would entitle the acquiring person to exercise voting power in electing directors within one of the following ranges of voting power:

         -        one-tenth or more but less than one-third;

         -        one-third or more but less than a majority; or

         -        a majority or more of all voting power.

Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A control share acquisition occurs when, subject to some exceptions, a person directly or indirectly acquires ownership or the power to direct the exercise of voting power (except solely by virtue of a revocable proxy) of issued and outstanding control shares. A person who has made or proposes to make a control share acquisition, upon satisfaction of some specific conditions, including an undertaking to pay expenses, may compel our board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the control shares. If no request for a meeting is made, we may present the question at any stockholders' meeting.

         If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to some conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

         The control share acquisition statute does not apply to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or to acquisitions approved or exempted by the charter or bylaws of the corporation.

         Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by The Inland Group or any affiliate of The Inland Group of our shares of stock. We cannot assure you that such provision will not be amended or eliminated at any time in the future.

            [THE BALANCE OF THIS PAGE WAS INTENTIONALLY LEFT BLANK.]

                         SHARES ELIGIBLE FOR FUTURE SALE

SHARES TO BE OUTSTANDING OR ISSUABLE UPON EXERCISE OR CONVERSION OF OTHER OUTSTANDING SECURITIES

         Upon the completion of the offering and the consummation of the formation transactions, we expect to have outstanding 220,131,576 shares of common stock. This includes:

         -        the 20,000 shares issued to our advisor;

         - the 13,687,349 shares sold as of January 31, 2001 in our initial public offering;

         - the 43,326,648 shares sold as of May 29, 2002 in our follow-on public offering;

         - the 1,327,235 shares sold as of May 29, 2002 pursuant to our distribution reinvestment program; and

         - the 229,656 shares repurchased as of May 29, 2002 pursuant to our share repurchase program and assumes that:

         - we sell all 150,000,000 shares of common stock offered on a best efforts basis in this offering;

         - we sell all 12,000,000 shares issued, and to be issued, pursuant to our distribution reinvestment program pursuant to this offering; and

         - there is no exercise of options or warrants which are expected to be outstanding and exercisable.

In addition, we have reserved:

         - 6,000,000 shares for issuance upon exercise of up to 6,000,000 warrants issuable in this offering and 4,000,000 shares for issuance upon the exercise of up to 4,000,000 warrants issuable in our other public offerings; and

         - 75,000 shares for issuance upon exercise of options which may be granted pursuant to our independent director stock option plan.

Subject to the provisions of our charter, we could issue an undetermined number of shares of common or preferred stock:

         -        directly for equity interests in real properties;

         - upon exchange of any units of limited partnership interest in the operating partnership; or

         - upon exchange of any interests in entities that own our properties or in other companies we control, which might be issued for equity interests in real properties.

All of the common stock we are offering by this prospectus will be freely tradable in the public market, if any, without restriction or limitation under the Securities Act of 1933 by persons other than our affiliates and soliciting dealers considered underwriters. However, the common stock will be subject to the restrictions explained under "Description Of Securities -- Restrictions on Ownership and Transfer."

SECURITIES ACT RESTRICTIONS

         The common stock owned by our affiliates and the common stock issuable upon exchange of limited partnership units will be subject to Rule 144 promulgated under the Securities Act and may not be sold in the absence of registration under the Securities Act unless an exemption from registration is available, including exemptions contained in Rule 144.

         In general, under Rule 144, a person, or persons whose common stock is aggregated with them in accordance with Rule 144, who has beneficially owned securities acquired from an issuer or an affiliate of the issuer for at least one year, would be entitled, within any three-month period, to sell a number of shares of common stock that does not exceed the greater of (1) 1% of the then-outstanding number of shares or (2) the average weekly reported trading volume of the common stock on a national securities exchange or market during the four calendar weeks preceding each sale. Sales under Rule 144 must be transacted in a specific manner and must meet requirements for public notice as well as public information about us. Any person who (1) is not deemed to have been our affiliate at any time during the three months preceding a sale, and (2) has beneficially owned our common stock for at least two years, would be entitled to sell the common stock under Rule 144(k) without regard to the volume limitations, manner of sale provisions, notice requirements or public information requirements. An affiliate, for purposes of the Securities Act, is a person that directly, or indirectly, through one or more intermediaries, controls, or is controlled by, or under common control with, us.

INDEPENDENT DIRECTOR STOCK OPTION PLAN

         We have established an independent director stock option plan for the purpose of attracting and retaining independent directors. See "Management -- Independent Director Stock Option Plan." We have issued in the aggregate options to purchase 13,500 shares of our common stock to our independent directors, at the exercise price of $9.05 per share. An additional 61,500 shares will be available for future option grants under the independent director stock option plan. See "Management -- Independent Director Stock Option Plan" for additional information regarding the independent director stock option plan. Rule 701 under the Securities Act provides that common stock acquired on the exercise of outstanding options by affiliates may be resold by them subject to all provisions of Rule 144 except its one-year minimum holding period. We intend to register the common stock to be issued under the independent director stock option plan in a registration statement or statements on Form S-8.

WARRANTS

         We will issue up to 6,000,000 warrants in connection with this offering, which will allow the holders to purchase up to 6,000,000 shares of our common stock upon the terms specified in the warrants. As of March 31, 2002, we have issued 1,856,201 warrants to the managing dealer in connection with our initial public offering and our follow-on public offering. See "Description of Securities -- Warrants" for a description of the warrants.

EFFECT OF AVAILABILITY OF SHARES ON MARKET PRICE OF SHARES

         Prior to the date of this prospectus, there has been no public market for our common stock. We cannot assure you that a public market for our common stock will develop. We cannot predict that future sales of common stock, including sales pursuant to Rule 144, or the availability of common stock for future sale will have on the market price, if any, prevailing from time to time. Sales of substantial amounts of our common stock, including shares issued upon the exercise of options or the exchange of limited partnership units or other interests, or the perception that these sales could occur, could adversely affect prevailing market prices of our common stock and impair our ability to obtain additional capital through the sale of equity securities. See "Risk Factors -- Investment Risks." For a description of restrictions on transfer of common stock, see "Description of Securities -- Restrictions on Ownership and Transfer." Also, see the following two paragraphs regarding conversion, redemption and registration rights pertaining to limited partnership units.

CONVERSION AND REDEMPTION RIGHTS

         Limited partners in the operating partnership will have the ability to convert their limited partnership units into shares of our common stock. Limited partners will also have the ability to redeem their limited partnership units for cash or our common stock at our option. See "Operating Partnership Agreement -- Limited Partner Conversion Rights" and "-- Limited Partner Redemption Rights."

         See also "Operating Partnership Agreement -- Extraordinary Transactions" for a discussion of conversion rights triggered by mergers and other major transactions.

         Similar conversion and redemption rights may be given to holders of other classes of units in the operating partnership and to holders of interests in other companies we control, if any.

         Any common stock issued to a limited partner upon conversion or redemption of limited partnership units may be sold only pursuant to an effective registration under the Securities Act or pursuant to any available exemption from such registration.

REGISTRATION RIGHTS

         In the future we may grant "demand" and/or "piggyback" registration rights to (1) stockholders receiving our common stock directly for their equity interests in our assets, (2) limited partners receiving units of limited partnership interest in the operating partnership for their interests in properties, and (3) persons receiving interests in any real property partnership for their interests in real properties. These rights will be for registration under the Securities Act of any of our common stock acquired by them directly or upon exchange of their units or interests in the applicable partnership. The terms and conditions of any agreements for registration rights will be negotiated and determined at such future time as we determine advisable in connection with the acquisition of one or more properties.

                     SUMMARY OF OUR ORGANIZATIONAL DOCUMENTS

         Each stockholder is bound by and deemed to have agreed to the terms of our organizational documents by his, her or its election to become a stockholder. Our organizational documents consist of our charter and bylaws. Our directors, including all the independent directors, reviewed and unanimously ratified our charter and bylaws at our first board of directors meeting. The following is a summary of material provisions of our organizational documents and does not purport to be complete. This summary is qualified in its entirety by specific reference to the organizational documents filed as exhibits to our registration statement of which this prospectus is part. See "Where You Can Find More Information."

         Our charter in its present form was approved by the stockholders on April 26, 2001 and was filed with the State Department of Assessments and Taxation of Maryland and became effective on April 27, 2001. On March 29, 2002, our board of directors approved the amendment of our charter to increase the number of shares of stock that we have authority to issue, which was filed with the State Department of Assessments and Taxation of Maryland and became effective on April 2, 2002. The bylaws in their present form became operative when our board of directors approved them on April 26, 2001 and subsequently approved an amendment to the bylaws on February 22, 2002. Neither our charter nor bylaws have an expiration date. As a result, they will remain effective in their current form throughout our existence, unless they are amended or we are dissolved.

CHARTER AND BYLAW PROVISIONS

         The stockholders' rights and related matters are governed by our charter and bylaws and Maryland law. Some provisions of the charter and bylaws, summarized below, may make it more difficult to change the composition of our board of directors and could have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price for holders of our common stock.

STOCKHOLDERS' MEETINGS

         Our bylaws provide that an annual meeting of the stockholders will be held on such date and at such time as our board of directors may designate. However, the meeting will not be held less than 30 days after the delivery of our annual report to stockholders. The purpose of each annual meeting of the stockholders is to elect directors and to transact any other proper business. The chairman, the president, a majority of the directors or a majority of the independent directors may call a special meeting of the stockholders. The secretary or some other officer must call a special meeting when the stockholders holding 10% or more of the outstanding shares entitled to vote make a written request for a meeting. The written request may be in person or by mail and must state the purpose(s) of the meeting and the matters to be acted upon. We have entered into an agreement with Inland Real Estate Investment Corporation, our sponsor, which provides that it will pay for the reasonably estimated cost to prepare and mail a notice of any special meeting of stockholders requested by the stockholders. This will make it unnecessary for our stockholders or us to pay for such cost. The meeting will be held on a date not less than 15 nor more than 60 days after the distribution of the notice, at the time and place specified in the notice. Except as provided in the preceding sentence, we will give notice of any annual or special meeting of stockholders not less than 10 nor more than 90 days before the meeting. The notice will state the purpose of the meeting. At any meeting of the stockholders, each stockholder is entitled to one vote for each share owned of record on the applicable record date. In general, the presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at the meeting will constitute a quorum. A majority of the holders of shares of our stock, present in person or by proxy at a meeting of stockholders duly called and at which a quorum is present, may, without the necessity for concurrence by the directors, vote to elect the directors. A majority of the votes cast at a meeting of stockholders duly called and at which a quorum is present shall be sufficient to approve any other matter which may properly come before the meeting, unless more than a majority of the votes cast is required by statute or by our charter.

BOARD OF DIRECTORS

         Our charter and bylaws provide that we may not have less than three nor more than eleven directors. A majority of the directors must be independent directors. Independent directors are directors who are not and have not been affiliated with us, our sponsor or our advisor within the two years prior to their becoming our independent directors. A vacancy on our board of directors caused by the death, resignation or incapacity of a director within the limits described above, may be filled by the vote of a majority of the remaining directors, whether or not the remaining directors constitute a quorum. Independent directors must nominate replacements for vacancies amongst the independent directors' positions. A vacancy on our board of directors caused by an increase in the number of directors may be filled by a majority of the entire board of directors. When a vacancy occurs as a result of the removal of a director by stockholders, the vacancy may be filled by a majority vote of the stockholders. Any director may resign at any time and may be removed with or without cause by the affirmative vote of the holders of not less than a majority of the outstanding shares.

         A director must have at least three years of relevant experience and demonstrate the knowledge and experience required to successfully acquire and manage the type of assets we are acquiring. At least one of the independent directors must have three years of relevant real estate experience.

STOCKHOLDER VOTING RIGHTS

         Each share of our common stock has one vote on each matter submitted to a vote of stockholders. Shares of common stock do not have cumulative voting rights or preemptive rights. Stockholders may vote in person or by proxy.

         Directors are elected when they receive a majority of the votes of holders of shares of stock present in person or by proxy at a stockholders' meeting, provided there was a quorum when the meeting commenced. A quorum is obtained when the stockholders holding a majority of the aggregate number of shares entitled to be voted are present. All questions other than election of directors, removal of a director or directors and except as set forth below must be decided by a majority of the votes cast at a meeting at which a quorum is present. Maryland law provides that any action required or permitted to be taken at a meeting of stockholders may be taken without a meeting by the unanimous written consent of all stockholders (which may be impracticable for a publicly held corporation).

         The approval of our board of directors and of holders of at least a majority of the outstanding voting shares of equity stock is necessary for us to do any of the following:

         - amend our charter except to increase or decrease authorized stock as permitted by Maryland law;

         - transfer all or substantially all of our assets other than in the ordinary course of business or in connection with liquidation and dissolution;

         - engage in mergers, consolidations or share exchanges, except in certain circumstances; or

         -        dissolve or liquidate.

Our charter provides that a sale of two-thirds or more of our assets, based on the total number or the current fair market value of properties and mortgages we own, is a sale of substantially all of our assets. See "Description of Securities - Common Stock" for an explanation of instances where stockholder approval is not required.

         Neither the advisor, the sponsor, the directors, nor any affiliate may vote their shares of stock or consent on matters submitted to the stockholders regarding the removal of the advisor, the sponsor, the directors or any affiliate or any transaction between us and any of them. For purposes of determining the necessary percentage and interest of shares needed to approve a matter on which the advisor, the sponsor, the directors and any affiliate may not vote or consent, the shares of our common stock owned by them will not be included.

RIGHTS OF OBJECTING STOCKHOLDERS

         Our charter provides that our stockholders are not entitled to exercise any rights of an objecting stockholder provided for under Maryland law.

STOCKHOLDER LISTS; INSPECTION OF BOOKS AND RECORDS

         Any stockholder or his designated representative will be permitted access to all of our records at all reasonable times and may inspect and copy any of them for the purposes specified below. We maintain an alphabetical list of names, record addresses and business telephone numbers, if any, of all stockholders with the number of shares held by each at our principal office. The stockholder list is updated at least quarterly and is open for inspection by a stockholder or his designated agent at the stockholder's request. A stockholder may request a copy of the stockholder list to find out about matters relating to the stockholder's voting rights and their exercise under federal proxy laws. We will mail the stockholder list to any stockholder requesting it within 10 days of receiving the request. We may impose a reasonable charge for expenses incurred in reproducing the list.

         If our advisor or directors neglect or refuse to produce or mail a copy of the stockholder list as requested, then in accordance with applicable law and our charter, the advisor and the directors will be liable to the stockholder who requested the list. Their liability will include the costs, including reasonable attorneys' fees, incurred by the stockholder in compelling the production of the list and actual damages suffered by the stockholder because of the refusal or neglect. However, the fact that the actual purpose of the request is to secure the list for the purpose of selling it, or using it for a commercial or other purpose is a defense against liability for refusal to supply the list. We may require the stockholder requesting the list to represent that the stockholder list is not requested for a commercial purpose unrelated to the stockholder's interest in us.

         In addition, our books and records are open for inspection by state securities administrators upon reasonable notice and during normal business hours at our principal place of business.

AMENDMENT OF THE ORGANIZATIONAL DOCUMENTS

         Our charter may be amended, after approval by our board of directors, by the affirmative vote of holders of a majority of the then-outstanding voting shares of stock. Our bylaws may be amended in a manner not inconsistent with the charter by a majority vote of the directors.

DISSOLUTION OR TERMINATION

         As a Maryland corporation, we may be dissolved under Maryland law, after approval by our board of directors, at any time with the approval of a majority of the outstanding shares of stock. However, we anticipate that by February 11, 2004, our board of directors will determine whether to:

         - apply to have our shares of common stock listed for trading on a national stock exchange or included for quotation on a national market system, provided we meet the then applicable listing requirements; and/or

         - commence subsequent offerings after completion of the offering.

If listing our shares of common stock is not feasible by that time, our board of directors may decide to:

         -        sell our assets individually;

         -        list our shares of common stock at a future date; or

         - liquidate us within 10 years of such date; provided, however, that such an action is approved by the holders of at least a majority of the then-outstanding voting shares of equity stock.

ADVANCE NOTICE OF DIRECTOR NOMINATIONS AND NEW BUSINESS

         Our bylaws provide that, with respect to our annual meeting of stockholders, nominations for election to our board of directors and the proposal of business to be considered by stockholders may be made only:

         -        pursuant to our notice of the meeting;

         -        by or at the direction of our board of directors; or

         - by a stockholder who was a stockholder of record both at the time of the giving of notice and at the time of the annual meeting, who is entitled to vote at the meeting and who has complied with the advance notice procedures set forth in the bylaws.

         Our bylaws also provide that, with respect to special meetings of stockholders, only the business specified in our notice of meeting may be brought before the meeting of stockholders and nominations for election to our board of directors may be made only:

         -        pursuant to our notice of the meeting;

         -        by or at the direction of our board of directors; or

         - provided that our board of directors has determined that directors will be elected at the meeting, by a stockholder who was a stockholder of record both at the time of the giving of notice and at the time of the annual meeting, who is entitled to vote at the meeting and who complied with the advance notice procedures set forth in the bylaws.

A stockholder's notice for an annual meeting must be delivered to our principal executive offices:

         - not less than 90 days nor more than 120 days prior to the first anniversary of the date of mailing of the notice for the preceding year's annual meeting; or

         - in the event that the number of directors to be elected is increased or decreased and there is no announcement of the fact at least 100 days before the first anniversary of the date of mailing of the preceding year's annual meeting, with respect to nominees for any new positions created by the increase, not later than the close of business on the tenth day following the day on which such public announcement is first made.

A stockholder's notice for a special meeting must be delivered to our principal executive offices:

         -        not earlier than the 120th day prior to the special meeting;
                  and

         -        not later than the close of business on the later of:

                  -        the ninetieth day prior to the special meeting; or

                  - the tenth day following the day of the public announcement of the date of the special meeting and the nominees proposed by our board of directors to be elected at the meeting.

RESTRICTIONS ON CONVERSION TRANSACTIONS AND ROLL-UPS

         Our charter requires that some transactions involving an acquisition, merger, conversion or consolidation in which our stockholders receive securities in a surviving entity, a roll-up entity, must be approved by the holders of a majority of the shares. Approval of a majority of shares for a transaction resulting in a roll-up entity is only required, however, until our board of directors determines that it is no longer in our best interest to attempt or continue to qualify as a REIT. The holders of a majority of the shares do not need to approve any such transaction effected because of changes in applicable law, or to preserve tax advantages for a majority in interest of the stockholders.

         A roll-up entity is a partnership, REIT, corporation, trust or other entity that would be created or would survive after the successful completion of a proposed roll-up transaction. A roll-up does not include (1) a transaction involving securities that have been listed on a national securities exchange or traded through The Nasdaq Stock Market -- Nasdaq National Market for at least 12 months, or (2) a transaction involving our conversion to a trust or association form if, as a consequence of the transaction, there will be no significant adverse change in any of the following:

         -        stockholders' voting rights;

         -        our term and existence;

         -        sponsor or advisor compensation; or

         -        our investment objectives.

         In the event of a proposed roll-up, an appraisal of all our assets must be obtained from a person with no current or prior business or personal relationship with our advisor or directors. Further, that person must be substantially engaged in the business of rendering valuation opinions of assets of the kind we hold. The appraisal will be included in a prospectus used to offer the securities of a roll-up entity. It will also be filed with the Securities and Exchange Commission and the state regulatory commissions as an exhibit to the registration statement for the offering of the roll-up entity's shares. As a result, an issuer using the appraisal will be subject to liability for violation of Section 11 of the Securities Act and comparable provisions under state laws for any material misrepresentations or material omissions in the appraisal. Our assets must be appraised in a consistent manner and the appraisal will:

         -        be based on an evaluation of all relevant information;

         - indicate the value of the assets as of a date immediately prior to the announcement of the proposed roll-up transaction; and

         - assume an orderly liquidation of the assets over a 12-month period.

The terms of the engagement of the appraiser will clearly state that the engagement is for the benefit of us and our stockholders. A summary of the independent appraisal, indicating all material assumptions underlying it, will be included in a report to the stockholders in the event of a proposed roll-up.

         We may not participate in any proposed roll-up which would:

         - result in the stockholders having rights which are more restrictive to stockholders than those provided in our charter, including any restriction on the frequency of meetings;

         - result in the stockholders having less comprehensive voting rights than are provided in our charter;

         - result in the stockholders having greater liability than provided in our charter;

         - result in the stockholders having fewer rights to receive reports than those provided in our charter;

         - result in the stockholders having access to records that are more limited than those provided for in our charter;

         - include provisions which would operate to materially impede or frustrate the accumulation of shares by any purchaser of the securities of the roll-up entity, except to the minimum extent necessary to preserve the tax status of the roll-up entity;

         - limit the ability of an investor to exercise its voting rights in the roll-up entity on the basis of the number of the shares held by that investor;

         - result in investors in the roll-up having less comprehensive rights of access to the records of the roll-up than those provided in our charter; or

         - place any of the costs of the transaction on us if the roll-up is not approved by the stockholders.

However, with the prior approval of a majority of the stockholders, we may participate in a proposed roll-up if the stockholders would have rights and be subject to restrictions comparable to those contained in our charter.

         Stockholders who vote "no" on the proposed roll-up will have the choice of:

         -        accepting the securities of the roll-up entity offered; or

         -        one of either:

                  (a) remaining as our stockholders and preserving their interests on the same terms and conditions as previously existed; or

                  (b) receiving cash in an amount equal to their pro rata share of the appraised value of our net assets.

These provisions in our charter, our bylaws and Maryland law could have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price for holders of our common stock.

         The limitations and restrictions set forth below under "-- Limitation on Total Operating Expenses," "-- Transactions with Affiliates," and "-- Restrictions on Borrowing" in this section will be effective until our board of directors determines that it is no longer in our or our stockholders' best interests that we continue to operate as a REIT, or until such time as we fail to qualify as a REIT.

LIMITATION ON TOTAL OPERATING EXPENSES

         Our charter provides that, subject to the conditions described in the following paragraph, our annual total operating expenses in any fiscal year shall not exceed the greater of 2% of our average invested assets or 25% of our net income, before any additions to or allowances for reserves for depreciation, amortization or bad debts or other similar non-cash reserves and before any gain from the sale of our assets. Our independent directors have a fiduciary responsibility to limit our annual total operating expenses to amounts that do not exceed these limits. Our independent directors may, however, determine that a higher level of total operating expenses is justified for such period because of unusual and non-recurring expenses. Such a finding by our independent directors and the reasons supporting it shall be recorded in the minutes of meetings of our board of directors. If at the end of any fiscal quarter our total operating expenses for the 12 months then ended are more than 2% of average invested assets or more than 25% of net income, before any additions to or allowances for reserves for depreciation, amortization or bad debts or other similar non-cash reserves and before any gain from the sale of our assets, whichever is greater, as described above, we will disclose this in writing to the stockholders within 60 days of the end of the fiscal quarter. If our independent directors conclude that higher total operating expenses are justified, the disclosure will also contain an explanation of the conclusion. If total operating expenses exceed the limitations described above and if our directors are unable to conclude that the excess was justified, then the advisor will reimburse us the amount by which the aggregate annual total operating expenses we paid or incurred exceed the limitation. We must make the reimbursement within 60 days after the end of the fiscal year.

TRANSACTIONS WITH AFFILIATES

         Our charter imposes restrictions on transactions between us and our advisor, sponsor and any director or their affiliates as follows:

                  (1) SALES AND LEASES TO US. We will not purchase property from our sponsor, advisor, directors or any of their affiliates, unless a majority of disinterested directors, including a majority of disinterested independent directors, approves it as fair and reasonable to us. The price to us can be no greater than the cost of the asset to our sponsor, advisor, director or their affiliate. If the price to us is greater than such cost, there must be substantial, reasonable justification for the excess cost. In no event will the cost of the property to us exceed its appraised value at the time we acquired it.

                  (2) SALES AND LEASES TO SPONSOR, ADVISOR, DIRECTOR OR ANY AFFILIATE. Our sponsor, advisor, director or any of their affiliates will not acquire assets from us unless a majority of disinterested directors, including a majority of disinterested independent directors, approves the transaction as being fair and reasonable to us. We may lease assets to our sponsor, advisor, director or any of their affiliates, but still only if a majority of the disinterested directors, including a majority of disinterested independent directors, approves it as fair and reasonable to us.

                  (3) LOANS. We will not make loans to our sponsor, advisor, director or any of their affiliates except as provided in clauses (4) and (6) under "-- Restrictions on Investments" below in this section, or to our wholly owned subsidiaries. Also, we may not borrow money from our sponsor, advisor, director or any of their affiliates, unless a majority of disinterested directors, including a majority of disinterested independent directors, approves the transaction as fair, competitive and commercially reasonable and no less favorable to us than loans between unaffiliated parties under the same circumstances.

                  (4) INVESTMENTS. We will not invest in joint ventures with our sponsor, advisor, directors or any of their affiliates, unless a majority of disinterested directors, including a majority of disinterested independent directors, approves the transaction as fair and reasonable to us and on substantially the same terms and conditions as those received by the other joint ventures. Neither can we invest in equity securities unless a majority of disinterested directors, including a majority of disinterested independent directors, approves the transaction as being fair, competitive and commercially reasonable.

                  (5) OTHER TRANSACTIONS. All other transactions between us and our sponsor, advisor, directors or any of their affiliates, require approval by a majority of disinterested directors, including a majority of disinterested independent directors, as being fair and reasonable and on terms and conditions not less favorable to us than those available from unaffiliated third parties.

RESTRICTIONS ON BORROWING

         We may not incur indebtedness to enable us to make distributions except as necessary to satisfy the requirement to distribute at least the percentage of our REIT taxable income required for annual distribution of dividends by the Internal Revenue Code of 1986, as amended, or otherwise as necessary or advisable to ensure that we maintain our qualification as a REIT for federal income tax purposes. Our aggregate borrowings, secured and unsecured, will be reasonable in relation to our net assets and will be reviewed by our board at least quarterly. We anticipate that, in general, aggregate borrowings secured by all our properties will not exceed 55% of their combined fair market value. This anticipated amount of leverage will be achieved over time. As of December 31, 2001, the aggregate borrowings on our properties was 53%. Our charter provides that the aggregate amount of borrowing in relation to our net assets will, in the absence of a satisfactory showing that a higher level of borrowing is appropriate, not exceed 300% of net assets. Any excess in borrowing over such 300% of net assets level will be:

         -        approved by a majority of our independent directors,

         - disclosed to stockholders in our next quarterly report, along with justification for such excess, and

         -        subject to approval of the stockholders.

         We have purchased four properties (Douglasville Pavilion, Fayetteville Pavilion, Southlake Pavilion and Sarasota Pavilion) with proceeds of assumed loans from South Trust Bank which are secured by first mortgages on the respective properties purchased. In each such case, we formed a limited liability company with Inland Real Estate Investment Corporation, our sponsor, as an additional member in order to satisfy requirements of the lender. This requirement resulted in our sponsor holding a majority interest in each of these properties; however, we control each of the limited liability companies that own the properties and we retain all economic burdens and benefits of ownership of these properties. Our sponsor has guaranteed each of these loans. As consideration for our sponsor's guaranty of each loan, we will pay our sponsor an annual fee equal to .125% of the respective outstanding loan balance, to be paid monthly. This structure provided us with the ability to close each transaction quickly and provided us with a lower cost of capital than we might have otherwise obtained for each of the transactions.

         See "Investment Objectives and Policies -- Borrowing."

RESTRICTIONS ON INVESTMENTS

         The investment policies set forth in our charter have been approved by a majority of independent directors. Our charter prohibits investments in:

         (1)      any foreign currency or bullion;

         (2)      short sales; and

         (3) any security in any entity holding investments or engaging in activities prohibited by our charter.

         In addition to other investment restrictions imposed by our directors from time to time consistent with our objective to continue to qualify as a REIT, we will observe the following restrictions on our investments as set forth in our charter:

         (1) Not more than 10% of our total assets will be invested in unimproved real property or mortgage loans on unimproved real property. For purposes of this paragraph, "unimproved real properties" does not include properties acquired for the purpose of producing rental or other operating income, properties under construction and properties under contract for development or in planning for development within one year.

         (2) We will not invest in commodities or commodity future contracts. This limitation does not apply to interest rate futures when used solely for hedging purposes.

         (3)      We will not invest in contracts for the sale of real estate.

         (4) We will not invest in or make mortgage loans unless we obtain an appraisal of the underlying property. Mortgage indebtedness on any property will not exceed the property's appraised value. In cases in which the majority of independent directors so determine, and in all cases in which the mortgage loan involves our advisor, sponsor, directors or their affiliates, we must obtain the appraisal from an independent expert. We will keep the appraisal in our records for at least five years, where it will be available for inspection and duplication by any stockholder. In addition to the appraisal, we will also obtain a mortgagee's or owner's title insurance policy or commitment as to the priority of the mortgage or condition of the title. We will not invest in real estate contracts of sale otherwise known as land sale contracts.

         (5) We will not make or invest in mortgage loans, including construction loans, on any one property if the aggregate amount of all outstanding mortgage loans outstanding on the property, including our loans, would exceed an amount equal to 85% of the appraised value of the property. However, if there is substantial justification due to other underwriting criteria and provided that loans would not exceed the appraised value of the property at the date of the loans, we could invest in mortgage loans that exceed 85% of the appraised value of the property.

         (6) We will not make or invest in any mortgage loans that are subordinate to any mortgage or equity interest of the advisor, the sponsor, any director or their affiliates.

         (7) We will not invest in equity securities unless a majority of disinterested directors, including a majority of disinterested independent directors, approves the transaction as being fair, competitive and commercially reasonable. Investments in entities affiliated with our advisor, the sponsor, any director or their affiliates are subject to the restrictions on joint venture investments. Notwithstanding these restrictions, we may purchase our own securities when traded on a national securities exchange or market if a majority of our directors, including a majority of our independent directors, determines the purchase to be in our best interests.

         (8) We will not engage in any short sale nor will we borrow on an unsecured basis if the borrowing will result in an asset coverage of less than 300%.

         (9) To the extent we invest in properties, a majority of the directors, including a majority of the independent directors, will approve the consideration paid for such properties based on the fair market value of the properties. If a majority of independent directors so determines, the fair market value will be determined by a qualified independent real estate appraiser selected by the independent directors. If any property is acquired from our sponsor, our advisor, any director, or any of their affiliates, the provisions on transactions with affiliates will apply.

         (10) We will not invest in debt that is secured by a mortgage on real property that is subordinate to the lien of other debt, except where the amount of total debt does not exceed 90% of the appraised value of the property. The value of all of these investments may not exceed 25% of our tangible assets. The value of all investments in this debt that does not meet these requirements will be limited to 10% of our tangible assets, which would be included within the 25% limitation.

         (11) We will not engage in trading, as compared with investment, activities.

         (12) We will not engage in underwriting activities, or distribute as agent, securities issued by others.

         (13) We will not acquire securities in any entity holding investments or engaging in activities prohibited by the restrictions on investments set forth in the foregoing clauses
                  (1) through (12). Temporary investments of cash may be in such entities.

         Subject to the above restrictions and so long as we qualify as a REIT, a majority of our directors, including a majority of our independent directors, may alter the investment policies if they determine that a change is in our best interests.


            [THE BALANCE OF THIS PAGE WAS INTENTIONALLY LEFT BLANK.]

                         OPERATING PARTNERSHIP AGREEMENT

         The following is a summary of the agreement of limited partnership of Inland Retail Real Estate Limited Partnership. This summary and the descriptions of its provisions elsewhere in this prospectus, are qualified by the operating partnership agreement itself, which is filed as an exhibit to our registration statement, of which this prospectus is a part. See "Where You Can Find Additional Information."

         Conducting our operations through the operating partnership allows the sellers of properties to contribute their property interests to the operating partnership in exchange for limited partnership common units rather than for cash or common stock. By this, the seller is able to defer some or all of the potential taxable gain on the transfer. From the seller's point of view, there are also differences between the ownership of common stock and units. Some of the differences may be material to investors because they impact the form of business organization, distribution rights, voting rights, transferability of equity interests received and federal income taxation.

DESCRIPTION OF PARTNERSHIP UNITS

         Partnership interests in the operating partnership are divided into "units." Initially, the operating partnership will have two classes of units: general partnership common units and limited partnership common units. General partnership common units represent an interest as a general partner in the operating partnership and we will hold them as general partner. Limited partnership common units represent an interest as a limited partner in the operating partnership. The general partner may issue additional units and classes of units with rights different from and superior to those of general partnership common units or limited partnership common units without the consent of the limited partners. Holders of limited partnership common units do not have any preemptive rights with respect to the issuance of additional units.

         For each limited partnership common unit received, investors generally will be required to contribute money or a property with a net equity value equal to the market price of one share of common stock on the date of contribution. The net equity value is subject to adjustment in the event of stock splits or other changes in our capital structure. Market price means the average of the closing price per share for the five consecutive trading days ending on that date. Holders of limited partnership common units will not be obligated to make additional capital contributions to the operating partnership. Furthermore, they will not have the right to make additional capital contributions to the operating partnership or the right to purchase additional units without our consent as general partner. For further information on capital contributions, see "-- Capital Contributions" in this section. Limited partners who do not participate in the management of the operating partnership generally are not liable for the debts and liabilities of the operating partnership beyond the amount of their capital contributions by virtue of their status as limited partners. We, however, as the general partner of the operating partnership, are liable for any unpaid debts and liabilities.

         Limited partners do not have the right to participate in the management of the operating partnership. The voting rights of the limited partners are generally limited to approval of specific types of amendments to the operating partnership agreement. With respect to such amendments, each limited partnership common unit has one vote. See "-- Management of the Operating Partnership" in this section for a more detailed discussion of this subject.

         In general, each limited partnership common unit will share equally in distributions from the operating partnership when as general partner we may declare distributions in our sole discretion. They will also share equally in the assets of the operating partnership legally available for distribution upon its liquidation after payment of all liabilities and establishment of reserves and after payment of the preferred return owed to holders of limited partnership preferred units, if any. In addition, a portion of the items of income, gain, loss and deduction of the operating partnership for federal income tax purposes will be allocated to each limited partnership common unit, regardless of whether any distributions are made by the operating partnership. See "Federal Income Tax Considerations -- Income Taxation of the Partnerships and Their Partners" for a description of the manner in which income, gain, loss and deductions are allocated under the operating partnership agreement. We cannot assure that cash distributions to a limited partnership common unit holder will equal the amount of income allocated to him or her in any period. Neither can we assure that any distribution will be sufficient to pay the taxes imposed on the income allocated to the holder. As general partner, we may amend the allocation and distribution sections of the operating partnership agreement to reflect the issuance of additional units and classes of units without the consent of the limited partnership common unit holders. See "-- Issuance of Additional Units" and " -- Distributions" in this section; and also see "Federal Income Tax Considerations -- Income Taxation of the Partnerships and Their Partners" for a more detailed explanation of these matters.

         Holders of limited partnership common units generally may not transfer their interests without the consent of the general partner. See "-- Transferability of Interests" in this section for a discussion of additional restrictions imposed by the operating partnership agreement on such transfers. After owning a limited partnership common unit for one year, limited partnership common unit holders generally may, subject to restrictions, convert limited partnership common units into shares of common stock or require the operating partnership to redeem the units for cash. See "-- Limited Partner Conversion Rights" and "-- Limited Partner Redemption Rights" in this section for a description of these rights and the amount and types of consideration a limited partner is entitled to receive upon their exercise. These conversion rights are accelerated in the case of some extraordinary transactions. See "-- Extraordinary Transactions" in this section for an explanation of the conversion rights under those circumstances. For a description of registration rights which may in the future be granted to holders of limited partnership common units, see "Shares Eligible for Future Sale -- Registration Rights."

MANAGEMENT OF THE OPERATING PARTNERSHIP

         The operating partnership is organized as an Illinois limited partnership pursuant to the terms of the operating partnership agreement. We are the general partner of the operating partnership and we anticipate that we will conduct substantially all of our business through it. However, some development, leasing and property management services will be conducted through affiliates of The Inland Group in order to preserve our REIT status and minimize our liabilities. Generally, pursuant to the operating partnership agreement, we, as general partner, will have full, exclusive and complete responsibility and discretion in the management and control of the partnership, including the ability to enter into major transactions, including acquisitions, dispositions and refinancings, and to cause changes in its line of business and distribution policies. We may, without the consent of the limited partners:

         - file a voluntary petition seeking liquidation, reorganization, arrangement or readjustment, in any form, of the partnership's debts under Title 11 of the United States Bankruptcy Code, or any other federal or state insolvency law, or corresponding provisions of future laws, or file an answer consenting to or acquiescing in any such petition; or

         - cause the operating partnership to make an assignment for the benefit of its creditors or admit in writing its inability to pay its debts as they mature.

         The limited partners in their capacities as limited partners of the operating partnership will have no authority to transact business for, or participate in the management or decisions of, the operating partnership, except as provided in the operating partnership agreement and as required by applicable law.

         As general partner of the operating partnership, we may amend the operating partnership agreement without the consent of the limited partners. However, any amendment that:

         - alters or changes the distribution rights of limited partners, subject to the exceptions discussed below under "-- Distributions" in this section,

         - alters or changes their redemption rights or conversion rights,

         - imposes on limited partners any obligation to make additional capital contributions, or

         - alters the terms of the operating partnership agreement regarding the rights of the limited partners with respect to extraordinary transactions or the indemnification provisions of the operating partnership agreement, will require the unanimous written consent of the affected limited partners holding more than 50% of the voting power in the operating partnership. Nevertheless, the limited partners have no right to remove us as the general partner.

INDEMNIFICATION

         To the extent permitted by law, the operating partnership agreement provides for our indemnification as general partner. It also provides for the indemnification of directors, officers and other persons as we may designate against damages and other liabilities under the same conditions and subject to the same restrictions applicable to the indemnification of officers, directors, employees and stockholders under our charter. See "Limitation of Liability and Indemnification of Directors, Officers and Our Advisor."

TRANSFERABILITY OF INTERESTS

         Under the operating partnership agreement, we may not withdraw from the partnership or transfer or assign all of our general partnership interest without the unanimous consent of the limited partners. We may, however, assign less than all of our general partnership interest. Subject to limited exceptions, holders of limited partnership common units may withdraw from the partnership and may transfer or encumber all or any part of their units only with the written consent of the general partner and upon satisfaction of the other conditions set forth in the partnership agreement. In addition, limited partnership common units are not registered under the federal or state securities laws. As a result, the ability of a holder to transfer units may be restricted under such laws.

EXTRAORDINARY TRANSACTIONS

         The operating partnership agreement generally provides that either we or the operating partnership may engage in any authorized business combination without the consent of the limited partners. A business combination is any merger, consolidation or other combination with or into another person, or the sale of all or substantially all of the assets of any entity, or any liquidation, or any reclassification, recapitalization or change in the terms of the equity stock into which a unit may be converted. We are required to send to each limited partnership common unit holder notice of a proposed business combination at least 30 days prior to the record date for the stockholder vote on the combination, if any, and at least 90 days before the effective date of the combination itself. Generally, a limited partner may not exercise his or her conversion rights until he or she has held the units for at least one year. However, in the case of a proposed combination, each holder of a limited partnership common unit in the operating partnership shall have the right to exercise his or her conversion right prior to the stockholder vote on the transaction, even if he or she has held the units for less than one year. See "-Limited Partner Conversion Rights" in this section for a description of such rights. Upon the limited partner's exercise of the conversion right in the case of a business combination, we have the right to pay the limited partnership common unit holder in cash rather than in shares only if the issuance of shares to such holder would:

         -        violate the ownership limit;

         -        result in our being "closely held" within the meaning of
                  section 856(h) of the Internal Revenue Code;

         - cause us to own, directly or constructively, 10% or more of the ownership interests in a tenant of our or the operating partnership's real property within the meaning of section 856(d)(2)(B) of the Internal Revenue Code;

         - cause us to no longer qualify or create a material risk that we may no longer qualify as a REIT in the opinion of our counsel; or

         - cause the acquisition of shares by such limited partner to be integrated with any other distribution of shares for purposes of complying with the registration provisions of the Securities Act of 1933.

Holders of limited partnership common units who timely convert their units prior to the record date for the stockholder vote on a business combination, if any, shall be entitled to vote their shares in any stockholder vote on the business combination. Holders of limited partnership common units who convert their units after the record date may not vote their shares in any stockholder vote on the proposed business combination. The right of the limited partnership common unit holders to exercise their right to convert without regard to whether they have held the units for more than a year shall terminate upon the first to occur of the disapproval of the business combination by our board of directors, its disapproval by the stockholders, its abandonment by any of the parties to it, or its effective date.

ISSUANCE OF ADDITIONAL UNITS

         As general partner of the operating partnership, we can, without the consent of the limited partners, cause the operating partnership to issue additional units representing general or limited partnership interests. A new issuance may include preferred units, which may have rights which are different and/or superior to those of general partnership common units and limited partnership common units.

CAPITAL CONTRIBUTIONS

         The operating partnership agreement provides that if the operating partnership requires additional funds at any time or from time to time in excess of funds available to it from borrowings or prior capital contributions, we as general partner have the right to raise additional funds required by the operating partnership by causing it to borrow the necessary funds from third parties on such terms and conditions as we deem appropriate. As an alternative to borrowing funds required by the operating partnership, we may contribute the amount of such required funds as an additional capital contribution. The operating partnership agreement also provides that we will contribute cash or other property received in exchange for the issuance of equity stock to the operating partnership in exchange for units. Upon the contribution of the cash or other property received in exchange for the issuance of a share, we will receive one general partnership common unit. Upon the contribution of the cash or other property received in exchange for the issuance of each share of equity stock other than a share, we shall receive one unit with rights and preferences respecting distributions corresponding to the rights and preferences of the equity stock. If we so contribute additional capital to the operating partnership, our partnership interest will be increased on a proportionate basis. Conversely, the partnership interests of the limited partners will be decreased on a proportionate basis in the event we contribute any additional capital.

DISTRIBUTIONS

         The operating partnership agreement sets forth the manner in which distributions from the partnership will be made to unit holders. Distributions from the partnership are made at the times and in the amounts determined by us as the general partner. Under the operating partnership agreement, preferred units, if any, may entitle their holders to distributions prior to the payment of distributions for the common units. The agreement further provides that remaining amounts available for distribution after distributions for preferred units, if any, will be distributed at the times and in the amounts we determine as the general partner in our sole discretion, pro rata, to the holders of the common units. We will also distribute the remaining amounts to the holders of preferred units, if any, which are entitled to share in the net profits of the operating partnership beyond, or in lieu of, the receipt of any preferred return. Liquidating distributions will generally be made in the same manner and amounts as operating distributions. The operating partnership agreement also provides that as general partner we have the right to amend the distribution provisions of the operating partnership agreement to reflect the issuance of additional classes of units.

OPERATIONS

         The operating partnership agreement requires that the operating partnership be operated in a manner that will:

         -        satisfy the requirements for classification as a REIT;

         - avoid any federal income or excise tax liability, unless we otherwise cease to qualify as a REIT; and

         - ensure that the operating partnership will not be classified as a publicly traded partnership under the Internal Revenue Code.

Pursuant to the operating partnership agreement, the operating partnership will assume and pay when due or reimburse us for payment of all administrative and operating costs and expenses incurred by the operating partnership and the administrative costs and expenses that we incur on behalf of, or for the benefit of, the operating partnership.

LIMITED PARTNER CONVERSION RIGHTS

         Pursuant to the terms of the operating partnership agreement and subject to the conditions in the operating partnership agreement, each holder of a limited partnership common unit will have the right to have all or any portion of his or her units converted into that number of shares of common stock which has an aggregate market price as of the date of conversion equal to the net equity value of the property or properties as of the date of contribution of the property or properties he or she contributed. However, at our option, we may satisfy the conversion right by delivering cash in an amount equal to the aggregate market price on the date of conversion. We will make the decision to exercise our right to deliver cash in lieu of conversion shares on a case by case basis at our sole and absolute discretion. The limited partnership common units exchanged for cash or common stock will augment our ownership percentage in the operating partnership. See "-- Extraordinary Transactions" in this section for a description of conversion rights in connection with mergers and other major transactions. However, no limited partner may convert any limited partnership common units for shares during the first year following the issuance of such units (except in connection with a business combination) and no limited partner may convert any limited partnership common units at any time if the limited partner's actual or constructive ownership of our common stock would:

         -        violate the 9.8% ownership limit;

         -        result in our being "closely held" within the meaning of
                  Section 856(h) of the Internal Revenue Code;

         - cause us to directly or constructively own 10% or more of the ownership interests in one of our tenants or of the operating partnership's real property, within the meaning of Section 856(d)(2)(B) of the Internal Revenue Code;

         - in the opinion of our counsel, cause us to no longer qualify, or create a material risk that we would no longer qualify, as a REIT; or

         - cause the acquisition of common stock by the limited partner to be integrated with any other distribution of common stock for purposes of complying with the registration provisions of the Securities Act of 1933.

In addition, as general partner we will not have the right to satisfy the conversion right by paying the limited partner seeking conversion, in lieu of the conversion shares, the amount of cash equal to the market price on the date of conversion of the conversion shares if, in the opinion of our counsel, we would therefore no longer qualify, or if there is a material risk that we would no longer qualify, as a REIT. See "Description of Securities -- Restrictions on Ownership and Transfer." Any common stock issued to the limited partners upon exchange of their respective limited partnership common units may be sold only pursuant to an effective registration statement under the Securities Act of 1933 or pursuant to an available exemption from registration. See "Shares Eligible for Future Sale -- Conversion and Redemption Rights" and "-- Registration Rights."

         As general partner, we will have the right to grant similar conversion rights to holders of other classes of units, if any, in the operating partnership, and to holders of equity interests in the entities that own our properties.

         Exercise of conversion rights will be a taxable transaction in which gain or loss will be recognized by the limited partner exercising its right to convert its units into common stock to the extent that the amount realized exceeds the limited partner's adjusted basis in the units converted. See "Federal Income Tax Considerations -- Income Taxation of the Partnerships and their Partners" and "-- Tax Consequences of Exercise of Conversion Right."

LIMITED PARTNER REDEMPTION RIGHTS

         Under the terms of the operating partnership agreement and subject to the conditions in the operating partnership agreement, each holder of a limited partnership common unit will have the right to have all or any portion of his or her limited partnership common units redeemed. The cash redemption price for each limited partnership common unit will equal the net equity value on the date of contribution of the property or properties contributed by the holder divided by the total number of units received by the holder for the property or properties. However, at our option, we may satisfy the redemption right with respect to all or any portion of the common stock offered for redemption:

         -        on behalf of the operating partnership; or

         - by delivering common stock having an aggregate market price as of the date the holder exercises the redemption right equal to the amount of the redemption price for all units being redeemed by the holder in lieu of cash equal to the value of the common stock.

The holder may not exercise this redemption right during the first year following the receipt of the limited partnership common units, except in connection with a business combination, or if in the opinion of our counsel, we would, as a result of the exercise, no longer qualify, or if in the opinion of our counsel there is a material risk that we would no longer qualify, as a REIT.

         We may not exchange any common stock for units if the limited partner's actual or constructive ownership of our common stock would:

         -        violate the 9.8% ownership limit;

         -        result in our being "closely held" within the meaning of
                  Section 856(h) of the Internal Revenue Code;

         - cause us to own, directly or constructively, 10% or more of the ownership interests in a tenant of our or of the operating partnership's real property, within the meaning of Section 856(d)(2)(B) of the Internal Revenue Code;

         - in the opinion of our counsel, cause us to no longer qualify, or create a material risk that we would no longer would qualify, as a REIT; or

         - cause the acquisition of common stock by the limited partner to be integrated with any other distribution of common stock for purposes of complying with the registration provisions of the Securities Act of 1933.

See "Description of Securities-- Restrictions on Ownership and Transfer."

         Any common stock issued to the limited partners upon redemption of their units may be sold only pursuant to an effective registration statement under the Securities Act of 1933 or pursuant to an available exemption from such registration. See "Shares Eligible for Future Sale -- Conversion and Redemption Rights" and "-- Registration Rights." The interest represented by the limited partnership common units exchanged for cash or common stock will augment our ownership percentage interest in the operating partnership. The cash necessary to redeem limited partnership common units will come from any funds legally available to us or the operating partnership. However, specific funds will not be specially set aside for such purposes, nor will an accounting reserve be established for it. The necessary cash to satisfy the redemption right could come from cash flow not required to be distributed to stockholders to maintain our REIT status, fund operations or acquire new properties, or could come from borrowings. However, as explained above, we always have the option to satisfy the redemption right by the issuance of common stock, and we intend to reserve common stock for that purpose. We will make the decision to exercise our right to satisfy the redemption right by paying to the holder the redemption price or common stock having an aggregate market price on the date the holder exercises the redemption right equal to the redemption price for all units being redeemed on a case by case basis in our sole and absolute discretion.

         As general partner we will have the right to grant similar redemption rights to holders of other classes of units, if any, in the operating partnership, and to holders of equity interests in the entities that own our properties.

         Exercise of redemption rights will be a taxable transaction in which gain or loss will be recognized by the limited partner exercising its right to have its limited partnership common units redeemed to the extent that the amount realized exceeds the limited partner's adjusted basis in the limited partnership common units redeemed. See "Federal Income Tax Considerations -- Income Taxation of Partnerships and their Partners and" -- Tax Consequences of Exercise of Redemption Right."

TAX MATTERS

         Pursuant to the operating partnership agreement, we will be the tax matters partner of the operating partnership and, as such, will have authority to make tax decisions under the Internal Revenue Code on behalf of the operating partnership. For a description of the allocation of the income and loss of the operating partnership for federal income tax purposes and other tax consequences stemming from our investment in the operating partnership, see "Federal Income Tax Considerations -- Income Taxation of the Partnerships and their Partners."

DUTIES AND CONFLICTS

         Except as otherwise set forth under "Conflicts of Interest" and "Management," any limited partner may engage in other business activities outside the operating partnership, including business activities that directly compete with the operating partnership.

TERM

         The operating partnership will continue in full force and effect until December 31, 2040 or until sooner dissolved and terminated upon (1) our dissolution, bankruptcy, insolvency or termination, (2) the sale or other disposition of all or substantially all of the assets of the operating partnership unless we, as general partner, elect to continue the business of the operating partnership to collect the indebtedness or other consideration to be received in exchange for the assets of the operating partnership, or (3) by operation of law.

            [THE BALANCE OF THIS PAGE WAS INTENTIONALLY LEFT BLANK.]

                        FEDERAL INCOME TAX CONSIDERATIONS

         Beginning with the calendar year ended December 31, 1999, we elected to qualify as a REIT under the applicable provisions of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder and receive the beneficial federal income tax treatment described below. We intend to continue operating as a REIT so long as REIT status remains advantageous. However, we cannot assure you that we will meet the applicable requirements under federal income tax laws, which are highly technical and complex. The following discusses the applicable requirements under federal income tax laws to maintain REIT status, the federal income tax consequences to maintaining REIT status and all material federal income tax consequences to you. Katten Muchin Zavis Rosenman has acted and will act as our tax counsel in connection with our election to be taxed as a REIT, and has rendered the opinion set forth below. Some of the federal income tax implications of your investment are set forth in the "-- Taxation of Stockholders" section below. We, however, urge you to consult your tax advisor with respect to the federal, state, local, foreign and other tax consequences of the purchase, ownership and disposition of common shares which may be particular to your tax situation.

         In brief, a corporation that invests primarily in real estate can, if it complies with the provisions in Sections 856-860 of the Internal Revenue Code, qualify as a REIT and claim federal income tax deductions for the dividends it pays to its stockholders. Such a corporation generally is not taxed on its REIT taxable income to the extent such income is currently distributed to stockholders, thereby completely or substantially eliminating the "double taxation" that a corporation and its stockholders generally bear together. However, as discussed in greater detail below, a corporation could be subject to federal income tax in some circumstances even if it qualifies as a REIT and would likely suffer adverse consequences, including reduced cash available for distribution to its stockholders, if it failed to qualify as a REIT.

         Katten Muchin Zavis Rosenman is of the opinion, assuming that the actions described in this section have been completed on a timely basis and we timely filed the requisite elections, that we have been organized in conformity with the requirements for qualification as a REIT beginning with our taxable year ending December 31, 1999, and our current and proposed method of operation (as described in this prospectus) will enable us to continue to satisfy the applicable requirements under federal income tax laws. This opinion has been filed as an exhibit to the registration statement of which this prospectus is a part, and is based and conditioned, in part, on various assumptions and representations made to Katten Muchin Zavis Rosenman by us and the advisor as to factual matters. Our qualification and federal income tax treatment as a REIT depends upon our ability to meet, through operation of the properties we acquire and our investment in other assets, the applicable requirements under federal income tax laws. Katten Muchin Zavis Rosenman has not reviewed these operating results for compliance with the applicable requirements under federal income tax laws. Therefore, we cannot assure you that our actual operating results will allow us to satisfy the applicable requirements under federal income tax laws in any taxable year. In addition, this opinion represents Katten Muchin Zavis Rosenman's legal judgment and is not binding on the Internal Revenue Service or the courts.

TAXATION

         General. We use the term REIT Taxable Income, which means the taxable income as computed for a corporation which is not a REIT:

         - without the deductions allowed by Internal Revenue Code Sections 241 and 247, and 249 and 250 (relating generally to the deduction for dividends received);

         -        excluding amounts equal to:

                  -        the net income from foreclosure property; and

                  -        the net income derived from prohibited transactions;

         -        deducting amounts equal to:

                  -        any net loss derived from prohibited transactions;
                           and

                  - the tax imposed by Internal Revenue Code Section 857(b)(5) upon a failure to meet the 95% and/or the 75% gross income tests;

         - disregarding the deduction for dividends paid, computed without regard to the amount of the net income from foreclosure property which is excluded from REIT Taxable Income; and

         - without regard to any change of annual accounting period pursuant to Internal Revenue Code Section 443(b).

         In any year in which we qualify as a REIT and have a valid election in place, we will claim deductions for the dividends we pay to the stockholders, and therefore will not be subject to federal income tax on that portion of our REIT Taxable Income or capital gain which is distributed to our stockholders. We will, however, be subject to federal income tax at normal corporate rates on any REIT Taxable Income or capital gain not distributed.

         Although we can eliminate or substantially reduce our federal income tax liability by maintaining our REIT status and paying sufficient dividends, we could be subject to federal income tax on some items of income. If we fail to satisfy either the 95% Gross Income Test or the 75% Gross Income Test (each of which is described below), yet maintain our REIT status by meeting other requirements, we will be subject to a 100% federal income tax based on the amount of income which caused us to fail these tests, as described below. We will also be subject to a 100% federal income tax on the net income from any "prohibited transaction," as described below. In addition, if we fail to distribute annually at least the sum of: (1) 85% of our REIT Taxable Income for such year; (2) 95% of our REIT capital gain net income for such year; and (3) any undistributed taxable income from prior years, we would be subject to an excise tax equal to 4% of the difference between the amount required to be distributed under such formula and the amount actually distributed. We may also be subject to the corporate alternative minimum tax. Additionally, we will be subject to federal income tax at the highest corporate rate on any nonqualifying income from foreclosure property, although we will not own any foreclosure property unless we make loans or accept purchase money notes secured by interests in real property and foreclose on the property following a default on the loan.

         If we acquire any asset from a corporation that is subject to full corporate-level federal income tax in a transaction in which our basis in the asset is determined by reference to the selling corporation's basis in the asset, and if we recognize gain on the disposition of such an asset during the 10-year period beginning on the date we acquired such asset, then the excess of the fair market value as of the beginning of the applicable recognition period over our adjusted basis in such asset at the beginning of such recognition period will be subject to federal income tax at the highest regular corporate federal income tax rate.

         REIT qualification tests. The Internal Revenue Code defines a REIT as a corporation, trust or association:

         -        that is managed by one or more trustees or directors;

         - the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest;

         - that would be taxable as a domestic corporation but for its status as a REIT;

         - that is neither a financial institution nor an insurance company;

         - the beneficial ownership of which is held by 100 or more persons on at least 335 days in each full taxable year, proportionately adjusted for a partial taxable year;

         - generally in which, at any time during the last half of each taxable year, no more than 50% in value of the outstanding stock is owned, directly, or indirectly, by five or fewer individuals or certain entities; and

         - that meets the gross income, asset and annual distribution requirements, described in greater detail below.

         The first four and last conditions must be met during each taxable year for which REIT status is sought, while the other two conditions do not have to be met until after the first taxable year for which a REIT election is made.

         Although the 25% Asset Test (as defined below) generally prevents a REIT from owning more than 10% of the stock, by vote or value, of an entity other than another REIT, the Internal Revenue Code provides an exception for ownership of voting stock in a qualified REIT subsidiary or in a taxable REIT subsidiary. The qualified REIT subsidiary is a corporation that is wholly owned by a REIT, and is not a taxable REIT subsidiary. For purposes of the asset and Gross Income Tests described below, all assets, liabilities and tax attributes of a qualified REIT subsidiary are treated as belonging to the REIT. A qualified REIT subsidiary is not subject to federal income tax, but may be subject to state or local tax. Although we expect to hold all of our investments through the operating partnership, we may hold investments through qualified REIT subsidiaries. A taxable REIT subsidiary is described under "Asset Tests - 25% Asset Test" below. With respect to the operating partnership, a partnership is not subject to federal income tax, and instead allocates its tax attributes to its partners. The partners are subject to federal income tax on their allocable share of the income and gain, without regard to whether they receive distributions from the partnership. Each partner's share of a partnership's tax attributes is determined in accordance with the partnership agreement. In addition, for purposes of the asset and income tests, we will be deemed to own and earn (based on our capital interest) an undivided interest in each asset and a share of each item of gross income, of the operating partnership.

         We, in satisfying the general tests described above, must meet, among others, the following requirements:

         - Share Ownership Tests. The common stock and any other stock we issue must be held by a minimum of 100 persons (determined without attribution to the owners of any entity owning our stock) for at least 335 days in each full taxable year, proportionately adjusted for partial taxable years. In addition, at all times during the second half of each taxable year, no more than 50% in value of our stock may be owned, directly or indirectly, by five or fewer individuals (determined with attribution to the owners of any entity owning our stock). However, these two requirements do not apply until after the first taxable year an entity elects REIT status. In addition, our charter contains provisions restricting the transfer of our stock, which provisions are intended to assist us in satisfying both requirements. Furthermore, the distribution reinvestment program contains provisions that prevent it from causing a violation of these tests as do the terms of the options granted to the independent directors and the warrants issuable to the managing dealer and soliciting dealers. Pursuant to the applicable requirements under federal income tax laws, we will maintain records which disclose the actual ownership of our outstanding stock, and demand written statements each year from the record holders of specified percentages of our stock disclosing the beneficial owners. Those stockholders failing or refusing to comply with our written demand are required by the Internal Revenue Code and our charter to submit, with their tax returns, a similar statement disclosing the actual ownership of stock and other information. See "Description of Securities -- Restrictions on ownership and transfer."

         - Asset Tests. We must satisfy, at the close of each calendar quarter, two tests based on the composition of our assets. After initially meeting the Asset Tests at the close of any quarter, we will not lose our status as a REIT for failure to satisfy the Asset Tests at the end of a later quarter solely due to changes in value of our assets. In addition, if the failure to satisfy the Asset Tests results from an acquisition during a quarter, the failure can be cured by disposing of nonqualifying assets within 30 days after the close of that quarter. We intend to maintain adequate records of the value of our assets to insure compliance with these tests and will act within 30 days after the close of any quarter as may be required to cure any noncompliance.

                  (1) 75% Asset Test. At least 75% of the value of our assets must be represented by "real estate assets," cash, cash items (including receivables) and government securities. Real estate assets include (i) real property (including interests in real property and interests in mortgages on real property) (ii) shares in other qualifying REITs and (iii) any property (not otherwise a real estate asset) attributable to the temporary investment of "new capital" in stock or a debt instrument, but only for the one-year period beginning on the date we received the new capital. Property will qualify as being attributable to the temporary investment of new capital if the money used to purchase the stock or debt instrument is received by us in exchange for our stock (other than amounts received pursuant to our distribution reinvestment program) or in a public offering of debt obligations that have a maturity of at least five years. Additionally, regular and residual interests in a real estate mortgage investment conduit, known as a REMIC, and regular interests in a financial asset securitization trust, known as a FASIT, are considered real estate assets. However, if less than 95% of the assets of a REMIC or FASIT are real estate assets, we will be treated as holding and earning a proportionate share of the assets and income of the REMIC or FASIT directly.

                  We currently own and intend to continue to own interests in real properties, and our purchase contracts apportion no more than 5% of the purchase price of any property to property other than "real property," as defined in the Internal Revenue Code. In addition, we intend to invest funds not used to acquire properties in cash sources, "new capital" investments or other liquid investments which allow us to continue to qualify under the 75% Asset Test. Therefore, our investment in the real properties will constitute "real estate assets" and should allow us to meet the 75% Asset Test.

                  (2) 25% Asset Test. The remaining 25% of our assets may generally be invested without restriction. However, if we invest in any securities that do not qualify under the 75% Asset Test, such securities may not exceed either: (i) 5% of the value of our assets as to any one issuer; or (ii) 10% of the outstanding securities by vote or value of any one issuer. A partnership interest held by a REIT is not considered a "security" for purposes of these tests; instead, the REIT is treated as owning directly its proportionate share of the partnership's assets.

                  Two modifications apply to the 25% Asset Test for "qualified REIT subsidiaries" or "taxable REIT subsidiaries." As discussed above, the stock of a "qualified REIT subsidiary" is not counted for purposes of the 25% Asset Test. A qualified REIT subsidiary is a corporation that is wholly owned by a REIT throughout the subsidiary's existence. All assets, liabilities and tax attributes of a qualified REIT subsidiary are treated as belonging to the REIT. A qualified REIT subsidiary is not subject to federal income tax, but may be subject to state or local tax. Although we expect to hold all of our investments through the operating partnership, we may hold investments through qualified REIT subsidiaries.

                  Additionally, a REIT may own the stock of a "taxable REIT subsidiary." A taxable REIT subsidiary is a corporation (other than another REIT) that is owned in whole or in part by a REIT, and joins in an election with the REIT to be classified as such. Corporations that directly or indirectly operate or manage lodging or health care facilities cannot be taxable REIT subsidiaries. A corporation that is 35% owned by a taxable REIT subsidiary will also be treated as a taxable REIT subsidiary. A taxable REIT subsidiary may not be a qualified REIT subsidiary, and vice versa. As described below regarding the 75% Gross Income Test, a taxable REIT subsidiary is utilized in much the same way an independent contractor is used to provide certain types of services without causing the REIT to receive or accrue some types of non-qualifying income. For purposes of the 25% Asset Test, securities of a taxable REIT subsidiary are excepted from the 10% vote and value limitations on a REIT's ownership of securities of a single issuer. However, no more than 20% of the value of a REIT may be represented by securities of one or more taxable REIT subsidiaries. In addition to using independent contractors to provide services in connection with the operation of our properties, we may also use taxable REIT subsidiaries to carry out these functions.

         - Gross Income Tests. We must satisfy for each calendar year two separate tests based on the composition of our gross income, as defined under our method of accounting.

                  (1) The 75% Gross Income Test. At least 75% of our gross income for the taxable year (excluding gross income from prohibited transactions) must result from (i) rents from real property, (ii) interest on obligations secured by mortgages on real property or on interests in real property, (iii) gains from the sale or other disposition of real property (including interests in real property and interests in mortgages on real property) other than property held primarily for sale to customers in the ordinary course of our trade or business, (iv) dividends from other qualifying REITs and gain (other than gain from prohibited transactions) from the sale of shares of other qualifying REITs, (v) other specified investments relating to real property or mortgages thereon, and (vi) for a limited time qualified temporary investment income, as defined under the 75% Asset Test. We intend to invest funds not otherwise invested in real properties in cash sources or other liquid investments which will allow us to qualify under the 75% Gross Income Test.

         Income attributable to a lease of real property will generally qualify as "rents from real property" under the 75% Gross Income Test (and the 95% Gross Income Test described below), subject to the rules discussed below:

                           (1) Rent from a particular tenant will not qualify if
                  we, or an owner of 10% or more of our stock, directly or indirectly, owns 10% or more of the voting stock or the total number of shares of all classes of stock in, or 10% or more assets or net profits of, the tenant (unless the tenant is a taxable REIT subsidiary leasing a property at least 90% of which is leased to tenants other than taxable REIT subsidiaries).

                           (2) The portion of rent attributable to personal
                  property rented in connection with real property will not qualify, unless the portion attributable to personal property is 15% or less of the total rent received under, or in connection with, the lease.

                           (3) Generally rent will not qualify if it is based in
                  whole, or in part, on the income or profits of any person from the underlying property. However, rent will not fail to qualify if it is based on a fixed percentage (or designated varying percentages) of receipts or sales, including amounts above a base amount so long as the base amount is fixed at the time the lease is entered into, the provisions are in accordance with normal business practice and the arrangement is not an indirect method for basing rent on income or profits.

                           (4) Rental income will not qualify if we furnish or
                  render services to tenants or manage or operate the underlying property, other than through a permissible "independent contractor" from whom we derive no revenue, or through a taxable REIT subsidiary. This requirement, however, does not apply to the extent that the services, management or operations we provide are "usually or customarily rendered" in connection with the rental of space, and are not otherwise considered "rendered to the occupant."

                  With respect to the last rule, tenants will receive some services in connection with their leases of the real properties. We believe that the services to be provided are usually or customarily rendered in connection with the rental of space, and, therefore, providing these services will not cause the rents received with respect to the properties to fail to qualify as rents from real property for purposes of the 75% Gross Income Test (and the 95% Gross Income Test described below). Our board of directors intends to hire qualifying independent contractors or to utilize taxable REIT subsidiaries to render services which it believes, after consultation with Katten Muchin Zavis Rosenman, are not usually or customarily rendered in connection with the rental of space.

                  (2) The 95% Gross Income Test. In addition to deriving 75% of our gross income from the sources listed above, at least 95% of our gross income (excluding gross income from prohibited transactions) for the taxable year must be derived from (i) sources which satisfy the 75% Gross Income Test, (ii) dividends, (iii) interest, or (iv) gain from the sale or disposition of stock or other securities that are not assets held primarily for sale to customers in the ordinary course of our trade or business. It is important to note that dividends and interest on obligations not collateralized by an interest in real property qualify under the 95% Gross Income Test, but not under the 75% Gross Income Test. We intend to invest funds not otherwise invested in properties in cash sources or other liquid investments which will allow us to qualify under the 95% Gross Income Test.

                  Our share of income from the properties will primarily give rise to rental income and gains on sales of the properties, substantially all of which will generally qualify under the 75% Gross Income and 95% Gross Income Tests. Our anticipated operations indicate that it is likely that we will have little or no nonqualifying income to cause adverse federal income tax consequences.

                  If we fail to satisfy either the 75% Gross Income or 95% Gross Income Tests for any taxable year, we may retain our status as a REIT for such year if we satisfy the Internal Revenue Service that: (i) the failure was due to reasonable cause and not due to willful neglect,
         (ii) we attach to our return a schedule describing the nature and amount of each item of our gross income, and (iii) any incorrect information on such schedule was not due to fraud with intent to evade federal income tax. If this relief provision is available, we would remain subject to a 100% tax on the greater of the amount by which we failed the 75% Gross Income Test or the 95% Gross Income Test multiplied by a fraction meant to reflect our profitability.

         - Annual Distribution Requirements. In addition to the other tests described above, we are required to distribute dividends (other than capital gain dividends) to the stockholders each year in an amount at least equal to the excess of: (1) the sum of: (a) 90% of our REIT Taxable Income (determined without regard to the deduction for dividends paid and by excluding any net capital gain); and (b) 90% of the net income (after tax) from foreclosure property; less (2) the sum of some types of items of non-cash income. Whether sufficient amounts have been distributed is based on amounts paid in the taxable year to which they relate, or in the following taxable year if we: (1) declared a dividend before the due date of our tax return (including extensions), (2) distribute the dividend within the 12-month period following the close of the taxable year (and not later than the date of the first regular dividend payment made after such declaration), and (3) file an election with our tax return. Additionally, dividends that we declare in October, November or December in a given year payable to stockholders of record in any such month will be treated as having been paid on December 31 of that year so long as the dividends are actually paid during January of the following year. If we fail to meet the annual distribution requirements as a result of an adjustment to our federal income tax return by the Internal Revenue Service, we may cure the failure by paying a "deficiency dividend" (plus penalties and interest to the Internal Revenue Service) within a specified period.

         If we do not distribute all of our net capital gain or distribute at least 90%, but less than 100%, of our REIT Taxable Income, we will be subject to federal income tax on the undistributed portion. Furthermore, to the extent that we fail to distribute annually at least the sum of: (1) 85% of our REIT Taxable Income for such year; (2) 95% of our REIT capital gain net income for such year; and (3) any undistributed taxable income from prior years, we would be subject to an excise tax equal to 4% of the difference between the amount required to be distributed under this formula and the amount actually distributed.

         We intend to pay sufficient dividends each year to satisfy the annual distribution requirements and avoid federal income tax on net capital gains. It is possible that we may not have sufficient cash or other liquid assets to meet the annual distribution requirements due to tax accounting rules and other timing differences. We will closely monitor the relationship between our REIT Taxable Income and cash flow and, if necessary to comply with the annual distribution requirements, will borrow funds to fully provide the necessary cash flow.

         Failure to qualify. If we fail to qualify for federal income tax purposes as a REIT in any taxable year and the relief provisions are not available or cannot be met, we will not be able to deduct our dividends and will be subject to federal income tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates, thereby reducing cash available for distributions. In such event, all distributions to stockholders (to the extent of our current and accumulated earnings and profits), will be taxable as ordinary income. This "double taxation" results from our failure to qualify as a REIT. Unless we are entitled to relief under specific statutory provisions, we will not be eligible to elect REIT status for the four taxable years following the year during which qualification was lost.

         Prohibited transactions. As discussed above, we will be subject to a 100% federal income tax on any net income derived from "prohibited transactions." Net income derived from prohibited transactions arises from the sale or exchange of property held for sale to customers in the ordinary course of our business which is not foreclosure property. There is an exception to this rule for sales of property that:

         -        is a real estate asset under the 75% Asset Test;

         -        has been held for at least four years;

         - has aggregate expenditures which are includable in the basis of the property not in excess of 30% of the net selling price;

         - in some cases, was held for production of rental income for at least four years;

         - when combined with other sales in the year, either does not cause the REIT to have made more than seven sales of property during the taxable year, or occurs in a year when the REIT disposes of less than 10% of its assets (measured by federal income tax basis and ignoring involuntary dispositions and sales of foreclosure property); and

         - in some cases, substantially all of the marketing and development expenditures were made through an independent contractor.

Although we will eventually sell each of the properties, our primary intention in acquiring and operating the properties is the production of rental income and we do not expect to hold any property for sale to customers in the ordinary course of our business. As a general matter, any condominium conversions we might have must satisfy these restrictions to avoid being "prohibited transactions," which will limit the annual number of transactions.

TAX ASPECTS OF INVESTMENTS IN PARTNERSHIPS

         General. We anticipate holding direct or indirect interests in one or more partnerships, including the operating partnership. We intend to operate as an Umbrella Partnership REIT, or UPREIT, which is a structure whereby we would own a direct interest in the operating partnership, and the operating partnership would, in turn, own the properties and may possibly own interests in other non-corporate entities that own properties. Such non-corporate entities would generally be organized as limited liability companies, partnerships or trusts and would either be disregarded for federal income tax purposes (if the operating partnership was the sole owner) or treated as partnerships for federal income tax purposes. The following is a summary of the federal income tax consequences of our investment in the operating partnership. This discussion should also generally apply to any investment by us in a property partnership or other non-corporate entity.

         A partnership (that is not a publicly traded partnership) is not subject to tax as an entity for federal income tax purposes. Rather, partners are allocated their proportionate share of the items of income, gain, loss, deduction and credit of the partnership, and are potentially subject to tax thereon, without regard to whether the partners receive any distributions from the partnership. We will be required to take into account our allocable share of the foregoing items of the operating partnership for purposes of the various REIT gross income and asset tests, and in the computation of our REIT Taxable Income and federal income tax liability. Further, there can be no assurance that distributions from the operating partnership will be sufficient to pay any tax liabilities resulting from an investment in the operating partnership.

         Generally, for entities formed after January 1, 1997, an entity with two or more members formed as a partnership or limited liability company under state law will be taxed as a partnership for federal income tax purposes unless it specifically elects otherwise. Because the operating partnership was formed as a partnership under state law after January 1, 1997 and will have two or more partners, we believe that the operating partnership will be treated as a partnership for federal income tax purposes. Additionally, we believe that the operating partnership (and any partnership invested in by the operating partnership) will not be treated as a publicly traded partnership within the meaning of Section 7704 of the Internal Revenue

Code, which is taxed as a corporation for federal income tax purposes. We believe that the interests in the operating partnership (and any partnership invested in by the operating partnership) will fall within one of the "safe harbors" for the partnership to avoid being classified as a publicly traded partnership. However, our ability to satisfy the requirements of some of these safe harbors depends on the results of our actual operations.

         If for any reason the operating partnership (or any partnership invested in by the operating partnership) is taxable as a corporation for federal income tax purposes, the character of our assets and items of gross income would change, and, as a result, we would most likely be unable to satisfy the applicable requirements under federal income tax laws discussed above. The partners of any such partnership would be treated as stockholders, with distributions to such partners being treated as dividends. In addition, any change in the status of any partnership may be treated as a taxable event, in which case we could incur a tax liability without a related cash distribution. Further, if any partnership was treated as a corporation, items of income, gain, loss, deduction and credit of such partnership would be subject to corporate income tax.

         Final anti-abuse Treasury regulations have been issued under the partnership provisions of the Internal Revenue Code that authorize the Internal Revenue Service, in some abusive transactions involving partnerships, to disregard the form of a transaction and recast it as it deems appropriate. The anti-abuse regulations apply where a partnership is utilized in connection with a transaction (or series of related transactions) with a principal purpose of substantially reducing the present value of the partners' aggregate federal tax liability in a manner inconsistent with the intent of the partnership provisions. The anti-abuse regulations contain an example in which a REIT contributes the proceeds of a public offering to a partnership in exchange for a general partnership interest. The limited partners contribute real property assets to the partnership, subject to liabilities that exceed their respective aggregate bases in such property. Some limited partners have the right, beginning two years after the formation of the partnership, to require the redemption of their limited partnership interests in exchange for cash or REIT stock. The example concludes that the use of the partnership is not inconsistent with the intent of the partnership provisions and, thus, cannot be recast by the Internal Revenue Service. However, the redemption rights associated with the limited partnership common units of the operating partnership will not conform in all respects with the redemption rights in the foregoing example. Moreover, the anti-abuse regulations are extraordinarily broad in scope and are applied based on an analysis of all the facts and circumstances. As a result, we cannot assure that the Internal Revenue Service will not attempt to apply the anti-abuse regulations to us. Any such action could potentially jeopardize our status as a REIT and materially affect the tax consequences and economic return resulting from an investment in us.

         Income taxation of the partnerships and their partners. In general, no gain or loss will be recognized by either the operating partnership or by the contributing partner on the transfer of a property in exchange for units in the partnership. Gain (but not loss) may be recognized by the transferring partner if the partner receives consideration other than units, if liabilities of the partner are assumed in connection with the transfer of the property, if the transfer is treated as a disguised sale, and in other circumstances.

         A partner's adjusted basis in operating partnership units (the calculation of which is discussed below) is important for a number of reasons. The amount of losses and deductions allocated to a partner cannot exceed the partner's adjusted basis. Any excess loss deduction allocated to a partner is suspended indefinitely until the partner has sufficient additional basis. In addition, the amount of gain or loss recognized on distributions to the partner, the adjusted basis of property distributed to the partner from the partnership, and the gain or loss recognized by a partner on the sale or other disposition of units are all calculated based on the partner's adjusted basis in the units.

         The initial basis of units in the operating partnership is equal to:
(1) the sum of the adjusted basis of any property contributed to the partnership and the amount of any money contributed (or deemed contributed); (2) less the amount of money distributed (or deemed distributed) to the partner by the operating partnership in connection with the contribution. For purposes of these rules, the assumption of a partnership liability by a partner is treated as a deemed cash contribution by the partner; the assumption of a partner's liability by the partnership is treated as a deemed cash distribution to the partner. Basis in units acquired through other means is calculated under other rules. In addition, other rules such as the disguised sale rules, may affect the basis of the partner's units.

         A partner's initial basis in partnership units will be adjusted as follows. Basis is increased to reflect: (1) the partner's distributive share of the taxable income of the operating partnership, and (2) the amount of any additional capital contributions made by the partner. Basis is reduced to reflect: (1) the amount of cash distributed (or deemed distributed) to the partner, (2) the adjusted basis of any partnership property distributed to the partner, and (3) the partner's distributive share of the losses, deductions and nondeductible expenditures of the partnership that are not properly chargeable to a capital account. Finally, the basis of a unit is adjusted to reflect the partner's share of the partnership's liabilities. This allocation is made solely for tax purposes under federal income tax regulations. Allocations of partnership liabilities for basis purposes do not affect the limited liability of limited partners in the operating partnership.

         Although a partnership agreement will generally determine the allocation of a partnership's income and losses among the partners, such allocations may be disregarded for federal income tax purposes under Section 704(b) of the Internal Revenue Code and the Treasury regulations. If any allocation is not recognized for tax purposes, the item subject to the allocation will be reallocated in accordance with the partners' economic interests in the partnership. We believe that the allocations of taxable income and loss in the operating partnership agreement comply with the requirements of
Section 704(b) of the Internal Revenue Code and the Treasury regulations.

         The net profits of the operating partnership will be allocated among the partners in the following order and priority. First, net profits are allocated to the holders of limited partnership preferred units, if any, until the amount of net profits allocated to each holder for the current and all prior taxable years equals the preferred return distributed to the holder for the current and all prior taxable years. Second, net profits are allocated to the holders of general partnership common units and limited partnership common units (and to holders of limited partnership preferred units, if any, that are entitled to share in the profits of the operating partnership beyond, or in lieu of, the receipt of any preferred return) until the amount of net profits allocated to each holder for the current and all prior taxable years equals the cumulative amount distributed to the holder for the current and all prior taxable years (other than distributions attributable to a preferred return). Third, net profits are allocated to the holders of the limited partnership preferred units, if any, until the amount of net profits equals the amount of any accrued but unpaid preferred return for the current and all prior taxable years for which net profits have not been previously allocated. Fourth, any remaining amounts of net profits are allocated to the holders of general partnership common units and limited partnership common units (and to holders of limited partnership preferred units, if any, that are entitled to share in the profits of the operating partnership beyond, or in lieu of, the receipt of any preferred return) in proportion to the number of units owned by each holder.

         Any net loss of the operating partnership generally will be allocated among the partners in accordance with their relative positive capital account balances. Losses in excess of such positive capital account balances will be allocated to us as the general partner.

         In some cases special allocations of net profits or net losses will be required to comply with the federal income tax principles governing partnership tax allocations.

         Additionally, pursuant to Section 704(c) of the Internal Revenue Code, income, gain, loss and deduction attributable to property contributed to the operating partnership in exchange for units must be allocated in a manner so that the contributing partner is charged with, or benefits from, the unrealized gain or loss attributable to the property at the time of contribution. The amount of such unrealized gain or loss is generally equal to the difference between the fair market value and the adjusted basis of the property at the time of contribution. These allocations are designed to eliminate book-tax differences by allocating to contributing partners lower amounts of depreciation deductions and increased taxable income and gain attributable to the contributed property than would ordinarily be the case for economic or book purposes. With respect to any property purchased by the operating partnership subsequent to our formation, such property will generally have an initial tax basis equal to its fair market value and, accordingly, Section 704(c) will not apply. The application of the principles of Section 704(c) in tiered partnership arrangements is not entirely clear. Accordingly, the Internal Revenue Service may assert a different allocation method than the one selected by the operating partnership to cure any book-tax differences.

         For federal income tax purposes, depreciation deductions will be computed using the straight-line method. Commercial buildings, structural components and improvements are generally depreciated over 40 years. Some improvements to land are depreciated over 15 years. With respect to such improvements, however, taxpayers may elect to depreciate these improvements over 20 years using the straight-line method. For properties transferred to the operating partnership, depreciation deductions are calculated based on the transferor's basis and depreciation method. For property acquired by a transferor prior to May 13, 1993, different depreciation methods may apply. Because depreciation deductions are based on the transferor's basis in the contributed property, the operating partnership generally would be entitled to less depreciation than if the properties were purchased in a taxable transaction. The burden of lower depreciation will generally fall first on the contributing partner, but may also reduce the depreciation allocated to other partners.

         Gain on the sale or other disposition of depreciable property is characterized as ordinary income (rather than capital gain) to the extent of any depreciation recapture. Buildings and improvements depreciated under the straight-line method of depreciation are generally not subject to depreciation recapture unless the property was held for less than one year. However, individuals, trusts and estates who hold shares either directly or through a pass-through entity may be subject to tax on the disposition on such assets at a rate of 25% rather than at the normal 20% capital gains rate, to the extent that such assets have been depreciated.

         Some expenses incurred in the conduct of the operating partnership's activities may not be deducted in the year they were paid. To the extent this occurs, the taxable income of the operating partnership may exceed its cash receipts for the year in which the expense is paid. As discussed above, the costs of acquiring properties must generally be recovered through depreciation deductions over a number of years. Prepaid interest and loan fees, and prepaid management fees are other examples of expenses that may not be deducted in the year they were paid.

         Tax Consequences of Disposition of Units. If a unit in the operating partnership is sold or disposed of in a transaction treated as a sale for federal income tax purposes, the unit holder will generally recognize gain or loss based on the difference between the amount realized for tax purposes and the holder's adjusted basis in the unit. The amount realized will be equal to the sum of the cash and the fair market value of other property received plus the amount of any liabilities of the operating partnership allocated to the unit holder. It is possible that the amount of gain recognized, or the tax imposed on the disposition, could exceed the amount of cash and/or value of any property received. In general, gain recognized on the sale of a unit will be treated as capital gain. To the extent that the unit holder's amount realized on the transaction is attributable to the unit holder's share of substantially appreciated inventory or unrealized receivables of the operating partnership, such portion may be recharacterized as ordinary income.

         Tax Consequences of Exercise of Conversion Rights. Subject to some restrictions, the operating partnership agreement gives holders of limited partnership common units the right to convert their units into shares of common stock, subject to our right to acquire the units for cash rather than for shares. The conversion of units into shares is treated as a taxable sale of the units to us on which the unit owners will generally recognize capital gain or loss. To the extent that the unit holder's amount realized on the transaction is attributable to the unit holder's share of substantially appreciated inventory or unrealized receivables of the operating partnership, such portion may be recharacterized as ordinary income. No gain or loss will be recognized by us. Our basis in the units will be increased by the amount of cash and the market price of the shares used to acquire the units, and will be adjusted to reflect changes in the liabilities of the operating partnership allocated to us as a result of acquiring the units.

         Tax consequences of exercise of redemption rights. Subject to some restrictions, the operating partnership agreement gives holders of limited partnership common units the right to demand that their units be redeemed by the operating partnership. Upon exercise of this right, we will have the option of acquiring the units either for shares or for cash in lieu of having the operating partnership redeem the units. Exercise of the redemption right is a taxable transaction in which the unit owners will generally recognize capital gain or loss. To the extent that the unit holder's amount realized on the transaction is attributable to the unit holder's share of substantially appreciated inventory or unrealized receivables of the operating partnership, such portion may be recharacterized as ordinary income. No gain or loss will be recognized by the operating partnership (or by us if we exercise our right to acquire the units for cash or shares). If we acquire the units for cash or shares, our adjusted basis in the units will be increased by the amount of cash and the market price of the shares used to acquire the units, and will be adjusted to reflect changes in the liabilities of the operating partnership allocated to us as a result of acquiring additional units.

         A redemption of units by the operating partnership using funds contributed by us may be recharacterized by the Internal Revenue Service as a sale of such units to us with certain tax consequences to us. Further, under some circumstances, if the operating partnership redeems the units for cash, the original transfer of a property to the operating partnership may be recharacterized as a disguised sale of the property by the unit holders that were its original owners. The unit holder would not be entitled to recognize loss on the transaction unless there was a complete redemption of all the holder's units and the holder did not receive any property other than cash, unrealized receivables or inventory. Recharacterization as a disguised sale could have a number of additional tax consequences. First, items of income, gain, loss and deduction might have to be reallocated among the partners, including us. Second, the operating partnership's adjusted basis in the properties would have to be recalculated, which could have the effect of increasing or decreasing the operating partnership's depreciation deductions. Third, the transaction could be subject to the installment sale and original issue discount rules which could affect the amount and timing of our deductions. Termination of the operating partnership generally would also cause a deemed termination of every non-corporate entity in which the operating partnership had a majority interest, with similar consequences.

         Termination of the operating partnership. The operating partnership will be considered as having terminated for federal income tax purposes if either: (1) no part of any business of the partnership continues to be carried on, or (2) within a 12 month period there is a sale or exchange of units representing 50% or more of the total ownership in the operating partnership. The operating partnership would be considered as having terminated solely for tax purposes and the termination would not result in an actual liquidation or dissolution of the operating partnership for state law purposes. It is unlikely that the operating partnership would terminate as a result of a sale of 50% or more of the operating partnership's total ownership. Provisions in the operating partnership agreement specifically prohibit transfers of units (and any exercise of redemption or conversion rights) that would cause such a termination.

         The termination of the operating partnership for federal income tax purposes would cause its taxable year to close. This may cause a "bunching" of income if the operating partnership's taxable year is different from that of its partners; however, both we and the operating partnership intend to use the calendar taxable year. Additional tax consequences may result from a deemed termination. A deemed termination may also cause the operating partnership to reset its periods for depreciation and amortization, and to remake other tax elections, all of which could result in further tax consequences. Termination of the operating partnership generally would also cause a deemed termination of every non-corporate entity in which the operating partnership had a majority interest, with similar consequences.

FEDERAL INCOME TAXATION OF STOCKHOLDERS

         Taxation of taxable domestic stockholders. As long as we qualify as a REIT, distributions paid to our domestic stockholders out of current or accumulated earnings and profits (and not designated as capital gain dividends) will be taxable as ordinary dividend income. Distributions in excess of current and accumulated earnings and profits are treated first as a tax-deferred return of capital to the stockholder, reducing the stockholder's tax basis in his or her common stock by the amount of such distribution, and then as capital gain. Because our earnings and profits are reduced for depreciation and other noncash items, it is possible that a portion of each distribution will constitute a tax-deferred return of capital. Additionally, because distributions in excess of earnings and profits reduce the stockholder's basis in our stock, this will increase the stockholder's gain on any subsequent sale of the stock.

         Dividend income is characterized as "portfolio" income under the passive loss rules and cannot be offset by a stockholder's current or suspended passive losses. Corporate stockholders cannot claim the dividends received deduction for such dividends unless we lose our REIT status. Distributions that are designated as capital gain dividends will be taxed as long-term capital gains to the extent they do not exceed our actual net capital gain for the taxable year. However, corporate stockholders may be required to treat up to 20% of some types of capital gain dividends as ordinary income. Although stockholders generally recognize taxable income in the year that a distribution is received, any distribution we declare in October, November or December of any year and is payable to a stockholder of record on a specific date in any such month will be treated as both paid by us and received by the stockholder on December 31 of the year it was declared even if paid by us during January of the following calendar year. Because we are not a pass-through entity for federal income tax purposes, stockholders may not use any of our operating or capital losses to reduce their tax liabilities. We may also decide to retain, rather than distribute, our net long-term capital gains and pay any tax thereon. In this case, stockholders would include their proportionate shares of such gains in income, receive a credit on their returns for their proportionate share of our tax payments, and increase the tax bases of their shares of stock by the after-tax amount of such gain.

         In general, the sale of common stock held for more than 12 months will produce long-term capital gain or loss. All other sales will produce short-term gain or loss. In each case, the gain or loss is equal to the difference between the amount of cash and fair market value of any property received from the sale and the stockholder's basis in the common stock sold. However, any loss from a sale or exchange of common stock by a stockholder who has held such stock for six months or less will be treated as a long-term capital loss, to the extent of our distributions that the stockholder treated as long-term capital gains.

         We will report to our domestic stockholders and to the Internal Revenue Service the amount of dividends paid during each calendar year, and the amount (if any) of federal income tax we withhold. A stockholder may be subject to backup withholding at the rate of 31% (which rate has been reset pursuant to recent legislation and is scheduled to be reduced over time) with respect to dividends paid unless such stockholder: (a) is a corporation or comes within other exempt categories; or (b) provides us with a taxpayer identification number, certifies as to no loss of exemption, and otherwise complies with applicable requirements. A stockholder that does not provide us with its correct taxpayer identification number may also be subject to penalties imposed by the Internal Revenue Service. Any amount paid as backup withholding can be credited against the stockholder's federal income tax liability. In addition, we may be required to withhold a portion of distributions made to any stockholders who fail to certify their nonforeign status to us. See "-- Taxation of Foreign Stockholders" in this section.

         Taxation of tax-exempt stockholders. Our distributions to a stockholder that is a tax-exempt entity should not constitute unrelated business taxable income, or UBTI, unless the stockholder borrows funds (or otherwise incurs acquisition indebtedness within the meaning of the Internal Revenue Code) to acquire its common shares, or the common shares are otherwise used in an unrelated trade or business of the tax- exempt entity.

         Special rules apply to the ownership of REIT shares by some tax-exempt pension trusts. If we would fail to satisfy the "five or fewer" share ownership test (discussed above with respect to the Share Ownership tests) because the stock held by tax-exempt pension trusts was viewed as being held by the trusts rather than by their respective beneficiaries, tax-exempt pension trusts owning more than 10% by value of our stock may be required to treat a percentage of our dividends as UBTI. This rule applies if: (1) at least one tax-exempt pension trust owns more than 25% by value of our shares, or (2) one or more tax- exempt pension trusts (each owning more than 10% by value of our shares) hold in the aggregate more than 50% by value of our shares. The percentage treated as UBTI is our gross income (less direct expenses) derived from an unrelated trade or business (determined as if we were a tax-exempt pension trust) divided by our gross income from all sources (less direct expenses). If this percentage is less than 5%, however, none of the dividends will be treated as UBTI. Because of the restrictions in our charter regarding the ownership concentration of our common stock, we believe that a tax-exempt pension trust should not become subject to these rules. However, because our common shares may be publicly traded, we can give no assurance of this.

         Prospective tax-exempt purchasers should consult their own tax advisors as to the applicability of these rules and consequences to their particular circumstances.

         Taxation of foreign stockholders. The following discussion is intended only as a summary of the rules governing federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships, and foreign trusts and estates. These rules are quite complex and prospective foreign stockholders should consult with their own tax advisors to determine the impact of federal, state, and local income tax laws including any reporting requirements with respect to their investment in our REIT.

         In general, foreign stockholders will be subject to regular U.S. income tax with respect to their investment if such investment is "effectively connected" with the conduct of a trade or business in the U.S. A corporate foreign stockholder that receives (or is deemed to have received) income that is effectively connected with a U.S. trade or business may also be subject to the 30% "branch profits tax" under Code Section 884, which is payable in addition to regular federal corporate income tax. The following discussion applies to foreign stockholders whose investment is not considered "effectively connected."

         Generally, any dividend that constitutes ordinary income for federal income tax purposes will be subject to a U.S. tax at a 30% rate or such lesser rate as may be provided for in an applicable tax treaty. We would collect the tax by withholding from the foreign stockholder's distributions. Generally, a distribution that does not exceed our earnings and profits will be treated as a dividend taxable as ordinary income. A distribution in excess of our earnings and profits is treated first as a nontaxable return of capital that will reduce a foreign stockholder's basis in its common stock (but not below zero) and then as gain from the disposition of such common stock, subject to the rules discussed below for dispositions.

         Our distributions that are attributable to gain from the sale or exchange of a "U.S. real property interest" are taxed to a foreign stockholder as if the distributions were gains "effectively connected" with a United States trade or business conducted by such foreign stockholder. As a result, a foreign stockholder will be taxed on these amounts at the capital gain rates applicable to a U.S. stockholder (subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). We would collect the tax by withholding from the foreign stockholder's distributions, generally at a 35% rate. In addition, such dividends may also be subject to a 30% branch profits tax when made to a corporate foreign stockholder that is not entitled to treaty exemptions.

         We will report to our foreign stockholders and the Internal Revenue Service the amount of dividends paid during each calendar year, and the amount (if any) of federal income tax we withhold. These information reporting requirements apply regardless of whether withholding was reduced or eliminated in any applicable tax treaty. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement with the tax authorities in the country in which the foreign stockholder resides. As discussed below, withholding tax rates of 30% and 35% may apply to distributions on common stock to foreign stockholders.

         Although tax treaties may reduce our withholding obligations, we will generally be required to withhold from dividends to foreign stockholders, and remit to the Internal Revenue Service, 35% of any distribution that could be designated as a capital gain dividend (regardless of the amount actually designated as a capital gain dividend) and 30% of ordinary dividends paid out of earnings and profits. In addition, if we designate prior dividends as capital gain dividends, subsequent dividends, up to the amount of such prior dividends, will be treated as capital gain dividends for withholding purposes. The amount of federal income tax withheld is creditable against the foreign stockholder's federal income tax liability, and if the amount of tax we withhold exceeds the U.S. tax liability, the foreign stockholder may file for a refund of such excess from the Internal Revenue Service. Note that the 35% withholding tax rate on capital gain dividends currently corresponds to the maximum income tax rate applicable to corporations, but is higher than the 20% maximum rate on long-term capital gains of individuals.

         In October 1997, Treasury regulations were issued that alter the information reporting and withholding rules applicable to distributions paid to a foreign stockholder. These Treasury regulations generally apply to distributions paid after December 31, 1999. Among other things, the 1997 Treasury regulations provide presumptions under which a foreign stockholder would be subject to backup withholding and information reporting until we receive certification from these stockholders of their foreign status. The 1997 Treasury regulations generally require a foreign stockholder to provide us with federal Form W-8 referred to as a Certificate of Foreign Status, Form W-8BEN referred to as a Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding, W-8ECI referred to as a Certificate of Foreign Person's Claim for Exemption From Withholding on Income Effectively Connected With the Conduct of a Trade or Business in the United States, or Form W-8EXP referred to as a Certificate of Foreign Government or Other Foreign Organization for United States Tax Withholding certifying the foreign stockholder's entitlement to the benefits of any treaty.

         Unless the common shares constitute a "U.S. real property interest" under Section 897 of the Internal Revenue Code, gain on a sale of common stock by a foreign stockholder generally will not be subject to U.S. income taxation unless (i) investment in the common stock is effectively connected with the foreign stockholder's U.S. trade or business, in which case, as discussed above, the foreign stockholder would be subject to the federal income tax, or (ii) the foreign stockholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year, in which case the nonresident alien individual will be subject to a 30% tax on such gain.

         The common shares will not constitute a "U.S. real property interest" if we are a "domestically controlled REIT." A domestically controlled REIT is a REIT, which at all times during the preceding five- year period, had less than 50% in value of its common stock held directly or indirectly by foreign stockholders. We expect to be a domestically controlled REIT, and, therefore, the sale of common stock should not be subject to such taxation for foreign stockholders, except as discussed above. However, because the common shares may be (but are not guaranteed to be) publicly traded, we can not assure you that we will continue to be a domestically controlled REIT. If we do not constitute a domestically controlled REIT, whether a foreign stockholder's gain on the sale of stock is subject to federal income tax as a sale of a U.S. real property interest depends primarily on whether the common shares are "regularly traded" on an established securities market and on the size of the selling stockholder's interest. If the gain on the sale of common shares is subject to federal income tax under these rules, the foreign stockholder would be subject to the same treatment as a U.S. stockholder with respect to the gain (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). In any event, a purchaser of common stock from a foreign stockholder will not be required to withhold on the purchase price if the purchased shares are "regularly traded" on an established securities market or if we are a domestically controlled REIT. Otherwise, the purchaser of stock may be required to withhold 10% of the purchase price and remit this amount to the Internal Revenue Service.

         If the proceeds of a disposition of common stock are paid by or through a U.S. office of a broker- dealer, the payment is generally subject to information reporting and to backup withholding at a rate of 31% (which rate has been reset pursuant to recent legislation and is scheduled to be reduced over time) unless the disposing foreign stockholder certifies as to his name, address and non-U.S. status or otherwise establishes an exemption. Generally, U.S. information reporting and backup withholding will not apply to a payment of disposition proceeds if the payment is made outside the U.S. through a foreign office of a foreign broker-dealer. Under the 1997 Treasury regulations, if the proceeds from a disposition of common stock paid to or through a foreign office of a U.S. broker-dealer or a non-U.S. office of a foreign broker- dealer that is
(i) a "controlled foreign corporation" for federal income tax purposes, (ii) a person 50% or more of whose gross income from all sources for a three-year period was effectively connected with a U.S. trade or business, (iii) a foreign partnership with one or more partners who are U.S. persons and who in the aggregate hold more than 50% of the income or capital interest in the partnership, or (iv) a foreign partnership engaged in the conduct of a trade or business in the United States, then (i) backup withholding will not apply unless the broker-dealer has actual knowledge that the owner is not a foreign stockholder, and (ii) information reporting will not apply if the foreign stockholder certifies its status as a foreign stockholder and further certifies that it has not been, and at the time the certificate is furnished reasonably expects to be, present in the United States for a period aggregating 183 days or more during each calendar year to which the certification pertains. Prospective foreign purchasers should consult their tax advisers concerning these rules.

OTHER TAX CONSIDERATIONS

         Distribution reinvestment program. Stockholders who participate in the distribution reinvestment program will recognize taxable dividend income in the amount they would have received had they elected not to participate, even though they receive no cash. These deemed dividends will be treated as actual dividends from us to the participating stockholders and will retain the character and federal income tax effects applicable to all dividends. See "-- Taxation of Stockholders" in this section. Stock received under the program will have a holding period beginning with the day after purchase, and a federal income tax basis equal to its cost, which is the gross amount of the deemed distribution.

         State and local taxes. We and you may be subject to state or local taxation in various jurisdictions, including those in which we transact business or reside. Our and your state and local tax treatment may not conform to the federal income tax consequences discussed above. Consequently, you should consult your own tax advisors regarding the effect of state and local tax laws on an investment in the common shares.

         Legislative proposals. You should recognize that our and your present federal income tax treatment may be modified by legislative, judicial or administrative actions at any time, which may be retroactive in effect. The rules dealing with federal income taxation are constantly under review by Congress, the Internal Revenue Service and the Treasury Department, and statutory changes as well as promulgation of new regulations, revisions to existing statutes, and revised interpretations of established concepts occur frequently. We are not currently aware of any pending legislation that would materially affect our or your taxation as described in this prospectus. You should, however, consult your advisors concerning the status of legislative proposals that may pertain to a purchase of common shares.

                              ERISA CONSIDERATIONS

         The following is a summary of material considerations arising under ERISA and the prohibited transaction provisions of ERISA and of Section 4975 of the Internal Revenue Code that may be relevant to a prospective purchaser of the shares. This discussion does not deal with all aspects of ERISA or Section 4975 of the Internal Revenue Code or, to the extent not preempted, state law that may be relevant to particular employee benefit plan, stockholders (including plans subject to Title I of ERISA, other employee benefit plans and IRAs subject to the prohibited transaction provisions of Section 4975 of the Internal Revenue Code, and governmental plans and church plans that are exempt from ERISA and
Section 4975 of the Internal Revenue Code but that may be subject to state law and other Internal Revenue Code requirements) in light of their particular circumstances.

         A FIDUCIARY MAKING THE DECISION TO INVEST IN SHARES ON BEHALF OF A PROSPECTIVE INVESTOR WHICH IS A PENSION, PROFIT-SHARING, RETIREMENT, IRA OR OTHER EMPLOYEE BENEFIT PLAN IS ADVISED TO CONSULT ITS OWN LEGAL ADVISOR REGARDING THE SPECIFIC CONSIDERATIONS ARISING UNDER ERISA, SECTION 4975 OF THE INTERNAL REVENUE CODE, AND (TO THE EXTENT NOT PRE-EMPTED) STATE LAW WITH RESPECT TO THE PURCHASE, OWNERSHIP, OR SALE OF SHARES BY SUCH BENEFIT PLAN. BENEFIT PLANS SHOULD ALSO CONSIDER THE ENTIRE DISCUSSION UNDER THE PRECEDING SECTION ENTITLED "FEDERAL INCOME TAX CONSIDERATIONS," AS MATERIAL CONTAINED THEREIN IS RELEVANT TO ANY DECISION BY A BENEFIT PLAN TO PURCHASE THE SHARES.

         In considering whether to invest a portion of the assets of a benefit plan in shares, fiduciaries of the benefit plan should consider, among other things, whether the investment:

         - will be in accordance with the governing documents of the benefit plan and is authorized and consistent with their fiduciary responsibilities under ERISA;

         - will allow the benefit plan to satisfy the diversification requirements of ERISA, if applicable;

         - will result in UBTI to the benefit plan (see "Federal Income Tax Considerations -- Taxation of Stockholders -- Taxation of Tax-Exempt Stockholders");

         -        will be sufficiently liquid; and

         - is prudent and in the best interests of the benefit plan, its participants and beneficiaries under ERISA standards.

         The fiduciary of an IRA or a benefit plan not subject to Title I of ERISA because it is a governmental or church plan or because it does not cover common law employees should consider that such an IRA or non-ERISA plan may be subject to prohibitions against some related-party transactions under Section 503 of the Internal Revenue Code, which operate similar to the prohibited transaction rules of ERISA and the Internal Revenue Code. In addition, the fiduciary of any governmental or church plan must consider applicable state or local laws, if any, and the restrictions and duties of common law, if any, imposed upon such plan. We express no opinion on whether an investment in shares is appropriate or permissible for any governmental or church plan under Section 503 of the Internal Revenue Code, or under any state, county, local, or other law respecting such plan.

         In addition to imposing general fiduciary standards of investment prudence and diversification, ERISA and the corresponding provisions of the Internal Revenue Code prohibit a wide range of transactions involving the assets of the benefit plan and persons who have specified relationships to the benefit plan ("parties in interest" within the meaning of ERISA and "disqualified persons" within the meaning of the Internal Revenue Code).

         Benefit plan fiduciaries may not enter into a prohibited transaction involving "plan assets" and a "party in interest" (or related party) with respect to a plan investor, unless an exemption applies. A prohibited transaction may occur if our assets are deemed to be assets of a benefit plan (i.e., the "look- through rule") which invests in shares and thereafter a "party in interest" or a "disqualified person" deals with the assets in a manner not permitted under ERISA or the Internal Revenue Code. Under such circumstances, any person that exercises authority or control with respect to the management or disposition of benefit plan assets is a benefit plan fiduciary and, therefore, is a "party in interest" and a "disqualified person" capable of participating in a prohibited transaction with the benefit plan. Thus, the action of an employee of ours in dealing with our assets could cause a benefit plan which invests in the shares to be a participant in a prohibited transaction. While "plan assets" are not defined in ERISA or the Internal Revenue Code, the United States Department of Labor, or the DOL, has issued regulations that provide guidance on the circumstances under which a benefit plan's investment in shares will be subject to the "look-through rule" and thus turn our assets into benefit plan assets. The DOL regulations provide an exception to the "look-through rule" for a benefit plan which invests in a "publicly-offered security." This exception would apply to the shares, if they are part of a class of securities that is "widely-held," "freely- transferable," and either registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, or sold to the benefit plan pursuant to an effective registration statement under the Securities Act of 1933, provided the class of securities of which the security is a part are registered under the Securities Exchange Act of 1934 within 120 days or such longer period as is allowed by the Securities and Exchange Commission after the end of the fiscal year of the issuer during which the offering occurred. The shares are being sold in an offering registered under the Securities Act of 1933 and we represent that the class of securities of which the shares are a part have been registered under the Securities Exchange Act within the applicable time limits.

         The DOL regulations indicate that a security is "widely-held" only if it is part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another. A security will not fail to be "widely-held" because the number of independent investors falls below 100 subsequent to the initial offering as a result of events beyond the issuer's control. We represent that the shares are held by over 100 independent investors and, therefore, should be considered "widely-held."

         The DOL regulations further provide that whether a security is "freely-transferable" is a factual question to be determined on the basis of all relevant facts and circumstances. The DOL regulations state that generally, when a security is part of an offering in which the minimum investment is $10,000 or less, as is the case with this offering, some restrictions ordinarily will not, alone or in combination, affect the determination of the finding that such securities are "freely-transferable." The DOL regulations indicate that a restriction or prohibition against a transfer or assignment which would result in a termination or reclassification of an entity for federal or state income tax purposes will not affect the determination of whether securities are "freely transferable." We believe that the ownership limits imposed under our charter on the transfer of the shares are designed to prevent violations of the five or fewer requirement of federal income tax laws (which would cause a termination of REIT status for tax purposes) or are otherwise permitted under the DOL regulations and, therefore, will not cause the shares to not be "freely-transferable."

         The DOL regulations are interpretive in nature and, therefore, no assurance can be given that the DOL and the United States Department of the Treasury will not conclude that the shares are not "freely- transferable," or not "widely-held." However, we believe that the shares are "publicly offered securities" for purposes of the DOL regulations and that:

         - our assets will not be deemed to be "plan assets" of any benefit plan that invests in the shares; and

         - any person who exercises authority or control with respect to our assets should not be treated as a benefit plan fiduciary of any benefit plan that invests in the shares, for purposes of the prohibited transaction rules of ERISA and Section 4975 of the Internal Revenue Code.

         In addition, a prohibited transaction may also occur under ERISA or the Internal Revenue Code where there are circumstances indicating that:

         - investment in the shares is made or retained for the purposes of avoiding application of the fiduciary standard of ERISA;

         - the investment in the REIT constitutes an arrangement under which it is expected that the REIT will engage in transactions which would otherwise be prohibited if entered into directly by the benefit plan purchasing the shares;

         - the investing benefit plan, by itself, has the authority or influence to cause the REIT to engage in such transactions; or

         - the person who is prohibited from transacting with the investing benefit plan may, but only with the aid of its affiliates and the investing benefit plan, cause the REIT to engage in such transactions with such person.

         In any event, a fiduciary or other person investing "plan assets" of any benefit plan should not purchase shares if we or any of our affiliates either:

         - have investment discretion with respect to the investment of such assets;

         - have authority or responsibility to give or regularly gives investment advice with respect to such assets, for a fee, pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such assets and that such advice will be based on the particular investment needs of such benefit plan; or

         - unless an exemption is available, or an employer maintaining or contributing to such benefit plan. Any such purchase might result in a non-exempt prohibited transaction under ERISA or
                  Section 4975 of the Internal Revenue Code.

         See "Risk Factors -- Employee Benefit Plan Risks -- Annual Statement of Value is an Estimate" for an explanation of the annual statement of value we will provide stockholders subject to ERISA.

             [THE BALANCE OF THIS PAGE WAS INTENTIONALLY LEFT BLANK]

                              PLAN OF DISTRIBUTION

GENERAL

         Of the up to 162,000,000 shares of our common stock offered by this prospectus, we are offering:

         - up to 150,000,000 shares at a purchase price of $10.00 per share through Inland Securities Corporation, the managing dealer, to the public on a best-efforts basis. Our managing dealer is one of our affiliates. A "best-efforts" basis means that neither the managing dealer nor the soliciting dealers are under any obligation to purchase any of the shares being offered. Therefore, no specified number of shares are guaranteed to be sold and no specified amount of money is guaranteed to be raised from this offering.

         - up to 12,000,000 shares at a purchase price of $9.50 per share for issuance through our distribution reinvestment program which will provide you with an opportunity to purchase additional shares of our common stock at a reduced rate by reinvesting your distributions.

         We are also offering up to 6,000,000 warrants that may be issued to our managing dealer and soliciting dealers as part of their compensation for selling our common stock to the public and may issue up to 6,000,000 shares issuable upon the exercise of an equal number of these warrants.

         This offering will commence as of the date of this prospectus and will terminate on or before June 7, 2003, unless we elect to extend it to a date no later than June 7, 2004, in states that permit an extension. We reserve the right to terminate this offering at any time.

SUBSCRIPTION PROCESS

         We are offering up to 150,000,000 shares of our common stock to the public through the managing dealer and the soliciting dealers. The agreement between our managing dealer and the soliciting dealers requires the soliciting dealers to make diligent inquiries of you in order to find out whether a purchase of our common stock is suitable for you, and to transmit promptly to us the completed subscription documentation and any supporting documentation we may reasonably require.

         The managing dealer or a soliciting dealer is also required to deliver to you a copy of this prospectus and its appendices. We plan to make this prospectus and the appendices available electronically to the managing dealer and the soliciting dealers, as well as to provide them paper copies. As a result, if the managing dealer or a soliciting dealer chooses to, with your prior consent, it may provide you with the option of receiving this prospectus and the appendices electronically. In any case, however, you may always receive a paper copy upon request.

         Our common stock is being sold as subscriptions for the common stock are received and accepted by us. We have the unconditional right to accept or reject your subscription. Your subscription will be accepted or rejected within 10 days after our receipt of a fully completed copy of the subscription agreement and payment for the number of shares of common stock subscribed for. If we accept your subscription, a confirmation will be mailed to you not more than three business days after our acceptance. No sale of our common stock may be completed until at least five business days after the date you receive this prospectus and, if required by state regulatory authorities, a copy of our organizational documents. If for any reason your subscription is rejected, your funds and your subscription agreement will be returned to you, without interest or deduction, within 10 days after receipt.

REPRESENTATIONS AND WARRANTIES IN THE SUBSCRIPTION AGREEMENT

         The subscription agreement requires you to make the following factual representations:

         - Your tax identification number set forth in the subscription agreement is accurate and you are not subject to backup withholding;

         - You received a copy of this prospectus not less than five business days prior to signing the subscription agreement;

         - You meet the minimum income, net worth and any other applicable suitability standards established for you;

         -        You are purchasing our common stock for your own account; and

         -        You acknowledge that our common stock cannot be readily sold.

         Each of the above representations is included in the subscription agreement in order to help satisfy our responsibility to make every reasonable effort to determine that the purchase of our common stock is a suitable and appropriate investment for you and that appropriate income tax reporting information is obtained. We will not sell any common stock to you unless you are able to make the above factual representations by executing the subscription agreement.

         By executing the subscription agreement, you will not be waiving any rights under the federal securities laws.

DETERMINATION OF YOUR SUITABILITY AS AN INVESTOR

         We, our managing dealer, each soliciting dealer and our sponsor will make reasonable efforts to determine that you satisfy the suitability standards set forth herein and that an investment in our common stock is an appropriate investment for you. The soliciting dealers must determine whether you can reasonably benefit from this investment. In making this determination, the soliciting dealers will consider whether:

         - you have the capability of understanding fundamental aspects of our business based on your employment experience, education, access to advice from qualified sources such as attorneys, accountants and tax advisors and prior experience with investments of a similar nature;

         -        you have an apparent understanding of:

                  - the fundamental risks and possible financial hazards of this type of investment;

                  -        the fact that the shares cannot be readily sold;

                  - the role of our advisor in directing or managing your investment in our company; and

                  -        the tax consequences of your investment; and

         - you have the financial capability to invest in our common stock.

         By executing the subscription agreement, each soliciting dealer acknowledges its determination that our common stock is a suitable investment for you. Each soliciting dealer is required to represent and warrant that it has complied with all applicable laws in determining the suitability of our common stock as an investment for you. We and our affiliates will coordinate the processes and procedures used by the managing dealer and the soliciting dealers and, where necessary, implement additional reviews and procedures to determine that you meet the suitability standards set forth in this prospectus.

COMPENSATION WE WILL PAY FOR THE SALE OF OUR SHARES

         Except for the special sales described later in this section, we will pay the managing dealer cash selling commissions of 7% on all of the up to 150,000,000 shares of common stock sold on a best-efforts basis. A portion of these selling commissions may, at the discretion of the managing dealer, be retained or given to soliciting dealers as compensation for their services in soliciting and obtaining subscriptions from you and other investors. Except for the special sales described later in this section, we will pay an additional 2% of the gross proceeds from this offering to the managing dealer as a marketing contribution in lieu of reimbursement of expenses associated with marketing, and we may reimburse the managing dealer for its bona fide due diligence expenses and for those of the soliciting dealers. The maximum reimbursement, however, will not exceed 0.5% of the gross proceeds from the up to 150,000,000 shares sold. The managing dealer may, at its discretion, retain or give all or any portion of the marketing contribution and due diligence expense allowance to soliciting dealers. Generally, the managing dealer will not give any portion of the marketing contribution to soliciting dealers unless they have a prescribed minimum annual sales volume of our common stock. Marketing and due diligence costs paid by the managing dealer on behalf of, or to, the soliciting dealers will be deducted from any marketing contribution or due diligence expense allowance otherwise payable to the soliciting dealers.

         We will offer to sell to the managing dealer one warrant, at a price of $.0008 per warrant for each 25 shares of common stock sold during this offering, subject to federal and state securities laws and up to a maximum of 6,000,000 warrants. The managing dealer may retain the warrants or give them to the soliciting dealer who sold the common stock. The holder of a warrant will be entitled to purchase one share of our common stock at a price of $12.00 per share during the period beginning one year from the date upon which the warrant is issued and ending five years after the date of this prospectus. The warrants may not be transferred, assigned, pledged or hypothecated for a period of one year following the effective date of this offering, except to some persons including officers or partners of the managing dealer, soliciting dealers and/or their officers or partners. The value attributable to the warrants is approximately $0.90 per warrant or an aggregate of approximately $5,400,000 for all the warrants, assuming the best efforts offering of 150,000,000 common shares is fully subscribed and the maximum of 6,000,000 warrants are issued in this offering.

         We will not pay selling commissions, marketing contributions or due diligence expense allowances in connection with the following special sales:

         - the sale of common stock in connection with the performance of services to our employees, directors and associates and our affiliates, our advisor, affiliates of our advisor, the managing dealer or their respective officers and employees and some of their affiliates;

         - the purchase of common stock under the distribution reinvestment program; and

         - the issuance of the warrants to the managing dealer and soliciting dealers or the common stock issuable upon exercise of the warrants.

         No selling commissions will be paid in connection with the following special sales:

         - the sale of our common stock to one or more soliciting dealers and to their respective officers and employees and some of their respective affiliates who request and are entitled to purchase common stock net of selling commissions;

         - the sale of common stock to investors whose contracts for investment advisory and related brokerage services include a fixed or "wrap" fee feature; and

         - the common stock credited to an investor as a result of a volume discount.

         It is illegal for us to pay or award any commissions or other compensation to any person engaged by you for investment advice as an inducement to such advisor to advise you to purchase our common stock; however, nothing herein will prohibit a registered broker-dealer or other properly licensed person from earning a sales commission in connection with a sale of the common stock.

         We will not pay any registered investment advisory fees in connection with any purchase by you of our common stock, although you may elect to have your registered investment advisory fees deducted from your account with us and paid directly to your registered investment advisor. See "How to Subscribe."

VOLUME DISCOUNTS

         Investors making an initial purchase of at least $250,010 worth of common stock (25,001 shares) through the same soliciting dealer may receive a reduction of the customary 7% selling commission payable in connection with the purchase of those shares in accordance with the following schedule:

                                                                                       MAXIMUM
      AMOUNT OF SELLING                                                               COMMISSION
       VOLUME DISCOUNT                       AMOUNT OF PURCHASER'S INVESTMENT         PER SHARE
       ---------------                       --------------------------------         ---------
                                             FROM                   TO
                                             ----                   --
             1%                               $   250,010          $   500,000            6%
             2%                               $   500,010          $ 1,000,000            5%
             3%                               $ 1,000,010          $ 2,500,000            4%
             4%                               $ 2,500,010          $ 5,000,000            3%
             5%                               $ 5,000,010          $10,000,000            2%
             6%                               $10,000,010            more than            1%
                                                                   $10,000,000

         Any reduction in the amount of the selling commissions in respect of volume discounts received will be credited to the investor in the form of additional whole shares or fractional shares. Selling commissions will not be paid on any such whole shares or fractional shares issued for a volume discount.

         Some purchases may be combined for the purpose of qualifying for a volume discount, and for determining commissions payable to the managing dealer or the soliciting dealers, so long as all the combined purchases are made through the same soliciting dealer. You may combine subscriptions made in this offer with other subscriptions in this offering or with subscriptions from our initial public offering and follow-on offering for the purpose of computing amounts invested. Purchases by spouses may also be combined and purchases by you may be combined with other purchases of common stock to be held as a joint tenant or as tenant-in-common by you with others for purposes of computing amounts invested. Purchases by entities not required to pay federal income tax may only be combined with purchases by other entities not required to pay federal income tax for purposes of computing amounts invested if investment decisions are made by the same person. If the investment decisions are made by an independent investment adviser, that investment adviser may not have any direct or indirect beneficial interest in any of the entities not required to pay federal income tax whose purchases are sought to be combined. You must mark the "Additional Investment" space on the subscription agreement signature page in order for purchases to be combined. We are not responsible for failing to combine purchases if you fail to mark the "Additional Investment" space.

         If the subscription agreements for the purchases to be combined are submitted at the same time, then the additional common stock to be credited to you as a result of such combined purchases will be credited on a pro rata basis. If the subscription agreements for the purchases to be combined are not submitted at the same time, then any additional common stock to be credited as a result of the combined purchases will be credited to the last component purchase, unless we are otherwise directed in writing at the time of the submission. However, the additional common stock to be credited to any entities not required to pay federal income tax whose purchases are combined for purposes of the volume discount will be credited only on a pro rata basis on the amount of the investment of each entity not required to pay federal income tax on their combined purchases.

         Notwithstanding the preceding paragraphs, you may not receive a discount greater than 5% on any purchase of shares if you already own, or may be deemed to already own, any shares. This restriction may limit the amount of the volume discount available to you after your initial purchase and the amount of additional shares that you may be credited as a result of the combination of purchases.

         In the event the dollar amount of commissions paid for combined purchases exceeds the maximum commissions for combined purchases, taking the volume discount into effect, the managing dealer will be obligated to return to us, and soliciting dealers will be obligated to return to the managing dealer, any excess commissions received. The managing dealer and we may adjust any future commissions due for any such excess commissions that are not returned.

DEFERRED COMMISSION OPTION

         Determination of the number of shares to be issued and the amount of the deferred selling commissions. You may agree with the participating soliciting dealer and the managing dealer to have selling commissions due with respect to the purchase of your shares paid over a period of up to six years pursuant to a deferred commission option arrangement. Our net proceeds from this offering will not be affected by the election of the deferred commission option. Under this arrangement, and based on a $10 per share deemed value for each share issued, if you elect the deferred commission option, you will pay a 1% selling commission upon subscription, rather than a 7% selling commission, and we will deduct an amount equal to up to a 1% selling commission per year thereafter for up to the next six years from cash distributions otherwise payable to you. For example, if you elect the deferred commission option, you will be required to pay a total of $9.40 per share purchased upon subscription, rather than $10 per share, with respect to which $0.10 per share will be payable as selling commissions due upon subscription (based on the number of shares that would have been issued if the deferred commission option had not been elected). For example, for a $100,000 initial investment, we will issue 10,638.298 shares ($100,000 divided by $9.40), and you would pay maximum selling commissions of $1,000 upon subscription ($0.10 times the 10,000 shares which would have been issued for $100,000 if the deferred commission option had not been elected). For each of the up to six years following the subscription, on a date or dates to be determined from time to time by the managing dealer (initially contemplated to be monthly as of when distributions are paid), we will deduct $0.10 per share (based on the number of shares that would have been issued if the deferred commission option had not been elected) on an annual basis from cash distributions otherwise payable to you. This amount will be used to pay deferred commission obligations. In the example of an initial cash investment of $100,000, $1,000 would be deducted on an annual basis and used in the above described manner for each of the six years following the subscription. The managing dealer will pay the selling commissions paid upon subscription and in each of the following up to six years, which selling commissions may be reallowed to the soliciting dealer by the managing dealer, and the deferred commission obligations would be satisfied.

         As in any volume discount situation, selling commissions are not paid on any shares issued for a volume discount. Therefore, when the deferred commission option is used, we will not make deductions for deferred commission obligations from cash distributions payable on the shares issued for a volume discount, because there will not be any deferred commission obligation as to those particular shares. The number of shares issued, if any, for a volume discount, will be determined as provided above under "Plan of Distribution -- Volume Discounts."

         Taxes. If you elect the deferred commission option and you are subject to federal income taxation, you will incur tax liability for cash distributions payable to you with respect to your shares even though we will withhold such cash distributions and will instead pay third parties to satisfy deferred commission obligations.

         Subscription Agreement. If you wish to elect the deferred commission option, you must make the election by checking the appropriate box on the subscription agreement/signature page. In addition, the broker-dealer must also complete and sign the subscription agreement/signature page to acknowledge its agreement to the deferred commission option.

         Authorization to withhold cash distributions. If you elect the deferred commission option you will be authorizing us to withhold cash distributions otherwise payable to you for the purpose of paying selling commissions due under the deferred commission option; provided, however, that in no event may we withhold in excess of $0.60 per share in the aggregate (lower when the volume discount provisions are also applicable and less than 6% of the selling commissions are deferred) under the deferred commission option.

         Acceleration of deferred commission obligation. If our shares become listed for trading on a national securities exchange or included for quotation on a national market system, or such listing or inclusion is reasonably anticipated to occur at any time prior to the satisfaction of the remaining deferred commission obligations, we will accelerate the remaining selling commissions due under the deferred commission option. In such event, we will provide notice of such acceleration to stockholders who have elected the deferred commission option. The amount of the remaining selling commissions due will be deducted and paid by us out of cash distributions otherwise payable to such stockholders during the time period prior to any such listing of the shares for trading on a national securities exchange or inclusion for quotation on a national market system. However, in no event may we withhold in excess of $0.60 per share in the aggregate during the six-year period following the subscription. The maximum amount that we may withhold and the maximum number of years for which we may offer selling commissions will be lower when the volume discount provisions are also applicable and less than 6% of the selling commissions are deferred. To the extent that the cash distributions during such time period are insufficient to satisfy the remaining deferred selling commissions due, the obligation of us and our stockholders to make any further payments of deferred selling commissions under the deferred commission option shall terminate and the managing dealer (and participating soliciting dealers if the deferred selling commissions are reallowed to them by the managing dealer) will not be entitled to receive any further portion of the unpaid deferred selling commissions following any such listing for trading or inclusion for quotation of our shares.

         In addition, if you elect the deferred commission option and subsequently elect to participate in our share repurchase program or request that we transfer your shares for any other reason prior to the time that the remaining deferred selling commissions have been deducted from cash distributions otherwise payable to you during the mentioned period of up to six years, then we will accelerate the remaining selling commissions due under the deferred commission option. In such event, we shall provide notice of such acceleration to you, and:

         - in the case of an election to sell the shares under our share repurchase program, you will be required to pay to us the unpaid portion of the remaining deferred commission obligation prior to or concurrently with our purchase of your shares pursuant to our share repurchase program or we may deduct such unpaid portion of the remaining deferred commission obligation from the amount otherwise due to you for our purchase of your shares under our share repurchase program; or

         - if you request that we transfer the shares for any other reason, you will not be entitled to effect any such transfer until you first either:

         - pay to us the unpaid portion of the remaining deferred commission obligation or

         - provide a written instrument in form and substance satisfactory to us, and appropriately signed by the transferee, to the effect that the proposed transferee agrees to have the unpaid portion of the remaining deferred commission obligation deducted from cash distributions otherwise payable to the transferee during the remaining portion of the specified period, which may be up to six years.

         Legend. All certificates representing any shares that elect the deferred commission option (including any shares issued for the volume discount in connection with the election of the deferred commission option) will bear a legend referring to the fact that such shares are subject to the terms of the deferred commission option including the withholding of cash distributions otherwise payable to the stockholders for the purpose of paying the deferred selling commission obligation.

         Marketing contribution and due diligence expense allowance. The marketing contribution of 2% and the due diligence expense allowance of 0.5% will be payable by us on the gross offering proceeds for all of the shares issued based on an assumed price of $10 per share. We will pay those amounts due from the proceeds we receive at the time of the initial investment.

INDEMNIFICATION

         We will indemnify the managing dealer and the soliciting dealers against liabilities, including liabilities under the Securities Act of 1933, if one or more of the following conditions are met:

         - there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee and a court of competent jurisdiction has approved indemnification of the litigation costs; or

         - the claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee and the court has approved indemnification of the litigation costs; or

         - a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and approves indemnification of the settlement and related costs after being advised of the position of the Securities and Exchange Commission and the published opinions of any state securities regulatory authority in which our common stock was offered and sold respecting the availability and/or propriety of indemnification for securities law violations. The soliciting dealer will be required to indemnify us and our advisor against such liabilities.

         In the opinion of the Securities and Exchange Commission, indemnification for liabilities arising under the Securities Exchange Act of 1934 is against public policy and, therefore, unenforceable. The managing dealer and each of the soliciting dealers may be deemed to be an "underwriter" as that term is defined in the Securities Exchange Act of 1934.

            [THE BALANCE OF THIS PAGE WAS INTENTIONALLY LEFT BLANK.]

                                 WHO MAY INVEST

         In order to purchase shares, you must:

         -        Meet the financial suitability standards, and

         -        Purchase at least the minimum number of shares.

SUITABILITY STANDARDS

         Because an investment in our common stock is risky and is a long-term investment, it is suitable for you only if you have adequate financial means to make this investment, you have no immediate need for liquidity in your investment and you can bear the loss of your investment.

         We have established financial suitability standards for investors who purchase shares of our common stock. In addition, residents of some states must meet higher suitability standards under state law. These standards require you to meet the applicable criteria below. In determining your net worth, do not include your home, home furnishings or your automobile. INVESTORS WITH INVESTMENT DISCRETION OVER ASSETS OF AN EMPLOYEE BENEFIT PLAN COVERED BY ERISA SHOULD CAREFULLY REVIEW THE INFORMATION IN THE SECTION ENTITLED "ERISA CONSIDERATIONS."

         General Standards for all Investors

         -        Minimum net worth of at least $150,000, or

         - Minimum annual gross income of $45,000 and a minimum net worth of $45,000.

         Standards for Maine Residents

         -        Minimum net worth of $200,000, or

         - Minimum annual gross income of $50,000 and a minimum net worth of $50,000.

         Standards for Iowa, Massachusetts, Michigan, Missouri, Oregon or Tennessee Residents

         -        Minimum net worth of $225,000, or

         - Minimum annual gross income of $60,000 and a minimum net worth of $60,000.

         Standards for Kansas, Ohio and Pennsylvania Residents

         - In addition to meeting the general standards for all investors, your investment may not exceed 10% of your liquid net worth.

         In the case of sales to fiduciary accounts, these minimum standards must be met by the beneficiary, the fiduciary account, or by the donor or grantor who directly or indirectly supplies the funds to purchase the common stock if the donor or the grantor is the fiduciary. INVESTORS WITH INVESTMENT DISCRETION OVER ASSETS OF AN EMPLOYEE BENEFIT PLAN COVERED BY ERISA SHOULD CAREFULLY REVIEW THE INFORMATION IN THE SECTION ENTITLED "ERISA CONSIDERATIONS."

         In the case of gifts to minors, the suitability standards must be met by the custodian of the account or by the donor.

MINIMUM PURCHASE

         Subject to the restrictions imposed by state law, we will sell shares of our common stock only to investors who initially purchase a minimum of 300 shares of common stock for a total purchase price of $3,000, or tax-exempt entities which purchase a minimum of 100 shares of common stock for a total purchase price of $1,000. For investors living in Iowa, the minimum investment for IRAs will be 300 shares of common stock for a total purchase price of $3,000, and for investors living in Minnesota, the minimum investment for IRAs and qualified plan accounts will be 200 shares of common stock for a total purchase price of $2,000. Tax-exempt entities are generally any investor that is exempt from federal income taxation, including:

         - a pension, profit-sharing, retirement, IRA or other employee benefit plan which satisfies the requirements for qualification under Section 401(a), 414(d) or 414(e) of the Internal Revenue Code;

         - a pension, profit-sharing, retirement, IRA or other employee benefit plan which meets the requirements of Section 457 of the Internal Revenue Code;

         - trusts that are otherwise exempt under Section 501(a) of the Internal Revenue Code;

         - a voluntary employees' beneficiary association under Section 501(c)(9) of the Internal Revenue Code; or

         - an IRA which meets the requirements of Section 408 of the Internal Revenue Code.

         The term "plan" includes plans subject to Title I of ERISA, other employee benefit plans and IRAs subject to the prohibited transaction provisions of Section 4975 of the Internal Revenue Code, governmental or church plans that are exempt from ERISA and Section 4975 of the Internal Revenue Code, but that may be subject to state law requirements, or other employee benefit plans.

         Subject to any restrictions imposed by state law, subsequent additional investments by current investors require a minimum investment of $25. This limitation does not apply to the purchase of shares through our distribution reinvestment program.

            [THE BALANCE OF THIS PAGE WAS INTENTIONALLY LEFT BLANK.]

                                HOW TO SUBSCRIBE

         Investors who meet the suitability standards described above may purchase shares of common stock. See "Who May Invest" and "Plan of Distribution -- Determination of Investor Suitability," above, for the suitability standards. Investors who want to purchase shares must proceed as follows:

         (1) Read the entire prospectus and the current supplement(s), if any, accompanying the prospectus.

         (2) Complete the execution copy of the subscription agreement. A specimen copy of the subscription agreement, including instructions for completing it, is included in the prospectus as Appendix C.

         (3) Deliver a check for the full purchase price of the shares being subscribed for, payable to "LBNA/Escrow Agent for IRRET", along with the completed subscription agreement to the soliciting dealer. If you are qualified to participate in this offering, for administrative convenience, the proceeds from your subscription will be deposited in a segregated escrow account with the escrow agent, LaSalle Bank National Association, 120 South LaSalle Street, Chicago, Illinois, and will be held in trust for your benefit, pending release to us. Your investment will not be commingled with any other funds. Subscription proceeds are expected to be released to us as subscriptions are accepted. We will accept or reject subscriptions within 10 days after we receive them. The name of the soliciting dealer appears on the subscription agreement.

         (4) By executing the subscription agreement and paying the full purchase price for the shares subscribed for, each investor attests that he or she meets the suitability standards as stated in the subscription agreement and agrees to be bound by all of its terms.

         In addition, if a subscriber elects the deferred commission option, he or she must do so by completing and signing the subscription agreement/signature page of the form of subscription agreement. The soliciting dealer must also complete and sign the subscription agreement/signature page to acknowledge its agreement to the deferred commission option. This is more fully explained under "Plan of Distribution -- Deferred Commission Option."

         A sale of the shares may not be completed until at least five business days after the subscriber receives the prospectus. Within 10 days, and generally within 24 hours, of our receipt of each completed subscription agreement, we will accept or reject the subscription. If we accept the subscription, we will mail a confirmation within three days. If for any reason we reject the subscription, we will promptly return the check and the subscription agreement, without interest or deduction, within 10 days after we received it.

         An approved trustee must process through us and forward to us subscriptions made through individual retirement accounts, Keogh plans and 401(k) plans. In the case of individual retirement accounts, Keogh plans and 401(k) plan stockholders, we will send the confirmation to the trustee.

         You have the option of placing a transfer on death, or TOD, designation on your shares purchased in this offering. A TOD designation transfers ownership of the shares to your designated beneficiary upon your death. This designation may only be made by individuals, not entities, who are the sole or joint owners with right of survivorship of the shares. This option, however, is not available to residents of the States of Louisiana, New York, North Carolina and Texas. If you would like to place a transfer on death designation on your shares, you must check the TOD box on the subscription agreement and you must complete and return the transfer on death form included as Appendix D to this prospectus in order to effect the designation.

         You may elect to have any registered investment advisory fees deducted from your account with us and paid directly to your registered investment advisor by completing and signing a letter of instruction (in the form attached as Appendix E1 to this prospectus). The letter of instruction will authorize us to deduct a specified dollar amount or percentage of distributions paid by us as advisory fees payable to your registered investment advisor on a periodic basis.

         The letter of instruction will be irrevocable and we will continue to pay advisory fees payable from your account until such time as you provide us with a notice (in the form attached as Appendix E2 to this prospectus) of your election to terminate deductions from your account for the purposes of such advisory fees.

                                SALES LITERATURE

         In addition to and apart from this prospectus, we may use supplemental sales material in connection with the offering. This material, prepared by our advisor, may consist of a brochure describing the advisor and its affiliates and our objectives. The material may also contain pictures and summary descriptions of properties similar to those we intend to acquire that our affiliates have previously acquired. This material may also include audiovisual materials and taped presentations highlighting and explaining various features of the offering, properties of prior real estate programs and real estate investments in general; and articles and publications concerning real estate. Business reply cards, introductory letters and seminar invitation forms may be sent to the dealer members of the National Association of Securities Dealers designated by Inland Securities Corporation and prospective investors. No person has been authorized to prepare for, or furnish to, a prospective investor any sales literature other than that described herein and "tombstone" newspaper advertisements or solicitations of interest that are limited to identifying the offering and the location of sources of further information.

         The use of any sales materials is conditioned upon filing with and, if required, clearance by appropriate regulatory agencies. Such clearance (if provided), however, does not indicate that the regulatory agency allowing the use of the materials has passed on the merits of the offering or the adequacy or accuracy of the materials.

         This offering is made only by means of this prospectus. Except as described herein, we have not authorized the use of other supplemental literature or sales material in connection with this offering.

             DISTRIBUTION REINVESTMENT AND SHARE REPURCHASE PROGRAMS

DISTRIBUTION REINVESTMENT PROGRAM

         Our distribution reinvestment program provides our stockholders with an opportunity to purchase additional shares of voting common stock by reinvesting distributions. Stockholders who elect to participate in the distribution reinvestment program will authorize us to use distributions payable to them to purchase additional shares of common stock. A participant will not be able to acquire common stock under the program if the purchase would cause it to exceed the 9.8% ownership limit or would violate any of the other share ownership restrictions imposed by our charter.

         As further explained below, purchases under the distribution reinvestment program are made at a price, $9.50 per share at first, equal to 95% of the market price of a share of common stock on the date of purchase until such time as our shares are listed on a national stock exchange or included for quotation on a national market system. This reduced price reflects a decrease in costs associated with these issuances. Participants in the distribution reinvestment program may also purchase fractional shares of common stock, so that 100% of distributions will be used to acquire common stock. Common stock will be purchased under the distribution reinvestment program on the record date for the distribution used to purchase the common stock. Distributions on common stock acquired under the distribution reinvestment program will be paid at the same time as distributions are paid on common stock purchased outside the program and are calculated with a daily record and distribution declaration date. Each participant agrees that if, at any time prior to listing the common stock on a national stock exchange or inclusion of them for quotation on a national market system, he or she fails to meet the suitability requirements for making an investment in us or cannot make the other representations or warranties set forth in the subscription agreement, he or she will promptly notify us in writing.

         Beginning with the first distribution paid after the effective date of the offering, participants will acquire our shares at a fixed price of $9.50 per share. This will continue until the earlier of (1) the increase of the public offering price per share of common stock in the offering from $10 per share, if there is an increase, and (2) the termination of the offering. Thereafter, participants may acquire our shares at a price equal to 95% of the market price of a share on the date of purchase until our shares are listed on a national stock exchange or included for quotation on a national market system. In the event of listing or inclusion, we will purchase shares for the distribution reinvestment program on the exchange or market at the prevailing market price. We will then sell the shares to stockholders at that price. The discount from the public offering price per share will not exceed 5% of the market price of a share on the date of purchase. It is possible that a secondary market will develop for the shares, and that the prices on the secondary market will be lower or higher than the price of shares purchased through the distribution reinvestment program. Neither we nor our affiliates will receive a fee for selling shares through the distribution reinvestment program. We do not warrant or guarantee that participants will acquire shares at the lowest possible price through the program.

         A participant may stop participating in the distribution reinvestment program at any time without penalty, by delivering written notice to us. Prior to listing the shares on a national securities exchange or including them for quotation on a national market system, any transfer of shares by a participant to a non- participant will terminate participation in the distribution reinvestment program with respect to the transferred shares. Within 90 days after the end of our fiscal year, we will:

         (1) issue certificates showing ownership of shares purchased through the distribution reinvestment program during the prior fiscal year, ownership of these shares will be in book-entry form prior to the issuance of certificates; and

         (2) provide each participant with an individualized report on his or her investment, including the purchase date(s), purchase price and number of shares owned, as well as the dates of distribution and amount of distributions received during the prior fiscal year.

The individualized statement to participants will include receipts and purchases relating to each participant's participation in the distribution reinvestment program including the tax consequences relative thereto. The directors, including a majority of independent directors, by majority vote may amend or terminate the distribution reinvestment program upon 30 days notice to participants.

         Stockholders who participate in the distribution reinvestment program will recognize dividend income, taxable to the extent of our current or accumulated earnings and profits, in the amount and as though they had received the cash rather than purchased shares through the distribution reinvestment program. These deemed dividends will be treated as actual dividends and will retain the character and tax effects applicable to all dividends. In addition, the 5% discount applicable to shares purchased under the dividend reinvestment program will itself be treated as a deemed distribution to the purchaser. Shares received under the distribution reinvestment program will have a holding period, for tax purposes, beginning with the day after purchase, and a tax basis equal to their cost, which is the gross amount of the deemed distribution. See "Federal Income Tax Considerations -- Taxation of Stockholders -- Taxation of Taxable Domestic Stockholders" for a full discussion of the tax effects of dividend distributions.

         As explained under "Description of Securities -- Restrictions on Ownership and Transfer," the certificates representing shares purchased through the distribution reinvestment program will bear a legend referring to the restrictions on their ownership and transfer.

SHARE REPURCHASE PROGRAM

         The share repurchase program may, subject to restrictions, provide eligible stockholders with limited, interim liquidity by enabling them to sell shares back to us. The prices at which shares may be sold back to us are as follows:

         - During the offering period at $9.05 per share. This is a reduction of $0.95 from the $10 offering price per share, reflecting the elimination of selling commissions and the marketing contribution and due diligence expense allowance;

         - During the 12 months following the end of the offering period at $9.25 per share;

         -        During the next 12 months at $9.50 per share;

         -        During the next 12 months at $9.75 per share; and

         - Thereafter, at the greater of: (i) $10 per share; or (ii) a price equal to 10 times our "funds available for distribution" per weighted average share outstanding for the prior calendar year.

         A stockholder must have beneficially held the shares for at least one year prior to offering them for sale to us through the share repurchase program.

         We will make repurchases under the share repurchase program, if requested, at least once quarterly on a first-come, first-served basis. Subject to funds being available, we will limit the number of shares repurchased during any calendar year to one half of one percent, 0.5%, of the weighted average number of shares outstanding during the prior calendar year. Funding for the share repurchase program will come exclusively from proceeds we receive from the sale of shares under our distribution reinvestment plan and other operating funds, if any, as the board, at its sole discretion, may reserve for this purpose.

         Our board of directors, at its sole discretion, may choose to terminate the share repurchase program after the end of the offering period, or reduce the number of shares purchased under the program, if it determines that the funds allocated to the share repurchase program are needed for other purposes, such as the acquisition, maintenance or repair of properties, or for use in making a declared distribution. A determination by our board of directors to eliminate or reduce the share repurchase program will require the unanimous affirmative vote of the independent directors.

         We cannot guarantee that the funds set aside for the share repurchase program will be sufficient to accommodate all requests made each year. If no funds are available for the program when repurchase is requested, the stockholder may withdraw the request, or ask that we honor the request when funds are available. Pending requests will be honored on a first-come, first-served basis.

         Stockholders are not required to sell their shares to us. The share repurchase program is only intended to provide interim liquidity for stockholders until a liquidity event occurs, such as the listing of the shares on a national securities exchange, inclusion of the shares for quotation on a national market system, or our merger with a listed company. We cannot guarantee that a liquidity event will occur.

         Shares we purchase under the share repurchase program will be canceled, and will have the status of authorized but unissued shares. Shares we acquire through the share repurchase program will not be reissued unless they are first registered with the Securities and Exchange Commission under the Securities Act of 1933 and under appropriate state securities laws or otherwise issued in compliance with such laws.

         If we terminate, reduce or otherwise change the share repurchase program, we will send a letter to stockholders informing them of the change, and we will disclose the changes in quarterly reports filed with the Securities and Exchange Commission on Form 10-Q.

         See "Plan of Distribution -- Deferred Commission Option" in this prospectus for an explanation of what will be required of the stockholder if the stockholder has elected the deferred commission option and subsequently elects to participate in our share repurchase program while there is an unpaid portion of the remaining deferred commission obligation.

                             REPORTS TO STOCKHOLDERS

         Our advisor will keep, or cause to be kept, full and true books of account on an accrual basis of accounting, in accordance with generally accepted accounting principles. All of these books of account, together with a copy of our charter, will at all times be maintained at our principal office, and will be open to inspection, examination and duplication at reasonable times by the stockholders or their agents.

         The advisor will submit to each stockholder our audited annual reports within 120 days following the close of each fiscal year. The annual reports will contain the following:

         -        audited financial statements;

         - the ratio of the costs of raising capital during the period to the capital raised;

         - the aggregate amount of advisory fees and the aggregate amount of fees paid to the advisor and any affiliate of the advisor, including fees or charges paid to the advisor and to any affiliate of the advisor by third parties doing business with us;

         - our total operating expenses, stated as a percentage of the average invested assets and as a percentage of net income;

         - a report from the independent directors that the policies we follow are in the best interests of our stockholders and the basis for such determination; and

         - separately stated, full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving us, the directors, the advisor and any of their affiliates occurring in the year for which the annual report is made. Independent directors are specifically charged with the duty to examine and comment in the report on the fairness of such transactions.

         In addition, unaudited quarterly reports containing the information required by Form 10-Q will be submitted to each stockholder within 45 days after the close of each quarterly fiscal period.

         At the same time as any distribution, we will provide stockholders with a statement disclosing the source of the funds distributed. If the information is not available when the distribution is made, we will provide a statement setting forth the reasons why the information is not available. In no event will the information be provided to stockholders more than 60 days after we make the distribution.

         Within 60 days following the end of any calendar quarter during the period of the offering in which we have closed an acquisition of a property, we will submit a report to each stockholder containing:

         - the location and a description of the general character of the property acquired during the quarter;

         - the present or proposed use of the property and its suitability and adequacy for that use;

         -        the terms of any material leases affecting the property;

         - the proposed method of financing, if any, including estimated down payment, leverage ratio, prepaid interest, balloon payment(s), prepayment penalties, "due-on-sale" or encumbrance clauses and possible adverse effects thereof and similar details of the proposed financing plan; and

         - a statement that title insurance has been or will be obtained on the property acquired.

         In addition, we will send a report to each stockholder and submit to prospective investors when the advisor believes a property will probably be acquired:

         - on specified terms, i.e., upon completion of due diligence which includes review of the title insurance commitment, appraisal and environmental analysis; and

         - involving the use of 10% or more, on a cumulative basis, of the net proceeds of the offering.

         After the completion of the last acquisition, the advisor will, upon request, send a schedule to the Commissioner of Corporations of the State of California. The schedule, verified under the penalty of perjury, reflects: each acquisition made; the purchase price paid; the aggregate of all acquisition expenses paid on each transaction; and a computation showing compliance with our charter. We will, upon request, submit to the Commissioner of Corporations of the State of California or to any of the various state securities administrators, any report or statement required to be distributed to stockholders pursuant to our charter or any applicable law or regulation.

         The accountants we regularly retain will prepare our federal tax return and any applicable state income tax returns. We will submit appropriate tax information to the stockholders within 30 days following the end of each of our fiscal years. We will not provide a specific reconciliation between generally accepted accounting principles and income tax information to the stockholders. However, the reconciling information will be available in our office for inspection and review by any interested stockholder. Annually, at the same time as the dissemination of appropriate tax information to stockholders, we will provide each stockholder with an individualized report on his or her investment, including the purchase date(s), purchase price and number of shares owned, as well as the dates of distribution and amounts of distributions received during the prior fiscal year. The individualized statement to stockholders will include any purchases of shares under the distribution reinvestment program. Stockholders requiring individualized reports on a more frequent basis may request these reports. We will make every reasonable effort to supply more frequent reports, as requested, but we may, at our sole discretion, require payment of an administrative charge either directly by the stockholder, or through pre- authorized deductions from distributions payable to the stockholder making the request.

         See "Risk Factors -- Employee Benefit Plan Risks -- Annual Statement of Value is an Estimate" for an explanation of the annual statement of value we provide to stockholders subject to ERISA.

                              PRIVACY POLICY NOTICE

         To help you understand how we protect your personal information, we have included our Privacy Policy Notice as Appendix F to this Prospectus. This Notice describes our current privacy policy and practices. Should you decide to establish or continue a shareholder relationship with us, we will advise you of our policy and practices at least once annually, as required by law.

                                   LITIGATION

         We are not subject to any material pending legal proceedings.

                     RELATIONSHIPS AND RELATED TRANSACTIONS

         We have entered into agreements to pay our advisor and its affiliates fees or other compensation for providing services to us. During the year ended December 31, 2001, we paid the fees or other compensation to our advisor or its affiliates as more fully described in "Compensation Table."

                                  LEGAL MATTERS

         Ballard Spahr Andrews & Ingersoll, LLP, Baltimore, Maryland, will pass upon the legality of the common stock and Katten Muchin Zavis Rosenman, Chicago, Illinois, will pass upon legal matters in connection with our status as a REIT for federal income tax purposes. Neither Ballard Spahr Andrews & Ingersoll, LLP nor Katten Muchin Zavis Rosenman purport to represent our stockholders or potential investors, who should consult their own counsel. Katten Muchin Zavis Rosenman also provides legal services to our advisor and its affiliates.

         Katten Muchin Zavis Rosenman has reviewed the statements in the section in the prospectus titled "Federal Income Tax Considerations" and elsewhere as they relate to federal income tax matters and the statements in the section in the prospectus titled "ERISA Considerations."

                                     EXPERTS


The consolidated financial statements and schedule of Inland Retail Real Estate Trust, Inc. as of December 31, 2001 and 2000 and for each of the years in the three-year period ended December 31, 2001, the combined historical summary of gross income and direct operating expenses of The Thomas Properties Acquired in 2002 for the year ended December 31, 2001 and the historical summary of gross income and direct operating expenses of Riverstone Plaza for the year ended December 31, 2001 have been included herein and in Amendment No. 2 to the Registration Statement on Form S-11 in reliance upon the reports of KPMG LLP, independent accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

                       WHERE YOU CAN FIND MORE INFORMATION

         We have previously filed a registration statement on Form S-11 with the Securities and Exchange Commission in connection with our initial public offering and our follow-on offering. In addition, we are required to file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission.

         We have also filed a registration statement on Form S-11 with the Securities and Exchange Commission in connection with this offering. This prospectus is part of the registration statement and does not contain all of the information included in the registration statement and all of its exhibits, certificates and schedules. Whenever a reference is made in this prospectus to any contract or other document of ours, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or document.

         You can read our registration statement and our future SEC filings, over the Internet at the SEC's website at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities at 450 Fifth Street, N.W., Washington, D.C. 20549, 175 W. Jackson Boulevard, Suite 900, Chicago, Illinois 60604, and 233 Broadway, New York, New York 10279.

         You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington D.C. 20549. Please call the SEC at 1-800-SEC- 0330 for further information on the operation of the public reference facilities.

            [THE BALANCE OF THIS PAGE WAS INTENTIONALLY LEFT BLANK.]

                          INDEX TO FINANCIAL STATEMENTS

INLAND RETAIL REAL ESTATE TRUST, INC.:

                                                                                                                 PAGE
Consolidated Financial Statements (unaudited) at March 31, 2002 and December 31, 2001
  and for the three months ended March, 2002 and  2001                                                            F- 1

Notes to Consolidated Financial Statements (unaudited) at March 31, 2002 and December 31,
  2001 and for the three months ended March 31,  2002 and 2001                                                    F- 7

Pro Forma Consolidated Balance Sheet (unaudited) at March 31, 2002                                                F-29

Notes to Pro Forma Consolidated Balance Sheet (unaudited) at March 31, 2002                                       F-31

Pro Forma Consolidated Statement of Operations (unaudited) for the three months ended
  March 31, 2002                                                                                                  F-34

Notes to Pro Forma Consolidated Statement of Operations (unaudited) for the three months
  ended March 31, 2002                                                                                            F-36

Pro Forma Consolidated Statement of Operations (unaudited) for the year
  ended December 31, 2001                                                                                         F-39

Notes to Pro Forma Consolidated Statement of Operations (unaudited) for the year ended
  December 31, 2001                                                                                               F-41

THE THOMAS PROPERTIES ACQUIRED IN 2002:

Independent Auditors' Report                                                                                      F-52

Combined Historical Summary of Gross Income and Direct Operating Expenses
  for the year ended December 31, 2001                                                                            F-53

Notes to the Combined Historical Summary of Gross Income and Direct Operating
  Expenses for the year ended December 31, 2001                                                                   F-54

RIVERSTONE PLAZA:

Independent Auditors' Report                                                                                      F-57

Combined Historical Summary of Gross Income and Direct Operating Expenses
  for the year ended December 31, 2001                                                                            F-58

Notes to the Combined Historical Summary of Gross Income and Direct Operating
  Expenses for the year ended December 31, 2001                                                                   F-59

                      INLAND RETAIL REAL ESTATE TRUST, INC.
                            (a Maryland corporation)

                           CONSOLIDATED BALANCE SHEETS

                      MARCH 31, 2002 AND DECEMBER 31, 2001



                                     ASSETS

                                                                           MARCH 31,          DECEMBER 31,
                                                                             2002                2001
                                                                         -------------       -------------
                                                                          (Unaudited)
Investment properties:
  Land                                                                   $ 185,964,007       $ 145,662,393
  Land held for development                                                  3,904,801             959,257
  Construction in progress                                                     735,118           1,783,953
  Building and other improvements                                          543,942,344         447,333,253
                                                                         -------------       -------------

                                                                           734,546,270         595,738,856
  Less accumulated depreciation                                            (18,875,209)        (14,135,094)
                                                                         -------------       -------------

Net investment properties                                                  715,671,061         581,603,762

Investment in joint venture                                                  2,879,548           2,876,869
Mortgage receivable                                                               --             1,100,000
Cash and cash equivalents                                                   87,361,303          24,534,356
Restricted cash                                                              8,421,170           6,711,746
Investment in securities                                                     7,358,260           6,704,775
Accounts and rents receivable, (net of allowance of $663,595 and
  $840,903 as of March 31, 2002 and December 31, 2001,
  respectively)                                                              5,115,251           4,439,492
Real estate tax and insurance escrows                                          765,816             340,086
Loan fees (net of accumulated amortization of $788,266 and
  $420,597 as of March 31, 2002 and December 31, 2001,
  respectively)                                                              2,978,791           2,570,640
Leasing fees (net of accumulated amortization of $58,371 and
  $45,106 as of March 31, 2002 and December 31, 2001, respectively)            195,921             187,886
Deferred acquisition costs                                                     475,024             458,363
Other assets                                                                   119,938              59,844
                                                                         -------------       -------------

Total assets                                                             $ 831,342,083       $ 631,587,819
                                                                         =============       =============


          See accompanying notes to consolidated financial statements.

                      INLAND RETAIL REAL ESTATE TRUST, INC.
                            (A MARYLAND CORPORATION)

                           CONSOLIDATED BALANCE SHEETS
                                   (CONTINUED)

                      MARCH 31, 2002 AND DECEMBER 31, 2001

                      LIABILITIES AND STOCKHOLDERS' EQUITY

                                                                                 MARCH 31,          DECEMBER 31,
                                                                                   2002                2001
                                                                               -------------       -------------
                                                                               (Unaudited)
Liabilities:
  Accounts payable                                                             $   1,361,741       $     531,904
  Accrued offering costs due to affiliates                                           964,203             773,191
  Accrued offering costs due to non-affiliates                                       649,414             274,800
  Accrued interest payable to non-affiliates                                       1,016,771             714,478
  Real estate tax payable                                                          1,945,476                --
  Distributions payable                                                            3,111,662           2,376,125
  Security deposits                                                                  837,398             698,155
  Mortgages payable                                                              406,057,756         313,499,312
  Unearned income                                                                    492,895             594,592
  Note and margin payable                                                          6,619,917           6,260,483
  Other liabilities                                                                6,607,059           4,764,042
  Due to affiliates                                                                1,424,170             332,831
                                                                               -------------       -------------

    Total liabilities                                                            431,088,462         330,819,913
                                                                               -------------       -------------

  Minority interest in partnership                                                     2,000               2,000
Stockholders' Equity:
  Preferred stock, $.01 par value, 10,000,000 shares
    authorized, none outstanding                                                        --                  --
  Common stock, $.01 par value, 100,000,000 shares
    authorized, 47,309,486 and 35,891,718 issued and
    outstanding at March 31, 2002 and December 31, 2001, respectively                473,095             358,917
  Additional paid-in capital (net of costs of Offering of
    $51,000,038 and $39,335,560 at March 31, 2002 and December 31, 2001,
    respectively, of which $41,538,531 and $30,981,962 was paid or accrued
    to Affiliates, respectively)                                                 418,808,359         316,759,170
  Accumulated distributions in excess of net income                              (18,239,605)        (15,282,504)
  Accumulated other comprehensive loss                                              (790,228)         (1,069,677)
                                                                               -------------       -------------

    Total stockholders' equity                                                   400,251,621         300,765,906
                                                                               -------------       -------------

Commitments and contingencies (Notes 7 and 13)

Total liabilities and stockholders' equity                                     $ 831,342,083       $ 631,587,819
                                                                               =============       =============


          See accompanying notes to consolidated financial statements.

                      INLAND RETAIL REAL ESTATE TRUST, INC.
                            (a Maryland corporation)

                      CONSOLIDATED STATEMENTS OF OPERATIONS

               FOR THE THREE MONTHS ENDED MARCH 31, 2002 AND 2001
                                   (UNAUDITED)


                                                               MARCH 31,       MARCH 31,
                                                                 2002            2001
                                                             -----------      -----------
Income:
  Rental income                                              $16,517,438      $ 5,146,701
  Additional rental income                                     3,796,820        1,404,921
  Interest and dividend income                                   330,832          373,426
  Gain on sale of investment securities                           35,715           13,911
  Other income                                                   133,720            3,187
                                                             -----------      -----------

                                                              20,814,525        6,942,146
                                                             -----------      -----------
Expenses:
  Professional services to non-affiliates                         82,386           52,811
  General and administrative expenses to affiliates              147,482           99,425
  General and administrative expenses to non-affiliates           96,259           63,514
  Advisor asset management fee                                   797,000             --
  Property operating expenses to affiliates                      951,672          330,074
  Property operating expenses to non-affiliates                3,734,370        1,415,458
  Mortgage interest to non-affiliates                          4,576,616        2,126,819
  Depreciation                                                 4,740,114        1,510,938
  Amortization                                                   380,935           63,308
  Acquisition costs expense to affiliates                           --             22,989
  Acquisition costs expense to non-affiliates                     26,571           14,591
                                                             -----------      -----------

                                                              15,533,405        5,699,927
                                                             -----------      -----------
Net income                                                   $ 5,281,120      $ 1,242,219
                                                             -----------      -----------

Other comprehensive income:
  Unrealized gain on investment securities                       279,449          516,331
                                                             -----------      -----------

Comprehensive income                                         $ 5,560,569        1,758,550
                                                             ===========      ===========
Net income per weighted average common share, basic and
  diluted                                                    $       .13      $       .09
                                                             ===========      ===========

Weighted average number of common shares outstanding,
  basic and diluted                                           41,254,793       14,047,894
                                                             ===========      ===========


          See accompanying notes to consolidated financial statements.

                      INLAND RETAIL REAL ESTATE TRUST, INC.
                            (a Maryland corporation)

                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

                    FOR THE THREE MONTHS ENDED MARCH 31, 2002
                                   (UNAUDITED)

                                                                                       ACCUMULATED     ACCUMULATED
                                                                          ADDITIONAL   DISTRIBUTIONS      OTHER
                                            NUMBER OF       COMMON         PAID-IN     IN EXCESS OF   COMPREHENSIVE
                                              SHARES         STOCK         CAPITAL      NET INCOME     GAIN (LOSS)        TOTAL
                                          -------------  -------------  -------------  -------------  -------------   -------------
Balance at December 31, 2001                 35,891,718  $     358,917  $ 316,759,170  $ (15,282,504) $  (1,069,677)  $ 300,765,906

Net income                                           --             --             --      5,281,120             --       5,281,120
Unrealized gain on investment securities             --             --             --             --        279,449         279,449
Distributions declared ($.20 per
  weighted average number of common
  shares outstanding)                                --             --             --     (8,238,221)            --      (8,238,221)
Proceeds from Offering including DRP
  (net of Offering costs of $11,664,478)     11,430,966        114,310    102,171,459             --             --     102,285,769
Retired stock                                   (13,198)          (132)      (122,270)            --             --        (122,402)
                                          -------------  -------------  -------------  -------------  -------------   -------------
Balance at March 31, 2002                    47,309,486  $     473,095  $ 418,808,359  $ (18,239,605) $    (790,228)  $ 400,251,621
                                          =============  =============  =============  =============  =============   =============


          See accompanying notes to consolidated financial statements.

                      INLAND RETAIL REAL ESTATE TRUST, INC.
                            (a Maryland corporation)


                      CONSOLIDATED STATEMENTS OF CASH FLOWS

               FOR THE THREE MONTHS ENDED MARCH 31, 2002 AND 2001
                                   (UNAUDITED)

                                                                   MARCH 31,         MARCH 31,
                                                                     2002             2001
                                                                 ------------      ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                                     $  5,281,120      $  1,242,219
  Adjustments to reconcile net income:
    Depreciation                                                    4,740,115         1,510,938
    Amortization                                                      380,935            63,308
    Gain on sale of investment securities                             (35,715)          (13,911)
    Rental income under master lease                                   94,114            90,861
    Straight line rental income                                      (380,217)         (135,528)
    Income from unconsolidated joint venture                         (105,781)               --
    Changes in assets and liabilities:
      Accounts and rents receivable net of change in
        allowance of $(177,308) and $55,627 for 2002 and
        2001                                                         (295,542)          766,926
      Other assets                                                    (60,094)           67,217
      Real estate tax and insurance escrows                          (425,730)          (97,330)
      Deferred acquisition costs                                      (16,661)          168,205
      Accrued interest payable to non-affiliates                      302,293           (12,865)
      Real estate tax payable                                       1,945,476           640,288
      Accounts payable                                                829,837           232,587
      Unearned income                                                (101,697)           77,838
      Other liabilities                                             1,843,017          (118,365)
      Security deposits                                               139,243            60,298
      Due to affiliates                                             1,091,339            59,590
                                                                 ------------      ------------
Net cash provided by operating activities                          15,226,052         4,602,276
                                                                 ------------      ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Restricted cash                                                  (1,709,424)           72,745
  Purchase of investment securities, net of change in margin
    account of $359,434 and $1,628,015 for 2002 and 2001             (476,274)       (1,544,596)
  Proceeds from sale of investment securities                         497,387           136,219
  Contributions to unconsolidated joint venture                        (2,679)               --
  Distributions from unconsolidated joint venture                     105,781                --
  Purchase of investment properties                               (75,541,859)      (35,441,667)
  Additions to investment properties                               (1,440,669)         (189,250)
  Leasing fees                                                        (21,301)           (7,000)
                                                                 ------------      ------------
Net cash used in investing activities                             (78,589,038)      (36,973,549)
                                                                 ------------      ------------



          See accompanying notes to consolidated financial statements.

                      INLAND RETAIL REAL ESTATE TRUST, INC.
                            (a Maryland corporation)

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (CONTINUED)

               FOR THE THREE MONTHS ENDED MARCH 31, 2002 AND 2001
                                   (UNAUDITED)

                                                                            MARCH 31,          MARCH 31,
                                                                             2002               2001
                                                                         -------------      -------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from offering                                                 $ 113,950,247      $  24,081,825
  Repurchase of shares                                                        (122,402)          (269,083)
  Payment of offering costs                                                (11,098,852)        (2,810,648)
  Proceeds from issuance of debt                                            32,507,000          5,400,000
  Proceeds from mortgage receivable payoff                                   1,100,000                 --
  Principal payments of debt                                                (1,867,556)           (62,398)
  Loan fees                                                                   (775,820)          (411,687)
  Distributions paid                                                        (7,502,684)        (2,612,985)
                                                                         -------------      -------------
Net cash provided by financing activities                                  126,189,933         23,315,024
                                                                         -------------      -------------

Net increase (decrease) in cash and cash equivalents                        62,826,947         (9,056,249)

Cash and cash equivalents at January 1,                                     24,534,356         24,664,511
                                                                         -------------      -------------

Cash and cash equivalents at March 31,                                   $  87,361,303      $  15,608,262
                                                                         =============      =============

Supplemental schedule of noncash investing and financing activities:

  Purchase of investment properties                                      $(137,460,859)     $ (35,441,667)
  Assumption of mortgage debt                                               61,919,000                 --
  Note payable issued to seller                                                     --                 --
                                                                         -------------      -------------
                                                                           (75,541,859)       (35,441,667)
                                                                         =============      =============

Distributions payable                                                    $   3,111,662      $   1,006,423
                                                                         =============      =============

Cash paid for interest                                                   $   4,274,323      $   2,139,684
                                                                         =============      =============



          See accompanying notes to consolidated financial statements.

                      INLAND RETAIL REAL ESTATE TRUST, INC.
                            (a Maryland corporation)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                 MARCH 31, 2002
                                   (UNAUDITED)

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP") for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements. Readers of this Quarterly Report should refer to the audited financial statements of Inland Retail Real Estate Trust, Inc. (the "Company") for the fiscal year ended December 31, 2001, which are included in the Company's 2001 Annual Report, as certain footnote disclosures contained in such audited financial statements have been omitted from this Report.

(1)  ORGANIZATION AND BASIS OF ACCOUNTING

Inland Retail Real Estate Trust, Inc. (the "Company") was formed on September 3, 1998 to acquire and manage a diversified portfolio of real estate, primarily multi-tenant shopping centers. The Company has initially focused on acquiring properties in the southeastern states, primarily Florida, Georgia, North Carolina and South Carolina. The Company may also acquire single-user retail properties in locations throughout the United States, certain of which may be sale and leaseback transactions, net leased to creditworthy tenants. Inland Retail Real Estate Advisory Services, Inc. (the "Advisor"), an affiliate of the Company, is the advisor to the Company. On February 11, 1999, the Company commenced an initial public offering (the "Initial Offering"), on a best efforts basis of 50,000,000 shares of common stock ("Shares") at $10 per Share and 4,000,000 Shares at $9.50 per Share which may be distributed pursuant to the Company's Distribution Reinvestment Program ("DRP"). The Company terminated its Initial Offering on January 31, 2001. As of January 31, 2001, the Company had received subscriptions for a total of 13,687,349 Shares. The Company began an additional offering on February 1, 2001 (the "Subsequent Offering") on a best effort basis. As of March 31, 2002, the Company has received subscriptions for a total of 32,758,052 Shares in the Subsequent Offering. In addition, the Company has issued 1,065,790 Shares pursuant to the Company's DRP. The Initial Offering and the Subsequent Offering are collectively referred to as the "Offerings". As of March 31, 2002, the Company has repurchased a total of 201,705 Shares through the Company's Share Repurchase Program for $1,849,680.

The Company is qualified and has elected to be taxed as a real estate investment trust ("REIT") under Sections 856 through 860 of the Internal Revenue Code of 1986. Since the Company qualifies for taxation as a REIT, the Company generally will not be subject to federal income tax to the extent it distributes at least 90% of its REIT taxable income to its stockholders. If the Company fails to qualify as a REIT in any taxable year, the Company will be subject to federal income tax on its taxable income at regular corporate tax rates. Even if the Company qualifies for taxation as a REIT, the Company may be subject to certain state and local taxes on its income and property and federal income and excise taxes on its undistributed income.

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America ("GAAP") requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

                      INLAND RETAIL REAL ESTATE TRUST, INC.
                            (A MARYLAND CORPORATION)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)

                                 MARCH 31, 2002
                                   (UNAUDITED)

Certain reclassifications have been made to the 2001 financial statements in order to conform to the 2002 presentation.

The Company classifies its investment in securities in one of three categories: trading, available-for-sale, or held-to-maturity. Trading securities are bought and held principally for the purpose of selling them in the near term. Held-to-maturity securities are those securities in which the Company has the ability and intent to hold the security until maturity. All securities not included in trading or held-to-maturity are classified as available-for-sale. Investments in securities at March 31, 2002 and December 31, 2001 consist principally of preferred stock investments in various real estate investment trusts and are classified as available-for-sale securities and recorded at fair value. Unrealized holding gains and losses on available-for-sale securities are excluded from earnings and reported as a separate component of comprehensive income until realized. Realized gains and losses from the sale of available-for-sale securities are determined on a specific identification basis; a decline in the market value of any available-for-sale security below cost that is deemed to be other than temporary results in a reduction in the carrying amount to fair value. The impairment is charged to earnings and a new cost basis for the security is established. Dividend income is recognized when earned. Additionally, the Company has purchased its securities through a margin account. As of March 31, 2002 and December 31, 2001, the Company has recorded a payable of $3,520,918 and $3,161,484, respectively, for securities purchased on margin. During the three months ended March 31, 2002, the Company recognized $35,715 of gain on sale of investment securities. Of the investment securities held on March 31, 2002 and 2001, the Company had recognized comprehensive unrealized income of approximately $279,449 and $516,331, respectively.

FASB Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities," which is effective for fiscal years beginning after June 15, 2000, establishes accounting and reporting standards requiring that every derivative instrument, including certain derivative instruments imbedded in other contracts, be reported in the consolidated balance sheet as either an asset or liability measured at its fair value. The Statement also requires that the changes in the derivative's fair value be recognized in earnings unless specific hedge accounting criteria are met. The Company does not have any material hedging instruments.

Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Life Assets to be Disposed of," required the Company to record an impairment loss on its property held for investment whenever its carrying value cannot be fully recovered through estimated undiscounted future cash flows from operations and sale of the property. The amount of the impairment loss to be recognized would be the difference between the property's carrying value and the property's estimated fair value. As of December 31, 2001, the Company does not believe any such impairment of its properties exists.

                      INLAND RETAIL REAL ESTATE TRUST, INC.
                            (A MARYLAND CORPORATION)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)

                                 MARCH 31, 2002
                                   (UNAUDITED)

On October 10, 2001, the FASB issued Statement of Financial Accounting Standards No. 144 ("SFAS 144"), "Accounting for the Impairment or Disposal of Long-Lived Assets." SFAS 144 replaces and supersedes Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of." SFAS 144 also supersedes the accounting and reporting provisions of Accounting Principles Board Opinion No. 30, "Reporting Results of Operations - Reporting the Effects of Disposal of a Segment of a Business," for the disposal of segments of business. SFAS 144 establishes accounting and reporting standards for the impairment or disposal of long-lived assets by requiring those long-lived assets be measured at the lower of carrying costs or fair value less selling costs, whether reported on continuing operations or in discontinued operations. The provisions of SFAS 144 are effective for financial statements issued for fiscal years beginning after December 15, 2001. Effective January 1, 2002, the Company has adopted SFAS 144. The adoption did not have any material effect on the Company.

The Company considers all highly liquid investments purchased with a maturity of three months or less to be cash equivalents and are carried at cost, which approximates market.

Restricted cash includes funds a third party escrow agent received from sellers pertaining to master lease agreements. These funds may be released to either the Company or the seller when certain leasing conditions are met.

Depreciation expense is computed using the straight-line method. Buildings and improvements are depreciated based upon estimated useful lives of 30 years for buildings and 15 years for site improvements. Furniture and equipment are depreciated over five years. Tenant improvements are amortized on a straight-line basis over the life of the related lease.

Leasing fees are amortized on a straight-line basis over the life of the related lease.

Loan fees are amortized on a straight-line basis over the life of the related loan.

Offering costs are offset against the stockholders' equity accounts and consist principally of printing, selling and registration costs.

Rental income is recognized on a straight-line basis over the term of each lease. The difference between rental income earned on a straight-line basis and the cash rent due under the provisions of the lease agreements is recorded as deferred rent receivable and is included as a component of accounts and rents receivable in the accompanying consolidated balance sheets.

The Company believes that the interest rates associated with the mortgages payable approximate the market interest rates for these types of debt instruments, and as such, the carrying amount of the mortgages payable approximate their fair value.

                      INLAND RETAIL REAL ESTATE TRUST, INC.
                            (A MARYLAND CORPORATION)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)

                                 MARCH 31, 2002
                                   (UNAUDITED)

The carrying amount of investment in joint venture, mortgage receivable, cash and cash equivalents, restricted cash, accounts and rents receivable, investments in securities, real estate tax and insurance escrows, other assets, accounts payable, accrued offering costs due to affiliates and non-affiliates, accrued interest payable to non-affiliates, distributions payable, note payable, security deposits, unearned income, other liabilities and due to affiliates approximate fair value because of the relatively short maturity of these instruments.

On December 2, 1999, the Securities and Exchange Commission issued Staff Accounting Bulletin 101, "Revenue Recognition in Financial Statements" ("SAB 101"). The staff determined that a lessor should defer recognition of contingent rental income (i.e. percentage/excess rent) until the specified target (i.e. breakpoint) that triggers the contingent rental income is achieved. The Company records percentage rental revenue in accordance with the SAB 101.

(2)  BASIS OF PRESENTATION

The accompanying Consolidated Financial Statements include the accounts of the Company, as well as all wholly owned subsidiaries (generally, Limited Liability Companies, ("LLCs") for which separate financial records are maintained) and the accounts of the operating partnership in which the Company has approximately a 99% controlling general partner interest. The Advisor owns the remaining limited partner common units for which it paid $2,000. The Advisor's limited partner common units represent approximately 1% of the operating partnership which is reflected as minority interest in the accompanying Consolidated Financial Statements. The effects of all significant intercompany transactions have been eliminated.

Four individual LLCs formed by the Company each purchased a shopping center from an unaffiliated third party by paying cash and assuming the respective first mortgage financing for the properties known as Douglasville Pavilion, Southlake Pavilion, Fayetteville Pavilion and Sarasota Pavilion. The Company formed the LLC with Inland Real Estate Investment Corporation ("IREIC,") an affiliate of the Advisor, as an additional member in order to satisfy certain requirements of the lender. This requirement resulted in IREIC guaranteeing the loans and holding a majority interest in each LLC; however the Company retains all economic burdens and benefits of ownership of the respective properties. As consideration for IREIC's guaranty of the loans, the Company pays IREIC an annual fee equal to 1/8% of the outstanding loan balance, paid monthly. The Consolidated Financial Statements include the amount of the joint venture LLCs with IREIC and no provisions for their minority interests have been reflected.

                      INLAND RETAIL REAL ESTATE TRUST, INC.
                            (A MARYLAND CORPORATION)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)

                                 MARCH 31, 2002
                                   (UNAUDITED)

(3)  TRANSACTIONS WITH AFFILIATES

As of March 31, 2002 and December 31, 2001, the Company had incurred $51,000,038 and $39,335,560 of offering costs respectively, of which $41,538,531 and $30,981,962 was paid to affiliates. Pursuant to the terms of the Offerings, the Advisor is required to pay organizational and offering expenses (excluding sales commissions and the marketing contribution and due diligence expense allowance) in excess of 5.5% of the gross proceeds of the Offerings ("Gross Offering Proceeds") or all organization and offering expenses (including selling commissions) which together exceed 15% of Gross Offering Proceeds. As of March 31, 2002 and December 31, 2001 offering costs did not exceed the 5.5% and 15% limitations and the Company anticipates that these costs will not exceed these limitations upon completion of the Subsequent Offering. Any excess amounts at the completion of the Subsequent Offering will be reimbursed by the Advisor.

The Advisor and its affiliates are entitled to reimbursement for salaries and expenses of employees of the Advisor and its affiliates relating to the Offerings. In addition, an affiliate of the Advisor is entitled to receive selling commissions, and the marketing contribution and due diligence expense allowance from the Company in connection with the Offerings. Such costs are offset against the stockholders' equity accounts. Such costs totaled $10,556,569 and $19,287,730 as of March 31, 2002 and December 31, 2001 respectively, of which $649,414 and $773,191 for the periods ended March 31, 2002 and December 31, 2001, respectively were unpaid.

The Advisor and its affiliates are entitled to reimbursement for salaries and expenses of employees of the Advisor and its affiliates relating to the administration of the Company. Such costs are included in general and administrative expenses to affiliates. During the periods ended March 31, 2002 and 2001 the Company incurred $147,482 and $99,425 respectively of these costs, of which $627,170 and $332,831 remained unpaid as of March 31, 2002 and December 31, 2001, respectively.

An affiliate of the Advisor provides loan servicing to the Company for an annual fee. Such fees totaled $30,174 and $8,700 for the periods ended March 31, 2002 and 2001, respectively. An agreement with the Company allows for annual fees totaling .05% of the first $100,000,000 mortgage balance outstanding and .03% of the remaining mortgage balance, payable monthly.

The Advisor has contributed $200,000 to the capital of the Company for which it received 20,000 Shares.

The Company utilized the services of an affiliate of the Advisor to facilitate mortgage financing that the Company obtained on some of the properties purchased. During the three months ended March 31, 2002, $53,823 of fees were incurred and paid. No such fees were incurred or paid for the three months ended March 31, 2001.

                      INLAND RETAIL REAL ESTATE TRUST, INC.
                            (A MARYLAND CORPORATION)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)

                                 MARCH 31, 2002
                                   (UNAUDITED)

The Company is obligated to pay an advisor asset management fee of not more than 1% of our net asset value. The Company's net asset value is defined as the total book value of our assets invested in equity interests and loans receivable secured by real estate, before reserves for depreciation or bad debts or other similar non-cash reserves, less any mortgages payable on such assets. The Company computes its net asset value by taking the average of these values at the end of each month during the quarter for which the Company is calculating the fee. The fee is payable quarterly for an amount equal to 1/4 of 1% of net asset value as of the last day of the immediately preceding quarter. For any year in which the Company qualifies as a REIT, the Company's Advisor must reimburse the Company for the following amounts if any: (1) the amounts by which the Company's total operating expenses, the sum of the advisor asset management fee plus other operating expenses, paid during the previous fiscal year exceed the greater of: (i) 2% of the Company's average invested assets for that fiscal year. (Average invested assets is the average of the total book value of our assets invested in equity interest and loans secured by real estate, before reserves for depreciation or bad debts or other similar non-cash reserves. The Company computes the average invested assets by taking the average of these values at the end of each month during the quarter for which the Company is calculating the fee,) or (ii) 25% of our net income, before any additions to or allowances for reserves, depreciation, amortization or bad debts or other similar non-cash reserves and before any gain from the sale of our assets, for that fiscal year; plus (2) an amount, which will not exceed the advisor asset management fee for that year, equal to any difference between the total amount of distributions to stockholders for that year and the 7% annual return on the net investment of stockholders. For the three months ended March 31, 2002, the Company incurred asset management fees of $797,000, all of which remain unpaid at March 31, 2002. The Company neither accrued nor paid such fees, for the year ended December 31, 2001 because the Advisor indicated that it would forego such fees.

The property management companies are entities owned principally by individuals who are affiliates of the Advisor. The managers are entitled to receive property management fees totaling 4.5% of gross operating income, for management and leasing services. The Company incurred property management fees of $921,498 and $321,374 for the three months ended March 31, 2002 and 2001, respectively, none remained unpaid as of March 31, 2002 and December 31, 2001.

In December 2001 and January 2002, an Affiliate of the Advisor guaranteed the mortgages payable pertaining to Douglasville Pavilion, Southlake Pavilion, Fayetteville Pavilion and Sarasota Pavilion, all of which mature in July 2002. The Company has agreed to pay the Affiliate 1/8 of a percent per annum of the guaranteed amount for providing such guarantee. As of March 31, 2002, $28,320 of guarantee fees related to the LLCs has been incurred for the period ending March 31, 2002, all of which remain unpaid at March 31, 2002.

                      INLAND RETAIL REAL ESTATE TRUST, INC.
                            (A MARYLAND CORPORATION)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)

                                 MARCH 31, 2002
                                   (UNAUDITED)

(4)  STOCK OPTION PLAN AND SOLICITING DEALER WARRANTS

The Company adopted an Independent Director Stock Option Plan which, subject to certain conditions, provides for the grant to each Independent Director of an option to acquire 3,000 Shares following their becoming a Director and for the grant of additional options to acquire 500 Shares on the date of each annual stockholders' meeting commencing with the annual meeting in 2000 if the Independent Director is a member of the board of directors on such date. The options for the initial 3,000 Shares are exercisable as follows: 1,000 Shares on the date of grant and 1,000 Shares on each of the first and second anniversaries of the date of grant. The subsequent options will be exercisable on the second anniversary of the date of grant. The initial options will be exercisable at $9.05 per Share. The subsequent options will be exercisable at the fair market value of a Share on the last business day preceding the annual meeting of stockholders. As of March 31, 2002 and December 31, 2001, options to acquire 12,000 Shares were outstanding.

In addition to sales commissions, the dealer manager of the Offering (an affiliate of the Advisor) has the right to purchase one soliciting dealer warrant for $.0008 for each 25 Shares sold by such soliciting dealer during the Offerings, subject to state and federal securities laws and subject to the issuance of a maximum of 2,000,000 soliciting dealer warrants to purchase an equivalent number of Shares in each offering. The dealer manager intends to reallow such warrants to the soliciting dealers who sold such Shares. The holder of a soliciting dealer warrant will be entitled to purchase one Share from the Company at a price of $12 during the period commencing one year from the date of the first issuance of any of the soliciting dealer warrants and ending five years after the effective date of each offering. As of March 31, 2002 and December 31, 2001, 1,856,201 and 1,410,473 warrants have been issued. These warrants have nominal value and none had been exercised at March 31, 2002 and December 31, 2001.

                      INLAND RETAIL REAL ESTATE TRUST, INC.
                            (A MARYLAND CORPORATION)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)

                                 MARCH 31, 2002
                                   (UNAUDITED)

(5) INVESTMENT PROPERTIES

An affiliate of the Company initially purchased seven of the investment properties on behalf of the Company. The Company subsequently purchased each of those properties from this affiliate at their cost upon receipt of proceeds from the initial Offering.

                                     Initial Costs (A)             Gross amount at which Carried at March 31, 2002
                                  ----------------------           -----------------------------------------------
                                              Buildings  Adjustments            Buildings                            Date      Date
                                                 And         to                   And                 Accumulated Construct- Acquir-
                      Encumbrance    Land   Improvements  Basis (C)   Land    Improvements   Total    Depreciation    ed        ed
                      ----------- --------- ------------ ---------- --------- ------------ ---------- ------------ ---------- ------
Multi-tenant Retail
-------------------
Lake Walden Square
  Plant City, FL         9,794,962  3,006,662  11,549,586  191,828   3,006,662  11,741,414   14,748,076  1,377,594  1992       05/99
Merchants Square
  Zephyrhills, FL        3,167,437    992,225   4,749,818   40,123     992,225   4,789,941    5,782,166    546,966  1993       06/99
Town Center Commons
  Kennesaw, GA           4,750,000  3,293,792   6,350,835  (31,665)  3,293,792   6,319,170    9,612,962    677,380  1998       07/99
Boynton Commons
  Boynton Beach, FL     15,125,000  8,698,355  21,803,370  (21,131)  8,698,355  21,782,239   30,480,594  2,126,752  1998       07/99
Lake Olympia Square (C)
  Ocoee, FL              5,594,757  2,567,471   7,306,483  (20,238)  2,562,471   7,291,245    9,853,716    716,511  1995       09/99
Bridgewater Marketplace
  Orlando, FL            2,987,500    783,493   5,221,618  (62,782)    783,493   5,158,836    5,942,329    472,748  1998       09/99
Bartow Marketplace
  Cartersville, GA      13,475,000  6,098,178  18,308,271   43,835   6,098,178  18,352,106   24,450,284  1,629,113  1995       09/99
Countryside
  Naples, FL             4,300,000  1,117,428   7,478,173    9,571   1,117,428   7,487,744    8,605,172    686,255  1997       10/99
Casselberry Commons
  Casselberry, FL        8,703,000  6,702,658  11,191,912  (90,009)  6,702,658  11,101,903   17,804,561  1,052,738  1973/1998  12/99
Conway Plaza
  Orlando, FL            5,000,000  2,215,324   6,332,434  270,935   2,215,324   6,603,369    8,818,693    574,600  1985/1999  02/00
Pleasant Hill
  Duluth, GA            17,120,000  4,805,830  29,526,305 (206,793)  4,805,830  29,319,512   34,125,342  2,063,436  1997/2000  05/00
Gateway Market Center
  St. Petersburg, FL    15,637,500  6,351,847  14,576,808   69,644   6,351,847  14,646,452   20,998,299    864,235  1999/2000  07/00
Columbia Promenade
  Kissimmee, FL          3,600,000  1,483,737   5,956,206   (4,006)  1,483,737   5,952,200    7,435,937    285,972  2000       01/01

                      INLAND RETAIL REAL ESTATE TRUST, INC.
                            (A MARYLAND CORPORATION)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)

                                 MARCH 31, 2002
                                   (UNAUDITED)

(5) INVESTMENT PROPERTIES (CONTINUED)

                                     Initial Costs (A)             Gross amount at which Carried at March 31, 2002
                                  ----------------------           -----------------------------------------------
                                              Buildings  Adjustments            Buildings                            Date      Date
                                                 And         to                   And                 Accumulated Construct- Acquir-
                      Encumbrance    Land   Improvements  Basis (C)   Land    Improvements   Total    Depreciation    ed        ed
                      ----------- --------- ------------ ---------- --------- ------------ ---------- ------------ ---------- ------
West Oaks
  Ocoee, FL              4,900,000  4,514,559   6,706,310  (66,396)  4,514,559   6,639,914   11,154,473    255,840  2000       03/01
Sand Lake Corners
  Orlando, FL           11,900,000  6,091,246  16,164,600 (144,414)  6,091,246  16,020,186   22,111,432    614,783  1998/2000  05/01
Woodstock Square
  Atlanta, GA           14,000,000  5,516,733  22,079,359  (68,569)  5,516,733  22,010,790   27,527,523    666,308  2001       06/01
Chickasaw Trails
  Shopping Center
  Orlando, FL            4,400,000  1,723,260   6,907,737    8,776   1,723,260   6,916,513    8,639,773    166,852  1994       08/01
Skyview Plaza
  Orlando, FL           10,875,000  7,460,820  13,871,448  261,809   7,460,820  14,133,257   21,594,077    273,650  1994/1998  09/01
Aberdeen Square
  Boynton Beach, FL      3,670,000  1,948,473   4,768,166  (25,399)  1,948,473   4,742,767    6,691,240     77,456  1990       10/01
Brandon Blvd. Shoppes
  Brandon, FL            5,137,000  1,894,787   7,587,323  (52,729)  1,894,787   7,534,594    9,429,381     97,755  1994       11/01
Creekwood Crossing
  Bradenton, FL         14,000,000  6,376,185  17,239,607   73,885   6,376,185  17,313,492   23,689,677    235,261  2001       11/01
Eisenhower Crossing
  I & II
  Macon, GA             23,800,000  7,487,472  35,900,684 (212,448)  7,487,472  35,688,236   43,175,708    349,700  2001/2002 11/01/
                                                                                                                               03/02
Anderson Central
  Anderson, SC          11,000,000  2,219,839  13,642,727 (114,148)  2,219,839  13,528,579   15,748,418    185,852  1999       11/01
Abernathy Square
  Atlanta, GA           13,392,000  8,054,652  16,076,111  (48,502)  8,054,652  16,027,609   24,082,261    213,478  1983/1994  12/01
Citrus Hills
  Citrus Hills, FL       3,000,000    841,567   5,185,586   (2,282)    841,567   5,183,304    6,024,871     51,784  1994       12/01
Steeplechase Plaza
  Ocala, FL                     --  1,554,810   7,092,510    4,763   1,554,810   7,097,273    8,652,083     70,661  1993       12/01

                      INLAND RETAIL REAL ESTATE TRUST, INC.
                            (A MARYLAND CORPORATION)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)

                                 MARCH 31, 2002
                                   (UNAUDITED)

(5) INVESTMENT PROPERTIES (CONTINUED)

                                     Initial Costs (A)             Gross amount at which Carried at March 31, 2002
                                  ----------------------           -----------------------------------------------
                                              Buildings  Adjustments            Buildings                            Date      Date
                                                 And         to                   And                 Accumulated Construct- Acquir-
                      Encumbrance    Land   Improvements  Basis (C)   Land    Improvements   Total    Depreciation    ed        ed
                      ----------- --------- ------------ ---------- --------- ------------ ---------- ------------ ---------- ------
Douglasville Pavilion
  Douglasville, GA      20,000,000  6,540,781  20,836,192 (167,609)  6,540,781  20,668,583   27,209,364    176,643  1998       12/01
Venture Pointe
  Duluth, GA            13,333,600 10,878,572  15,654,530 (163,662) 10,878,572  15,490,868   26,369,440    133,513  1996       12/01
Southlake Pavilion
  Morrow, GA            39,740,000  7,830,718  48,545,944 (190,806)  7,830,718  48,355,138   56,185,856    414,893  1996/2001  12/01
Fayetteville Pavilion
  Fayetteville, NC      20,133,000  7,114,584  19,783,655   16,750   7,114,584  19,800,404   26,914,989    192,081  1998/2001  12/01
Turkey Creek Phase I
  Knoxville, TN         13,220,000  3,973,419  17,798,386       --   3,973,419  17,798,386   21,771,805    186,455  2001       01/02
Sarasota Pavilion
  Sarasota, FL          28,875,000 17,273,845  24,826,101   61,682  17,273,845  24,887,783   42,161,628    148,653  1999       01/02
Logger Head Junction
  Sarasota, FL                  --    344,321     319,379        1     344,321     319,380      663,701      2,214  1980/1984  02/02
Hairston Crossing
  Decatur, GA                   --  1,066,527   5,541,445       --   1,066,527   5,541,445    6,607,972     18,669  2001/2002  02/02
Newnan Pavilion
  Newnan, GA            19,824,000  8,560,550  24,513,264       --   8,560,550  24,513,264   33,073,814     69,213  1998/2002  03/02
Acworth Avenue Retail
  Shopping Center
  Acworth, GA                   --     959,25   1,875,198       --     959,257   1,875,198    2,834,455     19,819  2001       12/00
Universal Plaza
  Lauderhill, FL                --  3,571,566   6,197,488       --   3,571,566   6,197,488    9,769,054     42,658  2002       01/02

                      INLAND RETAIL REAL ESTATE TRUST, INC.
                            (A MARYLAND CORPORATION)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)

                                 MARCH 31, 2002
                                   (UNAUDITED)

(5) INVESTMENT PROPERTIES (CONTINUED)

                                     Initial Costs (A)             Gross amount at which Carried at March 31, 2002
                                  ----------------------           -----------------------------------------------
                                              Buildings  Adjustments            Buildings                            Date      Date
                                                 And         to                   And                 Accumulated Construct- Acquir-
                      Encumbrance    Land   Improvements  Basis (C)   Land    Improvements   Total    Depreciation    ed        ed
                      ----------- --------- ------------ ---------- --------- ------------ ---------- ------------ ---------- ------
Single-User Retail
------------------
Kmart
  Macon, GA              4,655,000  1,172,127   7,858,708       --   1,172,127   7,858,708    9,030,835     373,895 2000       02/01
Lowe's Home
  Improvement Center
  Warner Robbins, GA     4,845,000  2,430,841   7,000,513       --   2,430,841   7,000,513    9,431,354     342,228 2000       02/01
PETsMART -
  Fredericksburg
  Fredericksburg, VA     1,435,000    852,498   2,557,493       --     852,498   2,557,493    3,409,991      78,145 1997       04/01
PETsMART - Daytona
  Beach
  Daytona Beach, FL      1,361,200    809,449   2,428,349       --     809,449   2,428,349    3,237,798      74,199 1996       04/01
PETsMART - Chattanooga
  Chattanooga, TN        1,303,800    775,738   2,327,215       --     775,738   2,327,215    3,102,953      71,109 1995       04/01
Jo-Ann Fabrics
  Alpharetta, GA         2,450,000  2,217,303   2,693,824       --   2,217,303   2,693,824    4,911,127      75,460 2000       06/01
Just For Feet - Daytona
  Daytona Beach, FL      2,000,000  1,651,300   2,249,996    3,916   1,651,300   2,253,912    3,905,212      48,220 1998       08/01
Eckerd Drug Store -
  Greenville
  Greenville, SC                --  1,470,306   1,357,205  (15,581)  1,470,306   1,341,624    2,811,930      18,092 2001       11/01
Eckerd Drug Store -
  Spartanburg
  Spartanburg, SC               --    757,850   2,049,000    5,357     757,850   2,054,357    2,812,207      31,856 2001       12/01
Just For Feet  -
  Covington
  Covington, LA          1,885,000  1,218,745   2,225,011       --   1,218,745   2,225,011    3,443,756       7,691 1999       02/02
Just For Feet - Augusta
  Augusta, GA            1,668,000    697,307   2,357,038       (1)    697,307   2,357,037    3,054,344       8,162 1999       02/02

                      INLAND RETAIL REAL ESTATE TRUST, INC.
                            (A MARYLAND CORPORATION)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)

                                 MARCH 31, 2002
                                   (UNAUDITED)

(5) INVESTMENT PROPERTIES (CONTINUED)

                                     Initial Costs (A)             Gross amount at which Carried at March 31, 2002
                                  ----------------------           -----------------------------------------------
                                              Buildings  Adjustments            Buildings                            Date      Date
                                                 And         to                   And                 Accumulated Construct- Acquir-
                      Encumbrance    Land   Improvements  Basis (C)   Land    Improvements   Total    Depreciation    ed        ed
                      ----------- --------- ------------ ---------- --------- ------------ ---------- ------------ ---------- ------
Development Parcel
------------------
Shoppes of Golden Acres
  Newport Richey, FL            --   3,904,801          -- 735,118   3,904,801     735,118    4,639,919         --             12/00
                       ----------- ----------- ----------- ------- ----------- -----------  ----------- ----------

Subtotal               406,057,756 189,873,808 544,569,921  88,823 189,868,808 544,663,744  734,532,552 18,867,548
                       =========== =========== =========== ======= ===========

Furniture and equipment                                                             13,718       13,718      7,661
                                                                               -----------  ----------- ----------
Total                                                                          544,677,462  734,546,270 18,875,209
                                                                               ===========  =========== ==========


                            (See notes on next page)

                      INLAND RETAIL REAL ESTATE TRUST, INC.
                            (A MARYLAND CORPORATION)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)

                                 MARCH 31, 2002
                                   (UNAUDITED)

Notes:

(A) The initial cost to the Company represents the original purchase price of the property, including amounts incurred subsequent to acquisition which were contemplated at the time the property was acquired.

(B) The aggregate cost of real estate owned at December 31, 2001 for federal income tax purposes was approximately $488,785,799 (unaudited).

(C) Adjustments to basis include additions to investment properties net of payments received under master lease agreements. As part of several purchases, the Company will receive rent in accordance with master lease agreements pertaining to non-revenue producing spaces for periods ranging from one to two years or until the spaces are leased. GAAP requires that as these payments are received, they be recorded as a reduction in the purchase price of the properties rather than as rental income.

(D)  Reconciliation of real estate owned:

                                               March 31,           December 31,
                                                 2002                  2001
                                               ---------           ------------

     Balance at beginning of year            $ 595,725,138          191,862,088
     Purchases of property                     137,460,859          403,080,750
     Additions                                   1,440,669            2,458,283
     Payments received under master
       leases and principal escrow                 (94,114)          (1,675,983)
                                             -------------          -----------

     Balance at end of the period            $ 734,532,552          595,725,138
                                             =============          ===========

(E)  Reconciliation of accumulated depreciation:

     Balance at beginning of year            $  14,128,116            5,806,832
     Depreciation expense                        4,738,432            8,321,284
                                             -------------          -----------

     Balance at end of period                $  18,867,548           14,128,116
                                             =============          ===========

                      INLAND RETAIL REAL ESTATE TRUST, INC.
                            (A MARYLAND CORPORATION)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)

                                 MARCH 31, 2002
                                   (UNAUDITED)

(6)  LEASES

Master Lease Agreements

In connection with certain acquisitions, the Company receives payments under master lease agreements pertaining to some non-revenue producing spaces at the time of the purchase, for periods ranging from one to three years after the date of the purchase or until the spaces are leased. GAAP requires that as these payments are received, they be recorded as a reduction in the purchase price of the respective property rather than as rental income. The cumulative amounts of such payments were $2,307,758 as of March 31, 2002 and $2,213,644 as of December 31, 2001, respectively.

Operating Leases

Minimum lease payments to be received in the future under operating leases, excluding rental income under master lease agreements and assuming no expiring leases are renewed, are as follows:

                                                     Minimum Lease
                                                        Payments
                                                     -------------

               2002                                  $  68,587,861
               2003                                     68,074,334
               2004                                     64,494,548
               2005                                     61,153,498
               2006                                     57,611,441
               Thereafter                              436,703,532
                                                     -------------

               Total                                 $ 756,625,214
                                                     =============

The remaining lease terms range from one year to fifty-five years. Pursuant to the lease agreements, tenants are required to reimburse the Company for some or all of their pro rata share of real estate taxes, operating expenses and management fees of the properties. Such amounts are included in additional rental income.

Certain tenant leases contain provisions providing for stepped rent increases and rent abatements. GAAP requires the Company to record rental income for the period of occupancy using the effective monthly rent, which is the average monthly rent for the entire period of occupancy during the term of the lease. The accompanying Consolidated Financial Statements include a net increase of $380,217 and $135,528, for the three months ended March 31, 2002 and 2001, respectively, of rental income for the period of occupancy for which stepped rent increases apply and $1,755,442 and $1,375,225 in the related accounts and rents receivable as of March 31, 2002 and December 31, 2001, respectively. The Company anticipates collecting these amounts over the terms of the related leases as scheduled rent payments are received.

                      INLAND RETAIL REAL ESTATE TRUST, INC.
                            (A MARYLAND CORPORATION)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)

                                 MARCH 31, 2002
                                   (UNAUDITED)

(7)  MORTGAGES PAYABLE

Mortgages payable consist of the following at March 31, 2002 and December 31, 2001:

                                        Interest                                              Balance at
                                         Rate at     Maturity       Monthly             March 31,        December 31,
Property as Collateral                  03/31/02       Date         Payment               2002               2001
----------------------                  --------       ----         -------               ----               ----
VMortgages payable to non-affiliates:

Lake Walden Square                        7.63%       11/2007     $72,584 (a)          $9,794,962       $  9,825,487
Merchants Square                          7.25%       11/2008             (b)           3,167,437          3,167,437
Town Center Commons                       7.00%       04/2006             (b)           4,750,000          4,750,000
Boynton Commons                           3.57%       03/2008             (c)          15,125,000         15,125,000
Lake Olympia Square                       8.25%       04/2007      50,978 (a)           5,594,757          5,631,788
Bridgewater Marketplace                   3.63%       09/2006             (c)           2,987,500          2,987,500
Bartow Marketplace                        3.53%       09/2006             (c)          13,475,000         13,475,000
Countryside*                              6.54%       06/2006             (b)           4,300,000          4,300,000
Casselberry Commons                       7.64%       04/2006             (b)           8,703,000          8,703,000
Conway Plaza*                             3.52%       06/2005             (c)           5,000,000          5,000,000
Pleasant Hill                             7.35%       06/2005             (b)          17,120,000         17,120,000
Gateway Market Center*                    3.77%       08/2002             (c)           5,212,500          5,212,500
                                          7.94%       08/2005             (b)          10,425,000         10,425,000
Columbia Promenade*                       4.04%       02/2002             (c)               -              1,800,000
                                          7.61%       02/2006             (b)           3,600,000          3,600,000
Kmart (d)                                 6.80%       06/2006             (b)           4,655,000          4,655,000
Lowe's Home Improvement Center (d)        6.80%       06/2006             (b)           4,845,000          4,845,000
West Oaks                                 6.80%       06/2006             (b)           4,900,000          4,900,000
Sand Lake Corners (e)                     6.80%       06/2008             (b)          11,900,000         11,900,000
Woodstock Square                          3.55%       08/2008             (c)          14,000,000         14,000,000
PETsMART-Fredericksburg (e)               7.37%       06/2008             (b)           1,435,000          1,435,000
PETsMART-Daytona Beach (e)                7.37%       06/2008             (b)           1,361,200          1,361,200
PETsMART-Chattanooga (e)                  7.37%       06/2008             (b)           1,303,800          1,303,800
Jo-Ann Fabrics*                           3.57%       08/2008             (c)           2,450,000          2,450,000
Chickasaw Trails Shopping Center          6.26%       11/2006             (b)           4,400,000          4,400,000

                      INLAND RETAIL REAL ESTATE TRUST, INC.
                            (A MARYLAND CORPORATION)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)

                                 MARCH 31, 2002
                                   (UNAUDITED)

                                        Interest                                              Balance at
                                         Rate at     Maturity        Monthly           March 31,         December 31,
Property as Collateral                  03/31/02       Date          Payment             2002                2001
----------------------                  --------       ----          -------             ----                ----
Just for Feet - Daytona*                  3.62%       09/2006          (c)               2,000,000          2,000,000
Skyview Plaza                             3.47%       11/2006          (c)              10,875,000         10,875,000
Aberdeen Square                           6.25%       01/2007          (b)               3,670,000          3,670,000
Creekwood Crossing (f)                    3.68%       03/2003          (c)              14,000,000         14,000,000
Eisenhower Crossing I                     6.09%       01/2007          (b)              16,375,000         16,375,000
Anderson Central                          7.63%       09/2003          (b)              11,000,000         11,000,000
Douglasville Pavilion (g)                 3.75%       07/2002          (c)              20,000,000         20,000,000
Venture Pointe*                           5.00%       07/2002          (c)              13,333,600         13,333,600
Southlake Pavilion(g)                     3.75%       07/2002          (c)              31,240,000         31,240,000
Southlake Pavilion *                      5.00%       07/2002          (c)               8,500,000          8,500,000
Fayetteville Pavilion(g)                  3.75%       07/2002          (c)              20,133,000         20,133,000
Citrus Hills                              3.57%       02/2007          (c)               3,000,000               -
Brandon Blvd. Shoppes                     6.24%       03/2009          (b)               5,137,000               -
Sarasota Pavilion (g)                     3.75%       07/2002          (c)              28,875,000               -
Just for Feet - Augusta*                  3.62%       03/2007          (c)               1,668,000               -
Turkey Creek*                             5.00%       07/2002          (c)              13,220,000               -
Just for Feet - Covington*                3.62%       03/2007          (c)               1,885,000               -
Eisenhower Crossing II                    6.12%       01/2007          (b)               7,425,000               -
Abernathy Square                          6.29%       03/2009          (b)              13,392,000               -
Newnan Pavilion*                          5.00%       09/2002          (c)              19,824,000               -
                                                                                      ------------       ------------
                                                                                      $406,057,756       $313,499,312
                                                                                      ============       ============

(a)  Payments include principal and interest.

(b)  Payments include interest only at a fixed rate.

(c) Payments include interest only. Payments on these mortgages adjust monthly and are calculated based on a floating rate over LIBOR, or bank prime.

(d) The Kmart and Lowe's properties together collateralize a single mortgage payable.

(e) The three PETsMART properties collateralize a single mortgage payable and are also cross collateralized with the Sand Lake Corners property.

(f) The Company secured an acquisition line of credit in the amount of $14,000,000. The funds are available to be drawn through the maturity date of March 27, 2003 and maintain interest at the rate of 1.75% over LIBOR. In December 2001, the Company received a $14,000,000 advance pertaining to the acquisition of Creekwood Crossing, which was subsequently repaid on April 3, 2002.

         INLAND RETAIL REAL ESTATE TRUST, INC. (A MARYLAND CORPORATION)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)

                                 MARCH 31, 2002
                                   (UNAUDITED)

(g) An affiliate of the Advisor has guaranteed these loans. The Company has agreed to pay the affiliate 1/8 of a percent per annum of the guaranteed amount for providing such guaranty.

* These mortgages are either fully or partially guaranteed by the Company or are considered recourse obligations. Under certain conditions, the lender may pursue other assets of the Company to recover losses related to these loans.

All of the mortgages are serviced by an affiliate of the Advisor on behalf of the Company. The affiliate receives servicing fees at a market rate for such services.

The following table shows the debt maturing during the next five years and the weighted average interest rate as of March 31, 2002 related to that debt.

                                       2002             2003          2004            2005             2006        Thereafter
                                     --------         --------      --------        --------         --------     -----------
Maturing debt:
  Fixed rate debt                $    210,907      $11,301,488     $326,418      $27,898,414      $52,435,646     $ 67,081,283
  Variable rate debt              160,338,100       14,000,000         --          5,000,000       29,337,500       38,128,000

Average interest rate on debt:
  Fixed rate debt                       7.85%            7.63%         7.85%           7.56%            6.99%            6.74%
  Variable rate debt                    4.14%            3.66%           N/A           3.52%            3.52%            3.65%

The principal balance of $246,803,600 or 61% of the Company's mortgages payable at March 31, 2002, have variable interest rates averaging 3.96%. An increase in the variable interest rate on certain mortgages payable constitutes a market risk.

The Company is currently working with lenders to obtain new financing to pay off approximately $160,000,000 of the loans that mature in 2002. The Company also expects to use proceeds from the offering to payoff a portion of the loans maturing in 2002. As part of its financing strategy, the Company prepares packages which are forwarded to prospective lenders. Each package contains specific details regarding each property and is designed to familiarize prospective lenders with the properties sufficient to allow them to provide interest rate quotes to the Company. The Company believes that this method of receiving competitive bids from lenders is the most effective means of obtaining favorable financing. The company is confident it will obtain new long term financing to achieve the strategy objective. For the period ending March 31, 2002, the Company possessed $1,800,000 of debt which matured and was paid off; additionally, the Company obtained $94,426,000 of new debt financings.

(8)  NOTE PAYABLE

On November 30, 2001, the Company issued a note payable related to the purchase of Eisenhower Crossing. The note is payable when the seller has met certain leasing conditions. If these conditions are not met by September 16, 2002, the Company, at its option, may cancel the note and return the space back to the seller.

                      INLAND RETAIL REAL ESTATE TRUST, INC.
                            (A MARYLAND CORPORATION)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)

                                 MARCH 31, 2002
                                   (UNAUDITED)

(9)  MORTGAGE RECEIVABLE

On December 21, 2000 the Company funded a $1,100,000 mortgage note receivable on a 49,749 square foot shopping center which was under construction, located in Lauderhill, Florida. The principal amount of $1,100,000 was secured by a second mortgage on the property and personal guaranties of the borrower. The interest rate of the note was 10% per annum and was due to mature August 31, 2002. On January 30, 2002, the Company exercised its option to purchase this property and this mortgage note receivable was fully repaid to the Company from the seller's proceeds at closing.

(10) INVESTMENT IN JOINT VENTURES

On September 28, 2001, the Company acquired a 65% membership interest in Hendon Stonebridge, LLC for approximately $2,860,000. Hendon Stonebridge, LLC owns 100% of a fee simple interest in one retail property known as Stonebridge Square Shopping Center. The center is located in Roswell, Georgia and contains 160,188 gross leasable square feet. The Company also has an option, exercisable not sooner than April 1, 2002 and not later than May 15, 2002, to acquire the remaining 35% interest in Hendon Stonebridge, LLC for the remainder of the purchase price, not to exceed $21,260,659 in total. Until the Company exercises the option, or redeems the membership interest, the Company will receive a preferred cash return, paid monthly, at an annualize rate of 15% on our investment. Stonebridge Square Shopping Center is currently subject to an existing construction loan with a principal balance of $16,900,000. If the Company chooses not to exercise its option, the Company's membership interest can be redeemed for a price equal to the Company's capital contribution plus any accrued and unpaid amounts related to the 15% preferred return. If the Company elects to exercise its option and acquire 100% interest in Hendon Stonebridge, LLC, the Company will in effect assume the existing construction loan and acquire Stonebridge Square Shopping Center. In accordance with APB Opinion No.18, "The Equity Method of Accounting For Investments in Common Stock," the Company uses the equity method of accounting for its LLC investment in Stonebridge since the Company has significant influence over, but not control of, the major operating financial policies of the property. Under this method, the Company's share of income or loss incurred by the property is recognized as an increase or reduction of the carrying value of the investment but the loss recognized, if any, does not exceed the Company's investment basis. The Company recognized $105,781 of income from the joint venture for the period ending March 31, 2002, all of which was distributed to the Company from the joint venture. Additionally, for the year ending December 31,2001, the Company received $111,658 of distributions all of which was recognized as income.

(11) SEGMENT REPORTING

The Company owns and seeks to acquire multi-tenant shopping centers in the southeastern states, primarily Florida, Georgia, North Carolina and South Carolina. All of the Company's shopping centers are currently located in Florida, Georgia, North Carolina, South Carolina, Virginia, Tennessee and Louisiana. The Company's shopping centers are typically anchored by grocery and drug stores complemented with additional stores providing a wide range of other goods and services to shoppers.

                      INLAND RETAIL REAL ESTATE TRUST, INC.
                            (A MARYLAND CORPORATION)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)

                                 MARCH 31, 2002
                                   (UNAUDITED)

The Company assesses and measures operating results on an individual property basis for each of its properties based on net property operations. Since all of the Company's properties exhibit highly similar economic characteristics, cater to the day-to-day living needs of their respective surrounding communities, and offer similar degrees of risk and opportunities for growth, the properties have been aggregated and reported as one operating segment.

The property revenues and net property operations are summarized in the following tables for the three months ended March 31, 2002 and 2001, along with reconciliation to net income. Property asset information is as of March 31, 2002 and December 31, 2001.

                                               2002               2001
                                               ----               ----

Property rental income                      $ 20,314,258      $  6,551,622
Other property operating income                    3,550             3,187
Total property operating expenses              4,686,042         1,745,532
Mortgage interest                              4,576,616         2,126,819
                                            ------------      ------------

Net property operations                       11,055,150         2,682,458
                                            ------------      ------------

Interest and dividend income                     330,832           373,426
Other income                                     130,170              --
Gain on sale of investment securities             35,715            13,911
Less non property expenses:
  Professional services                           82,386            52,811
  General and administrative and
    acquisition costs expensed                   270,312           200,519
  Advisor asset management fee                   797,000              --
  Depreciation and amortization                5,121,049         1,574,246
                                            ------------      ------------

Net income                                  $  5,281,120      $  1,242,219

Total Assets
  Investment properties                     $715,671,061      $581,603,762
  Non-segment assets                         115,671,022        49,984,057
                                            ------------      ------------
                                            $831,342,083      $631,587,819
                                            ============      ============

(12) EARNINGS PER SHARE

Basic earnings per share ("EPS") is computed by dividing income available to common stockholders by the weighted average number of common shares outstanding for the period. Diluted EPS is computed by reflecting the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the Company.

                      INLAND RETAIL REAL ESTATE TRUST, INC.
                            (A MARYLAND CORPORATION)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)

                                 MARCH 31, 2002
                                   (UNAUDITED)

As of March 31, 2002 and December 31, 2001, respectively, warrants to purchase 1,856,201 and 1,410,473 shares of common stock at a price of $12.00 per share were outstanding, but were not included in the computation of diluted EPS because the exercise price of such warrants were greater than the average market price of common shares. The weighted average number of common shares outstanding were 41,254,793 and 14,047,894 for the three months ended March 31, 2002 and 2001, respectively.

(13) COMMITMENT AND CONTINGENCIES

On February 8, 2002, the Company entered into a development agreement with an unaffiliated third party to develop a shopping center on 27 acres of land located in Newport Richey, Florida. The center, known as the Shoppes at Golden Acres, will be developed in two phases. Phase I development has commenced and consists of approximately 76,370 square feet of leasable space. Phase I costs are expected to be approximately $119 per square foot of leasable space; these costs include the developer's profit and the cost of the land for Phase II. The total cost may be adjusted upward or downward based on the actual lease rates achieved. Phase II development is contingent upon the satisfaction of certain conditions including, but not limited to, a minimum percentage leased and the Company's approval of the Phase II construction budget. Phase II will consist of approximately 44,440 square feet of leasable space. The Company funded the purchase of the land and intends to fund the development costs; however, the Company expects to place financing on the property at a later date.

The Company is not subject to any material pending legal proceeding.

(14) SUBSEQUENT EVENTS

The Company paid distributions of $3,111,662 and $3,371,211 to its stockholders in April and May 2002, respectively.

The Company issued 6,876,529 Shares of Common Stock from March 31, 2002 through May 9, 2002, resulting in a total of 54,186,015 Shares of Common Stock outstanding.

As of May 9, 2002, subscriptions for a total of 53,066,499 Shares were received resulting in total gross offering proceeds of $528,166,483 and an additional 1,327,235 Shares were issued pursuant to the DRP for $12,608,728 of additional gross proceeds. The Company has repurchased 207,718 Shares through the Company's Share Repurchase Program for $1,906,822.

On April 18, 2002, the Company purchased a shopping center know as Riverstone Plaza from an unaffiliated third party for approximately $32,000,000. The Company funded the purchase of this property, but expects to place financing on the property at a later date. Riverstone Plaza is located in Canton, Georgia and contains approximately 302,000 gross leasable square feet. Belk's, Publix, Ross Stores, Goody's and Michaels are amongst the tenants that occupy the property.

                      INLAND RETAIL REAL ESTATE TRUST, INC.
                            (A MARYLAND CORPORATION)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)

                                 MARCH 31, 2002
                                   (UNAUDITED)


On April 15, 2002, the Company acquired two separate land parcels in order to construct two freestanding retail properties leased as Eckerd Drug Stores. The land parcels were acquired from an unaffiliated third party for approximately $2,140,000. The Company funded the purchase of the land and intends to fund the development costs; however, the Company expects to place financing on the properties at a later date. The total acquisition cost after development is expected to be approximately $5,617,000 for approximately 24,700 gross leasable square feet. The parcels are located in Concord, North Carolina and Tega Cay, South Carolina.

On April 10, 2002, the Company purchased a newly constructed shopping center known as Target Center from an unaffiliated third party for approximately $7,622,000. The Company funded the purchase of this property, but expects to place financing on the property at a later date. Target Center is located in Columbia, South Carolina and contains approximately 79,250 gross leasable square feet. Three tenants, OfficeMax, Linen N Things and Michaels, comprise 100% of the gross leasable area.

On April 23, 2002, the Company acquired a newly constructed shopping center known as Crystal Springs Shopping Center from an unaffiliated third party for approximately $7,400,000. The Company funded the purchase of this property, but expects to place financing on the property at a later date. Crystal Springs Shopping Center is located in Crystal River, Florida and contains approximately 67,000 gross leasable square feet. Publix, Blockbuster, and Rosemary's Hallmark are amongst the tenants that occupy the property.

On April 22, 2002, the Company acquired an existing shopping center known as Melbourne Shopping Center from an unaffiliated third party for approximately $9,775,000. The Company purchased the property with its own funds and assumed the existing debt with a principal balance remaining of approximately $5,948,800. The loan matures on March 10, 2009 and allows for interest only payment at a fixed rate of 7.68% per annum plus $1,200 annual principal reduction for the first four years. Beginning on May 10, 2006 the payment increases to a monthly amount which represents a thirteen year amortizing debt at 7.68% interest for the remaining term. The lender required the company to establish an initial escrow for approximately $820,000 in order to pay for roof and parking lot repairs and improvements to this property over the next few years. The lender also required the company to fund a reserve account to cover the cost of future capital expenditures. The reserve amount required is $54,000 per annum commencing May, 2003 for a three year period and $24,000 per annum thereafter. Melbourne Shopping Center is located in Melbourne, Florida and contains approximately 209,200 gross leasable square feet. Big Lots, Publix, Value Thrift, Bealls' Outlet, Burke's Outlet, Dollar Tree and Sheri's Hallmark are amongst the tenants that occupy the property.

In December 2001, the Company received a $14,000,000 line of credit advance pertaining to the acquisition of Creekwood Crossing. This advance was repaid on April 3, 2002.

On April 3, 2002, the Company obtained an $11,750,000 first mortgage note on the Creekwood Crossing property. This five year note payable requires monthly payments of interest only. The interest rate is based on a 30-day LIBOR plus 1.80% per annum.

                      INLAND RETAIL REAL ESTATE TRUST, INC.
                            (A MARYLAND CORPORATION)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)

                                 MARCH 31, 2002
                                   (UNAUDITED)

On April 18, 2002, the Company obtained a $4,651,350 first mortgage note on the Steeplechase Plaza property. This five year note payable requires monthly payments of interest only. The interest rate is based on a 30-day LIBOR plus 1.50% per annum.

On April 22, 2002, the Company obtained a $4,970,000 first mortgage note on the Universal Plaza property. This five year note payable requires monthly payments of interest only. The interest rate is based on a 30-day LIBOR plus 1.80% per annum with a floor of 4%.

On April 29, 2002, the Company funded a $2,475,000 second mortgage note receivable which will be used by the borrower for the redevelopment of a shopping center known as Midway Plaza. The note maintains a stated interest rate of 10% per annum and matures the earlier of May 31, 2003 or the date upon which the property is sold, transferred or conveyed by the borrower. The note requires monthly payments of interest only and a final balloon payment due at maturity. Pursuant to the terms of the agreement, the monthly interest payments are to be drawn from a reserve the borrower was required to establish. This $268,125 reserve was retained by the Company which reduced the principal distributed to the borrower. GAAP requires that $2,206,875, the actual amount distributed, represents the mortgage note receivable. Given $2,475,000 is due at maturity, the effective interest rate to be realized on this note receivable will be 11.215% if held to May 31, 2003. The principal amount is secured by a second mortgage on the property and personal guarantees of the borrower. Midway Plaza is located in Tamarac, Florida and consists of approximately 232,300 gross leasable square feet. The Company, at its option, may elect to purchase the shopping center upon completion of the redevelopment.

On behalf of the Company, the Advisor is currently exploring the purchase of additional shopping centers from unaffiliated third parties.

                      Inland Retail Real Estate Trust, Inc.
                      Pro Forma Consolidated Balance Sheet
                                 March 31, 2002
                                   (unaudited)

The following unaudited Pro Forma Consolidated Balance Sheet is presented as if the acquisitions of the properties indicated in Note B had occurred on March 31, 2002.

This unaudited Pro Forma Consolidated Balance Sheet is not necessarily indicative of what the actual financial position would have been at March 31, 2002, nor does it purport to represent our future financial position. No pro forma adjustments have been made for the acquisition of the land to develop the Concord Eckerds and Tega Cay Eckerds. No pro forma adjustments have been made for any potential property acquisitions as the Company has not received sufficient offering proceeds or obtained firm financing commitments to acquire these properties as of June 3, 2002. See Note (D). The Company believes it will have sufficient cash from additional offering proceeds raised and additional financing proceeds to acquire these properties at the consummation of these transactions. Unless otherwise defined, capitalized terms used herein shall have the same meaning as in the Prospectus.

                      Inland Retail Real Estate Trust, Inc.
                      Pro Forma Consolidated Balance Sheet
                                 March 31, 2002
                                   (unaudited)

                                                                     Historical         Pro Forma
                                                                        (A)            Adjustments       Pro Forma
                                                                    ------------       -----------      -----------
Assets

Net investment properties (B)                                       $715,671,061        87,772,000      803,443,061
Investment in joint ventures                                           2,879,548             -            2,879,548
Cash and cash equivalents                                             87,361,303             -           87,361,303
Investment in securities                                               7,358,260             -            7,358,260
Restricted cash                                                        8,421,170             -            8,421,170
Mortgage receivable                                                        -                 -                -
Accounts and rents receivable                                          5,115,251             -            5,115,251
Real estate tax and insurance escrows                                    765,816             -              765,816
Loan fees, net                                                         2,978,791             -            2,978,791
Leasing fees, net                                                        195,921             -              195,921
Deferred acquisition costs                                               475,024             -              475,024
Other assets                                                             119,938             -              119,938
                                                                    ------------        ----------      -----------

Total assets                                                        $831,342,083        87,772,000      919,114,083
                                                                    ============        ==========      ===========

Liabilities and Stockholders' Equity

Accounts payable                                                       1,361,741             -            1,361,741
Accrued offering costs                                                 1,613,617             -            1,613,617
Accrued interest payable                                               1,016,771             -            1,016,771
Real estate taxes payable                                              1,945,476             -            1,945,476
Distribution payable                                                   3,111,662             -            3,111,662
Security deposits                                                        837,398             -              837,398
Mortgages payable                                                    406,057,756         8,857,000      414,914,756
Unearned income                                                          492,895             -              492,895
Note and margin payable                                                6,619,917             -            6,619,917
Other liabilities                                                      6,607,059             -            6,607,059
Due to Affiliates                                                      1,424,170             -            1,424,170
                                                                    ------------        ----------      -----------

Total liabilities                                                    431,088,462         8,857,000      439,945,462

Minority interest in partnership (C)                                       2,000             -                2,000

Common Stock (D)                                                         473,095            89,676          562,771
Additional paid-in capital (net of Offering costs) (D)               418,808,359        78,825,324      497,633,683
Accumulated distributions in excess of net income (E)                (18,239,605)            -          (18,239,605)
Accumulated other comprehensive income                                  (790,228)            -             (790,228)
                                                                    ------------        ----------      -----------

Total stockholders' equity                                           400,251,621        78,915,000      479,166,621
                                                                    ------------        ----------      -----------

Total liabilities and stockholders' equity                          $831,342,083        87,772,000      919,114,083
                                                                    ============        ==========      ===========

         See accompanying notes to pro forma consolidated balance sheet.

                      Inland Retail Real Estate Trust, Inc.
                  Notes to Pro Forma Consolidated Balance Sheet
                                 March 31, 2002
                                   (unaudited)


(A) The historical column represents our Consolidated Balance Sheet as of March 31, 2002. As of March 31, 2002, the Company had sold 46,425,401 shares to the public resulting in gross proceeds of $461,806,167 and an additional 1,065,790 shares pursuant to the DRP for $10,125,005 of additional gross proceeds. In addition, the Company has received the Advisor's capital contribution of $200,000 for which the Advisor was issued 20,000 shares. As of March 31, 2002, the Company has repurchased a total of 201,705 shares through the Company's Share Repurchase Program for a total of $1,849,680.

(B) The pro forma adjustments reflect the acquisition of the following properties:

                                                                                         Melbourne
                                                       Riverstone         Target         Shopping          Crystal
                                                          Plaza           Center          Center           Springs
                                                       -----------       ---------       ---------        ---------
Assets
Net investment in properties                           $32,000,000       7,622,000       9,775,000        7,400,000
Cash                                                          -               -               -                -
Restricted cash                                               -               -               -                -
Mortgage receivable                                           -               -               -                -
Loan fees, net                                                -               -               -                -
Other assets                                                  -               -               -                -
                                                       -----------       ---------       ---------        ---------

Total assets                                           $32,000,000       7,622,000       9,775,000        7,400,000
                                                       ===========       =========       =========        =========

Liabilities and Stockholders' Equity

Accrued real estate taxes                                     -               -               -                -
Security deposits                                             -               -               -                -
Mortgages payable                                             -               -           5,957,000            -
Other liabilities                                             -               -               -                -
                                                       -----------       ---------       ---------        ---------

Total liabilities                                             -               -           5,957,000            -

Common Stock                                                36,364           8,661           4,339            8,409
Additional paid in capital (net of Offering
  costs)                                                31,963,636       7,613,339       3,813,661        7,391,591
                                                       -----------       ---------       ---------        ---------

Total stockholders equity                               32,000,000       7,622,000       3,818,000        7,400,000
                                                       -----------       ---------       ---------        ---------

Total liabilities and stockholders' equity             $32,000,000       7,622,000       9,775,000        7,400,000
                                                       ===========       =========       =========        =========

                      Inland Retail Real Estate Trust, Inc.
                  Notes to Pro Forma Consolidated Balance Sheet
                                 March 31, 2002
                                   (unaudited)


(B) The pro forma adjustments reflect the acquisition of the following properties (continued):

                                                                  Oleander
                                                   Sharon         Shopping          Hampton           North
                                                   Greens          Center            Point            Point           Total
                                                 -----------      ---------        ---------        ---------       ----------
Assets
Net investment in properties                     $13,000,000      5,200,000        4,525,000        8,250,000       87,772,000
Cash                                                   -              -                -                -                 -
Restricted cash                                        -              -                -                -                 -
Mortgage receivable                                    -              -                -                -                 -
Loan fees, net                                         -              -                -                -                 -
Other assets                                           -              -                -                -                 -
                                                 -----------      ---------        ---------        ---------       ----------

Total assets                                     $13,000,000      5,200,000        4,525,000        8,250,000       87,772,000
                                                 ===========      =========        =========        =========       ==========

Liabilities and Stockholders' Equity

Accrued real estate taxes                              -              -                -                -                -
Security deposits                                      -              -                -                -                -
Mortgages payable                                      -          2,900,000            -                -            8,857,000
Other liabilities                                      -              -                -                -                -
                                                 -----------      ---------        ---------        ---------       ----------

Total liabilities                                      -          2,900,000            -                -            8,857,000

Common Stock                                          14,773          2,613            5,142            9,375           89,676
Additional paid in capital (net of
  Offering costs)                                 12,985,227      2,297,387        4,519,858        8,240,625       78,825,324
                                                 -----------      ---------        ---------        ---------       ----------

Total stockholders equity                         13,000,000      2,300,000        4,525,000        8,250,000       78,915,000
                                                 -----------      ---------        ---------        ---------       ----------

Total liabilities and stockholders'
  equity                                         $13,000,000      5,200,000        4,525,000        8,250,000       87,772,000
                                                 ===========      =========       ==========        =========       ==========

                      Inland Retail Real Estate Trust, Inc.
                  Notes to Pro Forma Consolidated Balance Sheet
                                 March 31, 2002
                                   (unaudited)

(C) The Pro Forma Consolidated Balance Sheet includes the accounts of the Operating Partnership in which the Company has an approximately 99% controlling general partner interest. The Advisor owns the remaining approximately 1% limited partnership common units in the Operating Partnership for which it paid $2,000 and which is reflected as a minority interest.

(D) Additional offering proceeds of $89,676,000, net of additional offering costs of $10,761,000 are reflected as received as of March 31, 2002, prior to the purchase of the properties and are limited to offering proceeds necessary to acquire the properties and actually received as of June 3, 2002. No pro forma adjustments have been made for any potential property acquisitions as the Company has not received sufficient offering proceeds or obtained firm financing commitments to acquire these properties as of June 3, 2002. The Company believes it will have sufficient cash from additional offering proceeds raised and additional financing proceeds to acquire these properties at the consummation of these transactions. Offering costs consist principally of registration costs, printing and selling costs, including commissions.

(E) No pro forma assumptions have been made for the additional payment of distributions resulting from the additional proceeds raised.

                      Inland Retail Real Estate Trust, Inc.
                 Pro Forma Consolidated Statement of Operations
                    For the three months ended March 31, 2002
                                   (unaudited)

The following unaudited Pro Forma Consolidated Statement of Operations is presented to effect the acquisition of the properties indicated in Note B of the Notes to the Pro Forma Consolidated Statement of Operations as though they occurred on January 1, 2001.

This unaudited Pro Forma Consolidated Statement of Operations is not necessarily indicative of what the actual results of operations would have been for the three months ended March 31, 2002, nor does it purport to represent our future financial position. No pro forma adjustments were made for Golden Acres, Universal Plaza, Stonebridge Square, Eisenhower Crossing, West Oaks Phase II or the land to develop the Concord Eckerds and Tega Cay Eckerds as no significant operations had commenced as of March 31, 2002. No pro forma adjustments have been made for any potential property acquisitions as the Company has not received sufficient offering proceeds or obtained firm financing commitments to acquire these properties as of June 3, 2002. The Company believes it will have sufficient cash from additional offering proceeds raised and additional financing proceeds to acquire these properties at the consummation of these transactions. Unless otherwise defined, capitalized terms used herein shall have the same meaning as in the Prospectus.

                      Inland Retail Real Estate Trust, Inc.
                 Pro Forma Consolidated Statement of Operations
                    For the three months ended March 31, 2002
                                   (unaudited)

                                                                                Pro Forma
                                                            Historical         Adjustments
                                                                (A)                (B)           Pro Forma
                                                            -----------------  -----------      ----------
Rental income                                               $16,517,438         2,809,137       19,635,575
Percentage rental income                                          -                 -                 -
Additional rental income                                      3,796,820           531,716        4,328,536
Interest and dividend income                                    330,832             -              330,832
Other income                                                    133,720             -              133,720
Gain on sale of investment stock                                 35,715             -               35,715
                                                            -----------         ---------       ----------

Total income                                                 20,814,525         3,340,853       24,155,378
                                                            -----------         ---------       ----------


Professional services                                            82,386             -               82,386
General and administrative expenses                             243,741             -              243,741
Advisor asset management fee (C)                                797,000           204,537        1,001,537
Property operating expenses                                   3,734,370           625,678        4,360,048
Management fee (G)                                              951,672           150,337        1,102,009
Interest expense (H)                                          4,576,616           555,723        5,132,339
Acquisition costs expensed                                       26,571                             26,571
Depreciation (D)                                              4,740,114           802,373        5,542,487
Amortization                                                    380,935             -              380,935
                                                            -----------         ---------       ----------

Total expenses                                               15,533,405         2,338,648       17,872,053
                                                            -----------         ---------       ----------

Net income                                                    5,281,120         1,002,205        6,283,325
Other comprehensive income:
Unrealized holding loss on investment securities                279,449             -              279,449
                                                            -----------         ---------       ----------

Comprehensive income (F)                                    $ 5,560,569         1,002,205        6,562,774
                                                            ===========         =========       ==========

Weighted average number of shares of common stock
  outstanding, basic and diluted (E)                         41,254,793                         50,222,393
                                                            ===========                         ==========

Basic and diluted net income per weighted average shares
  of common stock outstanding (E)                                   .13                                .13
                                                            ===========                         ==========

    See accompanying notes to pro forma consolidated statement of operations.

                      Inland Retail Real Estate Trust, Inc.
             Notes to Pro Forma Consolidated Statement of Operations
                    For the three months ended March 31, 2002
                                   (unaudited)

(A) Historical information represents the historical statement of operations of the Company for the period ended March 31, 2002 as filed with the SEC on Form 10-Q.

(B) Total pro forma adjustments for the 2002 acquisitions are as though they were acquired January 1, 2002.

                                                      Turkey                          Loggerhead
                                                       Creek           Sarasota        Junction         Newnan
                                                      -------          --------       ----------       -------
Rental income                                         $62,000           213,961           6,775        553,973
Percentage rental income                                -                -                 -              -
Additional rental income                                8,400            36,670            -            66,497
Other income                                            -                -                 -              -
                                                      -------           -------        --------        -------

Total income                                           70,400           250,631           6,775        620,470
                                                      -------           -------        --------        -------

Advisor asset management fee                             -                 -               -              -
Property operating expenses                             8,400            44,180           2,166         84,314
Management fee                                          3,168            11,278             305         27,921
Interest expense                                       24,592           163,625            -           196,582
Depreciation                                           16,480            55,306             887        137,667
Amortization                                             -                -                -              -
                                                      -------           -------        --------        -------

Total expenses                                         52,640           274,389           3,358        446,484
                                                      -------           -------        --------        -------

Net income (loss)                                     $17,760           (23,758)          3,417        173,986
                                                      =======           =======        ========        =======


                                                                        Augusta        Covington       Target
                                                     Hairston        Just for Feet  Just for Feet      Center
                                                     --------        -------------  -------------      -------
Rental income                                         $54,078            41,287          46,645        160,970
Percentage rental income                                -                 -                -              -
Additional rental income                               12,800             -                -            40,000
Other income                                            -                 -                -              -
                                                      -------           -------        --------        -------

Total income                                           66,878            41,287          46,645        200,970
                                                      -------           -------        --------        -------

Advisor asset management fee                            -                 -                -            19,055
Property operating expenses                            15,180             -                -            40,000
Management fee                                          3,010             1,858           2,099          9,043
Interest expense (H)                                    -                 -                -              -
Depreciation                                           23,090            10,476           9,889         47,637
Amortization                                            -                 -                -              -
                                                      -------           -------        --------        -------

Total expenses                                         41,280            12,334          11,988        115,735
                                                      -------           -------        --------        -------

Net income (loss)                                     $25,598            28,953          34,657         85,235
                                                      =======           =======        ========        =======

                      Inland Retail Real Estate Trust, Inc.
             Notes to Pro Forma Consolidated Statement of Operations
                    For the three months ended March 31, 2002
                                   (unaudited)

(B) Total pro forma adjustments for the 2002 acquisitions are as though they were acquired January 1, 2002 (continued).

                                                  Crystal        Sharon
                                  Riverstone      Springs        Greens        Oleander
                                  ------------------------------------------------------
Rental income                     $ 689,796        134,796        184,017        146,228
Percentage rental income                 --             --             --             --
Additional rental income            140,740         45,621         37,728         20,213
Other income                             --             --             --             --
                                  ------------------------------------------------------

Total income                        830,536        180,417        221,745        166,441
                                  ------------------------------------------------------

Advisor asset management fee         80,000         18,500         32,500         13,000
Property operating expenses         180,436         45,621         50,305         20,869
Management fee                       37,374          8,119          9,978          7,490
Interest expense                         --             --             --         56,550
Depreciation                        200,000         46,250         81,250         32,500
Amortization                             --             --             --             --
                                  ------------------------------------------------------

Total expenses                      497,810        118,490        174,033        130,409
                                  ------------------------------------------------------

Net income (loss)                 $ 332,726         61,927         47,712         36,032
                                  ======================================================

                                                  Hampton         North          Total
                                  Melbourne        Point          Point        Pro Forma
                                  ------------------------------------------------------
Rental income                     $ 260,964        112,722        140,925      2,809,137
Percentage rental income                 --             --             --             --
Additional rental income             71,844         24,391         26,812        531,716
Other income                             --             --             --             --
                                  ------------------------------------------------------

Total income                        332,808        137,113        167,737      3,340,853
                                  ------------------------------------------------------

Advisor asset management fee          9,545         11,312         20,625        204,537
Property operating expenses          74,066         24,391         35,750        625,678
Management fee                       14,976          6,170          7,548        150,337
Interest expense (H)                114,374             --             --        555,723
Depreciation                         61,094         28,284         51,563        802,373
Amortization                             --             --             --             --
                                  ------------------------------------------------------

Total expenses                      274,055         70,157        115,486      2,338,648
                                  ------------------------------------------------------

Net income (loss)                 $  58,753         66,956         52,251      1,002,205
                                  ======================================================

                      Inland Retail Real Estate Trust, Inc.
             Notes to Pro Forma Consolidated Statement of Operations
                    For the three months ended March 31, 2002
                                   (unaudited)


(C) The advisor asset management fee will be subordinated to the shareholders' receipt of a stated return. The advisor asset management fee has been calculated as 1% of the net average invested assets acquired subsequent to March 31, 2002. No additional advisor asset management fees were assessed for properties acquired at March 31, 2002 because the advisor has determined that no additional advisor asset management fees are due at March 31, 2002 based on the Company's projection of the amount to be subordinated.

(D) Depreciation expense is computed using the straight-line method, based upon an estimated useful life of thirty years for buildings and fifteen years for improvements. The allocation of land, buildings and improvements was based upon values stated in the related appraisal.

(E) The pro forma weighted average shares of common stock outstanding for the period ended March 31, 2002 was calculated using the additional shares sold to purchase each of the properties on a weighted average basis plus the 20,000 shares purchased by the Advisor in connection with our organization.

(F) The net income allocable to the minority interest is immaterial, and therefore, has been excluded.

(G) Management fees are calculated as 4.5% of gross revenues.

(H) The pro forma adjustments relating to interest expense were based on the following terms:

                                          Principal      Interest       Maturity
Property                                   Balance         Rate           Date
--------------------------------------------------------------------------------

Oleander                                $  2,900,000       7.80%         12/11
Melbourne Shopping Center                  5,957,000       7.68%         03/09
Thomas Properties Acquired in 2002:
  Turkey Creek Pavilion Phase I           13,200,000   Prime + .250%     07/02
  Sarasota Pavilion                       28,875,000   LIBOR + 1.85%     08/02
  Newnan Pavilion                         23,589,800   Prime + .250%     07/02


     The Thomas property loans may be extended for an additional six months.

                      Inland Retail Real Estate Trust, Inc.
                 Pro Forma Consolidated Statement of Operations
                      For the year ended December 31, 2001
                                   (unaudited)


The following unaudited Pro Forma Consolidated Statement of Operations is presented to effect the acquisition of the properties indicated in Notes B and C of the Notes to the Pro Forma Consolidated Statement of Operations as though they occurred on January 1, 2001.

This unaudited Pro Forma Consolidated Statement of Operations is not necessarily indicative of what the actual results of operations would have been for the year ended December 31, 2001, nor does it purport to represent our future financial position. No pro forma adjustments were made for Target Center, Sharon Greens, Golden Acres, Hairston Crossing, Universal Plaza, the Spartanburg Eckerds, Stonebridge Square, Eisenhower Crossing, Acworth, Woodstock Square and West Oaks Phase II or the land to develop the Tega Cay Eckerds and Concord Eckerds as no significant operations had commenced as of December 31, 2001. No pro forma adjustments have been made for any potential property acquisitions as the Company has not received sufficient offering proceeds or obtained firm financing commitments to acquire these properties as of June 3, 2002. The Company believes it will have sufficient cash from additional offering proceeds raised and additional financing proceeds to acquire these properties at the consummation of these transactions. Unless otherwise defined, capitalized terms used herein shall have the same meaning as in the Prospectus.

                      Inland Retail Real Estate Trust, Inc.
                 Pro Forma Consolidated Statement of Operations
                      For the year ended December 31, 2001
                                   (unaudited)

                                                                            Pro Forma       Pro Forma
                                                                           Adjustments     Adjustments
                                                                              2001             2002
                                                       Historical         Acquisitions     Acquisitions
                                                          (A)                 (B)              (C)            Pro Forma
                                                      -------------------------------------------------------------------
Rental income                                         $ 28,247,886         24,329,661        13,713,878        66,291,425
Percentage rental income                                        --                 --             3,244             3,244
Additional rental income                                 7,025,345          4,328,556         2,596,137        13,950,038
Interest and dividend income                             2,103,810                 --                --         2,103,810
Other income                                               250,183                 --           116,005           366,188
Gain on sale of investment stock                           127,539                 --                --           127,539
                                                      -------------------------------------------------------------------

Total income                                            37,754,763         28,658,217        16,429,264        82,542,244
                                                      -------------------------------------------------------------------

Professional services                                      377,834                 --                --           377,834
General and administrative expenses                        694,847                 --                --           694,847
Advisor asset management fee (D)                                --                 --           916,612           916,612
Property operating expenses                              8,494,688          4,452,094         3,197,035        16,143,817
Management fee (H)                                       1,664,961          1,326,388           719,869         3,711,218
Interest expense (I)                                     9,712,221          7,629,290         3,870,529        21,212,040
Acquisition costs expensed                                 164,788                 --                --           164,788
Depreciation (E)                                         8,324,023          7,938,278         4,083,472        20,345,773
Amortization                                               328,758                 --                --           328,758
                                                      -------------------------------------------------------------------

Total expenses                                          29,762,120         21,346,050        12,787,517        63,895,687
                                                      -------------------------------------------------------------------

Net income                                               7,992,643          7,312,167         3,641,747        18,946,557
Other comprehensive income:
Unrealized holding loss on investment securities          (999,781)                --                --          (999,781)
                                                      -------------------------------------------------------------------

Comprehensive income (G)                              $  6,992,862          7,312,167         3,641,747        17,946,776
                                                      ===================================================================

Weighted average number of shares of common
 stock outstanding, basic and diluted (F)               21,682,783                                             33,500,383
                                                      ============                                            ===========

Basic and diluted net income  per weighted average
 shares of common stock outstanding (F)                        .37                                                    .57
                                                      ============                                            ===========



    See accompanying notes to pro forma consolidated statement of operations.

                      Inland Retail Real Estate Trust, Inc.
             Notes to Pro Forma Consolidated Statement of Operations
                      For the year ended December 31, 2001
                                   (unaudited)

(B) Historical information represents the historical statement of operations of the Company for the period ended December 31, 2001 as filed with the SEC on Form 10-K.

(C) Total pro forma adjustments for the 2001 acquisitions are as though they were acquired January 1, 2001.

                                   Columbia                               West Oaks
                                  Promenade      Lowe's         K Mart   Town Center
                                  --------------------------------------------------
Rental income                     $ 16,770       113,750       113,418       195,953
Percentage rental income                --            --            --            --
Additional rental income             4,462            --            --        44,631
                                  --------------------------------------------------

Total income                        21,232       113,750       113,418       240,584
                                  --------------------------------------------------

Advisor asset management fee            --            --            --            --
Property operating expenses          6,467            --            --        57,347
Management fee                         955         5,118         5,103        10,826
Interest expense                        --            --            --            --
Depreciation                            --        16,083        14,416        59,750
Amortization                            --            --            --            --
                                  --------------------------------------------------

Total expenses                       7,422        21,201        19,519       127,923
                                  --------------------------------------------------

Net income                        $ 13,810        92,549        93,899       112,661
                                  ==================================================

                                                  The
                                  Sand Lake    PETsMART         JoAnn       Just For
                                   Corners    Properties       Fabrics        Feet
                                  --------------------------------------------------
Rental income                     $540,134       255,237       115,918       261,744
Percentage rental income                --            --            --            --
Additional rental income           101,130            --            --            --
                                  --------------------------------------------------

Total income                       641,264       255,237       115,918       261,744
                                  --------------------------------------------------

Advisor asset management fee            --            --            --            --
Property operating expenses        108,743            --            --            --
Management fee                      28,857        11,485         5,216        11,778
Interest expense                        --            --            --            --
Depreciation                       138,750        60,888        30,638        89,280
Amortization                            --            --            --            --
                                  --------------------------------------------------

Total expenses                     276,350        72,373        35,865       101,058
                                  --------------------------------------------------

Net income                        $364,914       182,864        80,064       160,686
                                  ==================================================

                      Inland Retail Real Estate Trust, Inc.
             Notes to Pro Forma Consolidated Statement of Operations
                      For the year ended December 31, 2001
                                   (unaudited)

                                    Skyview        Chickasaw       Greenville
                                     Plaza           Trails          Eckerds      Citrus Hills   Steeplechase
                                  ---------------------------------------------------------------------------
Rental income                     $1,642,392         430,359         318,900         582,519          827,685
Percentage rental income                  --              --              --              --               --
Additional rental income             425,245         179,401              --         135,472          158,100
                                  ---------------------------------------------------------------------------

Total income                       2,067,637         609,760         318,900         717,991          985,785
                                  ---------------------------------------------------------------------------

Advisor asset management fee              --              --              --              --               --
Property operating expenses          423,234         167,787              --         144,160          170,868
Management fee                        89,713          26,359          14,350          32,309           44,360
Interest expense                          --              --              --              --               --
Depreciation                         414,464         146,041          76,489         206,916          282,480
Amortization                              --              --              --              --               --
                                  ---------------------------------------------------------------------------

Total expenses                       927,411         340,187          90,839         383,385          497,708
                                  ---------------------------------------------------------------------------

Net income                        $1,140,226         269,573         228,061         334,606          488,077
                                  ===========================================================================

                                   Aberdeen        Brandon                        Anderson
                                    Square        Boulevard       Creekwood        Central         Abernathy
                                  ---------------------------------------------------------------------------
Rental income                     $  491,953         933,651       1,367,023       1,337,094        2,087,379
Percentage rental income                  --              --              --              --               --
Additional rental income             256,567         231,285         191,908         124,400          596,155
                                  ---------------------------------------------------------------------------

Total income                         748,520       1,164,936       1,558,931       1,461,494        2,683,534
                                  ---------------------------------------------------------------------------

Advisor asset management fee              --              --              --              --               --
Property operating expenses          225,982         251,466         118,496         165,888          546,108
Management fee                        32,442          52,000          68,090          65,760          165,667
Interest expense                     229,375              --              --         838,750               --
Depreciation                         147,056         269,236         428,142         513,755          614,894
Amortization                              --              --              --              --               --
                                  ---------------------------------------------------------------------------

Total expenses                       634,855         572,702         614,728       1,584,153        1,326,669
                                  ---------------------------------------------------------------------------

Net income (loss)                 $  113,665         592,234         944,203        (122,659)       1,356,865
                                  ===========================================================================

                      Inland Retail Real Estate Trust, Inc.
             Notes to Pro Forma Consolidated Statement of Operations
                      For the year ended December 31, 2001
                                   (unaudited)

                                                   Thomas
                                                 Properties
                                                (Acquired in            Total
                                                    2001)             Pro Forma
                                                --------------------------------

Rental income                                   $12,697,782           24,329,661
Percentage rental income                                 --                   --
Additional rental income                          1,879,800            4,328,556
                                                --------------------------------

Total income                                     14,577,582           28,658,217
                                                --------------------------------

Advisor asset management fee                             --                   --
Property operating expenses                       2,065,548            4,452,094
Management fee                                      656,000            1,326,338
Interest expense                                  6,561,165            7,629,290
Depreciation                                      4,429,000            7,938,278
Amortization                                             --                   --
                                                --------------------------------

Total expenses                                   13,711,713           21,346,050
                                                --------------------------------

Net income (loss)                               $   865,869            7,312,167
                                                ================================

                      Inland Retail Real Estate Trust, Inc.
             Notes to Pro Forma Consolidated Statement of Operations
                      For the year ended December 31, 2001
                                   (unaudited)

(C) Total pro forma adjustments for the 2002 acquisitions are as though they were acquired January 1, 2001.

                                    Thomas
                                  Properties
                                   Acquired        Loggerhead      Augusta       Covington
                                    in 2002         Junction    Just for Feet  Just for Feet
                                  ----------------------------------------------------------
Rental income                     $7,667,714          83,310         309,655         349,840
Percentage rental income               3,244              --              --              --
Additional rental income           1,635,898              --              --              --
Other income                          13,580              --              --              --
                                  ----------------------------------------------------------

Total income                       9,320,436          83,310         309,655         349,840
                                  ----------------------------------------------------------

Advisor asset management fee         309,529           6,539          30,392          34,343
Property operating expenses        1,827,126          30,841              --              --
Management fee                       406,080           3,749          13,934          15,742
Interest expense                   3,186,831              --              --              --
Depreciation                       2,416,667          16,667          75,833          85,858
Amortization                              --              --              --              --
                                  ----------------------------------------------------------

Total expenses                     8,146,233          57,796         120,159         135,943
                                  ----------------------------------------------------------

Net income (loss)                 $1,174,203          25,514         189,496         213,897
                                  ==========================================================

                                                   Melbourne                       Oleander
                                  Riverstone       Shopping          Crystal       Shopping
                                    Plaza           Center           Springs        Center
                                  ----------------------------------------------------------
Rental income                     $2,759,183       1,022,667         128,296         583,792
Percentage rental income                  --              --              --              --
Additional rental income             445,076         284,483          32,983          78,033
Other income                         102,425              --              --              --
                                  ----------------------------------------------------------

Total income                       3,306,684       1,307,150         161,279         661,825
                                  ----------------------------------------------------------

Advisor asset management fee         320,000          38,180          18,500          52,000
Property operating expenses          661,572         430,034          38,721          80,565
Management fee                       144,428          57,316           7,030          29,782
Interest expense (I)                      --         457,498              --         226,200
Depreciation                         800,000         244,375          46,250         130,000
Amortization                              --              --              --              --
                                  ----------------------------------------------------------

Total expenses                     1,926,000       1,227,403         110,501         518,547
                                  ----------------------------------------------------------

Net income (loss)                 $1,380,684          79,747          50,778         143,278
                                  ==========================================================

                      Inland Retail Real Estate Trust, Inc.
             Notes to Pro Forma Consolidated Statement of Operations
                      For the year ended December 31, 2001
                                   (unaudited)

(D) Total pro forma adjustments for the 2002 acquisitions are as though they were acquired January 1, 2001.


                                        Hampton          North          Total
                                         Point           Point        Pro Forma
                                      ------------------------------------------

Rental income                         $  443,784         365,637      13,713,878
Percentage rental income                      --              --           3,244
Additional rental income                  94,129          25,535       2,596,137
Other income                                  --              --         116,005
                                      ------------------------------------------

Total income                             537,913         391,172      16,429,264
                                      ------------------------------------------

Advisor asset management fee              45,254          61,875         916,612
Property operating expenses               94,129          34,047       3,197,035
Management fee                            24,206          17,602         719,869
Interest expense (I)                          --              --       3,870,529
Depreciation                             113,135         154,687       4,083,472
Amortization                                  --              --              --
                                      ------------------------------------------

Total expenses                           276,661         268,211      12,787,517
                                      ------------------------------------------

Net income (loss)                     $  261,252         122,961       3,641,747
                                      ==========================================

                      Inland Retail Real Estate Trust, Inc.
             Notes to Pro Forma Consolidated Statement of Operations
                      For the year ended December 31, 2001
                                   (unaudited)

Acquisition of the Thomas Properties acquired in 2002

Reconciliation of Gross Income and Direct Operating Expenses for the year ended December 31, 2001 prepared in accordance with Rule 3.14 of Regulation S-X (*) to the Pro Forma Adjustments:

                                          *As        Pro Forma
                                       Reported     Adjustments      Total
                                      ---------------------------------------
      Rental income                   $7,667,714            --      7,667,714
      Percentage rent                      3,244            --          3,244
      Additional rental income         1,339,461       296,437      1,635,898
      Other income                        13,580            --         13,580
      -----------------------------------------------------------------------

      Total income                     9,023,999       296,437      9,320,436
      -----------------------------------------------------------------------

      Advisor asset management fee            --       309,529        309,529
      Property operating expenses      1,827,126            --      1,827,126
      Management fees                         --       406,080        406,080
      Interest expense                 3,186,831            --      3,186,831
      Depreciation                            --     2,416,667      2,416,667
      -----------------------------------------------------------------------

      Total expenses                   5,013,957     3,132,276      8,146,233
      -----------------------------------------------------------------------

      Net income (loss)               $4,010,042    (2,835,839)     1,174,203
      =======================================================================


Acquisition of Loggerhead Junction

This pro forma adjustment reflects the purchase of the property as if the Company had acquired the property as of January 1, 2001, and is based on information provided by the Seller.

                                       Year ended     Pro Forma
                                        12/31/01     Adjustments       Total
      -----------------------------------------------------------------------

      Rental income                      $83,310            --         83,310
      -----------------------------------------------------------------------

      Total income                        83,310            --         83,310
      -----------------------------------------------------------------------

      Advisor asset management fee            --         6,539          6,539
      Property operating expenses         30,841            --         30,841
      Management fees                         --         3,749          3,749
      Depreciation                            --        16,667         16,667
      -----------------------------------------------------------------------

      Total expenses                      30,841        26,955         57,796
      -----------------------------------------------------------------------

      Net income (loss)                  $52,469       (26,955)        25,514
      =======================================================================

                      Inland Retail Real Estate Trust, Inc.
             Notes to Pro Forma Consolidated Statement of Operations
                      For the year ended December 31, 2001
                                   (unaudited)

Acquisition of Augusta Just for Feet

This pro forma adjustment reflects the purchase of the property as if the Company had acquired the property as of January 1, 2001, and is based on information provided by the Seller.

                                        Year ended   Pro Forma
                                         12/31/01   Adjustments    Total
      --------------------------------------------------------------------

      Rental income                      $309,655          --      309,655
      --------------------------------------------------------------------

      Total income                        309,655          --      309,655
      --------------------------------------------------------------------

      Advisor asset management fee             --      30,392       30,392
      Property operating expenses              --          --           --
      Management fees                          --      13,934       13,934
      Depreciation                             --      75,833       75,833
      --------------------------------------------------------------------

      Total expenses                           --     120,159      120,159
      --------------------------------------------------------------------

      Net income (loss)                  $309,655    (120,159)     189,496
      ====================================================================

Acquisition of Covington Just for Feet

This pro forma adjustment reflects the purchase of the property as if the Company had acquired the property as of January 1, 2001, and is based on information provided by the Seller.

                                       Year ended   Pro Forma
                                        12/31/01   Adjustments      Total
      --------------------------------------------------------------------

      Rental income                      $349,840          --      349,840
      --------------------------------------------------------------------

      Total income                        349,840          --      349,840
      --------------------------------------------------------------------

      Advisor asset management fee             --      34,343       34,343
      Property operating expenses              --          --           --
      Management fees                          --      15,742       15,742
      Depreciation                             --      85,858       85,858
      --------------------------------------------------------------------

      Total expenses                           --     135,943      135,943
      --------------------------------------------------------------------

      Net income (loss)                  $349,840    (135,943)     213,897
      ====================================================================

                      Inland Retail Real Estate Trust, Inc.
             Notes to Pro Forma Consolidated Statement of Operations
                      For the year ended December 31, 2001
                                   (unaudited)

Acquisition of Riverstone Plaza

Reconciliation of Gross Income and Direct Operating Expenses for the year ended December 31, 2001 prepared in accordance with Rule 3.14 of Regulation S-X (*) to the Pro Forma Adjustments:

                                          *As         Pro Forma
                                       Reported      Adjustments         Total
      --------------------------------------------------------------------------

      Rental income                    $2,759,183             --       2,759,183
      Additional rent                     445,076             --         445,076
      Other income                          5,260         97,165         102,425
      --------------------------------------------------------------------------

      Total income                      3,209,519         97,165       3,306,684
      --------------------------------------------------------------------------

      Advisor asset management fee             --        320,000         320,000
      Property operating expenses         661,572             --         661,572
      Management fees                          --        144,428         144,428
      Depreciation                             --        800,000         800,000
      --------------------------------------------------------------------------

      Total expenses                      661,572      1,264,428       1,926,000
      --------------------------------------------------------------------------

      Net income (loss)                $2,547,947     (1,167,263)      1,380,684
      ==========================================================================

Acquisition of Melbourne Plaza

This pro forma adjustment reflects the purchase of the property as if the Company had acquired the property as of January 1, 2001, and is based on information provided by the Seller.

                                      Year ended       Pro Forma
                                       12/31/01       Adjustments        Total
      --------------------------------------------------------------------------

      Rental income                    $1,022,667             --       1,022,667
      Additional rent                     251,026         33,457         284,483
      --------------------------------------------------------------------------

      Total income                      1,273,693         33,457       1,307,150
      --------------------------------------------------------------------------

      Advisor asset management fee             --         38,180          38,180
      Property operating expenses         430,034             --         430,034
      Management fees                          --         57,316          57,316
      Interest expense                         --        457,498         457,498
      Depreciation                             --        244,369         244,369
      --------------------------------------------------------------------------

      Total expenses                      430,034        797,369       1,227,403
      --------------------------------------------------------------------------

      Net income (loss)                $  843,659       (763,912)         79,747
      ==========================================================================

                      Inland Retail Real Estate Trust, Inc.
             Notes to Pro Forma Consolidated Statement of Operations
                      For the year ended December 31, 2001
                                   (unaudited)

Acquisition of Crystal Springs

This pro forma adjustment reflects the purchase of the property as if the Company had acquired the property as of October 1, 2001, the date significant operations began, and is based on information provided by the Seller.

                                       Year ended    Pro Forma
                                        12/31/01    Adjustments      Total
     ----------------------------------------------------------------------

     Rental income                      $128,296           --       128,296
     Additional rent                      27,915        5,068        32,983
     ----------------------------------------------------------------------

     Total income                        156,211        5,068       161,279
     ----------------------------------------------------------------------

     Advisor asset management fee             --       18,500        18,500
     Property operating expenses          38,721           --        38,721
     Management fees                          --        7,030         7,030
     Interest expense                         --           --            --
     Depreciation                             --       46,250        46,250
     ----------------------------------------------------------------------

     Total expenses                       38,721       71,780       110,501
     ----------------------------------------------------------------------

     Net income (loss)                  $117,490      (66,712)       50,778
     ======================================================================

Acquisition of Oleander Shopping Center

This pro forma adjustment reflects the purchase of the property as if the Company had acquired the property as of January 1, 2001, and is based on information provided by the Seller.

                                       Year ended    Pro Forma
                                        12/31/01    Adjustments     Total
     ----------------------------------------------------------------------

     Rental income                      $583,792           --       583,792
     Additional rent                      78,033           --        78,033
     ----------------------------------------------------------------------

     Total income                        661,825           --       661,825
     ----------------------------------------------------------------------

     Advisor asset management fee             --       52,000        52,000
     Property operating expenses          80,565           --        80,565
     Management fees                      18,791       10,991        29,782
     Interest expense                         --      226,200       226,200
     Depreciation                             --      130,000       130,000
     ----------------------------------------------------------------------

     Total expenses                       99,356      419,191       518,547
     ----------------------------------------------------------------------

     Net income (loss)                  $562,469     (419,191)      143,278
     ======================================================================

                      Inland Retail Real Estate Trust, Inc.
             Notes to Pro Forma Consolidated Statement of Operations
                      For the year ended December 31, 2001
                                   (unaudited)


Acquisition of Hampton Point

This pro forma adjustment reflects the purchase of the property as if the Company had acquired the property as of January 1, 2001, and is based on information provided by the Seller.

                                       Year ended   Pro Forma
                                        12/31/01   Adjustments       Total
     ----------------------------------------------------------------------

     Rental income                      $443,784           --       443,784
     Additional rent                      94,129           --        94,129
     ----------------------------------------------------------------------

     Total income                        537,913           --       537,913
     ----------------------------------------------------------------------

     Advisor asset management fee             --       45,254        45,254
     Property operating expenses          94,129           --        94,129
     Management fees                          --       24,206        24,206
     Interest expense                         --           --            --
     Depreciation                             --      113,135       113,135
     ----------------------------------------------------------------------

     Total expenses                       94,129      182,595       276,661
     ----------------------------------------------------------------------

     Net income (loss)                  $443,784     (182,595)      261,252
     ======================================================================

Acquisition of North Point

This pro forma adjustment reflects the purchase of the property as if the Company had acquired the property as of January 1, 2001, and is based on information provided by the Seller.

                                      Year ended     Pro Forma
                                       12/31/01     Adjustments      Total
     ----------------------------------------------------------------------

     Rental income                      $365,637           --       365,637
     Additional rent                          --       25,535        25,535
     ----------------------------------------------------------------------

     Total income                        365,637       25,535       391,172
     ----------------------------------------------------------------------

     Advisor asset management fee             --       61,875        61,875
     Property operating expenses          34,047           --        34,047
     Management fees                          --       17,602        17,602
     Interest expense                         --           --            --
     Depreciation                             --      154,687       154,687
     ----------------------------------------------------------------------

     Total expenses                       34,047      234,164       268,211
     ----------------------------------------------------------------------

     Net income (loss)                  $331,590     (208,629)      122,961
     ======================================================================

                      Inland Retail Real Estate Trust, Inc.
             Notes to Pro Forma Consolidated Statement of Operations
                      For the year ended December 31, 2001
                                   (unaudited)


(I) The advisor asset management fee will be subordinated to the shareholders' receipt of a stated return. The advisor asset management fee has been calculated as 1% of the net average invested assets acquired subsequent to December 31, 2001. No additional advisor asset management fees were assessed for properties acquired at December 31, 2001 because the advisor has determined that no additional advisor asset management fees are due at December 31, 2001 based on the Company's projection of the amount to be subordinated.

(J) Depreciation expense is computed using the straight-line method, based upon an estimated useful life of thirty years for buildings and fifteen years for improvements. The allocation of land, buildings and improvements was based upon values stated in the related appraisal.

(K) The pro forma weighted average shares of common stock outstanding for the year ended December 31, 2001 was calculated using the additional shares sold to purchase each of the properties on a weighted average basis plus the 20,000 shares purchased by the Advisor in connection with our organization.

(L) The net income allocable to the minority interest is immaterial, and therefore, has been excluded.

(M)  Management fees are calculated as 4.5% of gross revenues.

(N) The pro forma adjustments relating to interest expense were based on the following terms:

                                           Principal        Interest    Maturity
Property                                    Balance           Rate        Date
--------------------------------------------------------------------------------

Oleander                                 $   2,900,000       7.80%        12/11
Melbourne Shopping Center                    5,957,000       7.68%        03/09
Anderson Central                            11,000,000      7.625%        08/03
Aberdeen Square                              3,670,000       6.25%        02/07
Thomas Properties Acquired in 2002:
  Turkey Creek Pavilion Phase I             13,200,000   Prime + .250%    07/02
  Sarasota Pavilion                         28,875,000   LIBOR + 1.85%    08/02
  Newnan Pavilion                           23,589,800   Prime + .250%    07/02
Thomas Properties Acquired in 2001:
  Douglasville Pavilion                     20,000,000   LIBOR + 1.85%    06/02
  Venture Pointe                            13,333,000   Prime + .250%    06/02
  Fayetteville Pavilion                     20,133,000   LIBOR + 1.85%    06/02
  Southlake Pavilion                         8,500,000   Prime + .250%    06/02
  Southlake Pavilion                        31,240,000   LIBOR + 1.85%    06/02


     The Thomas property loans may be extended for an additional six months.

                          INDEPENDENT AUDITORS' REPORT


The Board of Directors
Inland Retail Real Estate Trust, Inc.

We have audited the accompanying Combined Historical Summary of Gross Income and Direct Operating Expenses ("Historical Summary") of The Thomas Properties Acquired in 2002 ("the Properties") for the year ended December 31, 2001. This Historical Summary is the responsibility of the management of Inland Retail Real Estate Trust, Inc. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in the Registration Statement on Form S-11 of Inland Retail Real Estate Trust, Inc., as described in note 2. The presentation is not intended to be a complete presentation of the Properties' revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of The Thomas Properties Acquired in 2002 for the year ended December 31, 2001, in conformity with accounting principles generally accepted in the United States of America.

Our audit was made for the purpose of forming an opinion on the Historical Summary. The supplementary information included in Schedule 1 is presented for the purposes of additional analysis and is not a required part of the Historical Summary. Such information has been subjected to the auditing procedures applied in the audit of the Historical Summary and, in our opinion, is fairly stated in all material respects in relation to the Historical Summary take as a whole.

                                                                        KPMG LLP

Chicago, Illinois
March 14, 2002

                     THE THOMAS PROPERTIES ACQUIRED IN 2002
    Combined Historical Summary of Gross Income and Direct Operating Expenses
                      For the year ended December 31, 2001



Gross income:
  Base rental income                                                 $7,667,714
  Percentage rent                                                         3,244
  Operating expense and real estate tax recoveries                    1,339,461
  Other income                                                           13,580
                                                                     ----------

Total gross income                                                    9,023,999
                                                                     ----------

Direct operating expenses:
  Operating expenses                                                    941,598
  Real estate taxes                                                     842,322
  Insurance                                                              43,206
  Interest expense                                                    3,186,831
                                                                     ----------

Total direct operating expenses                                       5,013,957
                                                                     ----------

Excess of gross income over direct operating expenses                $4,010,042
                                                                     ==========


See accompanying notes to historical summary of gross income and direct operating expense.

                     THE THOMAS PROPERTIES ACQUIRED IN 2002
    Combined Historical Summary of Gross Income and Direct Operating Expenses
                      For the year ended December 31, 2001

(1)      Business

The Thomas Properties Acquired in 2002 ("the Properties") consist of the following:

                                             GROSS                                      OCCUPANCY AT
                                         LEASABLE AREA                                DECEMBER 31, 2001     ACQUISITION
        NAME                              (UNAUDITED)             LOCATION               (UNAUDITED)            DATE
        --------------------------------------------------------------------------------------------------------------------
        Turkey Creek Pavilion -             178,812            Knoxville, Tennessee         100%            January 11, 2002
          (Phase I and II) (a)

        Sarasota Pavilion                   332,922            Sarasota, Florida            100%            January 25, 2002

        Newnan Pavilion                     434,461            Newnan, Georgia               96%            March 1, 2002


         (a) The anchor portion of Turkey Creek - Phase I (representing approximately 50,000 sq. ft. of the Property's gross leasable area) was completed as of December 31, 2000. The remaining inline portion of Turkey Creek - Phase I (representing the remaining approximately 128,000 sq. ft. of the Property's gross leasable area) was under construction and completed in various stages during 2001. Accordingly, the inline portion of Turkey Creek - Phase I is included in the accompanying Combined Historical Summary of Gross Income and Direct Operating Expenses for the period from January 11, 2001 to December 31, 2001. Turkey Creek - Phase II was under construction as of December 31, 2001 and excluded in the accompanying Combined Historical Summary of Gross Income and Direct Operating Expenses.

         (b) A portion of Sarasota Pavilion (representing approximately 277,000 sq. ft. of the Property's gross leasable area) was completed as of December 31, 2000. The remaining portion of Sarasota Pavilion (representing the remaining approximately 56,000 sq. ft. of the Property's gross leasable area) was under construction and completed in various stages during 2001. Accordingly the portion completed in 2001 of Sarasota Pavilion is included in the accompanying Combined Historical Summary of Gross Income and Direct Operating Expenses for the period from March 12, 2001 to December 31, 2001.

         One tenant leases 11% of base rental income of the Properties.

         Inland Retail Real Estate Trust, Inc. (IRRETI) purchased the Properties from Thomas Enterprises, an unaffiliated party.

(2)      Basis of Presentation and Combination

The Combined Historical Summary has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in the Registration Statement on Form S-11 of Inland Retail Real Estate Trust, Inc. and is not intended to be a complete presentation of the Properties' revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of the Properties to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

The Historical Summary represents the combination of the properties described in note 1 since the Properties are all owned by Thomas Enterprise and will be acquired by IRRETI.

                     THE THOMAS PROPERTIES ACQUIRED IN 2002
    Combined Historical Summary of Gross Income and Direct Operating Expenses
                      For the year ended December 31, 2001


(3)      Gross Income

The Properties lease retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. The leases include provisions under which the Properties are reimbursed for common area, real estate, and insurance costs. Certain of the leases provide for payment of contingent rentals based on a percentage applied to the amount by which the tenants' sales exceed predetermined levels. Certain leases contain renewal options at various periods at various rental rates.

Base rentals are reported as income over the lease term as they become receivable under the lease provisions. However, when rentals vary from a straight-line basis due to short-term rent abatements or escalating rents during the lease term, the income is recognized based on effective rental rates. Related adjustments increased base rental income by approximately $150,257 for the year ended December 31, 2001.

Minimum rents to be received from tenants under operating leases in effect at December 31, 2001, are as follows:

                                             YEAR                                TOTAL
                                      --------------------------------------------------------
                                                2002                      $      9,201,824
                                                2003                             8,998,678
                                                2004                             8,818,016
                                                2005                             8,525,785
                                                2006                             7,943,207
                                          Thereafter                            50,163,599
                                                                           ----------------

                                               Total                      $     93,651,109
                                                                           ================


(4)      Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Properties. Costs such as depreciation, amortization, management fees, interest expense related to mortgage debt not assumed, and professional fees are excluded from the Historical Summary.

Inland Retail Real Estate Trust, Inc. will assume the following mortgage debt secured by certain of the Properties in connection with the acquisition:


                                     ASSUMED MORTGAGE
        NAME                           DEBT BALANCE             MATURITY DATE       INTEREST RATE
        ---------------------------------------------------------------------------------------------
        Turkey Creek Pavilion                13,200,000             July 11, 2002      Prime + .250%
          (Phase I)

        Sarasota Pavilion                    28,875,000            August 1, 2002      LIBOR + 1.85%

        Newnan Pavilion                      23,589,800         September 1, 2002      Prime + .250%
                                    --------------------
                                             65,664,800
                                    ====================

                     THE THOMAS PROPERTIES ACQUIRED IN 2002
    Combined Historical Summary of Gross Income and Direct Operating Expenses
                      For the year ended December 31, 2001




                                                                         Newnan          Sarasota       Turkey Creek      Combined
                                                                        Pavilion         Pavilion         Pavilion          Total
                                                                       ----------       ----------       ----------       ----------
Gross income:
  Base rental income                                                   $2,950,696        3,209,427        1,507,591        7,667,714
  Percentage rent                                                             940                -            2,304            3,244
  Operating expense and real estate tax recoveries                        379,982          662,471          297,008        1,339,461
  Other income                                                                  -           13,580                -           13,580
                                                                       ----------       ----------       ----------       ----------

Total gross income                                                      3,331,618        3,885,478        1,806,903        9,023,999
                                                                       ----------       ----------       ----------       ----------

Direct operating expenses:
  Operating expenses                                                      332,628          492,599          116,371          941,598
  Real estate taxes                                                       129,173          434,582          278,567          842,322
  Insurance                                                                19,991           19,370            3,845           43,206
  Interest expense                                                      1,430,131        1,156,193          600,507        3,186,831
                                                                       ----------       ----------       ----------       ----------

Total direct operating expenses                                         1,911,923        2,102,744          999,290        5,013,957
                                                                       ----------       ----------       ----------       ----------

Excess of gross income over direct operating expenses                  $1,419,695        1,782,734          807,613        4,010,042
                                                                       ==========       ==========       ==========       ==========


See accompanying notes to historical summary of gross income and direct operating expense.

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Inland Retail Real Estate Trust, Inc.

We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses ("Historical Summary") of Riverstone Plaza ("the Property") for the year ended December 31, 2001. This Historical Summary is the responsibility of the management of Inland Retail Real Estate Trust, Inc. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in the Registration Statement on Form S-11 of Inland Retail Real Estate Trust, Inc., as described in note 2. The presentation is not intended to be a complete presentation of the Property's revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Riverstone Plaza for the year ended December 31, 2001, in conformity with accounting principles generally accepted in the United States of America.


                                                                        KPMG LLP


Chicago, Illinois
April 24, 2002

                                RIVERSTONE PLAZA
        Historical Summary of Gross Income and Direct Operating Expenses
                      For the year ended December 31, 2001


Gross income:
  Base rental income                                                 $2,759,183
  Operating expense and real estate tax recoveries                      445,076
  Other income                                                            5,260
                                                                     ----------

Total gross income                                                    3,209,519
                                                                     ----------

Direct operating expenses:
  Operating expenses                                                    300,816
  Real estate taxes                                                     327,583
  Insurance                                                              33,173
                                                                     ----------

Total direct operating expenses                                         661,572
                                                                     ----------

Excess of gross income over direct operating expenses                $2,547,947
                                                                     ==========


See accompanying notes to historical summary of gross income and direct operating expense.

                                RIVERSTONE PLAZA
        Historical Summary of Gross Income and Direct Operating Expenses
                      For the year ended December 31, 2001


(1)      BUSINESS

         Riverstone Plaza ("the Property") is located in Canton, Georgia. The Property consists of 302,024 square feet of leasable area and was 78% occupied at December 31, 2001. Inland Real Estate Acquisitions, on behalf of Inland Retail Real Estate Trust, Inc. ("IRRETI"), has signed a sale and purchase agreement for the purchase of the Property from an unaffiliated third party ("Seller").

(2)      BASIS OF PRESENTATION

         The Historical Summary of Gross Income and Direct Operating Expense ("Historical Summary") has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in the Registration Statement on Form S-11 of IRRETI. and is not intended to be complete presentation of the Property's revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of the Property to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

(3)      GROSS INCOME

         The Property leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. The leases include provisions under which the Property is reimbursed for common area, real estate and insurance costs. Certain of the leases provide for payment of contingent rentals based on a percentage applied to the amount by which the tenants' sales exceed predetermined levels. Certain leases contain renewal options at various periods at various rental rates.

         Base rentals are reported as income over the lease term as they become receivable under the lease provisions. However, when rentals vary from a straight-line basis due to short-term rent abatements or escalating rents during the lease term, the income is recognized based on effective rental rates. Related adjustments decreased base rental income by $86,212 for the year ended December 31, 2001.

                                RIVERSTONE PLAZA
        Historical Summary of Gross Income and Direct Operating Expenses
                      For the year ended December 31, 2001


         Minimum rents to be received from tenants under operating leases in effect at December 31, 2001 are as follows:

                             Year                                 Amount
                             ----                                 ------
                             2002                              $ 2,512,113
                             2003                                2,208,529
                             2004                                1,798,603
                             2005                                1,638,582
                             2006                                1,588,041
                             Thereafter                         11,404,294
                                                               -----------
                                                               $21,150,161
                                                               ===========


(4)      DIRECT OPERATING EXPENSES

         Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Property. Costs such as mortgage interest, depreciation, amortization, management fees and professional fees are excluded from the Historical Summary.

                                   APPENDIX A
                            PRIOR PERFORMANCE TABLES

The following prior performance tables contain information concerning public real estate programs sponsored by affiliates of our advisor. This information has been summarized in narrative form under "Prior Performance of Our Affiliates" in the prospectus. The tables provide information on the performance of a number of programs. You can use the information to evaluate the experience of our advisor's affiliates as sponsors of the programs. The inclusion of these tables does not imply that we will make investments comparable to those reflected in the tables or that investors in our shares will experience returns comparable to those experienced in the programs referred to in these tables. If you purchase our shares, you will not acquire any ownership in any of the programs to which these tables relate. The tables consist of:

         Table I          Experience in Raising and Investing Funds

         Table II         Compensation to IREIC and Affiliates

         Table III        Operating Results of Prior Programs

         Table IV         Results of Completed Programs

         Table V          Sales or Disposals of Properties

         Table VI         Acquisition of Properties by Programs*

* Our prospective investors may obtain copies of Table VI by contacting Inland Retail Real Estate Advisory Services, Inc., our advisor.

Table VI is included in the Post Effective Amendment No. 5 to Form S-11 Registration Statement under the Securities Act of 1933 filed by us on May 1, 2002 with the Securities and Exchange Commission. Upon written request to us or our advisor, any prospective investor may obtain, without charge, a copy of Table VI. See also "Where You Can Find More Information" for information on examining at, or obtaining copies from, offices of the SEC.

Upon written request, any potential investor may obtain, without charge, the most recent annual report on Form 10-K filed with the SEC by any public program sponsored by any of the Inland's affiliated companies which has reported to the SEC within the last 24 months. For a reasonable fee, the affiliated companies will provide copies of any exhibits to such annual reports upon request.

Except with respect to Inland Land Appreciation Fund, L.P., Inland Land Appreciation Fund II, L.P., and Inland Capital Fund, L.P., the partnerships presented in the tables are public real estate limited partnerships formed primarily to acquire, operate and sell existing residential and commercial real properties. Generally, the investment objectives of those partnerships were as follows:

         (1)      Capital appreciation; and
         (2)      Cash distributions for limited partners.

Our investment objectives are to: (i) provide regular distributions to stockholders in amounts which may exceed our taxable income due to the non-cash nature of depreciation expense and, to such extent, will constitute a tax-deferred return of capital, but in no event less than 90% of our taxable income, pursuant to the REIT requirements; (ii) provide a hedge against inflation by entering into leases which contain clauses for scheduled rent escalations or participation in the growth of tenant sales, permitting us to increase distributions and provide capital appreciation; and (iii) preserve stockholders' capital.

                                     TABLE I

                    EXPERIENCE IN RAISING AND INVESTING FUNDS

Table I is intended to present information on a dollar and percentage basis showing the experience of Inland Real Estate Investment Corporation ("IREIC"), of which the Advisor is a wholly owned subsidiary, in raising and investing funds in prior programs where the offering closed in the three years prior to December 31, 2001. The table is intended to focus on the dollar amount available for investment in properties expressed as a percentage of total dollars raised. However, since no offering closed in the three years prior to December 31, 2001, Table I is not included.


                                    TABLE II

                    COMPENSATION TO IREIC AND AFFILIATES (A)

Table II summarizes the amount and type of compensation paid to Inland Real Estate Investment Corporation and its affiliates during the three years ended December 31, 2001 in connection with the prior partnerships and program.

Some partnerships acquired their properties from affiliates of our Advisor which had purchased such properties from unaffiliated third parties.

                                    TABLE II

                    COMPENSATION TO IREIC AND AFFILIATES (A)
                                 (000'S OMITTED)

                                                                                                                Inland Real
                                                                                                                  Estate
                                                                                        Public Programs         Corporation

                                                                                          6 Programs             1 Program
                                                                                           --------               --------
Date offering commenced                                                                          --               10/14/94
Dollar amount raised                                                                       $172,241               $584,416
                                                                                           --------               --------
Total amounts paid to general partner or affiliates from proceeds of offerings:
  Selling commissions and underwriting fees                                                   5,885(B)              49,869(C)
  Other offering expenses (D)                                                                 2,310                  2,350
  Acquisition cost and expense                                                               10,088(E)                 925
                                                                                           --------               --------
Dollar amount of cash available from operations before deducting payments to
general partner or affiliates (F)                                                                                  248,639
                                                                                                                  --------
Amounts paid to general partner or affiliates related to operations: (J)
  Property management fees (G)                                                                  451                  7,914
  Advisor asset management fee                                                                    0                  6,607
  Accounting services                                                                           245                    173
  Data processing service                                                                       175                    191
  Legal services                                                                                250                     13
  Mortgage servicing fees                                                                         0                     44
  Mortgage interest expense                                                                       0                     81
  Acquisition costs expensed                                                                      0                    518
  Other administrative services                                                                 396                    559
  Property upgrades                                                                           1,534                      0

Dollar amount of property sales and refinancings before payments to general partner and affiliates (H):
  Cash                                                                                       20,119                  1,314
  Equity in notes and undistributed sales proceeds                                              978                      0

Dollar amounts paid or payable to general partner or affiliates from sales and refinancings (I):
  Sales commissions                                                                             289                      0
  Participation in cash distributions                                                         1,741                      0

                                    TABLE II

                    COMPENSATION TO IREIC AND AFFILIATES (A)


                                NOTES TO TABLE II

(A) The figures in this Table II relating to proceeds of the offerings are cumulative and are as of December 31, 2001 and the figures relating to cash available from operations are for the three years ending December 31, 2001. The dollar amount raised represents the cash proceeds collected by the partnerships or program. Amounts paid or payable to IREIC or affiliates from proceeds of the offerings represent payments made or to be made to IREIC and affiliates from investor capital contributions.

(B) The total amount of selling commissions paid to an affiliate includes approximately $2,712,000, which was in turn paid to third party soliciting dealers.

(C) The total amount of selling commissions paid to an affiliate includes approximately $42,500,000, which was in turn paid to third party soliciting dealers.

(D) Consists of legal, accounting, printing and other offering expenses, including amounts to be paid to Inland Securities Corporation to be used as incentive compensation to its regional marketing representatives and amounts for reimbursement of the general partner for marketing, salaries and direct expenses of its employees while directly engaged in registering and marketing the Units and other marketing and organization expenses.

(E) Represents initial cash down payments and future principal payments and prepaid items and fees paid to IREIC and its affiliates in connection with the acquisition of properties less amounts paid to unaffiliated third parties to acquire such properties. Cash down payments include amounts received at closing.

                                                                  Public Programs
                                                                     --------
                                                                    6 Programs
                                                                  (000's omitted)
                                                                     --------
         Acquisition fees                                            $  9,975
         Reimbursement (at cost) for upgrades and acquisition
         due diligence                                                    113
         Partnership down payments                                     38,745
         Inland down payments                                         (38,745)
                                                                     --------

         Acquisition cost and expense                                $ 10,088
                                                                     ========

(F)      See Note (B) to Table III.

(G) An affiliate provides property management services for all properties acquired by the partnerships or program. Management fees have not exceeded 4.5% of the gross receipts from the properties managed. With respect to Inland Capital Fund, L.P., Inland Land Appreciation Fund II, L.P. and Inland Land Appreciation Fund, L.P., IREIC receives an annual asset management fee equal to one-quarter of 1% of the original cost to the partnership of undeveloped land, limited to a cumulative total over the life of the partnership of 2% of the land's original cost to the partnership. Inland Land Appreciation Fund, L.P. and Inland Land Appreciation Fund II, L.P. reached the 2% limit in 1999 and 2000, respectively, and accordingly IREIC no longer receives asset management fees from these partnerships.

(H) See Table V and Notes thereto regarding sales and disposals of properties.

(I) Real estate sales commissions and participations in cash distributions are paid or payable to IREIC and/or its affiliates in connection with the sales of properties in the public partnership programs. Payments of all amounts shown are subordinated to the receipt by the limited partners of their original capital investment. See Table V and Notes thereto.

(J) On July 1, 2000, IREC completed the acquisition of Inland Real Estate Advisory Services, Inc., the former advisor, and Inland Commercial Property Management, Inc., the former property manager (the "Merger"). Each of these entities was merged into subsidiaries that are wholly owned by IREC. As a result of the merger, IREC is now "self-administered." IREC no longer pays advisory or property management fees but instead has hired an internal staff to perform these tasks.

                                    TABLE III

                       OPERATING RESULTS OF PRIOR PROGRAMS

Table III presents operating results for programs, the offerings of which closed during each of the five years ended December 31, 2001. The operating results consist of:

     -    The components of taxable income (loss);
     -    Taxable income or loss from operations and property sales;
     - Cash available and source, before and after cash distributions to investors; and
     -    Tax and distribution data per $1,000 invested.

                                    TABLE III

                       OPERATING RESULTS OF PRIOR PROGRAMS
        (000'S OMITTED, EXCEPT FOR AMOUNTS PRESENTED PER $1,000 INVESTED)

                                                                       Inland Real Estate Corporation

                                              2001           2000          1999         1998        1997       1996       1995
                                            --------        -------       -------      ------      ------      -----      -----
Gross revenues                              $155,048        150,892       123,788      73,302      29,422      6,328      1,180
Profit on sale of properties                     467              0             0           0           0          0          0

Less:
  Merger consideration costs (D)                   0         68,775             0           0           0          0          0
  Operating expenses                          46,035         47,727        40,303      21,017       8,863      1,873        327
  Interest expense                            34,797         33,682        25,654      13,422       5,655        597        164
  Program expenses                             6,342          6,493         7,298       3,114       1,576        449         22
  Depreciation & amortization                 27,208         26,219        20,361      11,663       4,681        957        170
                                            --------        -------       -------      ------      ------      -----      -----

Net income (loss)-GAAP basis                $ 40,666        (32,004)       30,172      24,086       8,647      2,452        497
                                            ========        =======        ======      ======       =====      =====      =====

Taxable income (loss) (A):                         0              0             0           0           0          0          0
                                            ========        =======        ======      ======       =====      =====      =====
Cash available (deficiency) from
  operations (B)                              74,062         58,434        53,636      40,142      15,857      5,530        978
Cash available from sales (C)                    467              0             0           0           0          0          0
                                            --------        -------       -------      ------      ------      -----      -----
Total cash available before
  distributions and special items             74,529         58,434        53,636      40,142      15,857      5,530        978

Less distributions to investors:
  From operations                             62,367         54,368        48,773      33,454      11,899      3,286        607
  From sales and refinancings                    467              0             0           0           0          0          0
                                            --------        -------       -------      ------      ------      -----      -----
Cash available after distributions
  before special items                        11,695          4,066         4,863       6,688       3,958      2,244        371

Special items:                                     0              0             0           0           0          0          0
                                            --------        -------       -------      ------      ------      -----      -----
Cash available after distributions
  and special items                         $ 11,695          4,066         4,863       6,688       3,958      2,244        371
                                            ========        =======        ======      ======       =====      =====      =====

Tax data per $1,000 invested (A):                  0              0             0           0           0          0          0

Distribution data per $1,000 invested:

Cash distributions to investors:
  Source (on GAAP basis):
    Investment income                             93             90            89          88          86         82         78
  Source (on cash basis):
    Sales                                          0              0             0           0           0          0          0
    Operations (E)                                93             90            89          88          86         82         78

Percent of properties remaining
unsold(F)                                     100.00%
                                              ======

                       OPERATING RESULTS OF PRIOR PROGRAMS


                               NOTES TO TABLE III

(A) Inland Real Estate Corporation qualified as a real estate investment trust ("REIT") under the Internal Revenue Code for federal income tax purposes commencing with the tax year ending December 31, 1995. Since it qualified for taxation as a REIT, it generally will not be subject to federal income tax to the extent it distributes its REIT taxable income to its stockholders. If Inland Real Estate Corporation fails to qualify as a REIT in any taxable year, it will be subject to federal income tax on its taxable income at regular corporate tax rates. However, even if the program qualifies for taxation as a REIT, it may be subject to certain state and local taxes on its income and property and federal income and excise taxes on its undistributed income.

(B) "Cash Available (Deficiency) from Operations," represents all cash revenues and funds received by the programs, including but not limited to operating income less operating expenses, and interest income. These amounts do not include payments made by the programs from offering proceeds nor do they include proceeds from sales or refinancings. These amounts also exclude advances from or repayments to IREIC and affiliates which are disclosed elsewhere in the table and include principal payments on long-term debt. For example:


                                                                       Inland Real Estate Corporation
                                                                              (000's omitted)
                                        2001            2000           1999           1998           1997         1996        1995
                                      --------         ------         ------         ------         ------        -----       ---
Net cash provided by operating
activities per the Form 10-K
annual report or 10-Q quarterly
report                                $ 74,091         58,505         53,724         40,216         15,924        5,530       978
Principal payments on long-term
debt                                       (29)           (71)           (88)           (74)           (67)          --        --
                                      --------         ------         ------         ------         ------        -----       ---

                                      $ 74,062         58,434         53,636         40,142         15,857        5,530       978
                                      ========         ======         ======         ======         ======        =====       ===


(C)  See Table V and Notes thereto regarding sales and disposals of properties.

(D) On July 1, 2000, IREC completed the acquisition of Inland Real Estate Advisory Services, Inc., the former advisor, and Inland Commercial Property Management, Inc., the former property manager (the "Merger"). Each of these entities was merged into subsidiaries that are wholly owned by IREC. IREC issued an aggregate of 6,181,818 shares of its common stock valued at $11.00 per share to Inland Real Estate Investment Corporation and The Inland Property Management Group, Inc. The expense of these shares and additional costs relating to the merger are reported as an operational expense on IREC's Consolidated Statements of Operations.

                       OPERATING RESULTS OF PRIOR PROGRAMS


                               NOTES TO TABLE III


(E) Distributions by IREC to the extent of its current and accumulated earnings and profits for federal income tax purposes are taxable to stockholders as ordinary income. Distributions in excess of these earnings and profits generally are treated as a non-taxable reduction of the stockholder's basis in the shares to the extent thereof, and thereafter as taxable gain (a return of capital). These distributions in excess of earnings and profits will have the effect of deferring taxation of the amount of the distribution until the sale of the stockholder's shares.


                            2001            2000            1999            1998            1997            1996            1995
                           ------          ------          ------          ------          ------          ------          ------
% of Distribution
  representing:
Ordinary income             78.33           76.37           73.67           76.22           74.19           83.50           94.24
Return of Capital           21.67           23.63           26.33           23.78           25.81           16.50            5.76
                           ------          ------          ------          ------          ------          ------          ------

                           100.00          100.00          100.00          100.00          100.00          100.00          100.00

(F) Percent of properties remaining unsold represents original total acquisition costs of properties retained divided by original total acquisition cost of all properties in the program, plus the total of uninvested offering proceeds (if any). Sales proceeds from the sale of one property were used to acquire a new property.

                                    TABLE IV

                          RESULTS OF COMPLETED PROGRAMS

        (000'S OMITTED, EXCEPT FOR AMOUNTS PRESENTED PER $1,000 INVESTED)


Table IV is a summary of operating and disposition results of prior public partnerships sponsored by affiliates of our advisor, which during the five years ended prior to December 31, 2001 have sold their properties and either hold notes with respect to such sales or have liquidated. One public partnership, Inland Real Estate Growth Fund, L.P., has disposed of all its properties during the five years ended prior to December 31, 2001.


                                                         Inland Real Estate
Program Name                                              Growth Fund, L.P.
--------------------------------------------------------------------------------
Dollar amount raised                                           9,465
Number of properties purchased                                     2
Date of closing of offering                                   08/21/87
Date property sold                                            Various

Tax and distribution data per $1,000 invested (A):
  Federal income tax results:
    Ordinary income (loss):
      Operations                                              (1,245)
      Recapture                                                    0
      Capital Gain                                             1,537

    Deferred Gain:
      Capital                                                      0
      Ordinary                                                     0

    Cash distributions to investors (cash basis):
      Sales                                                    1,093
      Operations                                                 196

(A) Data per $1,000 invested is presented as of December 31, 2001. See Table V and Notes thereto regarding sales and disposals of properties.

                                     TABLE V

                        SALES OR DISPOSALS OF PROPERTIES


Table V presents information on the results of the sale or disposals of public partnership properties during the three years ended December 31, 2001. Since January 1, 1999, partnerships sponsored by affiliates of our advisor had 39 sales transactions and Inland Real Estate Corporation sold one property. The table provides certain information to evaluate property performance over the holding period such as:

     - Sales proceeds received by the partnerships in the form of cash down payments at the time of sale after expenses of sale and secured notes received at sale;

     -    Cash invested in properties;

     -    Cash flow (deficiency) generated by the property;

     -    Taxable gain (ordinary and total); and

     -    Terms of notes received at sale.

                      SALES OR DISPOSALS OF PROPERTIES (A)
                                 (000'S OMITTED)

                                                                                 Cash         Selling
                                                                               Received,    Commissions
                                                                                net of         paid or       Mortgage
                                                 Date           Date of        Closing       payable to   at Time of
                                               Acquired          Sale          Costs(B)        Inland        Sale
                                               --------        --------         -----           ---         ------
Monthly Income Fund II-Eurofresh Plaza         12/31/90        11/30/99         2,540             0              0
Land I 10.391 Acres of Parcel #16              01/29/90        12/15/99         1,494             0              0
Land I 27.51 Acres of Parcel #17               01/29/90        01/29/99           484             0              0
Land I 96.29 Acres of Parcel #23               05/08/90        08/26/99           589             0              0
Land II 19.6296 Acres of Parcel #7             04/22/91          Var 99         1,866             0              0
Land II 20.138 Acres of Parcel #20             01/31/92        06/30/99         1,265             0              0
Land II 1 Acre of Parcel #21                   05/26/92        03/16/99            49             0              0
Land II 2.4 Acres of Parcel #22                10/30/92        07/27/99           295             0              0
Land II 5.8752 Acres of Parcel #23             10/30/92          Var 99         1,096             0              0
Land II 2.108 Acres of Parcel #26              03/10/93          Var 99           629             0              0
Capital Fund 13.503 Acres of Parcel #2         11/09/93          Var 99           871             0              0
Capital Fund Parcel #3                         03/04/94        02/04/99         2,594             0              0
Capital Fund 1.0331 Acres of Parcel #4         03/30/94        08/19/99           348             0              0
Capital Fund 188.9 Acres of Parcel #5          04/01/94        10/07/99           733             0              0
Capital Fund 2.977 Acres of Parcel #10         09/16/94        11/03/99            87             0              0
Capital Fund 10.643 Acres of Parcel #14        10/26/94        06/21/99           175             0              0
Monthly Income Fund I - McHenry Plaza          10/19/87        07/19/00         3,249           (69)             0
Monthly Income Fund I - Rantoul Walmart        08/05/88        11/17/00         1,715           (83)          (985)
Land I - 40 Acres, Parcel 2                    01/19/89        05/11/00           199             0              0
Land I - Lot 5, Parcel 4                       04/18/89        11/01/00           291             0              0
Land I - Parcel 16                             01/29/90        12/12/00           280             0              0
Land II - Lots , Parcel 7                      04/22/91        Var 2000           864             0              0
Land II - Lots, Parcel 23                      10/30/92        Var 2000         1,523             0              0
Land II - Lots, Parcel 26                      03/10/93        Var 2000         1,863             0              0
Capital Fund - 123 Acres Parcel 11             09/26/94        11/30/00         3,517             0              0
Land I 4.400 acres Parcel 4                    04/18/89        Var 2001           347             0              0
Land I 90.6990 Parcel 13                       11/07/89        02/15/01           404             0              0
Land II 625.2828 Parcels 19 & 5                 Var. 91        05/16/01             0             0              0
Land II 63.000 Parcel 8                        06/14/91        01/23/01         1,056             0              0
Land II 15.3920 Parcel 14                      09/30/91        04/16/01         1,736             0              0
Land II 168.9050 Parcel 16                     09/13/91        08/03/01         3,726             0              0
Land II 2.113 Parcel 17                        10/30/91        03/06/01           459             0              0
Land II 73.395 Parcel 22                       10/30/92        Var 2001         9,910             0              0
Land II .2038 Parcel 23                        10/30/92        Var 2001            80             0              0
Land II 4.3140 Parcel 24                       01/21/93        04/16/01         1,345             0              0
Land II 7.800 Parcel 26                        03/10/93        Var 2001           597             0              0
Capital Fund 3.64 Parcel 2                     11/09/93        11/29/01           342             0              0
Capital Fund 60.10 Parcel 4                    03/30/94        Var 2001         1,410             0              0
Capital Fund 59.905 Parcel 12                  09/28/94        04/16/01             0             0              0
IREC - Lincoln Park Place                      01/24/97        04/17/01         1,314             0         (1,050)



                                                     Secured
                                                      Notes
                                                    Received        Net           Original    Partnership
                                                     at Sale      Selling         Mortgage      Capital
                                                       (C)         Price          Financing   Invested (D)    Total
                                                     ------        ------           ---         -----         -----
Monthly Income Fund II-Eurofresh Plaza                    0         2,540             0         2,186         2,186
Land I 10.391 Acres of Parcel #16                         0         1,494             0           291           291
Land I 27.51 Acres of Parcel #17                          0           484             0           321           321
Land I 96.29 Acres of Parcel #23                        750         1,339             0         1,309         1,309
Land II 19.6296 Acres of Parcel #7                        0         1,866             0         1,390         1,390
Land II 20.138 Acres of Parcel #20                        0         1,265             0         1,250         1,250
Land II 1 Acre of Parcel #21                              0            49             0            19            19
Land II 2.4 Acres of Parcel #22                           0           295             0            26            26
Land II 5.8752 Acres of Parcel #23                        0         1,096             0           821           821
Land II 2.108 Acres of Parcel #26                       228           857             0           626           626
Capital Fund 13.503 Acres of Parcel #2                    0           871             0           433           433
Capital Fund Parcel #3                                    0         2,594             0         1,362         1,362
Capital Fund 1.0331 Acres of Parcel #4                    0           348             0            70            70
Capital Fund 188.9 Acres of Parcel #5                     0           773             0           613           613
Capital Fund 2.977 Acres of Parcel #10                    0            87             0            39            39
Capital Fund 10.643 Acres of Parcel #14                   0           175             0            86            86
Monthly Income Fund I - McHenry Plaza                     0         3,180             0         1,967         1,967
Monthly Income Fund I - Rantoul Walmart                   0         2,617             0         2,656         2,656
Land I - 40 Acres, Parcel 2                               0           199             0           160           160
Land I - Lot 5, Parcel 4                                  0           291             0            44            44
Land I - Parcel 16                                        0           280             0            95            95
Land II - Lots , Parcel 7                                 0           864             0           803           803
Land II - Lots, Parcel 23                                 0         1,523             0         1,378         1,378
Land II - Lots, Parcel 26                                 0         1,863             0         1,406         1,406
Capital Fund - 123 Acres Parcel 11                        0         3,517             0         1,445         1,446
Land I 4.400 acres Parcel 4                               0           347             0           102           102
Land I 90.6990 Parcel 13                                  0           404             0           283           283
Land II 625.2828 Parcels 19 & 5                      17,500        17,500             0         7,165         7,165
Land II 63.000 Parcel 8                                   0         1,056             0           735           735
Land II 15.3920 Parcel 14                                 0         1,736             0           731           731
Land II 168.9050 Parcel 16                                0         3,726             0         1,570         1,570
Land II 2.113 Parcel 17                                   0           459             0           294           294
Land II 73.395 Parcel 22                                  0         9,910             0         2,056         2,056
Land II .2038 Parcel 23                                   0            80             0            81            81
Land II 4.3140 Parcel 24                                  0         1,345             0           875           875
Land II 7.800 Parcel 26                                   0           597             0           514           514
Capital Fund 3.64 Parcel 2                                0           342             0           195           195
Capital Fund 60.10 Parcel 4                               0         1,410             0           687           687
Capital Fund 59.905 Parcel 12                           875           875             0           414           414
IREC - Lincoln Park Place                                 0         2,364             0         1,897         1,897

                      SALES OR DISPOSALS OF PROPERTIES (A)
                                 (000'S OMITTED)

                                              Excess (deficiency)      Amount of
                                                 of property           subsidies
                                                operating cash        included in   Total Taxable
                                              receipts over cash    operating cash   Gain (loss)       Ordinary Income     Capital
                                               expenditures (E)        receipts       from Sale           from Sale      Gain (loss)
------------------------------------------------------------------------------------------------------------------------------------
Monthly Income Fund II-Eurofresh Plaza              1,291                 0               514                  0               514
Land I 10.391 Acres of Parcel #16                       0                 0             1,202                  0             1,202
Land I 27.51 Acres of Parcel #17                        0                 0               163                  0               163
Land I 96.29 Acres of Parcel #23                        0                 0              (102)                 0              (102)
Land II 19.6296 Acres of Parcel #7                      0                 0               352                  0               352
Land II 20.138 Acres of Parcel #20                      0                 0                15                  0                15
Land II 1 Acre of Parcel #21                            0                 0                31                  0                31
Land II 2.4 Acres of Parcel #22                         0                 0               270                  0               270
Land II 5.8752 Acres of Parcel #23                      0                 0               202                  0               202
Land II 2.108 Acres of Parcel #26                       0                 0               174                  0               174
Capital Fund 13.503 Acres of Parcel #2                  0                 0               420                  0               420
Capital Fund Parcel #3                                  0                 0             1,232                  0             1,232
Capital Fund 1.0331 Acres of Parcel #4                  0                 0               278                  0               278
Capital Fund 188.9 Acres of Parcel #5                   0                 0               160                  0               160
Capital Fund 2.977 Acres of Parcel #10                  0                 0                48                  0                48
Capital Fund 10.643 Acres of Parcel #14                 0                 0                89                  0                89
Monthly Income Fund I - McHenry Plaza               1,092                 0               374                  0               374
Monthly Income Fund I - Rantoul Walmart             2,534                 0               787                  0               787
Land I - 40 Acres, Parcel 2                             0                 0                39                  0                39
Land I - Lot 5, Parcel 4                                0                 0               246                  0               246
Land I - Parcel 16                                      0                 0               185                  0               185
Land II - Lots, Parcel 7                                0                 0                (2)                 0                (2)
Land II - Lots, Parcel 23                               0                 0                33                  0                33
Land II - Lots, Parcel 26                               0                 0               320                  0               320
Capital Fund - 123 Acres Parcel 11                      0                 0             2,071                  0             2,071
Land I 4.400 acres Parcel 4                             0                 0               241                  0               241
Land I 90.6990 Parcel 13                                0                 0               121                  0               121
Land II 625.2828 Parcels 19 & 5                         0                 0             9,619                  0             9,619
Land II 63.000 Parcel 8                                 0                 0               321                  0               321
Land II 15.3920 Parcel 14                               0                 0             1,005                  0             1,005
Land II 168.9050 Parcel 16                              0                 0             2,157                  0             2,157
Land II 2.113 Parcel 17                                 0                 0               165                  0               165
Land II 73.395 Parcel 22                                0                 0             7,854                  0             7,854
Land II .2038 Parcel 23                                 0                 0               (10)                 0               (10)
Land II 4.3140 Parcel 24                                0                 0               469                  0               469
Land II 7.800 Parcel 26                                 0                 0                22                  0                22
Capital Fund 3.64 Parcel 2                              0                 0               121                  0               121
Capital Fund 60.10 Parcel 4                             0                 0               723                  0               723
Capital Fund 59.905 Parcel 12                           0                 0               446                  0               446
IREC - Lincoln Park Place                             218                 0               467                  0               467

                        SALES OR DISPOSALS OF PROPERTIES


                                NOTES TO TABLE V


(A) The table includes all sales of properties by the programs during the three years ended December 31, 2001. All sales have been made to parties unaffiliated with the partnerships.

(B) Consists of cash payments received from the buyers and the assumption of certain liabilities by the buyers at the date of sale, less expenses of sale.

(C) The stated principal amount of the notes is shown in the table under "Secured Notes Received at Sale." All sales with notes received at sale are being reported for tax purposes on the installment basis.

(D) Amounts represent the dollar amount raised from the offerings, less sales commissions and other offering expenses plus additional costs incurred on the development of the land parcels.

(E) Represents "Cash Available (Deficiency) from Operations (including subsidies)" as adjusted for applicable "Fixed Asset Additions" through the year of sale.

                                   APPENDIX B

                         DISTRIBUTION REINVESTMENT PLAN

                                   APPENDIX B

                      INLAND RETAIL REAL ESTATE TRUST, INC.
                        DISTRIBUTION REINVESTMENT PROGRAM

         Inland Retail Real Estate Trust, Inc., a Maryland corporation (the "Company"), pursuant to its Second Amendment and Restatement of Charter, as amended (the "Charter"), has adopted a Distribution Reinvestment Program (the "DRP"), the terms and conditions of which are set forth below. Capitalized terms are defined in Section X of this appendix, unless otherwise defined herein.

                  i. PARTICIPATION. As agent for the Stockholders who purchase Shares from the Company pursuant to the Company's public offering of its Shares (the "Offering") and elect to participate in the DRP (the "Participants"), the Company will apply all distributions, paid with respect to the Shares held by each Participant (the "Distributions"), including Distributions paid with respect to any full or fractional Shares acquired under the DRP, to the purchase of the Shares for said Participants directly, if permitted under state securities laws and, if not, through the Dealer Manager or Soliciting Dealers registered in the Participant's state of residence. Neither the Company nor its Affiliates will receive a fee for selling Shares under the DRP.

                  ii. PROCEDURE FOR PARTICIPATION. Any Stockholder who purchases Shares pursuant to the Company's Offering may elect to become a Participant by completing and executing the Subscription Agreement or other appropriate authorization form as may be available from the Company, the Dealer Manager or the Soliciting Dealer. Participation in the DRP will begin with the next Distribution payable after receipt of a Participant's subscription or authorization. Shares will be purchased under the DRP on the record date for the Distribution used to purchase the Shares. Distributions for Shares acquired under the DRP will be paid at the same time as Distributions are paid on Shares purchased outside the DRP and are calculated with a daily record and Distribution declaration date. Each Participant agrees that if, at any time prior to listing of the Shares on a national stock exchange or inclusion of the Shares for quotation on a national market system, he or she fails to meet the suitability requirements for making an investment in the Company or cannot make the other representations or warranties set forth in the Subscription Agreement, he or she will promptly so notify the Company in writing.

                  iii. PURCHASE OF SHARES. Participants will acquire Shares from the Company at a fixed price of $9.50 per Share until the first to occur of (i) the termination of the Offering, or (ii) the public offering price per Share in the Offering is increased above $10 per share. Thereafter, Participants will acquire Shares from the Company at a price equal to 95% of the Market Price of a Share on the date of purchase until such time as the Company's Shares are listed on a national stock exchange or included for quotation on a national market system. In the event of such listing or inclusion, Shares purchased by the Company for the DRP will be purchased on such exchange or market, at the prevailing market price, and will be sold to Stockholders at such price. The discount per Share is never intended to exceed 5% of the current Market Price of a Share on the date of purchase. Participants in the DRP may also purchase fractional Shares so that 100% of the Distributions will be used to acquire Shares. However, a Participant will not be able to acquire Shares under the DRP to the extent such purchase would cause it to exceed the Ownership Limit or other Share ownership restrictions imposed by the Charter.

         It is possible that a secondary market will develop for the Shares, and that the Shares may be bought and sold on the secondary market at prices lower or higher than the $9.50 per Share price which will be paid under the DRP.

         The Company shall endeavor to acquire Shares on behalf of Participants at the lowest price then available. However, the Company does not guarantee or warrant that the Participant will be acquiring Shares at the lowest possible price.

         If the Company's Shares are listed on a national stock exchange or included for quotation on a national market system, the reservation of any Shares from the Offering for issuance under the DRP, which have not been issued as of the date of such listing or inclusion, will be canceled, and such Shares will continue to have the status of authorized but unissued Shares. Those unissued Shares will not be issued unless they are first registered with the Securities and Exchange Commission (the "Commission") under the Act and under appropriate state securities laws or are otherwise issued in compliance with such laws.

         It is understood that reinvestment of Distributions does not relieve a Participant of any income tax liability which may be payable on the Distributions.

                  iv. SHARE CERTIFICATES. Within 90 days after the end of the Company's fiscal year, the Company will issue certificates evidencing ownership of Shares purchased through the DRP during the prior fiscal year. The ownership of the Shares will be in book-entry form prior to the issuance of such certificates.

                  v. REPORTS. Within 90 days after the end of the Company's fiscal year, the Company will provide each Participant with an individualized report on his or her investment, including the purchase date(s), purchase price and number of Shares owned, as well as the dates of distribution and amounts of Distributions received during the prior fiscal year. The individualized statement to Stockholders will include receipts and purchases relating to each Participant's participation in the DRP including the tax consequences relative thereto.

                  vi. TERMINATION BY PARTICIPANT. A Participant may terminate participation in the DRP at any time, without penalty, by delivering to the Company a written notice. Prior to listing of the Shares on a national stock exchange or inclusion of the Shares for quotation on a national market system, any transfer of Shares by a Participant to a non-Participant will terminate participation in the DRP with respect to the transferred Shares. If a Participant terminates DRP participation, the Company will provide the terminating Participant with a certificate evidencing the whole shares in his or her account and a check for the cash value of any fractional share in such account. Upon termination of DRP participation, Distributions will be distributed to the Stockholder in cash.

                  vii. AMENDMENT OR TERMINATION OF DRP BY THE COMPANY. The Directors of the Company may by majority vote (including a majority of the Independent Directors) amend or terminate the DRP for any reason upon 30 days' written notice to the Participants.

                  viii. LIABILITY OF THE COMPANY. The Company shall not be liable for any act done in good faith, or for any good faith omission to act, including, without limitation, any claims or liability: (a) arising out of failure to terminate a Participant's account upon such Participant's death prior to receipt of notice in writing of such death; and (b) with respect to the time and the prices at which Shares are purchased or sold for a Participant's account. To the extent that indemnification may apply to liabilities arising under the Act or the securities laws of a state, the Company has been advised that, in the opinion of the Commission and certain state securities commissioners, such indemnification is contrary to public policy and, therefore, unenforceable.

                  ix. GOVERNING LAW. This DRP shall be governed by the laws of the State of Maryland. However, causes of action for violations of federal or state securities laws shall not be governed by this Section IX.

                  x.       DEFINED TERMS.

                  "ACT" means the Securities Act of 1933, as amended, and the Rules and Regulations promulgated thereunder.

                  "AFFILIATE" means, with respect to any other Person: (i) any Person directly or indirectly owning, controlling or holding, with the power to vote 10% or more of the outstanding voting securities of such other Person; (ii) any Person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held, with the power to vote, by such other Person; (iii) any Person directly or indirectly controlling, controlled by or under common control with such other Person; (iv) any executive officer, director, trustee or general partner of such other Person; and (v) any legal entity for which such Person acts as an executive officer, director, trustee or general partner.

                  "DEALER MANAGER" means Inland Securities Corporation, one of the TIGI Affiliated Companies.

                  "DIRECTORS" means the members of the Board of Directors of the Company, including the Independent Directors.

                  "INDEPENDENT DIRECTORS" means the Directors who: (i) are not affiliated and have not been affiliated within the two years prior to their becoming an Independent Director, directly or indirectly, with the Company, the Sponsor, or the Advisor, whether by ownership of, ownership interest in, employment by, any material business or professional relationship with, or as an officer or director of the Company, the Sponsor, the Advisor or any of their Affiliates; (ii) do not serve as a director or trustee for more than two other REITs organized by the Company or the Advisor; and (iii) perform no other services for the Company, except as Directors. For this purpose, an indirect relationship shall include circumstances in which a member of the immediate family of a Director has one of the foregoing relationships with the Company, the Sponsor, the Advisor or any of their Affiliates. For purposes of determining whether or not the business or professional relationship is material, the aggregate gross revenue derived by the prospective Independent Director from the Company, the Sponsor, the Advisor and their Affiliates shall be deemed material per se if it exceeds 5% of the prospective Independent
         Directors: (i) annual gross revenue, derived from all sources, during either of the last two years; or (ii) net worth, on a fair market value basis.

                  "MARKET PRICE" means on any date the average of the Closing Price (as defined below) per Share for the five consecutive Trading Days (as defined below) ending on such date. The "Closing Price" on any date means the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the principal national securities exchange on which the Shares are listed or admitted to trading or, if the Shares are not listed or admitted to trading on any national securities exchange, the last quoted price, or if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by The Nasdaq Stock Market, Inc. ("Nasdaq"), or, if Nasdaq is no longer in use, the principal automated quotation system that may then be in use or, if the Shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Shares selected by the Board, or if there is no professional market maker making a market in the Shares, the average of the last ten (10) sales pursuant to the Offering if the Offering has not concluded, or if the Offering has concluded, the average of the last ten (10) purchases by the Company pursuant to its Share Repurchase Program (the "SRP"), and if there are fewer than ten (10) of such purchases under the SRP, then the average of such lesser number of purchases, or, if the SRP is not then in existence, the price at which the Company is then offering Shares to the public if the Company is then engaged in a public offering of Shares, or if the Company is not then offering Shares to the public, the price at which a Stockholder may purchase Shares pursuant to the Company's Distribution Reinvestment Program (the "DRP") if such DRP is then in existence, or if the DRP is not then in existence, the fair market value of the Shares as determined by the Company, in its sole discretion. "Trading Day" shall mean a day on which the principal national securities exchange or national automated quotation system on which the Shares are listed or admitted to trading is open for the transaction of business or, if the Shares are not listed or admitted to trading on any national securities exchange or national automated quotation system, shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of Illinois are authorized or obligated by law or executive order to close. The term "regular way" means a trade that is effected in a recognized securities market for clearance and settlement pursuant to the rules and procedures of the National Securities Clearing Corporation, as opposed to a trade effected "ex-clearing" for same-day or next-day settlement.

                  "NASD" means the National Association of Securities Dealers, Inc.

                  "OWNERSHIP LIMIT" means the prohibition on beneficial ownership of no more than 9.8%, in number of shares or value, of outstanding Equity Stock of the Company.

                  "SHARES" means the shares of voting common stock, par value $.01 per share, of the Company, and "SHARE" means one of those Shares.

                  "SOLICITING DEALERS" means the dealer members of the NASD, designated by the Dealer Manager.

                  "STOCKHOLDERS" means the holders of Shares.

                                   APPENDIX C

[INLAND RETAIL ESTATE LOGO]

INLAND RETAIL REAL ESTATE TRUST, INC., INSTRUCTIONS TO SUBSCRIBERS Any person desiring to subscribe for our common shares should carefully read and review the Prospectus, as supplemented to date, and if he/she desires to subscribe for shares, complete the Subscription Agreement/Signature Page which follows these instructions. Follow the appropriate instruction listed below for the items indicated. Please print in ballpoint pen or type the information.
_______________________________________________________________________________
MAKE CHECK PAYABLE TO:

PLEASE MAIL THE GREEN COPY, THE PINK COPY, AND YOUR CHECK MADE PAYABLE TO "LBNA/ESCROW AGENT FOR IRRET" TO: Inland Securities Corporation, 2901 Butterfield Road, Oak Brook, Illinois 60523, Attn: Investor Services. Please use ballpoint pen or type the information. If you have questions, please call 800-826-8228.

FOR CUSTODIAL ACCOUNTS CHECKS SHOULD BE MADE PAYABLE TO THE CUSTODIAN AND SENT ALONG WITH THIS FORM DIRECTLY TO CUSTODIAN.
_______________________________________________________________________________
INVESTMENT A

Item 1(a) -- Enter the number of shares to be purchased and the dollars and cents amount of the purchase. Minimum purchase 300 shares ($3,000). Qualified Plans 100 shares ($1,000). (Iowa requires 300 shares ($3,000) for IRA accounts; Minnesota requires 200 shares ($2,000) for IRA and qualified accounts).

Check the box to indicate whether this is an initial or an additional investment. The "Additional Investment" box must be checked in order for this subscription to be combined with another subscription for purposes of a volume discount. COMPLETED SUBSCRIPTION AGREEMENT IS REQUIRED FOR EACH INITIAL AND ADDITIONAL INVESTMENT.

Item 1(b) -- Deferred Commission Option: Please check the box if you have agreed with your Soliciting Dealer to elect the Deferred Commission Option, as described in the prospectus, as supplemented to date. By electing the Deferred Commission Option, you are required to pay only $9.40 per share purchased upon subscription. For the next six years, following the year of subscription, you will have a sales commission of $0.10 per share deducted from and paid out of cash distributions otherwise distributable to you. Election of the Deferred Commission Option shall authorize the Company to withhold such amounts from cash distributions otherwise payable to you and to pay them as described in the "Plan of Distribution-Deferred Commission Option" section of the prospectus, as supplemented to date.
_______________________________________________________________________________
REGISTRATION INFORMATION B

Item 2 -- Enter the exact name in which the shares are to be held. For co-owners enter the names of all owners. For investments by qualified plans, include the exact name of the plan. For investments by qualified plans, enter the name of the custodian or trustee on the first line and FBO the name of the investor on the second line. If this is an additional purchase by a qualified plan, please use the same exact plan name as previously used.
Item 3 -- Enter mailing address, state of residence and telephone number of owner. For qualified investments please enter mailing address of custodian or trustee.
Item 4 -- Enter the residence address if different than the mailing address. For qualified investments, please enter the residence address of the investor.
Item 5 -- Enter birth date(s) or date of incorporation.
Item 6 -- Check the appropriate box. If the owner is a non-resident alien, he must apply to the United States Internal Revenue Service for an identification number via Form SS-4 for an individual or SS-5 for a corporation, and supply the number to the Company as soon as it is available.
Item 7 -- Check this box if the owner is an employee of Inland or an individual who has been continuously affiliated with Inland as an independent contractor.
Item 8 -- Enter the Social Security number or Taxpayer I.D. number. The owner is certifying that this number is correct. For qualified investments please enter both the investor's social security number (for identification purposes) and the custodian or trustee's Taxpayer I.D. number (for tax purposes).
_______________________________________________________________________________
TYPE OF OWNERSHIP C

Item 9 -- Check the appropriate box to indicate the type of entity which is subscribing. If this is an additional purchase, this should be completed exactly the same as previous investment. If the subscriber is a pension or profit sharing plan, indicate whether it is taxable or exempt from taxation under Section 501A of the Internal Revenue Code. If you check the Individual Ownership box and you wish to designate a Transfer on Death beneficiary, you may check the "TOD" box and you must fill out the Transfer on Death Form in order to effect the designation.
_______________________________________________________________________________
DISTRIBUTION OPTIONS D

Item 10 -- Check the appropriate box to indicate distribution options.
Item 10(a) -- Check if you desire distributions to be mailed to address of record in Section B, Item 2 above.
Item 10(b) -- Check if you desire to participate in Distribution Reinvestment Program.
Item 10(c) -- If owner desires direct deposit of his/her/their cash distributions to an account or address other than as set forth in the Subscription Agreement/Signature Page, please check preferred option; Mail OR Electronic Funds Transfer (EFT) and complete the information needed. For EFT, please enclose a voided check and provide the Bank ABA number in addition to the account number.
_______________________________________________________________________________
SIGNATURE E

Item 11 -- The Subscription Agreement/Signature Page must be executed by the owner(s), and if applicable, the trustee or custodian.
_______________________________________________________________________________
BROKER/DEALER REGISTERED REPRESENTATIVE F

Item 12 -- Enter the name of the broker/dealer and the name of the Registered Representative, along with the street address, city, state, zip code, telephone number, fax and e-mail of the Registered Representative. By executing the Subscription Agreement/Signature Page, the Registered Representative substantiates compliance with the conduct rules of the NASD, by certifying that the Registered Representative has reasonable grounds to believe, based on information obtained from the investor concerning his, her or its investment objectives, other investments, financial situation and needs and any other information known by such Registered Representative, that investment in the Company is suitable for such investor in light of his, her or its financial position, net worth and other suitability characteristics and that the Registered Representative has informed the investor of all pertinent facts relating to the liability, liquidity and marketability of an investment in the Company during its term. The Registered Representative (authorized signature) should sign where provided.
Item 12(a)-Check the box to indicate whether the broker-dealer agrees to the Deferred Commission Option if the subscriber has elected the Deferred Commission Option; the broker-dealer must sign to acknowledge that agreement.
Item 12(b)-Check the box to indicate whether the Registered Representative chooses to purchase common stock net of selling commissions.
_______________________________________________________________________________
REGISTERED INVESTMENT ADVISOR (RIA) G

Item 13 -- Check the box to indicate whether this subscription was solicited or recommended by an investment advisor/broker-dealer whose agreement with the subscriber includes a fixed or "wrap" fee feature for advisory and related brokerage services, and, accordingly, may not charge the regular selling commission. That box must be checked in order for such subscribers to purchase shares net of the selling commissions.
_______________________________________________________________________________
SUBMISSION OF SUBSCRIPTION

The properly completed and executed Green and Pink copies of the Subscription Agreement/Signature Page together with a CHECK MADE PAYABLE TO "LBNA/ESCROW AGENT FOR IRRET" should be returned to the owner's Registered Representative or the offices of Inland Securities Corporation, 2901 Butterfield Road, Oak
Brook, Illinois 60523. FOR CUSTODIAL ACCOUNTS CHECKS SHOULD BE MADE PAYABLE TO THE CUSTODIAN AND SENT ALONG WITH THIS FORM DIRECTLY TO CUSTODIAN.
_______________________________________________________________________________
NOTE: If a person other than the person in whose name the shares will be held is reporting the income received from the Company, you must notify the Company in writing of that person's name, address and Social Security number.
ALL INVESTORS AND THEIR REGISTERED REPRESENTATIVES MUST SIGN THE SUBSCRIPTION AGREEMENT/SIGNATURE PAGE PRIOR TO TENDERING ANY FUNDS FOR INVESTMENT IN SHARES. CALIFORNIA INVESTORS
All certificates representing shares which are sold in the state of California will bear the following legend conditions: IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFORE, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES.
Any subscriber seeking to purchase shares pursuant to a discount offered by the Company must submit such request in writing and set forth the basis for the request. Any such request will be subject to verification by the Company.

                     INLAND RETAIL REAL ESTATE TRUST, INC.
                2901 Butterfield Road, Oak Brook, Illinois 60523
[INLAND              SUBSCRIPTION AGREEMENT/SIGNATURE PAGE
LOGO]      Please read this Subscription Agreement/Signature Page and the Terms and Conditions before signing.
              Subscriber must read the Subscription Instructions.

     -------------------------------------------------------------------------------------------------------------------------------
A                                            MAKE CHECK PAYABLE TO LBNA/ESCROW AGENT FOR IRRET
        FOR CUSTODIAL ACCOUNTS CHECKS SHOULD BE MADE PAYABLE TO THE CUSTODIAN AND SENT ALONG WITH THIS FORM DIRECTLY TO CUSTODIAN.
     -------------------------------------------------------------------------------------------------------------------------------
     (1)a INVESTMENT
          This subscription is in the amount of $            for the purchase of            shares of Inland Retail Real Estate
          Trust, Inc. at $10 per share. Minimum initial investment: 300 shares (100 shares for IRA, Keogh and qualified plan accounts-Iowa requires 300 shares for IRA accounts; Minnesota requires 200 shares for IRA and qualified plan accounts).
          THIS IS AN: / / INITIAL INVESTMENT   / / ADDITIONAL INVESTMENT  A completed Subscription Agreement is required for each initial and additional investment.
     (1)b / / CHECK THE BOX TO ELECT THE DEFERRED COMMISSION OPTION. (This election must be agreed to and signed by the broker/dealer listed below)
     ===============================================================================================================================
B    (2) REGISTERED OWNER                                                                              / / / /-/ / / /-/ / / / /
         / / Mr.  / / Mrs.  / / Ms.                                                                   (AREA CODE) HOME TELEPHONE
         CO-OWNER / / Mr.  / / Mrs. / / Ms.  ------------------------------------------------------
     / / CUSTODIAL COMPANY, IF APPLICABLE
                                             ------------------------------------------------------
     (3) MAILING ADDRESS                                                                               / / / /-/ / / /-/ / / / /
                                             ------------------------------------------------------   (AREA CODE) BUSINESS TELEPHONE
         CITY, STATE & ZIP CODE
     -------------------------------------------------------------------------------------------------------------------------------
     (4) RESIDENCE ADDRESS IF DIFFERENT FROM ABOVE OR FOR INVESTOR OF QUALIFIED PLAN
     -------------------------------------------------------------------------------------------------------------------------------
         STREET                              CITY                          STATE     ZIP       EMAIL
     -------------------------------------------------------------------------------------------------------------------------------
                                             (5) BIRTH DATE / / / / / / /    / / / / / / /             (6) PLEASE INDICATE
                                                            MONTH DAY YEAR   MONTH DAY YEAR                CITIZENSHIP STATUS
                                                                                                       / / U.S. CITIZEN
     (8) SOCIAL SECURITY #    / / / /-/ / /-/ / / / /                  CORPORATE OR CUSTODIAL          / / RESIDENT ALIEN
         CO-OWNER                                                      TAX IDENTIFICATION NUMBER       / / NON-RESIDENT ALIEN
         SOCIAL SECURITY #    / / / /-/ / /-/ / / / /                  / / / / / / / / / / / / /       (7) / / EMPLOYEE OR AFFILIATE
     -------------------------------------------------------------------------------------------------------------------------------
C    (9) TYPE OF OWNERSHIP
         / / INDIVIDUAL OWNERSHIP            / / CORPORATE OWNERSHIP                  / / SIMPLIFIED EMPLOYEE PENSION/TRUST (S.E.P.)
         / / TOD (FILL OUT TOD FORM TO       / / PARTNERSHIP OWNERSHIP                / / PENSION OR PROFIT SHARING PLAN
                 EFFECT DESIGNATION          / / LLC OWNERSHIP                            / / TAXABLE  / / EXEMPT UNDER SEC.501A
         / / JOINT TENANTS WITH RIGHT        / / IRA                                  / / TRUST/DATE TRUST ESTABLISHED______________
             OF SURVIVORSHIP                 / / KEOGH                                    NAME OF TRUSTEE OR OTHER ADMINISTRATOR
         / / COMMUNITY PROPERTY              / / UNIFORM GIFTS TO MINORS ACT              ______________________________________
         / / TENANTS IN COMMON                   STATE OF __________ A CUSTODIAN          / / TAXABLE    / / GRANTOR A OR B
         / / TENANTS BY THE ENTIRETY             FOR ________________________         / / ESTATE
                                                                                      / / OTHER (SPECIFY) ___________________
     -------------------------------------------------------------------------------------------------------------------------------
D    (10) DISTRIBUTION OPTIONS
     (10)a / / MAIL TO ADDRESS OF RECORD
     (10)b / / DISTRIBUTION REINVESTMENT PROGRAM: Subscriber elects to participate in the Distribution Reinvestment Program described in the Prospectus.
     (10)c / / DISTRIBUTIONS DIRECTED TO: / / VIA MAIL Complete information below.
                                          / / VIA ELECTRONIC FUNDS TRANSFER (EFT) Complete information below. See EFT language on reverse of this Agreement.
                      -----------------------------------------------------------------------
     NAME OF BANK,
     BROKERAGE FIRM   -----------------------------------------------------------------------   / / / / / / / / / / / / /
     OR INDIVIDUAL                                                                              BANK ABA # (FOR EFT ONLY)
                      -----------------------------------------------------------------------   PLEASE ENCLOSE VOIDED CHECK
     MAILING ADDRESS                                                                            / / / / / / / / / / / / /
     CITY, STATE, ZIP -----------------------------------------------------------------------   ACCOUNT NUMBER -- MUST BE FILLED IN
     -------------------------------------------------------------------------------------------------------------------------------
E    (11) THE UNDERSIGNED CERTIFIES, under penalties of perjury (i) that the taxpayer identification number shown on the
     Subscription Agreement/Signature Page is true, correct and complete, and (ii) that he is not subject to backup withholding either because he has not been notified that he is subject to backup withholding as a result of a failure to report all interest or distributions, or the Internal Revenue Service has notified him that he is no longer subject to backup withholding.
     The undersigned further acknowledges and/or represents (or in the case of fiduciary accounts, the person authorized to sign on such Investor's behalf) the following:
       (a) acknowledges receipt, not less than five (5) business days prior to the signing of this Subscription Agreement, of the
           Prospectus of the Company relating to the shares, wherein the terms and conditions of the offering of the shares are described, including among other things, the restrictions on ownership and transfer of shares, which require, under certain circumstances, that a holder of shares shall give written notice and provide certain information to the Company.
       (b) represents that I (we) either: (i) have a net worth (excluding home, home furnishings and automobiles) of at least
           $45,000 and estimate that (without regard to investment in the Company) I (we) have gross income due in the current year of at least $45,000; or (ii) have a net worth (excluding home, home furnishings and automobiles) of at least $150,000 or higher suitability as may be required by certain states and set forth on the reverse side hereof; in the case of sales to fiduciary accounts, the suitability standards must be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the shares.
       (c) represents that the investors are purchasing the shares for his or her own account and if I am (we are) purchasing shares on behalf of a trust or other entity of which I am (we are) trustee(s) or authorized agent(s) I (we) have due authority to execute the Subscription Agreement/Signature Page and do hereby legally bind the trust or other entity of which I am (we are) trustee(s) or authorized agents(s).
       (d) acknowledges that the shares are not liquid; (not required for Minnesota or Maine residents)
       (e) If an Affiliate of the Company, represents that the shares are being purchased for investment purposes only and not for immediate resale.
     ---------------------------------------------------------                 X
                                                                               -----------------------------------------------------
     ---------------------------------------------------------                 SIGNATURE -- REGISTERED OWNER
     PRINT NAME OF CUSTODIAN OR TRUSTEE (IF APPLICABLE)                        X
                                                                               -----------------------------------------------------
                                                                               SIGNATURE -- CO-OWNER (IF APPLICABLE)

     ---------------------------------------------------------                 -----------------------------------------------------
     AUTHORIZED SIGNATURE (CUSTODIAN OR TRUSTEE IF APPLICABLE)                 DATE
     -------------------------------------------------------------------------------------------------------------------------------
                           A SALE OF THE SHARES MAY NOT BE COMPLETED UNTIL AT LEAST FIVE BUSINESS DAYS
                                      AFTER THE DATE THE SUBSCRIBER RECEIVES THE PROSPECTUS.
     -------------------------------------------------------------------------------------------------------------------------------
F    (12) BROKER/DEALER DATA--COMPLETED BY SELLING REGISTERED REPRESENTATIVE (PLEASE USE REP'S ADDRESS--NOT HOME OFFICE)

     NAME OF REGISTERED                                                                        / / / /-/ / / /-/ / / / /
     REPRESENTATIVE                                                                       REGISTERED REPRESENTATIVE'S TELEPHONE
     / / MR.  / / MRS.  / / MS.  ----------------------------------------------    HAVE YOU CHANGED BROKER/DEALERS?  / / Yes  / / No

     MAILING ADDRESS             ----------------------------------------------
     CITY, STATE &                                                                 -------------------------------------------------
     ZIP CODE                    ----------------------------------------------    REGISTERED REPRESENTATIVE'S E-MAIL

     BROKER/DEALER               ----------------------------------------------    -------------------------------------------------
     NAME                                                                          REGISTERED REPRESENTATIVE'S FAX
                                 ----------------------------------------------
     HOME OFFICE                                                                   X
     MAILING ADDRESS             ----------------------------------------------    -------------------------------------------------
     CITY, STATE &                                                                 SIGNATURE--REGISTERED REPRESENTATIVE
     ZIP CODE                    ----------------------------------------------
                                                                                   X
     B/D CLIENT                  #                                                 -------------------------------------------------
     ACCOUNT NUMBER              ----------------------------------------------    SIGNATURE--BROKER/DEALER (IF APPLICABLE)
     (12)a / / DEFERRED COMMISSION OPTION: Check the box if broker/dealer has agreed to this option.
                Broker/dealer signature: ________________________________________
     (12)b / / REGISTERED REPRESENTATIVE NAV PURCHASE
     -------------------------------------------------------------------------------------------------------------------------------
G    (13) REGISTERED INVESTMENT ADVISOR (RIA) / / CHECK ONLY IF investment is made through the RIA in its capacity as a Registered
          Representative, if applicable, whose agreement with the subscriber includes a fixed or "wrap" fee feature for advisory and related brokerage services. If an owner or principal or any member of the RIA firm is an NASD licensed Registered
          Representative affiliated with a broker/dealer, the transaction should be conducted through that broker/dealer, not through the RIA.

                      INLAND RETAIL REAL ESTATE TRUST, INC.

                               LASALLE BANK N.A.

                                PARTICIPANT COPY

                           BROKER REPRESENTATIVE COPY

                     SUBSCRIPTION AGREEMENT/SIGNATURE PAGE

     Certain states have imposed special financial suitability standards for subscribers who purchase shares.

     If the subscriber is a resident of Maine, the subscriber must have either:
(i) a minimum net worth (excluding home, home furnishings and automobiles) of $200,000; or (ii) a minimum annual gross income of $50,000 and a minimum net worth (exclusive of home, home furnishings and automobiles) of $50,000.

     If the subscriber is a resident of Iowa, Massachusetts, Michigan, Missouri, Oregon or Tennessee, the subscriber must have either: (i) a minimum net worth (excluding home, home furnishings and automobiles) of $225,000; or
(ii) a minimum annual gross income of $60,000 and a minimum net worth (exclusive of home, home furnishings and automobiles) of $60,000.

     In addition, if the subscriber is a resident of Kansas, Ohio or Pennsylvania, the investment may not exceed 10% of the investor's liquid net worth.

     We intend to assert the foregoing representations as a defense in any subsequent litigation where such assertion would be relevant. We have the right to accept or reject this subscription in whole or in part, so long as such partial acceptance or rejection does not result in an investment of less than the minimum amount specified in the prospectus. As used above, the singular includes the plural in all respects if shares are being acquired by more than one person. As used in this Subscription Agreement, "Inland" refers to The Inland Group, Inc. and its affiliates. This Subscription Agreement and all rights hereunder shall be governed by, and interpreted in accordance with, the laws of the State of Illinois.

     By executing this Subscription Agreement, the subscriber is not waiving any rights under the federal securities laws.

EFT LANGUAGE
I (we) hereby authorize Inland Retail Real Estate Trust, Inc. ("Company") to deposit distributions from my (our) interest in stock of the Company into the account listed in Section D of Subscription Agreement at the financial institution indicated in Section D of Subscription Agreement. I further authorize the Company to debit my account noted in Section D of Subscription Agreement in the event that the Company erroneously deposits additional funds to which I am not entitled, provided that such debit shall not exceed the original amount of the erroneous deposit. In the event that I withdraw funds erroneously deposited into my account before the Company reverses such deposit, I agree that the Company has the right to retain any future distributions that I am entitled until the erroneously deposited amounts are recovered by the Company.

This authorization is to remain in full force and effect until the Company has received written notice from me of the termination of this authorization in time to allow reasonable opportunity to act on it, or until Company has sent me written notice of termination of this authorization.

                                   APPENDIX D

                          TRANSFER ON DEATH DESIGNATION
                      INLAND RETAIL REAL ESTATE TRUST, INC.
                         TRANSFER ON DEATH FORM (T.O.D.)

USE THIS FORM TO DESIGNATE A T.O.D. BENEFICIARY(IES).                           PLEASE MAIL THIS FORM TO:
THIS FORM IS NOT VALID FOR IRA ACCOUNTS.                                        INLAND SECURITIES CORPORATION
                                                                                2901 BUTTERFIELD ROAD
                                                                                OAK BROOK, ILLINOIS 60523
                                                                                ATTN: INVESTOR SERVICES
A.  INVESTOR INFORMATION

1.    Name of registered owner(s), exactly as name(s) appear(s)                 3. Daytime phone number:
      on stock certificate or subscription agreement:
                                                                                      -     -     -
                                                                                   -----------------------


2.    Social Security number(s) of registered owner(s):                         4.    State(s) of Residence:

          -   -
      --------------

          -   -
      --------------


B.  TRANSFER ON DEATH DESIGNATION

PLEASE REVIEW THE REVERSE SIDE FOR ADDITIONAL TRANSFER ON DEATH INFORMATION.

I authorize Inland Retail Real Estate Trust, Inc. to register all of my shares of its common stock in beneficiary form, assigning ownership on my death to my beneficiary(ies). I understand that if more than one beneficiary is listed, percentages for each must be designated. If percentages are not designated, the shares will be divided equally. Percentages must equal 100%.

1.    Name of Primary Beneficiary:                                              1.    Name of Primary Beneficiary:

      ---------------------------                                                     ----------------------------

2.    Social Security Number:                                                   2.    Social Security Number:

          -   -                                                                           -   -
      --------------                                                                  --------------

OR Tax Identification Number:                                                   OR Tax Identification Number:

          -   -                                                                           -   -
      --------------                                                                  --------------


3.    Percentage:      %                                                        3.    Percentage:      %
                  -----                                                                           -----

C. SIGNATURE

By signing below, I authorize Inland Retail Real Estate Trust, Inc. to register all of my shares of its common stock in T.O.D. form. The designation(s) will be effective on the date of receipt. Accordingly, I hereby revoke any beneficiary designation(s) made previously with respect to my Inland shares. I have reviewed the information on the reverse side of this agreement. I agree on behalf of myself and my heirs, assigns, executors, administrators and beneficiaries to indemnify and hold harmless Inland Retail Real Estate Trust, Inc. and any and all of its affiliates, agents, successors and assigns, and their respective directors, officers and employees, from and against any and all claims, liability, damages, actions and expenses arising directly or indirectly out of or resulting from the transfer of my shares in accordance with this T.O.D. designation.

I further understand that Inland Retail Real Estate Trust, Inc. cannot provide any legal advice and I agree to consult with my attorney, if necessary, to make certain that the T.O.D. designation is consistent with my estate and tax planning. Sign exactly as the name(s) appear(s) on the stock certificate or subscription agreement. All registered owners must sign. THIS AUTHORIZATION FORM IS SUBJECT TO THE ACCEPTANCE OF INLAND RETAIL REAL ESTATE TRUST, INC.

x                                               x
  --------------------------                      --------------------------
  Signature             Date                      Signature            Date

TRANSFER ON DEATH INFORMATION


         - A Transfer on Death (T.O.D.) designation transfers ownership of shares to the registered owner's beneficiary(ies) upon death; provided that Inland Retail Real Estate Trust, Inc. receives proof of death and other documentation it deems necessary or appropriate.

         -        Until the death of the account owner(s), the T.O.D.
                  beneficiary(ies) has (have) no present interest in, or authority over, the T.O.D. account.

         - A T.O.D. designation will be accepted only where shares are owned either (1) by a natural person and registered in that individual's name or (2) by two or more natural persons as joint tenants with rights of survivorship.

         - Accounts registered to trusts, corporations, charities, and other such entities may not declare a T.O.D. designation because they are considered perpetual. These entities, however, may be listed as a beneficiary on a T.O.D. for accounts registered to natural person(s).

         - A T.O.D. designation made by joint tenants with rights of survivorship does not take effect until the last of all multiple owners dies. The surviving owners may revoke or change the T.O.D. designation at any time.

         - If the beneficiary(ies) does (do) not survive the registered owner(s), the shares will be treated as belonging to the decedent's estate.

         -        A minor may not be named as a beneficiary.

         - A T.O.D. designation will not be accepted from residents of Louisiana, New York, North Carolina or Texas.

         - A T.O.D. designation and all rights related thereto shall be governed by the laws of the state of Illinois.

         - A T.O.D. designation may be voided at any time by Inland Retail Real Estate Trust, Inc., in its sole discretion, if there is any doubt as to the validity or effectiveness of a T.O.D. designation.

                                   APPENDIX E1

                               LETTER OF DIRECTION


___________, 20___


Inland Real Estate Investment Corporation
2901 Butterfield Road
Oak Brook, Illinois  60523


RE:   Registered Investment Advisory Fees
      Account No. _________  ("Account")


You are hereby instructed and authorized by me to deduct advisory fees payable to _______________, my registered investment advisor, in the following amount from my Account, and to pay such amount by wire transfer in immediately available funds to my registered investment advisor, upon each distribution paid by Inland Retail Real Estate Trust, Inc. (the "Company") on my Account, as payment for my registered investment advisor's advisory fees.

         $__________________; OR

         ___________________% of the cash distributions paid by the Company on my Account.

I understand and acknowledge that any and all advisory fees payable to my registered investment advisor are my sole responsibility and you are paying the amounts directed by me as an accommodation.

This letter shall serve as an irrevocable instruction to you to pay such advisory fees from my Account until such time as I provide you with written notice of my election to revoke this instruction.

Sincerely,

                                      E1-1

                                   APPENDIX E2

                              NOTICE OF REVOCATION


_____________, 20___


Inland Real Estate Investment Corporation
2901 Butterfield Road
Oak Brook, Illinois  60523


RE:   Revocation of Instruction
      Account No. ____________  ("Account")


This letter shall serve as notice to you of my revocation of my instruction to you to deduct advisory fees from my Account and pay such fees directly to ______________, my registered investment advisor, pursuant to my letter to you dated _________.

I hereby instruct you to cease any and all future deductions from my Account for the purpose of such advisory fee payments. I understand and acknowledge that this revocation will be effective within one business day of receipt by you.


Sincerely,

                                      E2-1

                                   APPENDIX F

                              PRIVACY POLICY NOTICE


                      INLAND RETAIL REAL ESTATE TRUST, INC.
                                 PRIVACY POLICY


OUR COMMITMENT TO PROTECTING YOUR PRIVACY. We consider customer privacy to be fundamental to our relationship with our shareholders. In the course of servicing your account, we collect personal information about you ("NONPUBLIC PERSONAL INFORMATION"). We collect this information to know who you are so that we can provide you with products and services that meet your particular financial and investing needs, and to meet our obligations under the laws and regulations that govern us.

Throughout our history we have been, and we remain, committed to maintaining the confidentiality, integrity and security of our shareholders' personal information. It is our policy to respect the privacy of our current and former shareholders and to protect the personal information entrusted to us. This Privacy Policy (the "POLICY") describes the standards we follow for handling your personal information, with the dual goals of meeting your financial needs while respecting your privacy.

This Policy applies to the Inland family of companies, which includes Inland Retail Real Estate Trust, Inc.

1.       INFORMATION WE MAY COLLECT

We may collect nonpublic personal information about you from three sources:

-        Information on applications, subscription agreements or other forms.
         This category may include your name, address, tax identification number, age, marital status, number of dependents, assets, debts, income, employment history, beneficiary information and personal bank account information.

- Information about your transactions with us, our affiliates and others such as: the types of products you purchase, your account balances, margin loan history and payment history.

- Information obtained from others, such as from consumer credit reporting agencies. This may include information about your creditworthiness, financial circumstances and credit history, including any bankruptcies and foreclosures.

2.       PERSONS TO WHOM WE MAY DISCLOSE INFORMATION

We may disclose all three types of nonpublic personal information about you to the unaffiliated third parties and in the circumstances described below, as permitted by applicable laws and regulations.

- Companies with whom we have contracted to provide account-related services, such as statement preparation, execution services, custodial services, and report preparation. (Every contract with each of these service providers prohibits the service provider from disclosing or using your nonpublic personal information for any purpose except to provide the service for which we have contracted.)

- Our lawyers, accountants, auditors, regulators, advisors, and quality-control consultants.

-        If we suspect fraud.

- To protect the security of our records, Web site and telephone customer service center.

-        Information you have authorized us to disclose.

3.       PROTECTING YOUR INFORMATION

Our employees are required to follow the procedures we have developed to protect the integrity of your information. These procedures include:

- Restricting physical and other access to your nonpublic personal information to persons with a legitimate business need to know the information in order to service your account.

- Contractually obligating third parties doing business with us to comply with all applicable privacy and security laws.

- Providing information to you only after we have used reasonable efforts to assure ourselves of your identity by asking for and receiving from you information only you should know.

- Maintaining reasonably adequate physical, electronic and procedural safeguards to protect your information.

4.       FORMER CUSTOMERS

We treat information concerning our former customers the same way we treat information about our current customers.

5.       KEEPING YOU INFORMED

We will send you a copy of this Policy annually. We will also send you all changes to this Policy as they occur.


QUESTIONS? If you have any questions about this Policy, please do not hesitate to call Roberta Matlin at 630-218-8000.

                            UP TO 168,000,000 SHARES

                      INLAND RETAIL REAL ESTATE TRUST, INC.

                                  COMMON STOCK

                                   PROSPECTUS

                                  JUNE 7, 2002

                          INLAND SECURITIES CORPORATION

      You should rely only on the information contained in this prospectus. No dealer, salesperson or other person is authorized to make any representations other than those contained in the prospectus and supplemental literature authorized by Inland Retail Real Estate Trust, Inc. and referred to in this prospectus, and, if given or made, such information and representations must not be relied upon. This prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of these securities. You should not assume that the delivery of this prospectus or that any sale made pursuant to this prospectus implies that the information contained in this prospectus will remain fully accurate and correct as of any time subsequent to the date of this prospectus.

      UNTIL JULY 17, 2002 (40 DAYS AFTER THE DATE OF THIS PROSPECTUS), ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALER'S OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS SOLICITING DEALERS WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 31.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

      The following table sets forth the expenses (other than selling commissions) incurred by the Company while issuing and distributing the securities registered pursuant to this Registration Statement. All amounts other than the SEC registration fee and NASD filing fee are estimates.

Securities and Exchange Commission Registration Fee        $155,112.45
NASD Filing Fee                                            $ 30,500.00
Printing and Mailing Expenses                              $ 36,362.00
Blue Sky Fees and Expenses                                 $115,000.00
Legal Fees and Expenses                                    $        -
Accounting Fees and Expenses                               $ 18,500.00
Advertising and Sales Literature                           $ 59,527.00
Due Diligence                                              $ 24,600.00
Miscellaneous                                              $ 12,163.00
                                                           -----------
  Total                                                    $451,764.45*

* through June 30, 2002

ITEM 32.  SALES TO SPECIAL PARTIES.

         Due to lower administrative costs, and in connection with the performance of services, our employees, Directors and associates, associates of our affiliates, Inland Real Estate Advisory Services, Inc. (the "Advisor"), affiliates of the Advisor, our affiliate Inland Securities Corporation (the "Dealer Manager") or their respective officers and employees and certain of their affiliates, will be permitted to purchase Shares of the Company's common stock, $.01 par value per share (the "Shares"), net of sales commissions and the Marketing Contribution and Due Diligence Expense Allowance or for $9.05 per Share. Also, (i) Soliciting Dealers and their respective officers and employees and certain of their respective affiliates who request and are entitled to purchase Shares net of selling commissions, and (ii) investors who have contracts for investment advisory and related brokerage services that include a fixed or "wrap" fee feature, may make an initial purchase of Shares net of sales commissions or for $9.30 per Share; however, any subsequent purchases of Shares by any such persons are limited to a maximum discount of 5%. Independent Directors initially will be granted options to purchase Shares under the Company's Independent Director Stock Option Plan at an exercise price of $9.05 per Share. Stockholders will be allowed to purchase Shares pursuant to our Distribution Reinvestment Plan (the "DRP") for 95% of the Market Price or initially for $9.50 per Share. Subscribers to Shares which receive volume discounts will pay reduced selling commissions. See "Compensation Table-Nonsubordinated Payments-For and in Connection With the Offering," "Management-Independent Director Stock Option Plan," and "Plan of Distribution-Volume Discounts."

ITEM 33.  RECENT SALES OF UNREGISTERED SECURITIES.

         As of August 22, 2002, the Company has sold the following securities for the following aggregate offering prices: In September 1998, Inland Retail Real Estate Advisory Services, Inc., the Advisor, purchased from the Company 20,000 Shares for $10 per Share, for an aggregate purchase price of $200,000 in connection with the Company's organization. The Advisor also made a capital contribution to Inland Retail Real Estate Limited Partnership (the "Operating Partnership") in the amount of $2,000 in exchange for 200 LP Common Units of the Operating Partnership. The 200 LP Common Units received by the Advisor may be exchanged, at the option of the Advisor, for 200 Shares. No sales commissions or other consideration was paid in connection with such sales, which were consummated without registration under the Act in reliance upon the exemption from registration in Section 4(2) of the Securities Act as transactions not involving any public offering.

         Options to purchase an aggregate of 13,500 Shares at an exercise price of $9.05 per Share have been granted to the Independent Directors pursuant to the Independent Director Stock Option Plan (options to purchase 3,000 Shares as to each of the three Independent Directors plus options for 500 Shares each on the date of the first annual meeting; options for 500 Shares each on the date of the second annual meeting and options for 500 Shares each on the date of the third annual meeting). Such options were granted without registration under the Securities Act of 1933 (the "Act") in reliance upon the exemption from registration in section 4(2) of the Act as transactions not involving any public offering. None of such options have been exercised. Therefore, no Shares have been issued in connection with such options.

ITEM 34.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Article XV of the Company's Third Articles of Amendment and Restatement of Charter (the "Articles") provides as follows:

SECTION 3.        INDEMNIFICATION

         (a) Subject to paragraphs (b), (c) and (d) of this Section 3, the Company shall, to the fullest extent permitted by Maryland statutory or decisional law, as amended or interpreted and, without limiting the generality of the foregoing, in accordance with Section 2-418 of the Maryland General Corporation Law, indemnify and pay, advance, or reimburse reasonable expenses to any Director, officer, employee and agent of the Company and the Advisor and its Affiliates (each an "Indemnified Party").

         (b) As long as the Company qualifies as a REIT, it shall not indemnify nor pay, advance or reimburse expenses to an Indemnified Party unless: (i) the Indemnified Party has determined, in good faith, that the course of conduct which caused the loss or liability was in the best interest of the Company; (ii) the Indemnified Party was acting on behalf of or performing services on the part of the Company; (iii) such liability or loss was not the result of negligence or misconduct on the part of the Indemnified Party except that in the event the Indemnified Party is or was an Independent Director, such liability or loss shall not have been the result of gross negligence or willful misconduct; and
(iv) such indemnification or agreement to be held harmless is recoverable only out of the Net Assets of the Company and not from the Stockholders.

         (c) As long as the Company qualifies as a REIT and notwithstanding anything to the contrary in Section 3(b) of this Article XV, the Company shall not indemnify a Director, officer, employee or agent of the Company or the Advisor or its Affiliates for losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws by such party unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular Indemnified Party; (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular Indemnified Party; or (iii) a court of competent jurisdiction approves a settlement of the claims and finds that indemnification of the settlement and related costs should be made and the court considering the request has been advised of the position of the Securities and Exchange Commission (the "Commission") and the published opinions of any state securities regulatory authority in which securities of the Company were offered or sold as to indemnification for violations of securities laws.

         (d) The Company may advance amounts to an Indemnified Party for legal and other expenses and costs incurred as a result of any legal action for which indemnification is being sought only in accordance with Section 2-418 of the Maryland General Corporation Law, and, as long as the Company qualifies as a REIT, only if all of the following conditions are satisfied: (i) the legal action relates to acts or omissions with respect to the performance of duties or services by the Indemnified Party for or on behalf of the Company; (ii) the legal action is initiated by a third party who is not a Stockholder or the legal action is initiated by a Stockholder acting in his or her capacity as such and a court of competent jurisdiction specifically approves such advancement; and
(iii) the Indemnified Party receiving such advances undertakes in writing to repay the advanced funds to the Company, together with the applicable legal rate of interest thereon, in cases in which such party is found not to be entitled to indemnification.

         (e) The Company shall have the power to purchase and maintain insurance or provide similar protection on behalf of an Indemnified Party against any liability asserted which was incurred in any such capacity with the Company or arising out of such status; provided, however, that the Company shall not incur the costs of any liability insurance which insures any person against liability for which he, she or it could not be indemnified under these Articles. Nothing contained herein shall constitute a waiver by any Indemnified Party of any right which he, she or it may have against any party under federal or state securities laws. The Company shall also have power to enter into any contract for indemnity and advancement of expenses with an officer, employee or agent who is not a Director to such further extent consistent with law.

         The Company's Bylaws provide that neither the amendment, nor the repeal, nor the adoption of any other provision of the Articles or the Bylaws will apply to or affect, in any respect, the Indemnified Party's right to indemnification for actions or failures to act which occurred prior to such amendment, repeal or adoption.

         We entered into separate indemnification agreements with each of our Directors and some of our executive officers. The indemnification agreements require, among other things, that we indemnify the Directors and officers to the fullest extent permitted by law, and advance to the Directors and officers all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. We must also indemnify and advance all expenses incurred by Directors and officers seeking to enforce their rights under the indemnification agreements and cover Directors and officers under our Directors' and officers' liability insurance, if any. Although the form of indemnification agreement offers substantially the same scope of coverage afforded by provisions in the Articles and the Bylaws, as a contract, it cannot be unilaterally modified by the Board of Directors or by the stockholders to eliminate the rights it provides.

         To the extent that the indemnification may apply to liabilities arising under the Securities Act of 1933, as amended (the "Act"), the Company has been advised that, in the opinion of the Commission, such indemnification is contrary to public policy and, therefore, unenforceable.


ITEM 35.     TREATMENT OF PROCEEDS FROM STOCK BEING REGISTERED.

         Inapplicable.

ITEM 36  FINANCIAL STATEMENTS AND EXHIBITS.

(a)      FINANCIAL STATEMENTS.

         The following financial statements were previously filed as part of the registration statement in the prospectus and are incorporated herein by reference.

1.       INLAND RETAIL REAL ESTATE TRUST, INC.:

         (a) Consolidated Financial Statements (unaudited) at March 31, 2002 and December 31, 2001 and for the three months ended March 31, 2002 and 2001

         (b) Notes to Consolidated Financial Statements (unaudited) at March 31, 2002 and December 31, 2001 and for the three months ended March 31, 2002 and 2001

         (c)  Pro Forma Consolidated Balance Sheet (unaudited) at March 31, 2002

         (d) Notes to Pro Forma Consolidated Balance Sheet (unaudited) at March 31, 2002

         (e) Pro Forma Consolidated Statement of Operations (unaudited) for the three months ended March 31, 2002

         (f) Notes to Pro Forma Consolidated Statement of Operations (unaudited) for the three months ended March 31, 2002

         (g) Pro Forma Consolidated Statement of Operations (unaudited) for the year ended December 31, 2001

         (h) Notes to Pro Forma Consolidated Statement of Operations (unaudited) for the year ended December 31, 2001


2.       THE THOMAS PROPERTIES ACQUIRED IN 2002:

         (a)  Independent Auditors' Report

         (b) Combined Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2001

         (c) Notes to the Combined Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2001


2.       RIVERSTONE PLAZA:

         (a)  Independent Auditors' Report

         (b) Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2001

         (c) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2001

         All schedules have been omitted as the required information is inapplicable or is presented in the financial statements or related notes.

The following financial statements are included as part of Post Effective Amendment No. 1 and are incorporated herein by reference.

1.       INLAND RETAIL REAL ESTATE TRUST, INC.:

         (a) Consolidated Financial Statements (unaudited) at June 30, 2002 and December 31, 2001 and for the six months ended June 30, 2002 and 2001

         (b) Notes to Consolidated Financial Statements (unaudited) at June 30, 2002 and December 31, 2001 and for the six months ended June 30, 2002 and 2001

         (c)  Pro Forma Consolidated Balance Sheet (unaudited) at June 30, 2002

         (d) Notes to Pro Forma Consolidated Balance Sheet (unaudited) at June 30, 2002

         (e) Pro Forma Consolidated Statement of Operations (unaudited) for the six months ended June 30, 2002

         (f) Notes to Pro Forma Consolidated Statement of Operations (unaudited) for the six months ended June 30, 2002

         (g) Pro Forma Consolidated Statement of Operations (unaudited) for the year ended December 31, 2001

         (h) Notes to Pro Forma Consolidated Statement of Operations (unaudited) for the year ended December 31, 2001


2.       COX CREEK:

         (a)  Independent Auditors' Report

         (b) Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2001

         (c) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2001


3.       SYCAMORE COMMONS:

         (a)  Independent Auditors' Report

         (b) Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2001

         (c) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2001


4.       PROPERTIES ACQUIRED FROM CENTENNIAL AMERICAN PROPERTIES

         (a)  Independent Auditors' Report

         (b) Combined Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2001

         (c) Notes to the Combined Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2001

         All schedules have been omitted as the required information is inapplicable or is presented in the financial statements or related notes.

 (b)     EXHIBITS.

    EXHIBIT NO.                         DESCRIPTION
    -----------                         -----------

        1.1 Dealer Manager Agreement by and between Inland Retail Real Estate Trust, Inc. and Inland Securities Corporation. (Included as Exhibit 1.1 to Amendment No. 2 to the Company's Registration Statement on Form S-11 filed on June 6, 2002 (File No. 333-85666) and incorporated herein by reference.)

        1.2 Form of Soliciting Dealers Agreement by and between Inland Securities Corporation and the Soliciting Dealers. (Included as Exhibit 1.2 to Amendment No. 2 to the Company's Registration Statement on Form S-11 filed on June 6, 2002 (File No. 333-85666) and incorporated herein by reference.)

        1.3 Warrant Purchase Agreement by and between Inland Retail Real Estate Trust, Inc. and Inland Securities Corporation. (Included as Exhibit 1.3 to Amendment No. 2 to the Company's Registration Statement on Form S-11 filed on June 6, 2002 (File No. 333-85666) and incorporated herein by reference.)

        3.1 Third Articles of Amendment and Restatement of Charter of Inland Retail Real Estate Trust, Inc. (Included as Exhibit 3.1 to the Company's Registration Statement on Form S-11 filed on April 5, 2002 (File No. 333-85666) and incorporated herein by reference.)

        3.1(a) Articles of Amendment of Inland Retail Real Estate Trust, Inc. filed April 2, 2002 (Included as Exhibit 3.1(a) to the Company's Registration Statement on Form S-11 filed on April 5, 2002 (File No. 333-85666) and incorporated herein by reference).

        3.2 Amended and Restated Bylaws of Inland Retail Real Estate Trust, Inc. (Included as Exhibit 3.2 to the Company's Annual Report on Form 10-K for the year ended December 31, 2001 (File No. 000-30413) and incorporated herein by reference.)

        3.2(a) Amendment to Amended and Restated Bylaws of Inland Retail Real Estate Trust, Inc. dated February 22, 2002 (Included as
                  Exhibit 3.2(a) to the Company's Annual Report on Form 10-K for the year ended December 31, 2001 (File No. 000-30413) and incorporated herein by reference.)

    EXHIBIT NO.                         DESCRIPTION
    -----------                         -----------

        4.1 Agreement of Limited Partnership of Inland Retail Real Estate Limited Partnership. (Included as Exhibit 4.1 to the Company's Registration Statement on Form S-11 filed November 28, 2000 (File No. 333-50822) and incorporated herein by reference.)

        4.1(a) First Amendment to Agreement of Limited Partnership of Inland Retail Real Estate Limited Partnership. (Included as Exhibit 4.1(a) to the Company's Registration Statement on Form S-11 filed November 28, 2000 (File No. 333-50822) and incorporated herein by reference.)

        4.2 Specimen Certificate for the Shares. (Included as Exhibit 4.2 to the Company's Registration Statement on Form S-11 filed September 28, 1998 (File No. 333-64391) and incorporated herein by reference.)

        5 Opinion of Ballard Spahr Andrews & Ingersoll, LLP as to the legality of the Shares being registered. (Included as Exhibit 5 to Amendment No. 2 to the Company's Registration Statement on Form S-11 filed on June 6, 2002 (File No. 333-85666) and incorporated herein by reference.)

        8 Opinion of Katten Muchin Zavis as to tax matters. (Included as Exhibit 8 to Amendment No. 2 to the Company's Registration Statement on Form S-11 filed on June 6, 2002 (File No. 333-85666) and incorporated herein by reference.)

        10.1 Escrow Agreement by and among Inland Retail Real Estate Trust, Inc., Inland Securities Corporation and LaSalle National Bank, N.A. (Included as Exhibit 10.1 to Amendment No. 2 to the Company's Registration Statement on Form S-11 filed on June 6, 2002 (File No. 333-85666) and incorporated herein by reference.)

        10.2 First Amended and Restated Advisory Agreement by and between Inland Retail Real Estate Trust, Inc. and Inland Retail Real Estate Advisory Services, Inc. (Included as Exhibit 10.2 to the Company's Registration Statement on Form S-11 filed November 28, 2000 (File No. 333-50822) and incorporated herein by reference.)

       10.2(a) First amendment to first Amended and Restated Advisory Agreement. (Included as Exhibit 10.2(a) Post-Effective Amendment No. 2 to the Company's Registration Statement filed on August 1, 2001 (File No. 333-50822) and incorporated herein by reference.)

        10.3(a) Amended and Restated Master Management Agreement, including form of Management Agreement for each Property by and between Inland Retail Real Estate Trust, Inc. and Inland Southeast Property Management Corp. (Included as Exhibit 10.3(a) to the Company's Registration Statement on Form S-11 filed April 5, 2002 (File No. 333-85666) and incorporated herein by reference.)

        10.3(b) Master Management Agreement, including the form of Management Agreement for each Property by and between Inland Retail Real Estate Trust, Inc. and Inland Southern Management LLC (Included as Exhibit 10.3(b) to the Company's Registration Statement on Form S-11 filed April 5, 2002 (File No. 333-85666)and incorporated by reference.)

        10.4 First Amended and Restated Property Acquisition Service Agreement by and among Inland Retail Real Estate Trust, Inc., Inland Retail Real Estate Advisory Services, Inc., Inland Real Estate Corporation, Inland Real Estate Advisory Services, Inc., and Inland Real Estate Acquisitions, Inc. (Included as
                  Exhibit 10.4 to the Company's Registration Statement on Form S-11 filed November 28, 2000 (File No. 333-50822) and incorporated herein by reference.)

    EXHIBIT NO.                         DESCRIPTION
    -----------                         -----------

        10.5      Independent Director Stock Option Plan (included as Exhibit
                  10.5 to Amendment No. 1 to the Company's Registration Statement on Form S-11 filed January 7, 1999 (File No. 333-64391) and incorporated herein by reference).

        10.5(a) Form of Option Agreement for initial grant of options (included as an Exhibit to Amendment No. 4 to the Company's Registration Statement filed on May 3, 2000 (File No. 333-64391) and incorporated herein by reference).

        10.5(b) Form of Option Agreement for subsequent grant of options (included as Exhibit 10.5(b) to Amendment No. 6 to the Company's Registration Statement filed on August 2, 2000 (File No. 333-64391) and incorporated herein by reference).

        10.6 Form of Indemnification Agreement by and between Inland Retail Real Estate Trust, Inc. and its Directors and executive officers (included as Exhibit 10.6 to Amendment No. 3 to the Company's Registration Statement on Form S-11 filed February 9, 1999 (File No. 333-64391) and incorporated herein by reference).

        10.7 Agreement dated March, 1999 between Inland Retail Real Estate Trust, Inc. and Inland Real Estate Investment Corporation relating to payment of the reasonably estimated cost to prepare and mail a notice to stockholders of any special meeting of stockholders requested by the stockholders. (Included as Exhibit 10.7 to the Company's Registration Statement on Form S-11 filed November 28, 2000 (File No. 333-50822) and incorporated herein by reference.)

        21 Subsidiaries of the Registrant (Included as Exhibit 21 to the Company's Registration Statement on Form S-11 filed on April 5, 2002 (File No. 333-85666) and incorporated herein by reference.).

        23.1      Consent of KPMG LLP.

        23.2 Consent of Ballard Spahr Andrews & Ingersoll, LLP. (Included in Ballard Spahr Andrews & Ingersoll, LLP opinion, Exhibit 5 to Amendment No. 2 to the Company's Registration Statement on Form S-11 filed on June 6, 2002 (File No. 333-85666) and incorporated herein by reference.)

        23.3 Consent of Katten Muchin Zavis. (Included in Katten Muchin Zavis opinion, Exhibit 8 to Amendment No. 2 to the Company's Registration Statement on Form S-11 filed on June 6, 2002 (File No. 333-85666) and incorporated herein by reference.)

        24 Power of Attorney (included as Exhibit 24 to the Company's Registration Statement on Form S-11 filed on April 5, 2002 (File No. 333-85666) and incorporated herein by reference.).

ITEM 37. UNDERTAKINGS.

A.       The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i). To include any prospectus required by section 10(a)(3) of the Act;

              (ii). To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

              (iii). To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The Registrant undertakes to send to each Stockholder at least on annual basis a detailed statement of any transactions with the Advisor or its Affiliates, and of fees, commissions, compensation and other benefits paid or accrued to the Advisor or its Affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

C. The Registrant undertakes to provide to the Stockholders the financial statements required by Form 10-K for the first full fiscal year of operations of the Company.

D. The Registrant hereby undertakes to send to the Stockholders, within 60 days after the close of each quarterly fiscal period, the information specified by Form 10-Q, if such report is required to be filed with the Commission.

E. The Registrant undertakes to file a sticker supplement pursuant to Rule 424(c) under the Act during the distribution period describing each Property not identified in the Prospectus at such time as there arises a reasonable probability that such Property will be acquired and to consolidate all such stickers into a post-effective amendment filed at least once every three months, with the information contained in such amendment provided simultaneously to the existing Stockholders. Each sticker supplement should also disclose all compensation and fees received by the Advisor and its Affiliates in connection with any such acquisition. The post-effective amendment shall include audited financial statements meeting the requirements of Rule 3-14 of Regulation S-X only for Properties acquired during the distribution period.

          The Registrant also undertakes to file, after the end of the distribution period, a current report on Form 8-K containing the financial statements and additional information required by Rule 3-14 of Regulation S-X, to reflect each commitment (i.e., the signing of a binding purchase agreement) made after the end of the distribution period involving the use of 10% or more (on a cumulative basis) of the net proceeds of the offering and to provide the information contained in such report to the Stockholders at least once each quarter after the distribution period of the offering has ended.

F. Insofar as indemnification for liabilities arising under the Act may be permitted to Directors, officers and controlling persons of the Registrant, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a Director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such Director, officer or controlling person in connection with securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                    TABLE VI
                    ACQUISITION OF PROPERTIES BY PROGRAMS (A)
                (000's omitted, except for Square Feet or Acres)

Table VI presents information concerning the acquisition of real properties by real estate limited partnerships and real estate investment trusts sponsored by Inland Real Estate Investment Corporation ("IREIC") in the three years ended December 31, 2001. The detail provided with respect to each acquisition includes the property size, location, purchase price and the amount of mortgage financing. This information is intended to assist the prospective investor in evaluating the property mix as well as the terms involved in acquisitions by prior partnerships and a real estate investment trust sponsored by IREIC.

                   ACQUISITIONS OF PROPERTIES BY PROGRAMS (A)
               (000'S OMITTED, EXCEPT FOR NUMBER OF SQUARE FEET)


                                                                        PURCHASE PRICE        MORTGAGE
                                              NUMBER OF    DATE OF    PLUS ACQUISITION    FINANCING AT DATE    CASH DOWN
PROPERTY                                     SQUARE FEET   PURCHASE          FEE             OF PURCHASE        PAYMENT
-------------------------------------------------------------------------------------------------------------------------
Inland Real Estate Corporation:
Plymouth Collection, Plymouth, MN               40,815     01/06/99          6,626                 -             6,626
Circuit City, Traverse City, MI                 21,337     01/20/99          2,900                 -             2,900
Loehmann's Plaza, Brookfield, WI               107,952     02/01/99         13,565                 -            13,565
Baytowne Square, Champaign, IL                 118,842     02/08/99         12,655                 -            12,655
Woodland Commons, Buffalo Grove, IL            170,033     02/08/99         20,037              10,735           9,302
Cub Foods, Plymouth, MN                         67,510     03/09/99          5,465                 -             5,465
Cub Foods, Indianapolis, IN                     67,541     03/09/99          5,735                 -             5,735
Gateway Square, Hinsdale, IL                    40,150     03/17/99          6,940                 -             6,940
Eagle Ridge Center, Lindenhurst, IL             56,142     04/13/99          6,007                 -             6,007
Dominick's, Hammond, IN                         71,313     05/10/99          8,847                 -             8,847
Randall Square, Geneva, IL                     217,566     05/21/99         30,123                 -            30,123
Eagle Foods, Buffalo Grove, IL                  56,795     06/03/99          7,347                 -             7,347
Oak Forest Commons Ph. III, Oak Forest, IL       7,400     06/15/99          1,105                 -             1,105
Oak Lawn Town Center, Oak Lawn, IL              12,506     06/29/99          2,400                 -             2,400
West River Crossing, Joliet, IL                 32,452     08/03/99          5,613                 -             5,613
Hickory Creek Marketplace, Frankfort, IL        35,251     08/04/99          6,217                 -             6,217
United Audio Center, Schaumburg, IL              9,988     09/13/99          2,483                 -             2,483
Bally's Total Fitness, St. Paul, MN             43,000     09/10/99          6,291                 -             6,291
Burnsville Crossing, Burnsville, MN             91,915     09/10/99          6,703                 -             6,703
Byerly's Burnsville, Burnsville, MN             76,556     09/10/99          5,832                 -             5,832
Cliff Lake Center, Eagan, MN                    74,215     09/10/99          5,553               5,134             419
Park Place Plaza, St. Louis Park, MN            89,064     09/10/99         12,816                 -            12,816
Maple Grove Retail, Maple Grove, MN             79,130     09/10/99          7,916                 -             7,916
Riverdale Commons, Coon Rapids, MN             168,275     09/10/99         19,506                 -            19,506



                                                             OTHER CASH
                                                            EXPENDITURES        TOTAL ACQUISITION
PROPERTY                                                   CAPITALIZED (A)            COST(B)
---------------------------------------------------------------------------------------------------

Inland Real Estate Corporation:
Plymouth Collection, Plymouth, MN                                 1                    6,627
Circuit City, Traverse City, MI                                   2                    2,902
Loehmann's Plaza, Brookfield, WI                               (11)                   13,554
Baytowne Square, Champaign, IL                                 (47)                   12,608
Woodland Commons, Buffalo Grove, IL                             989                   21,026
Cub Foods, Plymouth, MN                                           3                    5,468
Cub Foods, Indianapolis, IN                                       8                    5,743
Gateway Square, Hinsdale, IL                                     64                    7,004
Eagle Ridge Center, Lindenhurst, IL                               5                    6,012
Dominick's, Hammond, IN                                           4                    8,851
Randall Square, Geneva, IL                                        3                   30,126
Eagle Foods, Buffalo Grove, IL                                    4                    7,351
Oak Forest Commons Ph. III, Oak Forest, IL                        7                    1,112
Oak Lawn Town Center, Oak Lawn, IL                               18                    2,418
West River Crossing, Joliet, IL                                (52)                    5,561
Hickory Creek Marketplace, Frankfort, IL                       (88)                    6,129
United Audio Center, Schaumburg, IL                               5                    2,488
Bally's Total Fitness, St. Paul, MN                           (381)                    5,910
Burnsville Crossing, Burnsville, MN                              26                    6,729
Byerly's Burnsville, Burnsville, MN                              20                    5,852
Cliff Lake Center, Eagan, MN                                     21                    5,574
Park Place Plaza, St. Louis Park, MN                             15                   12,831
Maple Grove Retail, Maple Grove, MN                              15                    7,931
Riverdale Commons, Coon Rapids, MN                             (49)                   19,457

                                                                                 PURCHASE PRICE           MORTGAGE
                                                     NUMBER OF    DATE OF       PLUS ACQUISITION      FINANCING AT DATE   CASH DOWN
PROPERTY                                            SQUARE FEET   PURCHASE            FEE               OF PURCHASE        PAYMENT
-----------------------------------------------------------------------------------------------------------------------------------
Quarry Retail, Minneapolis, MN                          290,622    09/10/99        31,341                    -              31,341
Shingle Creek, Brooklyn Center, MN                       40,131    09/10/99         3,470                    -               3,470
Rose Naper Plaza West, Naperville, IL                    14,335    09/16/99         2,764                    -               2,764
Pine Tree Plaza, Janesville, WI                         187,292    10/18/99        18,490                    -              18,490
Schaumburg Promenade, Schaumburg, IL                     91,825    12/17/99        19,300                    -              19,300
Rose Plaza East, Naperville, IL                          11,658    01/13/00         2,205                    -               2,205
Chatham Ridge, Chicago, IL                              175,774    02/01/00        19,545                  9,738             9,807
Joliet Commons Phase II, Joliet, IL                      40,395    02/08/00         4,809                    -               4,809
Riverdale Commons Outlot, Coon Rapids, MN                 6,566    03/03/00         1,150                    -               1,150
Bohl Farm Marketplace, Crystal Lake, IL                  97,287    12/01/00        15,688                  7,833             7,855
PETsMART, Gurnee, IL                                     25,692       04/01         3,304                    -               3,304
                                                      ------------------------------------------------------------------------------

Total                                                 2,737,325                   330,748                $33,440          $297,308
                                                      =========                   =======                =======          ========

Inland Retail Real Estate Trust, Inc.:
Lake Walden, Plant City, FL                             262,491    05/03/99        14,556                 10,144             4,412
Merchants Square, Zephyrhills, FL                        74,849    06/04/99         5,742                  4,291             1,451
Town Center Commons, Kennesaw, GA                        72,108    07/01/99         9,645                  7,283             2,362
Boynton Commons, Boynton Beach, FL                      210,552    07/27/99        30,502                 22,878             7,624
Lake Olympia Square, Ocoee, FL                           85,776    09/01/99         9,874                  5,897             3,977
Bridgewater Marketplace, Orlando, FL                     58,050    09/07/99         6,005                  4,779             1,226
Bartow Marketplace, Cartersville, GA                    375,067    09/30/99        24,406                 18,375             6,031
Countryside, Naples, FL                                  73,965    10/26/99         8,596                  6,727             1,869
Casselberry Commons, Casselberry, FL                    227,664    12/30/99        17,894                 13,942             3,952
Conway Plaza, Orlando, FL                               119,123    02/09/00         8,548                    -               8,548
Pleasant Hill, Duluth, GA                               282,137    05/15/00        34,332                 17,120            17,212
Gateway Market Center, St. Petersburg, FL               231,326    07/18/00        20,929                 13,538             7,391
Columbia Promenade, Kissimmee, FL                        65,883       01/01         7,440                    -               7,440
Kmart, Macon, GA                                        102,098       02/01         9,031                    -               9,031
Lowe's Home Improvement Center, Warner Robbins, GA      131,575       02/01         9,431                    -               9,431
West Oaks, Ocoee, FL                                     66,539       03/01        11,221                    -              11,221
PETsMART-Daytona Beach, Daytona Beach, FL                26,194       04/01         3,238                    -               3,238
PETsMART-Chattanooga, Chattanooga, TN                    26,040       04/01         3,103                    -               3,103
PETsMART-Fredericksburg, Fredericksburg, VA              26,067       04/01         3,410                    -               3,410
Sand Lake Corners, Orlando, FL                          189,741       05/01        22,256                    -              22,256
Woodstock Square, Atlanta, GA                           218,819       06/01        27,596                    -              27,596



                                                                      OTHER CASH
                                                                     EXPENDITURES          TOTAL ACQUISITION
PROPERTY                                                            CAPITALIZED (A)             COST(B)
------------------------------------------------------------------------------------------------------------
Quarry Retail, Minneapolis, MN                                             21                      31,362
Shingle Creek, Brooklyn Center, MN                                         20                       3,490
Rose Naper Plaza West, Naperville, IL                                      16                       2,780
Pine Tree Plaza, Janesville, WI                                             8                      18,498
Schaumburg Promenade, Schaumburg, IL                                     (41)                      19,259
Rose Plaza East, Naperville, IL                                              0                      2,205
Chatham Ridge, Chicago, IL                                                356                      19,901
Joliet Commons Phase II, Joliet, IL                                         0                       4,809
Riverdale Commons Outlot, Coon Rapids, MN                                   0                       1,150
Bohl Farm Marketplace, Crystal Lake, IL                                     0                       7,855
PETsMART, Gurnee, IL                                                        0                       3,304
                                                                  -----------------------------------------

                                                                         $962                    $331,710
Total                                                                    ====                    ========


Inland Retail Real Estate Trust, Inc.:                                    192                      14,748
Lake Walden, Plant City, FL                                                40                       5,782
Merchants Square, Zephyrhills, FL                                        (32)                       9,613
Town Center Commons, Kennesaw, GA                                        (21)                      30,481
Boynton Commons, Boynton Beach, FL                                       (20)                       9,854
Lake Olympia Square, Ocoee, FL                                           (63)                       5,942
Bridgewater Marketplace, Orlando, FL                                       44                      24,450
Bartow Marketplace, Cartersville, GA                                        9                       8,605
Countryside, Naples, FL                                                  (89)                      17,805
Casselberry Commons, Casselberry, FL                                      271                       8,819
Conway Plaza, Orlando, FL                                               (197)                      34,135
Pleasant Hill, Duluth, GA                                                  69                      20,998
Gateway Market Center, St. Petersburg, FL                                 (4)                       7,436
Columbia Promenade, Kissimmee, FL                                           0                       9,031
Kmart, Macon, GA                                                            0                       9,431
Lowe's Home Improvement Center, Warner Robbins, GA                       (95)                      11,126
West Oaks, Ocoee, FL                                                        0                       3,238
PETsMART-Daytona Beach, Daytona Beach, FL                                   0                       3,103
PETsMART-Chattanooga, Chattanooga, TN                                       0                       3,410
PETsMART-Fredericksburg, Fredericksburg, VA                             (145)                      22,111
Sand Lake Corners, Orlando, FL                                           (34)                      27,562
Woodstock Square, Atlanta, GA


                                                                                  PURCHASE PRICE           MORTGAGE
                                                     NUMBER OF      DATE OF      PLUS ACQUISITION     FINANCING AT DATE    CASH DOWN
PROPERTY                                            SQUARE FEET     PURCHASE            FEE              OF PURCHASE        PAYMENT
------------------------------------------------------------------------------------------------------------------------------------
Jo-Ann Fabrics, Alpharetta, GA                         38,418        06/01             4,911                     -           4,911
Chickasaw Trails Shopping Center, Orlando, FL          76,067        08/01             8,631                     -           8,631
Just For Feet, Daytona Beach, FL                       22,255        08/01             3,901                     -           3,901
Skyview Plaza, Orlando, FL                            281,247        09/01            21,332                     -          21,332
Aberdeen Square, Boynton Beach, FL                     70,555        10/01             6,717                     -           6,717
Brandon Boulevard Shoppes, Brandon, FL                 85,377        11/01             9,482                     -           9,482
Creekwood Crossing, Bradenton, FL                     227,085        11/01            23,616                     -          23,616
Eisenhower Crossing, Macon, GA                        269,819        11/01            30,312                     -          30,312
Anderson Central, Anderson, SC                        223,211        11/01            15,863                11,000           4,863
Eckerd Drug Store, Greenville, SC                      10,908        11/01             2,828                     -           2,828
Eckerd Drug Store, Spartanburg, SC                     10,908        12/01             2,807                     -           2,807
Abernathy Square, Atlanta, GA                         131,649        12/01            24,131                     -          24,131
Steeplechase Plaza                                     87,380        12/01             6,027                     -           6,027
Citrus Hill, Citrus Hills, FL                          67,237        12/01             8,647                     -           8,647
Douglasville Pavilion, Douglasville, GA               267,010        12/01            27,377                20,000           7,377
Venture Boulevard, Duluth, GA                         334,620        12/01            26,533                13,334          13,199
Southlake Pavilion, Morrow, GA                        453,142        12/01            56,377                39,740          16,637
Fayetteville Pavilion, Fayetteville, NC               257,885        12/01            26,898                20,133           6,765

Development Parcel
------------------

Acworth Avenue, Acworth, GA                                          12/00               959                     0             959
                                                   --------------------------------------------------------------------------------
Total                                               5,840,837                       $595,104                $229,181      $365,923
                                                    =========                       ========                ========      ========





                                                            OTHER CASH
                                                           EXPENDITURES          TOTAL ACQUISITION
PROPERTY                                                  CAPITALIZED (A)             COST(B)
---------------------------------------------------------------------------------------------------
Jo-Ann Fabrics, Alpharetta, GA                                    0                     4,911
Chickasaw Trails Shopping Center, Orlando, FL                     0                     8,631
Just For Feet, Daytona Beach, FL                                  0                     3,901
Skyview Plaza, Orlando, FL                                        0                    21,332
Aberdeen Square, Boynton Beach, FL                                0                     6,717
Brandon Boulevard Shoppes, Brandon, FL                         (59)                     9,423
Creekwood Crossing, Bradenton, FL                                 0                    23,616
Eisenhower Crossing, Macon, GA                                (267)                    30,045
Anderson Central, Anderson, SC                                (130)                    15,733
Eckerd Drug Store, Greenville, SC                              (23)                     2,805
Eckerd Drug Store, Spartanburg, SC                                0                     2,807
Abernathy Square, Atlanta, GA                                  (74)                    24,057
Steeplechase Plaza                                                0                     6,027
Citrus Hill, Citrus Hills, FL                                     0                     8,647
Douglasville Pavilion, Douglasville, GA                       (158)                    27,219
Venture Boulevard, Duluth, GA                                 (185)                    26,348
Southlake Pavilion, Morrow, GA                                (231)                    56,146
Fayetteville Pavilion, Fayetteville, NC                           0                    26,898

Development Parcel
------------------

Acworth Avenue, Acworth, GA                                   1,823                     2,782
                                                        ----------------------------------------

Total                                                          $621                  $595,725
                                                               ====                  ========

                     ACQUISITION OF PROPERTIES BY PROGRAMS

                               NOTES TO TABLE VI

(A) "Other Cash Expenditures Capitalized" consists of improvements to the property and acquisition expenses which are capitalized and paid or to be paid from the proceeds of the offering. As part of several purchases, rent is received under master lease agreements on the spaces currently vacant for periods ranging from one to two years or until the spaces are leased. As these payments are received, they are recorded as a reduction in the purchase price of the properties and have been netted against other cash expenditures capitalized.

(B) "Total Acquisition Cost" is the sum of columns captioned "Purchase Price Plus Acquisition Fee" and "Other Cash Expenditures Capitalized."

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Post-Effective Amendment No. 1 to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oak Brook, State of Illinois, on the 6th day of September, 2002.



                                           INLAND RETAIL REAL ESTATE TRUST, INC.


                                           By: /s/ Robert D. Parks
                                               ---------------------------------
                                                   Robert D. Parks
                                                   Chairman and Chief
                                                   Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

       NAME                               CAPACITY                  DATE
       ----                               --------                  ----

/s/ Robert D. Parks               Chairman, Chief Executive    September 6, 2002
---------------------             Officer and Director

/s/ Barry L. Lazarus              President, Chief Operating   September 6, 2002
---------------------             Officer, Treasurer, Chief
                                  Financial Officer and
                                  Director

      *                           Director                     September 6, 2002
---------------------
Daniel K. Deighan

      *                           Director                     September 6, 2002
---------------------
Michael S. Rosenthal

      *                           Director                     September 6, 2002
---------------------
Kenneth E. Masick



/s/ Roberta S. Matlin
---------------------
* Signed on behalf of the named individuals by Roberta S. Matlin, under power of attorney.